     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1996



                                                       REGISTRATION NO. 333-4026

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    6035                                   13-3778550
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                              38 EAST 63RD STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             GLENN P. DICKES, ESQ.
                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                              38 EAST 63RD STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                            ------------------------

                                   Copies to:

                    STACY J. KANTER, ESQ.                                         CHRISTIE S. FLANAGAN, ESQ.
             SKADDEN, ARPS, SLATE, MEAGHER & FLOM                          FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                       919 THIRD AVENUE                                         200 CRESCENT COURT, SUITE 1350
                   NEW YORK, NEW YORK 10022                                          DALLAS, TEXAS 75201
                        (212) 735-3000                                                  (214) 871-5131

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. / /

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                             CROSS REFERENCE SHEET
                     PURSUANT TO ITEM 501 OF REGULATION S-K

FORM S-1
  ITEM
 NUMBER                          CAPTION                                LOCATION OR HEADING IN THE PROSPECTUS
- --------   ----------------------------------------------------  ----------------------------------------------------
    1.     Forepart of the Registration Statement and Outside
             Front Cover Page of Prospectus....................  Outside Front Cover

    2.     Inside Front and Outside Back Cover Pages of
             Prospectus........................................  Inside Front Cover; Outside Back Cover; Available
                                                                   Information

    3.     Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges.........................  Summary; Risk Factors; Pro Forma Financial Data;
                                                                   Selected Historical Financial Data

    4.     Use of Proceeds.....................................  Use of Proceeds

    5.     Determination of Offering Price.....................  Not Applicable

    6.     Dilution............................................  Not Applicable

    7.     Selling Securityholders.............................  Not Applicable

    8.     Plan of Distribution................................  Outside Front Cover; The Exchange Offer; Plan of
                                                                   Distribution

    9.     Description of Securities to be Registered..........  Outside Front Cover; Description of the Notes

   10.     Interests of Named Experts and Counsel..............  Legal Matters

   11.     Information with Respect to the Registrant..........  Outside Front Cover; Summary; Risk Factors;
                                                                   Strategic Acquisitions and Dispositions; Pro Forma
                                                                   Financial Data; Selected Historical Financial
                                                                   Data; Management's Discussion and Analysis of
                                                                   Financial Condition and Results of Operations;
                                                                   Business; Management; Ownership of the Common
                                                                   Stock; Certain Transactions; Description of the
                                                                   Notes; Consolidated Financial Statements

   12.     Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities....................  Not Applicable

PROSPECTUS


            Offer for all Outstanding 12 1/2% Senior Notes due 2003
             in Exchange for 12 1/2% Senior Exchange Notes due 2003
                                       of
                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON JUNE 17, 1996, UNLESS EXTENDED

                            ------------------------

    First Nationwide (Parent) Holdings Inc., a Delaware corporation (the 'Issuer'), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange an aggregate principal amount of up to $455,000,000 of 12 1/2% Senior Exchange Notes due 2003 (the 'New Notes') of the Issuer, which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), for a like principal amount of the issued and outstanding 12 1/2% Senior Notes due 2003 (the 'Old Notes' and, with the New Notes, the 'Notes'), of the Issuer from the holders thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by September 16, 1996, the rate per annum at which the Old Notes bear interest will be 13% per annum from and including September 16, 1996 until but excluding the date of consummation of the Exchange Offer. The Old Notes were issued on April 17, 1996 pursuant to an offering exempt from registration under the Securities Act.

    The Notes will mature on April 15, 2003, and will bear interest at a rate of 12 1/2% per annum, payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1996. The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes prior to their stated maturity. The Notes will be redeemable, at the option of the Issuer, in whole or in part, at any time on or after April 15, 2000, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to April 15, 2000, the Notes may be redeemed at the option of the Issuer, in whole but not in part, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus the Applicable Premium (as defined herein). Upon the occurrence of a Change of Control Put Event (as defined herein), each holder of the Notes will have the right to require the Issuer to repurchase all or a portion of such holder's Notes at 103% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See 'Description of the Notes.'

    The Old Notes are, and the New Notes will be, senior unsecured obligations of the Issuer and will rank pari passu in right of payment with all future senior debt of the Issuer, if any is issued, and senior to all future subordinated debt of the Issuer, if any is issued. As of the date hereof, the only outstanding indebtedness of the Issuer is the Notes, and all of the Issuer's consolidated liabilities (other than the Notes and certain liabilities incurred in connection with the Offering) are liabilities of its subsidiaries. The Issuer is a holding company, and therefore the Notes will be effectively subordinated to (i) all existing and future liabilities, including deposits, indebtedness and trade payables, of the Issuer's subsidiaries, including First Nationwide Holdings Inc. ('First Nationwide Holdings') and First Nationwide Bank, A Federal Savings Bank ('First Nationwide Bank'), a wholly owned subsidiary of First Nationwide Holdings, and (ii) all preferred stock issued by the Issuer's subsidiaries, including the 11 1/2% Noncumulative Perpetual Preferred Stock of First Nationwide Bank (the 'First Nationwide Bank Preferred Stock'). As of December 31, 1995, after giving effect to the SFFed Acquisition (as defined herein), the Branch Sales (as defined herein), the LMUSA 1996 Purchase (as defined herein) and the FN Holdings Subordinated Notes Offering (as defined herein), the outstanding interest-bearing liabilities, including deposits, of such subsidiaries would have been approximately $17.1 billion, the other outstanding liabilities of such subsidiaries, including trade payables and accrued expenses, would have been approximately $488 million, and there would have been approximately $301 million aggregate liquidation value of First Nationwide Bank Preferred Stock outstanding. The aggregate amount of indebtedness, other liabilities and preferred stock of the Issuer's subsidiaries were not affected by the offering of the Old Notes (the 'Offering') or the application of the net proceeds therefrom.


    For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from April 17, 1996. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of Old Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.


    The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Agreement dated April 12, 1996 among the Issuer and the other signatories thereto (the 'Registration Agreement'). See 'The Exchange Offer--Consequences of Exchanging Old Notes' for a discussion of the Issuer's belief, based on interpretations by the staff of the Securities and Exchange Commission (the 'SEC') as set forth in no action letters issued to third parties, as to the transferability of the New Notes upon satisfaction of certain conditions. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

    The Issuer will not receive any proceeds from the Exchange Offer. The Issuer will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, the Issuer will promptly return the Old Notes to the holders thereof. See 'The Exchange Offer.'

                            ------------------------

    There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. Bear, Stearns & Co. Inc., Smith Barney Inc., Chase Securities Inc. and Citicorp Securities, Inc. (the 'Initial Purchasers') have advised the Issuer that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notices. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

                            ------------------------

    SEE 'RISK FACTORS' COMMENCING ON PAGE 15 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                   ------------------------------------------

               The date of this Prospectus is May 15, 1996.

                             AVAILABLE INFORMATION

     The Issuer has filed with the SEC a Registration Statement on Form S-1 (the 'Registration Statement') under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement.


     The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Issuer is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). As a result of the Exchange Offer, the Issuer will become subject to such requirements, and in accordance therewith will file periodic reports and other information with the SEC. In the event the Issuer is not required to be subject to the reporting requirements of the Exchange Act in the future the Issuer will be required under the Indenture, between the Issuer and The Bank of New York, as trustee (the 'Trustee'), pursuant to which the Old Notes have been, and the New Notes will be, issued (the 'Indenture'), to continue to file with the SEC, and to furnish holders of the Notes with, the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, including reports on Forms 10-K, 10-Q and 8-K, for so long as any Notes are outstanding.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the consolidated financial statements and the notes thereto contained elsewhere in this Prospectus. All information regarding HFFC (as defined herein) and Home Federal (as defined herein) was prepared solely in reliance on the periodic and other reports filed by HFFC with the SEC pursuant to the Exchange Act and has not been independently verified by the Issuer. An index of defined terms used in this Prospectus (other than certain terms defined under 'Description of the Notes') begins on page 148.


                                   THE ISSUER

  The Issuer

     The Issuer is a holding company with no business operations of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the common stock of First Nationwide Bank, which is the seventh largest thrift in the United States, in terms of assets, as of June 30, 1995. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries, and its only source of cash to pay interest on and principal of the Notes is expected to be distributions with respect to its 80% ownership interest in First Nationwide Holdings from the net earnings generated by First Nationwide Bank, after payment by First Nationwide Holdings of amounts due on its outstanding indebtedness and certain other expenses.

  First Nationwide Bank

     First Nationwide Bank's principal business consists of operating retail deposit branches and originating and/or purchasing residential real estate loans and, to a lesser extent, certain consumer loans, and is conducted primarily in California, Florida and Texas. First Nationwide Bank also actively manages its portfolio of commercial real estate loans acquired through acquisitions and is active in mortgage banking and loan servicing. These operating activities are financed principally with customer deposits, secured short-term and long-term borrowings, collections on loans, asset sales and retained earnings. As of December 31, 1995, First Nationwide Bank had approximately $14.6 billion in assets and approximately $10.2 billion in deposits. As of December 31, 1995, after giving effect to the SFFed Acquisition, the Branch Sales, the LMUSA 1996 Purchase and the FN Holdings Subordinated Notes Offering, First Nationwide Bank would have had approximately $18.7 billion in assets and $8.6 billion in deposits.

     First Nationwide Bank is chartered as a federal stock savings bank under the Home Owners' Loan Act ('HOLA') and regulated by the Office of Thrift Supervision ('OTS') and the Federal Deposit Insurance Corporation ('FDIC'), which, through the Savings Association Insurance Fund ('SAIF'), insures the deposit accounts of First Nationwide Bank, up to applicable limits. First Nationwide Bank is also a member of the Federal Home Loan Bank System ('FHLBS').

  Business Strategy

     First Nationwide Bank's business strategy is to augment its position as a leading thrift in California, principally through a combination of selective acquisitions of high quality assets and deposits, expansion of its mortgage banking and servicing operations and continued increases in its operating efficiency. The key elements of this business strategy include:

          o Expanding First Nationwide Bank's retail branch network in California through acquisitions of additional branches and other operations. Management believes that the West Coast region, and California in particular, offers attractive opportunities to continue to build franchise value.


          o Expanding and improving the efficiency of First Nationwide Bank's mortgage banking operations while increasing origination of residential loans, continuing to retain servicing on loans that it sells and evaluating opportunities to increase its servicing portfolio through purchases.

          o Protecting the credit quality of the assets of First Nationwide Bank through, among other things, continuing to originate single-family loans and consumer loans in accordance with stringent underwriting standards and actively managing its existing portfolio of commercial real estate loans.

          o Increasing First Nationwide Bank's operating efficiency by, among other things, expanding its customer base, increasing transaction account volumes and reducing costs through consolidation of certain administrative and managerial functions.

          o Identifying new opportunities to serve the needs of the communities in which First Nationwide Bank is located.

     Since October 1994, First Nationwide Bank has been active in implementing this strategy and, in connection therewith, has consummated or entered into agreements to consummate the transactions described below. See 'Strategic Acquisitions and Dispositions.'

          o On February 1, 1996, First Nationwide Bank acquired SFFed Corp. ('SFFed') and its wholly owned subsidiary San Francisco Federal Savings and Loan Association ('San Francisco Federal'), which, as of December 31, 1995, had approximately $4.0 billion in assets and approximately $2.7 billion in deposits (the 'SFFed Acquisition'). In connection with the SFFed Acquisition, First Nationwide Holdings issued (the 'FN Holdings Subordinated Notes Offering') $140.0 million aggregate principal amount of 9 1/8% Senior Subordinated Notes Due 2003 (the 'FN Holdings Subordinated Notes') and contributed the net proceeds therefrom to First Nationwide Bank as additional paid-in capital, which augmented First Nationwide Bank's regulatory capital to maintain its 'well capitalized' status after the SFFed Acquisition.

          o On December 19, 1995, First Nationwide Bank entered into a merger agreement with Home Federal Financial Corporation ('HFFC') to acquire HFFC and its wholly owned federally chartered savings association subsidiary, Home Federal Savings and Loan Association of San Francisco ('Home Federal'), which, as of December 31, 1995, had approximately $718 million in assets and $625 million in deposits and operated 15 branches in Northern California (the 'Home Federal Acquisition').

          o In April 1995, First Nationwide Bank acquired approximately $13 million in deposits located in Tiburon, California from East-West Federal Bank, a federal savings bank (the 'Tiburon Purchase'). In August 1995, First Nationwide Bank acquired three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million from ITT Federal Bank, fsb (the 'ITT Purchase'). On December 8, 1995, First Nationwide Bank consummated the purchase of four retail branches located in Sonoma County, California with associated deposit accounts of approximately $143.5 million from Citizens Federal Bank, a Federal Savings Bank (the 'Sonoma Purchase' and, collectively with the Tiburon Purchase and the ITT Purchase, the 'Branch Purchases').

          o From September through December of 1995, First Nationwide Bank entered into contracts for the sale of its retail branches in Ohio, New York, New Jersey and Michigan (collectively, the 'Branch Sales') at prices which represent an average premium of 7.82% of the deposits sold.

          o On February 28, 1995, First Nationwide Bank (through its wholly owned mortgage bank operating subsidiary, First Nationwide Mortgage Corporation ('FNMC')), acquired a 1-4 unit residential mortgage loan servicing portfolio of approximately $11.4 billion and other assets and liabilities (the 'Maryland Acquisition').

          o On October 2, 1995, FNMC purchased from Lomas Mortgage USA, Inc. ('LMUSA') a loan servicing portfolio of approximately $11.1 billion, $2.9 billion of mortgage servicing rights ('MSRs'), which are rights to service mortgages held by others, which MSRs are owned by third parties who have contracted with FNMC to monitor the performance, and consolidate the reporting, of various other servicers (a 'master servicing portfolio') and other assets, (the 'LMUSA 1995 Purchase'). On January 31, 1996, FNMC purchased LMUSA's remaining loan servicing portfolio which, as of December 31, 1995, totalled $14.1 billion, a master servicing portfolio of $2.7 billion and other assets (the 'LMUSA 1996 Purchase' and, together with the LMUSA 1995 Purchase, the 'LMUSA Purchases').

     Management believes that these transactions have significantly increased First Nationwide Bank's presence on the West Coast, providing additional economies of scale and diversity of operations within its target California markets. As a result of these transactions, 70% of the Bank's total deposits will be located in California.

     Management anticipates that the SFFed Acquisition, the Branch Sales and the Home Federal Acquisition will enable First Nationwide Bank to enhance the value of its franchise and improve its operating efficiency through the consolidation or elimination of duplicative back office operations and administrative and management functions. The efficiency of a financial institution is often measured by its efficiency ratio, which represents the ratio of noninterest expense to net interest income and noninterest income. First Nationwide Bank has improved its efficiency ratio from approximately 62.2% on an annualized basis during the fourth quarter of 1994 to approximately 56.0% on an annualized basis during the fourth quarter of 1995.

     The Maryland Acquisition and the LMUSA Purchases will provide First Nationwide Bank with the opportunity to increase its noninterest income through fees generated from its mortgage servicing operations. First Nationwide Bank's excess servicing capacity and existing servicing expertise enabled it to accommodate the loan servicing portfolios acquired in these transactions without the need for significant additional investment.

     First Nationwide Bank applies stringent underwriting standards in originating single-family residential loans and consumer loans, as well as in evaluating acquisition opportunities. First Nationwide Bank has a specialized credit risk management group that is charged with the development of credit policies and performing credit risk analyses for all asset portfolios. Since October 1994, First Nationwide Bank has also used the Put Agreement (as defined herein) to mitigate credit losses on certain acquired assets, thereby improving the overall credit quality of its loan portfolio.

  Background

     First Nationwide Bank was organized as 'First Gibraltar Bank, FSB' ('First Gibraltar'), in December 1988 to acquire substantially all of the assets and certain liabilities of five insolvent Texas thrifts (the 'Texas Closed Banks') in a federally assisted transaction pursuant to an Assistance Agreement, as amended (the 'Assistance Agreement'), by and among First Nationwide Bank, FSLIC Resolution Fund (the 'FSLIC/RF') (as successor to the Federal Savings and Loan Insurance Corporation (the 'FSLIC')), First Gibraltar Holdings Inc. ('First Gibraltar Holdings') (the parent company of the Issuer) and MacAndrews & Forbes Holdings Inc. ('MacAndrews Holdings'). On December 31, 1992, First Gibraltar sold a substantial portion of its business operations in Oklahoma, consisting of approximately $3 million of loans and 27 branches with $809 million in deposits (the 'First Gibraltar Oklahoma Sale'). On February 1, 1993, First Gibraltar sold to Bank of America Texas, N.A. and Bank of America Corporation (collectively, 'BankAmerica') $829 million in loans and 130 branches with approximately $6.9 billion in deposits (the 'First Gibraltar Texas Sale'), and First Gibraltar changed its name to 'First Madison Bank, FSB' ('First Madison'). Following the First Gibraltar Texas Sale, and through September 1994, First Madison's principal business was the funding of the assets acquired from the Texas Closed Banks (the 'Covered Assets') and the performance of its obligations under the Assistance Agreement.

     On April 14, 1994, First Nationwide Bank entered into an Asset Purchase Agreement (the 'FNB Asset Purchase Agreement') with First Nationwide Bank, A Federal Savings Bank ('Old FNB'), an indirect subsidiary of Ford Motor Company ('Ford Motor'). On October 3, 1994, effective immediately after the close of business on September 30, 1994, First Nationwide Bank acquired substantially all of the assets (other than certain non-performing and other excluded assets) and certain of the liabilities (the 'FNB Acquired Business') of Old FNB (the 'FN Acquisition'). Effective on October 1, 1994, First Nationwide Bank changed its name from 'First Madison Bank, FSB' to 'First Nationwide Bank, A Federal Savings Bank.'


     In connection with the FN Acquisition, First Nationwide Bank entered into a Non-Performing Asset Sale Agreement (the 'Put Agreement') with Granite Management and Disposition, Inc. ('Granite'), a subsidiary of Ford Motor, pursuant to which First Nationwide Bank has the right through November 30, 1996 to require Granite to purchase up to $500 million of principally non-performing assets acquired from Old FNB. In the event that, as of November 30, 1996, First Nationwide Bank has not required Granite to purchase $500 million of non-performing assets, it may require Granite to purchase any qualifying assets of First Nationwide Bank, other than assets which previously were eligible to be put to Granite and which First Nationwide Bank did not require Granite to purchase, up to such $500 million maximum. At December 31, 1995, the remaining available balance under the Put Agreement was approximately $112.4 million. Of the approximately $220 million in non-performing assets at December 31, 1995, approximately $13.5 million were eligible to be sold to Granite under the Put Agreement. The Issuer expects that First Nationwide Bank will use the full capacity available under the

Put Agreement for such non-performing and other qualifying assets. See 'Business--Other Activities--The Put Agreement.'

     First Nationwide Bank financed the FN Acquisition with: (i) a capital contribution by First Nationwide Holdings funded with the net proceeds of (a) the issuance of $200.0 million aggregate principal amount of First Nationwide Holdings' 12 1/4% Senior Notes Due 2001 (the 'FN Holdings Senior Notes' and collectively with the FN Holdings Subordinated Notes, the 'FN Holdings Notes') and (b) the issuance of First Nationwide Holdings' class C common stock to the Issuer, (ii) the net proceeds from the issuance of the First Nationwide Bank Preferred Stock and (iii) existing cash and proceeds from securities sold under agreements to repurchase.

  Ownership

     The Issuer is indirectly wholly owned by MacAndrews Holdings, a corporation wholly owned through Mafco Holdings Inc. ('Mafco Holdings' and, together with MacAndrews Holdings, 'MacAndrews & Forbes'), by Ronald O. Perelman. See 'Ownership of Common Stock.' The Issuer's principal executive offices are located at 38 East 63rd Street, New York, New York 10021, and its telephone number is (212) 572-8500. The Issuer was incorporated in 1994 under the laws of the State of Delaware.

     The following sets forth a summary organizational chart of the Issuer and its subsidiaries.


                              Ronald O. Perelman
                                      |
                           100%       |
                                      |
                             Mafco Holdings Inc.
                              ("Mafco Holdings")
                                      |
                           100%       |
                                      |
                       MacAndrews & Forbes Holding Inc.
                            ("MacAndrews Holdings")
                                      |
                           100%       |
                                      |
                    Trans Network Insurance Services Inc.
                                   ("TNIS")
                     (formerly "First Gibraltar (Parent)
                                  Holdings Inc.")
                                      |
                           100%       |
                                      |
                         First Gibraltar Holdings Inc.
                         ("First Gibraltar Holdings")
                                      |
                           100%       |
                                      |
                   FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                                (the "Issuer")
                                      |
                            80%*      |
                                      |
          Hunter's Glen/Ford Ltd.     |
             ("Hunter's Glen")        |
                        |             |
                  20%*  |-------------|
                                      |
                        First Nationwide Holdings Inc.
                        ("First Nationwide Holdings")
                                      |
                           100%       |
                                      |
                            First Nationwide Bank
                            A Federal Savins Bank
                          ("First Nationwide Bank")



- ------------------

* Hunter's Glen, a limited partnership controlled by Gerald J. Ford, Chairman of the Board, Chief Executive Officer and a director of First Nationwide Bank and President and a director of the Issuer, owns 100% of the class B common stock of First Nationwide Holdings, representing 20% of its voting common stock (representing approximately 15% of the voting power of its common stock), and the Issuer owns 100% of the class A common stock of First Nationwide Holdings, representing 80% of its voting common stock (representing approximately 85% of the voting power of its common stock), and 100% of the class C common stock of First Nationwide Holdings. See 'Certain Transactions--Transactions with Mr. Ford.'

                               THE EXCHANGE OFFER

Securities Offered........................  Up to $455,000,000 principal amount of 12 1/2% Senior Exchange Notes due 2003, which have been registered under the Securities Act. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the
                                            Exchange Offer is not consummated by September 16, 1996, the rate per annum at which the Old Notes bear interest will be 13% per annum from and including September 16, 1996 until but excluding the date of consummation of the Exchange Offer.

The Exchange Offer........................  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Issuer contained in the Registration
                                            Agreement. For procedures for tendering, see 'The Exchange Offer.'


Tenders, Expiration Date; Withdrawal......  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                            June 17, 1996, or such later date and time to which it is
                                            extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


Federal Income Tax Consequences...........  The exchange pursuant to the Exchange Offer should not result in gain or loss to the holders or the Issuer for federal income tax purposes.
                                            See 'Certain Federal Income Tax Consequences.'

Use of Proceeds...........................  There will be no proceeds to the Issuer from the exchange pursuant to the Exchange Offer.

Exchange Agent............................  The Bank of New York is serving as exchange agent (the 'Exchange
                                            Agent') in connection with the Exchange Offer.


                      CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' In addition, to comply with the state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to 'qualified institutional buyers' (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registraiton or qualification is required and not available. See 'The Exchange Offer--Consequences of Exchanging Old Notes' and 'Description of the Notes--Registration Rights.'

                      SUMMARY DESCRIPTION OF THE NEW NOTES


     The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by September 16, 1996, the rate per annum at which the Old Notes bear interest will be 13% per annum from and including September 16, 1996 until but excluding the date of consummation of the Exchange Offer. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from April 17, 1996. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of Old Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.


Securities Offered........................  Up to $455,000,000 aggregate principal amount of 12 1/2% Senior
                                            Exchange Notes due 2003, which have been registered under the
                                            Securities Act.

Maturity Date.............................  April 15, 2003.

Interest Payment Dates....................  April 15 and October 15, of each year, commencing October 15, 1996.

Optional Redemption.......................  The Notes will be redeemable, at the option of the Issuer, in whole or in part, at any time on or after April 15, 2000, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to April 15,
                                            2000, the Notes may be redeemed at the option of the Issuer, in whole but not in part, at an aggregate redemption price equal to the sum of: (i) 100% of the then outstanding principal amount of the Notes;
                                            (ii) accrued and unpaid interest to the date of redemption; and (iii)
                                            the Applicable Premium. See 'Description of the Notes--Optional
                                            Redemption.'

Change of Control Put.....................  Upon the occurrence of a Change of Control Put Event, each holder of the Notes will have the right to require the Issuer to repurchase all or a portion of such holder's Notes at a price equal to 103% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Issuer's ability to purchase the Notes may be limited by the amount of available cash and other factors. See 'Risk
                                            Factors--Holding Company Structure; Restrictions on Ability of
                                            Subsidiaries to Pay Dividends,' 'Risk Factors--Indebtedness and
                                            Ability to Pay Principal of the Notes' and 'Description of the
                                            Notes--Change of Control Put Event.'

Ranking and Holding Company Structure.....  The Old Notes are, and the New Notes will be, senior unsecured obligations of the Issuer and will rank pari passu in right of payment with all other future senior debt of the Issuer, if any is issued, and senior to all future subordinated debt of the Issuer, if any is issued.

                                            The Issuer is a holding company and therefore the Old Notes are, and the New Notes will be, effectively subordinated to (i) all existing and future liabilities, including deposits, indebtedness and trade payables, of the Issuer's subsidiaries, including First Nationwide
                                            Holdings and First Nationwide Bank and (ii) all preferred stock issued by the Issuer's subsidiaries, including the First Nationwide
                                            Bank Preferred Stock. The Notes will also be effectively subordinated to the obligations of First Nationwide Holdings under the FN Tax
                                            Sharing Agreement (as defined herein). As of December 31, 1995, after giving effect to the the SFFed Acquisition, the Branch Sales, the
                                            LMUSA 1996 Purchase and the FN Holdings Subordinated Notes Offering,
                                            the outstanding interest-bearing liabilities, including deposits, of such subsidiaries would have been approximately $17.1 billion, the other outstanding liabilities of such subsidiaries, including trade payables and accrued expenses, would have been approximately $488 million, and there would have been approximately $301 million aggregate liquidation value of First Nationwide Bank Preferred Stock outstanding. The aggregate amount of indebtedness, other liabilities and preferred stock of the Issuer's subsidiaries were not affected by the Offering or the application of the net proceeds therefrom. See
                                            'Risk Factors--Holding Company Structure; Restrictions on Ability of
                                            Subsidiaries to Pay Dividends,' 'Risk Factors--Subordination to
                                            Subsidiary Liabilities and Preferred Stock,' 'Use of Proceeds' and
                                            'Description of the Notes.'

Certain Covenants.........................  The Indenture contains certain covenants that, among other things, will limit: (i) the issuance of additional debt by the Issuer and its subsidiaries, (ii) the payment of dividends on the capital stock of the Issuer, and the redemption or repurchase of the capital stock of the Issuer, (iii) the making of certain investments, (iv)
                                            transactions with affiliates, (v) the creation of liens on the assets of the Issuer, (vi) the termination or amendment of the FN Tax
                                            Sharing Agreement, (vii) the ability of the Issuer or any subsidiary to restrict dividends or distributions from subsidiaries, (viii)
                                            sales or issuances of capital stock of First Nationwide Holdings,
                                            (ix) consolidations, mergers and transfers of all or substantially all of the Issuer's or First Nationwide

                                            Holdings' assets and (x) other business activities of the Issuer and
                                            First Nationwide Holdings. All these limitations and prohibitions, however, are subject to a number of important qualifications. See
                                            'Description of the Notes--Certain Covenants.'

Use of Proceeds...........................  The Issuer will not receive any proceeds from the Exchange Offer. The net proceeds from the Offering were approximately $432 million, which were distributed to the Issuer's parent, First Gibraltar Holdings, and used to repay indebtedness of affiliates of the Issuer, other than the Issuer or its subsidiaries. None of the net proceeds were available to the Issuer or its subsidiaries.

Exchange Offer; Registration Rights.......  Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Agreement, the
                                            Issuer agreed to file, at its cost, a registration statement with respect to the Exchange Offer. The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offer. See 'Description of the Notes--Registration
                                            Rights.'

                                  RISK FACTORS

     Prospective purchasers of the New Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under 'Risk Factors' before making a decision to tender their Old Notes in the Exchange Offer.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The Issuer is a holding company with no business operations of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the commmon stock of First Nationwide Bank. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries.

     The summary historical financial data presented under the captions 'Selected Operating Data' and 'Selected Financial Data' as of and for the years ended December 31, 1995 and 1994, have been derived from the Consolidated Financial Statements of the Issuer. The summary pro forma financial, operating and other data as of and for the year ended December 31, 1995 are based on (i) the historical consolidated statement of financial condition of the Issuer at December 31, 1995 giving effect to the SFFed Acquisition, the LMUSA 1996

Purchase, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering as if such transactions occurred on December 31, 1995, and (ii) the historical consolidated statement of operations for the year ended December 31, 1995 giving effect to the SFFed Acquisition and the LMUSA Purchases (collectively, the 'Acquisitions'), the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering as if such transactions occurred on January 1, 1995. The summary pro forma financial, operating and other data do not necessarily reflect the results of operations or the financial position of the Issuer that actually would have resulted had the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering occurred at the dates indicated, or project the results of operations or financial position of the Issuer for any future date or period.


     The pro forma financial data does not give effect to the redemption of the class C common stock of First Nationwide Holdings which, at December 31, 1995, had a redemption value of $171.1 million. The Issuer expects that such class C common stock will be redeemed in full on or before June 1, 1996. The Branch Purchases consummated in 1995 and the proposed Home Federal Acquisition have not been reflected in the pro forma financial data because such transactions are not material either individually or in the aggregate.


     The following data should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto, the Consolidated Financial Statements of the FNB Acquired Business and the notes thereto, the Consolidated Financial Statements of SFFed and the notes thereto and the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus. See 'Pro Forma Financial Data,' 'Selected Historical Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                                 YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                                                 ACTUAL
                                           PRO FORMA     ----------------------
                                            1995(1)         1995         1994
                                           ----------    ----------    --------
                                                  (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA
Interest income.........................   $1,401,500    $1,075,845    $293,139
Interest expense........................    1,094,501       734,815     199,845
Net interest income.....................      306,999       341,030      93,294
Provision for loan losses...............       48,094        37,000       6,226
Noninterest income......................      213,068       150,973      41,158
Noninterest expense.....................      394,454       332,553      96,298
Income before taxes, extraordinary item
  and minority interest.................       77,519       122,450      31,928
Income tax (benefit) expense(2).........      (61,605)      (57,185)      2,558
Income before extraordinary item and
  minority interest.....................      139,124       179,635      29,370
Extraordinary item: gain on early
  extinguishment of FHLB advances,
  net...................................        1,967         1,967       1,376
Net income before minority interest.....      141,091       181,602      30,746
Minority interest--First Nationwide Bank
  preferred stock dividends.............       34,584        34,584          --
Minority interest--Hunter's Glen........       27,262        24,554       4,259
Net income..............................       79,245       122,464      26,487


                                          PRO FORMA
                                          YEAR ENDED
                                         DECEMBER 31,
                                          1995(1)(8)
                                         ------------
OTHER DATA, AS ADJUSTED
Net income of First Nationwide Bank.....   $237,219
Elimination of deferred tax benefit of
  First Nationwide Bank(3)..............    (69,000)
First Nationwide Bank preferred stock
  dividends.............................    (34,584)
                                         ------------
Net income of First Nationwide Bank
  available to First Nationwide

  Holdings, as adjusted(4)..............    133,635
Net expenses of First Nationwide
  Holdings (unconsolidated)(5)..........    (42,078)
                                         ------------
Net income of First Nationwide Holdings,
  as adjusted(6)........................     91,557
Minority interest--Hunter's Glen(7).....    (18,311)
                                         ------------
Cash available for distribution or loan
  to Issuer(6)(7).......................   $ 73,246
                                         ------------
                                         ------------
Ratio of cash available for distribution
  or loan to Issuer to interest expense
  of the Issuer.........................        1.3x



                                                   AT DECEMBER 31,
                                      -----------------------------------------
                                                               ACTUAL
                                       PRO FORMA     --------------------------
                                        1995(9)         1995           1994
                                      -----------    -----------    -----------
                                               (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL DATA
Securities.........................   $   350,016    $   350,016    $   456,859
Mortgage-backed securities.........     3,944,315      3,002,002      3,153,812
Loans receivable, net..............    11,521,375      8,831,018      9,966,886
Covered assets, net................        39,349         39,349        311,603
Total assets.......................    18,731,873     14,646,245     14,683,559
Deposits...........................     8,591,559     10,241,628      9,196,656
Borrowings and securities sold
  under agreements to repurchase...     8,983,595      3,362,372      4,692,469
Total liabilities..................    18,063,504     13,883,090     14,029,957
Minority interest--preferred stock
  of First Nationwide Bank.........       300,730        300,730        300,730
Minority interest--Hunter's Glen...       125,656         58,261         23,205
Stockholder's equity...............       241,983        404,155        329,667
REGULATORY CAPITAL RATIOS OF FIRST
  NATIONWIDE BANK
Tangible capital...................          6.30%          5.84%          5.50%
Core capital.......................          6.30           5.84           5.50
Risk-based capital:
  Core capital.....................         10.16           9.14           8.86
  Total capital....................         12.15          11.34          11.01

                                                        YEAR ENDED DECEMBER 31,
                                                     ------------------------------
                                                    1995                       1994
                                                    ----                       ----
                                                         (DOLLARS IN THOUSANDS)
SELECTED PERFORMANCE RATIOS
  Return on average assets(10)..........              .83%                       .60%
  Return on average common equity(11)...            35.91                      15.86
  Yield on interest-earning
     assets(12).........................             7.71                       6.85
  Cost of interest-bearing
     liabilities(13)....................             5.35                       4.83
  Net interest margin(14)...............             2.44                       2.18

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND MINORITY INTEREST(15)
  Excluding interest on deposits........              1.2x                       1.3x
  Including interest on deposits........              1.1x                       1.1x



                                                            AT DECEMBER 31,
                                                     ------------------------------
                                                    1995                       1994
                                                    ----                       ----
                                                         (DOLLARS IN THOUSANDS)
SELECTED OTHER DATA
Number of full service customer
  facilities............................                      160                156
Loans serviced for others(16)...........              $28,170,543         $7,475,119
Approximate number of employees.........                    3,619              3,573
Non-performing assets as a percentage of
  First Nationwide Bank's total
  assets................................                     1.50%              1.49%


- ------------------
 (1) Reflects the consummation of the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering. Pro forma net income of First Nationwide Bank does not include the gain expected to be generated from the Branch Sales. Such gain approximates $337 million, after tax, on a pro forma basis. See 'Pro Forma Financial Data' and the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus.

 (2) Income tax benefit in 1995 represents the recognition of a deferred tax benefit of $69 million. Such benefit is offset in 1995 by federal alternative minimum tax ('AMT') reduced, to the extent of 90%, by net operating loss carryovers, and state tax at an assumed rate of 8%. Income tax expense recorded in 1994 after the FN Acquisition was recorded on a similar basis.

 (3) First Nationwide Bank recognized a deferred tax benefit of $69 million in the fourth quarter of 1995. Such benefit is not a recurring item.


 (4) Represents pro forma net income of First Nationwide Bank, as adjusted, less First Nationwide Bank preferred stock dividends. Assumes that no retention of retained earnings is necessary in order for First Nationwide Bank to retain its 'well capitalized' status.



 (5) Represents unconsolidated net loss before minority interest of First Nationwide Holdings (which includes interest expense on the FN Holdings Senior Notes and other expenses of First Nationwide Holdings) and the pro forma effect of interest expense on the FN Holdings Subordinated Notes, excluding net income from First Nationwide Bank.



 (6) The terms of the FN Holdings Indentures (as defined herein) generally limit distributions to 75% of the consolidated net income of First Nationwide Holdings. The FN Holdings Indentures also permit First Nationwide Holdings to loan the remaining 25% of its consolidated net income to affiliates, including the Issuer, provided that such loans are on an arm's length basis. See 'Risk Factors--Holding Company Structure; Restrictions on Ability of Subsidiaries to Pay Dividends.'



 (7) Assumes that the class C common stock of First Nationwide Holdings owned by the Issuer is redeemed in full for approximately $171.1 million, which the Issuer expects to occur on or before June 1, 1996. Until the redemption of the class C common stock, no dividends are payable on the class A common stock of First Nationwide Holdings owned by the Issuer, or the class B common stock of First Nationwide Holdings owned by Hunter's Glen. Thereafter, the Issuer expects that distributions by First Nationwide Holdings will be made on a pro rata basis with respect to its 80% ownership interest and the 20% ownership interest of Hunter's Glen.



 (8) Pro forma results do not reflect the impact of a possible special SAIF assessment. See 'Pro Forma Financial Data.' The impact of this one-time assessment would be to decrease net income of First Nationwide Bank by approximately $44 million, which amount would reduce net income of First Nationwide Holdings by an equivalent amount. Cash available for distribution or loan to Issuer would be reduced by approximately $35 million. Pro forma net income reflects a 10% effective income tax rate which may increase as net operating losses are used in full to offset income or expire. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Provision for Federal and State Income Taxes.'



 (9) Reflects the consummation of the SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering. Does not give effect to the redemption of the class C common stock of First Nationwide Holdings which, at December 31, 1995, had a redemption value of $171.1 million. The Issuer expects that such class C common stock will be redeemed in full on or before June 1, 1996. See 'Pro Forma Financial Data' and the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus.



(10) Return on average assets represents net income as a percentage of average assets.



(11) Return on average common equity represents net income available to common stockholder as a percentage of average common equity.



(12) Yield on interest-earning assets represents interest income as a percentage of average interest-earning assets.



(13) Cost of interest-bearing liabilities represents interest expense as a percentage of average interest-bearing liabilities.



(14) Net interest margin represents net interest income as a percentage of average interest-earning assets.



(15) Earnings used in computing the ratio of earnings to combined fixed charges and minority interest consists of income before taxes, extraordinary item and minority interest. Fixed charges consist of interest expense on borrowings, the interest component of lease expense and, where indicated, interest expense on deposits. Minority interest consists of First Nationwide Bank Preferred Stock dividends and the Hunter's Glen 20% interest in First Nationwide Holdings.




(16) Includes loans serviced by FNMC, First Nationwide Bank and FGB Realty (as defined herein), excluding loans serviced for First Nationwide Bank by FNMC.

                                  RISK FACTORS

     Prospective holders of New Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than '--Consequences of Failure to Exchange and Requirements for Transfer of New Notes') are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Issuer, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.' However, to comply with the state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to 'qualified institutional buyers' (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available. See 'The Exchange Offer--Consequences of Exchanging Old Notes.'

HOLDING COMPANY STRUCTURE; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS

     The Issuer is a holding company with no business operations of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the common stock of First Nationwide Bank. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries. The Issuer's only source of cash to pay interest on and principal of the Notes is expected to be distributions with respect to its 80% ownership interest in First Nationwide Holdings from the net earnings generated by First Nationwide Bank and distributed to First Nationwide Holdings, after payment by First Nationwide Holdings of amounts due on the FN Holdings Notes and certain other expenses. Until the redemption of all of the class C common stock of First Nationwide Holdings held by the Issuer, the Issuer will receive 100% of such distributions from First Nationwide Holdings, after which time the Issuer expects distributions to be made on a pro rata basis with respect to its 80% ownership interest and the 20% interest owned by Hunter's Glen. The Issuer expects that the class C common stock, which at December 31, 1995 had a redemption value of $171.1 million, will be redeemed in full on or before June 1, 1996. The annual interest payable on the Notes will be approximately $56.9 million. Although the Issuer expects that distributions from First Nationwide Holdings will be sufficient to pay interest when due and the principal amount of the Notes at maturity, distributions from First Nationwide Holdings may not be sufficient to pay the principal amount of the Notes prior to maturity upon the occurrence of an Event of Default (as defined herein) or to redeem or repurchase the Notes upon a Change of Control Put Event. In addition, the Issuer may use such distributions to make dividends, distributions or other Restricted Payments subject to the limitations set forth in the Indenture. See 'Description of the Notes--Certain Covenants--Limitation on Restricted Payments.' In addition, there can be no assurance that earnings from First Nationwide Bank will be sufficient to make distributions to First Nationwide Holdings, or that First Nationwide Holdings will make distributions to the Issuer in amounts sufficient to enable the Issuer to pay interest on the Notes when due or principal of the Notes at maturity or that such distributions will be permitted by the terms of any debt instruments of the Issuer's subsidiaries then in effect, including the FN Holdings Notes, by the terms of any class of preferred stock issued by First Nationwide Bank, including the Bank Preferred Stock, or under applicable federal thrift laws or regulations.


     The terms of the indenture (the 'FN Holdings Subordinated Notes Indenture') for the FN Holdings Subordinated Notes and the indenture (the 'FN Holdings Senior Notes Indenture' and, collectively with the FN Holdings Subordinated Notes Indenture, the 'FN Holdings Indentures') for the FN Holdings Senior Notes generally limit distributions (and other Restricted Payments (as defined therein)) to 75% of the consolidated net income of First Nationwide Holdings and require, among other things, that, in order for First Nationwide Holdings to distribute any cash to the Issuer or otherwise make any Restricted Payment, after giving effect to such distribution or payment, First Nationwide Bank must be 'well capitalized' under applicable OTS regulations and the Consolidated Common Shareholders' Equity (as defined therein) of First Nationwide Bank must be at least equal to the Minimum Common Equity Amount (as defined therein). The FN Holdings Indentures and the Indenture permit First Nationwide Holdings to loan funds to any affiliate, including the Issuer, provided that the Consolidated Common Shareholders' Equity of First Nationwide Bank be at least equal to the Minimum Common Equity Amount and that the terms of any such loan be on terms that would be obtainable in arm's length dealings. Subject to such restrictions, such loans may consist of any and all funds available to First Nationwide Holdings, whether or not such funds may be distributed (or otherwise paid as a Restricted Payment) pursuant to the terms of the FN Holdings Indentures. See 'Description of Other Indebtedness.'

     The terms of the First Nationwide Bank Preferred Stock provide that First Nationwide Bank may not declare or pay any dividends or other distributions (other than in shares of common stock of First Nationwide Bank or other classes of equity securities of First Nationwide Bank ranking junior to the First Nationwide Bank Preferred Stock (collectively, 'Junior Stock')) with respect to any Junior Stock or repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of any Junior Stock (including the common stock held by First Nationwide Holdings) through a sinking fund or otherwise, unless and until: (i) First Nationwide Bank has paid full dividends on the First Nationwide Bank Preferred Stock for the four most recent dividend periods, or funds have been paid over to the dividend disbursing agent of First Nationwide Bank for payment of such dividends, and (ii) First Nationwide Bank has declared a cash dividend on the First Nationwide Bank Preferred Stock at the annual dividend rate for the current dividend period, and sufficient funds have been paid over to the dividend disbursing agent of First Nationwide Bank for the payment of a cash dividend for such current dividend period. First Nationwide Bank is currently in compliance with both of such requirements.

     The federal thrift laws, including the regulations of the OTS, limit First Nationwide Bank's ability to pay dividends to First Nationwide Holdings. First Nationwide Bank generally may not declare dividends or make any other capital distribution if, after the payment of such dividend or other distribution, it would fall within any of the three undercapitalized categories under the prompt corrective action standards of the Federal Deposit Insurance Corporation Improvement Act of 1991 ('FDICIA'). Other limitations apply to First Nationwide Bank's ability to pay dividends, the magnitude of which depends upon the extent to which First Nationwide Bank meets its fully phased-in regulatory capital requirements. See 'Regulation--Regulation of Federal Savings

Banks--Capital Distribution Regulation.' In addition, the HOLA requires every savings association subsidiary of a savings and loan holding company to give the OTS at least 30 days' advance notice of any proposed dividends to be made on its guarantee, permanent or other non-withdrawable stock or else such dividend will be invalid. Further, the OTS may prohibit any capital distribution that it determines would constitute an unsafe or unsound practice. See 'Regulation--Regulation of Federal Savings Banks--Capital Distribution Regulation' and 'Business--Dividend Policy.'

     As of December 31, 1995, First Nationwide Bank met the capital requirements of a 'well capitalized' institution under the FDICIA prompt corrective action standards. Although management of the Issuer expects First Nationwide Bank to remain 'well capitalized,' there can be no assurance that First Nationwide Bank will continue to be 'well capitalized' under applicable OTS regulations. If First Nationwide Bank were only 'adequately capitalized,' it would not be able to accept Brokered Deposits (as defined herein) unless it received a waiver from the FDIC.

     First Nationwide Holdings is a holding company with no business operations of its own. If indebtedness of First Nationwide Holdings or its subsidiaries were to be accelerated, there could be no assurance that the assets of First Nationwide Holdings or its subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments or that First Nationwide Bank would be able to distribute funds to permit First Nationwide Holdings to provide sufficient funds to the Issuer to enable the Issuer to pay interest on the Notes. First Nationwide Holdings' only significant asset is all of the common stock of First Nationwide Bank.

     The Issuer expects that a substantial portion of any net earnings generated by First Nationwide Bank, including net earnings generated as a result of sales of assets or deposits, that are not needed to pay dividends on the First Nationwide Bank Preferred Stock or in First Nationwide Bank's operations or to expand its business will, subject to the limitations discussed above, be distributed to First Nationwide Holdings. In addition to the limitations described above, the amount of cash available to the Issuer in the form of dividends or other distributions from First Nationwide Holdings could be reduced by any future issuances of capital stock of First Nationwide Holdings or First Nationwide Bank in accordance with the terms of the Indenture.

INDEBTEDNESS AND ABILITY TO PAY PRINCIPAL OF THE NOTES

     At December 31, 1995, on an unconsolidated basis the Issuer had no indebtedness outstanding, and after giving effect to the Offering, on an unconsolidated basis the Issuer's total indebtedness would have been approximately $450 million (net of original issue discount). See 'Consolidated Capitalization.' At December 31, 1995, after giving effect to the issuance of the FN Holdings Subordinated Notes and the application of the net proceeds therefrom, First Nationwide Holdings would have had $340 million of indebtedness outstanding on an unconsolidated basis. In addition, subject to the restrictions imposed by the FN Holdings Indentures and the Indenture, First Nationwide Holdings may incur additional indebtedness. See 'Description of the Notes--Certain Covenants.'

     The Issuer currently anticipates that, in order to pay the principal amount of the Notes upon the occurrence of an Event of Default or to redeem or repurchase the Notes upon a Change of Control Put Event or, in the event that earnings from First Nationwide Holdings are not sufficient to make distributions to the Issuer to enable it to pay the principal amount of the Notes at maturity, the Issuer may be required to adopt one or more alternatives, such as borrowing funds, selling its equity securities, or the equity securities or assets of First Nationwide Bank, or seeking capital contributions or loans from its affiliates. None of the affiliates of the Issuer are required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligations on the Notes. First Nationwide Holdings may be required to adopt similar alternatives in order to pay the principal amount of the FN Holdings Notes. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that any of the foregoing actions would enable the Issuer to pay the principal amount of the Notes, or would enable First Nationwide Holdings to pay the principal amount of the FN Holdings Notes, or that any of such actions would be permitted by the terms of the Indenture, the FN Holdings Indentures or any other debt instruments of the Issuer or the Issuer's subsidiaries then in effect, by the terms of the First Nationwide Bank Preferred Stock or under applicable federal thrift laws or regulations. The events that constitute a Change of Control Put Event under the Indenture will, with few exceptions, also permit the holders of the FN Holdings Notes to require First Nationwide Holdings to repurchase such indebtedness.

     The terms of the Indenture generally permit the Issuer to make distributions (and other Restricted Payments) of up to 65% of the consolidated net income of the Issuer if, after giving effect to such distribution or payment,

(i) First Nationwide Bank is 'well capitalized' under applicable OTS regulations and (ii) the Consolidated Common Shareholders' Equity of First Nationwide Bank is at least equal to the Minimum Common Equity Amount. The Issuer is able to loan funds to its affiliates pursuant to the Indenture provided that the Consolidated Common Shareholders' Equity of First Nationwide Bank is at least equal to the Minimum Common Equity Amount and the terms of any such loan are on terms that would be obtainable in arm's length dealings. Subject to such restrictions, such loans may consist of any and all funds available to the Issuer, whether or not such funds may be distributed (or otherwise paid as a Restricted Payment) pursuant to the terms of the Indenture. See 'Description of the Notes--Certain Covenants.' Accordingly, there can be no assurance that, notwithstanding the receipt by the Issuer of sufficient funds to enable it to pay the principal amount of the Notes at maturity, the Issuer will have funds available to pay the principal amount of the Notes at maturity or prior to maturity upon the occurrence of an Event of Default or to redeem or repurchase the Notes upon a Change of Control Put Event.

SUBORDINATION TO SUBSIDIARY LIABILITIES AND PREFERRED STOCK

     Any right of the Issuer and its creditors, including holders of the Notes, to participate in the assets of any of the Issuer's subsidiaries, including First Nationwide Holdings and First Nationwide Bank, upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including First Nationwide Bank's depositors and trade creditors (except to the extent that the Issuer may itself be a creditor of such subsidiary). Accordingly, the Notes will be effectively subordinated to
(i) all existing and future liabilities, including deposits, indebtedness and trade payables, of the Issuer's subsidiaries, including First Nationwide Holdings and First Nationwide Bank, and (ii) all preferred stock issued by the Issuer's subsidiaries, including the First Nationwide Bank Preferred Stock. The Notes will also be effectively subordinated to the obligations of First Nationwide Holdings under the FN Tax Sharing Agreement. At December 31, 1995, after giving effect to the SFFed Acquisition, the Branch Sales, the LMUSA 1996 Purchase and the FN Holdings Subordinated Notes Offering, the outstanding interest-bearing liabilities, including deposits, of such subsidiaries would have been approximately $17.1 billion, the other liabilities of such subsidiaries, including trade payables and accrued expenses, would have been approximately $488 million, and there would have been approximately $301 million aggregate liquidation value of First Nationwide Bank Preferred Stock outstanding. The aggregate amount of indebtedness, other liabilities and preferred stock of the Issuer's subsidiaries will not be affected by the Offering and the use of the net proceeds therefrom. See '--Use of Proceeds of the Offering.' In the event of the liquidation or dissolution of First Nationwide Bank, the holders of the First Nationwide Bank Preferred Stock will have preference over the Issuer, as the indirect holder of all of the common stock of First Nationwide Bank, with respect to the assets of First Nationwide Bank. See 'Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity.'

RESTRICTIONS IMPOSED BY TERMS OF THE ISSUER'S INDEBTEDNESS; CONSEQUENCES OF FAILURE TO COMPLY

     The terms and conditions of the Indenture and the FN Holdings Indentures impose restrictions that affect, among other things, the ability of the Issuer or First Nationwide Holdings, as the case may be, to incur debt, pay dividends or make distributions, engage in a business other than holding the common stock of First Nationwide Holdings, in the case of the Issuer, or of First Nationwide Bank and similar banking institutions, in the case of First Nationwide Holdings, make acquisitions, create liens, sell assets and make certain investments. The ability of the Issuer and its subsidiaries to comply with the foregoing provisions can be affected by events beyond their control. The breach of any of these covenants could result in a default under one or more of the debt instruments of the Issuer or its subsidiaries. In the event of a default under any indebtedness of the Issuer or its subsidiaries, the holders of such indebtedness could elect to declare all amounts outstanding under their respective debt instruments to be due and payable. Any such declaration under a debt instrument of the Issuer or its subsidiaries is likely to result in an event of default under one or more of the other debt instruments of the Issuer or its subsidiaries. If indebtedness of the Issuer or its subsidiaries were to be accelerated, there could be no assurance that the assets of the Issuer or its subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments, including the Notes. See '--Indebtedness and Ability to Pay Principal of the Notes,' 'Business--Sources of Funds,' 'Description of Other Indebtedness' and 'Description of the Notes.'

USE OF PROCEEDS OF THE OFFERING

     The Issuer distributed the net proceeds from the Offering to its parent, First Gibraltar Holdings, which used such proceeds to repay indebtedness of affiliates of the Issuer, other than the Issuer or its subsidiaries. None of the net proceeds were available to the Issuer or its subsidiaries.

STRATEGY

     Management intends to continue the implementation of its various strategies in order to capitalize on the strengths of First Nationwide Bank. See 'Business--Business Strategy.' The continued implementation of any of management's strategies is subject to numerous contingencies beyond management's control. These contingencies include general and regional economic conditions, competition and changes in regulation and interest rates. Accordingly, no assurance can be given that any of these strategies will prove to be effective or that management's goals will be achieved.

ECONOMIC CONDITIONS

     First Nationwide Bank's loan portfolio is concentrated in California. As a result, the financial condition of First Nationwide Bank will be subject to general economic conditions and, in particular, to conditions in the California residential real estate market. Due to the slow recovery of the economy, particularly in California's market for residential real estate, First Nationwide Bank may find it difficult to originate a sufficient volume of high-quality residential mortgage loans or maintain its asset quality, either of which could negatively affect future performance. In addition, any downturn in the economy generally, and in California in particular, could further reduce real estate values and the volume of mortgages originated. Real estate values in California could also be affected by earthquakes.

INTEREST RATE RISK AND CREDIT RISK


     It is expected that First Nationwide Bank will continue to realize income primarily from the differential or 'spread' between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. It is expected that a substantial majority of First Nationwide Bank's assets will continue to be indexed to changes in market interest rates and a substantial majority of its liabilities will continue to be short term, which will mitigate the negative effect of a decline in yield on its assets. At December 31, 1995, First Nationwide Bank had $10.0 billion in assets indexed to changes in market rates and $10.9 billion in liabilities maturing or repricing within one year. In addition, the lag in implementing repricing terms on First Nationwide Bank's adjustable rate assets may result in a decline in net interest income in a rising interest rate environment. There can be no assurance that First Nationwide Bank's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect First Nationwide Bank's net interest spread, asset quality, loan origination volume and overall results of operations. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management.'


     Securities owned by First Nationwide Bank are accounted for in accordance with Statement of Financial Accounting Standards ('SFAS') No. 115, 'Accounting for Certain Investments in Debt and Equity Securities.' On November 15, 1995, the Financial Accounting Standards Board ('FASB') issued a special report, 'A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities' (the 'Special Report'). The Special Report provided all entities a one-time opportunity to reassess their ability and intent to hold securities to maturity and allowed a one-time reclassification of securities from held-to-maturity to securities available-for-sale without 'tainting' the remaining held-to-maturity securities. On December 29, 1995, First Nationwide Bank reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from the held-to-maturity to the available-for-sale portfolio, resulting in a net after-tax increase of $18 million and $4.5 million in stockholder's equity and minority interest--Hunter's Glen, respectively. If the market value of these securities and mortgage-backed securities is subsequently less than the carrying value, there will be a negative impact on consolidated stockholder's equity for financial reporting purposes; however, there will be no impact on First Nationwide Bank's regulatory capital.

ASSET QUALITY; SATISFACTION OF OBLIGATIONS OF GRANITE, OLD FNB AND FORD MOTOR

     In the several years preceding the FN Acquisition, the FNB Acquired Business had experienced losses stemming from increases in non-performing assets. While First Nationwide Bank may also experience such losses, management believes that the risk that First Nationwide Bank will suffer future adverse effects from any additional deterioration of the portfolio acquired from Old FNB is minimized by the disposition by Old FNB of non-performing assets prior to the FN Acquisition, the retention by Old FNB of certain assets, principally non-performing or other problem assets (with a net book value of approximately $441 million at September 30, 1994), and the right of First Nationwide Bank pursuant to the Put Agreement to sell Granite up to $500 million of certain assets, primarily multi-family and commercial real estate loans and residential mortgage loans with an original principal balance greater than $250,000 (the 'Putable Assets'), which are primarily non-performing, through November 30, 1996, less $89 million, the amount of sales of certain non-performing assets by Old FNB to Granite during the period from January 1, 1994 through the consummation of the FN Acquisition. At December 31, 1995, the remaining available balance under the Put Agreement was approximately $112.4 million. Of the approximately $220 million in non-performing assets at December 31, 1995, approximately $13.5 million were eligible to be sold to Granite under the Put Agreement. See 'Business--Other Activities--The Put Agreement.'

     In the event that, as of November 30, 1996, First Nationwide Bank has not required Granite to purchase $500 million of non-performing assets, it may require Granite to purchase any qualifying Putable Assets of First Nationwide Bank, other than assets which previously became Putable Assets and which First Nationwide Bank did not require Granite to purchase, up to such $500 million maximum.

     The Put Agreement will not protect First Nationwide Bank from losses: (i) on the assets not covered by the Put Agreement or the assets covered by the Put Agreement in excess of the coverage limits described above, (ii) on the assets owned by First Nationwide Bank prior to the FN Acquisition, (iii) on the Putable Assets which become non-performing and which First Nationwide Bank does not require Granite to purchase prior to the expiration of its rights under the Put Agreement, (iv) on the assets acquired following the FN Acquisition or (v) incurred after November 30, 1996. See 'Business--Other Activities--The Put Agreement.' There can be no assurance that First Nationwide Bank will not experience losses from non-performing assets.

     Pursuant to the Asset Purchase Agreement, Old FNB has agreed to indemnify First Nationwide Bank from certain breaches of representations, warranties and covenants. Although First Nationwide Bank believes that the obligations of Granite under the Put Agreement and Old FNB under the Asset Purchase Agreement are enforceable against Granite and Old FNB, respectively, and that Granite and Old FNB will have the ability to satisfy their respective obligations under such provisions, there can be no assurance that a court will enforce such provisions or that Granite or Old FNB will have the ability to satisfy their respective obligations. Ford Motor has guaranteed the obligations of Granite under the Put Agreement and the obligations of Old FNB under the Asset Purchase Agreement.

MORTGAGE PORTFOLIO AND MSRS


     At December 31, 1995, First Nationwide Bank held a 1-4 unit residential mortgage loan portfolio of approximately $5.4 billion, and MSRs on a loan portfolio totalling approximately $33.6 billion. First Nationwide Bank's MSRs had a book value of $241.4 million at December 31, 1995. On January 31, 1996, First Nationwide Bank acquired additional MSRs from LMUSA on a loan portfolio totalling approximately $14.1 billion. A decline in long-term interest rates generally results in an acceleration in mortgage loan prepayments, and higher than anticipated levels of prepayments generally cause the accelerated amortization of MSRs and generally will result in reductions in the market value of the MSRs and in First Nationwide Bank's servicing fee income. There can be no assurance that long-term interest rates will not decline and the rate of mortgage loan prepayments will not exceed management's estimates, resulting in a charge to earnings in the period of adjustment and reductions in the market value of the MSRs and in loan servicing fee income, or that management will be able to reinvest the cash from mortgage loan prepayments in assets earning yields comparable to the yields on the prepaid mortgages.


COMPETITION

     First Nationwide Bank experiences significant competition in both attracting and retaining deposits and in originating real estate and consumer loans.

     First Nationwide Bank competes with other thrift institutions, commercial banks, insurance companies, credit unions, thrift and loan associations, money market mutual funds and brokerage firms, in attracting and retaining deposits. Competition for deposits from large commercial banks is particularly strong. Many of the nation's thrift institutions and many large commercial banks have a significant number of branch offices in the areas in which First Nationwide Bank operates.

     In addition, there is strong competition in originating and purchasing real estate and consumer loans, principally from other savings and loan associations, commercial banks, mortgage banking companies, insurance companies, consumer finance companies, pension funds and commercial finance companies. The primary factors in competing for loans are the quality and extent of service to borrowers and brokers, economic factors such as interest rates, interest rate caps, rate adjustment provisions, loan maturities, loan-to-value ('LTV') ratios, loan fees, and the amount of time it takes to process a loan from receipt of the loan application to date of funding. First Nationwide Bank's future performance is dependent on its ability to originate a sufficient volume of mortgage loans in its local market areas and through its wholesale network and, if it is unable to originate a sufficient volume of mortgage loans, to purchase a sufficient quantity of high-quality mortgage-backed securities with adequate yields. There can be no assurance that First Nationwide Bank will be able to effect such actions on satisfactory terms.

REGULATION; SPECIAL ASSESSMENT AND OTHER LEGISLATIVE PROPOSALS REGARDING SAIF

     The financial institutions industry is subject to extensive regulation, which materially affects the business of First Nationwide Bank. Regulations to which First Nationwide Bank, the Issuer and its parent companies are subject may be changed at any time, and the interpretation of these regulations is also subject to change. There can be no assurance that future changes in such regulations or in their interpretation will not adversely affect the business of the Issuer or First Nationwide Bank.


     Congress is currently considering legislation that would, among other things, capitalize the SAIF, which is currently undercapitalized, by imposing a special assessment on SAIF-insured institutions, such as First Nationwide Bank. See 'Regulation--Regulation of Federal Savings Banks--FDIC Assessments.' Based upon preliminary FDIC estimates of the potential assessment rate, the effect on First Nationwide Bank of the assessment, as proposed by Congress, after giving effect to the SFFed Acquisition, the Branch Sales, the Home Federal Acquisition and the Branch Purchases, would be a pre-tax charge in the range of $75 to $80 million ($68 to $72 million on an after-tax basis). Such an assessment would not be expected to cause First Nationwide Bank to fail to meet the capital requirements of a 'well capitalized' institution based upon First Nationwide Bank's regulatory capital and asset levels as of December 31, 1995. Other legislative proposals would combine the two deposit insurance funds of the FDIC and merge the charters for federal savings associations and commercial banks. Such legislation, if enacted, could have a material adverse effect on the operations of First Nationwide Bank and the Issuer. The Issuer is unable to predict whether, or in what form, such legislation would be enacted. See 'Regulation.'


FN TAX SHARING AGREEMENT; AVAILABILITY OF NET OPERATING LOSS CARRYOVERS

     First Nationwide Bank, First Nationwide Holdings and Mafco Holdings are parties to a tax sharing agreement (the 'FN Tax Sharing Agreement') effective as of January 1, 1994, pursuant to which: (i) First Nationwide Bank will pay to First Nationwide Holdings amounts equal to the taxes that First Nationwide Bank would be required to pay if it were to file a return separately from the affiliated group of which Mafco Holdings is the common parent (the 'Mafco Group'), and (ii) First Nationwide Holdings will pay to Mafco Holdings amounts equal to the taxes that First Nationwide Holdings would be required to pay if it were to file a consolidated return on behalf of itself and First Nationwide Bank separately from the Mafco Group. The FN Tax Sharing Agreement allows First Nationwide Bank to take into account, in determining its liability to First Nationwide Holdings, any net operating loss carryovers that it would have been entitled to utilize if it had filed separate returns for each year since the formation of First Nationwide Bank. The FN Tax Sharing Agreement also allows First Nationwide Holdings to take into account, in determining its liability to Mafco Holdings, any net operating losses that it would have been entitled to utilize if it had filed a consolidated return on behalf of itself and First Nationwide Bank for each year since the formation of First Nationwide Bank. Accordingly, pursuant to the FN Tax Sharing Agreement, the benefits of any net operating losses generated by First Nationwide Bank since its formation are retained by First Nationwide Bank and First Nationwide Holdings.

     First Nationwide Bank has generated significant federal income tax net operating losses since it was organized in December 1988. This is due, in part, to the fact that under applicable federal income tax law, the financial assistance received by First Nationwide Bank pursuant to the Assistance Agreement was excluded from the taxable income of First Nationwide Bank. In addition to such tax-free financial assistance, First Nationwide Bank has been entitled to its normal operating deductions, including interest expense and certain losses relating to its loan portfolio. As a result, First Nationwide Bank generated significant net operating losses for federal income tax purposes even though its operations were profitable. Furthermore, under the reorganization provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), First Nationwide Bank succeeded to certain net operating loss carryovers of the Texas Closed Banks.

     At December 31, 1995, if First Nationwide Holdings had filed a consolidated tax return on behalf of itself (as common parent) and First Nationwide Bank for each year since the formation of First Nationwide Bank, it would have had approximately $2.6 billion of regular tax net operating losses and approximately $992 million of AMT net operating losses, both of which First Nationwide Holdings would have been entitled to utilize. A portion of such losses, to the extent not previously used to offset income, would expire in the year 2002 and in each year thereafter and would fully expire in 2007. It is expected that under the FN Tax Sharing Agreement, First Nationwide Bank and First Nationwide Holdings will be able to eliminate a significant portion of the amounts that they otherwise would be required to pay to First Nationwide Holdings and Mafco Holdings, respectively, under the FN Tax Sharing Agreement in respect of federal income tax and, accordingly, it is not expected that First Nationwide Bank or First Nationwide Holdings will record significant amounts of federal income tax expense as members of the Mafco Group. Payments made by First Nationwide Holdings under the FN Tax Sharing Agreement with the Mafco Group during the year ended December 31, 1995 totalled $3.1 million. There were no such payments in 1994. Such payments may increase significantly at such time as the net operating losses described above are either used in full to offset income or expire.

     If for any reason First Nationwide Bank and First Nationwide Holdings were to deconsolidate from the Mafco Group, only the amount of the net operating losses of First Nationwide Bank and First Nationwide Holdings not already utilized by the Mafco Group would be available to offset the taxable income of First Nationwide Bank and First Nationwide Holdings. If for any reason First Nationwide Bank were to deconsolidate from First Nationwide Holdings with First Nationwide Holdings remaining a member of the Mafco Group, the net operating losses of First Nationwide Bank not already utilized by the Mafco Group would be available to offset the taxable income subsequently recognized by First Nationwide Bank, but would no longer be available to offset the taxable income of First Nationwide Holdings. At December 31, 1995, approximately 58% of such net operating losses had been so utilized by the members of the Mafco Group. The net operating loss carryovers are subject to review and potential disallowance, in whole or in part, by the Internal Revenue Service (the 'IRS'). Any disallowance of First Nationwide Bank's net operating losses may increase the amounts that First Nationwide Bank would be required to pay to First Nationwide Holdings under the FN Tax Sharing Agreement and that First Nationwide Holdings would be required to pay to Mafco Holdings and would therefore decrease the earnings of First Nationwide Bank available for distribution to First Nationwide Holdings, and from First Nationwide Holdings to the Issuer.

TAX EFFECTS OF DIVIDEND PAYMENTS BY FIRST NATIONWIDE BANK


     Dividend distributions made to First Nationwide Holdings, as the sole owner of First Nationwide Bank's common stock, and to holders of the First Nationwide Bank Preferred Stock, in each case in excess of First Nationwide Bank's accumulated earnings and profits, as well as any distributions in dissolution or in redemption or liquidation of stock, may cause First Nationwide Bank to recognize a portion of its tax bad debt reserves as income and, accordingly, could cause First Nationwide Bank to make payments to First Nationwide Holdings under the FN Tax Sharing Agreement. As a result, First Nationwide Holdings may be required to make payments to Mafco Holdings under the FN Tax Sharing Agreement if First Nationwide Holdings has insufficient expenses and losses to offset such income. First Nationwide Bank does not expect to generate substantial amounts of federal taxable income (after taking into account its net operating loss carryovers) from any recapture of its bad debt reserve. Accordingly, the recapture of its bad debt reserve as a result of distributions to stockholders, or of the redemption of stock, would not be expected to have a material adverse effect on First Nationwide Bank.

TAXATION OF FIRST NATIONWIDE BANK

     Under current law, First Nationwide Bank qualifies as a domestic building and loan association for federal income tax purposes. Accordingly, First Nationwide Bank is entitled to take its bad debts into account using the reserve method of accounting under Section 593 of the Code. First Nationwide Bank determines the amount of the appropriate addition to its bad debt reserves based on the experience method of accounting of Section 593(b)(3), which is described in Section 585(b)(2) of the Code, rather than on the percentage of taxable income method described in Section 593(b)(2) of the Code.

     Each of the Senate and House of Representatives has passed a bill which includes a provision that, if enacted, would repeal Section 593 of the Code. In addition, the President has proposed tax legislation that also includes a provision repealing Section 593 of the Code which is substantially similar to the provision passed by Congress. If tax legislation is ultimately enacted that includes the repeal of Section 593 of the Code, the reserve method of accounting for bad debts would no longer be available to First Nationwide Bank. Rather, First Nationwide Bank generally would be required to take its bad debts into account using the specific charge-off method. Pursuant to the specific charge-off method, First Nationwide Bank would be entitled to take its bad debts into account in the taxable year during which such debts become wholly or partially worthless. The repeal of Section 593 of the Code also may require a domestic building and loan association, such as First Nationwide Bank, to recapture a certain portion of its bad debt reserve into income under certain circumstances, and, accordingly, could cause First Nationwide Bank to make payments to First Nationwide Holdings under the FN Tax Sharing Agreement. As a result, First Nationwide Holdings may be required to make additional payments to Mafco Holdings under the FN Tax Sharing Agreement if First Nationwide Holdings has insufficient expenses and losses to offset such income. At December 31, 1995, First Nationwide Bank had tax bad debt reserves totalling $187 million, all of which had been provided for in deferred tax liabilities. First Nationwide Bank does not expect to generate substantial amounts of federal taxable income (after taking into account its net operating loss carryovers) from any recapture of First Nationwide Bank's bad debt reserve. Accordingly, the repeal of the reserve method of accounting for bad debts, if enacted, would not be expected to have a material adverse effect on First Nationwide Bank.


LACK OF A PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued on April 17 to a small number of institutional investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. Although the Initial Purchasers have informed the Issuer that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. As a result, the market price of the New Notes could be adversely affected. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

CONTROL BY MACANDREWS & FORBES

     The Issuer is indirectly owned through MacAndrews & Forbes by Ronald O. Perelman. The Issuer's board of directors is, and is expected to continue to be, comprised entirely of designees of MacAndrews & Forbes. As a result, MacAndrews & Forbes will be able to direct and control the policies of the Issuer and its subsidiaries, including with respect to mergers, sales of assets and similar transactions.

                    STRATEGIC ACQUISITIONS AND DISPOSITIONS

     First Nationwide Bank's total consolidated assets have grown from $924 million as of September 30, 1994, immediately prior to the FN Acquisition, to approximately $14.6 billion at December 31, 1995. The current composition of First Nationwide Bank's assets and operations resulted principally from certain of the acquisitions and dispositions described below. The FN Acquisition laid the foundation for First Nationwide Bank's current strategy, the implementation of which is reflected in subsequent acquisitions and dispositions. See 'Business--Business Strategy.'


ACQUISITIONS

  The FN Acquisition

     On April 14, 1994, First Nationwide Bank entered into the FNB Asset Purchase Agreement with Old FNB, an indirect subsidiary of Ford Motor, pursuant to which, on October 3, 1994, effective immediately after the close of business on September 30, 1994, the Bank purchased the FNB Acquired Business for $726.5 million. Effective October 1, 1994, First Nationwide Bank changed its name from 'First Madison Bank, FSB' to 'First Nationwide Bank, A Federal Savings Bank.'

     First Nationwide Bank financed the FN Acquisition and paid related fees and expenses with: (i) a capital contribution by First Nationwide Holdings funded with the net proceeds of (a) the issuance of the FN Holdings Senior Notes and
(b) the issuance of First Nationwide Holdings' class C common stock to the Issuer, (ii) the net proceeds from the issuance of the First Nationwide Bank Preferred Stock, and (iii) existing cash and proceeds from securities sold under agreements to repurchase. See 'Certain Transactions.'

  The Maryland Acquisition

     In December 1994, FNMC entered into a series of agreements with the Resolution Trust Corporation as conservator for Standard Federal Savings Association, America's Mortgage Servicing, Inc., a mortgage company, America's Lending Network, Inc., and StanFed Financial Services, Inc. (collectively, 'StanFed'), of Frederick, Maryland, to acquire certain of StanFed's mortgage servicing assets and assume certain of StanFed's mortgage servicing liabilities for approximately $178 million. As a result of the Maryland Acquisition, FNMC acquired a 1-4 unit residential mortgage loan servicing portfolio of approximately $11.4 billion (including $1.8 billion of MSRs that are owned by third parties who have subcontracted to FNMC the servicing function (a 'sub-servicing portfolio')) and certain other assets and liabilities. The transaction was consummated on February 28, 1995. In connection with the Maryland Acquisition, FNMC moved its mortgage servicing operations to Maryland from its former location in Sacramento, California. Costs totalling $5.7 million associated with such consolidation are included in noninterest expense in the Issuer's consolidated statement of operations for the year ended December 31, 1995.

     In April 1995, First Nationwide Bank closed substantially all of its retail loan production offices. Costs associated with closures of approximately $2.1 million are included in noninterest expense in the Issuer's consolidated statement of operations for the year ended December 31, 1995.

  The Branch Purchases

     In April 1995, First Nationwide Bank consummated the Tiburon Purchase in which it acquired approximately $13 million in deposits located in Tiburon, California from East-West Federal Bank, a federal savings bank. In August 1995, First Nationwide Bank consummated the ITT Purchase in which it acquired three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million from ITT Federal Bank, fsb. On December 8, 1995, First Nationwide Bank consummated the Sonoma Purchase in which it acquired four retail branches located in Sonoma County, California with associated deposit accounts of approximately $143.5 million from Citizens Federal Bank, a Federal Savings Bank. The weighted average deposit premium paid in connection with the Branch Purchases was 3.78%.

  The LMUSA Purchases

     On October 2, 1995, FNMC purchased from LMUSA in the LMUSA 1995 Purchase a loan servicing portfolio of approximately $11.1 billion (including a sub-servicing portfolio of $3.1 billion), a master servicing portfolio of $2.9 billion and other assets, principally existing loans and loan production operations of LMUSA, for $100 million, payable in installments, and the assumption of the certain indebtedness relating to the acquired loan portfolio. On January 31, 1996, FNMC purchased in the LMUSA 1996 Purchase LMUSA's remaining $14.1 billion loan servicing portfolio (including a sub-servicing portfolio of $2.4 billion), a master servicing portfolio of $2.7 billion, its real estate acquired through loan foreclosures in connection with its servicing operations and its trade names for $160.8 million (as adjusted pursuant to the terms of the agreement) payable in installments and subject to certain adjustments, and the assumption of certain of LMUSA's obligations secured by its mortgage servicing operations.

  The SFFed Acquisition

     On February 1, 1996, First Nationwide Bank consummated the SFFed Acquisition pursuant to which First Nationwide Bank acquired SFFed and its wholly owned federal savings association subsidiary, San Francisco Federal. The aggregate consideration paid in the SFFed Acquisition was approximately $264 million. Following completion of the SFFed Acquisition, SFFed was liquidated and San Francisco Federal was merged into First Nationwide Bank.

     San Francisco Federal operated 35 branches in the Northern California area, and as a result of the SFFed Acquisition and the related consolidation of branches, the number of First Nationwide Bank's retail branches in Northern California increased to 63. San Francisco Federal's primary business consisted of operating retail deposit branches and originating and/or purchasing residential real estate loans and, to a lesser extent, certain consumer loans. At December 31, 1995, San Francisco Federal had approximately $4.0 billion in assets and approximately $2.7 billion in deposits.

     First Nationwide Bank financed the SFFed Acquisition with existing cash and other borrowings, some of which were repaid with the proceeds from the sale on February 23, 1996 of an aggregate of approximately $298 million in carrying value of consumer loans. On January 31, 1996, First Nationwide Holdings issued $140 million aggregate principal amount of the FN Holdings Subordinated Notes and contributed the net proceeds therefrom to First Nationwide Bank as additional paid-in capital, which augmented First Nationwide Bank's regulatory capital to maintain its 'well capitalized' status after the SFFed Acquisition.

     In connection with the SFFed Acquisition, First Nationwide Bank assumed $50 million of 11.20% Senior Notes issued by SFFed in September 1994 (the 'SFFed Notes'). See 'Business--Sources of Funds--SFFed Notes.'

  The Home Federal Acquisition

     On December 19, 1995, First Nationwide Bank entered into a merger agreement with HFFC, pursuant to which First Nationwide Bank will acquire HFFC and its wholly owned federally chartered savings association subsidiary, Home Federal, which, at December 31, 1995, had approximately $718 million in assets and $625 million in deposits and operated 15 branches in the Northern California area. The aggregate consideration to be paid in connection with the Home Federal Acquisition is estimated to be approximately $70.6 million.


     The Home Federal Acquisition is subject to approval by HFFC's shareholders. The Home Federal Acquisition is presently anticipated to close in the second quarter of 1996, although there can be no assurance that the Home Federal Acquisition will be consummated. The Issuer expects that First Nationwide Bank will remain 'well capitalized' after consummation of the Home Federal Acquisition.


DISPOSITIONS

  The Illinois Sale

     On October 7, 1994, First Nationwide Bank sold (the 'Illinois Sale') the FNB Acquired Business' branch network located in Illinois consisting of 26 branches with approximately $1.2 billion in deposits to Household Bank, f.s.b. The $89 million deposit premium received by First Nationwide Bank was treated as a reduction of the core deposit intangible asset established in connection with the FN Acquisition.

  The Branch Sales

     From September through December of 1995, First Nationwide Bank entered into the following agreements relating to the Branch Sales:

                                                       NUMBER OF    APPROXIMATE
                                                       BRANCHES      AMOUNT OF     APPROXIMATE
                                         GENERAL         TO BE       DEPOSITS       AMOUNT OF      DATE OF
        NAME OF PURCHASER               LOCATION         SOLD           (A)        ASSETS (A)     AGREEMENT
- ----------------------------------   ---------------   ---------    -----------    -----------    ---------
                                                                      (DOLLARS IN THOUSANDS)
Fifth Third Bank of                  Ohio                  28       $1,414,695       $18,480       9/22/95
  Northeastern Ohio
North Fork Bank                      Long Island,          10          602,014         8,222       9/28/95
                                     New York
Middletown                           Upstate                8          485,975         5,594       9/29/95
  Savings Bank                       New York
Independence                         Brooklyn,              3          330,073         3,308      10/11/95
  Savings Bank                       New York
Republic National                    Manhattan,             3          282,580         1,795      10/31/95
  Bank of New York                   New York
Midlantic Bank                       New Jersey             4          509,597         5,556      11/03/95
Independence                         Staten Island,         2          286,723         3,718      11/15/95
  Savings Bank                       New York
Charter One Bank                     Michigan              21          783,965        12,667      12/14/95
                                                           --       -----------    -----------
       Total                                               79       $4,695,622       $59,340
                                                           --       -----------    -----------
                                                           --       -----------    -----------

- ------------------

(a) As of December 31, 1995.

     The Branch Sales, when consummated, will result in gains, which, based on deposit information at December 31, 1995, will be approximately $366 million on a pre-tax basis. The gains from the Branch Sales will be used, as necessary, to augment First Nationwide Bank's regulatory capital to maintain its 'well capitalized' status after the SFFed Acquisition.

     The sale of First Nationwide Bank's retail branches in the state of Ohio (the 'Ohio Branch Sale') was consummated on January 19, 1996. The sales of First Nationwide Bank's retail branches in the states of New York and New Jersey (the 'Northeast Branch Sales') were consummated in a series of closings that occurred between January 12, 1996 and March 22, 1996. The sale of these 58 branches has generated pre-tax gains of approximately $308 million. Although regulatory approval for the sale of First Nationwide Bank's retail branches in the state of Michigan (the 'Michigan Branch Sale') has been obtained and it is anticipated that the Michigan Branch Sale will be consummated during the second quarter of 1996, no assurances can be given as to whether or when such transaction will be consummated.

                                USE OF PROCEEDS

     The Issuer will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Notes were approximately $432 million, which were distributed to the Issuer's parent, First Gibraltar Holdings, and used to repay indebtedness of affiliates of the Issuer, other than the Issuer or its subsidiaries. None of the net proceeds were available to the Issuer or its subsidiaries.

                          CONSOLIDATED CAPITALIZATION


     The following table sets forth the actual consolidated capitalization of each of the Issuer (on a stand-alone basis) and First Nationwide Holdings at December 31, 1995 and the capitalization of the Issuer on a consolidated basis at such date as adjusted to give effect to the SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering. The following table should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto, 'Pro Forma Financial Data' and the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus.



                                                                                                                  CONSOLIDATED
                                                                                  FIRST                          CAPITALIZATION
                                                                                NATIONWIDE                         OF ISSUER,
                                                                    ISSUER       HOLDINGS      ADJUSTMENTS         AS ADJUSTED
                                                                   --------    ------------    -----------       ---------------
                                                                                          (IN THOUSANDS)
Deposits........................................................   $     --     $10,241,628    $(1,650,069)(a)     $ 8,591,559
                                                                   --------     -----------    -----------       -------------
                                                                   --------     -----------    -----------       -------------
Borrowings:
  Securities sold under agreements to repurchase................         --     $   969,510    $ 2,698,370(a)      $ 3,667,880
  Other borrowings (primarily FHLB advances)....................         --       2,100,131      2,276,360(a)        4,376,491
                                                                   --------     -----------    -----------       -------------
      Total.....................................................   $     --     $ 3,069,641    $ 4,974,730         $ 8,044,371
                                                                   --------     -----------    -----------       -------------
                                                                   --------     -----------    -----------       -------------
Long-term notes:
  12 1/2% Senior Notes due 2003 (net of original issue
    discount)...................................................   $     --     $        --    $   449,827(b)      $   449,827
  9 1/8% Senior Subordinated Notes Due 2003.....................         --              --        140,000(c)          140,000
  12 1/4% Senior Notes Due 2001(d)..............................         --         200,000             --             200,000
  10% Subordinated Debentures Due 2006..........................         --          89,600             --              89,600
  11.20% Senior Notes Due 2004..................................         --              --         56,666(a)           56,666
                                                                   --------     -----------    -----------       -------------
      Total long-term notes.....................................         --         289,600        646,493             936,093
                                                                   --------     -----------    -----------       -------------
Minority interest--preferred stock of First Nationwide
  Bank..........................................................    300,730              --             --             300,730
Minority interest--Hunter's Glen................................     58,261              --         67,395(a)          125,656
                                                                   --------     -----------    -----------       -------------
      Total minority interest...................................    358,991              --         67,395             426,386
                                                                   --------     -----------    -----------       -------------
Stockholder's equity:

  As adjusted:
    Common stock (par value $1.00 per share; 1,000 shares
      authorized, 1,000 shares issued and outstanding)..........          1              --             --                   1
    Additional paid-in capital..................................    267,055              --             --             267,055
    Net unrealized holding gain on securities available
      for sale..................................................    (12,702)(f)       63,512            --              50,810
    Retained earnings (accumulated deficit)(g)..................     86,289              --       (162,172)(e)         (75,883)
                                                                   --------     -----------    -----------       -------------
      Total stockholder's equity(g).............................    340,643          63,512       (162,172)            241,983
                                                                   --------     -----------    -----------       -------------
Total capitalization............................................   $699,634     $   353,112    $   551,716         $ 1,604,462
                                                                   --------     -----------    -----------       -------------
                                                                   --------     -----------    -----------       -------------


- ------------------

(a) Represents deposits and borrowed funds of SFFed assumed by First Nationwide Bank at their approximate respective fair values at December 31, 1995, the impact of the Branch Sales and deposits transferred to First Nationwide Bank as a result of the LMUSA 1996 Purchase.


(b) Represents the issuance of the Notes.


(c) Represents the issuance of the FN Holdings Subordinated Notes.


(d) Excludes $3.1 million accrued interest payable on the FN Holdings Senior Notes at December 31, 1995.





(e) Represents the net gains on the Branch Sales assuming an aggregate deposit premium of $367 million, offset by the distribution of net proceeds from the Notes to First Gibraltar Holdings.


(f) Represents the portion of net unrealized holding gain on securities available for sale attributable to minority interest--Hunter's Glen.


(g) Pro forma stockholder's equity amounts do not reflect dividends from First Nationwide Bank to First Nationwide Holdings that would be anticipated in connection with the Branch Sales. In addition, the pro forma financial data does not give effect to the redemption of the class C common stock of First Nationwide Holdings which, at December 31, 1995, had a redemption value of $171.1 million. The Issuer expects that such class C common stock will be redeemed in full on or before June 1, 1996.

                            PRO FORMA FINANCIAL DATA


     The following pro forma financial data gives effect to the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering. The Branch Purchases consummated in 1995 and the proposed Home Federal Acquisition have not been reflected in the pro forma financial data because such transactions are not material either individually or in the aggregate.


     The following pro forma financial, operating and other data as of and for the year ended December 31, 1995, are based on (i) the historical consolidated statement of financial condition of the Issuer at December 31, 1995 giving effect to the SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering as if such transactions occurred on December 31, 1995, and (ii) the historical consolidated statement of operations for the year ended December 31, 1995 giving effect to the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering as if such transactions occurred on January 1, 1995. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances. The Acquisitions are accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value is determined as of the consummation of each of the Acquisitions. The pro forma financial, operating and other data do not necessarily reflect the results of operations or the financial position of the Issuer that actually would have resulted had the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering occurred at the dates indicated, nor do they necessarily project the results of operations or financial position of the Issuer for any future date or period.

     The pro forma financial data does not give effect to the redemption of the class C common stock of First Nationwide Holdings which, at December 31, 1995, had a redemption value of $171.1 million. The Issuer expects that such class C common stock will be redeemed in full on or before June 1, 1996.

     The pro forma financial data should be read in conjunction with the accompanying notes thereto and the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus. In addition, the pro forma financial data should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto, the Consolidated Financial Statements of the FNB Acquired Business and the notes thereto, and the Consolidated Financial Statements of SFFed and the notes thereto, contained elsewhere in this Prospectus. See 'Selected Historical Financial Data.'

                                   THE ISSUER
         PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                             SFFED ACQUISITION                   LMUSA 1996 PURCHASE
                                              -----------------------------------------------   ---------------------
                                   ISSUER        SFFED          ADJUST-             SFFED         LMUSA     ADJUST-
                                 HISTORICAL    HISTORICAL       MENTS(A)         PRO FORMA(B)   HISTORICAL  MENTS(C)
                                ------------  ------------  ----------------     ------------   ---------  ----------
ASSETS
Cash and cash equivalents.....  $    312,571  $    195,251  $   (272,132)(2)     $   (76,881)   $     --   $       --
Securities....................       350,016            --            --                  --          --           --
Mortgage-backed securities....     3,002,002       932,398         9,915 (1)         942,313          --           --
Loans receivable, net.........    10,034,430     2,719,381       (23,415)(1)       2,695,966         176           --
Covered assets, net...........        39,349            --            --                  --          --           --
Office premises and equipment,
 net..........................        93,509        21,899        (8,844)(1)          13,055          --           --
Mortgage servicing rights,
 net..........................       241,355         2,183        13,817 (1)          16,000      89,902       15,957 (4)
Core deposit and other
 intangible assets............        18,606         8,053       108,689 (1)         116,742          --           --
Other assets..................       554,407       112,323            --             112,323      62,367           --
                                ------------  ------------       -------         ------------   ---------  ----------
Total assets..................  $ 14,646,245  $  3,991,488  $   (171,970)        $ 3,819,518    $152,445   $   15,957
                                ------------  ------------       -------         ------------   ---------  ----------
                                ------------  ------------       -------         ------------   ---------  ----------
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Deposits......................  $ 10,241,628  $  2,693,243  $     10,950 (1)     $ 2,704,193    $     --   $  341,360 (5)
Borrowings....................     3,362,372     1,041,558        12,470 (1)       1,054,028          --     (291,610)(5)
Other liabilities.............       279,099        61,297            --              61,297       2,874      115,778 (6)
                                ------------  ------------       -------        ------------   ---------  ----------
Total liabilities.............    13,883,099     3,796,098        23,420           3,819,518       2,874      165,528
                                ------------  ------------       -------        ------------   ---------  ----------
Minority interest--preferred
 stock
 of First Nationwide Bank.....       300,730            --            --                  --          --           --
Minority interest--Hunter's
 Glen.........................        58,261            --            --                  --          --           --
Stockholder's equity..........       404,155       195,390      (181,089)(3)              --     149,571     (165,528)(7)
                                                                 (14,301)(1)                                   15,957 (4)
                                ------------  ------------       -------         ------------   ---------  ----------
Total liabilities and
 stockholder's equity.........  $ 14,646,245  $  3,991,488  $   (171,970)        $ 3,819,518    $152,445   $   15,957
                                ------------  ------------       -------         ------------   ---------  ----------
                                ------------  ------------       -------         ------------   ---------  ----------

                                                                  FN HOLDINGS

                                                                  SUBORDINATED
                                   LMUSA          BRANCH             NOTES                              PRO FORMA
                                PRO FORMA(D)     SALES(E)         OFFERING(F)       OFFERING(G)          COMBINED
                                ------------  --------------      ------------     --------------      ------------
ASSETS
Cash and cash equivalents.....  $        --   $      (22,649)(8)  $   133,000 (11) $          --       $    346,041
Securities....................           --               --               --                 --            350,016
Mortgage-backed securities....           --               --               --                 --          3,944,315
Loans receivable, net.........          176           (5,785)(8)           --                 --         12,724,787
Covered assets, net...........           --               --               --                 --             39,349
Office premises and equipment,
 net..........................           --          (30,906)(8)           --                 --             75,658
Mortgage servicing rights,
 net..........................      105,859               --               --                 --            363,214
Core deposit and other
 intangible assets............           --           (1,029)(8)           --                 --            134,319
Other assets..................       62,367               --            7,000 (11)        18,077 (12)       754,174
                                ------------  --------------      ------------           -------       ------------
Total assets..................  $   168,402   $      (60,369)     $   140,000      $      18,077       $ 18,731,873
                                ------------  --------------      ------------           -------       ------------
                                ------------  --------------      ------------           -------       ------------
LIABILITIES AND
 STOCKHOLDER'S EQUITY
Deposits......................  $   341,360   $   (4,695,622)(8)  $        --      $          --       $  8,591,559
Borrowings....................     (291,610)       4,268,978 (9)      140,000 (11)       449,827 (12)     8,983,595
Other liabilities.............      118,652           29,302 (10)          --                 --            488,350
                                ------------  --------------      ------------           -------       ------------
Total liabilities.............      168,402         (397,342)         140,000            449,827         18,063,504
                                ------------  --------------      ------------           -------       ------------
Minority interest--preferred
 stock
 of First Nationwide Bank.....           --               --               --                 --            300,730
Minority interest--Hunter's
 Glen.........................           --           67,395 (10)          --                 --            125,656
Stockholder's equity..........           --          269,578 (10)           --          (431,750)(12)       241,983

                                ------------  --------------      ------------           -------       ------------
Total liabilities and
 stockholder's equity.........  $   168,402   $      (60,369)     $   140,000      $      18,077       $ 18,731,873
                                ------------  --------------      ------------           -------       ------------
                                ------------  --------------      ------------           -------       ------------


- ------------------

(a)     Represents adjustments to record (i) SFFed's assets and liabilities at preliminary estimates of their respective fair values, (ii) the elimination of historical goodwill, (iii) the purchase price of the SFFed Acquisition and (iv) the elimination of the equity of SFFed.

(b)     Represents the pro forma effect of the SFFed Acquisition.


(c)     Represents adjustments to record (i) the assets acquired and liabilities assumed in the LMUSA 1996 Purchase at preliminary estimates of their respective fair values, (ii) acquisition fees and expenses, (iii) the cash paid at closing for the LMUSA
        1996 Purchase, (iv) the impact of the transfer of custodial accounts to First Nationwide Bank and (v) the elimination of the excess of assets acquired over the liabilities assumed in the LMUSA 1996 Purchase.

(d)     Represents the pro forma effect of the LMUSA 1996 Purchase.

(e)     Represents adjustments to record the impact of the Branch Sales.

(f)     Represents adjustments to record the issuance of the FN Holdings Subordinated Notes in the FN Holdings Subordinated Notes
        Offering.

(g)     Represents adjustments to record the issuance of the Notes in the Offering and the distribution of the net proceeds to First
        Gibraltar Holdings.

                                                 DOLLAR
                                                 AMOUNT          PERCENT
                                               ----------        -------
Pro Forma Regulatory Capital Ratios of
  First Nationwide Bank:
    Tangible capital....................       $1,186,474          6.30%
    Core capital........................        1,186,474          6.30
    Risk-based capital:
         Core capital...................        1,186,474         10.16
         Total capital..................        1,419,810         12.15

        The amount of adjusted total assets used for the tangible and core capital ratios was $18.8 million. Risk-weighted assets used for the risk-based core and total capital ratios amounted to $11.7 million.


        Under proposed congressional legislation relative to the recapitalization of the SAIF, a special assessment could be levied against SAIF-insured deposits, which is currently estimated to range from 85 to 90 basis points. The impact of such assessment (at 90 basis points) on the pro forma condensed combined statement of financial condition as of December 31, 1995 would be to (i) increase other liabilities by approximately $69 million and (ii) reduce stockholder's equity by approximately $69 million. See 'Regulation--Regulation of Federal Savings Banks--FDIC Assessments.'



        First Nationwide Bank intends to maintain its 'well capitalized' status (generally, core capital of at least 5% and total risk-based capital of at least 10%) and to distribute amounts in excess of such levels as dividends to First Nationwide Holdings, subject to regulatory limitations and the terms of the FN Holdings Indentures. While maintaining First Nationwide Bank's regulatory capital at the 'well capitalized' level and considering the aforementioned impact of the SAIF assessment, the amount of First Nationwide Bank's capital that would be available for distribution as common dividends to First Nationwide Holdings in the first quarter of 1996 would approximate $177 million. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources.'

                                   THE ISSUER
               NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF
                              FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

(1) The SFFed Acquisition will be accounted for using the purchase method of accounting. The total purchase cost will be allocated first to the tangible and identifiable intangible assets and liabilities of SFFed based on their respective fair values and the remainder will be allocated to goodwill. The aggregate purchase price was determined as follows:

Purchase price, as defined:
  Shares outstanding at December 31,
     1995...............................    7,883,247
  Options outstanding at December 31,
     1995...............................      553,304
                                           ----------
     Total..............................    8,436,551
  Purchase price per share:                $    32.00
                                           ----------
                                           $  269,969
  Exercise of options outstanding(a)....       (7,425)
                                           ----------
  Purchase price........................      262,544
  Acquisition fees and expenses.........       15,000
  Acquisition fees and expenses included
     in equity of SFFed.................       (5,412)
                                           ----------
       Total............................   $  272,132
                                           ----------
                                           ----------

     The following is a reconciliation of the equity of SFFed to the fair value of the net assets to be acquired by First Nationwide Bank:

Equity of SFFed at December 31, 1995....                 $195,390
Fair value adjustments(b):

  Mortgage-backed securities............   $    9,915
  Loans receivable, net.................      (23,415)
  Office premises and equipment, net....       (8,844)
  Mortgage servicing rights.............       13,817
  Core deposit intangible asset.........       25,700
  Deposit accounts......................      (10,950)
  Borrowings............................      (12,470)
  Historical goodwill...................       (8,054)
                                           ----------
                                              (14,301)    (14,301)
                                                         --------
  Fair value of net assets acquired.....                  181,089
  Purchase cost.........................                  272,132
                                                         --------
  Excess of purchase cost over net
     assets acquired ('goodwill').......                 $ 91,043
                                                         --------
                                                         --------

          (a) Represents cash to be received by SFFed in settlement of stock options and stock appreciation rights outstanding as of December 31, 1995 (553,304 options outstanding at an average price of $13.42 per share).

                                   THE ISSUER
               NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF
                              FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

          (b) Fair value adjustments are amortized against (accreted to) net income as follows:

                                                                                  PERIOD OF AMORTIZATION
             ITEM                      METHOD OF AMORTIZATION (ACCRETION)               (ACCRETION)
- -------------------------------  ----------------------------------------------   -----------------------
Mortgage-backed securities       Level yield method over effective terms of            6 to 9 years
                                   such assets, considering estimated
                                   prepayments
Loans receivable                 Level yield method over effective terms of            2 to 12 years
                                   such assets, considering estimated
                                   prepayments
Mortgage servicing rights        Level yield method over effective terms of            2 to 7 years
                                   such assets, considering estimated
                                   prepayments
Core deposit intangible asset    Method based on the estimated lives of                7 to 10 years

                                   existing depositor relationships
Deposit accounts                 Level yield method over stated terms of such          1 to 5 years
                                   liabilities
Borrowings                       Level yield method over stated terms of such          1 to 5 years
                                   liabilities

(2) Represents payment by First Nationwide Bank in connection with the SFFed Acquisition. The purchase price will be paid from existing cash of SFFed and the Issuer.

(3) Represents the elimination of the equity of SFFed of $181,089.

(4) The LMUSA 1996 Purchase will be accounted for using the purchase method of accounting. The total purchase cost will be allocated first to the tangible and indentifiable intangible assets based on their respective fair values and the remainder, if any, will be allocated to goodwill. The aggregate purchase price was determined as follows:

Gross purchase price....................   $178,260
       Adjustments to gross purchase
          price, net (i)................    (20,732)
                                           --------
       Purchase cost as of December 31,
          1995..........................    157,528
       Acquisition fees and expenses....      8,000
                                           --------
       Total............................   $165,528
                                           --------
                                           --------

          (i) The gross purchase price amount in the agreement is based on account and loan portfolio balances as of July 31, 1995 and is adjusted based on subsequent changes in the balances.

                                   THE ISSUER
               NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF
                              FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

   The following is a reconciliation of the excess of the assets acquired over the liabilities assumed (at LMUSA's historical carrying value) to the recorded value of the net assets to be acquired by First Nationwide Bank:


Excess of assets acquired over
 liabilities assumed at December 31,
 1995, at LMUSA's historical carrying
 value..................................   $149,571
Fair value adjustments--mortgage
 servicing rights.......................     15,957
                                           --------
  Recorded value of net assets
     acquired...........................   $165,528
                                           --------
                                           --------

(5) Represents the balance of funds in custodial accounts maintained by LMUSA at other banks related to the servicing acquired in the LMUSA 1996 Purchase. For pro forma purposes, it is assumed that such funds will be transferred to First Nationwide Bank and used to pay the amount due at closing and to liquidate borrowings as follows:

Total amount of custodial funds
 transferred............................   $341,360
Less: Cash paid at closing..............     49,750
                                           --------
       Amount applied to reduce
          borrowings....................   $291,610
                                           --------
                                           --------

(6) Represents payment by First Nationwide Bank in connection with the LMUSA 1996 Purchase. The agreement for the LMUSA 1996 Purchase includes an initial cash payment with deferred payments of the remainder of the contractual purchase price.

Total purchase price....................   $165,528
Less: Acquisition fees and expenses
 (i)....................................      8,000
                                           --------
     Purchase cost......................   $157,528
                                           --------
                                           --------

Deferred payment amount (i).............    107,778
                                           --------
Cash paid at closing....................     49,750
                                           --------
                                           $157,528
                                           --------
                                           --------
(i) Represents $115,778 recorded in other

    liabilities as a result of the LMUSA 1996
    Purchase.

(7) Represents the elimination of the excess of assets acquired over liabilities assumed totalling $165,528.

(8) The following represents adjustments necessary to record the Branch Sales:

                                                   CARRYING VALUE AS OF DECEMBER 31, 1995
                                           ------------------------------------------------------
                                              OHIO        MICHIGAN      NORTHEAST        TOTAL
                                           -----------    ---------    -----------    -----------
  Cash and cash equivalents.............   $     9,195    $   4,355    $     9,099    $    22,649
  Loans receivable......................         1,045          597          4,143          5,785
  Office premises and equipment.........         8,240        7,715         14,951         30,906
  Deposits..............................    (1,414,695)    (783,965)    (2,496,962)    (4,695,622)
  Core deposit intangible asset.........          (865)       1,229            665          1,029
                                           -----------    ---------    -----------    -----------
     Net carrying value of assets and
       liabilities sold.................   $(1,397,080)   $(770,069)   $(2,468,104)   $(4,635,253)
                                           -----------    ---------    -----------    -----------
                                           -----------    ---------    -----------    -----------

                                   THE ISSUER
               NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF
                              FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

(9) Represents borrowings necessary to fund the Branch Sales, computed as follows:

                                              OHIO        MICHIGAN      NORTHEAST        TOTAL
                                           -----------    ---------    -----------    -----------
Net carrying value of assets and
 liabilities sold.......................   $ 1,397,080    $ 770,069    $ 2,468,104    $ 4,635,253
Gain on sale--see note 10...............       129,602       55,060        181,613        366,275
                                           -----------    ---------    -----------    -----------
  Borrowings............................   $ 1,267,478    $ 715,009    $ 2,286,491    $ 4,268,978
                                           -----------    ---------    -----------    -----------
                                           -----------    ---------    -----------    -----------


(10) Represents pro forma gain on the Branch Sales, computed as follows:

                                              OHIO        MICHIGAN      NORTHEAST        TOTAL
                                           -----------    ---------    -----------    -----------
Deposit totals at December 31, 1995.....   $ 1,414,695    $ 783,965    $ 2,496,962    $ 4,695,622
Premium per contract....................          9.10%        7.18%          7.30%          7.82%
                                           -----------    ---------    -----------    -----------
  Total premium.........................       128,737       56,289        182,278        367,304
  Core deposit intangible asset.........           865       (1,229)          (665)        (1,029)
                                           -----------    ---------    -----------    -----------
  Gain on sale of deposits (a)..........       129,602       55,060        181,613        366,275
  Tax effect (other liabilities)........       (10,368)      (4,405)       (14,529)       (29,302)
                                           -----------    ---------    -----------    -----------
       Total net gain...................       119,234       50,655        167,084        336,973
       Minority interest--Hunter's
          Glen..........................        23,847       10,131         33,417         67,395
                                           -----------    ---------    -----------    -----------
       Net gain to common stockholder...   $    95,387    $  40,524    $   133,667    $   269,578
                                           -----------    ---------    -----------    -----------
                                           -----------    ---------    -----------    -----------

     (a) The remaining assets and liabilities will be sold at their respective carrying values, resulting in no gain or loss.

(11) Represents the issuance of the FN Holdings Subordinated Notes:

Proceeds from the issuance of the FN
 Holdings Subordinated Notes............   $140,000
Less: deferred issuance costs...........      7,000
                                           --------
       Net proceeds.....................   $133,000
                                           --------
                                           --------

(12) Represents the issuance of the Notes:

Proceeds from the issuance of the
 Notes..................................   $449,827
Less: deferred issuance costs...........     18,077
                                           --------
       Net proceeds.....................   $431,750
                                           --------
                                           --------


     Net proceeds from the Offering will be distributed to First Gibraltar Holdings.

                                   THE ISSUER
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                        SFFED       LMUSA
                                                     ACQUISITION  PURCHASES  BRANCH SALES
                                           ISSUER     PRO FORMA   PRO FORMA   PRO FORMA      PRO FORMA     PRO FORMA
                                         HISTORICAL   TOTALS(1)   TOTALS(2)   TOTALS(3)    ADJUSTMENTS(4)   COMBINED
                                         ----------  -----------  ---------  ------------  --------------  ----------
INTEREST INCOME:
Loans receivable........................ $  823,864   $ 230,713   $ 22,477     $   (623)      $     --     $1,076,431
Securities..............................     28,396      10,685         --           --             --         39,081
Mortgage-backed securities..............    212,880      62,403         --           --             --        275,283
Other interest income...................     10,705          --         --           --             --         10,705
                                         ----------  -----------  ---------  ------------  --------------  ----------
  Total interest income.................  1,075,845     303,801     22,477         (623)            --      1,401,500
INTEREST EXPENSE:
Deposits................................    447,359     143,797         --     (211,530)            --        379,626
Borrowings..............................    287,456      74,587      2,018      280,671         70,143        714,875
                                         ----------  -----------  ---------  ------------  --------------  ----------
  Total interest expense................    734,815     218,384      2,018       69,141         70,143      1,094,501
                                         ----------  -----------  ---------  ------------  --------------  ----------
Net interest income.....................    341,030      85,417     20,459      (69,764)       (70,143)       306,999
Provision for loan losses...............     37,000      11,094         --           --             --         48,094
                                         ----------  -----------  ---------  ------------  --------------  ----------
Net interest income after provision for
  loan losses...........................    304,030      74,323     20,459      (69,764)       (70,143)       258,905
NONINTEREST INCOME:
Customer banking fees...................     47,493       5,291         --      (22,228)            --         30,556
Mortgage banking operations.............     70,265         860     76,445           --             --        147,570
Net gain (loss) on sales of assets......        147          --     (1,851)          --             --         (1,704)
Other...................................     33,068       1,677      2,690         (789)            --         36,646
                                         ----------  -----------  ---------  ------------  --------------  ----------
  Total noninterest income..............    150,973       7,828     77,284      (23,017)            --        213,068
NONINTEREST EXPENSE:
Compensation and benefits...............    154,288      11,141     19,500      (19,476)            --        165,453
Other...................................    178,265      34,896     38,081      (25,823)         3,582        229,001
                                         ----------  -----------  ---------  ------------  --------------  ----------
  Total noninterest expense.............    332,553      46,037     57,581      (45,299)         3,582        394,454
                                         ----------  -----------  ---------  ------------  --------------  ----------

Income (loss) before income taxes,
  extraordinary item and minority
  interest..............................    122,450      36,114     40,162      (47,482)       (73,725)        77,519
Federal and state income taxes..........    (57,185)      3,554      3,952       (4,671)        (7,255)       (61,605)
                                         ----------  -----------  ---------  ------------  --------------  ----------
Income (loss) before extraordinary item
  and minority interest.................    179,635      32,560     36,210      (42,811)       (66,470)       139,124
Extraordinary item--gain on early
  extinguishment of FHLB advances,
  net...................................      1,967          --         --           --             --          1,967
                                         ----------  -----------  ---------  ------------  --------------  ----------
Net income (loss) before minority
  interest..............................    181,602      32,560     36,210      (42,811)       (66,470)       141,091
Minority interest--First Nationwide Bank
  preferred stock dividends.............     34,584          --         --           --             --         34,584
Minority interest--Hunter's Glen........     24,554       6,512      7,242       (8,562)        (2,484)        27,262
                                         ----------  -----------  ---------  ------------  --------------  ----------
Net income (loss)....................... $  122,464   $  26,048   $ 28,968     $(34,249)      $(63,986)    $   79,245
                                         ----------  -----------  ---------  ------------  --------------  ----------
                                         ----------  -----------  ---------  ------------  --------------  ----------
COMPONENTS OF PRO FORMA CONSOLIDATED NET INCOME OF THE ISSUER:
Historical net income of First Nationwide Bank...........................................................  $  211,260
Pro forma adjustments for SFFed Acquisition, LMUSA Purchases and Branch Sales............................      25,959
                                                                                                           ----------
Pro forma net income of First Nationwide Bank............................................................     237,219
Minority interest--First Nationwide Bank preferred stock dividends.......................................     (34,584)
First Nationwide Holdings unconsolidated loss before minority interest, excluding net income from First
  Nationwide Bank........................................................................................     (29,658)
Pro forma adjustments for FN Holdings Subordinated Notes.................................................     (12,420)
                                                                                                           ----------
Pro forma net income of First Nationwide Holdings........................................................     160,557
Minority interest--Hunter's Glen.........................................................................     (27,262)
Pro forma adjustments for Notes..........................................................................     (54,050)
                                                                                                           ----------
Pro forma net income of the Issuer.......................................................................  $   79,245
                                                                                                           ----------
                                                                                                           ----------
OTHER DATA, AS ADJUSTED:
Historical net income of First Nationwide Bank...........................................................  $  211,260
Pro forma adjustment for SFFed Acquisition, LMUSA Purchases and Branch Sales.............................      25,959
Elimination of deferred tax benefit of First Nationwide Bank(5)..........................................     (69,000)
                                                                                                           ----------
Pro forma net income of First Nationwide Bank, as adjusted...............................................     168,219
First Nationwide Bank preferred stock dividends..........................................................     (34,584)
                                                                                                           ----------
Net income of First Nationwide Bank available to First Nationwide Holdings, as adjusted(6)...............     133,635
Net expenses of First Nationwide Holdings (unconsolidated)(7)............................................     (42,078)
                                                                                                           ----------
Net income of First Nationwide Holdings, as adjusted(8)..................................................      91,557
Minority Interest--Hunter's Glen(9)......................................................................     (18,311)
                                                                                                           ----------
Cash available for distribution or loan to Issuer(8)(9)..................................................  $   73,246
                                                                                                           ----------
                                                                                                           ----------


                                   THE ISSUER
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

 (1) Represents historical results of operations of SFFed for the year ended December 31, 1995. Historical results have been adjusted to reflect:
   (a) the amortization/accretion of fair value adjustments;
   (b) the elimination of amortization of historical goodwill;
   (c) the elimination of certain noninterest expense due to consolidation of SFFed operations with First Nationwide Bank;
   (d) the elimination of certain historical noninterest expenses recorded by SFFed as a result of the acquisition by First Nationwide Bank;
   (e) income taxes relative to the SFFed Acquisition; and
   (f) 20% minority interest relative to the SFFed Acquisition.

 (2) Represents historical results of operations for the nine months ended September 30, 1995 and the year ended December 31, 1995 related to the LMUSA 1995 Purchase and LMUSA 1996 Purchase, respectively (unaudited). (LMUSA 1995 Purchase was consummated on October 2, 1995). Historical results have been adjusted to reflect:
   (a) the amortization of the fair value of mortgage servicing rights;
   (b) the elimination of amortization of historical mortgage servicing rights;
   (c) the decrease in interest expense resulting from the transfer of custodial accounts acquired to First Nationwide Bank;
   (d) decreases in compensation and benefits expense due to reduction in staffing;
   (e) the elimination of certain other noninterest expenses due to consolidation with First Nationwide Bank's existing mortgage banking operations;
   (f) income taxes relative to the LMUSA Purchases; and
   (g) 20% minority interest relative to the LMUSA Purchases.

 (3) Represents adjustments necessary to record the impact of the Branch Sales:
   (a) the elimination of historical interest income and expense for the year ended December 31, 1995 on the savings account loans and deposits being sold;
   (b) the elimination of historical noninterest income (customer banking fees and other noninterest income) for the year ended December 31, 1995 related to the deposits being sold;
   (c) the elimination of historical noninterest expense for the year ended December 31, 1995, including compensation and benefits, occupancy, SAIF insurance premiums, marketing, OTS assessments, data processing and telecommunications directly attributable to the Ohio, Michigan and Northeast retail branch operations;
   (d) interest expense for the borrowings used to fund the Branch Sales;
   (e) income taxes relative to the Branch Sales; and
   (f) 20% minority interest relative to the Branch Sales.


   See note 6 below.

 (4) Represents adjustments to reflect:
   (a) interest expense and amortization of debt issuance costs associated with the FN Holdings Subordinated Notes of $12,775 and $1,000, respectively, and the Notes of $57,368 and $2,582, respectively;
   (b) the impact of income taxes from (a); and
   (c) 20% minority interest relative to the FN Holdings Subordinated Notes.

 NOTES TO OTHER DATA, AS ADJUSTED

 (5) First Nationwide Bank recognized a deferred tax benefit of $69 million in the fourth quarter of 1995. Such benefit is not a recurring item.


 (6) Represents pro forma net income of First Nationwide Bank, as adjusted, less First Nationwide Bank preferred stock dividends. Assumes that no retention of retained earnings is necessary in order for First Nationwide Bank to retain its 'well capitalized' status.

 (7) Represents unconsolidated net loss before minority interest of First Nationwide Holdings (which includes interest expense on the FN Holdings Senior Notes and other expenses of First Nationwide Holdings), and the pro forma effect of interest expense on the FN Holdings Subordinated Notes, excluding net income from First Nationwide Bank.



 (8) The terms of the FN Holdings Indentures generally limit distributions to 75% of the consolidated net income of First Nationwide Holdings. The FN Holdings Indentures also permit First Nationwide Holdings to loan the remaining 25% of its consolidated net income to affiliates, including the Issuer, provided that such loans are on an arm's length basis. See 'Risk Factors--Holding Company Structure; Restrictions on Ability of Subsidiaries to Pay Dividends.'



 (9) Assumes that the class C common stock of First Nationwide Holdings owned by the Issuer is redeemed in full for approximately $171.1 million, which the Issuer expects to occur on or before June 1, 1996. Until the redemption of the class C common stock, no dividends are payable on the class A common stock of First Nationwide Holdings owned by the Issuer, or the class B common stock of First Nationwide Holdings owned by Hunter's Glen. Thereafter, the Issuer expects that distributions by First Nationwide Holdings will be made on a pro rata basis with respect to its 80% ownership interest and the 20% ownership interest of Hunter's Glen.

                       SELECTED HISTORICAL FINANCIAL DATA

     The Issuer is a holding company with no business of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the common stock of First Nationwide Bank. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries. The selected historical financial data for the Issuer presented under the captions 'Selected Operating Data' and 'Selected Financial Data' for, and as of the end of, each of the years in the five-year period ended December 31, 1995, have been derived from the Consolidated Financial Statements of the Issuer.

     The following data should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto, the Consolidated Financial Statements of the FNB Acquired Business and the notes thereto and the Consolidated Financial Statements of SFFed and the notes thereto, included elsewhere in this Prospectus. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                                                           YEAR ENDED DECEMBER 31,
                                                         ------------------------------------------------------------
                                                            1995       1994(1)     1993(2)     1992(3)        1991
                                                         ----------    --------    --------    --------    ----------
                                                                            (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA
Interest income.......................................   $1,075,845    $293,139    $ 95,264    $659,201    $  990,596
Interest expense......................................      734,815     199,845      74,728     450,240       663,016
Net interest income...................................      341,030      93,294      20,536     208,961       327,580
Provision for loan losses.............................       37,000       6,226       1,402      16,193        17,698
Noninterest income....................................      150,973      41,158     190,876     384,336       128,366
Noninterest expense...................................      332,553      96,298      63,392     361,549       464,624
Income (loss) before taxes, extraordinary item and
  minority interest...................................      122,450      31,928     146,618     215,555       (26,376)
Income tax expense (benefit)(4).......................      (57,185)      2,558       2,500          --            --
Income before extraordinary item and minority
  interest............................................      179,635      29,370     144,118     215,555       (26,376)
Extraordinary item: gain on early extinguishment of
  FHLB advances, net..................................        1,967       1,376          --          --            --
Net income before minority interest...................      181,602      30,746     144,118     215,555       (26,376)
Minority interest--First Nationwide
  Bank Preferred Stock dividends......................       34,584          --          --          --            --
Minority interest--Hunter's Glen......................       24,554       4,259          --          --            --
Net income (loss).....................................      122,464      26,487     144,118     215,555       (26,376)
SELECTED PERFORMANCE RATIOS

Return (loss) on average assets(5)....................          .83%        .60%       7.84%       2.52%        (0.25)%
Return (loss) on average common equity(6).............        35.91       15.86       69.41       58.89         (6.64)
Yield on interest-earning assets(7)...................         7.71        6.85        5.42        8.32          9.99
Cost of interest-bearing
  liabilities(8)......................................         5.35        4.83        4.70        5.73          6.78
Net interest margin(9)................................         2.44        2.18        1.14        2.63          3.30
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  MINORITY INTEREST(10)
Excluding interest on deposits(11)....................         1.18x       1.26x       9.59x      10.74x           --
Including interest on deposits(11)....................         1.08x       1.13x       3.02x       1.46x           --

                                                                          AT DECEMBER 31,
                                               ----------------------------------------------------------------------
                                                  1995          1994(1)       1993(2)        1992(3)         1991
                                               -----------    -----------    ----------    -----------    -----------
                                                                       (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL DATA
Securities available for sale...............   $ 1,826,075    $    45,000    $       --    $        --    $        --
Securities to be held to maturity(12)(13)...         1,455        411,859        15,118      2,034,842         90,416
Mortgage-backed securities to be held to
  maturity(13)..............................     1,524,488      3,153,812       341,224         77,622      1,771,168
Loans receivable, net.......................     8,831,018      9,966,886        29,244        777,265      2,541,600
Covered assets, net.........................        39,349        311,603       592,593        839,538      1,398,906
Total assets................................    14,646,245     14,683,559     1,125,222      8,961,473     10,178,061
Deposits....................................    10,241,628      9,196,656       431,778      7,809,478      9,148,901
Securities sold under agreements to
  repurchase................................       969,510      1,883,490       119,144         30,647        305,000
Borrowings..................................     2,392,862      2,808,979       440,792        597,564        192,117
Total liabilities...........................    13,883,099     14,029,957     1,012,328      8,488,697      9,761,664
Minority interest--preferred stock of First
  Nationwide Bank...........................       300,730        300,730            --             --             --
Minority interest--Hunter's Glen............        58,261         23,205            --             --             --
Stockholder's equity........................       404,155        329,667       112,894        472,776        416,397

REGULATORY CAPITAL RATIOS OF FIRST
  NATIONWIDE BANK
Tangible capital............................          5.84%          5.50%         9.50%          4.59%          3.37%
Core capital................................          5.84           5.50          9.50           5.13           3.88
Risk-based capital:
  Core capital..............................          9.14           8.86         67.71          15.67          12.39
  Total capital.............................         11.34          11.01         68.97          16.24          13.09

SELECTED OTHER DATA
Number of full service customer

  facilities................................           160            156             4            162            162
Loans serviced for others(14)...............   $28,170,543    $ 7,475,119    $  327,449    $10,156,020    $ 4,466,467
Approximate number of employees.............         3,619          3,573           317          3,030          2,693
Non-performing assets as a percentage of
  First Nationwide Bank's total assets......          1.50%          1.49%         0.98%          0.12%          0.53%


- ------------------

  (1)  On October 3, 1994, effective immediately following the close of business on September 30, 1994, First
       Nationwide Bank acquired assets with fair values totalling approximately $14.1 billion and liabilities
       (including deposit liabilities) with fair values totalling approximately $13.4 billion from Old FNB.

  (2)  During the first quarter of 1993, First Nationwide Holdings sold certain assets, liabilities, and substantially all of its branch operations located in Texas, including $829 million of loans and 130 branches with $6.9 billion in deposits, in the First Gibraltar Texas Sale. A net gain of $141 million was recorded in connection with this sale.

  (3)  During the last quarter of 1992, First Nationwide Holdings sold certain assets, liabilities, and branch operations located in Oklahoma, including $3 million of loans and 27 branches with $809 million in deposits, in the First Gibraltar Oklahoma Sale. The increase in noninterest income in 1992 was primarily attributable to the gain of $203 million on sales of assets in anticipation of the First Gibraltar Texas Sale, the gain of
       $19 million on the First Gibraltar Oklahoma Sale and a gain of $41 million as a result of the modification of the Assistance Agreement.

  (4)  Utilization of net operating loss carryovers resulted in no provisions for income taxes until the FN
       Acquisition. Income tax expense of $2.5 million was recorded in the first quarter of 1993 representing AMT expense related to the gain recognized on the First Gibraltar Texas Sale (see Footnote 2). Income tax expense recorded in 1994 after the FN Acquisition represents federal AMT reduced, to the extent of 90%, by net operating loss carryovers, and state tax at an assumed rate of 8%. Income tax benefit in 1995 includes the recognition of a deferred tax benefit of $69 million, offset by federal AMT reduced, to the extent of 90%, by net operating loss carryover and state tax at an assumed rate of 8%.

  (5)  Return (loss) on average assets represents net income (loss) as a percentage of average assets.

  (6)  Return (loss) on average common equity represents net income (loss) available to common stockholder as a percentage of average common equity.

  (7)  Yield on interest-earning assets represents interest income as a percentage of average interest-earning assets.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


  (8)  Cost of interest-bearing liabilities represents interest expense as a percentage of average interest-bearing liabilities.

  (9)  Net interest margin represents net interest income as a percentage of average interest-earning assets.

 (10)  Earnings used in computing the ratio of earnings to combined fixed charges and minority interest consists of income before taxes, extraordinary item and minority interest. Fixed charges consist of interest expense on borrowings, the interest component of lease expense and, where indicated, interest expense on deposits.
       Minority interest consists of First Nationwide Preferred Stock dividends and the Hunter's Glen 20% interest in First Nationwide Holdings.

 (11)  Earnings were insufficient to cover fixed charges in 1991 by $26.4 million excluding interest on deposits, and $26.4 million including interest on deposits.

 (12)  Fluctuation in securities and mortgage-backed securities held to maturity and securities available for sale from December 31, 1994 to December 31, 1995 resulted from the reclassification of substantially all securities and mortgage-backed securities (except for mortgage-backed securities resulting from the securitization with recourse of certain of First Nationwide Bank's loans) from held-to-maturity to securities available for sale.

 (13)  Increase in securities to be held to maturity at December 31, 1992 resulted from the investment of proceeds on sale of certain long-term interest-bearing assets, primarily loans and mortgage-backed securities, in cash, cash equivalents and securities in anticipation of the First Gibraltar Texas Sale.

 (14)  Includes loans serviced by FNMC, First Nationwide Bank, and FGB Realty, excluding loans serviced for First
       Nationwide Bank by FNMC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus. The Issuer is a holding company with no business operations of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the common stock of First Nationwide Bank. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries. Accordingly, except as otherwise indicated, the following discussion of the Issuer relates to First Nationwide Bank.

GENERAL

     The Issuer's principal business consists of operating retail deposit branches and originating and/or purchasing residential real estate loans and, to a lesser extent, certain consumer loans, for investment. The Issuer actively manages its commercial real estate loan portfolio and is also active in mortgage banking and loan servicing. Revenues are derived primarily from interest charged on loans, interest received on government and agency securities and mortgage-backed securities, gains on sales of loans and other investments, and fees received in connection with loan servicing, securities brokerage and other customer service transactions. Expenses consist primarily of interest on customer deposit accounts, interest on short-term and long-term borrowings, provisions for losses, general and administrative expenses consisting of compensation and benefits, advertising and marketing, premises and equipment, communications, deposit insurance assessments, data processing and other general and administrative expenses.

  Impact of Acquisitions and Dispositions

     The FN Acquisition was consummated on October 3, 1994, effective immediately after the close of business on September 30, 1994, and was recorded using the purchase method of accounting. Accordingly, the accompanying financial data include the results of operations related to the approximately $14.1 billion in assets and $13.4 billion in liabilities acquired in the FN Acquisition. Minority interest increased by $301 million due to the issuance of the First Nationwide Bank Preferred Stock, and common stockholder's equity increased by $210 million during 1994 due to the capital contribution of approximately $210 million by the Issuer in exchange for 230.3 shares of First Nationwide Holdings' class C common stock. See the Consolidated Financial Statements of the FNB Acquired Business and the notes thereto included elsewhere in the Prospectus.

     On February 28, 1995, FNMC consummated the Maryland Acquisition and acquired a loan servicing portfolio of approximately $11.4 billion, including a subservicing portfolio of $1.8 billion, and certain assets and liabilities from StanFed. The transaction was accounted for as a purchase, and the Issuer's consolidated statement of operations for the year ended December 31, 1995 includes the results of operations of the acquired mortgage servicing operation for the period from March 1, 1995 through December 31, 1995.


     In April 1995, First Nationwide Bank acquired approximately $13 million in deposits located in Tiburon, California in the Tiburon Purchase. In August 1995, First Nationwide Bank acquired three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million in the ITT Purchase. On December 8, 1995, First Nationwide Bank acquired four retail branches with deposit accounts of approximately $144 million in the Sonoma Purchase. The Branch Purchases were accounted for as purchases, and the results of operations of the acquired retail deposit operations are included in the Issuer's consolidated statement of operations for the year ended December 31, 1995 from the date each of the transactions was consummated.

     On October 2, 1995, FNMC consummated the LMUSA 1995 Purchase and acquired a loan servicing portfolio of approximately $11.1 billion (including a sub-servicing portfolio of $3.1 billion), a master servicing portfolio of $2.9 billion and other assets, principally existing loans and loan production operations for approximately $100 million, payable in installments, and the assumption of certain indebtedness secured by the acquired loan portfolio totalling approximately $274 million. The LMUSA 1995 Purchase was accounted for as a purchase and the Issuer's consolidated statement of operations for the year ended December 31, 1995 includes the results of operations of the acquired mortgage servicing operations for the period from October 3, 1995 through December 31, 1995.

     The First Gibraltar Texas Sale was effective February 1, 1993 resulting in the sale of $829 million of loans and $6.9 billion in deposits in 130 branches. The accompanying financial data for 1993 reflect the results of operations in 1993 including these sold assets and liabilities during the first month of the year. Subsequent to the First Gibraltar Texas Sale, First Nationwide Bank managed four retail branches in Texas and supplemented the retail deposit base with wholesale funds from Brokered Deposits and Federal Home Loan Bank ('FHLB') advances.

     Prior to and during 1993, most of the mortgage banking operations of First Nationwide Bank were conducted through First Gibraltar Mortgage Holdings, Inc. ('FGMH') prior to the distribution by First Nationwide Bank of the stock of FGMH to its then immediate parent in the first quarter of 1993. Therefore, the accompanying financial data for 1993 reflect the results of such mortgage banking operations during 1993 prior to the distribution. See
'Business--General--Background.'

  Accrued Termination and Facilities Costs

     During 1995, the Issuer recorded $12.7 million in noninterest expense related to four specific actions. In connection with the Maryland Acquisition, the former residential loan servicing center in Sacramento, California was relocated to Maryland, resulting in a charge of $5.7 million for employee termination and facilities costs, net of expected sublease income. Additionally, $2.1 million has been provided for employee termination and facilities costs (net of expected sublease income) related to the closing of the Issuer's residential loan production offices. In conjunction with First Nationwide Bank's cost reduction plan, the Issuer has also recorded a charge of $4.0 million related to employee termination benefits for positions which will be eliminated over the next twelve months. In connection with the elimination of these positions, First Nationwide Bank has identified opportunities for office space consolidation and has established additional liabilities totalling $.4 million for lease termination payments. Additionally, First Nationwide Bank has identified certain of its retail banking facilities which will be closed and marketed for sale, with the related operations consolidated into other retail banking facilities acquired in the ITT Purchase. In connection with such closures and consolidations, a liability totalling $.5 million was established to record such facilities at fair value.

  Accounting Changes

     The Issuer adopted SFAS No. 114, 'Accounting by Creditors for Impairment of a Loan,' as amended by SFAS No. 118, 'Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures,' effective January 1, 1995. Under SFAS No. 114, a loan is impaired when it is 'probable' that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on: (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the loan's observable market price, or (iii) the fair value of the loan's collateral. SFAS No. 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. For the Issuer, loans collectively reviewed for impairment include all single family loans and performing multi-family and commercial real estate loans under $500,000, excluding loans which have entered the workout process. The adoption of SFAS No. 114, as amended by SFAS No. 118, had no material impact on the Issuer's Consolidated Financial Statements as the Issuer's existing policy of measuring loan impairment is consistent with methods prescribed in these standards.

     The Issuer considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Issuer will be unable to collect all amounts due according to the contractual terms of the loan agreement. Any insignificant delay (i.e., 60 days or less) or insignificant shortfall in amount of payments will not cause a loan to be considered impaired. In determining impairment, the Issuer considers large non-homogeneous loans including nonaccrual loans, troubled debt restructurings, and performing loans which exhibit, among other characteristics, high LTV ratios, low debt-coverage ratios or other indications that the borrowers are experiencing increased levels of financial difficulty. The Issuer bases the measurement of collateral-dependent impaired loans on the fair value of their collateral. The amount, if any, by which the recorded investment of the loan exceeds the measure of the impaired loan's value is recognized by recording a valuation allowance.

     Generally, specific allowances for loan losses relative to impaired multi-family and commercial real estate loans that were acquired in the FN Acquisition, which comprised the majority of impaired loans at December 31, 1995, have not been established because most would be eligible to be sold to Granite under the Put Agreement.

There have not been any significant multi-family or commercial real estate loans originated since October 1, 1994.

     At December 31, 1995, the carrying value of loans that are considered to be impaired under SFAS No. 114 totalled $125.4 million (of which $29.6 million were on nonaccrual status). The average recorded investment in impaired loans during the year ended December 31, 1995, was approximately $125.5 million. For the year ended December 31, 1995, the Issuer recognized interest income on these impaired loans of $12.9 million, which included $.2 million of interest income recognized using the cash basis method of income recognition.

     On May 12, 1995, the FASB issued SFAS No. 122, 'Accounting for Mortgage Servicing Rights, an amendment to Statement No. 65.' This statement provides guidance for the recognition of mortgage servicing rights as an asset when a mortgage loan is sold or securitized and servicing rights are retained. The Issuer adopted this standard effective April 1, 1995. The result of such adoption was to capitalize approximately $17 million in mortgage servicing rights originated by the Issuer in 1995.

     SFAS No. 122 requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on its fair market value. To determine the fair value of the servicing rights created since April 1, 1995, the Issuer used market prices under comparable servicing sale contracts, when available, or alternatively, used a valuation model that calculates the present value of future net servicing income. In using this valuation method, the Issuer incorporated assumptions that market participants would use in estimating future net servicing income which included estimates of the cost of servicing, the discount rate, mortgage escrow earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Originated mortgage servicing rights totalling $16.8 million were recorded during the year ended December 31, 1995.

     Also, SFAS No. 122 requires enterprises to measure the impairment of servicing rights based on the difference between the carrying amount of the servicing rights and their current fair value. In determining impairment, the Issuer aggregates all mortgage servicing rights and stratifies them based on the predominant risk characteristics of interest rate, loan type and investor type. Further, mortgage servicing rights capitalized prior to the adoption of SFAS No. 122 were stratified by acquisition to measure impairment. A valuation allowance is established for any excess of amortized book value over the current fair value, by risk stratification, by a charge to income. Based on this analysis, no allowance for loss on impairment of loan servicing rights was necessary at December 31, 1995.

     Effective January 1, 1994, the Issuer adopted SFAS No. 115. SFAS No. 115 directs that securities held to maturity be reported at amortized cost. Securities bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. All other securities held for investment purposes are classified as available for sale and are carried at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholder's equity, net of tax. There was no impact on the Consolidated Financial Statements of the Issuer as a result of such adoption. At December 31, 1994, all U.S. government and agency securities and mortgage-backed securities were classified in the held-to-maturity portfolio.


     On November 15, 1995, FASB issued the Special Report, which provided all entities an opportunity to reassess their ability and intent to hold securities to maturity and allowed a one-time reclassification of securities from held to maturity to available for sale without 'tainting' the remaining held-to-maturity securities. On December 29, 1995, the Issuer reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from the respective held-to-maturity categories to securities available-for-sale, resulting in a net after-tax increase of $18 million and $4.5 million in stockholder's equity and minority interest--Hunter's Glen, respectively. There was no impact on First Nationwide Bank's regulatory capital as a result of this reclassification.

     The Issuer adopted SFAS No. 109, 'Accounting for Income Taxes' effective January 1, 1993. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. There was no impact on the Consolidated Financial Statements of the Issuer as a result of such adoption.

     As of December 31, 1994, the Issuer recorded a valuation allowance for 100% of the net deferred tax asset because at that time it was not more likely than not that such deferred tax asset would be realized. Based on a favorable earnings trend since the consummation of the FN Acquisition and future earnings expectations, management changed its judgment about the realizability of the Issuer's net deferred tax assets and recognized a deferred tax benefit of $69 million in the fourth quarter of 1995. Management believes that the realization of such asset is more likely than not, based upon the expectation that the Issuer will generate the necessary amount of taxable income in future periods.


RECENT DEVELOPMENTS



     For the three months ended March 31, 1996, the Issuer's net income was $239.7 million (which included $283.3 million in gains, net of taxes, on sales of branches) compared with net income of $15.3 million for the comparable period in 1995 (which included $2.0 million in extraordinary gains, net of taxes, from the early extinguishment of FHLB advances). Net interest income before provision for loan losses was $108.1 million for the three months ended March 31, 1996 compared with $80.2 million for the comparable period in 1995. Noninterest income for the three months ended March 31, 1996 was $364.9 million, an increase of $333.9 million from the comparable period in 1995. Noninterest expense for the three months ended March 31, 1996 was $118.2 million, an increase of $37.9 million from the comparable period in 1995. During the three months ended March 31, 1996, consolidated total assets increased $3.2 billion, to $17.8 billion, from December 31, 1995, due to the assets acquired in the SFFed Acquisition and the LMUSA 1996 Purchase. During the same period, consolidated total liabilities increased $2.9 billion, primarily due to additional liabilities assumed in the SFFed Acquisition and the issuance of the FN Holdings Subordinated Notes.



     Except for the transactions for which pro forma information has been provided in this Prospectus, there have not been any material trends, events or transactions subsequent to December 31, 1995 that would materially affect the Issuer's financial condition and results of operations.


PRO FORMA FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the pro forma condensed combined statement of financial condition at December 31, 1995 and the pro forma condensed combined statement of operations for the year ended December 31, 1995 gives effect to the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering and should be read in conjunction with the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus. The Branch Purchases consummated in 1995 and the proposed Home Federal Acquisition have not been reflected in the pro forma financial data because such transactions are not material either individually or in the aggregate.

  Pro Forma Statement of Financial Condition

     The SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering have a significant effect, on a pro forma basis, on the Issuer's 1995 historical consolidated statement of financial condition. Total assets increase $4.1 billion, or 28%, from $14.6 billion historical to $18.7 billion pro forma combined.

     Cash and cash equivalents increase by approximately $33 million, principally as a result of the proceeds from the issuance of the FN Holdings Subordinated Notes in the FN Holdings Subordinated Notes Offering and cash acquired in the SFFed Acquisition, offset by payment made in connection with the purchase price of SFFed.

     Mortgage-backed securities increase by approximately $942 million.

     Loans receivable increase approximately $2.7 billion, including approximately $1.5 billion of 1-4 unit residential loans, approximately $628 million of multi-family residential loans, approximately $465 million of commercial real estate loans, and approximately $100 million of principally consumer loans. The majority of these loans are adjustable rate mortgage loans and are collateralized with properties located in California.

     MSRs increase approximately $122 million, principally as a result of the LMUSA 1996 Purchase, which is expected to add a loan servicing portfolio of approximately $14.1 billion and 268,000 loans.

     Core deposit and other intangible assets increase by approximately $116 million as a result of the purchase accounting applied in the SFFed Acquisition, offset by the reduction of core deposit intangible assets in connection with the Branch Sales.

     Other assets increase by approximately $200 million as a result of other assets (primarily notes receivable, other real estate, servicing-related receivables and miscellaneous other assets) acquired in the SFFed Acquisition and the LMUSA 1996 Purchase, as well as deferred issuance costs in connection with the FN Holdings Subordinated Notes Offering and the Offering.

     Deposits decrease by approximately $1.6 billion, comprised of $2.7 billion in deposits acquired in the SFFed Acquisition and $341 million in custodial accounts transferred to First Nationwide Bank in connection with the LMUSA 1996 Purchase, offset by approximately $4.7 billion in deposits sold in the Branch Sales. First Nationwide Bank operated 160 full service branches in seven major metropolitan areas at December 31, 1995. On a pro forma basis in connection with the Branch Sales and the SFFed Acquisition, First Nationwide Bank will operate 107 full service branches (80 of which will be in California) in four major metropolitan areas.

     Borrowings increase by approximately $5.6 billion, including $1.1 billion of borrowings assumed in connection with the SFFed Acquisition (principally securities sold under agreements to repurchase and FHLB advances), a reduction in borrowings of approximately $292 million as a result of the transfer of custodial accounts to First Nationwide Bank in connection with the LMUSA 1996 Purchase, additional borrowings necessary to fund the Branch Sales of approximately $4.3 billion, $140 million in FN Holdings Subordinated Notes and $450 million in Notes.

     Other liabilities increase by approximately $209 million, principally related to deferred payments of the purchase price in connection with the LMUSA 1996 Purchase, deferred tax liabilities established in connection with the Branch Sales, and other liabilities and accrued expenses assumed by First Nationwide Bank as part of the SFFed Acquisition.

     Minority interest -- Hunter's Glen increases by approximately $67 million, representing the minority interest in the pro forma gain in the Branch Sales.

     Stockholder's equity decreases by approximately $162 million, representing the $270 million pro forma gain on the Branch Sales, net of tax, offset by the distribution of $432 million net proceeds of the offering to First Gibraltar Holdings.

  Pro Forma Results of Operations

     On a pro forma basis, the Issuer's historical net income for the year ended December 31, 1995 decreases approximately $43 million, or 35%, as a result of the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering. However, Branch Sales consummated through March 31, 1996 have been funded with a mix of FHLB advances and reverse repos at a weighted average rate of 5.45%, compared to 6.79% used in the pro forma data which is based on blended borrowing rates during 1995. Applying the actual average rate to the additional borrowings used to fund the Branch Sales has the effect of decreasing the pro forma interest expense on borrowings by approximately $50 million on an after tax basis.


     Net interest income after provision for loan losses decreases approximately $45 million, due, in part, to the net effect of the interest-earning assets acquired and the interest-bearing liabilities assumed in the SFFed Acquisition. In addition, the loans receivable acquired as part of the LMUSA Purchases contributed to this increase. The positive impact of the SFFed Acquisition and the LMUSA Purchases is offset by the additional interest expense on the FN Holdings Subordinated Notes and the Notes. In addition, the pro forma interest expense on borrowings to replace deposits sold in the Branch Sales is approximately $69 million higher than the interest expense on such deposits. However, as noted above, Branch Sales consummated through March 31, 1996 have been funded at a rate significantly lower than the rate used in the pro forma data.

     Noninterest income increases approximately $62 million, substantially all of which relates to loan servicing fee income on the additional $26.8 billion loan servicing portfolio acquired in connection with the LMUSA Purchases.

     Noninterest expense increases approximately $62 million, principally due to incremental expenses of operations acquired in the SFFed Acquisition and the LMUSA Purchases, offset by the elimination of historical noninterest expense directly attributable to the Ohio, Michigan and Northeast retail branch operations. The pro forma results of operations for the SFFed Acquisition include a $46 million reduction in noninterest expense over historical SFFed levels relative to a staff reduction of approximately 60%, the consolidation of ten branch offices and administrative facilities, the elimination of nonrecurring historical expenses related to the SFFed Acquisition and other economies of scale, offset in part by the amortization of core deposit intangible and goodwill.

Similarly, the pro forma results of operations for the LMUSA Purchases include a $262 million reduction in noninterest expense over historical LMUSA levels, representing the effect of significant staff reductions, reductions in facilities costs due to consolidation and the elimination of certain historical amounts related to operations not acquired as part of the LMUSA Purchases.

RESULTS OF OPERATIONS

     The year to year comparisons set forth below, including the changes in magnitude of the various items between years, have been affected by the acquisitions and dispositions consummated during the years involved.

     The following tables set forth, for the periods and at the dates indicated, information regarding the Issuer's consolidated average statements of financial condition, together with the total dollar amounts of interest income and interest expense and the weighted average interest rates for the periods presented. Average balances are calculated on a daily basis. The information presented represents the historical activity of the Issuer.

                                                                       YEAR ENDED DECEMBER 31,

                                     --------------------------------------------------------------------------------------------
                                                 1995                            1994                            1993
                                     ----------------------------    ----------------------------    ----------------------------
                                     AVERAGE              AVERAGE    AVERAGE              AVERAGE    AVERAGE              AVERAGE
                                     BALANCE   INTEREST    RATE      BALANCE   INTEREST    RATE      BALANCE   INTEREST    RATE
                                     -------   --------   -------    -------   --------   -------    -------   --------   -------
                                                                        (DOLLARS IN MILLIONS)
Assets:
  Interest-earning assets(1):
    U.S. government and agency
      securities held to
      maturity(2)(3)..............   $  435     $   28      6.42%    $  138      $  7       4.95%    $  710      $ 24       3.43%
    Mortgage-backed securities
      held to maturity(3)(4)......    2,985        213      7.14        711        43       6.05        120         6       5.04
    Loans held for sale...........      304         24      7.89         11         1       5.22         --        --         --
    Loans receivable, net(4)......   10,058        800      7.95      2,926       212       7.27        124        16      12.67
    Covered Assets, net(5)........      165         11      6.67        491        30       6.11        804        49       6.11
                                     -------   --------   -------    -------   --------   -------    -------      ---     -------
    Total interest-earning
      asset.......................   13,947      1,076      7.71%     4,277       293       6.85%     1,758        95       5.42%
  Noninterest-earning assets......      751                             161                              81
                                     -------                         -------                         -------
    Total assets..................   $14,698                         $4,438                          $1,839
                                     -------                         -------                         -------
                                     -------                         -------                         -------
Liabilities and Stockholder's
  Equity:
  Interest-bearing liabilities:
    Deposits......................   $9,959     $  447      4.49%    $2,605      $101       3.88%    $1,197      $ 55       4.59%
    Securities sold under
      agreements to repurchase....    1,577        105      6.66        351        19       5.37         21         1       3.83
    Borrowings(6).................    2,210        183      8.26      1,181        80       6.77        373        19       5.09
                                     -------   --------   -------    -------   --------   -------    -------      ---     -------
    Total interest-bearing
      liabilities.................   13,746        735      5.35%     4,137       200       4.83%     1,591        75       4.70%
                                     -------   --------   -------    -------   --------   -------    -------      ---     -------
  Noninterest-bearing
    liabilities...................      277                              53                              40
  Minority interest--preferred
    stock of First Nationwide
    Bank..........................      301                              75                              --
  Minority interest--Hunter's
    Glen..........................       33                               6                              --
  Stockholder's equity............      341                             167                             208
                                     -------                         -------                         -------
    Total liabilities and
      stockholder's equity........   $14,698                         $4,438                          $1,839
                                     -------                         -------                         -------
                                     -------                         -------                         -------
  Net interest income.............              $  341                           $ 93                            $ 20
                                               --------                        --------                           ---
                                               --------                        --------                           ---
  Interest rate spread............                          2.36%                           2.02%                            .72%

                                                          -------                         -------                         -------
                                                          -------                         -------                         -------
  Net interest margin.............                          2.44%                           2.18%                           1.14%
                                                          -------                         -------                         -------
                                                          -------                         -------                         -------
  Average equity to average
    assets........................                          2.32%                           3.76%                          11.31%
                                                          -------                         -------                         -------
                                                          -------                         -------                         -------

- ------------------
(1) Nonaccruing assets are included in the average balances for the periods indicated.

(2) Includes interest-bearing deposits in other banks and short-term investment securities.

(3) Substantially all securities held to maturity (except for mortgage-backed securities resulting from the securitization with recourse of certain of First Nationwide Bank's loans) were reclassified to securities available for sale on December 29, 1995. The average balance of such securities for three days is not material and is therefore not presented.

(4) In late December, 1994, $1.3 billion of single-family loans were securitized with recourse. The large increase in the average balance of mortgage-backed securities held to maturity from 1994 to 1995 is due to such securitized loans.

(5) Includes unconsolidated subsidiaries covered by FSLIC/RF yield maintenance.

(6) Interest and average rate include the impact of interest rate swaps.

     The following table presents certain information regarding changes in interest income and interest expense of the Issuer during the periods indicated. The dollar amount of interest income and interest expense fluctuates depending upon changes in the respective interest rates and upon changes in the respective amounts (volume) of the Issuer's interest-earning assets and interest-bearing liabilities. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (changes in average outstanding balances multiplied by the prior year's rate) and (ii) changes in rate (changes in average interest rate multiplied by the prior year's volume). Changes attributable to both volume and rate have been allocated proportionately.

                                                                                YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------------
                                                                        1995 VS. 1994             1994 VS. 1993
                                                                     INCREASE (DECREASE)       INCREASE (DECREASE)

                                                                           DUE TO                     DUE TO
                                                                   -----------------------    ----------------------
                                                                   VOLUME    RATE     NET     VOLUME    RATE    NET
                                                                   ------    ----    -----    ------    ----    ----
                                                                                     (IN MILLIONS)
Interest Income:
Securities (1)..................................................    $ 18     $  3    $  21     $(38)    $21     $(17)
Mortgage-backed securities......................................     160       10      170       36       1       37
Loans held for sale.............................................      23        0       23        1       0        1
Loans receivable, net...........................................     566       22      588      200      (4 )    196
Covered assets, net (2).........................................     (22)       3      (19)     (19)      0      (19)
                                                                   ------    ----    -----    ------    ----    ----
       Total....................................................     745       38      783      180      18      198
                                                                   ------    ----    -----    ------    ----    ----
Interest Expense:
Deposits........................................................     328       18      346       53      (7 )     46
Securities sold under agreements to repurchase..................      80        6       86       18       0       18
Borrowings......................................................      82       21      103       53       8       61
                                                                   ------    ----    -----    ------    ----    ----
       Total....................................................     490       45      535      124       1      125
                                                                   ------    ----    -----    ------    ----    ----
          Change in net interest income.........................    $255     $ (7)   $ 248     $ 56     $17     $ 73
                                                                   ------    ----    -----    ------    ----    ----
                                                                   ------    ----    -----    ------    ----    ----

- ------------------
(1) Includes interest-bearing deposits in banks and short-term investment securities.
(2) Includes unconsolidated subsidiaries covered by FSLIC/RF yield maintenance.

     The positive volume variance of $255 million from 1994 to 1995 is largely due to $13.4 billion in interest-earning assets acquired offset in part by the $13.3 billion in interest-bearing liabilities assumed in the FN Acquisition on October 3, 1994, which contributed to net interest income during the last quarter of 1994 and all of 1995. The negative rate variance of $7 million is attributed to the interest-bearing liabilities acquired in the FN Acquisition, which rates reflect the overall increase in market interest rates from the fourth quarter of 1994 through 1995, and the issuance of the FN Holdings Senior Notes to finance the FN Acquisition. In an increasing rate environment, the Issuer's cost of interest-bearing liabilities reacts more quickly to changes in rates than the yields on interest-bearing assets, due to the volume of adjustable rate interest-bearing assets which generally reprice on an annual or semi-annual basis.

     The positive volume variance of $56 million from 1993 to 1994 is largely due to the FN Acquisition, which resulted in $14 billion in interest-earning assets contributing to net interest income during the last quarter of 1994. In addition, the FN Holdings Senior Notes were issued to partially finance the FN Acquisition. The positive total rate variance of $17 million is also attributed to the FN Acquisition, as the majority of the interest-earning assets acquired were variable-rate assets, reflecting the overall increase in market interest rates from 1993 to 1994.


Year Ended December 31, 1995 versus Year Ended December 31, 1994

     Net Income. The Issuer reported net income for 1995 of $122.5 million compared with net income of $26.5 million for 1994. Net income for 1995 includes an income tax benefit of $57 million (largely due to the recognition of a $69 million deferred tax benefit) and an extraordinary gain from the early extinguishment of FHLB advances of $2.0 million, net of tax. Net income for 1994 includes income tax expense totalling $2.6 million and $1.4 million, net of tax, in extraordinary gain from the early extinguishment of FHLB advances.

     The Issuer reported income before income taxes, extraordinary item and minority interest of $122 million in 1995 compared with pre-tax income of $32 million in 1994. The increase is generally due to the inclusion in

1995 of the operations acquired in the FN Acquisition for a full year compared to the operations acquired in the FN Acquisition for only the fourth quarter of 1994.

     Net interest income was $341 million for 1995, compared with $93 million for 1994, an increase of $248 million. The increase is generally due to the inclusion in 1995 of the operations acquired in the FN Acquisition for a full year compared with the inclusion of the operations acquired in the FN Acquisition for only the fourth quarter of 1994.

     Interest Income. Total interest income was $1.1 billion for the year ended December 31, 1995, an increase of $783 million from the year ended December 31, 1994.

     The interest-bearing assets acquired in the FN Acquisition resulted in total interest-earning assets for 1995 averaging $13.9 billion, compared to $4.3 billion in 1994. In addition, the yield on total interest-earning assets during 1995 increased .86% from the yield on total interest-earning assets during 1994, principally due to changes in overall market interest rates and higher yielding assets acquired in the FN Acquisition.

     The Issuer earned $800 million of interest income on loans receivable for the year ended December 31, 1995, an increase of $588 million from the year ended December 31, 1994. The loans acquired in the FN Acquisition resulted in an increase in the average balance of loans receivable to $10.1 billion from $2.9 billion for the years ended December 31, 1995 and 1994, respectively. The weighted average yield on loans receivable increased to 7.95% for 1995 from 7.27% during 1994, primarily due to the repricing of the adjustable rate loans in the portfolio acquired in the FN Acquisition.

     The Issuer earned $24 million of interest income on loans held for sale for the year ended December 31, 1995, an increase of $23 million from the year ended December 31, 1994. The additional loan production from the Maryland Acquisition and the LMUSA 1995 Purchase resulted in an increase in the average balance of loans held for sale to $304 million from $11 million for the years ended December 31, 1995 and 1994, respectively. The weighted average yield on loans held for sale increased to 7.89% for 1995 from 5.22% during 1994.


     Interest income on mortgage-backed securities was $213 million for the year ended December 31, 1995, an increase of $170 million from the year ended December 31, 1994. The mortgage-backed securities acquired in the FN Acquisition, including $1.3 billion of qualifying single-family loans securitized from First Nationwide Bank's loan portfolio in late 1994 and an additional $.4 billion securitized in 1995, resulted in the average portfolio balances increasing from $711 million to $3.0 billion during the years ended December 31, 1994 and 1995, respectively. The weighted average yield on mortgage-backed securities increased to 7.14% for 1995 from 6.05% for 1994, primarily due to the addition of higher-yielding securities from the FN Acquisition, including loan securitizations, and the subsequent upward rate adjustments of adjustable rate mortgage-backed securities related to an overall increase in market interest rates.

     Interest income from Covered Assets declined $19 million, to $11 million, for the year ended December 31, 1995. This decline is due to a reduction in the volume of Covered Assets due to sales, repayments and other dispositions of Covered Assets, including the purchase by the FDIC of substantially all of the remaining Covered Assets at the fair market value of such assets (the 'FDIC Purchase'), offset in part by an increase in the effective rate earned on such Covered Assets, which was 6.67% for 1995 compared to 6.11% for 1994. The higher rate is due to the net effect of the increase in the Texas Cost of Funds ('TCOF') between the two periods due to generally increasing interest rates, offset by the reduction in the applicable margin over TCOF prescribed in the Assistance Agreement.

     Interest income from securities and interest-bearing deposits in banks was $28 million for the year ended December 31, 1995, an increase of $21 million from the year ended December 31, 1994. The average portfolio balances during the years ended December 31, 1995 and 1994 increased to $435 million from $138 million, respectively, due to the securities acquired in the FN Acquisition being held for an entire year in 1995 versus the fourth quarter only in 1994. The weighted average yield on these assets increased to 6.42% for 1995 from 4.95% for 1994, primarily due to the increase in overall market interest rates.

     Interest Expense. Total interest expense was $735 million for the year ended December 31, 1995, an increase of $535 million from the year ended December 31, 1994. The increase is generally due to the inclusion for a full year in 1995 of the additional interest-bearing liabilities from the operations acquired in the FN Acquisition, the issuance of the FN Holdings Senior Notes and changes in overall market rates of interest as discussed below.

     Interest expense on deposits, including Brokered Deposits, was $447 million for the year ended December 31, 1995, an increase of $346 million from the year ended December 31, 1994. The deposits of approximately $10 billion acquired in the FN Acquisition, net of $1.2 billion in deposits sold in the Illinois Sale, and the $513 million of deposits assumed in the Branch Purchases, resulted in an increase in the average balance of deposits outstanding from $2.6 billion to $10.0 billion for the years ended December 31, 1994 and 1995, respectively. The overall weighted average cost of deposits increased from 3.88% for 1994 to 4.49% for 1995, due principally to increases in the overall level of interest rates between the two years.

     Interest expense on securities sold under agreements to repurchase and borrowings totalled $288 million for the year ended December 31, 1995, an increase of $189 million from the year ended December 31, 1994.

     The timing of the FN Acquisition and the Illinois Sale, offset in part by the reduction of borrowings from funds received in connection with the Branch Purchases, resulted in the average balance outstanding of securities sold under agreements to repurchase and borrowings for the years ended December 31, 1995 and 1994 increasing to $3.8 billion from $1.5 billion, respectively. The weighted average interest rate on these instruments increased to 7.60% in 1995 from 6.46% for 1994, primarily due to the impact of increases in overall market interest rates. The FN Holdings Senior Notes issued in 1994 resulted in an additional $18 million in interest expense in 1995 compared to 1994.

     Net Interest Income. Net interest income before provision for loan losses was $341 million for the year ended December 31, 1995, an increase of $248 million from the year ended December 31, 1994. The interest rate spread increased to 2.36% in 1995 from 2.02% in 1994. The increase in net interest income is generally due to the inclusion in 1995 of the operations acquired in the FN Acquisition for a full year compared to the inclusion of the operations acquired in the FN Acquisition for only the fourth quarter of 1994.

     Noninterest Income. Total noninterest income, consisting primarily of mortgage banking, customer banking and management fee income, was $151 million for the year ended December 31, 1995, an increase of $110 million from the year ended December 31, 1994. The increase is generally due to the inclusion in 1995 of the operations acquired in the FN Acquisition for a full year compared to the inclusion of the operations acquired in the FN Acquisition for only the fourth quarter of 1994. In addition, additional fee revenues were generated from operations acquired in the Maryland Acquisition and the LMUSA 1995 Purchase.

     Fees and service charges related to mortgage banking operations, which consist principally of loan servicing income and borrower fees, were $70 million for the year ended December 31, 1995, compared to $10 million for the year ended December 31, 1994. This increase is due to the inclusion in 1995 of the mortgage banking operations acquired in the FN Acquisition for an entire year versus only the fourth quarter in 1994, as well as additional fee revenues received as a result of the inclusion of the mortgage banking operations acquired in the Maryland Acquisition and the LMUSA 1995 Purchase.

     Fees and service charges related to retail banking operations, consisting of depositor fees for transaction accounts, overdrafts, and miscellaneous other fees, were $48 million for the year ended December 31, 1995 compared to $11 million for the year ended December 31, 1994. The increase of $37 million is due to the inclusion in 1995 of the retail banking operations acquired in the FN Acquisition for an entire year compared to only the fourth quarter of such operations in 1994, as well as a slight increase in such fees related to the operations acquired in the Branch Purchases.

     Management fees, principally from commercial loan servicing and asset management services provided for third-party investors, totalled $15 million for the year ended December 31, 1995, an increase of $2 million over 1994. This $2 million increase is the net effect of a $3.8 million increase in the revenues from the asset servicing agreements entered into with Granite in conjunction with the FN Acquisition, offset by decreases in disposition and other third party fees received by FGB Realty Advisors, Inc. ('FGB Realty'), principally due to the expiration of certain government contracts, totalling $1.8 million.

     Other noninterest income was $18 million for the year ended December 31, 1995, an increase of $10.4 million from the year ended December 31, 1994. The increase is attributed to an increase of $3.4 million in dividends on FHLB stock, $1.7 million in fees earned on check disbursement products, $1.1 million in early withdrawal penalties on deposits, and $4.2 million in miscellaneous other income. The increases are attributed to the inclusion in 1995 of the operations acquired in the FN Acquisition for a full year compared to the inclusion of the operations acquired in the FN Acquisition for only the fourth quarter of 1994.

     Noninterest Expense. Total noninterest expense was $333 million for the year ended December 31, 1995, an increase of $237 million from the year ended December 31, 1994. All categories of noninterest expense increased, primarily due to the inclusion in 1995 of expenses related to the operations acquired in the FN Acquisition for an entire year compared to including such expenses for only the fourth quarter in 1994. In addition, the year ended December 31, 1995 includes charges totalling $13 million related to accrued termination and facilities costs for specific cost reduction actions taken by First Nationwide Bank during the year.

     Total compensation and employee benefits expense was $154 million for the year ended December 31, 1995, an increase of $105 million from the year ended December 31, 1994. The increase is primarily due to the inclusion in 1995 of a full year of such charges related to the operations acquired in the FN Acquisition compared to only the fourth quarter of such expenses in 1994. In addition, 1995 includes expenses totalling $7 million related to employee severance and termination costs for the relocation of First Nationwide Bank's mortgage loan servicing operations to Maryland, the closure of First Nationwide Bank's retail mortgage loan production offices, and a bank-wide cost reduction project.

     Occupancy and equipment expense was $50 million for the year ended December 31, 1995, an increase of $38 million from the year ended December 31, 1994. The increase is primarily due to the inclusion in 1995 of a full year of such charges related to the operations acquired in the FN Acquisition compared to only the fourth quarter of such expenses in 1994. In addition, 1995 includes expenses totalling $6 million related to space reductions and lease termination charges for the relocation of First Nationwide Bank's mortgage loan servicing operations to Maryland, the closure of First Nationwide Bank's retail mortgage loan production offices, a bank-wide cost reduction project, and retail branch consolidations due to duplicate facilities resulting from the Branch Purchases.

     Data processing expense increased to $10 million for the year ended December 31, 1995 from $3 million for the same period in 1994. The increase is primarily due to the inclusion in 1995 of a full year of such charges related to the operations acquired in the FN Acquisition compared to only the fourth quarter of such charges in 1994.

     SAIF deposit insurance premiums increased to $22 million in 1995 compared to $7 million for the year ended December 31, 1994. The increase is primarily due to the inclusion in 1995 of a full year of such charges related to the operations acquired in the FN Acquisition compared to only the fourth quarter of such charges in 1994.

     Marketing expense was $11 million for the year ended December 31, 1995, an increase of $8 million from the year ended December 31, 1994. The increase is primarily due to the inclusion in 1995 of a full year of such charges related to the operations acquired in the FN Acquisition compared to only the fourth quarter of such charges in 1994.

     Loan expense was $12 million for the year ended December 31, 1995, an increase of $11 million from the year ended December 31, 1994. The increase is due to the inclusion in 1995 of a full year of the mortgage banking operations acquired in the FN Acquisition compared to only the fourth quarter in 1994, as well as increased expenses related to operations acquired in the Maryland Acquisition and the LMUSA 1995 Purchase.

     Other noninterest expense was $73 million for the year ended December 31,1995, an increase of $52 million from the year ended December 31, 1994, principally due to increased telecommunications, postage, office supplies, travel and professional fee expenses, all of which are attributed primarily to the inclusion in 1995 of a full year of the operations acquired in the FN Acquisition compared to only the fourth quarter in 1994. The Branch Purchases, Maryland Acquisition and LMUSA 1995 Purchase also contributed to increases in these expenses.

     Provision for Income Taxes. During the year ended December 31, 1995 and 1994, the Issuer recorded income tax (benefit) expense of $(57.2) million and $2.6 million, respectively. The net benefit in 1995 is largely the result of the recognition of a deferred tax benefit of $69 million. Included in tax expense for the year ended December 31, 1995 is the reversal of 1993 and 1994 overaccruals of federal taxes totaling $1.7 million. The Issuer's effective federal tax rates were (55)% and 0% during the year ended December 31, 1995 and 1994, respectively, while its statutory federal tax rate was 35% during both periods. The difference between effective and statutory rates was primarily the result of the utilization of net operating loss carryforwards and, in 1995, the recognition of a deferred tax benefit of $69 million. The Issuer's effective state tax rate was 8% for the years ended December 31, 1995 and 1994, respectively.

     Extraordinary Item. During the year ended December 31, 1995, the Issuer had a gain of $2.0 million on the early extinguishment of $250 million in FHLB advances, net of income taxes. During the year ended December 31, 1994, the Issuer had a gain of $1.4 million on the early extinguishment of $95 million in FHLB advances, net of income taxes.

     Minority Interest--First Nationwide Bank Preferred Stock

Dividends. Dividends on the First Nationwide Bank Preferred Stock totalling $34.6 million were declared and paid during the year ended December 31, 1995.

     Minority Interest--Hunter's Glen. Minority interest--Hunter's Glen for the year ended December 31, 1995 of $24.6 million represents that portion of First Nationwide Holdings' 1995 net income attributable to its class B common stock, which is owned by Hunter's Glen.

  Year Ended December 31, 1994 versus Year Ended December 31, 1993

     Net Income. The Issuer reported net income for 1994 of $26.5 million compared with net income of $144 million for 1993. Net income for 1994 includes $1.4 million, net of tax effect, in extraordinary gain from the early extinguishment of FHLB advances. Net income for 1993 includes a pre-tax gain of $141 million from the First Gibraltar Texas Sale.

     The Issuer reported income before income taxes and extraordinary item of $32 million in 1994 compared with pre-tax income of $147 million in 1993. Pre-tax income was reduced by provision for income taxes of $2.6 million and $2.5 million in 1994 and 1993, respectively.

     Net interest income was $93 million for the year ended December 31, 1994, compared with $20 million for 1993, an increase of $73 million. The interest-bearing assets and liabilities acquired in the FN Acquisition contributed $83 million of net interest income in 1994, and the FN Holdings Senior Notes issued by First Nationwide Holdings in 1994 contributed $6 million of interest expense in 1994.

     Interest Income. Total interest income was $293 million for the year ended December 31, 1994, an increase of $198 million from the year ended December 31, 1993. The interest-bearing assets acquired in the FN Acquisition resulted in total interest-earning assets for 1994 averaging $4.3 billion, compared to $1.8 billion for 1993 and contributed $245 million of total interest income in 1994. The assets sold in the First Gibraltar Texas Sale contributed $26 million in total interest income in 1993. In addition, yields on mortgage-backed securities, securities to be held to maturity and all interest-earning assets during 1994 increased 1.01%, 1.52% and 1.43%, respectively, from the yields on mortgage-backed securities, securities held to maturity and all interest-earning assets during 1993, principally due to increases in overall market interest rates and the FN Acquisition.

     The Issuer earned $212 million of interest income on loans receivable for the year ended December 31, 1994, an increase of $196 million from the year ended December 31, 1993. The loans acquired in the FN Acquisition contributed $211 million of interest income in 1994, and resulted in an increase in the average balance of loans receivable to $2.9 billion from $124 million for the years ended December 31, 1994 and 1993, respectively. The weighted average yield on real estate loans decreased to 7.27% for 1994 from 12.67% during 1993, primarily due to the absorption of the smaller, but higher-yielding 1993 portfolio balance into the larger, market rate sensitive portfolio acquired in the FN Acquisition.

     Interest income on mortgage-backed securities was $43 million for the year ended December 31, 1994, an increase of $37 million from the year ended December

31, 1993. The mortgage-backed securities acquired in the FN Acquisition contributed $29 million of the increase and resulted in the average portfolio balances increasing from $120 million to $711 million during the years ended December 31, 1993 and 1994, respectively. The weighted average yield on mortgage-backed securities increased to 6.05% for 1994 from 5.04% for 1993, primarily due to the addition of higher-yielding securities from the FN Acquisition and the subsequent upward rate adjustments of adjustable-rate mortgage-backed securities related to an overall increase in market interest rates.

     The interest income from Covered Assets declined $19 million, to $30 million for the year ended December 31, 1994. This decline is due to a reduction in the volume of Covered Assets due to sales, repayments and other dispositions net of a slight increase in the effective rate earned on such Covered Assets. The higher rate is due to the net effect of the increase in TCOF between the two periods due to generally increasing interest rates offset by the reduction in the applicable margin over the TCOF prescribed in the Assistance Agreement.

     Interest income from securities held to maturity and interest-bearing deposits in other banks was $7 million for the year ended December 31, 1994, a decrease of $17 million from the year ended December 31, 1993. The average portfolio balances during the years ended December 31, 1994 and 1993 decreased to $138 million from $710 million, respectively, due to restructuring of the balance sheet as a result of the FN Acquisition. The weighted average yield on these assets increased to 4.95% for 1994 from 3.43% for 1993, primarily due to the increase in market interest rates.

     Interest Expense. Total interest expense was $200 million for the year ended December 31, 1994, an increase of $125 million from the year ended December 31, 1993. The increase is the result of additional interest-bearing liabilities from the FN Acquisition, the issuance of the FN Holdings Senior Notes, and the increase in overall market interest rates.

     Interest expense on deposits, including Brokered Deposits, was $101 million for the year ended December 31, 1994, an increase of $46 million from the year ended December 31, 1993. The deposits of approximately $10 billion acquired in the FN Acquisition, net of $1.2 billion in deposits sold in the Illinois Sale, contributed an additional $85 million in interest expense in 1994 and resulted in an increase in the average balance of deposits outstanding from $1.2 billion to $2.6 billion for the years ended December 31, 1993 and 1994, respectively. The deposit liabilities included in the First Gibraltar Texas Sale contributed $26 million of interest expense in 1993. The overall weighted average cost of deposits decreased from 4.59% for 1993 to 3.88% for 1994, due principally to the larger volume of lower rate transaction accounts acquired in the FN Acquisition. The FN Acquisition decreased First Nationwide Bank's reliance on Brokered Deposits as a source of funds.

     Interest expense on securities sold under agreements to repurchase and borrowings totalled $99 million for the year ended December 31, 1994, an increase of $79 million from the year ended December 31, 1993. Approximately $55 million of the increase is attributed to liabilities acquired in the FN Acquisition, with an additional $18 million attributable to the FHLB advances which replaced the deposits sold in the Illinois Sale. In addition, the interest expense related to the FN Holdings Senior Notes totalled $6 million in 1994. The average balance of securities sold under agreements to repurchase and borrowings outstanding for the years ended December 31, 1994 and 1993 was $1.5 billion and $394 million, respectively. The weighted average interest rate on these instruments increased to 6.46% in 1994 from 4.91% for 1993, primarily due to the impact of increases in overall market interest rates between December 1993 through the date of the FN Acquisition and continued increasing rates thereafter through year end 1994, as well as the issuance of the FN Holdings Senior Notes.

     Net Interest Income. Net interest income before provision for loan losses was $93 million for the year ended December 31, 1994, an increase of $73 million from the year ended December 31, 1993. The interest rate spread increased to 2.02% in 1994 from .72% in 1993.

     Noninterest Income. Total noninterest income, consisting primarily of mortgage banking, customer banking and management fee income, was $41 million for the year ended December 31, 1994, a decrease of $150 million from the year ended December 31, 1993. Noninterest income in 1993 included gains of $165 million from the sales of branches and loans related to the First Gibraltar Texas Sale. After adjusting for these gains, other noninterest income increased $16 million from the year ended December 31, 1993 to December 31, 1994, which represents the net of $25 million additional income related to operations acquired in the FN Acquisition, offset by $9 million of income in 1993 related to the operations included in the First Gibraltar Texas Sale.

     Fees and service charges related to mortgage banking operations, principally loan servicing income and borrower fees, were $10 million for the year ended December 31, 1994, compared to $9 million for the year ended December 31, 1993. This increase is due to the addition of the mortgage banking operations from the FN Acquisition, offset in part by the distribution of FGMH to First Gibraltar Holdings (the then immediate parent of First Nationwide Bank) in the first quarter of 1993. During 1994, the Issuer sold $47 million in principally fixed rate single-family mortgage loans originated as part of the Issuer's ongoing mortgage banking operations.

     Fees and service charges related to retail banking operations, consisting of depositor fees for transaction accounts, overdrafts, and miscellaneous other fees, were $11 million for the year ended December 31, 1994 compared to $3 million for the year ended December 31, 1993. The increase of $8 million is composed of

$11 million in income related to retail banking operations acquired in the FN Acquisition, offset in part by $3 million received in 1993 related to the retail banking operations sold in the First Gibraltar Texas Sale.

     Management fees, which were recorded as other noninterest income, totalled $13 million for the year ended December 31, 1994, an increase of $5 million over 1993. This increase is due to a $3.5 million increase in disposition and other fees for assets serviced by FGB Realty and $1.5 million in fees related to the shared services and asset servicing contracts with Granite entered into in conjunction with the FN Acquisition.

     Noninterest Expense. Total noninterest expense was $96 million for the year ended December 31, 1994, an increase of $33 million from the year ended December 31, 1993, principally due to increased compensation, occupancy and SAIF deposit insurance premiums, primarily related to the FN Acquisition.

     Total compensation and employee benefits expense was $49 million for the year ended December 31, 1994, an increase of $24 million from the year ended December 31, 1993. This increase of $24 million is composed principally of a $32 million increase attributable to the FN Acquisition, offset in part by $5 million of the expense in 1993 related primarily to operations sold in the First Gibraltar Texas Sale.

     Occupancy and equipment expense was $12 million for the year ended December 31, 1994, an increase of $7 million from the year ended December 31, 1993. This increase of $7 million is comprised principally of $9 million due to the FN Acquisition, offset in part by $2 million of the expense represented by operations sold in the First Gibraltar Texas Sale.

     Extraordinary Item. The Issuer had a net gain on the early extinguishment of FHLB advances of $1.4 million during the year ended December 31, 1994. Such gain resulted from the prepayment of $95.2 million in FHLB advances.

     Minority Interest--Hunter's Glen. Minority interest--Hunter's Glen for the year ended December 31, 1994 of $4.3 million represents that portion of First Nationwide Holdings' 1994 net income attributable to its class B common stock, which is owned by Hunter's Glen.

PROVISION FOR FEDERAL AND STATE INCOME TAXES

     During the years ended December 31, 1995, 1994 and 1993, the Issuer recorded income tax (benefit) expense, excluding the tax effects associated with extraordinary items in 1995 and 1994, of $(57.2) million, $2.6 million and $2.5 million, respectively. The Issuer's effective income tax rates were (47)%, 8% and 2% in 1995, 1994, and 1993, respectively. The Issuer's federal income statutory tax rate was 35% in 1995, 1994 and 1993. The difference between effective and statutory rates was primarily the result of offsetting certain deductions and losses with the receipt by the Issuer of non-taxable FSLIC/RF assistance payments and, in 1995, the recognition of a deferred tax benefit totalling $69 million. The non-taxable portions of the FSLIC/RF assistance payments decreased to $5 million in 1995 from $9 million in 1994. During 1995, the Issuer used the experience method for purposes of calculating its tax bad debt reserve.

     First Nationwide Bank, First Nationwide Holdings and Mafco Holdings are parties to the FN Tax Sharing Agreement effective as of January 1, 1994, pursuant to which (i) First Nationwide Bank will pay to First Nationwide Holdings amounts equal to the taxes that First Nationwide Bank would be required to pay if it were to file a return separately from the Mafco Group and (ii) First Nationwide Holdings will pay to Mafco Holdings amounts equal to the taxes that First Nationwide Holdings would be required to pay if it were to file a consolidated return on behalf of itself and First Nationwide Bank separately from the Mafco Group. The FN Tax Sharing Agreement allows First Nationwide Bank to take into account, in determining its liability to First Nationwide Holdings, any net operating losses that it would have been entitled to utilize if it had filed separate returns for each year since the formation of First Nationwide Bank. The FN Tax Sharing Agreement also allows First Nationwide Holdings to take into account, in determining its liability to Mafco Holdings, any net operating losses that it would have been entitled to utilize if it had filed a consolidated return on behalf of itself and First Nationwide Bank for each year since the formation of First Nationwide Bank. Accordingly, pursuant to the FN Tax Sharing Agreement, the benefits of any net operating losses generated by First Nationwide Bank since its formation are retained by First Nationwide Bank and First Nationwide Holdings.

     First Nationwide Bank has generated significant federal income tax net operating losses since it was organized in December 1988. This is due, in part, to the fact that under applicable federal income tax law, the financial assistance received by First Nationwide Bank pursuant to the Assistance Agreement was excluded from the taxable income of First Nationwide Bank. In addition to such tax-free financial assistance, First Nationwide Bank has been entitled to its normal operating deductions, including interest expense and certain losses relating to its loan portfolio. As a result, First Nationwide Bank generated significant net operating losses for federal income tax purposes even though its operations were profitable. Furthermore, under the reorganization provisions of the Code, First Nationwide Bank succeeded to certain net operating loss carryovers of the Texas Closed Banks.

     At December 31, 1995, if First Nationwide Holdings had filed a consolidated tax return on behalf of itself (as common parent) and First Nationwide Bank for each year since the formation of First Nationwide Bank, it would have had approximately $2.6 billion of regular tax net operating losses and approximately $992 million of AMT net operating losses, both of which First Nationwide Holdings would have been entitled to utilize. A portion of such losses, to the extent not previously used to offset income, would expire in the year 2002 and thereafter and would fully expire in 2007. Under applicable tax law, only 90% of a corporation's alternative minimum taxable income may be offset by carryovers from other years. Thus, 10% of the alternative minimum taxable income earned by First Nationwide Holdings in the current period will be subject to federal income tax at an effective rate of 20%. For the year ended December 31, 1995 this resulted in federal income tax benefit, including the tax effects associated with extraordinary items, of $68.7 million. Included in federal income tax benefit for the year ended December 31, 1995 was the recognition of a $69 million deferred tax benefit in the fourth quarter of 1995 and an adjustment reducing prior years' tax expense by $1.7 million. It is not anticipated that First Nationwide Holdings' liability for alternative minimum tax under the FN Tax Sharing Agreement will be significant. Accordingly, it is expected that under the FN Tax Sharing Agreement, First Nationwide Bank and First Nationwide Holdings will be able to eliminate a significant portion of the amounts that they otherwise would be required to pay to First Nationwide Holdings and Mafco Holdings, respectively, in respect of federal income tax and, accordingly, it is not expected that First Nationwide Bank or First Nationwide Holdings will record significant amounts of federal income tax expense as members of the Mafco Group. Payments made by First Nationwide Holdings under the FN Tax Sharing Agreement with the Mafco Group during the year ended December 31, 1995 totalled $3.1 million. There were no such payments in 1994. Such payments may increase significantly at such time as the net operating losses described above are either used in full to offset income or expire.

TAX EFFECTS OF DIVIDEND PAYMENTS BY FIRST NATIONWIDE BANK

     Dividend distributions made to First Nationwide Holdings, as the sole owner of First Nationwide Bank's common stock, and to holders of the First Nationwide Bank Preferred Stock, in each case in excess of First Nationwide Bank's accumulated earnings and profits, as well as any distributions in dissolution or in redemption or liquidation of stock, may cause First Nationwide Bank to recognize a portion of its tax bad debt reserves as income and, accordingly, could cause First Nationwide Bank to make payments to First Nationwide Holdings under the FN Tax Sharing Agreement. As a result, First Nationwide Holdings may be required to make payments to Mafco Holdings under the FN Tax Sharing Agreement if First Nationwide Holdings has insufficient expenses and losses to offset such income. First Nationwide Bank does not expect to generate substantial amounts of federal taxable income (after taking into account its net operating loss carryovers) from any recapture of its bad debt reserve. Accordingly, the recapture of its bad debt reserve as a result of distributions to stockholders, or of the redemption of stock, would not be expected to have a material adverse effect on First Nationwide Bank.

TAXATION OF FIRST NATIONWIDE BANK

     Under current law, First Nationwide Bank qualifies as a domestic building and loan association for federal income tax purposes. Accordingly, First Nationwide Bank is entitled to take its bad debts into account using the reserve method of accounting under Section 593 of the Code. First Nationwide Bank determines the amount of the appropriate addition to its bad debt reserves based on the experience method of accounting of Section 593(b)(3), which is described in Section 585(b)(2) of the Code, rather than on the percentage of taxable income method described in Section 593(b)(2) of the Code.

     Each of the Senate and House of Representatives has passed a bill which includes a provision that, if enacted, would repeal Section 593 of the Code. In addition, the President has proposed tax legislation that also includes a provision repealing Section 593 of the Code which is substantially similar to the provision passed by Congress. If tax legislation is ultimately enacted that includes the repeal of Section 593 of the Code, the reserve method of accounting for bad debts would no longer be available to First Nationwide Bank. Rather, First Nationwide Bank generally would be required to take its bad debts into account using the specific charge-off method. Pursuant to the specific charge-off method, First Nationwide Bank would be entitled to take its bad debts into account in the taxable year during which such debts become wholly or partially worthless. The repeal of Section 593 of the Code also may require a domestic building and loan association, such as First Nationwide Bank, to recapture a certain portion of its bad debt reserve into income under certain circumstances and, accordingly, could cause First Nationwide Bank to make payments to First Nationwide Holdings under the FN Tax Sharing Agreement. As a result, First Nationwide Holdings may be required to make payments to Mafco Holdings under the FN Tax Sharing Agreement if First Nationwide Holdings has insufficient expenses and losses to offset such income. As of December 31, 1995, First Nationwide Bank had tax bad debt reserves totalling $187 million, all of which had been provided for in deferred tax liabilities. First Nationwide Bank does not expect to generate substantial amounts of federal taxable income (after taking into account its net operating loss carryovers) from any recapture of First Nationwide Bank's bad debt reserve. Accordingly, the repeal of the reserve method of accounting for bad debts, if enacted, would not be expected to have a material adverse effect on First Nationwide Bank.

PROVISION FOR LOAN LOSSES

     The adequacy of the allowance for loan losses is periodically evaluated by management in order to maintain the allowance at a level that is sufficient to absorb expected loan losses. The Issuer charges current earnings with a provision for estimated credit losses on loans receivable. The provision considers both specifically identified problem loans as well as credit risks not specifically identified in the loan portfolio. The Issuer established provisions for loan losses of $37 million, $6 million and $1 million for the years ended December 31, 1995, 1994 and 1993, respectively. The allowance for loan losses is increased by provisions for loan losses and decreased by charge-offs (net of recoveries). See '--General--Accounting Changes.' The increase in the provision for losses in 1995 over 1994 is due to the increased loan production activity (primarily single-family residential) and loans acquired through acquisitions in 1995 compared to 1994.

     A significant portion of the Issuer's loans are secured by real estate located within California. Accordingly, the ultimate collectibility of those loans is susceptible to changes in the economic conditions in such region. Management's periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, current prospective economic conditions, and the remaining available balance under the Put Agreement. Real estate values could also be affected by earthquakes.

     Although management believes that its present allowance for loan losses is adequate, it will continue to review its loan portfolio to determine the extent to which any changes in economic conditions or loss experience may require further provisions in the future.

ASSET AND LIABILITY MANAGEMENT

     Financial institutions are subject to interest rate risk to the degree that their interest-bearing liabilities, consisting principally of deposits, securities sold under agreements to repurchase and FHLB advances, mature or reprice more or less frequently, or on a different basis, than their interest-earning assets. A key element of banking is the monitoring and management of liquidity risk and interest rate risk. The process of planning and controlling asset and liability mixes, volumes and maturities to influence the net interest spread is referred to as asset and liability management. The objective of the Issuer's asset and liability management is to maximize the net interest yield within the constraints imposed by prudent lending and investing practices, liquidity needs and capital planning.

     The Issuer, through First Nationwide Bank, actively pursues investment and funding strategies to minimize the sensitivity of its earnings to interest rate fluctuations. First Nationwide Bank measures the interest rate sensitivity of the balance sheet through gap and duration analysis, as well as net interest income and market value simulation, and, after taking into consideration both the variability of rates and the maturities of various instruments, evaluates strategies which may reduce the sensitivity of its earnings to interest rate and market value fluctuations. An important decision is the selection of interest-bearing liabilities which best match interest rate changes in the loan and investment portfolios. In order to reduce interest rate risk by increasing the percentage of interest sensitive assets, First Nationwide Bank has continued its emphasis on the origination of adjustable rate mortgage ('ARM') products for its portfolio. Where possible, First Nationwide Bank seeks to originate real estate loans that reprice frequently and that on the whole adjust in accordance with the repricing of its liabilities. In general, most of the fixed rate real estate loans originated have been sold in the secondary market and substantially all of the ARM loans ('ARMs') originated prior to September 30, 1995 have been retained for the investment portfolio. Subsequent to September 30, 1995, however, all of the ARMs originated were sold in the secondary market in anticipation of the SFFed Acquisition. At December 31, 1995, approximately 83% of the Issuer's real estate loan portfolio consisted of ARMs.

     ARMs have from time to time been offered with low initial interest rates as marketing inducements. In addition, most ARMs are also subject to periodic interest rate adjustment caps or floors. In a period of rising interest rates, ARMs could reach a periodic adjustment cap while still at a rate significantly below their contractual margin over existing market rates. Since repricing liabilities are typically not subject to such interest rate adjustment constraints, the Issuer's net interest margin would most likely be negatively impacted in this situation. Certain ARMs now offered by First Nationwide Bank have a fixed monthly payment for a given period, with any changes as a result of market interest rates reflected in the unpaid principal balance through negative amortization. From the lender's perspective, these loans respond most quickly to rate changes because interest accruals immediately reflect the loans as though they were fully indexed. In general, the closer the interest rate on a portfolio of ARMs is to the ultimate contractual margin over market rates, the more sensitive the portfolio yield is to changes in market interest rates.

     As a result of the FN Acquisition, First Nationwide Bank acquired the rights and assumed the obligations of Old FNB under certain interest rate swap agreements. Under the terms of these agreements, First Nationwide Bank pays the variable rate based on LIBOR and receives fixed rates. During 1995 and 1994, First Nationwide Bank's interest margin decreased by $12.9 million and $4.2 million, respectively, as a result of these interest rate swap agreements, largely due to the amortization of the premium assigned to these agreements in the FN Acquisition.


     One of the most important sources of a financial institution's net income is net interest income which is the difference between the combined yield earned on interest-earning assets and the combined rate paid on interest-bearing liabilities. Net interest income is also dependent on the relative balances of interest-earning assets and interest-bearing liabilities.

     A traditional measure of interest-rate risk within the savings industry is the interest rate sensitivity gap, which is the sum of all interest-earning assets minus the sum of all interest-bearing liabilities to be repriced within the same period. A gap is considered positive when the amount of interest rate sensitive assets exceeds interest rate sensitive liabilities, while the opposite results in a negative gap. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, and a positive gap would tend to result in an increase in net interest income, while the opposite would tend to occur in a period of falling rates.

     The following table sets forth the projected maturities based upon contractual maturities as adjusted for projected prepayments and 'repricing mechanisms' (provisions for changes in the interest rates of assets and liabilities), and the impact of interest rate swap agreements as of December 31, 1995. Prepayment rates are assumed in each period on substantially all of the Issuer's loan portfolio based upon expected loan prepayments. Repricing mechanisms on the Issuer's assets are subject to limitations such as caps on the amount that interest rates and payments on its loans may adjust and, accordingly, such assets may not respond in the same manner or to the same extent to changes in interest rates as the Issuer's liabilities. In addition, the interest rate sensitivity of the Issuer's assets and liabilities illustrated in the table would vary substantially if different assumptions were used or if actual experience differed from the assumptions set forth. The Issuer's estimated interest rate sensitivity gap at December 31, 1995 is as follows:

                                                                                  MATURITY/RATE SENSITIVITY
                                                                          ------------------------------------------
                                                                          WITHIN                   OVER
                                                                          1 YEAR     1-5 YEARS    5 YEARS     TOTAL
                                                                          -------    ---------    -------    -------
                                                                                    (DOLLARS IN MILLIONS)
Interest-Earning Assets:
Securities held to maturity (1)(2).....................................   $   159     $    --     $    --    $   159
Mortgage-backed securities held to maturity (1)........................     1,522           1           2      1,525
Loans and securities held for sale, net (3)............................     3,029          --          --      3,029
Loans receivable, net (1)(4)...........................................     7,675         556         639      8,870
Covered Assets, net (5)................................................        39          --          --         39
Investment in FHLB.....................................................       110          --          --        110
                                                                          -------    ---------    -------    -------
     Total interest-earning assets.....................................    12,534         557         641     13,732

Noninterest-earning assets.............................................        --          --         914        914
                                                                          -------    ---------    -------    -------
                                                                          $12,534     $   557     $ 1,555    $14,646
                                                                          -------    ---------    -------    -------
                                                                          -------    ---------    -------    -------
Interest-Bearing Liabilities:
Deposits (6)...........................................................   $ 8,436     $ 1,759     $    47    $10,242
Securities sold under agreements to repurchase (1).....................       719         250          --        969
FHLB advances (1)......................................................     1,712         325           2      2,039

Other borrowings (1)...................................................        57           3         290        350
                                                                          -------    ---------    -------    -------
     Total interest-bearing liabilities................................    10,924       2,337         339     13,600
Noninterest-bearing liabilities........................................        --          --         283        283
Minority interest--preferred stock of First Nationwide Bank............        --          --         301        301
Minority interest--Hunter's Glen.......................................        --          --          58         58
Stockholder's equity...................................................        --          --         404        404
                                                                          -------    ---------    -------    -------
                                                                          $10,924     $ 2,337     $ 1,385    $14,646
                                                                          -------    ---------    -------    -------
                                                                          -------    ---------    -------    -------
Gap before interest rate swap agreements...............................   $ 1,610     $(1,780)    $   302    $   132
Interest rate swap agreements (7)......................................      (400)        400          --          0
                                                                          -------    ---------    -------    -------
Gap adjusted for interest rate swap agreements.........................   $ 1,210     $(1,380)    $   302    $   132
                                                                          -------    ---------    -------    -------
                                                                          -------    ---------    -------    -------
Cumulative gap.........................................................   $ 1,210     $  (170)    $   132    $   132
                                                                          -------    ---------    -------    -------
                                                                          -------    ---------    -------    -------
Gap as a percentage of total assets....................................       8.3%       (9.4)%       2.1%       1.0%
Cumulative gap as a percentage of total assets.........................       8.3%       (1.1)%       1.0%       1.0%

- ------------------

(1) Based upon (a) contractual maturity, (b) instrument repricing date, if applicable, and (c) projected repayments and prepayments of principal, if applicable. Prepayments were estimated generally by using the prepayment rates forecast by various large brokerage firms as of December 31, 1995. The actual maturity and rate sensitivity of these assets could vary substantially if future prepayments differ from the Issuer's prepayment estimates.

(2) Consists of $32 million of interest-bearing deposits in other banks, $125 million of short-term investment securities and $2 million of securities held to maturity.

(3) As loans held and securities available for sale may be sold within one year, they are considered to be maturing within one year.

(4) Excludes allowance for loan losses of $210.5 million and nonaccrual loans of $171.5 million.

(5) Covered Assets generally reprice quarterly according to the change in TCOF, the composite cost of funds for thrift institutions in Texas. Because TCOF is generally reported on a quarterly basis, the Covered Assets are included within the one year time frame in this table.

(6) Fixed rate deposits and deposits with a fixed pricing interval are reflected as maturing in the year of contractual maturity or first repricing date. Money market deposit accounts, demand deposit accounts and passbook accounts are reflected as maturing within one year.


(7) Agreements with a notional amount of $500 million and $250 million maturing in April and September 1996, respectively, have no impact within the time periods presented.

     At December 31, 1995, interest-earning assets of the Issuer exceeded interest-bearing liabilities by approximately $132 million.

     The maturity/rate sensitivity analysis is a static view of the balance sheet with assets and liabilities grouped into certain defined time periods, and thus only partially depicts the dynamics of First Nationwide Bank's sensitivity to interest rate changes. Being at a point in time, this analysis may not fully describe the complexity of relationships between product features and pricing, market rates and future management of the balance sheet mix. First Nationwide Bank utilizes computer modeling, under various interest rate scenarios, to provide a dynamic view of the effects of the changes in rates, spreads, and yield curve shifts on net interest income.

     First Nationwide Bank's risk management policies are established by the Asset/Liability Management Committee ('ALCO') of First Nationwide Bank. ALCO meets monthly to formulate First Nationwide Bank's investment and risk management strategies. The basic responsibilities of ALCO include management of net interest income and market value of portfolio equity to measure the stability of earnings, management of liquidity to provide adequate funding, and the establishment of asset product priorities by formulating performance evaluation criteria, risk evaluation techniques and a system to standardize the analysis and reporting of originations, competitive trends, profitability and risk. On a quarterly basis, the Board of Directors of First Nationwide Bank is apprised of ALCO strategies adopted and their impact on operations. At least annually, the Board of Directors of First Nationwide Bank reviews First Nationwide Bank's interest rate risk management policy statements.

     On November 15, 1995, the FASB issued the Special Report. On December 29, 1995, First Nationwide Holdings reclassified substantially all of its securities and mortgage-backed securities from held to maturity to available for sale. The impact on the gap schedule of reclassifying securities from the held-to-maturity portfolio to the available-for-sale portfolio is to shorten the maturity and interest rate sensitivity of such assets. See '--General--Accounting Changes.'

LIQUIDITY

     The standard measure of liquidity in the savings industry is the ratio of cash and short-term U.S. government and other specified securities to deposits and borrowings due within one year. The OTS has currently established a minimum liquidity requirement of 5.0%. First Nationwide Bank's liquidity ratio was 5.46% and 5.62% at December 31, 1995 and 1994, respectively.

      A major source of First Nationwide Bank's funding is expected to be its retail deposit branch network, which management believes will be sufficient to meet its long-term liquidity needs. The ability of First Nationwide Bank to retain and attract new deposits is dependent upon the variety and effectiveness of its customer account products, customer service and convenience, and rates paid to customers. First Nationwide Bank also obtains funds from the repayment and maturities of loans and mortgage-backed securities, and from the disposition of primarily Covered Assets (including assistance payments from the FSLIC/RF), while additional funds can be obtained from a variety of sources including customer and Brokered Deposits, loan sales, securities sold under agreements to repurchase, FHLB advances, and other secured and unsecured borrowings. It is anticipated that FHLB advances and securities sold under agreements to repurchase will be secondary sources of funding, and management expects there to be adequate collateral for such funding requirements. The FN Acquisition decreased First Nationwide Bank's reliance on Brokered Deposits as a source of funds.

     First Nationwide Bank's primary uses of funds are the origination or purchase of loans, the funding of First Nationwide Bank's maturing certificates of deposit and demand deposit withdrawals, and the repayment of borrowings. Certificates of deposit scheduled to mature during the twelve months ending December 31, 1996 total $4.9 billion. First Nationwide Bank may renew these certificates, attract new replacement deposits, replace such funds with other borrowings, or it may elect to shrink the balance sheet. In addition, at December 31, 1995, First Nationwide Bank had FHLB advances and other borrowings of $1.5 billion maturing within twelve months. First Nationwide Bank may elect to pay off such debt or to replace borrowings with additional FHLB advances or other borrowings at prevailing rates.

     First Nationwide Bank has entered into various contracts in connection with the Branch Sales and the Home Federal Acquisition. First Nationwide Bank currently has sufficient borrowing capacity to fund these transactions. This additional funding may take the form of additional borrowings under reverse repurchase agreements, additional advances from the FHLB, or increased cash raised through the remaining retail deposit network. First Nationwide Bank expects to finance the Home Federal Acquisition with existing cash and, if necessary, proceeds from additional borrowings. Net cash flow from operations, together with these additional funding sources, is expected to be adequate to maintain liquidity above the required levels.

     During 1994, First Nationwide Bank issued 3,007,300 shares of the First Nationwide Bank Preferred Stock. Cash dividends on First Nationwide Bank Preferred Stock are noncumulative and are payable at an annual rate of 11 1/2% if, when, and as declared by the Board of Directors of First Nationwide Bank. The payment of dividends by First Nationwide Bank is subject to certain federal laws applicable to savings associations. First Nationwide Bank Preferred Stock dividends totalling $34.6 million were declared and paid during 1995.

     During 1995, the FSLIC/RF purchased substantially all remaining Covered Assets at the fair market value of such assets in the FDIC Purchase. Any losses sustained by First Nationwide Bank from this directed purchase were reimbursed under the Capital Loss Coverage provision of the Assistance Agreement. See 'Business--Other Activities--The Assistance Agreement.' Proceeds from this transaction were reinvested in the normal course of business. As a result of the FDIC Purchase, First Nationwide Bank's reliance on dispositions of Covered Assets as a source of funds has been substantially eliminated.

     In the FN Acquisition, First Nationwide Bank assumed $92.1 million of Old FNB's Subordinated Debentures which have an annual interest rate of 10% and an annual interest cost of $9.2 million. In the SFFed Acquisition, First Nationwide Bank assumed $50 million of the SFFed Notes which have an annual interest rate of 11.20% and an annual interest cost of $5.6 million.

     The Issuer anticipates that cash and cash equivalents on hand, the cash flow from assets as well as other sources of funds will provide adequate liquidity for First Nationwide Bank's operating, investing and financing needs and its regulatory liquidity requirements in the foreseeable future. In addition to cash and cash equivalents of $312.6 million at December 31, 1995, First Nationwide Bank has substantial additional secured borrowing capacity with the FHLB and other sources.

     Net cash used in operating activities for the year ended December 31, 1995 totalled $430 million, an increase of $393 million from the year ended December 31, 1994. The increase is principally due to the increase in loans held for sale due to the additional production capacity from the Maryland Acquisition and the LMUSA 1995 Purchase.

     Net cash used in operating activities for the year ended December 31, 1994 totalled $37.2 million, a decrease of $5.3 million from the year ended December 31, 1993.


     Net cash provided by investing activities for the year ended December 31, 1995 totalled $1.7 billion, an increase of $1.7 billion from the year ended December 31, 1994. Cash flows provided by investing activities included $272 million from the FDIC Purchase and other dispositions of the Covered Assets, principal payments on mortgage-backed securities totalling $571 million and proceeds from maturities of securities of $344 million. Proceeds from sales of loans receivable, including loans sold to Granite pursuant to the Put Agreement of $199.5 million, totalled $431 million. Redemptions of FHLB stock provided $26 million, and proceeds from sales of foreclosed real estate provided $71 million. Proceeds from the Branch Purchases provided $501 million. Cash flows used in investing activities included $215 million for the Maryland Acquisition and LMUSA 1995 Purchase, purchases of securities of $158 million, purchases of $20 million in mortgage-backed securities, a net increase in loans receivable of $86 million, and purchases of office premises and equipment of $15 million.


     Net cash used in investing activities for the year ended December 31, 1994 totalled $1 million, a decrease of $3.6 billion from the year ended December 31, 1993. The decrease was due largely to the purchase of securities totalling $3.5 billion in early 1993 from proceeds obtained from prior year sales of loans and mortgage-backed securities in preparation for the First Gibraltar Texas Sale. Funds used in the FN Acquisition totalled $527 million, representing the purchase price paid at closing of $715 million, less cash and cash equivalents acquired of $188 million. Other uses included purchases of securities during 1994 of $158 million, purchases of $64 million in mortgage-backed securities, and a net $69 million increase in loans receivable. Funds provided by investing activities included a $280 million decline in Covered Assets resulting from dispositions, principal payments on mortgage-backed securities totalling $178 million and proceeds from maturities of securities of $109 million. Proceeds from sales of loans receivable, including loans sold to Granite pursuant to the Put Agreement of $104 million, totalled $155 million. Proceeds from the Illinois Sale provided $31 million, redemptions of FHLB stock provided $28 million, and proceeds from sales of foreclosed real estate provided $26 million.

     Net cash used in financing activities for the year ended December 31, 1995 totalled $1.2 billion. Principal payments on borrowings totalled $6.9 billion and the net decrease in securities sold under agreements to repurchase totalled $913 million. Cash flows provided by financing activities included increases in deposits

(other than the Branch Purchases) of $543 million and additional borrowings of $6.2 billion. Additionally, dividends on and redemptions of First Nationwide Holdings' class C common stock were $29 million and $61 million, respectively.

     Net cash provided by financing activities for the year ended December 31, 1994 totalled $183 million. The issuance of First Nationwide Bank Preferred Stock, First Nationwide Holdings' class C common stock and the FN Holdings Senior Notes in connection with the FN Acquisition provided $289 million, approximately $210 million and approximately $190 million, respectively. These funds were partially offset by an overall net decrease in borrowings and securities sold under agreements to repurchase of $232 million. Additionally, deposits decreased $84 million as Brokered Deposits were allowed to mature.

     First Nationwide Holdings' primary source of cash to pay the interest on and principal of the $200 million aggregate principal amount of FN Holdings Senior Notes and the $140 million aggregate principal amount of FN Holdings Subordinated Notes and the Issuer's primary source of cash to pay the interest on and principal of the Notes is expected to be distributions from First Nationwide Bank. The annual interest on the FN Senior Notes is $24.5 million, the annual interest on the FN Holdings Subordinated Notes is $12.8 million and the annual interest on the Notes is expected to be $56.9 million.

     The terms of First Nationwide Bank Preferred Stock provide that First Nationwide Bank may not declare or pay any dividends or other distributions (other than in shares of common stock of First Nationwide Bank or other Junior Stock) with respect to any Junior Stock or repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of any Junior Stock (including the common stock held by First Nationwide Holdings) through a sinking fund or otherwise, unless and until (i) First Nationwide Bank has paid full dividends on First Nationwide Bank Preferred Stock for the four most recent dividend periods or funds have been paid over to the dividend disbursing agent of First Nationwide Bank for payment of such dividends, and (ii) First Nationwide Bank has declared a cash dividend on First Nationwide Bank Preferred Stock at the annual dividend rate for the current dividend period, and sufficient funds have been paid over to the dividend disbursing agent of First Nationwide Bank for the payment of a cash dividend for such current dividend period. First Nationwide Bank is currently in compliance with both of such requirements.

     The Issuer currently anticipates that, in order to pay the principal amount of the Notes upon the occurrence of an Event of Default or to redeem or repurchase the Notes upon a Change of Control Put Event or, in the event that earnings from First Nationwide Holdings are not sufficient to make distributions to the Issuer to enable it to pay the principal amount of the Notes at maturity, the Issuer may be required to adopt one or more alternatives, such as borrowing funds, selling its equity securities, or the equity securities or assets of First Nationwide Bank, or seeking capital contributions or loans from its affiliates. None of the affiliates of the Issuer are required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligations on the Notes. First Nationwide Holdings may be required to adopt similar alternatives in order to pay the principal amount of the FN Holdings Notes. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that any of the foregoing actions would enable the Issuer to pay the principal amount of the Notes, or would enable First Nationwide Holdings to pay the principal amount of the FN Holdings Notes, or that any of such actions would be permitted by the terms of the Indenture, the FN Holdings Indentures or any other debt instruments of the Issuer or the Issuer's subsidiaries then in effect, by the terms of the First Nationwide Bank Preferred Stock or under applicable federal thrift laws or regulations. The events that constitute a Change of Control Put Event under the Indenture will, with few exceptions, also permit the holders of FN Holdings Notes to require First Nationwide Holdings to repurchase such indebtedness.

     The terms of the FN Holdings Indentures generally limit distributions (and other Restricted Payments (as defined therein)) to 75% of the consolidated net income of First Nationwide Holdings and require, among other things, that, in order for First Nationwide Holdings to distribute any cash to the Issuer or otherwise make any Restricted Payment, after giving effect to such distribution or payment First Nationwide Bank must be 'well capitalized' under applicable OTS regulations and the Consolidated Common Shareholders' Equity (as defined therein) of First Nationwide Bank must be at least equal to the Minimum Common Equity Amount (as defined therein). The FN Holdings Indentures and the Indenture permit First Nationwide Holdings to loan funds to any affiliate, including the Issuer, provided that the Consolidated Common Shareholders' Equity of First Nationwide Bank be at least equal to the Minimum Common Equity Amount and that the terms of any such loan be on terms that would be obtainable in arm's length dealings. Subject to such restrictions, such loans may consist of any and all funds available to First Nationwide Holdings, whether or not such funds may be distributed (or otherwise paid as a Restricted Payment) pursuant to the terms of the FN Holdings Indentures. See 'Description of Other Indebtedness.'

     The terms of the Indenture generally permit the Issuer to make distributions (and other Restricted Payments) of up to 65% of the consolidated net income of the Issuer if, after giving effect to such distribution or payment, (i) First Nationwide Bank is 'well capitalized' under applicable OTS regulations and (ii) the Consolidated Common Shareholders' Equity of First Nationwide Bank is at least equal to the Minimum Common Equity Amount. The Issuer is able to loan funds to its affiliates pursuant to the Indenture provided that the Consolidated Common Shareholders' Equity of First Nationwide Bank is at least equal to the Minimum Common Equity Amount and the terms of any such loan are on terms that would be obtainable in arm's length dealings. Subject to such restrictions, such loans may consist of any and all funds available to the Issuer, whether or not such funds may be distributed (or otherwise paid as a Restricted Payment) pursuant to the terms of the Indenture. See 'Description of the Notes--Certain Covenants.' Accordingly, there can be no assurance that, notwithstanding the receipt by the Issuer of sufficient funds to enable it to pay the principal amount of the Notes at maturity, the Issuer will have funds available to pay the principal amount of the Notes at maturity or prior to maturity upon the occurrence of an Event of Default or to redeem or repurchase the Notes upon a Change of Control Put Event.

     First Nationwide Holdings is a holding company with no business operations of its own. If indebtedness of First Nationwide Holdings or its subsidiaries were to be accelerated, there could be no assurance that the assets of First Nationwide Holdings or its subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments or that First Nationwide Bank would be able to distribute funds to permit First Nationwide Holdings to provide sufficient funds to the Issuer to permit the Issuer to pay interest on the Notes. First Nationwide Holdings' only significant asset is all of the common stock of First Nationwide Bank.

     The terms and conditions of the Indenture and the FN Holdings Indentures impose restrictions that affect, among other things, the ability of the Issuer or First Nationwide Holdings, as the case may be, to incur debt, pay dividends or make distributions, engage in a business other than holding the common stock of First Nationwide Holdings, in the case of the Issuer, or of First Nationwide Bank and similar banking institutions, in the case of First Nationwide Holdings, make acquisitions, create liens, sell assets and make certain investments. The ability of the Issuer and its subsidiaries to comply with the foregoing provisions can be affected by events beyond their control. The breach of any of these covenants could result in a default under one or more of the debt instruments of the Issuer or its subsidiaries. In the event of a default under any indebtedness of the Issuer or its subsidiaries, the holders of such indebtedness could elect to declare all amounts outstanding under their respective debt instruments to be due and payable. Any such declaration under a debt instrument of the Issuer or its subsidiaries is likely to result in an event of default under one or more of the other debt instruments of the Issuer or its subsidiaries. If indebtedness of the Issuer or its subsidiaries were to be accelerated, there could be no assurance that the assets of the Issuer or its subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments, including the Notes. See 'Risk Factors--Indebtedness and Ability to Pay Principal of the Notes,' 'Business
- --Sources of Funds--Old FNB Debentures,' 'Description of the Notes' and 'Description of Other Indebtedness.'

     Any right of the Issuer and its creditors, including holders of the Notes, to participate in the assets of any of the Issuer's subsidiaries, including First Nationwide Holdings and First Nationwide Bank, upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including First Nationwide Bank's depositors and trade creditors (except to the extent that the Issuer may itself be a creditor of such subsidiary). Accordingly, the Notes will be effectively subordinated to
(i) all existing and future liabilities, including deposits, indebtedness and trade payables, of the Issuer's subsidiaries, including First Nationwide Holdings and First Nationwide Bank, and (ii) all preferred stock issued by First Nationwide Bank, including the First Nationwide Bank Preferred Stock. The Notes will also be effectively subordinated to obligations of First Nationwide Holdings under the FN Tax Sharing Agreement. At December 31, 1995, after giving effect to the SFFed Acquisition, the Branch Sales, the LMUSA 1996 Purchase and the FN Holdings Subordinated Notes Offering, the outstanding interest-bearing liabilities, including deposits, of such subsidiaries would have been approximately $17.1 billion, the other liabilities of such subsidiaries, including trade payables and accrued expenses, would have been approximately $488 million, and there would have been approximately $301 million aggregate liquidation value of First Nationwide Bank Preferred Stock outstanding. The aggregate amount of indebtedness, other liabilities and preferred stock of the Issuer's subsidiaries will not be affected by the Offering or the use of the net proceeds. See 'Use of Proceeds.' In the event of the liquidation or dissolution of First Nationwide Bank, the holders of First Nationwide Bank Preferred Stock will have preference over the Issuer, as the indirect holder of all of the common stock of First Nationwide Bank, with respect to the assets of First Nationwide Bank.

IMPACT OF INFLATION AND CHANGING PRICES

     The business of the Issuer is generally not affected by inflation in the short run, but may be affected by inflation in the long run. Prevailing interest rates have a more significant impact on the Issuer's performance than does the general level of inflation. While interest rates may bear some relationship to the general level of inflation (particularly in the long run), over short periods of time interest rates may not necessarily move in the same direction or change in the same magnitude as the general level of inflation.

NON-PERFORMING ASSETS AND IMPAIRED LOANS

     Pursuant to SFAS No. 114, as amended by SFAS No. 118, effective January 1, 1995, loans collectively reviewed for impairment by the Issuer include all single family loans, and performing multi-family and commercial real estate loans under $500,000, excluding loans which have entered the workout process. The adoption of SFAS No. 114, as amended by SFAS No. 118, had no material impact on the Issuer's Consolidated Financial Statements as the Issuer's existing policy of measuring loan impairment is consistent with methods prescribed in these standards. See '--General--Accounting Changes.'

     The Issuer considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Issuer will be unable to collect all amounts due according to the contractual terms of the loan agreement. Any insignificant delay (i.e., 60 days or less) or insignificant shortfall in amount of payments will not cause a loan to be considered impaired. In determining impairment, the Issuer considers large non-homogeneous loans including nonaccrual loans, troubled debt restructurings, and performing loans which exhibit, among other characteristics, high LTV ratios, low debt-coverage ratios, or other indications that the borrowers are experiencing increased levels of financial difficulty. The Issuer bases the measurement of collateral-dependent impaired loans, which represents substantially all of the Issuer's loan portfolio, on the fair value of the loan's collateral. The amount, if any, by which the recorded investment of the loan exceeds the measure of the impaired loan's value is recognized by recording a valuation allowance.

     At December 31, 1995, the carrying value of loans that are considered to be impaired under SFAS No. 114 totalled $125.4 million (of which $29.6 million were on nonaccrual status).

     The following table presents the amounts, net of purchase accounting adjustments, of the Issuer's nonaccrual loans, foreclosed real estate, troubled debt restructurings, and impaired loans as of the dates indicated. These categories are not mutually exclusive; certain loans are included in more than one classification.

                                                   DECEMBER 31, 1995                         DECEMBER 31, 1994
                                         --------------------------------------    --------------------------------------
                                         NONACCRUAL    IMPAIRED    RESTRUCTURED    NONACCRUAL    IMPAIRED    RESTRUCTURED
                                         ----------    --------    ------------    ----------    --------    ------------
                                                                          (IN MILLIONS)
Real Estate:
  1-4 unit residential................      $136         $ --          $  8           $133         $ --          $ 19
  5+ unit residential.................        23           73           147             24           --           204
  Commercial and other................         9           52            79             11           --           110
  Land................................        --           --            --              7           --            --
  Construction........................        --           --            --              2           --            --
                                         ----------    --------      ------        ----------    --------      ------
     Total real estate................       168          125           234            177           --           333
Non-real estate.......................         3           --            --              4           --            --
                                         ----------    --------      ------        ----------    --------      ------
     Total loans......................       171         $125(a)       $234(b)         181         $ --          $333(b)
                                                       --------      ------                      --------      ------
                                                       --------      ------                      --------      ------
Foreclosed real estate, net...........        49                                        37
                                         ----------                                ----------
     Total non-performing assets......      $220                                      $218
                                         ----------                                ----------
                                         ----------                                ----------

- ------------------
(a) Includes $29.6 million of loans on nonaccrual status and $31.9 million of loans classified as troubled debt restructurings.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(b) Includes nonaccrual loans of $1.2 million and $10 million at December 31, 1995 and 1994, respectively. At December 31, 1995, $1.1 million of these nonaccrual, troubled debt restructurings was also considered impaired under SFAS No. 114.

     There were no accruing loans contractually past due 90 days or more at December 31, 1995 or 1994.

     The Issuer's non-performing assets, consisting of nonaccrual loans, net of purchase accounting adjustments, and foreclosed real estate, net, increased slightly to $220 million at December 31, 1995, compared with $218 million at December 31, 1994. Non-performing assets as a percentage of the Issuer's total assets increased slightly to 1.50% at December 31, 1995, from 1.49% of total assets at December 31, 1994. During 1995, $199.5 million of assets were sold to Granite under the Put Agreement, leaving a remaining available balance under the Put Agreement of $112.4 million. Of the $220.1 million in non-performing assets at December 31, 1995, approximately $13.5 million were eligible to be sold to Granite pursuant to the Put Agreement.

     The Issuer, through First Nationwide Bank, continuously manages its credit risk by assessing the current and estimated future performance of the real estate markets in which it operates. First Nationwide Bank continues to place a high degree of emphasis on the management of its asset portfolio. First Nationwide Bank has three distinct asset management functions: performing loan asset management, problem loan asset management and credit review. These three functions are charged with the responsibility of reducing the risk profile within the residential, commercial and multi-family asset portfolios by applying asset management and risk evaluation techniques that are consistent with First Nationwide Bank's portfolio management strategy and regulatory requirements. In addition to these asset management functions, First Nationwide Bank has a specialized credit risk management group that is charged with development of credit policies and performing credit risk analyses for all asset portfolios.

     The following table presents non-performing real estate assets by geographic region of the country as of December 31, 1995:

                                              NONACCRUAL       FORECLOSED         TOTAL NON-
                                              REAL ESTATE     REAL ESTATE,     PERFORMING REAL       GEOGRAPHIC
                                             LOANS, NET(2)       NET(2)         ESTATE ASSETS       CONCENTRATION
                                             -------------    ------------    ------------------    -------------
                                                            (DOLLARS IN MILLIONS)
Region:
  California..............................       $  75            $ 35               $110                50.7%
  Northeast(1)............................          46              11                 57                26.3

  Other regions...........................          47               3                 50                23.0
                                                ------             ---             ------              ------
     Total................................       $ 168            $ 49               $217               100.0%
                                                ------             ---             ------              ------
                                                ------             ---             ------              ------

- ------------------

(1) Includes Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont.

(2) Net of purchase accounting adjustments.

     The level of non-performing assets is directly affected by economic conditions throughout the country. The following table indicates nonaccrual real estate loans, net of purchase accounting adjustments, by collateral type and state concentration as of December 31, 1995:

                                            1-4 UNIT              5+ UNIT            COMMERCIAL           TOTAL
                                           RESIDENTIAL          RESIDENTIAL           AND OTHER        NONACCRUAL
                                        -----------------    -----------------    -----------------    REAL ESTATE     % OF
                STATE                   VARIABLE    FIXED    VARIABLE    FIXED    VARIABLE    FIXED       LOANS       TOTAL
- -------------------------------------   --------    -----    --------    -----    --------    -----    -----------    ------
                                                                  (DOLLARS IN MILLIONS)
California...........................     $ 53       $ 4       $ 10       $ 1        $7         --        $  75        44.64%
New York.............................       27         2          1         1        --         --           31        18.45
Ohio.................................        3         2          2         4        --         --           11         6.55
Hawaii...............................       10         1         --        --        --         --           11         6.55
New Jersey...........................        7         2         --        --        --         --            9         5.36
Illinois.............................        2         1         --         3         1         --            7         4.17
Florida..............................        2         3         --        --         1         --            6         3.57
Pennsylvania.........................        2        --         --         1        --         --            3         1.79
Connecticut..........................        2        --         --        --        --         --            2         1.19
Massachusetts........................        1         1         --        --        --         --            2         1.19
Other states(1)......................        8         3         --        --        --         --           11         6.54
                                                                                     --
                                        --------    -----      ----      -----       --       -----    -----------    ------
  Total..............................     $117       $19       $ 13       $10        $9        $--        $ 168       100.00%
                                        --------    -----      ----      -----       --       -----    -----------    ------
                                        --------    -----      ----      -----       --       -----    -----------    ------

- ------------------

(1) There are 27 states, Puerto Rico, and the District of Columbia, of which no one state had nonaccrual loans in excess of 1% of the total.


     At December 31, 1995, First Nationwide Bank's largest non-performing asset was approximately $6.3 million, and it had approximately nine non-performing assets over $2 million in size with balances averaging approximately $3.6 million. First Nationwide Bank has approximately 1,750 non-performing assets below $2 million in size, including approximately 1,600 non-performing 1-4 unit residential assets.

     The following table indicates outstanding balances of troubled debt restructured loans, net of purchase accounting adjustments, by collateral type, interest rate type and state concentration as of December 31, 1995:

                                           1-4 UNIT              5+ UNIT            COMMERCIAL           TOTAL
                                          RESIDENTIAL          RESIDENTIAL           AND OTHER          TROUBLED
                                       -----------------    -----------------    -----------------        DEBT         % OF
               STATE                   VARIABLE    FIXED    VARIABLE    FIXED    VARIABLE    FIXED    RESTRUCTURED    TOTAL
- ------------------------------------   --------    -----    --------    -----    --------    -----    ------------    ------
                                                                  (DOLLARS IN MILLIONS)
California..........................     $  1       $ 5       $ 29       $ 5       $ 19       $23         $ 82         35.04%
New York............................       --         1          3        35         --        22           61         26.07
New Jersey..........................       --        --         16         2         --        --           18          7.69
Pennsylvania........................       --        --         17         1         --        --           18          7.69
Florida.............................       --        --          4         1          8        --           13          5.56
Missouri............................       --        --          1         3          5        --            9          3.85
Georgia.............................       --        --         --         6         --        --            6          2.56
Texas...............................       --        --          2         4         --        --            6          2.56
Other states(1).....................       --         1          4        14          1         1           21          8.98
                                       --------    -----      ----      -----      ----      -----      ------        ------
  Total.............................     $  1       $ 7       $ 76       $71       $ 33       $46         $234        100.00%
                                       --------    -----      ----      -----      ----      -----      ------        ------
                                       --------    -----      ----      -----      ----      -----      ------        ------


- ------------------

(1) There are 12 states of which no one state had troubled debt restructured loans in excess of 2% of the total.

     The following table indicates outstanding balances of impaired loans, net of purchase accounting adjustments, by collateral type, interest rate type and state concentration as of December 31, 1995:

                                                                 5+ UNIT            COMMERCIAL
                                                               RESIDENTIAL           AND OTHER

                                                            -----------------    -----------------     TOTAL       % OF
                          STATE                             VARIABLE    FIXED    VARIABLE    FIXED    IMPAIRED    TOTAL
- ---------------------------------------------------------   --------    -----    --------    -----    --------    ------
                                                                          (DOLLARS IN MILLIONS)
California...............................................     $ 29       $ 3       $ 38       $10       $ 80       64.00%
New York.................................................        4        12          1        --         17       13.60
Georgia..................................................       --         6         --        --          6        4.80
Ohio.....................................................        2         4         --        --          6        4.80
Arizona..................................................        1         3         --        --          4        3.20
Illinois.................................................       --         4          1        --          5        4.00
Other states(1)..........................................        2         3          1         1          7        5.60
                                                              ----      -----      ----      -----    --------    ------
  Total..................................................     $ 38       $35       $ 41       $11       $125      100.00%
                                                              ----      -----      ----      -----    --------    ------
                                                              ----      -----      ----      -----    --------    ------

- ------------------
(1) There are 8 states, of which no one state had impaired loans in excess of 1.5% of the total.

     A summary of the activity in the allowance for loan losses by loan type is as follows for the years ended December 31, 1995 and 1994:

                                                                           5+ UNIT
                                                                         RESIDENTIAL      CONSUMER
                                                          1-4 UNIT      AND COMMERCIAL      AND
                                                         RESIDENTIAL     REAL ESTATE       OTHER      TOTAL
                                                         -----------    --------------    --------    -----
                                                                       (DOLLARS IN MILLIONS)
Balance--December 31, 1993............................      $   2           $   --         $   --     $   2
  Purchases-FN Acquisition............................        108               84             10       202
  Provision for loan losses...........................          3                3             --         6
  Charge-offs.........................................         (4)              (4)            (1)       (9)
  Recoveries..........................................          2               --             --         2
                                                         -----------        ------        --------    -----
Balance--December 31, 1994............................        111               83              9       203
  Provision for loan losses...........................         31                3              3        37
  Charge-offs.........................................        (27)              (1)            (5)      (33)
  Recoveries..........................................          1               --              2         3
                                                         -----------        ------        --------    -----
Balance--December 31, 1995............................      $ 116           $   85         $    9     $ 210
                                                         -----------        ------        --------    -----
                                                         -----------        ------        --------    -----
Ratio of allowance for loan losses to non-performing
  loans:
  December 31, 1993...................................      100.0%              --             --      18.2%
                                                         -----------        ------        --------    -----
                                                         -----------        ------        --------    -----
  December 31, 1994...................................       83.5%           188.6%         225.0%    112.2%

                                                         -----------        ------        --------    -----
                                                         -----------        ------        --------    -----
  December 31, 1995...................................       85.3%           261.9%         290.0%    122.7%
                                                         -----------        ------        --------    -----
                                                         -----------        ------        --------    -----

     For additional discussion on the non-performing assets of the Issuer, see 'Business--Non-performing Assets.'

CAPITAL RESOURCES

     OTS capital regulations require savings banks to satisfy three minimum capital requirements: tangible capital, core (leverage) capital and risk-based capital. In general, an institution's tangible capital, which must be at least 1.5% of adjusted total assets, is the sum of common stockholder's equity (including retained earnings), noncumulative perpetual preferred stock and minority interest in equity accounts of fully consolidated subsidiaries, less most intangible assets. An institution's ratio of core capital to adjusted total assets (the 'leverage capital ratio') must be at least 3%. Core capital generally is the sum of tangible capital plus certain other qualifying intangibles. Under the risk-based capital requirement, a savings bank must have total capital (core capital plus supplementary capital) equal to at least 8% of risk-weighted assets (which includes the credit risk equivalent of certain off-balance sheet items). Supplementary capital, which may not exceed 100% of core capital for purposes of the risk-based requirements, includes, among other things, certain permanent capital instruments such as qualifying cumulative perpetual preferred stock, as well as some forms of maturing capital instruments, such as qualifying subordinated debt. These capital requirements are applicable to First Nationwide Bank but not to the Issuer. See 'Regulation--Regulation of Federal Savings Banks--Regulatory Capital Requirements.'

     At December 31, 1995, First Nationwide Bank's regulatory capital levels exceeded the minimum regulatory capital requirements, with tangible, leverage and total risk-based capital ratios of 5.84%, 5.84% and 11.34%, respectively. The following is a reconciliation of First Nationwide Bank's stockholders' equity to regulatory capital as of December 31, 1995:

                                                                   TANGIBLE                    RISK-BASED
                                                                   CAPITAL     CORE CAPITAL     CAPITAL
                                                                   --------    ------------    ----------
                                                                           (DOLLARS IN THOUSANDS)
Stockholders' equity of First Nationwide Bank...................   $959,885      $959,885      $  959,885
Unrealized holding gain on securities available for sale, net...    (63,512)      (63,512)        (63,512)
Non-qualifying loan-servicing rights............................    (24,136)      (24,136)        (24,136)

Non-allowable capital:
  Intangible assets.............................................    (18,606)      (18,606)        (18,606)
  Investment in subsidiaries....................................       (307)         (307)           (307)
Supplemental capital:
  Qualifying subordinated debt debentures.......................         --            --          89,600
  General loan loss reserves....................................         --            --         117,854
Assets required to be deducted:
  Land loans with more than 80% LTV ratio.......................         --            --          (2,290)
                                                                   --------    ------------    ----------
Regulatory capital of First Nationwide Bank.....................    853,324       853,324       1,058,488
Minimum regulatory capital requirement..........................    219,224       438,449         746,938
                                                                   --------    ------------    ----------
Excess above minimum capital requirement........................   $634,100      $414,875      $  311,550
                                                                   --------    ------------    ----------
                                                                   --------    ------------    ----------


                                                                   TANGIBLE      LEVERAGE      RISK-BASED
                                                                   CAPITAL       CAPITAL        CAPITAL
                                                                    RATIO         RATIO          RATIO
                                                                   --------    ------------    ----------
Regulatory capital of First Nationwide Bank.....................       5.84%         5.84%          11.34%
                                                                   --------    ------------    ----------
Minimum regulatory capital requirement..........................       1.50          3.00            8.00
                                                                   --------    ------------    ----------
Excess above minimum capital requirement........................       4.34%         2.84%           3.34%
                                                                   --------    ------------    ----------
                                                                   --------    ------------    ----------

     The amount of adjusted total assets used for the tangible and leverage capital ratios is $14.6 billion. Risk-weighted assets used for the risk-based capital ratio amounted to $9.3 billion.

     First Nationwide Bank is also subject to the provisions of the FDICIA, which, among other things, define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are 'well capitalized,' 'adequately capitalized,' 'undercapitalized,' 'significantly undercapitalized' and 'critically undercapitalized.' Institutions categorized as 'undercapitalized' or worse are subject to certain restrictions, including the requirement to file a capital plan with the OTS, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by the OTS or by the FDIC, including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes 'critically undercapitalized' it is generally placed in receivership or conservatorship within 90 days.

     To be considered 'well capitalized,' a savings institution must generally have a leverage capital ratio of at least 5%, a Tier 1 (core capital) risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. An institution is deemed to be 'critically undercapitalized' if it has a tangible equity ratio of 2% or less. At December 31, 1995, First Nationwide Bank's leverage capital, Tier 1 (core capital) risk-based and total risk-based capital ratios were sufficient for it to be considered 'well capitalized':

                                                                                             RISK-BASED
                                                                                       -----------------------
                                                                   LEVERAGE CAPITAL    TIER 1    TOTAL CAPITAL
                                                                   ----------------    ------    -------------
Regulatory capital of First Nationwide Bank.....................         5.84%          9.14%        11.34%
Well capitalized ratio..........................................         5.00           6.00         10.00
                                                                        -----          ------       ------
Excess above well capitalized ratio.............................          .84%          3.14%         1.34%
                                                                        -----          ------       ------
                                                                        -----          ------       ------

     The Issuer expects that First Nationwide Bank will remain a 'well capitalized' institution after consummation of the Branch Sales, the SFFed Acquisition, the LMUSA 1996 Purchase and the Home Federal Acquisition. In addition, the net proceeds from the issuance of the FN Holdings Subordinated Notes of approximately $133 million were contributed as additional paid in capital of First Nationwide Bank on February 1, 1996, further strengthening First Nationwide Bank's regulatory capital ratios.

     OTS capital regulations allow a savings bank to include a net deferred tax asset under SFAS No. 109 in regulatory capital, subject to certain limitations. To the extent that the realization of a deferred tax asset depends on a savings bank's future taxable income, such deferred tax asset is limited for regulatory capital purposes to the lesser of the amount that can be realized within one year or 10 percent of core capital. As of December 31, 1994, First Nationwide Bank recorded a valuation adjustment for 100% of its net deferred tax asset because First Nationwide Bank believed, at that time, it was not more likely than not that such deferred tax asset would be realized.

     Based on a favorable earnings trend since the consummation of the FN Acquisition and future earnings expectations, management changed its judgment about the realizability of First Nationwide Bank's net deferred tax assets and recognized a deferred tax benefit of $69 million in the fourth quarter of 1995. The net tax benefit of $69 million has been determined based upon the amount of taxable income that may be realized within one year. This amount does not exceed 10 percent of core capital and therefore is allowed without limitation under OTS capital regulations.


     Congress has passed budget reconciliation legislation that, if enacted, would impose a one-time assessment on all SAIF-insured deposits held as of March

31, 1995, in order to capitalize the SAIF to the required designated reserve ratio of 1.25% of insured deposits. The President has vetoed this budget reconciliation bill. Such veto, however, was based on issues unrelated to the provisions dealing with capitalization of the SAIF. The FDIC, which would establish the assessment rate, has estimated the rate needed to capitalize the SAIF to be in the range of 85 cents to 90 cents per $100 of domestic deposits. If the assessment is enacted into law, and assessed at the rate estimated by the FDIC, after giving effect to the SFFed Acquisition, the Branch Sales, the Home Federal Acquisition and the Branch Purchases, the effect on First Nationwide Bank would be a pre-tax charge in the range of $75 to $80 million ($68 to $72 million on an after-tax basis). Such an assessment would not be expected to cause First Nationwide Bank to fail to meet the capital requirements of a 'well capitalized' institution based upon First Nationwide Bank's regulatory capital and asset levels as of December 31, 1995. Upon the SAIF reaching the required reserve ratio, management expects that First Nationwide Bank's SAIF deposit premium assessments would decrease substantially from First Nationwide Bank's current rate of 23 cents. The Issuer is unable to predict whether this, or similar, legislation will be enacted.


     Because the SAIF has not reached its required designated reserve ratio, savings associations like First Nationwide Bank insured by SAIF pay deposit insurance premiums that are higher (by at least 23 cents per $100 of deposits) than premiums paid by comparable banks insured by the Bank Insurance Fund ('BIF'), which has adequate reserves. See 'Regulation--Regulation of Federal Savings Banks--FDIC Assessments.' This disparity in deposit insurance costs gives SAIF-insured institutions incentives to attempt to leave the SAIF and seek BIF insurance, and adversely affects returns on capital of SAIF members as compared with similarly-situated, BIF-insured competitors.

     In addition to Congressional proposals to capitalize the SAIF, other legislative proposals would combine the two deposit insurance funds of the FDIC and merge the charters for federal savings associations and commercial banks. The Issuer is unable to predict whether, or in what form, any of this proposed legislation would be enacted.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term 'Expiration Date' means 5:00 p.m., New York City time, on June 17, 1996; provided, however, that if the Issuer, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term 'Expiration Date' means the latest time and date to which the Exchange Offer is extended.



     As of the date of this Prospectus, $455,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about May 15, 1996, to all holders of Old Notes known to the Issuer. The Issuer's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below under '--Certain Conditions to the Exchange Offer.'

     The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the events specified below under '--Certain Conditions to the Exchange Offer.' The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Issuer of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Bank of New York, as Exchange Agent, at the address set forth below under '--Exchange Agent' on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a 'Book-Entry Confirmation') of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the 'Book-Entry Transfer Facility') pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO

ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, 'Eligible Institutions'). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by, the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact,

officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

     By tendering, each holder will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Issuer that such holder is not engaged in, or intends to engage in, a distribution of the New Notes. If any holder or any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Issuer, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See--'Certain Conditions to the Exchange Offer.' For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.


     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from April 17, 1996. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. If, however, the relevant record date for interest payment occurs prior to the consummation of the Exchange Offer registered holders of Old Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. If the Exchange Offer is not consummated by September 16, 1996, the rate per annum at which the Old Notes bear interest will be 13% per annum from and including September 16, 1996 until but excluding the date of consummation of the Exchange Offer.


     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount that the holder desired to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under '--Exchange Agent' on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the

Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ('NYSE') trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under '--Exchange Agent.' Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under '--Procedures for Tendering Old Notes' above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

          (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order of decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Issuer, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

          (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole that, in the sole judgment of the Issuer, is or may be adverse to the Issuer, or the Issuer shall have become aware of facts that, in the sole judgment of the Issuer, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;


which in the reasonable judgment of the Issuer in any case, and regardless of the circumstances (including any action by the Issuer) giving rise to any event described above, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.


     The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the 'TIA').

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

               Delivery To: The Bank of New York, Exchange Agent

                        By Mail:                                       By Overnight Courier or Hand:
                  The Bank of New York                                      The Bank of New York
              101 Barclay Street--(7 East)                              101 Barclay Street--(7 East)
                 Reorganization Section                                    Reorganization Section
                New York, New York 10286                              Corporate Trust Services Window
                Attention: Enrique Lopez                                  New York, New York 10286

                                                                          Attention: Enrique Lopez

                                 By Facsimile:

                                 (212) 571-3080

                             Confirm by Telephone:

                                 (212) 815-2742

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.


     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be $850,000.


TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Issuer, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' In addition, to comply with the state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to 'qualified institutional buyers' (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

                                    BUSINESS

GENERAL

  The Issuer

     The Issuer is a holding company with no business operations of its own. The Issuer's only significant asset is its ownership of 80% of the common stock of First Nationwide Holdings, a holding company which owns all of the common stock of First Nationwide Bank. As such, the Issuer's principal business operations are conducted by First Nationwide Bank and its subsidiaries.

     The Issuer's operations are influenced significantly by general economic conditions in the markets and geographic areas in which First Nationwide Bank conducts its business, the monetary and fiscal policies of the federal government and the regulatory policies of certain governmental agencies. Deposit balances and the cost of borrowings are influenced by interest rates on competing investments and general market interest rates. The Issuer's loan volume and yields are also affected by market interest rates on loans, the supply of and demand for housing, and the availability of funds.

  First Nationwide Bank

     First Nationwide Bank's principal business consists of operating retail deposit branches and originating and/or purchasing one to four family real estate loans and, to a lesser extent, certain consumer loans, and is conducted primarily in California, Florida and Texas. First Nationwide Bank actively manages its commercial real estate loan portfolio acquired through acquisitions and is also active in mortgage banking and loan servicing. These operating activities are financed principally with customer deposits, secured short-term and long-term borrowings, collections on loans, asset sales and retained earnings. At December 31, 1995, First Nationwide Bank had approximately $14.6 billion in assets and approximately $10.2 billion in deposits. According to published sources, First Nationwide Bank was the seventh largest thrift in the United States, in terms of assets, as of June 30, 1995.

     First Nationwide Bank is chartered as a federal stock savings bank under the HOLA and regulated by the OTS and the FDIC, which, through the SAIF, insures the deposit accounts of First Nationwide Bank. First Nationwide Bank is also a member of the FHLBS.

     Revenues are derived from interest charged on loans, interest and dividends received on securities and mortgage-backed securities, fees received in connection with loan servicing, securities brokerage and other customer service transactions, and asset management fees. Expenses primarily consist of interest on customer deposit accounts, interest on short-term and long-term borrowings, general and administrative expenses consisting of compensation and benefits, data processing, occupancy and equipment, communications, deposit insurance assessments, advertising and marketing, professional fees and other general and administrative expenses.

  Background

     First Nationwide Bank was organized as First Gibraltar in December 1988 to acquire substantially all of the assets and certain liabilities of the Texas Closed Banks in a federally assisted transaction. The Texas Closed Banks were purchased effective December 28, 1988 pursuant to five substantially similar acquisition agreements and the Assistance Agreement. In January 1992, certain provisions of the Assistance Agreement were renegotiated and amended or modified. In connection with such modification, First Nationwide Bank accrued the present value of the estimated liability at December 31, 1992 to the FSLIC/RF for the reimbursement by First Nationwide Bank to the FSLIC/RF in an amount equal to 10% of the gross amount of assistance received by First Nationwide Bank from the FSLIC/RF and a fee payable by the FSLIC/RF to First Nationwide Bank for the disposition of a Covered Asset at a price in excess of 50% of such asset's original book value ('Shared Gains') over the life of the Assistance Agreement, resulting in a $60 million charge to operations in 1992. See '--Other Activities--The Assistance Agreement.'


     On December 31, 1992, First Gibraltar sold or otherwise transferred a substantial portion of its business operations in Oklahoma, consisting of approximately $3 million of loans and 27 branches with $809 million in deposits in the First Gibraltar Oklahoma Sale. A gain of $19 million was recorded in connection with this sale.

     On February 1, 1993, First Gibraltar sold to BankAmerica certain assets, liabilities and substantially all of the branch operations located in Texas consisting of approximately $829 million of loans and 130 branches with approximately $6.9 billion in deposits in the First Gibraltar Texas Sale. A gain of $141 million was recorded in connection with this sale. In anticipation of the First Gibraltar Texas Sale, management sold long-term interest-earning assets, primarily loans and mortgage-backed securities, based on BankAmerica's intention to acquire primarily shorter-term assets. As a result, First Gibraltar recognized gains on the sale of interest-earning assets totalling $203 million during the year ended December 31, 1992. Concurrently with the First Gibraltar Texas Sale, First Gibraltar changed its name to First Madison.

     Following the First Gibraltar Texas Sale, and through September 1994, First Madison's principal business was the funding of the Covered Assets and the performance of its obligations under the Assistance Agreement. Subsequent to the First Gibraltar Texas Sale, First Nationwide Bank also managed four retail branches in Texas and supplemented its retail deposit base with wholesale funds from Brokered Deposits and FHLB advances. In June 1995, the FDIC, as manager for the FSLIC/RF, exercised its right under the Assistance Agreement to purchase substantially all of the remaining Covered Assets as of June 1, 1995 at the fair market value of such assets and further purchased additional assets from the remaining Covered Asset portfolio in September 1995. Any losses sustained by First Nationwide Bank as a result of the FDIC Purchase have been reimbursed under the Capital Loss Coverage provision of the Assistance Agreement except for $39 million which the FDIC has elected to treat as a Covered Asset at December 31, 1995. Proceeds from this transaction were reinvested in the normal course of business.

     From August 1991 through March 31, 1993, First Nationwide Holdings conducted most of its mortgage banking operations through FGMH. Effective July 1, 1992, FGMH acquired all of the outstanding stock of the mortgage banking company, Troy and Nichols, Inc. of Monroe, Louisiana, with a servicing portfolio of 129,000 loans totalling approximately $5.9 billion. This transaction was accounted for under the purchase method of accounting. On March 31, 1993, the stock of FGMH was distributed by First Nationwide Bank to its then immediate parent. FGMH was subsequently sold during 1993 for a gain of approximately $95 million.

     On April 14, 1994, First Nationwide Bank entered into the FNB Asset Purchase Agreement with Old FNB. On October 3, 1994, effective immediately after the close of business on September 30, 1994, First Nationwide Bank purchased the FNB Acquired Business in the FN Acquisition for $726.5 million. Effective on October 1, 1994, First Nationwide Bank changed its name from 'First Madison Bank, FSB' to 'First Nationwide Bank, A Federal Savings Bank.' First Nationwide

Bank and Old FNB are currently in disagreement over certain elements of the purchase price for the FN Acquisition. See '--Legal Proceedings.' On October 7, 1994, First Nationwide Bank sold in the Illinois Sale the FNB Acquired Business' branch network located in Illinois consisting of 26 branches with approximately $1.2 billion in deposits. The $89 million deposit premium received by First Nationwide Bank in the Illinois Sale was treated as a reduction of the core deposit intangible asset established in connection with the FN Acquisition.

     First Nationwide Bank financed the FN Acquisition and paid related fees and expenses with: (i) a capital contribution by First Nationwide Holdings funded with the net proceeds of (a) the issuance of the FN Holdings Senior Notes and
(b) the issuance of First Nationwide Holdings' class C common stock, (ii) the net proceeds from the issuance of the First Nationwide Bank Preferred Stock and
(iii) existing cash and proceeds from securities sold under agreements to repurchase. See 'Certain Transactions.'

     In December 1994, First Nationwide Bank's wholly owned mortgage bank operating subsidiary, FNMC, entered into a series of agreements with the Resolution Trust Corporation as conservator for StanFed to acquire certain of StanFed's mortgage servicing assets and assume certain of StanFed's mortgage servicing liabilities for approximately $178 million in the Maryland Acquisition. As a result of the Maryland Acquisition, FNMC acquired a 1-4 unit residential mortgage loan servicing portfolio of approximately $11.4 billion (including a subservicing portfolio of $1.8 billion) and certain other assets and liabilities. The transaction was consummated on February 28, 1995. In connection with the Maryland Acquisition, FNMC moved its mortgage servicing operations to Maryland from its former location in Sacramento, California. Costs totalling $5.7 million associated with such consolidation are included in noninterest expense in First Nationwide Holdings's consolidated statement of operations for the year ended December 31, 1995.

     In April 1995, First Nationwide Bank closed substantially all of its retail mortgage loan production offices. Costs associated with such closures of approximately $2.1 million are included in noninterest expense in the Issuer's consolidated statement of operations for the year ended December 31, 1995.

     In April 1995, First Nationwide Bank consummated the Tiburon Purchase in which it acquired approximately $13 million in deposits located in Tiburon, California from East-West Federal Bank, a federal savings bank. In August 1995, First Nationwide Bank consummated the ITT Purchase in which it acquired three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million from ITT Federal Bank, fsb. On December 8, 1995, First Nationwide Bank consummated the Sonoma Purchase in which it acquired four retail branches located in Sonoma County, California with deposit accounts of approximately $144 million from Citizens Federal Bank, a Federal Savings Bank. The weighted average deposit premium paid in connection with the Branch Purchases was 3.78%.

     On February 1, 1996, First Nationwide Bank consummated the SFFed Acquisition pursuant to which First Nationwide Bank acquired SFFed and its wholly owned federal savings association subsidiary, San Francisco Federal. The aggregate consideration paid in the SFFed Acquisition was approximately $264 million. Following completion of the SFFed Acquisition, SFFed was liquidated and San Francisco Federal was merged into First Nationwide Bank. See 'Strategic Acquisitions and Dispositions--Acquisitions--The SFFed Acquisition.'

     On October 2, 1995, FNMC purchased in the LMUSA 1995 Purchase from LMUSA a loan servicing portfolio of approximately $11.1 billion (including a sub-servicing portfolio of $3.1 billion), a master servicing portfolio of $2.9 billion and other assets, principally existing loans and loan production operations of LMUSA, for $100 million, payable in installments, and the assumption of certain indebtedness relating to the acquired loan portfolio.

     On January 31, 1996, FNMC purchased in the LMUSA 1996 Purchase LMUSA's remaining $14.1 billion loan servicing portfolio (including a sub-servicing portfolio of $2.4 billion), a master servicing portfolio of $2.7 billion, $5.9 million in foreclosed real estate, $45.3 million in net other servicing receivables, $5.8 million in mortgage loans, and $6.2 million in net other assets for a purchase price of approximately $160.8 million payable in installments. The initial installment of $49.8 million was paid with existing cash.

     On December 19, 1995, First Nationwide Bank entered into a merger agreement with HFFC, pursuant to which First Nationwide Bank will acquire HFFC and its wholly owned federally chartered savings association subsidiary, Home Federal, which, at December 31, 1995, had approximately $718 million in assets and $625 million in deposits and operated 15 branches in the Northern California area. The aggregate consideration to be paid in connection with the Home Federal Acquisition is estimated to be approximately $70.6 million.


     The Home Federal Acquisition is subject to approval by HFFC's shareholders. The Home Federal Acquisition is presently anticipated to close in the second quarter of 1996, although there can be no assurance that the Home Federal Acquisition will be consummated. The Issuer expects that First Nationwide Bank will remain 'well capitalized' after consummation of the Home Federal Acquisition.


     From September through December of 1995, First Nationwide Bank entered into the following agreements relating to the Branch Sales:

                                                             NUMBER OF
                                                             BRANCHES     APPROXIMATE    APPROXIMATE
                                           GENERAL             TO BE       AMOUNT OF      AMOUNT OF      DATE OF
        NAME OF PURCHASER                 LOCATION             SOLD       DEPOSITS(A)     ASSETS(A)     AGREEMENT
- ---------------------------------   ---------------------    ---------    -----------    -----------    ---------
                                                                            (DOLLARS IN THOUSANDS)
Fifth Third Bank of Northeastern
  Ohio...........................   Ohio                         28       $1,414,695       $18,480       9/22/95
North Fork Bank..................   Long Island, New York        10          602,014         8,222       9/28/95

Middletown Savings Bank..........   Upstate New York              8          485,975         5,594       9/29/95
Independence Savings Bank........   Brooklyn, New York            3          330,073         3,308      10/11/95
Republic National Bank of New
  York...........................   Manhattan, New York           3          282,580         1,795      10/31/95
Midlantic Bank...................   New Jersey                    4          509,597         5,556      11/03/95
Independence Savings Bank........   Staten Island, New
                                    York                          2          286,723         3,718      11/15/95
Charter One Bank.................   Michigan                     21          783,965        12,667      12/14/95
                                                                 --       -----------    -----------
Total............................                                79       $4,695,622       $59,340
                                                                 --       -----------    -----------
                                                                 --       -----------    -----------

- ------------------

(a) As of December 31, 1995.

     The Branch Sales, when consummated, will result in gains which, based on deposit information at December 31, 1995, will be approximately $366 million on a pre-tax basis. The gains from the Branch Sales will be used, as necessary, to augment First Nationwide Bank's regulatory capital to maintain its 'well capitalized' status after the SFFed Acquisition.

     The Ohio Branch Sale was consummated on January 19, 1996. The Northeast Branch Sales were consummated in a series of closings that occurred between January 12, 1996 and March 22, 1996. The sale of these 58 branches has generated pre-tax gains of approximately $308 million. Although regulatory approval for the Michigan Branch Sale has been obtained and it is anticipated that the Michigan Branch Sale will be consummated during the second quarter of 1996, no assurances can be given as to whether or when such transaction will be consummated.

BUSINESS STRATEGY

     First Nationwide Bank's business strategy is to augment its position as a leading thrift in California, principally through a combination of selective acquisitions of high quality assets and deposits, expansion of its mortgage banking and servicing operations and continued increases in its operating efficiency. The key elements of this business strategy are as follows.

  Concentration and Expansion in California

     Beginning with the FN Acquisition in 1994, First Nationwide Bank developed a strategy to concentrate its retail branch network in California. The management of First Nationwide Bank believes that the West Coast region, and California in particular, offers attractive opportunities to continue to build franchise value. First Nationwide Bank continues to actively explore opportunities to expand its California retail branch network, including through additional acquisitions. The SFFed Acquisition, the Home Federal Acquisition and the Branch Purchases are consistent with this strategy and, in the aggregate, have added, or will add, $3.8 billion in deposits. The SFFed Acquisition, net of the related consolidation of branches, increased the number of First Nationwide Bank's Northern California branches from 37 to 63, and, based on information as of December 31, 1995, increased the outstanding balances of First Nationwide Bank's deposits in this region by $2.7 billion, from approximately $1.9 billion to approximately $4.6 billion. In addition, the Branch Purchases added another seven California branches, and the Home Federal Acquisition will increase the number of Northern California branches by 10 on a net basis. Management believes that these acquisitions have significantly increased First Nationwide Bank's presence on the West Coast, providing additional economies of scale and diversity of operations within its target California markets.

     Following the consummation of the Branch Sales, First Nationwide Bank will have consolidated its branch system to California, Texas and Florida. Although First Nationwide Bank has no current plans to dispose of its remaining branch operations outside California, it will continue to evaluate opportunities to dispose of such operations, as well as other acquisition opportunities in such states. As a result of the Branch Sales, the Issuer expects First Nationwide Bank to reduce certain operational costs inherent in its widely dispersed branch network. Gains generated by the Branch Sales and sales of other branch operations outside of California, if any, are expected to be used to finance the acquisition of branch operations in the West Coast region.


  Mortgage Banking

     First Nationwide Bank, through FNMC, has significantly expanded its mortgage banking operations and enhanced efficiency. In February 1995, First Nationwide Bank purchased a larger and more efficient mortgage loan servicing facility located in Frederick, Maryland as part of the Maryland Acquisition. Subsequently, all of FNMC's mortgage servicing has been consolidated in Frederick, Maryland, and its Sacramento, California servicing facility has been closed. FNMC acquired additional mortgage servicing from LMUSA in the LMUSA 1995 Purchase during the fourth quarter of 1995 and on January 31, 1996 in the LMUSA 1996 Purchase. The management of First Nationwide Bank estimates that at December 31, 1995, the existing loan servicing portfolio of FNMC (excluding loans serviced for First Nationwide Bank) and the servicing portfolios included in the LMUSA Purchases would have aggregated approximately $41.4 billion. The Maryland Acquisition and the LMUSA Purchases will provide First Nationwide Bank with the opportunity to increase its noninterest income through fees generated from its mortgage servicing operations. First Nationwide Bank's excess servicing capacity and existing servicing expertise enabled it to accommodate the loan servicing portfolios acquired in these transactions without the need for significant additional investment.

     First Nationwide Bank intends to increase its origination of residential loans through enhanced focus on existing distribution channels, principally correspondent origination and wholesale acquisitions. The LMUSA 1995 Purchase included the acquisition of a correspondent lending operation of one of the largest originators of Government National Mortgage Association ('GNMA') loans in the United States. In order to minimize the exposure to market interest rate fluctuations typically associated with long-term fixed rate lending, First Nationwide Bank intends to continue to retain in its portfolio the majority of its ARMs, while selling most of its fixed rate mortgage loans.

     First Nationwide Bank has continued to retain servicing on loans that it sells. The number of loans serviced by others and participation loans continues to be reduced by cancelling contracts or selling assets following a cost-benefit analysis. In addition, First Nationwide Bank intends to continue to evaluate opportunities to increase its servicing portfolio through purchases.

     First Nationwide Bank intends to make its loan portfolio more liquid and marketable by consolidating participation loans and modifying some existing loans in order to create a standard product. In addition, First Nationwide Bank intends to increase front-end loan production fees on loans originated through the retail branch system.

  Protecting Credit Quality

     First Nationwide Bank will continue to originate single-family residential loans and consumer loans in accordance with stringent underwriting standards. The management of First Nationwide Bank expects originations of new commercial real estate loans to be limited to its participation in affordable housing programs which extend loans to multifamily projects.

     When evaluating acquisition opportunities, First Nationwide Bank considers the quality of assets to be acquired along with the strategic location of the branches and characteristics of the deposit base. First Nationwide Bank has declined to bid on potential acquisitions where its due diligence investigation raised concerns about asset quality that could not be mitigated.

     First Nationwide Bank's sizeable portfolio of multi-family and commercial real estate loans increased 31% as a result of the SFFed Acquisition. Management will continue to actively review this portfolio of seasoned commercial real estate loans to determine when credit action is necessary. Credit action may include the sale of eligible loans acquired in the FN Acquisition to Granite under the Put Agreement. See '--Other Activities--Put Agreement.'

     First Nationwide Bank continuously manages its credit risk by assessing the current and estimated future performance of the real estate markets in which it operates. First Nationwide Bank continues to place a high degree of emphasis on the management of its asset portfolio. First Nationwide Bank has a comprehensive process for classifying assets, and asset reviews are performed on a periodic basis. First Nationwide Bank's asset portfolio is stratified based on geographic and collateral type concentrations and delinquency trends. The objective of the review process is to identify significant trends and determine the levels of loss exposure to First Nationwide Bank that would require increases to specific and general valuation allowances.

  Operating Efficiency

     First Nationwide Bank has implemented programs to expand its customer base, increase transaction account volumes and generally enhance the efficiency of its operations. A bank-wide cost reduction project resulted in the consolidation of certain administrative and managerial functions, as well as other measures to be implemented by the end of 1996.

     First Nationwide Bank has improved its efficiency ratio from approximately 62.2% on an annualized basis during the fourth quarter of 1994 to approximately 56.0% on an annualized basis during the fourth quarter of 1995. The efficiency ratio represents the ratio of noninterest expense to net interest income and noninterest income. Management anticipates that the SFFed Acquisition, the Branch Sales and the Home Federal Acquisition will enable First Nationwide Bank to enhance the value of its franchise and further improve its operating efficiency. By concentrating its operations in the West Coast region, First Nationwide Bank has increased its presence and enhanced its ability to attract and retain retail customers in its largest market. The Issuer expects that First Nationwide Bank will achieve increased efficiency in its combined institution through the consolidation or elimination of duplicative back office operations and administrative and management functions, a process it began to implement immediately upon the closing of the SFFed Acquisition. First Nationwide Bank presently estimates that it will save approximately $40 million in annual noninterest expenses as compared to operating SFFed on a stand-alone basis. Management continues to evaluate ways in which it can achieve increased efficiency from the combination of its operations with those of SFFed, and is in the process of developing its rationalization plan to become effective upon closing the Home Federal Acquisition. In connection with the SFFed Acquisition and the consolidation of SFFed's operations with those of First Nationwide Bank, First Nationwide Bank expects to capitalize acquisition costs totalling approximately $15 million. The Branch Sales will also improve the efficiencies of First Nationwide Bank's retail operations by reducing the need for multi-state back office support and by allowing First Nationwide Bank to concentrate its marketing activities in an area in which First Nationwide Bank has a larger market presence.

  Service to Community

     The needs of the communities in which First Nationwide Bank is located will also be met through First Nationwide Bank's Community Reinvestment Act ('CRA') program. First Nationwide Bank continues to be committed to the needs of its communities through its CRA program. First Nationwide Bank received an 'outstanding' rating in its most recent CRA exam completed in 1995.

     The implementation of the preceding strategies is subject to numerous contingencies beyond management's control. These contingencies include general and regional economic conditions, competition and changes in regulation and interest rates. Accordingly, no assurance can be given that any of First Nationwide Bank's strategies will prove to be effective or that First Nationwide Bank's goals will be achieved.

LENDING ACTIVITIES

     During the period between the First Gibraltar Texas Sale and the FN Acquisition, First Nationwide Bank's lending activity was limited. Loan originations focused on second lien home improvement lending, with a limited number of residential mortgage loans made. In addition, First Nationwide Bank made loans to address special community housing needs through its CRA program.

     Since the FN Acquisition, First Nationwide Bank's principal lending activity has been the origination of adjustable and fixed rate mortgage loans secured by residential properties. To a lesser extent, First Nationwide Bank also originates consumer loans consisting principally of adjustable rate home equity lines of credit. The current commercial lending activity of First Nationwide Bank is limited to restructuring and refinancing existing portfolio loans, and multi-family loans originated under its affordable housing program. First Nationwide Bank also participates in a number of other affordable housing programs and initiatives.

     First Nationwide Bank's residential loan origination activities are conducted by FNMC. Throughout this Prospectus, references to First Nationwide Bank and its residential loan origination or servicing activities relate to functions performed by FNMC. In April 1995, FNMC concluded that the costs of operating retail offices outweighed the benefits and, accordingly, closed substantially all of its retail mortgage production offices. Residential loans continue to be originated through FNMC's wholesale origination offices (wherein loans are purchased from independent loan brokers) and First Nationwide Bank's retail branches. FNMC originates ARMs on single-family residential properties, which in the case of ARMs originated prior to September 30, 1995, have generally been held for investment, and fixed rate loans, which are generally held for sale to the secondary mortgage market. Subsequent to September 30, 1995, however, substantially all of the ARMs originated were sold in the secondary market in anticipation of the SFFed Acquisition. On October 2, 1995, FNMC acquired the correspondent loan purchase operation of LMUSA as well as contracts to administer various housing bond and other private mortgage lending programs.

     First Nationwide Bank generates consumer loan applications at its retail branches. In addition, First Nationwide Bank conducts direct-mail solicitations, principally of its existing customers, for both secured and, to a much lesser extent, unsecured revolving loans. All consumer loan processing, servicing and collection operations are centralized at a facility in Oak Brook, Illinois.

     The following table reflects, for the periods indicated, the net change in the total principal balances of loans receivable outstanding, excluding loans held for sale, for the Issuer and its subsidiaries:


                                                                                         YEAR ENDED DECEMBER 31,
                                                                                       ---------------------------
                                                                                        1995       1994      1993
                                                                                       -------    -------    -----
                                                                                              (IN MILLIONS)
Real estate loans originated:
  Loans to purchase existing property...............................................   $   959    $   419    $  27
  Loans for construction, including loans in process................................        --         --        2
                                                                                       -------    -------    -----
     Total real estate loans originated.............................................       959        419       29
  Other loans originated............................................................       224         61       26
  Loans purchased...................................................................       751     11,753        2
                                                                                       -------    -------    -----
     Total loans originated and purchased...........................................     1,934     12,233       57
Loans sold, securitized, repaid and foreclosed:
  Loans sold(1).....................................................................      (380)      (155)    (300)
  Loans securitized.................................................................      (376)    (1,339)      --
  Loan repayments and payoffs.......................................................    (1,922)      (387)    (539)
  Loan foreclosures.................................................................       (93)       (25)     (32)
                                                                                       -------    -------    -----
     Total loans sold, securitized, repaid and foreclosed...........................    (2,771)    (1,906)    (871)
Other changes in loans receivable...................................................      (308)       (40)     (51)
                                                                                       -------    -------    -----
  Net increase/(decrease) in loans receivable(2)....................................   $(1,145)   $10,287    $(865)
                                                                                       -------    -------    -----
                                                                                       -------    -------    -----



- ------------------
(1) Includes loans sold pursuant to the Put Agreement totaling $199.5 million and $104.2 million in 1995 and 1994, respectively.

(2) Excludes allowance for loan losses, purchase accounting adjustments, unearned discounts and loan fees, and loans in process.

  Interest Rates, Terms and Fees

     First Nationwide Bank offers a variety of ARM products with the objectives of (i) matching, as closely as possible, the interest rate sensitivity of its assets with the interest rate sensitivity of its interest-bearing liabilities and (ii) maintaining a relatively stable net interest margin in varied interest rate environments. In response to consumer demand, and in order to diversify its loan portfolio and help to control its future interest rate risk, First Nationwide Bank's loan portfolio includes several ARM products which vary as to
(i) the frequency and amount of periodic interest rate changes and (ii) the minimum and maximum rates applied to a particular loan. ARMs have the advantage of reducing an institution's sensitivity to interest rate fluctuations. However, they also present certain risks not associated with traditional fixed rate mortgages, such as adjustments in interest rates which could cause payment increases that some borrowers might be unable to service.

     First Nationwide Bank attempts to mitigate the credit risks associated with mortgage lending activities by the use of strict underwriting standards. Substantially all residential loans originated are underwritten to conform with standards adopted by the Federal National Mortgage Association ('FNMA'), the Federal Home Loan Mortgage Corporation ('FHLMC'), GNMA, or other secondary market investors. Accordingly, First Nationwide Bank's underwriting standards include LTV ratios and maximum loan amounts for both fixed rate loans and ARMs that closely mirror secondary market requirements. Generally, where these standards differ, specific strong compensating factors are required. With respect to ARMs, First Nationwide Bank underwrites the borrower's ability to pay at the maximum second year payment rate, consistent with secondary market requirements.

     In addition to the interest earned on its loans, First Nationwide Bank charges fees for loan originations, loan prepayments and modifications, late payments, changes of property ownership and other similar services. The amount of this fee income varies with the volume of loan originations, prepayments, the general economic conditions affecting the portfolio and other competitive factors affecting the mortgage market.

     Generally, late charges are assessed when payments are delinquent. On loans secured by residential properties, these charges are generally limited to 4% to 6% of the overdue payment of principal and interest and cannot be imposed until the payment is more than 15 days late, in accordance with the contractual terms of the loans and regulatory requirements in effect when the loans were made.

  Composition of Loan Portfolio

     The composition of First Nationwide Bank's loan portfolio, excluding Covered Assets and loans held for sale, is set forth in the following table, at the dates indicated:


                                                                                    AT DECEMBER 31,
                                                                      --------------------------------------------
                                                                       1995       1994      1993    1992     1991
                                                                      -------    -------    ----    ----    ------
                                                                                     (IN MILLIONS)
Real estate loans:
  1-4 unit residential.............................................   $ 5,423    $ 5,612    $19     $ 40    $1,891
  5+ unit residential..............................................     1,854      2,178     --       --        --
  Commercial real estate...........................................     1,716      2,015     10      138        96
  Land.............................................................         9         15     --       --        --
  Construction.....................................................        --          8     --       --        --
                                                                      -------    -------    ----    ----    ------
     Total real estate loans.......................................     9,002      9,828     29      178     1,987
Equity-line and consumer loans.....................................       171        492      5      631       866
Commercial loans...................................................         2          1     --       90       136
                                                                      -------    -------    ----    ----    ------
     Total loans receivable........................................     9,175     10,321     34      899     2,989
Less:
  Unearned discounts and loan fees.................................       (19)        --      3       55       376
  Loans in process.................................................        --         --     --       52        49
  Allowance for loan losses........................................       210        203      2       14        23
  Purchase accounting adjustments, net.............................       153        151     --        1        --
                                                                      -------    -------    ----    ----    ------
     Loans receivable, net.........................................   $ 8,831    $ 9,967    $29     $777    $2,541
                                                                      -------    -------    ----    ----    ------
                                                                      -------    -------    ----    ----    ------



     The composition of First Nationwide Bank's loan portfolio is similar to that of SFFed. SFFed's loan portfolio and the percent of the total portfolio represented by each type of loan are set forth below as of December 31, 1995:


                                                                  OUTSTANDING     PERCENTAGE
                                                                 LOAN BALANCES     OF TOTAL
                                                                 -------------    ----------
                                                                    (DOLLARS IN MILLIONS)

Real estate loans:
  1-4 unit residential........................................      $ 1,536          55.41%
  5+ unit residential.........................................          628          22.26
  Commercial real estate......................................          465          16.77
  Land and construction.......................................           40           1.44
                                                                 -------------    ----------
     Total real estate loans..................................        2,669          96.28
  Consumer loans..............................................           95           3.43
  Loans secured by savings account............................            8            .29
                                                                 -------------    ----------
     Total loans receivable...................................      $ 2,772         100.00%
                                                                 -------------    ----------
                                                                 -------------    ----------

     The following table sets forth the Issuer's real estate loan portfolio (excluding loans held for sale and loans subject to the Assistance Agreement), by collateral type, by interest rate type and by state concentration at December 31, 1995:


                                                  1-4 UNIT              5+ UNIT            COMMERCIAL
                                                 RESIDENTIAL          RESIDENTIAL           AND OTHER        TOTAL REAL
                                              -----------------    -----------------    -----------------      ESTATE       % OF
STATE                                         VARIABLE    FIXED    VARIABLE    FIXED    VARIABLE    FIXED      LOANS       TOTAL
- -------------------------------------------   --------    -----    --------    -----    --------    -----    ----------    ------
                                                                             (DOLLARS IN MILLIONS)
California.................................    $2,729     $ 238     $  798     $  91     $1,128     $ 141     $  5,125      56.93%
New York...................................       404        73        215       115         48        40          895       9.94
Illinois...................................       160        76         41         7         40        18          342       3.80
Florida....................................       102        46         39        33         31        12          263       2.92
Ohio.......................................        93        83         28         8         32         3          247       2.74
New Jersey.................................       115        28         62         9          8         4          226       2.51
Hawaii.....................................       198        19         --         1          4        --          222       2.47
Washington.................................        78         8         52         8         25         1          172       1.91
Colorado...................................        97        53          1         4         --        --          155       1.72
Texas......................................        75        48          2        18          1         5          149       1.66
Other states(1)............................       517       183        242        80        151        33        1,206      13.40
                                              --------    -----    --------    -----    --------    -----    ----------    ------
  Total....................................    $4,568     $ 855     $1,480     $ 374     $1,468     $ 257     $  9,002     100.00%
                                              --------    -----    --------    -----    --------    -----    ----------    ------
                                              --------    -----    --------    -----    --------    -----    ----------    ------


- ------------------


(1) Real estate loans involving property located in 39 states, Puerto Rico and the District of Columbia; not more than 1.5% of the total amount of such loans are located in any one state.

     The following table summarizes the Issuer's loan portfolio not subject to the Assistance Agreement, excluding loans held for sale, at December 31, 1995, based upon various contractually scheduled principal payments allocated to the indicated maturity categories. This table does not reflect expected prepayments.


                                                                        DUE        OVER ONE
                                                                       WITHIN     BUT WITHIN       OVER
                                                                      ONE YEAR    FIVE YEARS    FIVE YEARS     TOTAL
                                                                      --------    ----------    ----------    -------
                                                                                       (IN MILLIONS)
Real estate loans:
  1-4 unit residential
     Fixed rate....................................................     $  9        $   57        $  789      $   855
     Variable rate.................................................        4            25         4,539        4,568
  5+ unit residential
     Fixed rate....................................................       25           129           220          374
     Variable rate.................................................       97           515           868        1,480
  Commercial and other
     Fixed rate....................................................       21            81           155          257
     Variable rate.................................................      121           473           874        1,468
                                                                      --------    ----------    ----------    -------
       Total.......................................................      277         1,280         7,445        9,002
Commercial and consumer loans:
     Fixed rate....................................................       19            10             5           34
     Variable rate.................................................       40             4            95          139
                                                                      --------    ----------    ----------    -------
       Total.......................................................       59            14           100          173
                                                                      --------    ----------    ----------    -------
       Total loans receivable......................................     $336        $1,294        $7,545      $ 9,175
                                                                      --------    ----------    ----------    -------
                                                                      --------    ----------    ----------    -------

  Residential Lending

     First Nationwide Bank currently offers three primary residential ARM programs, and a variety of fixed rate programs with maturities ranging from 15 to 30 years. Adjustable rate programs include loans which: (i) provide for monthly interest rate adjustments, after the third or sixth month from inception of the loan, based on the FHLB 11th District Cost of Funds, (ii) provide for annual rate adjustments based upon the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year, or (iii) provide for semi-annual rate adjustments based on the weekly average of the secondary market rates on six-month negotiable certificates of deposit. Some ARMs offer an option to convert to a fixed rate after the first year through the fifth year of the loan term. A variety of features are incorporated into ARM loans to protect borrowers from unlimited adjustments in interest rates and payments. All ARMs have lifetime caps which limit the amount of rate increases over the life of the loan. ARMs whose rates adjust annually have rate caps which limit the amount that rates can change to two percentage points per year. Loans which adjust monthly based upon the FHLB 11th District Cost of Funds limit payment changes to no more than 7.5% of the payment amount per year. This may lead to monthly payments which are less than the amount necessary to amortize the loan to maturity at the interest rate in effect for any particular month. In the event that the monthly payment is not sufficient to pay interest accruing on the loan during the month, this deficiency is added to the loan's principal balance (i.e., negative amortization). The total outstanding principal balance for a particular loan is not allowed to exceed 110% of the original loan amount as a result of negative amortization. If the loan reaches 110% of the original loan amount, the loan payment is recalculated to the payment sufficient to repay the unpaid principal balance in full at the maturity date. As of December 31, 1995, First Nationwide Bank's capitalized interest relative to such residential loans was approximately $1.8 million. This amount represents approximately .16% of the approximately $1.1 billion of residential ARMs that have the potential to experience negative amortization. First Nationwide Bank also originates 15 and 30 year fully amortizing fixed rate residential loans under a variety of fixed rate programs, primarily for resale in the secondary mortgage market. When loans are sold, FNMC normally retains the servicing of the loan. See '--Mortgage Banking Operations' for a further discussion of these activities.

  Multi-family, Commercial and Other Real Estate Lending

     While First Nationwide Bank currently originates multi-family, commercial and other real estate loans only as they relate to affordable housing programs, First Nationwide Bank's loan portfolio includes loans secured by multi-family residential, commercial, industrial and unimproved real property. Such loans are principally acquired through acquisitions. First Nationwide Bank's variable rate multi-family and commercial real estate loans have a maximum amortized loan term of 30 years with some loans having balloon payments due in one to fifteen years. ARMs primarily adjust with the FHLB 11th District Cost of Funds or the six-month Treasury Bill indices with a monthly or semi-annual rate adjustment. The terms and characteristics of the ARMs originated for multi-family and commercial real estate lending purposes are similar to those for residential lending. As such, many of the same risks and protections related to residential borrowers are present in the multi-family and commercial real estate portfolios, including the potential for negative amortization. Negative amortization for multi-family and commercial real estate loans is allowed to increase the outstanding principal balance to 110% of the original loan amount. If the loan reaches 110% of the original loan amount, all future interest rate increases will increase the monthly payment to amortize the loan over the remaining life of the loan. At December 31, 1995, First Nationwide Bank's capitalized interest relative to such loans was approximately $1 million, which represents approximately .12% of the $878 million of multi-family and commercial real estate loans that have the potential to experience negative amortization.

     Real estate loans secured by multi-family and commercial property represent a significant portion of First Nationwide Bank's portfolio. The management of First Nationwide Bank periodically reviews the multi-family and commercial real estate loan portfolio. At December 31, 1995 and 1994 the multi-family and commercial real estate loan portfolio totalled $3.6 billion and $4.2 billion, respectively. Included in the multi-family and commercial real estate loan portfolio at December 31, 1995 are $131 million of loans with credit enhancement wherein the lead participant subordinated its minority interest in a pool of loans to First Nationwide Bank's interest in the corresponding pool of loans. No loans are subject to be repurchased by the seller in the event such loans become 90 days delinquent.

     First Nationwide Bank's potential for loss on the multi-family and commercial loan portfolio acquired from Old FNB and, to a lesser extent, the residential mortgage loan portfolio acquired from Old FNB, is mitigated to the extent of the remaining balance under the Put Agreement entered into by First Nationwide Bank with Granite, an affiliate of Old FNB, in connection with the FN Acquisition. At December 31, 1995, $387.6 million had been put to Granite by First Nationwide Bank, leaving a remaining balance available under the Put Agreement to be put of $112.4 million. See '--Other Activities--The Put Agreement' for a description of the Put Agreement.

     In addition to managing its own asset portfolio, First Nationwide Bank and its wholly owned subsidiary, FGB Realty, managed non-performing loan (principally multi-family and commercial real estate) and asset portfolios totalling $1.3 billion and $1.6 billion, respectively, for investors. Revenues related to such activities are reflected as management fees in the Issuer's consolidated statements of operations. Certain of this servicing was acquired from Old FNB, which had sold loans with certain recourse provisions. The recourse liability was assumed by First Nationwide Bank in the FN Acquisition and at December 31, 1995, the balance of multi-family and commercial real estate loans sold with recourse totalled $181.3 million.

  Consumer Lending

     First Nationwide Bank's consumer loan originations are primarily concentrated in home equity lending. At December 31, 1995, the home equity portfolio totaled $399 million, representing 80.3% of the total consumer loan portfolio of $497 million. At December 31, 1995, consumer loans with a carrying value of $326 million (recorded at lower of aggregate amortized cost or market value) are held for sale. On February 23, 1996, approximately $298 million of such loans were sold. At December 31, 1994, the home equity portfolio totalled $409 million, or 83.1% of the total consumer loan portfolio of $492 million. The portfolio is geographically dispersed and correlates closely to retail deposit branch distribution.

     First Nationwide Bank offers an adjustable, prime interest rate-based home equity line of credit on owner-occupied residential properties. In determining the amount of credit to be extended, all loans secured by the collateral properties are aggregated and compared to the appraised value of the properties. First Nationwide Bank's policy is to extend credit up to a maximum combined LTV ratio of 80%.

     Other consumer loan products include: fixed rate home equity installment loans; adjustable prime rate-based home equity loans, which while secured, are based on repayment ability and credit history; auto and boat loans; unsecured lines of credit; overdraft protection; and loans secured by certificates of deposit.

     At December 31, 1995, SFFed held a consumer loan portfolio of approximately $95 million, 91% of which consisted of home equity line of credit loans. The remaining 9% consisted of loans secured primarily by autos, boats and other personal property collateral.

  Loans Held for Sale

     The carrying value of First Nationwide Bank's loans held for sale portfolio consisted of the following at December 31, 1995 and 1994:

                                                        1995     1994
                                                       ------    ----
                                                       (IN MILLIONS)
Single-family residential mortgage loans............   $  877    $26
Consumer loans, primarily home equity loans.........      326     --
                                                       ------    ----
                                                       $1,203    $26
                                                       ------    ----
                                                       ------    ----

     Loans held for sale are carried at the lower of cost or market value. The significant increase in single family residential mortgage loans held for sale is attributed to the higher loan production volumes in 1995 compared to 1994. In addition, substantially all ARMs originated subsequent to September 30, 1995 were sold or held for sale in the secondary market in anticipation of the SFFed Acquisition. Prior to that time, most ARMs originated were held by First Nationwide Bank for investment. The consumer loans held for sale generally represent loans in states where First Nationwide Bank has contracted to sell the retail deposits.

  Origination of Residential Loans

     First Nationwide Bank originates residential loans principally through the efforts of wholesale origination offices where loans are purchased from independent loan brokers, and, to a lesser degree, staff loan agents. To promote continuity of customer service, help meet credit needs and to increase opportunities to sell customer deposit and other financial services offered by First Nationwide Bank and its subsidiaries, loan inquiries from retail branch customers and 'walk-in' applicants are encouraged. These inquiries are initially processed by retail branch office personnel, with support provided by regional lending offices. The residential loan agents are compensated principally on a commission basis. Closed mortgage loans are also acquired by FNMC through a correspondent lending operation acquired from LMUSA on October 2, 1995.

     The majority of real estate loans originated by First Nationwide Bank have LTV ratios of 80% or less in accordance with its underwriting criteria. First Nationwide Bank has originated loans with LTV ratios of up to 95%, with the portion of the loan exceeding 80% guaranteed by private mortgage insurance, the premiums of which are paid monthly by the borrower. Certain exceptions to this guideline have been made for low and moderate income borrowers. However, the amount of loans subject to such exceptions is not significant in terms of First Nationwide Bank's total loan originations. The value of the property offered as security for a mortgage loan is determined by a professionally qualified appraiser approved by First Nationwide Bank, who may or may not be an employee of First Nationwide Bank. As further security for its loan, First Nationwide Bank requires title insurance and fire and casualty insurance on all loans secured by liens on real property. First Nationwide Bank also requires flood insurance on any loan secured by real property if the property lies within a U.S. Housing and Urban Development Department ('HUD') -designated flood hazard area. First Nationwide Bank does not originate loans secured by properties located in HUD-designated flood hazard areas in communities that do not participate in the National Flood Insurance Program.

  Mortgage Banking Operations

     Mortgage banking operations have been an integral part of the business activities of First Nationwide Bank since the FN Acquisition. FNMC was incorporated in June 1994 as a wholly owned operating subsidiary of First Nationwide Bank. In the FN Acquisition, First Nationwide Bank acquired certain of Old FNB's residential mortgage operations, which were transferred to FNMC in exchange for a combination of debt and equity held by First Nationwide Bank.

     Mortgage banking activities allow the generation of fee income without the associated capital retention requirements attributable to traditional real estate lending activities. Generally, First Nationwide Bank originates fixed rate residential loans for sale in the secondary mortgage market. ARMs originated prior to September 30, 1995 have generally been held by First Nationwide Bank for investment. Subsequent to September 30, 1995, however, substantially all of the ARMs originated were sold or held for sale in the secondary market in anticipation of the SFFed Acquisition. First Nationwide Bank employs forward sale hedging techniques to minimize the interest rate and pricing risks associated with the origination and sale of fixed rate loans.

     At the time of origination, management identifies residential loans that are expected to be sold in the foreseeable future. At December 31, 1995, management had identified $877.4 million of single-family residential real estate loans as held for sale. These loans have been classified as assets held for sale in the consolidated statement of financial condition at December 31, 1995 and are recorded at the lower of aggregate amortized cost or market value. At December 31, 1995, First Nationwide Bank had forward commitments to sell loans totalling $572.4 million. In addition, $235.2 million of the loans held for sale were funded under pre-existing purchase commitments to various housing bond programs and the California Public Employees Retirement System.

     The servicing portfolio of FNMC (including loans serviced for First Nationwide Bank) approximates $33.6 billion and 571,000 loans as of December 31, 1995. Further, the LMUSA 1996 Purchase increased the loan servicing portfolio by approximately $14.1 billion and 268,000 loans. Substantially all of FNMC's loans are serviced in a 220,000 square-foot facility in Frederick, Maryland acquired from StanFed.

     Since the FN Acquisition, First Nationwide Bank has sold fixed rate and adjustable rate whole loans secured by residential properties to FNMA, FHLMC, and private investors. Mortgage loan sales totalled $1.4 billion and $47 million in 1995 and 1994, respectively.

     Old FNB occasionally sold loans under recourse provisions; such liability was assumed by First Nationwide Bank in the FN Acquisition. As of December 31, 1995, the balance of loans sold with certain recourse provisions was $151.9 million.

     First Nationwide Bank, through FNMC, has generally retained the right to service the loans it has sold. FNMC collects from the borrower payments of principal and interest and, after retaining a servicing fee, remits the balance to the investors.

     In accounting for its mortgage loan sales prior to April 1, 1995, a gain or loss was recognized based on the sum of three components: (i) the difference between the cash proceeds of the loan sales and First Nationwide Bank's book value of the loans; (ii) the 'excess servicing,' if any; less (iii) provisions for estimated losses to be incurred from limited recourse obligations, if any. Excess servicing results in a capitalized asset that reflects the discounted present value of any difference between the interest rate received from the borrower and the interest rate passed through to the purchaser of the loan, less a 'normal servicing fee' (dependent upon loan type), which is retained as compensation for future servicing costs. The amount of excess servicing recognized in any particular loan sale depends significantly upon three factors upon which estimates or assumptions must be employed: (i) the estimated life of the loans, (ii) the discount rate used in calculating discounted present value and (iii) the 'normal servicing fee.'


     The excess servicing asset is amortized as an offset to servicing fee income using the interest method adjusted for actual prepayment experience over the estimated remaining servicing lives of the loans sold. First Nationwide Bank monitors the prepayments on the loans serviced for investors and reduces the balance of the asset if the actual prepayments are in excess of the estimated prepayment trends used to record the original asset. First Nationwide Bank's assumptions relative to prepayment speed, discount and servicing fee rates are revised periodically to reflect current market conditions and regulatory requirements.

     Effective April 1, 1995, First Nationwide Holdings adopted SFAS No. 122 which requires that, when a mortgage loan is sold and servicing rights are retained, a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on its fair market value. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations of First Nationwide--General--Accounting Changes' for a description of SFAS No. 122.

     At December 31, 1995, FNMC owned rights to service approximately $27.1 billion of whole loans, participation interests and mortgage-backed securities for others. These loans had an average balance of $52,791, a weighted average coupon rate of 8.58%, a weighted average maturity of 262 months and a service fee spread of .49%. The greater than 30 day delinquency rate on these loans at December 31, 1995 was 3.82%. First Nationwide Bank subserviced for others approximately $3.3 billion of whole loans, participation interests and mortgage-backed securities. These loans had an average balance of $60,709, a weighted average coupon rate of 8.36% and a weighted average remaining maturity of 286 months. The servicing fee collected on these loans is passed through to the primary servicer with First Nationwide Bank retaining a flat subservice fee that is netted out of the monthly remittance. Although First Nationwide Bank has no risk for loans subserviced, the greater than 30 day delinquency rate on these loans is 7.46%. For the year ended December 31, 1995, gross revenue for such servicing activities totalled $94.3 million.

     On October 2, 1995, FNMC purchased the stock of Lomas Mortgage Services Inc., in the LMUSA 1995 Purchase, which is a 33% owner of Lomas Mortgage Partnership L.P. ('LMP') and its managing general partner. LMP owns the mortgage servicing rights to approximately $3.1 billion of loans serviced for FNMA, GNMA, FHLMC and private investors. LMP's investment in such servicing rights and its other assets are partially funded by independent bank lines of credit totalling approximately $27 million. LMP has no employees or physical operations but discharges its obligations under its servicing contracts under a subservicing contract with FNMC. See '--General--Background.'

NON-PERFORMING ASSETS

     The Issuer's exposure to losses relative to certain assets acquired in the FN Acquisition that become non-performing or otherwise problematic prior to November 30, 1996 is mitigated to the extent First Nationwide Bank is able to put such loans to Granite under the Put Agreement. See '--Other Activities--The Put Agreement.'

  Classification of Assets

     Savings institutions are required to classify their assets on a regular basis, establish prudent allowances for loan losses and make quarterly reports of troubled asset classification to the OTS. Assets must be classified as 'pass,' 'special mention,' 'substandard,' 'doubtful' or 'loss.' An asset is generally designated as 'special mention' if potential weaknesses are identified that, if left uncorrected, would result in deterioration of the repayment prospects for the asset. An asset, or a portion thereof, is generally classified as 'substandard' if it possesses a well-defined weakness which could jeopardize the timely liquidation of the asset or realization of the collateral at the asset's book value. Thus, these assets are characterized by the possibility that the institution will sustain some loss if the deficiencies are not corrected. An asset, or portion thereof, is classified as 'doubtful' if identified weaknesses make collectibility or liquidation in full highly questionable and improbable. An asset, or a portion thereof, that is considered to be uncollectible is classified as 'loss.' It should be noted that First Nationwide Bank does not maintain assets in a loss classification category; rather, the carrying value of all troubled assets is reduced by any amount considered to be uncollectible. The appropriate OTS Regional Director has the authority to approve, disapprove or modify any asset classification or any amount established as an allowance pursuant to such classification. Savings institutions must maintain adequate general valuation allowances in accordance with generally accepted accounting principles and federal regulations for assets classified as 'substandard' or 'doubtful' and either immediately write off assets classified as 'loss' or establish specific valuation allowances equal to the amounts classified as 'loss.'

     First Nationwide Bank has a comprehensive process for classifying assets, and asset reviews are performed on a periodic basis. Such reviews are prioritized according to an asset's risk characteristics, such as loan size, collateral type and/or location, and potential loan performance problems. The objective of the review process is to identify significant trends and determine the levels of loss exposure to First Nationwide Bank that would require increases to specific and general valuation allowances.

  Loan Portfolio Risk Elements

     When a borrower fails to make a contractually required payment on a loan, the loan is characterized as delinquent. In most cases delinquencies are cured promptly; however, foreclosure proceedings, and, in some cases workout proceedings, are generally commenced if the delinquency is not cured. The procedures for foreclosure actions vary from state to state, but generally if the loan is not reinstated within certain periods specified by statute, the property securing the loan can be acquired through foreclosure by the lender. While deficiency judgments against the borrower are available in some of the states in which First Nationwide Bank originates loans, the value of the underlying collateral property is usually the principal source of recovery available to satisfy the loan balance.

     In general, loans are placed on nonaccrual status after being contractually delinquent for more than 90 days. When a loan is placed on nonaccrual status, all interest previously accrued but not received is reversed, unless the loan is put eligible under the Put Agreement, in which case 90 days of interest remains accrued. First Nationwide Bank may modify or restructure a loan as a result of a borrower's inability to service the obligation under the original terms of the loan agreement. Management believes that losses currently arising out of loans on nonaccrual status and loans contractually past due 91 days or more, acquired from Old FNB, are eliminated to the extent such loans are sold under the Put Agreement.

     The following table indicates the carrying value of First Nationwide Bank's loans, excluding loans subject to the Assistance Agreement, which have been placed on nonaccrual status, as well as the carrying value of foreclosed real estate, at the dates indicated:


                                                                                     AT DECEMBER 31,
                                                                      ----------------------------------------------
                                                                      1995    1994     1993         1992        1991
                                                                      ----    ----    ------        ----        ----
                                                                                  (DOLLARS IN MILLIONS)
Nonaccrual loans:
  Real estate:
    1-4 unit residential...........................................   $136    $133    $    2        $  7        $ 52
    5+ unit residential............................................     23      24         9          --          --
    Commercial and other...........................................      9      11        --          --          --
    Land...........................................................     --       7        --          --          --
    Construction...................................................     --       2        --          --          --
                                                                      ----    ----    ------        ----        ----
      Total real estate............................................    168     177        11           7          52
  Equity-line and consumer.........................................      3       4        --           4           2
                                                                      ----    ----    ------        ----        ----
      Total nonaccrual loans.......................................    171     181        11          11          54
Foreclosed real estate, net........................................     49      37        --          --          --
                                                                      ----    ----    ------        ----        ----
      Total non-performing assets..................................   $220(a) $218    $   11        $ 11        $ 54
                                                                      ----    ----    ------        ----        ----
                                                                      ----    ----    ------        ----        ----
Non-performing loans as a percentage of First Nationwide Bank's
  total loans......................................................   1.71%   1.81%    37.61%(b)    1.42%       2.12%
                                                                      ----    ----    ------        ----        ----
                                                                      ----    ----    ------        ----        ----
Non-performing assets as a percentage of First Nationwide Bank's
  total assets.....................................................   1.50%   1.49%      .98%        .12%        .53%
                                                                      ----    ----    ------        ----        ----
                                                                      ----    ----    ------        ----        ----



- ------------------
(a) Of the $220 million in total non-performing assets, approximately $13.5 million were eligible to be sold to Granite pursuant to the Put Agreement at December 31, 1995.

(b) The significant increase in the percentage of non-performing loans to total loans at December 31, 1993 from December 31, 1992, reflects the decrease in loans receivable from $899 million at December 31, 1992 to $34 million at December 31, 1993. The level of non-performing assets over that time period remained relatively constant.

     Interest income of $6.1 million was received and recognized for nonaccrual loans during 1995, instead of $15.3 million which would have been recognized had the loans performed in accordance with their original terms. First Nationwide Bank has had no loans contractually past due 90 days or more on accrual status in the past five years.

     The following table indicates loans classified as troubled debt restructurings, net of purchase accounting adjustments, and excluding loans subject to the Assistance Agreement, at the dates indicated:

                                                  AT DECEMBER 31,
                                        ------------------------------------
                                        1995    1994    1993    1992    1991
                                        ----    ----    ----    ----    ----
                                                   (IN MILLIONS)
Restructured loans:
  1-4 unit residential...............   $  8    $ 19    $ --    $ --    $ --
  5+ unit residential................    147     204      --      --      --
  Commercial and other...............     79     110      --      --      --
                                        ----    ----    ----    ----    ----
      Total restructured loans.......   $234    $333    $ --    $ --    $ --
                                        ----    ----    ----    ----    ----
                                        ----    ----    ----    ----    ----

     For the year ended December 31, 1995, interest income of $22 million was recognized on restructured loans instead of the $33 million which would have been recognized had the loans been performing in accordance with their original terms. There were no non-real estate restructured loans in any of the past five years.

  Allowance for Loan Losses

     The Issuer charges current earnings with a provision for estimated credit losses on loans receivable to bring the total allowance to a level deemed appropriate by management. The provision considers both specifically identified problem loans and credit risks not specifically identified in the loan portfolio. The allowance for loan losses is based on such factors as the financial condition of the borrowers, the fair value of the loan collateral, recourse to guarantors, the estimated net cost of holding and maintaining properties and collateral prior to the anticipated date of sale, analysis of delinquency trends, geographic and collateral-type concentrations, past loss experience, regulatory policies, and other factors related to the collectibility of the Issuer's loan portfolio.

     The following table summarizes activity in the Issuer's allowance for loan losses during the periods indicated:

                                                           YEAR ENDED DECEMBER 31,
                                                     ------------------------------------
                                                     1995    1994    1993    1992    1991
                                                     ----    ----    ----    ----    ----
                                                                (IN MILLIONS)
Balance at beginning of period....................   $203    $  2    $15     $24     $15
  Purchases--FN Acquisition.......................     --     202     --      --      --
  Provision for loan losses.......................     37       6      1      16      18
  Charge-offs:
    1-4 unit residential..........................    (28)     (4)    --     (11)     (6)
    Commercial real estate(a).....................     --      (4)    --      --      --
    Consumer and other............................     (5)     (1)    (1)     (7)     (5)
    Commercial....................................     --      --     (1)     (1)     --
                                                     ----    ----    ----    ----    ----
      Total charge-offs...........................    (33)     (9)    (2)    (19)    (11)
                                                     ----    ----    ----    ----    ----
  Recoveries......................................      3       2      1       2       2
                                                     ----    ----    ----    ----    ----
    Net charge-offs...............................    (30)     (7)    (1)    (17)     (9)
                                                     ----    ----    ----    ----    ----
  Allowance for losses assigned to loans sold.....     --      --    (13)     (8)     --
                                                     ----    ----    ----    ----    ----
Balance at end of period..........................   $210    $203    $ 2     $15     $24
                                                     ----    ----    ----    ----    ----
                                                     ----    ----    ----    ----    ----

- ------------------
(a) Lack of activity in the year ended December 31, 1995 is principally due to the existence of the Put Agreement.

     The following table sets forth the allocation of the allowance for loan losses at the dates indicated:


                                                          YEAR ENDED DECEMBER 31,
                                                    ------------------------------------
                                                    1995    1994    1993    1992    1991
                                                    ----    ----    ----    ----    ----
                                                               (IN MILLIONS)
Specific reserves:
  Real estate loans--1-4 unit residential........   $  1    $  4    $--     $ 2     $ 1
General reserves:
  Real estate loans:
    1-4 unit residential.........................    115     105      2      13      23
    5+ unit residential..........................     44      44     --      --      --
    Commercial real estate.......................     41      41     --      --      --
                                                    ----    ----    ----    ----    ----
      Total real estate loans....................    200     190      2      13      23
  Equity-line and consumer loans.................      9       9     --      --      --
                                                    ----    ----    ----    ----    ----
    Total general reserves.......................    209     199      2      13      23
                                                    ----    ----    ----    ----    ----
Total allowance for loan losses..................   $210    $203    $ 2     $15     $24
                                                    ----    ----    ----    ----    ----
                                                    ----    ----    ----    ----    ----

     The table below provides ratios of net charge-offs on loans to outstanding average loan balances for the years indicated:


                                             YEAR ENDED DECEMBER 31,
                                       ------------------------------------
                                       1995    1994    1993    1992    1991
                                       ----    ----    ----    ----    ----
Real estate:
    1-4 unit residential............   .47 %   0.06%   1.26%   1.13%   0.38%
    Commercial real estate..........    --     0.10    0.19    0.01     --
Consumer and other..................   1.00    0.23    0.24    0.94    0.57
Commercial..........................    --      --     1.29    1.06     --


  Impaired Loans

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Accounting Changes' for a discussion of SFAS No. 114 and First Nationwide Bank's impaired loans as of December 31, 1995.

INVESTMENT ACTIVITIES


     First Nationwide Bank is required by OTS regulations to maintain a specified minimum amount of liquid assets which may be invested in specified securities. First Nationwide Bank is also permitted to invest in certain other types of securities. Securities balances (including cash equivalent securities) exceeding minimum federal requirements are subject to change over time based on First Nationwide Bank's asset/liability funding needs and interest rate risk management objectives. First Nationwide Bank's liquidity levels take into consideration anticipated future cash flows and all available sources of credit. Liquidity is maintained at levels management believes is appropriate to assure future flexibility in meeting anticipated funding needs including deposit withdrawal requests, loan funding commitments, and other investment or restructuring requirements.

     During 1993 to 1995 the OTS required members of the FHLBS to maintain eligible liquid assets as defined by federal regulations in an amount equal to or greater than 5% of average deposits and borrowings due within one year. Under applicable law, this liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10%, and the OTS has the authority to prescribe liquidity requirements for different classes of savings institutions, which classes may be determined in accordance with criteria selected by the OTS. First Nationwide Bank was in compliance with this regulation throughout 1995.

  Cash Equivalents

     The Issuer invests in federal funds sold, securities purchased under agreements to resell and interest-bearing deposits in other banks from time to time to help meet First Nationwide Bank's regulatory liquidity requirements and as temporary holdings until the funds can be otherwise deployed or invested.

  Securities Available for Sale

     The Issuer adopted SFAS No. 115 effective January 1, 1994. In November 1995, the FASB issued the Special Report which provided all entities an opportunity to reassess their ability and intent to hold securities to maturity and allowed a one-time reclassification of securities from held-to-maturity to available-for-sale without 'tainting' the remaining held-to-maturity securities. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Accounting Changes.' On December 29, 1995, the Issuer reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from the respective held-to-maturity categories to securities available for sale, and recorded an increase of $18 million and $4.5 million in stockholder's equity and minority interest--Hunter's Glen, respectively, for the net unrealized gain on such securities.


     The following summarizes the amortized cost and estimated fair value of the Issuer's securities available for sale at the dates indicated (in thousands):


                                                                            DECEMBER 31, 1995
                                                    ------------------------------------------------------------------
                                                                    GROSS         GROSS          NET
                                                    AMORTIZED     UNREALIZED    UNREALIZED    UNREALIZED     CARRYING
                                                       COST         GAINS         LOSSES         GAIN         VALUE
                                                    ----------    ----------    ----------    ----------    ----------
Marketable equity securities.....................   $   34,000     $  80,068     $     --      $  80,068    $  114,068
Mortgage-backed securities:
  GNMA...........................................       14,018           906           --            906        14,924
  FNMA...........................................      294,070         5,643           --          5,643       299,713
  FHLMC..........................................      801,393        19,671           (1)        19,670       821,063
  Collateralized mortgage obligations............      345,699           793       (4,678)        (3,885)      341,814
U.S. government and agency obligations...........      231,794         2,768          (69)         2,699       234,493
                                                    ----------    ----------    ----------    ----------    ----------
     Total.......................................   $1,720,974     $ 109,849     $ (4,748)       105,101    $1,826,075
                                                    ----------    ----------    ----------                  ----------
                                                    ----------    ----------    ----------                  ----------
FDIC portion of unrealized gain on marketable
  equity securities..............................                                                (34,534)
Minority interest--Hunter's Glen.................                                                (12,702)
Estimated tax effect.............................                                                 (7,055)
                                                                                              ----------
     Net unrealized holding gain in stockholder's
       equity....................................                                              $  50,810
                                                                                              ----------
                                                                                              ----------

                                                                            DECEMBER 31, 1994
                                                    ------------------------------------------------------------------
                                                                    GROSS         GROSS          NET
                                                    AMORTIZED     UNREALIZED    UNREALIZED    UNREALIZED     CARRYING
                                                       COST         GAINS         LOSSES         GAIN         VALUE
                                                    ----------    ----------    ----------    ----------    ----------
Marketable equity securities.....................   $   34,000     $  11,000     $     --      $  11,000    $   45,000
                                                    ----------    ----------    ----------                  ----------
                                                    ----------    ----------    ----------                  ----------
Minority interest--Hunter's Glen.................                                                 (2,200)
                                                                                              ----------
     Net unrealized holding gain in stockholder's
       equity....................................                                              $   8,800
                                                                                              ----------
                                                                                              ----------


     At December 31, 1995, mortgage-backed securities available for sale included securities totalling $63.4 million which resulted from the securitization of certain qualifying mortgage loans from First Nationwide Bank's loan portfolio. There were no such securities classified as available for sale at December 31, 1994 or 1993.

     At December 31, 1995, mortgage-backed securities available for sale included $979.0 million of variable-rate securities. No variable-rate securities were classified as available for sale at December 31, 1994 or 1993.

     Marketable equity securities available for sale represents approximately 25% of the outstanding common stock of Affiliated Computer Services ('ACS'), representing 5% of the voting power, with an original cost basis of $34 million. At December 31, 1995, ACS stock closed at $37.50 per share on The Nasdaq Stock Market, resulting in a total value of $114.1 million for the ACS shares held by First Nationwide Bank. Pursuant to the terms of an agreement dated July 15, 1991 between First Nationwide Bank and the FDIC, the FDIC is entitled to share in a defined portion of the proceeds from the sale of the stock, which, at December 31, 1995 and 1994, approximated $34.5 million and $0, respectively, and which is recorded in other liabilities. Accordingly, the net unrealized gain on the ACS stock, net of income taxes, reported as a separate component of stockholder's equity at December 31, 1995 was $41.0 million. The ACS stock represents the only security classified as available for sale at December 31, 1994.


     The Issuer maintains a significant portfolio of mortgage-backed securities as a means of investing in housing-related mortgage instruments without the costs associated with originating mortgage loans for portfolio retention and the credit risk of default which arises in holding a portfolio of loans to maturity. By investing in mortgage-backed securities, management seeks to achieve a positive spread over the cost of funds used to purchase these securities. Mortgage-backed securities available for sale are carried at fair value, with unrealized gains and losses excluded from earnings are reported in a separate component of stockholder's equity. Premiums and discounts on the purchase of mortgage-backed securities are amortized or accreted as a yield adjustment over the life of the securities using the interest method, with the amortization or accretion effect of prepayment being adjusted based on revised estimates of future repayments.


     Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which reduce credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings. Mortgage-backed securities issued or guaranteed by FNMA or FHLMC (except interest-only securities or the residual interests in collateralized mortgage obligations ('CMOs')) are weighted at no more than 20% for risk-based capital purposes, compared to a weight of 50% to 100% for residential loans. See 'Regulation--Regulation of the Bank.'

     The following is a summary of privately issued CMOs with aggregate carrying values in excess of 10% of stockholder's equity at December 31, 1995 (in millions):


                                                                       AGGREGATE        AGGREGATE
                                                                     CARRYING VALUE    MARKET VALUE
                                                                     --------------    ------------
Residential Funding Mortgage Securities...........................        $ 77             $ 77
Solomon Brothers Mortgage Securities..............................          56               56
                                                                        ------           ------
                                                                          $133             $133
                                                                        ------           ------
                                                                        ------           ------

     The Issuer held privately issued CMOs with an aggregate carrying value of $274 million at December 31, 1995. At December 31, 1995, the mortgage-backed securities acquired by the Issuer have the highest credit rating from one or more of the national securities rating agencies. Such credit rating, however, may be subject to revision or withdrawal at any time by such rating agencies. The mortgage-backed securities which the Issuer purchases and maintains in its portfolio include certain CMOs. A CMO is a special type of pay-through debt obligation in which the stream of principal and interest payments on the underlying mortgages or mortgage-backed securities is used to create classes with different maturities and, in some cases, amortization schedules and a residual class of the CMO security being sold, with each such class possessing different risk characteristics. The residual interest sold represents any residual cash flows which result from the excess of the monthly receipts generated by principal and interest payments on the underlying mortgage collateral and any reinvestment earnings thereon, less the cash payments to the CMO holders and any administrative expenses. As a matter of policy, due to the risk associated with residual interests, the Issuer does not invest in the residual interests of CMOs.


  Securities Held to Maturity

     Substantially all of the Issuer's securities classified as held to maturity were reclassified to available for sale at December 29, 1995.

     The following summarizes the amortized cost and estimated fair value of the Issuer's securities available for sale at the dates indicated:

                                                                                    DECEMBER 31,
                                                     --------------------------------------------------------------------------
                                                              1995                      1994                      1993
                                                     ----------------------    ----------------------    ----------------------
                                                                  ESTIMATED                 ESTIMATED                 ESTIMATED

                                                     AMORTIZED      FAIR       AMORTIZED      FAIR       AMORTIZED      FAIR
                                                       COST         VALUE        COST         VALUE        COST         VALUE
                                                     ---------    ---------    ---------    ---------    ---------    ---------
                                                                                   (IN MILLIONS)
U.S. government and agency obligations............      $--          $--         $ 410        $ 407         $15          $15
Municipal and other securities....................        1            1             2            2          --           --
                                                        ---          ---       ---------    ---------       ---          ---
  Total...........................................      $ 1          $ 1         $ 412        $ 409         $15          $15
                                                        ---          ---       ---------    ---------       ---          ---
                                                        ---          ---       ---------    ---------       ---          ---

     The weighted average stated interest rate on securities held to maturity was 8.25%, 5.79% and 3.66% at December 31, 1995, 1994 and 1993, respectively.

     Securities held to maturity at December 31, 1995 mature with one year.

  Mortgage-backed Securities Held to Maturity


     Substantially all of the Issuer's mortgage-backed securities, except for mortgage-backed securities resulting from the securitization of certain of First Nationwide Bank's loans, were reclassified from the held-to-maturity portfolio to the available-for-sale portfolio on December 29, 1995.


     A summary of the Issuer's mortgage-backed securities held to maturity at the dates indicated is as follows:


                                                DECEMBER 31,
                -----------------------------------------------------------------------------
                         1995                       1994                       1993
                -----------------------    -----------------------    -----------------------
                AMORTIZED    ESTIMATED     AMORTIZED    ESTIMATED     AMORTIZED    ESTIMATED
                  COST       FAIR VALUE      COST       FAIR VALUE      COST       FAIR VALUE
                ---------    ----------    ---------    ----------    ---------    ----------
                                                (IN MILLIONS)
GNMA.........    $    --       $   --       $    16       $   16        $  --         $ --
FNMA.........        533          548         1,078        1,060           --           --
FHLMC........        988        1,016         1,660        1,647           --           --
CMOs.........         --           --           397          370          341          340
Other........          3            3             3            3           --           --
                ---------    ----------    ---------    ----------    ---------      -----
  Total......    $ 1,524       $1,567       $ 3,154       $3,096        $ 341         $340
                ---------    ----------    ---------    ----------    ---------      -----
                ---------    ----------    ---------    ----------    ---------      -----

     The weighted average interest rate on mortgage-backed securities to be held to maturity was 7.46%, 6.30% and 6.75% at December 31, 1995, 1994 and 1993,
respectively. At December 31, 1995 and 1994, mortgage-backed securities held to maturity included securities totalling $1.5 billion and $1.4 billion, respectively, which resulted from the securitization of certain qualifying mortgage loans from First Nationwide Bank's loan portfolio. There were no such securities held at December 31, 1993. At December 31, 1995 and 1994, these securities include $1.5 billion and $1.3 billion, respectively, which have been securitized with FNMA and FHLMC with full recourse to First Nationwide Bank. At December 31, 1995 and 1994, respectively, the Issuer had $1.5 billion and $2.5 billion of variable rate mortgage-backed securities held to maturity. No variable rate mortgage-backed securities were held at December 31, 1993.


     For the years ended December 31, 1995, 1994 and 1993, the Issuer recognized no gains on sales of mortgage-backed securities held to maturity.

     Mortgage-backed securities held to maturity are carried at amortized cost rather than the lower of cost or market, unless there is evidence of a decline other than a temporary decline in value. Anything other than temporary declines in value are charged to income in the periods in which the declines are determined. Premiums and discounts on the purchase of mortgage-backed securities are amortized or accreted as a yield adjustment over the life of the securities using the interest method, with the amortization or accretion effect of prepayment being adjusted based on revised estimates of future repayments.

     The following table summarizes the Issuer's mortgage-backed securities held-to-maturity portfolio and the related weighted average coupon rate at December 31, 1995, based upon contractual scheduled maturities allocated to the appropriate maturity categories. This table does not reflect the scheduled amortization or any anticipated prepayment of the underlying loans collateralizing such securities in the portfolio.


                                                                                        OVER TEN
                           OVER ZERO           OVER THREE          OVER FIVE           BUT WITHIN             OVER
                          BUT WITHIN    WAC    BUT WITHIN   WAC    BUT WITHIN   WAC     FIFTEEN      WAC     FIFTEEN   WAC
                          THREE YEARS   (1)    FIVE YEARS   (1)    TEN YEARS    (1)      YEARS       (1)      YEARS    (1)    TOTAL
                          -----------   ----   ----------   ----   ----------   ----   ----------   -----    -------   ----   ------
                                                                    (DOLLARS IN MILLIONS)
FNMA....................      $--        -- %     $ --       -- %     $ --       -- %     $ --        -- %   $  988    7.20%  $  988
FHLMC...................       --        --         --       --         --       --         --        --        533    7.93      533
Other...................       --        --         --       --         --       --          1      10.00%        2    8.14        3
                              ---                  ---                 ---                 ---               -------          ------

                              $--                 $ --                $ --                $  1               $1,523           $1,524
                              ---                  ---                 ---                 ---               -------          ------
                              ---                  ---                 ---                 ---               -------          ------


- ------------------
(1) Weighted average coupon rate.

SOURCES OF FUNDS

  General

     Deposits, sales of securities under agreements to repurchase, advances from the FHLBs of Dallas and San Francisco, and sales, maturities and principal repayments on loans and mortgage-backed securities have been the major sources of funds for use in First Nationwide Bank's lending and investment activities and other general business purposes. The management of First Nationwide Bank closely monitors rates and terms of competing sources of funds on a daily basis and utilizes the source which is most cost-effective. The availability of funds from sales of loans and securities is influenced by the levels of general interest rates and other market conditions. For additional information regarding the Issuer's sources of funds, see 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Issuer's Consolidated Statements of Cash Flows set forth in the Issuer's Consolidated Financial Statements contained elsewhere in this Prospectus.

     Loan principal and interest payments are a relatively stable source of funds, while customer deposit inflows and outflows and loan repayments and prepayments are influenced significantly by the levels of general interest rates and money market conditions, and may fluctuate widely. Borrowings may be used to compensate for reductions in normal sources of funds such as customer deposits.

  Deposits

     First Nationwide Bank offers a variety of deposit accounts designed to attract both short-term and long-term deposits. There are no rate limitations on any type of deposit account presently offered by First Nationwide Bank.

The ability of First Nationwide Bank to retain and attract new deposits is dependent upon the variety and effectiveness of its customer account products, customer service and convenience, and prevailing market conditions. The following table shows the distribution of deposits by type of account at the dates indicated:

                                                                              AT DECEMBER 31,
                                                   ---------------------------------------------------------------------
                                                           1995                     1994                    1993

                                                   ---------------------    --------------------    --------------------
                                                               PERCENT                 PERCENT                 PERCENT
                                                                  OF                      OF                      OF
                                                   AMOUNT      DEPOSITS     AMOUNT     DEPOSITS     AMOUNT     DEPOSITS
                                                   -------    ----------    ------    ----------    ------    ----------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
Transaction accounts:
  Passbook accounts.............................   $   664         6.5%     $ 685          7.5%      $  3          0.7%
  Demand deposits:
     Interest-bearing...........................       684         6.7        667          7.3          5          1.2
     Noninterest-bearing........................       697         6.8        352          3.8          4          0.9
  Money market deposit accounts.................     1,443        14.2      1,927         21.1         48         11.2
                                                   -------    ----------    ------    ----------    ------    ----------
     Total transaction accounts.................     3,488        34.2      3,631         39.7         60         14.0
Term accounts...................................     6,696        65.8      5,519         60.3        370         86.0
                                                   -------    ----------    ------    ----------    ------    ----------
                                                    10,184       100.0%     9,150        100.0%       430        100.0%
                                                              ----------              ----------              ----------
Accrued interest payable........................        51                     26                       2
Purchase accounting adjustments, net............         7                     21                      --
                                                   -------                  ------                  ------
     Total......................................   $10,242                  $9,197                   $432
                                                   -------                  ------                  ------
                                                   -------                  ------                  ------


     Deposit balances averaged $9.9 billion and $2.6 billion during 1995 and 1994 respectively, with average stated interest rates of 4.67% and 3.86% respectively. The weighted average stated interest rates on deposits at December 31, 1995 were 4.67% and 4.19% respectively. Deposit balances averaged $2.6 billion and $1.2 billion during 1994 and 1993, respectively, with average interest rates of 3.86% and 4.64%, respectively. The weighted average stated interest rates on deposits at December 31, 1994 and 1993 were 4.19% and 4.41%, respectively.


     The following table presents the average balance and weighted average rate paid on each deposit type at the periods indicated.

                                                                             AT DECEMBER 31,
                                                   --------------------------------------------------------------------
                                                           1995                    1994                    1993
                                                   --------------------    --------------------    --------------------
                                                   AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                                   BALANCE    RATE PAID    BALANCE    RATE PAID    BALANCE    RATE PAID
                                                   -------    ---------    -------    ---------    -------    ---------
                                                                               (DOLLARS IN
                                                                                MILLIONS)

Transaction accounts:
  Passbook accounts.............................   $   666       2.20%     $  179        2.14%     $  192        2.67%
  Demand deposits:
     Interest-bearing...........................       699       1.00         184         .97          42        2.02
     Noninterest-bearing........................       583         --          93          --          11          --
  Money market deposit accounts.................     1,581       3.22         547        2.98          32        2.79
Term accounts...................................     6,398       6.10       1,611        4.91         918        5.24
                                                   -------    ---------    -------    ---------    -------    ---------
     Total......................................   $ 9,927       4.67%     $2,614        3.86%     $1,195        4.64%
                                                   -------    ---------    -------    ---------    -------    ---------
                                                   -------    ---------    -------    ---------    -------    ---------

     The following table sets forth the scheduled maturities of term accounts by stated interest rate at December 31, 1995.

                                                          1999 AND
                              1996      1997     1998    THEREAFTER    TOTAL
                             ------    ------    ----    ----------    ------
                                              (IN MILLIONS)
3.00% or less.............   $    3    $   --    $ --       $ --       $    3
3.01--4.00%...............      104         9      --         --          113
4.01--5.00%...............      311        16      27         13          367
5.01--6.00%...............    2,442       405      52        155        3,054
6.01--7.00%...............    1,336       361      35        212        1,944
7.01--8.00%...............      528       239      37        132          936
8.01--9.00%...............       71        40       5          7          123
9.01--10.00%..............      134         2       2         11          149
10.01--11.00%.............       --        --      --          4            4
11.01--12.00%.............       --        --      --          1            1
12.01--13.00%.............       --        --      --          2            2
                             ------    ------    ----    ----------    ------
  Total term accounts.....   $4,929    $1,072    $158       $537       $6,696
                             ------    ------    ----    ----------    ------
                             ------    ------    ----    ----------    ------

     The following table sets forth remaining maturities for term deposits in amounts of $100,000 or more at December 31, 1995 (in millions):

3 months or less...........................  $     168
Over 3 months but within 6 months..........        141
Over 6 months but within 12 months.........        201
Over 12 months.............................        180
                                             ---------

  Total....................................  $     690
                                             ---------
                                             ---------

     At December 31, 1995, the aggregate amount outstanding of certificates of deposit of $100,000 or larger was $690 million, compared with $523 million at December 31, 1994. Deposits held by foreign investors totalled $63 million and $58 million at December 31, 1995 and 1994 respectively. No such deposits were held at December 31, 1993.

     First Nationwide Bank's deposit accounts are held primarily by individuals residing in the vicinity of its retail branch offices located throughout the country. First Nationwide Bank has emphasized, and will continue to emphasize, a retail branch network for attracting deposits. Key market areas, particularly the West Coast region, will continue to be targeted for expansion of retail deposits and the cross-selling of additional consumer products.

     When cost-effective relative to other sources of funding, First Nationwide Bank issues certificates of deposit through direct placement programs and national investment banking firms ('Brokered Deposits'). These deposits are usually in amounts less than $100,000 and are obtained from a diverse customer base. While these funds are generally more costly than traditional passbook and money market deposits and more volatile as a source of funds because of their sensitivity to the rates offered, they supplement retail customer deposits in raising funds for financing and liquidity purposes. At December 31, 1995, First Nationwide Bank had approximately $965 million of Brokered Deposits outstanding, representing 9.47% of total deposits.

     The following table presents the scheduled maturity of Brokered Deposits and all other retail term deposits at December 31, 1995.

                                                            1999 AND
                                1996      1997     1998    THEREAFTER    TOTAL
                               ------    ------    ----    ----------    ------
                                                (IN MILLIONS)
Brokered Deposits...........   $  523    $  368    $  5       $ 69       $  965
Retail term deposits........    4,406       704     153        468        5,731
                               ------    ------    ----    ----------    ------
  Total term deposits.......   $4,929    $1,072    $158       $537       $6,696
                               ------    ------    ----    ----------    ------
                               ------    ------    ----    ----------    ------

     In April 1995, First Nationwide Bank acquired approximately $13 million in deposits located in Tiburon, California in the Tiburon Purchase. In August 1995, First Nationwide Bank acquired three retail branches and associated deposit accounts totalling approximately $356 million located in Orange County, California in the ITT

Purchase. On December 8, 1995, First Nationwide Bank acquired four retail branches located in Sonoma County, California with associated deposit accounts of approximately $143.5 million as of December 7, 1995, in the Sonoma Purchase.

     In connection with the Branch Sales and the SFFed and Home Federal Acquisitions, total deposits sold will exceed deposits to be acquired, resulting in a reduction in deposits. The average interest rate on deposits will increase slightly because the deposit base acquired in the SFFed Acquisition had a lower percentage of transaction accounts relative to term deposit accounts.

  Borrowings

     First Nationwide Bank utilizes various borrowings as alternative sources of funds for its business needs. These sources have included securities sold under agreements to repurchase, FHLB advances and subordinated debentures. First Nationwide Bank will rely primarily on FHLB advances and securities sold under agreements to repurchase to replace funding from deposits sold in the Branch Sales.

  Short-term Borrowings

     The following table sets forth for each category of borrowings due within one year: (i) for the periods presented, the average amount outstanding, the maximum amount outstanding at any month end and the average interest rate paid, and (ii) at period end, the amount outstanding and average interest rate paid. Amounts and rates reflected in the table exclude accrued interest payable and purchase accounting adjustments.

                                                                                         AT OR FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                         -------------------------
                                                                                          1995      1994     1993
                                                                                         ------    ------    -----
                                                                                           (DOLLARS IN MILLIONS)
FHLB advances:
  Average balance outstanding.........................................................   $  862    $  434    $ 369
  Maximum amount outstanding at any month end during the period.......................    1,487     1,909      441
  Balance outstanding at end of period................................................    1,487     1,049      441
  Average interest rate during the period.............................................     7.19%     6.56%    4.26%
  Average interest rate at end of period..............................................     6.12%     7.34%    4.54%
Securities sold under agreements to repurchase:
  Average balance outstanding.........................................................    1,351       499       21
  Maximum amount outstanding at any month end during the period.......................    1,965     1,880      139
  Balance outstanding at end of period................................................      698     1,880      119
  Average interest rate during the period.............................................     6.53%     3.78%    3.83%
  Average interest rate at end of period..............................................     6.06%     6.51%    3.45%
Real estate notes payable and revolving warehouse line:
  Average balance outstanding.........................................................       --        --        3

  Maximum amount outstanding at any month end during the period.......................       --        --        6
  Balance outstanding at end of period................................................       --        --       --
  Average interest rate during the period.............................................       --        --    12.50%
  Average interest rate at end of the period..........................................       --        --       --

     At December 31, 1995, First Nationwide Bank had additional secured borrowing capacity of $5.1 billion with the FHLB and other sources. These collateralized funding sources may also be used to satisfy other funding requirements.

  Securities Sold Under Agreements to Repurchase

     First Nationwide Bank enters into reverse repurchase agreements whereby it sells marketable U.S. government and mortgage-backed securities and CMOs with a commitment to repurchase the securities at a specified price and on a specified date. These agreements are recorded as financings, and the obligation to repurchase assets sold is reflected as a liability on the consolidated statement of financial condition. The dollar amount of assets underlying the agreements remains in the asset accounts. The securities underlying the agreements are delivered to the dealers who arranged the transactions. The counterparty to the repurchase agreement may have loaned the securities to other parties in the normal course of their operations; however, all agreements require that the identical securities be resold to First Nationwide Bank at the maturity of the agreements. In order to reduce possible risks associated with these borrowing transactions, the reverse repurchase agreements are generally entered into with national investment banking firms and major commercial banks which are primary dealers in these securities.

     During 1995, First Nationwide Bank reduced the level of funds borrowed under reverse repurchase agreements from $1.9 billion at December 31, 1994 to $1.0 billion at December 31, 1995 to take advantage of favorable rates offered on short-term FHLB advances throughout the year and to assume additional deposits in the Branch Purchases.

  FHLB Advances

     The FHLB functions in a credit capacity for savings institutions and certain other home financing institutions. A thrift institution may generally borrow from its district FHLB through advances secured by its home mortgages and other assets (principally securities which are obligations of, or guaranteed by, the U.S. government). A thrift is required to hold a minimum amount of capital stock of the FHLB based upon a percentage of its outstanding home mortgage loans and similar obligations, a percentage of its outstanding advances from the FHLB or a certain percentage of total assets. Such advances may be made pursuant to several different credit programs made available from time to time by the FHLB to meet seasonal and other withdrawals of deposit accounts and to expand lending, each of which has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses, as well as limitations on the size of such advances. Depending on the program, such limitations are based either on a fixed percentage of the institution's net worth or on the FHLB's assessment of the institution's creditworthiness.

     During 1995, First Nationwide Bank prepaid $250 million in FHLB advances resulting in a $2 million extraordinary gain on the early extinguishment of debt, net of tax. During 1994, First Nationwide Bank prepaid $95.2 million in FHLB advances, resulting in an extraordinary gain on the early extinguishment of debt, net of tax of approximately $1.4 million.

  Interest Rate Swap Agreements

     First Nationwide Bank has used interest rate swap agreements to reduce its interest rate risk exposure on fixed rate FHLB advances. Interest rate swap agreements with a notional principal amount of $1.15 billion existed at December 31, 1995. The notional amount does not represent amounts exchanged by the parties and thus, is not a measure of First Nationwide Bank's exposure. First Nationwide Bank pays the variable rate and receives the fixed rate based on LIBOR under these agreements. The differential between these two amounts may change significantly in the future due to fluctuations in market interest rates.

     In order to reduce possible counterparty nonperformance risk, First Nationwide Bank has entered into interest rate swap agreements only with national investment banking firms and the FHLB of San Francisco.

  Old FNB Debentures

     As part of the FN Acquisition, First Nationwide Bank assumed subordinated debentures, which bear interest at 10% per annum and mature on October 1, 2006 (the 'Old FNB Debentures'). At December 31, 1995, the aggregate principal amount of the Old FNB Debentures outstanding was $92.1 million.

     Events of Default under the indenture governing the Old FNB Debentures (the 'Old FNB Indenture') include, among other things: (i) a default in the payment of interest when due and such default continues for 30 days, (ii) a default in the payment of any principal when due, (iii) the failure to comply with covenants in the Old FNB Indenture, provided that the trustee or holders of at least 25% in principal amount of the outstanding Old FNB Debentures notify First Nationwide Bank of the default and First Nationwide Bank does not cure the default within 60 days after receipt of such notice, (iv) certain events of bankruptcy, insolvency or reorganization of First Nationwide Bank, (v) the FSLIC/RF (or a comparable entity) is appointed to act as conservator, liquidator, receiver or other legal custodian for First Nationwide Bank and (vi) a default under other indebtedness of First Nationwide Bank in excess of $10 million resulting in such indebtedness becoming due and payable, and such default or acceleration has not been rescinded or annulled within 60 days after the date on which written notice of such failure has been given by the trustee to First Nationwide Bank or by holders of at least 25% in principal amount of the outstanding Old FNB

Debentures to First Nationwide Bank and the trustee.

  SFFed Notes

     As part of the SFFed Acquisition, First Nationwide Bank assumed the SFFed Notes, which bear interest at 11.20% per annum and mature on September 1, 2004. In connection with the assumption of the SFFed Notes, First Nationwide Bank and all of the holders of the SFFed Notes entered into an agreement amending certain provisions of the note purchase pursuant to which the SFFed Notes were sold (as amended, the 'Note Purchase Agreement'). At December 31, 1995, the aggregate principal amount of the SFFed Notes outstanding was $50 million. Events of Default under the Note Purchase Agreement include, among other things: (i) failure to make any payment of principal when due; (ii) any failure to make any payment of interest when due and such payment is not made within 15 days after the date such payment was due; (iii) failure to comply with certain covenants in the Note Purchase Agreement, provided that such failure continues for more than 60 days; (iv) failure to deliver to holders a notice of default, notice of event of default, or notice of claimed default as provided in the Note Purchase Agreement; (v) failure to comply with any provision of the Note Purchase Agreement, provided that such failure continues for more than 60 days after notice is delivered to SFFed; (vi) a default under other indebtedness provided that the aggregate amount of all obligations in respect of such indebtedness exceeds $15 million; (vii) one or more final, non-appealable judgements outstanding against SFFed or its subsidiaries for the payment of money aggregating in excess of $15 million, any one of which has been outstanding for 45 days and shall not have been discharged in full or stayed; (viii) any warranty, representation or other statement contained in the Note Purchase Agreement by SFFed or any of its subsidiaries being false or misleading in any material respect when made or (ix) certain events of bankruptcy, insolvency or reorganization of SFFed or its subsidiaries.

     Consummation of the SFFed Acquisition constituted a 'Change of Control' under the Note Purchase Agreement. Although holders of the SFFed Notes had the right to compel First Nationwide Bank to redeem the SFFed Notes held by any such holder at a redemption price of 100% of the principal amount thereof, none of the holders of SFFed Notes exercised their redemption right.

  First Nationwide Bank Preferred Stock

     In connection with the FN Acquisition, First Nationwide Bank issued 3,007,300 shares of First Nationwide Bank Preferred Stock. First Nationwide Bank Preferred Stock has a stated liquidation value of $100 per share, plus declared and unpaid dividends, if any, without interest. Cash dividends are noncumulative and are payable at an annual rate of 11 1/2% per share if, when and as declared by the Board of Directors of First Nationwide Bank.

     First Nationwide Bank Preferred Stock ranks prior to the common stock of First Nationwide Bank and to all other classes and series of equity securities subsequently issued, other than any class or series expressly designated as being on a parity with or senior to First Nationwide Bank Preferred Stock as to dividends and liquidating distributions.

     The terms of First Nationwide Bank Preferred Stock provide that First Nationwide Bank may not declare or pay any dividends or other distributions

(other than in shares of common stock of First Nationwide Bank or other Junior Stock) with respect to any Junior Stock or repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of, any Junior Stock (including the common stock held by First Nationwide Holdings) through a sinking fund or otherwise, unless and until: (i) First Nationwide Bank has paid full dividends on the First Nationwide Bank Preferred Stock for the four most recent dividend periods, or funds have been paid over to the dividend disbursing agent of First Nationwide Bank for payment of such dividends, and (ii) First Nationwide Bank has declared a cash dividend on the First Nationwide Bank Preferred Stock at the annual dividend rate for the current dividend period, and sufficient funds have been paid over to the dividend disbursing agent of First Nationwide Bank for the payment of a cash dividend for such current dividend period. First Nationwide Bank is currently in compliance with both of such requirements.

     Holders of First Nationwide Bank Preferred Stock have no voting rights, except as required by law or in certain limited circumstances.

     Except in the event of a change of control, First Nationwide Bank Preferred Stock is not redeemable prior to September 1, 1999. First Nationwide Bank Preferred Stock is redeemable solely at the option of First Nationwide Bank or its successor or any acquiring or resulting entity with respect to First Nationwide Bank (including by any parent or subsidiary of First Nationwide Bank, any such successor, or any such acquiring or resulting entity), as applicable, at any time on and after September 1, 1999, in whole or in part, at $105.75 per share on or after September 1, 1999 and prior to September 1, 2000, and at prices decreasing pro rata annually thereafter to the stated liquidation value of $100 per share on or after September 1, 2004, plus declared and unpaid dividends, if any, without interest. Upon a change of control, First Nationwide Bank Preferred Stock is redeemable on or prior to September 1, 1999 at the option of First Nationwide Bank or its successor or any acquiring or resulting entity with respect to First Nationwide Bank (including by any parent or subsidiary of First Nationwide Bank, any such successor, or any such acquiring or resulting entity), as applicable, in whole, but not in part, at a price per share equal to: (i) $100, plus (ii) an amount equal to declared and unpaid dividends, if any, to the date fixed for redemption, without interest, and without duplication, an additional amount equal to the amount of dividends that would be payable on the First Nationwide Bank Preferred Stock in respect of the period from the first day of the dividend period in which the date fixed for redemption occurs to the date fixed for redemption (assuming all such dividends were to be declared), plus (iii) a specified make whole premium.

  SFFed Borrowings

     Borrowings assumed in connection with the SFFed Acquisition consisted of the following, at December 31, 1995 (in millions):

Federal funds purchased.................................  $       4

Securities sold under agreements to repurchase..........        713
FHLB advances...........................................        275
SFFed Notes.............................................         49
                                                          ---------
                                                          $   1,041
                                                          ---------
                                                          ---------

     The weighted average rate on such borrowings at December 31, 1995 was 6.60%.

OTHER ACTIVITIES

  The Put Agreement

     In connection with FN Acquisition, Granite and First Nationwide Bank entered into the Put Agreement. Pursuant to the Put Agreement, First Nationwide Bank has the right, on a quarterly basis (the 'Put Option'), to require Granite to purchase certain commercial real estate loans, commercial real estate loans serviced by others and residential mortgage loans with an original principal balance greater than $250,000, and to take certain actions to protect First Nationwide Bank from losses with respect to certain Letters of Credit ('LOC') transactions, in each case, only if such asset was purchased by First Nationwide Bank from Old FNB pursuant to the FNB Asset Purchase Agreement. The Put Option will expire upon the earlier of: (i) November 30, 1996, or (ii) such time as the sum of (x) the total amount paid by Granite to First Nationwide Bank in connection with all purchases or other payments made by Granite pursuant to the Put Agreement and (y) the aggregate purchase price paid by Granite to Old FNB in connection with purchases made prior to the closing date ('Closing Date') pursuant to the Mortgage Loan Sale Agreement dated as of November 30, 1993 (the 'Mortgage Loan Sale Agreement'), between Granite and Old FNB, less the total amount paid by First Nationwide Bank to Granite in connection with purchases made by First Nationwide Bank through exercise of certain buyback rights, equals $500 million (the 'Maximum Amount'). First Nationwide Bank may not require Granite to purchase more than $100 million of residential mortgage loans. Granite's obligations under the Put Agreement are guaranteed by Ford Motor.

     The Put Option is generally triggered in the event that any of the assets subject to the Put Agreement become non-performing assets (i.e., payments of interest or principal become 90 days or more contractually past due) at any time prior to the expiration of the Put Option.

     The purchase price to be paid by Granite for each mortgage loan purchased pursuant to the Put Agreement is the sum of: (i) the outstanding principal balance of the loan, (ii) any accrued but unpaid interest on the loan shown on First Nationwide Bank's books (not to exceed 90 days accrued but unpaid interest), (iii) amounts owed to First Nationwide Bank for real property taxes, insurance premiums and similar charges and (iv) reasonable amounts (including reasonable attorneys' fees and protective advances) expended by First Nationwide

Bank in protecting its security interest or enforcing its rights with respect to such loan. The amount to be paid by Granite to First Nationwide Bank with respect to each non-performing LOC for which First Nationwide Bank requires such payment will be the amount of any protective advances (the 'Protective Advances') made by First Nationwide Bank in connection with such LOC (but in no event shall the Protective Advances include an amount greater than 90 days accrued but unpaid interest). In addition, with respect to any such LOC which has been included in the FNMA Pool (as defined in the Put Agreement), Granite must, if so requested by First Nationwide Bank, take all necessary or appropriate steps to cause such LOC to be removed from the FNMA Pool and thereafter Granite will bear all economic risk associated with such LOC (or, if all required consents for such removal can not be obtained, Granite must take such actions as are necessary to place First Nationwide Bank in the same economic position as it would have been in had the LOC been so removed). With respect to certain other non-performing LOCs (including LOCs that were originally part of the FNMA Pool but were required by FNMA to be removed from such pool prior to the time such LOCs became non-performing), Granite must, if requested by First Nationwide Bank, post substitute collateral for the benefit of First Nationwide Bank, in the form of cash or cash equivalents with a value not less than the face amount of the LOC, or in any other form deemed reasonably acceptable by First Nationwide Bank, in the place of any existing LOC collateral. The total amount charged against the Maximum Amount with respect to any LOC will be the amount of Protective Advances reimbursed by Granite, together with (x) in the case of LOCs removed from the FNMA Pool, to the extent not included as part of the reimbursed Protective Advances, the amounts set forth in clauses (i)-(iv) of the first sentence of this paragraph with respect to the mortgage loan underlying the LOC, or (y) in the case of LOCs for which a substitution of collateral must be made, the face amount of the LOC.

     If First Nationwide Bank declines on any quarterly put date to sell an eligible non-performing mortgage loan or to demand the removal or substitution of collateral, as appropriate, in connection with an eligible LOC, its right to put such asset or demand such removal or substitution, as the case may be, shall be extinguished, except that put rights with respect to: (i) jumbo residential loans, First Nationwide Bank's interest in certain commercial mortgage loans serviced by others and certain other loans formerly owned by FNMA will be extended for one additional quarter, and (ii) loans which have matured as of the Closing Date for which monthly principal and interest payments are being made as of the Closing Date will be extended until the end of the second quarter following the Closing Date. In the event that, as of November 30, 1996, Granite has not been required to purchase $500 million of non-performing assets, First Nationwide Bank may require Granite to purchase any Putable Assets of First Nationwide Bank, other than assets which previously became non-performing and which First Nationwide Bank did not require Granite to purchase, up to the Maximum Amount.

  The Assistance Agreement

     Under the terms of the Assistance Agreement, the FSLIC's successor, the FSLIC/RF, provides capital loss coverage and a guaranteed yield on the Covered Assets, as well as indemnification in connection with certain claims.

     In 1995, the FSLIC/RF purchased substantially all of the remaining Covered Assets at the fair market value of such assets in the FDIC Purchase. Under the terms of the Capital Loss Coverage (as defined herein) provisions of the Assistance Agreement, losses sustained by First Nationwide Bank from the FDIC Purchase were reimbursed by the FSLIC/RF. There was no material impact on the Consolidated Financial Statements of the Issuer as a result of the FDIC Purchase.

     First Nationwide Bank's Covered Assets at the dates indicated are summarized by type as follows:

                                                     DECEMBER 31,
                                                     ------------
                                                     1995    1994
                                                     ----    ----
                                                     (IN MILLIONS)
Loans.............................................   $--     $210
Investments in and advances to subsidiaries.......    --        7
Real estate owned.................................    --      129
Other.............................................    39        4
                                                     ----    ----
     Total Covered Assets.........................    39      350
FSLIC rebate reserve..............................    --      (38)
                                                     ----    ----
     Covered Assets, net..........................   $39     $312
                                                     ----    ----
                                                     ----    ----

     At December 31, 1995, the Covered Asset balance of $39 million represents amounts which remain unpaid by the FDIC for First Nationwide Bank's second quarter 1995 billing. The FDIC has elected to treat this amount as a Covered Asset, earning Guaranteed Yield (as defined herein), until payment is made by the FDIC to First Nationwide Bank.

     The tax-exempt assistance received by First Nationwide Bank from the FSLIC/RF included the following provisions:

     Guaranteed Yield. The guaranteed yield for a Covered Asset for any quarter is the product of the Covered Asset's average book value for such quarter and a yield which is based on the TCOF, the annualized quarterly average cost of funds for Texas-based SAIF-insured savings institutions as reported by the OTS plus a specified basis point spread ('Guaranteed Yield'). At December 31, 1995, the applicable TCOF was 5.63% and the applicable spread was 190 basis points, resulting in a Guaranteed Yield of 7.53%.

     Capital Loss Coverage. The FSLIC/RF mitigated First Nationwide Bank's exposure to capital losses on Covered Assets by providing for the reimbursement of capital losses resulting from the liquidation of Covered Assets at less than their book value ('Capital Loss Coverage').

     Covered Asset Recovery. When the liquidation of a Covered Asset results in a recovery in excess of the asset's original book value, the Assistance Agreement requires that 90% of such recovery be remitted to the FSLIC/RF, or offset against payments due to First Nationwide from the FSLIC/RF ('Covered Asset Recovery').


     Shared Gain. First Nationwide Bank was entitled to a disposition fee on any Covered Asset liquidated prior to the termination of coverage for net proceeds in excess of 50% of its original book value.


     Indemnification. The Assistance Agreement provides for indemnification of losses suffered on specific assets acquired by First Nationwide Bank that were not Covered Assets under the Assistance Agreement. Items payable to First Nationwide Bank consist primarily of indemnification of amounts paid in settlement of certain litigation and reimbursement of specific types of legal costs and expenses.

     FSLIC/RF Reimbursement. First Nationwide Bank agreed to make a payment to the FSLIC/RF over the ten-year term of the Assistance Agreement in lieu of a tax-sharing agreement. Such tax benefit payment is implemented on a current basis, without regard to the actual amount or timing of any such tax benefits received, through a credit to the FSLIC/RF of 10% of the gross assistance the FSLIC/RF pays to First Nationwide Bank. This amount, net of 10% of all Covered Asset Recoveries and Shared Gains, is known as the 'FSLIC/RF Reimbursement.' In addition, the FSLIC/RF is entitled to a 10% share of tax benefits attributable to the use of net operating loss carryovers of the Texas Closed Banks in reducing the regular tax liability of the affiliated group of which First Nationwide Bank is a member. The sharing of tax benefits attributable to the use of these net operating loss carryovers, however, occurs only when the net operating loss carryovers are actually used.

     Coverage Period. The FSLIC/RF assistance with respect to the Covered Assets on First Nationwide Bank's books at December 31, 1995 will expire from coverage on December 27, 1998, unless the parties mutually agree to terminate the Assistance Agreement at an earlier date.

     Settlement of Amounts Due. After each calendar quarter, the FSLIC/RF is required to pay to First Nationwide Bank the net amount of all payments due under the terms of the Assistance Agreement. The

FSLIC/RF has the option either to pay in cash or to treat as a Covered Asset (for purposes of determining the Guaranteed Yield on all Covered Assets) the amount due to First Nationwide Bank.

     In connection with a modification to the Assistance Agreement in January 1992, First Nationwide Bank was paid $45 million. Of such $45 million payment, $41 million, the amount net of certain claims, was included in First Nationwide Bank's income. Also, in connection with the modification, First Nationwide Bank accrued the present value of the estimated liability at December 31, 1992 to the FSLIC/RF for the FSLIC/RF Reimbursement over the life of the Assistance Agreement, resulting in a $60 million charge to operations in 1992. This liability was fully utilized in 1995 as a result of the FDIC Purchase.

  FNMA Letters of Credit

     On September 28, 1994, First Nationwide Bank entered into an agreement with FNMA pursuant to which FNMA provided credit enhancements for certain bond-financed real estate projects originated by Old FNB. The agreement requires that First Nationwide Bank pledge to FNMA collateral in the form of certain eligible securities which are held by a third party trustee. The collateral requirement varies based on the balance of the bonds outstanding, losses incurred (if any), as well as other factors. At December 31, 1995, First Nationwide Bank had pledged as collateral certain securities available for sale and short-term investment securities with a carrying value of $98.6 million.

  FGB Realty Advisors, Inc.

     FGB Realty, a wholly owned subsidiary of First Nationwide Bank, provides asset management, disposition and advisory services to institutional owners of real estate. FGB Realty has performed asset management and disposition services for a variety of properties which range in product type from single family homes to complex mixed use developments. Since its formation in 1991, FGB Realty has become one of the largest full service asset management and disposition firms in the United States, having managed portfolios in excess of $7.5 billion. Fee revenues from unaffiliated parties were $14.0 million, $14.1 million and $8 million for the years ended December 31, 1995, 1994 and 1993, respectively. These revenues are included in management fees in the Issuer's respective consolidated statements of operations. At December 31, 1995 and 1994, respectively, First Nationwide Bank and FGB Realty managed principally non-performing loan and asset portfolios totalling $1.3 billion and $1.6 billion, respectively, for investors.

     At December 31, 1995, FGB Realty was responsible for the asset management and disposition of over 4,500 assets, representing $862 million in commercial and residential real estate loans located in markets throughout the nation. FGB Realty has full service offices in Dallas, New York, Tulsa, Phoenix, San Francisco and Los Angeles.

  FN Investment Center

     FN Investment Center ('FNIC'), an indirect wholly owned subsidiary of First Nationwide Bank which was acquired as part of the FN Acquisition, offers securities and insurance products to both existing and prospective customers of First Nationwide Bank. FNIC is subject to the guidelines established by the OTS for broker-dealer subsidiaries of savings associations, and is a member of the National Association of Securities Dealers. In addition, FNIC is registered as a broker-dealer with the SEC and the Securities Investor Protection Corporation. FNIC receives commission revenue for acting as a broker-dealer on behalf of its customers, but FNIC does not maintain customer accounts or take possession of customer securities. Commission revenues of $8.5 million and $2.0 million for the years ended December 31, 1995 and 1994, respectively, are included in fees and service charges in the Issuer's consolidated statements of operations for such years.

DIVIDEND POLICY OF FIRST NATIONWIDE BANK

     The dividend policy of First Nationwide Bank complies with applicable legal and regulatory restrictions. Before declaring any dividend, the directors of First Nationwide Bank consider the following factors: (i) the quality and stability of First Nationwide Bank's net income, (ii) the availability of liquid assets to make dividend payments, (iii) the level of earnings retention as it affects First Nationwide Bank's capital needs and projected growth and funding levels, both internal and external, and (iv) the adequacy of capital after the payment of a dividend. Under First Nationwide Bank's dividend policy, a dividend will not be declared or paid which would: (i) cause the capital level of First Nationwide Bank to be reduced below fully phased-in levels or (ii), together with any other dividends declared during the same calendar year, exceed 100% of the net income to date for that calendar year plus 50% of First Nationwide Bank's surplus capital (that is, in excess of fully phased-in requirements) at the beginning of that calendar year, so long as First Nationwide Bank is a Tier 1 association (as defined herein).

     The Issuer expects that a substantial portion of any net earnings generated by First Nationwide Bank, including net earnings generated as a result of sales of assets or deposits, that are not needed to pay dividends on the First Nationwide Bank Preferred Stock or in First Nationwide Bank's operations or to expand its business will, subject to the foregoing restrictions, be distributed to First Nationwide Holdings, its parent company.

EMPLOYEES

     At December 31, 1995, First Nationwide Bank and its subsidiaries had approximately 3,600 employees, consistent with the number of employees at December 31, 1994. Although the number of employees has remained substantially the same between the two years, there has been a significant decrease in the number of employees located in California, offset by additional employees in Maryland as a result of the Maryland Acquisition and the transfer of the mortgage servicing operations to Maryland. None of First Nationwide Bank's employees are represented by any collective bargaining group and management considers its relations with its employees to be good. First Nationwide Bank maintains a comprehensive employee benefits program providing, among other benefits, health and welfare benefits, long and short-term disability insurance, and life insurance. Additionally, First Nationwide Bank offers employees a defined contribution investment plan which is a qualified plan under Section 401(a) of the Internal Revenue Code.

     First Nationwide Bank has undertaken a project to identify opportunities for reducing operating costs and enhancing the efficiency of its operations. The management of First Nationwide Bank has identified certain employees whose positions will be eliminated over the next twelve months. These positions span all areas and business units of First Nationwide Bank. An initial liability for termination benefits totalling $4 million was established in connection with this plan, and is included in the Issuer's consolidated statement of operations for the year ended December 31, 1995.

     The Issuer and First Nationwide Holdings have no employees.

COMPETITION OF FIRST NATIONWIDE BANK

     First Nationwide Bank experiences significant competition in both attracting and retaining deposits and in originating real estate and consumer loans.

     First Nationwide Bank competes with other thrift institutions, commercial banks, insurance companies, credit unions, thrift and loan associations, money market mutual funds and brokerage firms in attracting and retaining deposits. Competition for deposits from large commercial banks is particularly strong. Many of the nation's thrift institutions and many large commercial banks have a significant number of branch offices in the areas in which First Nationwide Bank operates.

     In addition, there is strong competition in originating and purchasing real estate and consumer loans, principally from other savings and loan associations, commercial banks, mortgage banking companies, insurance companies, consumer finance companies, pension funds and commercial finance companies. The primary factors in competing for loans are the quality and extent of service to borrowers and brokers, economic factors such as interest rates, interest rate caps, rate adjustment provisions, loan maturities, LTV ratios, loan fees, and the amount of time it takes to process a loan from receipt of the loan application to date of funding. First Nationwide Bank's future performance will depend on its ability to originate a sufficient volume of mortgage loans in its local market areas and through its wholesale network and, if it is unable to originate a sufficient volume of mortgage loans, to purchase a sufficient quantity of high-quality mortgage-backed securities with adequate yields.

PROPERTIES

     The Issuer neither owns nor leases any properties directly. The executive offices of First Nationwide Bank are located at 14651 Dallas Parkway, Suite 200, Dallas, TX 75240, and its telephone number is (214) 770-3700. First Nationwide

Bank leases approximately 41,000 square feet of space in the building in which its executive offices are located under a lease expiring in 1999. First Nationwide Bank maintains additional office space at 135 Main Street, San Francisco, California, 94105, consisting of approximately 99,000 square feet. First Nationwide Bank leases the building in which its additional office space is located under a ten-year lease expiring in 2001. In addition, First Nationwide Bank leases approximately 288,000 square feet in a multiple-building administrative facility in West Sacramento, California under a ten-year lease expiring in 2001. In connection with the move of FNMC's servicing operation to Maryland, one and one-half of these four Sacramento buildings containing approximately 108,000 square feet were vacated. The management of First Nationwide Bank is currently screening potential sub-lessees. At December 31, 1995, First Nationwide Bank operated a total of 160 retail branches, and maintained one vacant branch facility which was consolidated as a result of the Sonoma Purchase. Of those, 83 were owned and 78 were leased. Some of these retail branches are multi-purpose facilities, housing loan production and administrative facilities as well. In addition to the branch locations, at December 31, 1995 there are 27 separate loan production offices, all of which were leased and eight of which were vacant, and 14 separate administrative facilities (two owned and 12 leased). The administrative facilities include a 220,000 square foot building owned in Frederick, Maryland, which houses FNMC's mortgage loan servicing operation. A state-by-state breakdown of all retail branches, administrative facilities and loan production offices of First Nationwide Bank at December 31, 1995 is shown in the following table:

                                                                       Loan
                                                    Administrative  Production
                                       Branches     Facilities      Facilities
                                     -------------  -------------  -------------
                                     Owned  Leased  Owned  Leased  Owned  Leased
                                     -----  ------  -----  ------  -----  ------
Arizona............................    --      --   --       1     --      2
California.........................    17      38   --       3     --     11
Florida............................     6      18   --       1     --      2
Georgia............................    --      --   --      --     --      1
Illinois...........................    --      --   --       2     --      2
Maryland...........................    --      --    1      --     --      1
Michigan*..........................    18       3   --       1     --      1
Minnesota..........................    --      --   --      --     --      1
Montana............................    --      --   --       1     --     --
New Jersey*........................     3       1   --      --     --     --
New York*..........................    18       8   --       1     --     --
Ohio*..............................    18      10    1      --     --     --
Oklahoma...........................    --      --   --       1     --     --
Oregon.............................    --      --   --      --     --      1
Pennsylvania.......................    --      --   --      --     --      1
Texas..............................     3      --   --       1     --      2
Washington.........................    --      --   --      --     --      2
                                     -----     --   -----   --     -----  --

  Total............................    83      78    2      12     --     27

                                     -----     --   -----   --     -----  --
                                     -----     --   -----   --     -----  --

- ------------------
* Certain properties in these states are under contract as of December 31, 1995 to be sold as part of the Branch Sales. See '--General--Background.'

     In April 1995, FNMC closed substantially all of its retail mortgage loan production offices. Costs associated with such closure approximated $2 million and are included in noninterest expense in the Issuer's 1995 consolidated statement of operations. On a continuing basis, First Nationwide Bank evaluates the adequacy of its office premises. As a result, surplus office facilities may be sold or subleased to maintain cost-effective operations and minimize vacant facilities. The 27 loan production offices at December 31, 1995 include eight offices housing operations acquired in the LMUSA 1995 Purchase, eleven offices housing wholesale lending operations, and eight vacant facilities. Of the eight vacant loan production offices, one has been subleased and management is currently screening tenants for the remaining seven.

LEGAL PROCEEDINGS

     The FNB Asset Purchase Agreement provides that the purchase price thereunder will be increased or decreased by, among other items, the increase or decrease, as the case may be, from January 1, 1994 to September 30, 1994, in the net book value of the purchased assets acquired from Old FNB (the 'Purchased Assets') and the liabilities assumed from Old FNB (the 'Assumed Liabilities') as such net book value is reflected on the books and records of Old FNB in accordance with GAAP (as defined in the FNB Asset Purchase Agreement) consistently applied with the previous accounting practices of Old FNB. The purchase price paid at closing, including that portion based upon the change in net book value from January 1, 1994 to the close of business on September 30, 1994, was an estimate provided by Old FNB. First Nationwide Bank prepared a closing date balance sheet and a statement of the change in net book value of the Purchased Assets and Assumed Liabilities from January 1, 1994 to September 30, 1994 ('Closing Adjustment Documents'). The parties mutually agreed upon all but two of the issues raised as a result of the Closing Adjustment Documents.


     The more significant of the two issues in dispute arises from Old FNB's change in net book value from January 1, 1994, to the close of business on September 30, 1994. In arriving at the cash purchase price, Old FNB added back to the book value of the Purchased Assets an amount of approximately $24 million which had been amortized from intangible assets and goodwill on the closing date, thereby increasing the net book value of the Purchased Assets and Assumed Liabilities and the estimated cash purchase price by $24 million. First Nationwide Bank believes that the exclusion of the amortization of intangible assets and goodwill from the closing net book value is contrary to the express provisions of the FNB Asset Purchase Agreement. As a result, First Nationwide Bank does not believe that the addition by Old FNB of $24 million to the cash purchase price was proper under the terms of the FNB Asset Purchase Agreement. On March 9, 1995, First Nationwide Bank filed suit against Old FNB in state district court in Dallas, Texas regarding this matter. On October 16, 1995, the court in this matter granted Old FNB's motion to compel arbitration and stayed First Nationwide Bank's court action. The arbitration hearing was held from April 22, 1996 to April 25, 1996. The arbitrator ordered post-hearing briefs to be filed on May 15, 1996. Although management of First Nationwide Bank believes that it will prevail on this issue, in the event that First Nationwide Bank does not so prevail, the result would not be material to the consolidated financial statements of the Issuer or First Nationwide Bank.


     The other remaining issue in dispute arising out of the Closing Adjustment Documents relates to an outstanding receivable account, which First Nationwide Bank maintains was overstated by approximately $4 million by Old FNB at September 30, 1994. Resolution of this issue remains outstanding. Although management of First Nationwide Bank believes that it will prevail on this issue, in the event that it does not do so, the result would not be material to the consolidated financial statements of the Issuer or First Nationwide Bank.

     First Nationwide Bank is involved in legal proceedings incidental to the normal conduct of its business. Although it is impossible to predict the outcome of any outstanding legal proceedings, management believes that such legal proceedings and claims, individually or in the aggregate, will not have a material effect on the financial condition or results of operations of the Issuer or First Nationwide Bank.

                                   REGULATION

GENERAL

     The Issuer is a savings and loan holding company within the meaning of the HOLA and, as such, is registered with the OTS and is subject to comprehensive OTS regulation. First Nationwide Bank is a federally chartered and insured stock savings bank subject to extensive regulation and supervision by the OTS, as the primary federal regulator of savings associations, and the FDIC, as the administrator of the SAIF.

     The federal banking laws contain numerous provisions affecting various aspects of the business and operations of savings associations and savings and loan holding companies. The following description of statutory and regulatory provisions and proposals, which is not intended to be a complete description of these provisions or their effects on the Issuer or First Nationwide Bank, is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

REGULATION OF SAVINGS AND LOAN HOLDING COMPANIES

  Holding Company Acquisitions


     The Issuer is a registered savings and loan holding company. The HOLA and OTS regulations generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring, directly or indirectly, the ownership or control of any other savings association or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares thereof. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

  Holding Company Activities

     The Issuer currently operates as a unitary savings and loan holding company. Generally, there are limited restrictions on the activities of a unitary savings and loan holding company and its non-savings association subsidiaries. If the Issuer ceases to be a unitary savings and loan holding company, the activities of the Issuer and its non-savings association subsidiaries would thereafter be subject to substantial restrictions.

     The HOLA requires every savings association subsidiary of a savings and loan holding company to give the OTS at least 30 days' advance notice of any proposed dividends to be made on its guarantee, permanent or other non-withdrawable stock, or else such dividend will be invalid.

  Affiliate Restrictions

     Transactions between a savings association and its 'affiliates' are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act. Affiliates of a savings association include, among other entities, the savings association's holding company and companies that are under common control with the savings association.

     In general, Sections 23A and 23B and OTS regulations issued in connection therewith limit the extent to which a savings association or its subsidiaries may engage in certain 'covered transactions' with affiliates to an amount equal to 10% of the association's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a savings association and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the savings association or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A 'covered transaction' is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

     In addition, under the OTS regulations, a savings association may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a savings association may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a savings association and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a savings association or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a savings association to an affiliate must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

     The OTS regulation generally excludes all non-bank and non-savings association subsidiaries of savings associations from treatment as affiliates, except to the extent that the OTS or the Board of Governors of the Federal Reserve System (the 'FRB') decides to treat such subsidiaries as affiliates. The regulation also requires savings associations to make and retain records that reflect affiliate transactions in reasonable detail, and provides that certain classes of savings associations may be required to give the OTS prior notice of affiliate transactions.

REGULATION OF FEDERAL SAVINGS BANKS

  Regulatory System

     As a federally insured savings bank, lending activities and other investments of First Nationwide Bank must comply with various statutory and regulatory requirements. First Nationwide Bank is regularly examined by the OTS and must file periodic reports concerning its activities and financial condition.

     Although the OTS is First Nationwide Bank's primary regulator, the FDIC has 'backup enforcement authority' over First Nationwide Bank. First Nationwide Bank's eligible deposit accounts are insured by the FDIC under the SAIF, up to applicable limits.

  Federal Home Loan Banks

     First Nationwide Bank is a member of the FHLBS. Among other benefits, FHLB membership provides First Nationwide Bank with a central credit facility. First Nationwide Bank is required to own capital stock in an FHLB in an amount equal to the greater of: (i) 1% of its aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each calendar year, (ii) .3% of total assets, or (iii) 5% of its FHLB advances (borrowings).

  Liquid Assets

     Under OTS regulations, for each calendar month, a savings bank is required to maintain an average daily balance of liquid assets (including cash, certain time deposits and savings accounts, bankers' acceptances, certain government obligations and certain other investments) not less than a specified percentage of the average daily balance of its net withdrawable accounts plus short-term borrowings (its liquidity base) during the preceding calendar month. This liquidity requirement, which is currently at 5.0%, may be changed from time to time by the OTS to any amount between 4.0% to 10.0%, depending upon certain factors. OTS regulations also require each savings association to maintain an average daily balance of short-term liquid assets equal to not less than 1.0% of the average daily balance of its net withdrawable accounts and short-term borrowings during the preceding calendar month. First Nationwide Bank maintains liquid assets in compliance with these regulations.

  Regulatory Capital Requirements

     OTS capital regulations require savings banks to satisfy minimum capital standards: risk-based capital requirements, a leverage requirement and a tangible capital requirement. Savings banks must meet each of these standards in order to be deemed in compliance with OTS capital requirements. In addition, the OTS may require a savings association to maintain capital above the minimum capital levels.

     All savings banks are required to meet a minimum risk-based capital requirement of total capital (core capital plus supplementary capital) equal to 8% of risk-weighted assets (which includes the credit risk equivalents of certain off-balance sheet items). In calculating total capital for purposes of the risk-based requirement, supplementary capital may not exceed 100% of core capital. Under the leverage requirement, a savings bank is required to maintain core capital equal to a minimum of 3% of adjusted total assets. (In addition, under the prompt corrective action provisions of the OTS regulations, all but the most highly-rated institutions must maintain a minimum leverage ratio of 4% in order to be adequately capitalized. See '--Prompt Corrective Action.') A savings bank is also required to maintain tangible capital in an amount at least equal to 1.5% of its adjusted total assets.

     Under OTS regulations, a savings bank with a greater than 'normal' level of interest rate exposure must deduct an interest rate risk ('IRR') component in calculating its total capital for purposes of determining whether it meets its risk-based capital requirement. Interest rate exposure is measured, generally, as the decline in an institution's net portfolio value that would result from a 200 basis point increase or decrease in market interest rates (whichever would result in lower net portfolio value), divided by the estimated economic value of the savings association's assets. The interest rate risk component to be deducted from total capital is equal to one-half of the difference between an institution's measured exposure and 'normal' IRR exposure (which is defined as 2%), multiplied by the estimated economic value of the institution's assets. Based on internal measures of interest rate risk at December 31, 1995, First Nationwide Bank would not be required to deduct an IRR component in calculating total risk-based capital.

     First Nationwide Bank's total capital to risk-based assets ratio was

11.34%, its core capital to risk-based assets ratio was 9.14%, its leverage capital ratio was 5.84% and its tangible capital ratio was 5.84% at December 31, 1995. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources.' In connection with the acquisition of the Texas Closed Banks, First Nationwide Bank was granted a forbearance from several regulations for up to ten years from December 28, 1988. Generally, the forbearance is from regulatory action against violations that might otherwise arise from the nature of the government assisted acquisition of the Texas Closed Banks, such as limitations on investment in service corporations, investing in forward commitments, equity risk investments, loans to one borrower, investments in buildings and qualified thrift lender status. Although certain forbearances may have been affected by the passage of subsequent legislation, management believes that the forbearance granted in this case remains in full force and effect. First Nationwide Bank does not rely on the forbearance for purposes of complying with its regulatory capital requirements.

     Under regulations of the OTS, the following factors may cause the OTS to require a particular savings association to maintain higher capital than otherwise would be required under the capital regulations: (1) concentration of credit risk, (2) certain risks arising from non-traditional activities, and (3) management failure to adequately monitor and control risks presented by concentrations of credits and non-traditional activities.

  Certain Consequences of Failure to Comply with Regulatory Capital Requirements

     A savings bank's failure to maintain capital at or above the minimum capital requirements may be deemed an unsafe and unsound practice and may subject the savings bank to enforcement actions and other proceedings. Any savings bank not in compliance with all of its capital requirements is required to submit a capital plan that addresses the bank's need for additional capital and meets certain additional requirements. While the capital plan is being reviewed by the OTS, the savings bank must certify, among other things, that it will not, without the approval of its appropriate OTS Regional Director, grow beyond net interest credited or make capital distributions. If a savings bank's capital plan is not approved, the bank will become subject to additional growth and other restrictions. In addition, the OTS, through a capital directive or otherwise, may restrict the ability of a savings bank not in compliance with the capital requirements to pay dividends and compensation, and may require such a bank to take one or more of certain corrective actions, including, without limitation: (i) increasing its capital to specified levels, (ii) reducing the rate of interest that may be paid on savings accounts, (iii) limiting receipt of deposits to those made to existing accounts, (iv) ceasing issuance of new accounts of any or all classes or categories except in exchange for existing accounts, (v) ceasing or limiting the purchase of loans or the making of other specified investments, and (vi) limiting operational expenditures to specified levels.

     The HOLA permits savings banks not in compliance with the OTS capital standards to seek an exemption from certain penalties or sanctions for noncompliance. Such an exemption will be granted only if certain strict requirements are met, and must be denied under certain circumstances. If an exemption is granted by the OTS, the savings bank still may be subject to enforcement actions for other violations of law or unsafe or unsound practices or conditions.

  Prompt Corrective Action

     The prompt corrective action regulation of the OTS, promulgated under FDICIA, requires certain mandatory actions and authorizes certain other discretionary actions to be taken by the OTS against a savings bank that falls within certain undercapitalized capital categories specified in the regulation.

     The regulation establishes five categories of capital classification: 'well capitalized,' 'adequately capitalized,' 'undercapitalized,' 'significantly undercapitalized,' and 'critically undercapitalized.' Under the regulation, the ratio of total capital to risk-weighted assets, core capital to risk-weighted assets and the leverage ratio are used to determine an institution's capital classification. At December 31, 1995, First Nationwide Bank met the capital requirements of a 'well capitalized' institution under applicable OTS regulations.

     In general, the prompt corrective action regulation prohibits an insured depository institution from declaring any dividends, making any other capital distribution, or paying a management fee to a controlling person if, following the distribution or payment, the institution would be within any of the three undercapitalized categories. In addition, adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC, while undercapitalized institutions may not accept, renew or roll-over Brokered Deposits.

     Institutions that are classified as undercapitalized are subject to certain mandatory supervisory actions, including: (i) increased monitoring by the appropriate federal banking agency for the institution and periodic review of the institution's efforts to restore its capital, (ii) a requirement that the institution submit a capital restoration plan acceptable to the appropriate federal banking agency and implement that plan, and that each company having control of the institution guarantee compliance with the capital restoration plan in an amount not exceeding the lesser of 5% of the institution's total assets at the time it received notice of being undercapitalized, or the amount necessary to bring the institution into compliance with applicable capital standards at the time it fails to comply with the plan, and (iii) a limitation on the institution's ability to make any acquisition, open any new branch offices, or engage in any new line of business without the prior approval of the appropriate federal banking agency for the institution or the FDIC.

     The regulation also provides that the OTS may take any of certain additional supervisory actions against an undercapitalized institution if the agency determines that such actions are necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund. These supervisory actions include: (i) requiring the institution to raise additional capital or be acquired by another institution or holding company if certain grounds exist, (ii) restricting transactions between the institution and its affiliates, (iii) restricting interest rates paid by the institution on deposits, (iv) restricting the institution's asset growth or requiring the institution to reduce its assets, (v) requiring replacement of senior executive officers and directors, (vi) requiring the institution to alter or terminate any activity deemed to pose excessive risk to the institution, (vii) prohibiting capital distributions by bank holding companies without prior approval by the FRB, (viii) requiring the institution to divest certain subsidiaries, or requiring the institution's holding company to divest the institution or certain affiliates of the institution, and (ix) taking any other supervisory action that the agency believes would better carry out the purposes of the prompt corrective action provisions of FDICIA.

     Institutions classified as undercapitalized that fail to submit a timely, acceptable capital restoration plan or fail to implement such a plan are subject to the same supervisory actions as significantly undercapitalized institutions. Significantly undercapitalized institutions are subject to the mandatory provisions applicable to undercapitalized institutions. The regulation also makes mandatory for significantly undercapitalized institutions certain of the supervisory actions that are discretionary for institutions classified as undercapitalized, creates a presumption in favor of certain discretionary supervisory actions, and subjects significantly undercapitalized institutions to additional restrictions, including a prohibition on paying bonuses or raises to senior executive officers without the prior written approval of the appropriate federal bank regulatory agency. In addition, significantly undercapitalized institutions may be subjected to certain of the restrictions applicable to critically undercapitalized institutions.

     The regulation requires that an institution be placed into conservatorship or receivership within 90 days after it becomes critically undercapitalized, unless the OTS, with concurrence of the FDIC, determines that other action would better achieve the purposes of the prompt corrective action provisions of FDICIA. Any such determination must be renewed every 90 days. A depository institution also must be placed into receivership if the institution continues to be critically undercapitalized on average during the fourth quarter after the institution initially became critically undercapitalized, unless the institution's federal bank regulatory agency, with concurrence of the FDIC, makes certain positive determinations with respect to the institution.

     Critically undercapitalized institutions are also subject to the restrictions generally applicable to significantly undercapitalized institutions and to a number of other severe restrictions. For example, beginning 60 days after becoming critically undercapitalized, such institutions may not pay principal or interest on subordinated debt without the prior approval of the FDIC. (However, the regulation does not prevent unpaid interest from accruing on subordinated debt under the terms of the debt instrument, to the extent otherwise permitted by law.) In addition, critically undercapitalized institutions may be prohibited from engaging in a number of activities, including entering into certain transactions or paying interest above a certain rate on new or renewed liabilities.

     If the OTS determines that an institution is in an unsafe or unsound condition, or if the institution is deemed to be engaging in an unsafe and unsound practice, the OTS may, if the institution is well capitalized, reclassify it as adequately capitalized; if the institution is adequately capitalized but not well capitalized, require it to comply with restrictions applicable to undercapitalized institutions; and, if the institution is undercapitalized, require it to comply with certain restrictions applicable to significantly undercapitalized institutions.

  Conservatorship/Receivership

     In addition to the grounds discussed under '--Prompt Corrective Action,' the OTS (and, under certain circumstances, the FDIC) may appoint a conservator or receiver for a savings association if any one or more of a number of circumstances exist, including, without limitation, the following: (i) the institution's assets are less than its obligations to creditors and others, (ii) a substantial dissipation of assets or earnings due to any violation of law or any unsafe or unsound practice, (iii) an unsafe or unsound condition to transact business, (iv) a willful violation of a final cease-and-desist order, (v) the concealment of the institution's books, papers, records or assets or refusal to submit such items for inspection to any examiner or lawful agent of the appropriate federal banking agency or state bank or savings association supervisor, (vi) the institution is likely to be unable to pay its obligations or meet its depositors' demands in the normal course of business, (vii) the institution has incurred, or is likely to incur, losses that will deplete all or substantially all of its capital, and there is no reasonable prospect for the institution to become adequately capitalized without federal assistance, (viii) any violation of law or unsafe or unsound practice that is likely to cause insolvency or substantial dissipation of assets or earnings, weaken the institution's condition, or otherwise seriously prejudice the interests of the institution's depositors or the federal deposit insurance fund, (ix) the institution is undercapitalized and the institution has no reasonable prospect of becoming adequately capitalized, fails to become adequately capitalized when required to do so, fails to submit a timely and acceptable capital restoration plan, or materially fails to implement an accepted capital restoration plan, (x) the institution is critically undercapitalized or otherwise has substantially insufficient capital, or (xi) the institution is found guilty of certain criminal offenses related to money laundering.

  Liability of Commonly Controlled Depository Institutions

     In general, savings associations and other depository institutions can be held liable for any loss which the FDIC incurs or reasonably anticipates incurring in connection with either the default of a commonly controlled depository institution or any assistance provided by the FDIC to a commonly controlled institution in danger of default. A depository institution is required to pay the amount of such liability upon receipt of written notice from the FDIC unless such written notice is received more than two years from the date the FDIC incurred the loss. Liability for the losses of commonly controlled institutions can lead to the failure of all depository institutions in a holding company structure if the remaining institutions are unable to pay the liability assessed by the FDIC.

     In general, for purposes of this provision, depository institutions are deemed to be 'commonly controlled' if they are controlled by the same holding company or if one depository institution is controlled by another; 'default' of a depository institution occurs when there is an official determination pursuant to which a conservator, receiver or other legal custodian is appointed for the institution; and a depository institution is deemed to be 'in danger of default' where its federal or state supervisory agency determines that the institution is not likely to be able to meet the demands of its depositors or pay its obligations in the normal course of business and there is no reasonable prospect that it will be able to do so, or determines that the institution has incurred or is likely to incur losses that will deplete substantially all of its capital and there is no reasonable prospect that the institution's capital can be replenished without federal assistance. First Nationwide Bank is not currently under common control with any other depository institution.

  Enforcement Powers

     The OTS and, under certain circumstances, the FDIC, have substantial enforcement authority with respect to savings associations, including authority to bring various enforcement actions against a savings association and any of its 'institution-affiliated parties' (a term defined to include, among other persons, directors, officers, employees controlling stockholders, agents and shareholders who participate in the conduct of the affairs of the institution). This enforcement authority includes, without limitation: (i) the ability to terminate a savings association's deposit insurance, (ii) institute cease-and-desist proceedings, (iii) bring suspension, removal, prohibition and criminal proceedings against institution-affiliated parties, and (iv) assess substantial civil money penalties. As part of a cease-and-desist order, the agencies may require a savings association or an institution-affiliated party to take affirmative action to correct conditions resulting from that party's actions, including to make restitution or provide reimbursement, indemnification or guarantee against loss; restrict the growth of the institution; and rescind agreements and contracts.

  Capital Distribution Regulation

     In addition to the prompt corrective action restriction on paying dividends, OTS regulations limit certain 'capital distributions' by OTS-regulated savings associations. Capital distributions are defined to include, in part, dividends and payments for stock repurchases and cash-out mergers.

     Under the regulation, an association that meets its fully phased-in capital requirements both before and after a proposed distribution and has not been notified by the OTS that it is in need of more than normal supervision (a 'Tier 1 association') may, after prior notice to but without the approval of the OTS, make capital distributions during a calendar year up to the higher of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four-quarter period. A Tier 1 association may make capital distributions in excess of the above amount if it gives notice to the OTS and the OTS does not object to the distribution. A savings association that meets its regulatory capital requirements both before and after a proposed distribution but does not meet its fully phased-in capital requirement (a 'Tier 2 association') is authorized, after prior notice to the OTS but without OTS approval, to make capital distributions in an amount up to 75% of its net income over the most recent four-quarter period, taking into account all prior distributions during the same period. Any distribution in excess of this amount must be approved in advance by the OTS. A savings association that does not meet its current regulatory capital requirements (a 'Tier 3 association') cannot make any capital distribution without prior approval from the OTS, unless the capital distribution is consistent with the terms of a capital plan approved by the OTS.

     At December 31, 1995, First Nationwide Bank qualifies as a Tier 1 association for purposes of the capital distribution rule. The OTS may prohibit a proposed capital distribution that would otherwise be permitted if the OTS determines that the distribution would constitute an unsafe or unsound practice. The requirements of the capital distribution regulation supersede less stringent capital distribution restrictions in earlier agreements or conditions.

     The OTS has proposed to amend its capital distribution regulation to conform its requirements to the OTS prompt corrective action regulation. Under the proposed regulation, an institution that would remain at least adequately capitalized after making a capital distribution, and that was owned by a holding company, would be required to provide notice to the OTS prior to making a capital distribution. 'Troubled' associations and undercapitalized associations would be allowed to make capital distributions only by filing an application and receiving OTS approval, and such applications would be approved under certain limited circumstances.

  Qualified Thrift Lender Test

     In general, savings associations are required to maintain at least 65% of their portfolio assets in certain qualified thrift investments (which consist primarily of loans and other investments related to residential real estate and certain other assets). A savings association that fails the qualified thrift lender test is subject to substantial restrictions on activities and to other significant penalties. At December 31, 1995, approximately 90.34% of First Nationwide Bank's portfolio assets were qualified thrift investments.

  FDIC Assessments

     The deposits of First Nationwide Bank are insured by the SAIF of the FDIC, up to applicable limits, and are subject to deposit premium assessments by the SAIF. Under the FDIC's risk-based insurance system, SAIF-assessed deposits are currently subject to premiums of between 23 and 31 cents per $100 of deposits, depending upon the institution's capital position and other supervisory factors. The rate applicable to First Nationwide Bank is currently 23 cents per $100 of deposits.


     The FDIC recently amended its assessment regulations to lower the deposit premiums for some banking institutions which are members of the BIF of the FDIC. Under the FDIC's risk-based insurance system, BIF-assessed deposits are currently subject to premiums of between 0 to 27 cents per $100 of deposits as a result of these amendments. In reducing these BIF rates, the FDIC did not change the rates applicable to SAIF-assessable deposits.

     Proposed budget reconciliation legislation that contains provisions to capitalize the SAIF has been passed by Congress. The President has vetoed this budget reconciliation bill. Such veto, however, was based on issues unrelated to the provisions dealing with capitalization of the SAIF. The legislation includes provisions for a special assessment, as determined by the FDIC, on SAIF-assessable deposits of insured depository institutions in an amount adequate to cause the SAIF to achieve a specified designated reserve ratio. Under the proposed legislation, the assessment would have been due January 1, 1996. The FDIC has publicly estimated that the amount of the special assessment needed to recapitalize the SAIF ranges between 85 to 90 basis points.


     The legislation provides that the assessment would be applied to SAIF deposits held as of March 31, 1995. The SAIF-assessable deposits of First Nationwide Bank as of this date, adjusted for the Branch Sales, the Branch Purchases, the SFFed Acquisition and the Home Federal Acquisition, totalled approximately $8.9 billion. If the assessment is made at a rate within the estimated range of 85 to 90 basis points, after giving effect to the SFFed Acquisition, the Branch Sales, the Home Federal Acquisition and the Branch Purchases, the effect on First Nationwide Bank would be a pre-tax charge in the range of $75 to $80 million ($68 to $72 million on an after-tax basis), It is expected that in the event that the SAIF is recapitalized pursuant to this legislation, the assessment rates applicable to SAIF-assessable deposits will be reduced substantially from First Nationwide Bank's current rate of 23 cents. The proposed legislation includes additional provisions that, among other things, would require BIF member institutions to share pro rata in the obligations of SAIF members for certain obligations issued by the Financing Corporation, a corporation established by the federal government in 1987 to finance the recapitalization of FSLIC. The Issuer is unable to predict whether this, or similar, legislation will be enacted.


     Congress is considering other legislative proposals to merge the SAIF and the BIF and to merge the charters for federal savings associations and commercial banks. Such legislation, if enacted, could have a material effect on the operations of First Nationwide Bank and the Issuer. The Issuer is unable to predict whether, or in what form, such legislation would be enacted.

  Non-Investment Grade Debt Securities

     Savings associations and their subsidiaries are prohibited from acquiring or retaining any corporate debt security that, at the time of acquisition, is not rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. First Nationwide Bank does not own any non-investment grade debt securities.

  Community Reinvestment Act and the Fair Lending Laws

     Savings associations have a responsibility under CRA and related regulations of the OTS to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act (together, the 'Fair Lending Laws') prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of CRA could, as a minimum, result in regulatory restrictions on its activities, and failure to comply with the Fair Lending Laws could result in enforcement actions by the OTS, as well as other federal regulatory agencies and the Department of Justice.

  New Safety and Soundness Guidelines

     The OTS and the other federal banking agencies have established guidelines for safety and soundness, addressing operational and managerial, as well as compensation matters for insured financial institutions. Institutions failing to meet these standards are required to submit compliance plans to their appropriate federal regulators. The OTS and the other agencies have also issued for comment proposed guidelines regarding asset quality and earnings standards for insured institutions.

  Change of Control

     Subject to certain limited exceptions, no company can acquire control of a savings association without the prior approval of the OTS, and no individual may acquire control of a savings association if the OTS objects. Any company that acquires control of a savings association becomes a savings and loan holding company subject to extensive registration, examination and regulation by the OTS. Conclusive control exists, among other ways, when an acquiring party acquires more than 25% of any class of voting stock of a savings association or savings and loan holding company, or controls in any manner the election of a majority of the directors of the company. In addition, a rebuttable presumption of control exists if, among other things, a person acquires more than 10% of any class of a savings association or savings and loan holding company's voting stock (or 25% of any class of stock) and, in either case, any of certain additional control factors exist.

TAXATION OF FIRST NATIONWIDE BANK

     For a discussion of proposed tax legislation that would change First Nationwide Bank's method of accounting for bad debts, see 'Management's Discussion and Analysis of Financial Condition and Results of
Operations--Provision for Federal and State Income Taxes.'

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The Issuer

     The following table sets forth certain information (ages as of April 1, 1996) concerning the directors and executive officers of the Issuer. All directors serve terms of one year or until the election of their respective successors.

                   NAME                       AGE                    POSITION
- -------------------------------------------   ---   -------------------------------------------
Ronald O. Perelman.........................   53    Chairman of the Board, Chief Executive
                                                      Officer and Director
Gerald J. Ford.............................   51    President and Director
Howard Gittis..............................   62    Vice Chairman and Director
Irwin Engelman.............................   61    Executive Vice President and Chief
                                                      Financial Officer
Barry F. Schwartz..........................   46    Executive Vice President and General
                                                      Counsel
Laurence Winoker...........................   39    Vice President and Controller

  First Nationwide Bank

     The following table sets forth certain information (ages as of April 1, 1996) concerning the directors and executive officers of First Nationwide Bank. All directors serve terms of one year or until the election of their respective successors.

                   NAME                       AGE                    POSITION
- -------------------------------------------   ---   -------------------------------------------
Ronald O. Perelman.........................   53    Director
Gerald J. Ford.............................   51    Chairman of the Board, Chief Executive
                                                      Officer and Director
Carl B. Webb...............................   46    President, Chief Operating Officer and
                                                      Director
Paul M. Bass, Jr...........................   60    Director
George W. Bramblett, Jr....................   55    Director
Bob Bullock................................   66    Director
Irwin Engleman.............................   61    Director
Howard Gittis..............................   62    Director
Gabrielle K. McDonald......................   53    Director
Robert Setrakian...........................   72    Director
Christie S. Flanagan.......................   57    Executive Vice President and General
                                                      Counsel
Kendall M. Fugate..........................   58    Executive Vice President and Information

                                                      and Technology Services Director
Roger L. Gordon............................   54    Executive Vice President
Richard P. Hodge...........................   41    Executive Vice President and Corporate Tax
                                                      Director
Walter C. Klein, Jr........................   52    Executive Vice President; President, FNMC
Lacy G. Newman, Jr.........................   45    Executive Vice President and Chief Credit
                                                      Officer
James R. Staff.............................   48    Executive Vice President and Chief
                                                      Financial Advisor

                   NAME                       AGE                    POSITION
- -------------------------------------------   ---   -------------------------------------------
Richard H. Terzian.........................   59    Executive Vice President and Chief
                                                      Financial Officer
Peter K. Thomsen...........................   54    Executive Vice President and Retail Banking
                                                      Director
Michael R. Walker..........................   50    Executive Vice President--Commercial Real
                                                      Estate
Renee N. Tucei.............................   39    Senior Vice President and Controller

     Mr. Perelman has been Chairman of the Board of the Issuer and of First Nationwide Holdings since their formation in 1994 and a Director of First Nationwide Bank since 1994. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes for more than the past five years. Mr. Perelman also is Chairman of the Board of Andrews Group Incorporated ('Andrews Group'), Consolidated Cigar Corporation ('Consolidated Cigar'), Mafco Consolidated Group Inc. ('Mafco Consolidated'), Mafco Worldwide Corporation ('Mafco Worldwide'), Marvel Entertainment Group, Inc. ('Marvel'), Meridian Sports Incorporated ('Meridian Sports'), New World Communications Group Incorporated ('New World'), New World Television Incorporated ('New World Television'), Power Control Technologies Inc. ('PCT'), and Toy Biz, Inc. ('Toy Biz') and is the Chairman of the Executive Committee of the Board of Directors of Revlon, Inc. ('Revlon') and Revlon Consumer Products Corporation ('Revlon Products'). Mr. Perelman is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, The Coleman Company, Inc. ('Coleman'), Coleman Holdings Inc., Coleman Worldwide Corporation ('Coleman Worldwide'), Consolidated Cigar, First Nationwide Bank, First Nationwide Holdings, Mafco Consolidated, Mafco Worldwide, Marvel, Marvel Holdings Inc. ('Marvel Holdings'), Marvel (Parent) Holdings Inc., ('Marvel Parent'), Marvel III Holdings Inc. ('Marvel III'), Meridian Sports, New World, New World Television, NWCG Holdings Corporation ('NWCG Holdings'), Revlon, Revlon Products, Revlon Worldwide Corporation ('Revlon Worldwide') and Toy Biz.

     Mr. Ford has been President and a Director of the Issuer since its formation in 1994 and Chairman of the Board, Chief Executive Officer and a

Director of First Nationwide Bank since consummation of the FN Acquisition. Mr. Ford was Chairman of the Board and a Director of First Madison from 1993 to 1994. Mr. Ford previously served as chairman of the Board, Chief Executive Officer and a Director of First Gibraltar from 1988 through 1993. Mr. Ford served as the Chairman of the Board, Chief Executive Officer and a Director of First United Bank Group, Inc. ('First United Bank Group'), from 1993 through 1994. Mr. Ford is Chairman of the Board, and a Director of Millennium Mortgage Corporation. Mr. Ford is Chairman of the Board and a Director of FGB Services, Inc. and Madison Realty Advisors, Inc. ('Madison Realty'). Mr. Ford has also served in the following capacities over the past five years: Chairman of the Board, Chief Executive Officer and Director, Ford Bank Group, Inc. ('Ford Bank Group'); Chairman of the Board, Chief Executive Officer and Director, United New Mexico Financial Corporation. Mr. Ford is also a Director of Norwest Corporation and ACS.

     Mr. Gittis has been Vice Chairman and a Director of the Issuer and of First Nationwide Holdings since 1994 and a Director of First Nationwide Bank since 1994. Mr. Gittis has been Vice Chairman and Director of MacAndrews & Forbes and various of its affiliates since 1985. Mr. Gittis is a Director of Andrews Group, Jones Apparel Group, Inc., Loral Corporation, Revlon, Revlon Worldwide, Revlon Products, Mafco Consolidated, Mafco Worldwide, Consolidated Cigar, New World, New World Television, NWCG Holdings and PCT.

     Mr. Engelman has been Executive Vice President and Chief Financial Officer of the Issuer and of First Nationwide Holdings since their formation in 1994, and a Director of First Nationwide Bank since 1993. He has been Executive Vice President and Chief Financial Officer of MacAndrews & Forbes and various of its affiliates since February 1992. He was Executive Vice President and Chief Financial Officer of GAF Corporation from 1990 to 1991; Director, President and Chief Operating Officer of Citytrust Bancorp Inc. from 1988 to 1990; Executive Vice President of the Blackstone Group LP from 1987 to 1988; and Director and Executive Vice President of General Foods Corporation for more than five years prior to 1987. Mr. Engelman is a Director of New World, New World Television and Revlon Products.

     Mr. Schwartz has been Executive Vice President and General Counsel of the Issuer since March 1996 and Executive Vice President and General Counsel of First Nationwide Holdings since January 1996. He has been

Executive Vice President and General Counsel of MacAndrews & Forbes and various of its affiliates since 1993. Mr. Schwartz was Senior Vice President of MacAndrews & Forbes from 1989 to 1993.

     Mr. Winoker has been Vice President and Controller of the Issuer and of First Nationwide Holdings since 1994. He has been Vice President and Controller of MacAndrews & Forbes and various of its affiliates since September 1992. Mr. Winoker was Assistant Vice President and Assistant Controller of MacAndrews & Forbes and various of its affiliates for more than five years prior to September 1992.


     Mr. Webb has been the President, Chief Operating Officer and a Director of First Nationwide Bank since the consummation of the FN Acquisition. Mr. Webb served as President, Chief Executive Officer and Director of First Madison from 1993 through 1994. Mr. Webb previously served as President, Chief Operating Officer and a Director of First Gibraltar from 1988 throught 1993. Mr. Webb also serves as a Director of FNMC, a wholly owned subsidiary of First Nationwide Bank.

     Mr. Bass has been a Director of First Nationwide Bank since May, 1993. Mr. Bass is currently the Vice Chairman and Director of First Southwest Company. Mr. Bass is a Director and Chairman of the Audit Committee of Keystone Consolidated Industries, and is a Director of Source Services, Inc. Mr. Bass has served in the following capacities during the past five years: Director, Endevco, Inc.; Director, Ford Bank Group; and Chairman of the Board and Director, Pizza Inn, Inc.

     Mr. Bramblett has been a Director of First Nationwide Bank since May, 1993. Mr. Bramblett has been associated with the law firm of Hayes & Boone since 1973 and is currently a Partner and a member of the Executive Committee of that firm. Mr. Bramblett has served in the following capacities during the past five years:
Member of the Texas Higher Education Coordinating Board of the Texas College and University System and Trustee of the Baylor College of Dentistry.

     Mr. Bullock has served as a Director of First Nationwide Bank since 1994. Mr. Bullock has been Lieutenant Governor of the State of Texas since 1990. Mr. Bullock is Chairman of the Board, Director and President of JFB-RDB, Inc. Mr. Bullock served as a Director of the Ford Bank Group from 1992 to 1993, and as Director of the First United Bank Group from 1992 to 1993. Prior to 1990, Mr. Bullock served as the State of Texas Comptroller of Public Accounts. Mr. Bullock has been Of Counsel to the law firm of Scott, Douglass, Luton and McConnico, L.L.P. since 1992.

     Ms. McDonald has served as a Director of First Nationwide Bank since January, 1991. Ms. McDonald also served as a Director of FGB-San Antonio in 1992. Ms. McDonald currently serves as a Judge on the International Criminal Tribunal for the former Yugoslavia. Ms. McDonald is also currently a Professor of Law at the Thurgood Marshall School of Law of Texas Southern University. Ms. McDonald currently serves as a director of Freeport McMoRan Inc., McMoRan Oil & Gas Co. and Freeport McMoRan Copper & Gold Inc. Ms. McDonald was Of Counsel to the Walker & Satterthwaite firm from 1991 to 1993. She was a partner in the law firm of Matthews & Branscomb from 1988 through 1991. Prior to that time, Ms. McDonald served as a United States District Court Judge for the Southern District of Texas.

     Mr. Setrakian has been a Director of First Nationwide Bank since November 1994. Mr. Setrakian previously served as a Director of Old FNB for more than 10 years. Mr. Setrakian is presently the Chairman and President of the William Saroyan Foundation and the Chairman and President of Mid-State Horticultural Company. He is also a former Chairman and member of the Board of Governors of the United States Postal Service; former Commissioner of the Federal Maritime Commission; former Chairman and Chief Executive Officer of the California Growers Winery, Inc.; and former Chairman and founder of the National Bank of Agriculture.


     Mr. Flanagan has been the Executive Vice President and General Counsel of First Nationwide Bank since the consummation of the FN Acquisition. He also serves as a Director of FNMC. Mr. Flanagan has been associated with the law firm of Jenkins & Gilchrist, P.C. and its predecessors since 1968 in various capacities, including Managing Partner, and he is currently Of Counsel to that firm.

     Mr. Fugate has been an Executive Vice President of First Nationwide Bank since the consummation of the FN Acquisition. Mr. Fugate previously served as Executive Vice President of Old FNB from 1991 to 1994, and held various executive positions with Citibank, N.A. and Citibank California, FSB from 1982 to 1991.

     Mr. Gordon has been an Executive Vice President of First Nationwide Bank since February 1996. Mr. Gordon previously was associated with SFFed for more than five years prior to February 1996, including most recently as Chairman, President and Chief Executive Officer.

     Mr. Hodge has been an Executive Vice President of First Nationwide Bank since January 1996 and has been employed by First Nationwide Bank since November 1995. Mr. Hodge previously was associated with the public accounting firm of KPMG Peat Marwick LLP and its predecessors since 1981, including most recently as a tax partner since 1986.

     Mr. Klein has been an Executive Vice President of First Nationwide Bank and the President of FNMC since January 1996. He also serves as a Director of FNMC. Mr. Klein previously was associated with PNC Mortgage Corp. of America and its predecessor, Sears Mortgage Corporation, since 1986, including most recently as Chairman and Chief Executive Officer.

     Mr. Newman has been Executive Vice President and Chief Credit Officer of First Nationwide Bank since the consummation of the FN Acquisition. Mr Newman has also served as President and a Director of FGB Realty and Madison Realty since 1992. During 1991, Mr. Newman was a Senior Vice President of J.E. Robert Companies. He served as a Senior Vice President of Bank of New England Corporation from 1990 to 1991, and served as the President, Chief Executive Officer and Director of the Seamen's Bank for Savings from 1989 to 1990.

     Mr. Staff has been an Executive Vice President of First Nationwide Bank since October 17,1994. He also serves as a Director of FNMC. Mr. Staff previously was associated with the public accounting firm of KPMG Peat Marwick LLP and its predecessors since 1979, including most recently as Partner-in-charge of Financial Services for the Southwest-Dallas area.

     Mr. Terzian has served as Executive Vice President and Chief Financial Officer of First Nationwide Bank since April 1, 1995. For the five years prior to that date, Mr. Terzian served as Chief Financial Officer of Dime Bancorp, Inc. (The Dime Savings Bank of New York, FSB).

     Mr. Thomsen has been an Executive Vice President of First Nationwide Bank since the consummation of the FN Acquisition. Mr. Thomsen previously served as Senior Executive Vice President of Old FNB and a Director from 1992 to 1994. Mr. Thomsen was an Executive Vice President of Old FNB from 1991 to 1992. Mr. Thomsen had been Executive Vice President of Michigan National Corporation from 1986 to 1991 and a Director from 1989 to 1991, and the President of Michigan National Bank from 1988 to 1991 and a Director from 1989 to 1991. Mr. Thomsen was Chairman of Independence One Mortgage Corporation, a subsidiary of Michigan National Bank, from 1986 to 1990.

     Mr. Walker has been an Executive Vice President of First Nationwide Bank since the consummation of the FN Acquisition. Mr. Walker served as Senior Vice President of First Madison from 1993 to 1994. Mr. Walker previously served as Senior Vice President of First Gibraltar from 1988 to 1993.

     Ms. Tucei has been a Senior Vice President and the Controller of First Nationwide Bank since the consummation of the FN Acquisition. Ms. Tucei previously served as Senior Vice President and Controller of First Madison from 1993 to 1994. Ms. Tucei was Senior Vice President and Director of Regulatory Assistance Compliance for First Gibraltar from 1991 to 1993, and served as Senior Vice President and Manager of Regulatory Assistance Operations for First Gibraltar from 1989 to 1991.

COMPENSATION OF DIRECTORS

     Directors of the Issuer who are not officers or employees of the Issuer or any of its affiliates receive $25,000 per year plus an additional $1,000 per meeting. Directors of First Nationwide Bank who do not receive compensation as officers or employees of First Nationwide Bank or any of its affiliates are paid a fee of $3,500 for each meeting of the Board of Directors they attend and each director who attends 67% or more of the regular meetings of the Board of Directors during a fiscal year will receive an additional fee of $9,000. Members of the Audit Committee of the Board of Directors of First Nationwide Bank who do not receive compensation as officers or employees of First Nationwide Bank or any of its affiliates are paid a fee of $1,500 for each meeting of the Audit Committee they attend.

EXECUTIVE COMPENSATION

     The Issuer is a holding company with no business operations of its own and, accordingly, engages in its business through First Nationwide Bank and its subsidiaries. The officers of the Issuer receive no compensation for their services to the Issuer. Accordingly, the following table sets forth certain compensation awarded to, earned by or paid to the Chief Executive Officer of First Nationwide Bank, and the four most highly paid executive officers of First Nationwide Bank, other than the Chief Executive Officer, who served as executive officers of First Nationwide Bank at December 31, 1995, for services rendered in all capacities to the Issuer, First Nationwide Holdings, First Nationwide Bank and its subsidiaries during the years ended December 31, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                               ---------------------------------------------------------------------
                                                                                  OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR      SALARY       BONUS     COMPENSATION (1)    COMPENSATION (2)
- --------------------------------------------   ----    ----------    -------    ----------------    ----------------
Gerald J. Ford (3)                             1995    $1,500,000    $     0        $  7,644            $ 49,511
  Chairman & Chief                             1994       317,358          0             912               4,500
  Executive Officer

Carl B. Webb                                   1995       900,000          0         274,351              66,707
  President & Chief                            1994       361,724          0         154,496               9,000
  Operating Officer                            1993       269,551     80,000           8,493              12,658

Christie S. Flanagan (3)                       1995       700,000     20,000          10,892              44,854
  Executive Vice President &                   1994       116,669          0               0                   0
  General Counsel

Lacy G. Newman, Jr.                            1995       475,000          0         178,457              36,166
  Executive Vice President &                   1994       345,334          0         124,916               9,000
  Chief Credit Officer                         1993       300,000     77,200           6,289              11,572

James R. Staff (3)                             1995       450,000          0          17,348              27,001
  Executive Vice President &                   1994        65,627          0               0                   0
  Chief Financial Advisor

- ------------------

(1) Includes: (i) the value of group term life insurance, (ii) amounts paid under relocation programs for Messrs. Webb and Newman, (iii) the value of the use of First Nationwide Bank-owned automobiles for Messrs. Webb, Flanagan, Newman and Staff, (iv) club dues, (v) personal financial planning services paid by First Nationwide Bank for Messrs. Ford, Webb, Newman and Staff, and (vi) security expenses paid by First Nationwide Bank for Messrs. Newman and Staff.

(2) Includes: (i) First Nationwide Bank's contributions to the 401(k) plan for Messrs. Ford, Webb, Flanagan and Newman, (ii) First Nationwide Bank's contribution to the Supplemental Employees' Investment Plan, and (iii) premiums on supplemental life insurance paid by First Nationwide Bank for Messrs. Ford, Webb and Flanagan.

(3) Mr. Ford became Chief Executive Officer of First Nationwide Bank upon the consummation of the FN Acquisition on October 3, 1994. Messrs. Flanagan and Staff became Executive Vice Presidents on October 3 and October 17, 1994, respectively.

     Certain executive officers of First Nationwide Bank have entered into employment agreements with First Nationwide Bank. See 'Certain
Transactions--Executive Employment Agreements.' Also, Gerald J. Ford has been and is presently a party to certain consulting, and similar agreements with the certain affiliates of First Nationwide Holdings, as more fully described in 'Certain Transactions--Transactions with Mr. Ford.'

     Effective October 1, 1995, First Nationwide Holdings adopted a management incentive plan (the 'Incentive Plan') with respect to certain executive officers of First Nationwide Bank (the 'Participants'). Awards under the Incentive Plan are made in the form of performance units. Each performance unit entitles the Participants to receive cash and/or stock options ('Bonuses') based on the Participant's vested interest in a bonus pool. Generally, the Incentive Plan provides for the payment of Bonuses, on a quarterly basis, to the Participants upon the occurrence of certain events. Bonuses vest at 20% per year beginning October 1, 1995. The aggregate amount of Bonuses payable under the Incentive Plan is subject to a cap of $50 million. During 1995, a liability of $2 million was recorded relative to the Incentive Plan.

     The following table sets forth information concerning awards made during 1995 to each of the executive officers named in the preceding table under all long-term incentive plans. There were no long-term incentive plan awards in 1994 or 1993.

                      LONG-TERM INCENTIVE PLAN AWARDS (1)

                                       NUMBER OF
                                        SHARES,                                   ESTIMATED FUTURE PAYOUTS
                                       UNITS OR       PERFORMANCE OR          UNDER NON-STOCK-PRICE-BASED PLANS
                                         OTHER      OTHER PERIOD UNTIL    -----------------------------------------
                                        RIGHTS        MATURATION OR        THRESHOLD       TARGET         MAXIMUM
NAME                                      (#)           PAYOUT (2)          ($) (3)        ($) (3)        ($) (3)
- ------------------------------------   ---------    ------------------    -----------    -----------    -----------
Carl B. Webb........................      500            Ten years        $10,127,500    $10,127,500    $25,000,000
Christie S. Flanagan................       80            Ten years          1,620,400      1,620,400      4,000,000
Lacy G. Newman, Jr. ................       80            Ten years          1,620,400      1,620,400      4,000,000
James R. Staff......................       80            Ten years          1,620,400      1,620,400      4,000,000

- ------------------
(1) The table above represents awards of performance units pursuant to the Incentive Plan. Any payout with respect to the performance units would only be made by First Nationwide Holdings. Units vest at 20% per year beginning on October 1, 1995.

(2) Payouts of cash awards would be made only if earned and only (i) upon achievement of a target 'Excess Value' prior to December 31, 2004, (ii) upon an occurrence of a change in control of First Nationwide Holdings or First

    Nationwide Bank, (iii) upon an occurrence of a public offering of common stock of First Nationwide Holdings or the First Nationwide Bank or (iv) on December 31, 2004. 'Excess Value' is a measure of First Nationwide Holdings' performance tied to the aggregate earnings of the Issuer and the aggregate distributions made to the shareholders of First Nationwide Holdings.

(3) Generally, the cash payout with respect to a performance unit equals .0084% of the Excess Value. Upon achievement of the target Excess Value, the cash payout with respect to each performance unit would be $20,255. If a payout is triggered otherwise than by achievement of the target Excess Value, no cash payouts would be made unless the Excess Value at the time of the event triggering payment exceeds or equals the amount resulting in a payout of at least $20,255 with respect to each performance unit. In certain circumstances, in case of a public offering of common stock of First Nationwide Holdings or First Nationwide Bank, the payout would be made, in whole or in part, in options to acquire common stock of First Nationwide Holdings or First Nationwide Bank. The number of shares of stock that would be subject to such options is not determinable at this time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Issuer has no Compensation Committee. The following directors serve on the Compensation Committee of the Board of First Nationwide Bank: Gerald J. Ford, Howard Gittis, Paul Bass and George Bramblett. During the 1995 and 1994 fiscal years, Mr. Ford was Chairman of the Board of First Nationwide Bank and President and a director of the Issuer. In addition, Mr. Ford controls Hunter's Glen/Ford Ltd. ('Hunter's Glen'), a limited partnership which owns 100% of the class B common stock of First Nationwide Holdings representing 20% of the voting common stock (respresenting approximately 15% of the voting power of its common stock) of First Nationwide Holdings. Mr. Gittis is a director of the Issuer and of First Nationwide Bank.

                           OWNERSHIP OF COMMON STOCK

     Ronald O. Perelman, 35 East 62 Street, New York, New York 10021 through MacAndrews & Forbes, beneficially owns all of the outstanding common stock of the Issuer. No other director, executive officer or other person beneficially owns any shares of common stock of the Issuer.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH MACANDREWS & FORBES

     MacAndrews & Forbes beneficially owns all shares of the common stock of the Issuer. As a result, MacAndrews & Forbes is able to direct and control the policies of the Issuer and its subsidiaries, including with respect to mergers, sales of assets and similar transactions.

     MacAndrews & Forbes is a diversified holding company with interests in several industries. Through its 83% ownership of Revlon, MacAndrews & Forbes is engaged in the cosmetics and skin care, fragrance and personal care products business. MacAndrews & Forbes owns 83% of Coleman, which is engaged in the manufacture and marketing of recreational outdoor products, portable generators, power-washing equipment, spas and hot tubs and 65% of Meridian Sports, a manufacturer and marketer of specialized boats and water sports equipment. Marvel, a youth entertainment company, is 80% owned by MacAndrews & Forbes. MacAndrews & Forbes also is engaged in the television broadcast and programming production business through its approximate 40% ownership of New World Communications, and through its 85% ownership of Mafco Consolidated, in the processing of licorice and other flavors, and in the manufacture and distribution of cigars and pipe tobacco. MacAndrews & Forbes is also in the financial services business through First Nationwide Bank. The principal executive offices of MacAndrews & Forbes are located at 35 East 62nd Street, New York, New York 10021.

FN TAX SHARING AGREEMENT

     For federal income tax purposes, the Issuer, First Nationwide Holdings and First Nationwide Bank are included in the Mafco Group, and accordingly their federal taxable income and loss will be included in the consolidated federal income tax return filed by Mafco Holdings. The Issuer, First Nationwide Holdings and First Nationwide Bank also may be included in certain state and local tax returns of Mafco Holdings or its subsidiaries. First Nationwide Bank, First Nationwide Holdings and Mafco Holdings are parties to the FN Tax Sharing Agreement, effective as of January 1, 1994, pursuant to which: (i) First Nationwide Bank will pay to First Nationwide Holdings amounts equal to the taxes that First Nationwide Bank would be required to pay if it were to file a return separately from the Mafco Group, and (ii) First Nationwide Holdings will pay to Mafco Holdings amounts equal to the taxes that First Nationwide Holdings would be required to pay if it were to file a consolidated return on behalf of itself and First Nationwide Bank separately from the Mafco Group. The FN Tax Sharing Agreement allows First Nationwide Bank to take into account, in determining its liability to First Nationwide Holdings, any net operating loss carryovers that it would have been entitled to utilize if it had filed separate returns for each year since the formation of First Nationwide Bank. The FN Tax Sharing Agreement also allows First Nationwide Holdings to take into account, in determining its liability to Mafco Holdings, any net operating losses that it would have been entitled to utilize if it had filed a consolidated return on behalf of itself and First Nationwide Bank for each year since the formation of First Nationwide Bank.


     First Nationwide Bank has generated significant federal income tax net operating losses since its formation. This is due, in part, to the fact that under applicable federal income tax law, the financial assistance received by First Nationwide Bank pursuant to the Assistance Agreement was excluded from the taxable income of First Nationwide Bank. In addition to such tax-free financial assistance, First Nationwide Bank has been entitled to its normal operating deductions, including interest expense and certain losses relating to its loan portfolio. As a result, First Nationwide Bank generated significant net operating losses for federal income tax purposes even though its operations were profitable. Furthermore, under the reorganization provisions of the Code, First Nationwide Bank succeeded to certain net operating loss carryovers of the Texas Closed Banks.

     At December 31, 1995, if First Nationwide Holdings had filed a consolidated tax return on behalf of itself (as common parent) and First Nationwide Bank for each year since the formation of First Nationwide Bank, it would have had approximately $2.6 billion of regular net operating losses and approximately $992 million of AMT net operating losses, both of which First Nationwide Holdings would have been entitled to utilize. A portion of such losses, to the extent not previously used to offset income, would expire in the year 2002 and in each year thereafter and would fully expire in 2007. It is expected that under the FN Tax Sharing Agreement, First Nationwide Bank and First Nationwide Holdings will be able to eliminate a significant portion of the amounts they otherwise would be required to pay to First Nationwide Holdings and Mafco Holdings, respectively, under the FN Tax Sharing Agreement in respect of federal income tax and, accordingly, it is not expected that First Nationwide Bank or First Nationwide Holdings will record a significant amount of federal income tax expense as members of the Mafco Group. Payments made by First Nationwide Holdings under the FN Tax Sharing Agreement with the Mafco Group during the year ended December 31, 1995 totalled $3.1 million. There were no such payments in 1994.

     Under federal tax law, First Nationwide Holdings and First Nationwide Bank will be subject to several liability with respect to the consolidated federal income tax liabilities of the Mafco Group for any taxable period during which First Nationwide Holdings or First Nationwide Bank are, as the case may be, a member of such group. Mafco Holdings has agreed, however, to indemnify First Nationwide Holdings and First Nationwide Bank for any such federal income tax liability (and certain state and local tax liabilities) of Mafco Holdings or any of its subsidiaries (other than First Nationwide Holdings and First Nationwide
Bank) that First Nationwide Holdings or First Nationwide Bank is actually required to pay. Therefore, the FN Tax Sharing Agreement will not increase the amounts payable by First Nationwide Holdings or First Nationwide Bank over the amounts that they would have had to pay if they were not members of the Mafco Group.

LOANS TO AFFILIATE


     First Nationwide Holdings loaned approximately $46.8 million to an affiliate of the Issuer on March 1, 1996. Such loan bears interest at the rate of 10.5% over the then prevailing yield to maturity of the five-year United States treasury note, and is an unsecured subordinated obligation of the borrower guaranteed by certain other affiliates of the Issuer. Management believes that the terms and conditions of such loan are at least as favorable to First Nationwide Holdings as might have been obtained in a similar transaction with an unaffiliated party.

TRANSACTIONS WITH MR. FORD

     Madison Financial, Inc. ('Madison Financial'), a corporation formerly owned by Gerald J. Ford, the Chairman of the Board, Chief Executive Officer and a director of First Nationwide Bank and the President and a director of the Issuer, was a party to a Consulting Agreement (the 'Consulting Agreement'), effective as of February 1, 1993, between Madison Financial and Trans Network Insurance Services (formerly First Gibraltar (Parent) Holdings Inc.) ('TNIS') pursuant to which Madison Financial provided consulting services to TNIS for a term ending on December 31, 1998. The Consulting Agreement was terminated in July 1994 in connection with the Exchange Agreement (as defined herein). Certain costs related to the Consulting Agreement were charged to the Issuer.

     First Nationwide Bank is an indirect subsidiary of First Gibraltar Holdings. In connection with the offering of the FN Holdings Senior Notes, First Gibraltar Holdings incorporated the Issuer and First Nationwide Holdings, to hold 100% of the common stock of First Nationwide Bank. First Gibraltar Holdings contributed all of its shares of capital stock of First Nationwide Bank to the Issuer, which contributed such shares to First Nationwide Holdings in exchange for 1,000 shares of common stock of First Nationwide Holdings. First Nationwide Holdings amended its certificate of incorporation to create 800 shares of class A common stock having one vote per share, 200 shares of class B common stock having .75 votes per share and 230.3 shares of nonvoting class C common stock, and the Issuer exchanged its 1,000 shares of common stock for 800 shares of class A common stock. Pursuant to the terms of an Exchange Agreement entered into between First Nationwide Holdings, Mr. Ford and the Issuer (the 'Exchange Agreement'), and in connection with the consummation of the FN Acquisition, the Issuer acquired 100% of the class C common stock of First Nationwide Holdings, in exchange for $210 million and Mr. Ford acquired 100% of the class B common stock of First Nationwide Holdings in exchange for his 6.25% of the class A common stock of First Gibraltar Holdings and all of the shares of Madison Financial, the sole asset of which was the Consulting Agreement. In addition, First Nationwide Holdings also assumed indebtedness of Mr. Ford in the amount of approximately $11.9 million to TNIS (the 'Ford Obligation'), which obligation has been forgiven by TNIS. As a result of the consummation of the transactions contemplated by the Exchange Agreement, Mr. Ford owns 100% of the class B common stock of First Nationwide Holdings, representing 20% of its voting common stock (representing approximately 15% of the voting power of its voting common stock) and the Issuer owns 100% of the class A common stock of First Nationwide Holdings, representing 80% of its voting common stock (representing approximately 85% of the voting power of its voting common stock), and 100% of the class C common stock of First Nationwide Holdings. The Issuer, First Nationwide Holdings and Mr. Ford have entered into a stockholders agreement (the

'Stockholders Agreement') pursuant to which, among other things, Mr. Ford and First Nationwide Holdings have the right to transfer their respective shares to certain affiliates. In addition, the Stockholders Agreement contains other customary provisions regarding restrictions on transfer and registration rights. On December 29, 1995, Mr. Ford transferred his shares of class B common stock to Hunter's Glen, which assumed the obligations under, and will receive the benefits of, the Stockholders Agreement.

     Mr. Ford has entered into a loan agreement with NationsBank of Texas, N.A. ('NationsBank'), whereby NationsBank has loaned Mr. Ford $5 million. Such loan has a maturity of up to one year and bears interest at a floating interest rate based on LIBOR. The loan is secured by Mr. Ford's FN Holdings Senior Notes. The terms of the loan provide that, in the event of default by Mr. Ford under such loan or in the event of certain rapid and material declines in the value of the FN Holdings Senior Notes pledged as collateral, NationsBank or any successor or assignee thereof will have the right to foreclose on the pledged FN Holdings Senior Notes and sell, or direct Mr. Ford to sell, such FN Holdings Senior Notes, to certain Qualified Institutional Buyers ('QIBs') (as such term is defined in Rule 144A under the Securities Act) pursuant to Rule 144A under the Securities Act, pursuant to Regulation S under the Securities Act, to First Nationwide Holdings or pursuant to a shelf registration statement.

     Mr. Ford has entered into an employment agreement with First Nationwide Bank calling for his continued employment by First Nationwide Bank in his current executive capacity with an annual base salary of $750,000. The term of this agreement extends through December 31, 1997, and provides for, among other things, a life insurance policy on the life of Mr. Ford in an amount equal to three times his base salary.

     Mr. Ford has also entered into a consulting agreement with First Nationwide Management Corp. ('First Nationwide Management'), an affiliate of the Issuer, providing for the payment to him of annual consulting fees of $750,000 for 1995 and in increasing amounts through 1997, and certain other related expenses. Pursuant to an arrangement between First Nationwide Management and First Nationwide Holdings, such consulting fees and other related expenses paid by First Nationwide Management are charged to First Nationwide Holdings. Such charges amounted to approximately $964,000 and $155,000 in 1995 and 1994, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In addition to the employment agreement between Mr. Ford and First Nationwide Bank (see '--Transactions with Mr. Ford'), Messrs. Webb, Flanagan, Staff, Newman and Hodge have entered into employment agreements with First Nationwide Bank calling for their continued employment by First Nationwide Bank in their current executive capacities. All five agreements are substantially similar in their terms except that Messrs. Webb, Staff and Newman's employment agreements terminate on January 31, 1998, Mr. Hodge's terminates on December 31, 1998 and Mr. Flanagan's terminates on December 31, 1999, and Mr. Flanagan has been paid a $20,000 'sign on' bonus. Additionally, each employment agreement provides for a life insurance policy on the life of the insured in an amount double the base salary payable by First Nationwide Bank to such individual. Pursuant to such employment agreements, the annual base salaries payable by First Nationwide Bank to Messrs. Webb, Flanagan, Staff, Newman and Hodge are $900,000 $700,000, $450,000, $475,000 and $250,000, respectively.

     Pursuant to an Agreement for Provision of Services between First Nationwide Bank and First Nationwide Management, dated December 1, 1994 (the 'Services Agreement'), a portion of the salaries payable by First Nationwide Bank to Messrs. Webb, Flanagan and Staff is charged to First Nationwide Management so that the annual net base compensation payable by First Nationwide Bank will be $600,000, $350,000 and $225,000 for Messrs. Webb, Flanagan and Staff, respectively. All of such fees paid by First Nationwide Management are charged to First Nationwide Holdings for services performed by these executives. The total amounts of such fees were approximately $945,000 and $147,000 in 1995 and 1994, respectively, including $945,000 and $78,000 received by First Nationwide Bank pursuant to the Services Agreement, which fees are included in the amounts allocated by First Nationwide Management to First Nationwide Holdings as described in the first paragraph under '--Services Agreement.'

     First Nationwide Bank has also entered into an employment agreement with Mr. Gordon, effective as of the consummation of the SFFed Acquisition, for a term ending on January 30, 1999. Pursuant to such employment agreement, the annual base salary payable by First Nationwide Bank to Mr. Gordon is $400,000. Mr. Gordon's agreement also provides for life insurance in an amount on the life of the insured equal to $714,000.

SERVICES AGREEMENTS

     First Nationwide Management allocates certain of its expenditures to First Nationwide Holdings. Such expenditures relate to salaries and benefits payable to selected First Nationwide Bank employees (including Messrs. Webb, Flanagan and Staff), aviation and other expenses. Pursuant to this arrangement, approximately $1,935,000 and $459,000 was allocated by First Nationwide Management to First Nationwide Holdings for the years ended December 31, 1995 and 1994, respectively.

     Effective December 1, 1994, First Nationwide Bank entered into the Services Agreement with First Nationwide Management whereby selected employees of First Nationwide Bank (including Messrs. Webb, Flanagan, and Staff) provided services for First Nationwide Management and certain of its subsidiaries. Fees are paid to First Nationwide Bank under the Services Agreement at the rate of approximately $86,000 per month based on actual services provided and approximated $1,092,000 and $86,000 for the years ended December 31, 1995 and 1994, respectively. These costs are included in the amounts allocated by First Nationwide Management to First Nationwide Holdings as described in the preceding paragraph.

     Effective on June 1, 1995, First Nationwide Bank entered into an agreement whereby it provides marketing and other support services to TNIS in connection with the insurance agency business it purchased from a First Nationwide Bank subsidiary on the same date. Service charges under this agreement amount to approximately $43,000 per month. Management believes that the terms and conditions of these arrangements are at least as favorable to First Nationwide Bank as those which could be obtained from similar arrangements with an unaffiliated party.

SALE OF BUSINESS TO TNIS

     Effective on June 1, 1995, FNC Insurance Agency, Inc., a wholly owned subsidiary of First Nationwide Bank, sold that portion of its insurance agency business related to marketing insurance products to First Nationwide Bank's retail deposit and consumer loan customers to TNIS for approximately $0.7 million. Management believes that the terms and conditions of this transaction are at least as favorable to the Issuer as might have been obtained in a similar transaction with an unaffiliated party.

LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

     Some of First Nationwide Bank's executive officers, directors, and members of their immediate families have engaged in loan transactions with First Nationwide Bank. Such loans were made: (i) in the ordinary course of First Nationwide Bank's business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between First Nationwide Bank and other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

                            DESCRIPTION OF THE NOTES

     The New Notes offered hereby will be issued under the Indenture between the Issuer and The Bank of New York, as Trustee, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary, which describes certain provisions of the Indenture and the Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to the TIA and all the provisions of the Indenture and the Notes, including the definitions therein of terms not defined in this Prospectus. Certain terms used in this section are defined below for purposes of this section under '--Certain Definitions'. The New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by September 16, 1996, the rate per annum at which the Old Notes bear interest will be 13% from and including September 16, 1996 until but excluding the date of the consummation of the Exchange Offer. See '--Registration Rights' below.

GENERAL

     The Notes will mature on April 15, 2003. The Notes will bear interest from April 17, 1996, payable semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 1996, to the persons who are registered holders thereof at the close of business on the April 1 or October 1 next preceding such interest payment date.

     The Notes will bear interest at a rate of 12 1/2% per annum. The rate per annum at which the Notes will bear interest may increase under certain circumstances as described below under '--Registration Rights'.

     Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal and interest will be payable initially at the office of the Trustee, but, at the option of the Issuer, interest may be paid by check mailed to the registered holders of the Notes at their registered addresses. The Notes will be transferable and exchangeable initially at the office of the Trustee and will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

     All Old Notes and New Notes will be treated as a single class of securities under the Indenture.

OPTIONAL REDEMPTION

     Except as set forth in the next paragraph, the Notes may not be redeemed prior to April 15, 2000. On and after such date, the Notes may be redeemed at the option of the Issuer as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning April 15 of the years set forth below:

PERIOD                       REDEMPTION PRICES
- --------------------------   -----------------
2000......................        106.250%
2001......................        103.125%
2002......................        100.000%

     At any time prior to April 15, 2000, the Issuer at its option may redeem all, but not less than all, of the Notes at an aggregate redemption price equal to the sum of (A) the then outstanding principal amount of the Notes, plus (B) accrued and unpaid interest to the date of redemption, plus (C) the Applicable Premium.

     'Applicable Premium' means, with respect to a Note at any time of determination, the greater of (i) the product of (x) 6.25% and (y) the outstanding principal amount of such Note on such date of determination and (ii) the excess of (A) the present value at such time of determination of the required interest and principal payments payable to and including the first date on which the Note may be redeemed at the option of the Issuer including the premium on the Note payable on the first date on which such Note may be redeemed at the option of the Issuer, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of the Note.

     'Treasury Rate' means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to the first date on which Notes are subject to optional redemption by the Issuer pursuant to the first paragraph above; provided, however, that, if the Average Life of the Notes to such first date on which Notes are subject to optional redemption by the Issuer is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the Average Life of the Notes to the first date on which Notes are subject to optional redemption by the Issuer pursuant to the first paragraph above is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples thereof. If money sufficient to pay the redemption price of all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent (or, if the Issuer or a Subsidiary acts as the Paying Agent, it segregates the money held by it as Paying Agent and holds it as a separate trust fund) on or before the redemption date, then on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.

CHANGE OF CONTROL PUT EVENT

     Upon the occurrence of any of the following events (each a 'Change of Control Put Event'), each holder of Notes will have the right to require the Issuer to repurchase all or any part of such holder's Notes at a repurchase price equal to 103% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):


          (i) the Permitted Holders cease to be the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer, whether as a result of the issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by a Permitted Holder or otherwise;

          (ii) the Issuer ceases (x) to be the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the aggregate voting power of the Voting Stock of FN Holdings or the Bank, whether as a result of the issuance of securities by FN Holdings or the Bank, any merger, consolidation, liquidation or dissolution of FN Holdings or the Bank, any direct or indirect transfer of securities of FN Holdings or the Bank or otherwise, or (y) to have the ability to elect a majority of the Board of Directors of FN Holdings or the Bank;

          (iii) a sale, transfer, conveyance or other disposition (other than to the Issuer, FN Holdings or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets and 75% of the deposit liabilities of the Bank shown on the consolidated balance sheet of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in any such related series of transactions); provided, however, that for purposes of this clause (iii), if FN Holdings at any time holds any assets other than
     (A) the Capital Stock of the Bank, (B) Temporary Cash Investments, (C) assets related to Permitted Business Activities and (D) Permitted Investments of the type described in clause (iv) of the definition thereof, such other assets will be deemed to be assets of the Bank and to have been reflected on such consolidated balance sheet; or

          (iv) a transaction or series of related transactions as a result of which 20% or more of the Voting Stock or common stock (or Capital Stock convertible or exchangeable into 20% of the Voting Stock or common stock) of the Bank is held by one or more Persons other than the Issuer, FN Holdings or any Wholly Owned Subsidiaries of FN Holdings.

     Within 45 days following any Change of Control Put Event, the Issuer will mail a notice to each holder stating (i) that a Change of Control Put Event has occurred and that such holder has the right to require the Issuer to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), (ii) the circumstances and relevant facts regarding such Change of Control Put Event,
(iii) the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed), and (iv) the instructions, determined by the Issuer consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

     The Issuer's ability to pay cash to holders of Notes upon a repurchase may be limited by the Issuer's then existing financial resources. See 'Risk Factors--Indebtedness and Ability to Pay Principal of the Notes'.

     The Issuer will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuer to repurchase the Notes as a result of a Change of Control Put Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligation under this covenant by virtue thereof.

     Certain provisions relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control Put Event may not be waived or modified without the written consent of the holders of all the Notes.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the Indenture:

     Limitation on Debt. The Issuer will not issue any Debt and the Issuer will not permit any Subsidiary to issue any Debt; provided, however, that the foregoing will not prohibit the issuance of the following Debt:

          (a) the Notes and Debt of the Issuer issued by the Issuer in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (a); provided, however, that in the case of any Debt (other than any Exchange Notes or Private Exchange Notes) issued in connection with a Refinancing, (x) the principal amount or, in the case of Debt issued at a discount, the accreted value of the Debt so issued will, as of the date of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was issued at a discount, the accreted value of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (ii) any premium actually paid and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing ('Refinancing Costs') or, if such Debt is issued at a discount, the accreted value of the portion of such Debt used to pay the Refinancing Costs as of the date of the Stated Maturity of the Debt being Refinanced, (y) the Debt so issued will not provide for the payment of principal in cash prior to the Stated Maturity of the Notes and (z) if the Debt being Refinanced is a Subordinated Obligation, the Debt so issued will be a Subordinated Obligation;

          (b) Debt of the resulting, surviving or transferee Person in a transaction permitted by the covenant described under 'Successor Company' below; provided that immediately prior to such transaction no Default has occurred or is continuing;

          (c) Debt of FN Holdings issued by FN Holdings in exchange for, or the proceeds of which are used to Refinance, the FN Holdings Senior Notes or the FN Holdings Senior Subordinated Notes or any Debt permitted by this clause (c) or clause (d) below; provided, however, (x) the principal amount or, in the case of Debt issued at a discount, the accreted value of the Debt so issued will, as of the date of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was issued at a discount, the accreted value of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (ii) any Refinancing Costs, or if such Debt is issued at a discount, the accreted value of the portion of such Debt used to pay the Refinancing Costs as of the date of the Stated Maturity of the Debt being Refinanced and (y) the Debt so issued will not provide for the payment of principal in cash prior to the Stated Maturity of the Debt being Refinanced;

          (d) Debt of FN Holdings if, immediately after giving effect to any such issuance (including the Refinancing of any Debt from the proceeds of such Debt of FN Holdings), the aggregate outstanding principal amount of all Debt of FN Holdings (other than Debt of FN Holdings permitted under clause (h) below) would not exceed an amount equal to the Consolidated Net Worth of FN Holdings as of the end of the most recent fiscal quarter ending at least 45 days prior to such issuance; provided, however, that the Debt so issued will not provide for the payment of principal in cash prior to the Stated Maturity of the Notes;

          (e) any Debt of a Subsidiary that is a Depository Institution or a Subsidiary of such Depository Institution;

          (f) if any Mortgage Bank is not a Subsidiary of a Depository Institution, any Debt issued by such Mortgage Bank in the ordinary course of funding the origination or carrying of mortgage loans or hedging such Subsidiary's loan portfolio;

          (g) any Qualified Preferred Stock; or

          (h) any Debt of the Issuer or any Subsidiary of the Issuer owing to and held by the Issuer or any Subsidiary of the Issuer.

     Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any of its Subsidiaries, directly or indirectly, to, make any Restricted Payment if, at the time of the making of such Restricted Payment, and after giving effect thereto:

          (i) a Default will have occurred or be continuing (or would result therefrom);

          (ii) any Subsidiary that is a Depositary Institution will not qualify as 'well capitalized' under Section 28 of the Federal Deposit Insurance Act (the 'FDI Act') (or any successor provision) and the regulations of the Office of Thrift Supervision ('OTS') thereunder;


          (iii) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment would have been less than the Minimum Common Equity Amount as of the end of such fiscal quarter; or

          (iv) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after the Issue Date would exceed the sum of:

             (A) 65% of the aggregate Consolidated Net Income of the Issuer (or, if such aggregate Consolidated Net Income of the Issuer is a deficit, minus 100% of such deficit) since January 1, 1996 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

             (B) the aggregate Net Cash Proceeds from sales of Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to the Issuer and any earnings or proceeds thereof to the extent invested in Temporary Cash Investments, to the extent received, made or realized on or after the Issue Date (other than an issuance or sale to a Subsidiary of the Issuer); and

             (C) the amount by which Debt of the Issuer is or has been reduced on the Issuer's balance sheet on or after the Issue Date upon the conversion or exchange (other than by a Subsidiary of the Issuer) of Debt of the Issuer into Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Issuer (less the amount of any cash or other property distributed by the Issuer or any Subsidiary of the Issuer upon such conversion or exchange).

     (b) The foregoing paragraph (a) will not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (i) below):

          (i) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with the foregoing paragraph (a); provided, however, that, at the time of payment of such dividend or the making of such Restricted Payment, no other Default will have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

          (ii) any purchase or redemption of Capital Stock or Subordinated Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Capital Stock of the Issuer or any purchase or redemption of Subordinated Obligations from the proceeds of an Asset

     Disposition to the extent permitted by the covenant described under '--Limitation on Asset Dispositions' below or upon the occurrence of a Change of Control Put Event after compliance in full with the covenant described under '--Change of Control Put Event' above;

          (iii) any purchase or redemption of Subordinated Obligations by exchange for or out of the proceeds from the substantially concurrent sale of Subordinated Obligations; provided, however, that such Subordinated Obligations (A) will be subordinated to the Notes to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed,
     (B) will have a Stated Maturity later than the Stated Maturity of the Notes and (C) will have an Average Life to their Stated Maturity greater than the remaining Average Life to the Stated Maturity of the Notes;

          (iv) dividends or distributions paid by the Issuer from time to time to the extent of the net proceeds to the Issuer of the issuance of the Notes (including any earnings or proceeds thereof); and

          (v) dividends or distributions by the Issuer from time to time after the Issue Date, in an aggregate amount not in excess of $25,000,000, of amounts received in respect of redemption payments on the class C common stock of FN Holdings.

     (c) The Issuer or any Subsidiary may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in paragraph (b) of this covenant; provided, however, that the making of such Restricted Payment will be conditioned upon the occurrence of such event.

     Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer or any legal or beneficial owner of 10% or more of the Voting Stock of the Issuer or FN Holdings or with an Affiliate of any such owner unless:

     (i) the terms of such business, transaction or series of transactions are
(A) set forth in writing and (B) at least as favorable to the Issuer or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person; and

     (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of the Issuer or such Subsidiary to involve an Affiliate of the Issuer or a legal or beneficial owner of 10% or more of the Voting Stock of the Issuer or FN Holdings or an Affiliate of such owner, then:

          (A) with respect to a transaction or series of related transactions involving aggregate payments or other consideration in excess of $500,000, such transaction or series of related transactions has been determined to satisfy the requirements of clause (i)(B) above (and the value of any non-cash consideration has been determined) by a majority of those members of the Board of Directors of the Issuer or such Subsidiary having no personal stake in such business, transaction or series of transactions; and

          (B) with respect to a transaction or series of related transactions involving aggregate payments or other consideration in excess of $10,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of the Issuer or such Subsidiary having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to the Issuer or such Subsidiary.

     (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any Restricted Payment permitted to be paid as described under '--Limitation on Restricted Payments' above; (ii) any transaction between the Issuer and any of its Subsidiaries or between Subsidiaries of the Issuer and any transaction with an Unrestricted Affiliate; provided, however, that no portion of any minority interest in any such Subsidiary and no equity interest in any such Unrestricted Affiliate is owned by (x) any Affiliate of the Issuer (other than FN Holdings, the Bank, a Wholly Owned Subsidiary of FN Holdings, an Unrestricted Affiliate or a Permitted Affiliate) or (y) any legal or beneficial owner of 10% or more of the Voting Stock of the Issuer or FN Holdings or any Affiliate of such owner (other than the Issuer, FN Holdings, the Bank, any Wholly Owned Subsidiary of FN Holdings, an Unrestricted Affiliate or, if any such Subsidiary is FN Holdings, a Permitted Affiliate or any Affiliate thereof that is not otherwise an Affiliate of the Issuer); (iii) transactions pursuant to which Mafco Holdings will provide the Issuer and its Subsidiaries at the request of the Issuer with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services; (iv) any transaction with an executive officer or director of any Subsidiary of the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such executive officer or director); provided, however, that such executive officer or director holds directly or indirectly no more than 10% of the outstanding Capital Stock of the Issuer or FN Holdings; and (v) any transactions pursuant to the Tax Sharing Agreement.

     Limitation on Other Business Activities. (a) To the extent that any shares of Capital Stock of FN Holdings are beneficially owned by the Permitted Holders, the Issuer will not permit such shares to be held of record by any person other than the Issuer. The Issuer will not engage in any trade or business other than
(i) the ownership of Capital Stock of FN Holdings, (ii) the making or holding of Permitted Investments and (iii) Permitted Business Activities.

     (b) The Issuer will not permit FN Holdings to engage in any trade or business other than (i) the ownership of the Capital Stock of the Bank, (ii) the ownership of the Capital Stock of one or more other Subsidiaries engaged in activities permissible for subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision), (iii) the making or holding of Permitted Investments and (iv) Permitted Business Activities.

     Limitations on Restrictions on Distributions by Subsidiaries. The Issuer will not, and will not permit any Subsidiary of the Issuer to, suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Issuer (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or to pay any Debt or other obligation owed to the Issuer, (ii) to make loans or advances to the Issuer or
(iii) to transfer any of its property or assets to the Issuer, except, in any such case, any encumbrance or restriction:

          (a) pursuant to any agreement or instrument in effect or entered into on the Issue Date;

          (b) pursuant to an agreement or instrument in effect or entered into by such Subsidiary prior to the date on which such Subsidiary was acquired by the Issuer (other than Debt issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer and other than any agreement entered into in anticipation of the acquisition of such Subsidiary by the Issuer) and outstanding on such date;

          (c) pursuant to an agreement or instrument effecting a renewal, extension, Refinancing or refunding of Debt (other than Debt of FN Holdings) or relating to such Debt being renewed, extended, Refinanced or refunded issued pursuant to an agreement or instrument referred to in clause (a) or (b) above or this clause (c), or contained in any amendment to an agreement or instrument referred to in clause (a) or (b) above or this clause (c); provided, however, that the provisions contained in such renewal, extension, Refinancing or refunding agreement or instrument or in such amendment relating to such encumbrance or restriction are no more restrictive than the provisions contained in the agreement or instrument relating to such Debt being renewed, extended, Refinanced or refunded or relating to such amendment, as determined in good faith by the Board of Directors of the Issuer and evidenced by a resolution adopted by such Board;

          (d) affecting the ability of FN Holdings or any of its Subsidiaries to take any of the actions described in clauses (i) through (iii) above, pursuant to any agreement or instrument with respect to any new issuance of Debt of FN Holdings or an agreement or instrument effecting a renewal, extension, Refinancing or refunding of Debt of FN Holdings or any amendment to any agreement or instrument relating to Debt of FN Holdings; provided, however, that the provisions contained in such agreement or instrument relating to such encumbrance or restriction are no more restrictive in any material respect than the most restrictive provisions applicable to FN Holdings or such Subsidiary, as the case may be, in effect on the Issue Date, as determined in good faith by the Board of Directors of the Issuer and evidenced by a resolution adopted by such Board;

          (e) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any

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     property or assets of the Issuer or any Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Subsidiary in any manner material to the Issuer or such Subsidiary;

          (f) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

          (g) any encumbrance or restriction relating to a Mortgage Bank contained in an agreement or instrument providing for 'warehouse' or other financing for such Subsidiary for originating or carrying mortgage loans or hedging such Subsidiary's loan portfolio;

          (h) any encumbrance or restriction imposed by, or otherwise agreed to with, any governmental agency having regulatory supervision over the Bank or any other Subsidiary of the Issuer;

          (i) pursuant to the terms of (A) any Qualified Preferred Stock or (B) any other Preferred Stock issued by FN Holdings or any Subsidiary of FN Holdings; provided, however, that, in the case of any Preferred Stock other than Qualified Preferred Stock, the terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof (x) to pay dividends or make distributions on its common stock except in a manner that is no more restrictive in any material respect than the following, as determined in good faith by the Board of Directors of the Issuer and evidenced by a resolution adopted by such
     Board:

             (I) Dividends and distributions on common stock or other capital stock of the issuer may not be declared or paid or set apart for payment at any time when the issuer has not declared and paid any dividends or distributions on such Preferred Stock which are required to be declared and paid as a precondition to dividends or distributions on other capital stock of the issuer;

             (II) Distributions upon the liquidation, dissolution or winding up of the issuer, whether voluntary or involuntary ('Liquidating Distributions'), may not be made on the common stock or other capital stock of the issuer at any time when such Preferred Stock is entitled to receive Liquidating Distributions which have not been paid; and

             (III) Dividends and distributions on common stock or other capital stock of the issuer may not be declared or paid or set apart for payment at any time when such Preferred Stock is required to be, but has not been, redeemed pursuant to mandatory redemption provisions provided for therein; provided, however, that any such mandatory redemption provisions do not require such Preferred Stock to be redeemed prior to the Stated Maturity of the Notes;

    and (y) to (i) pay any Debt or other obligation owed to FN Holdings or the Issuer; (ii) make loans or advances to FN Holdings or the Issuer; or (iii) transfer any of its property or assets to FN Holdings or the Issuer, except, in any such case, any encumbrance or restriction permitted by this covenant (other than this clause (i)); and

          (j) any encumbrance or restriction to the extent it restricts a dividend, distribution or transfer of any note or other receivable owed to the Issuer or any Subsidiary of the Issuer by any Affiliate of the Issuer or of FN Holdings (other than a Subsidiary of the Issuer).

     Limitation on Asset Dispositions. (a) The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Issuer or any Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Issuer (including as to the value of all noncash consideration), of the shares subject to such Asset Disposition and 100% of the consideration thereof received by the Issuer or such Subsidiary, (x) in the event of an Asset Disposition by the Issuer, is in the form of cash, Temporary Cash Investments or readily marketable securities that the Issuer intends, in good faith, to liquidate promptly after receipt thereof, and (y) in the event of an Asset Disposition by FN Holdings, is in the form of cash or Permitted Investments and (ii) an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition is, within 180 days after consummation of such Asset Disposition, at the election of the Issuer:

          (I) Invested in the Bank or in Permitted Investments;

          (II) used to prepay, repay, redeem, defease or repurchase Debt of FN Holdings (other than Debt owed to the Issuer or any Affiliate of the Issuer, except in the case of a pro rata prepayment, repayment, redemption, defeasance or repurchase of securities of FN Holdings of which less than 10% of the aggregate outstanding principal amount of such securities is owed to such Affiliate);

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          (III) in the event of a sale or other disposition of Capital Stock of
     FN Holdings by the Issuer, used (A) first, to make an offer to the Holders of Notes to purchase Notes in accordance with this covenant and, at the Issuer's election, to make an offer to purchase other pari passu Debt of the Issuer which includes provisions similar to this covenant and (B) second, to the extent any of such Net Cash Proceeds remain after application thereof in accordance with clause (A) of this clause (III), at the Issuer's election, to make an offer to purchase Subordinated Obligations or other Debt of the Issuer; or

          (IV) in the event of a primary Issuance or other disposition of Capital Stock of FN Holdings by FN Holdings, used to prepay, repay, redeem, defease or repurchase Debt of FN Holdings owed to the Issuer (and, if applicable, a pro rata portion of Debt of the same class owed to other stockholders of FN Holdings or their designees) or to make a pro rata dividend to the stockholders of FN Holdings, and the proceeds thereof received by the Issuer will be used (A) first, to make an offer to the Holders of Notes to purchase Notes in accordance with this covenant and, at the Issuer's election, to make an offer to purchase other pari passu Debt of the Issuer which includes provisions similar to this covenant and (B) second, to the extent any of such Net Cash Proceeds remain after application thereof in accordance with clause (A) of this clause (IV), at the Issuer's election, to make an offer to purchase Subordinated Obligations or other Debt of the Issuer.

Pending application of Net Cash Proceeds pursuant to this covenant, such Net Cash Proceeds will be invested in Temporary Cash Investments.

     (b) In the event the Issuer elects to apply all or any portion of such Net Cash Proceeds toward the purchase of Notes or such pari passu Debt pursuant to the foregoing clauses (a)(III)(A) or (a)(IV)(A) (such proceeds, the 'Offered Proceeds'), the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer to repurchase the Notes and such pari passu Debt (the 'Offer') at a purchase price of 100% of their principal amount plus accrued but unpaid interest to the date of repurchase (or, in respect of such pari passu Debt, such lesser price, if any, as may be provided for by the terms of such pari passu Debt) in accordance with the procedures (including prorating among the holders of the Notes and such pari passu Debt in the event of oversubscription) set forth in the Indenture; provided that the procedures for making an Offer to holders of such pari passu Debt will be as provided for by the terms of such pari passu Debt to the extent such procedures do not conflict with the procedures set forth in the Indenture for prorating or making an Offer to holders of Notes pursuant to this covenant. In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee together with the aggregate purchase price of all other pari passu Debt purchased by the Issuer pursuant to clauses (a)(III)(A) and (a)(IV)(A) above is less than the Offered Proceeds, the excess will be delivered to the Issuer promptly following the expiration of the period of the Offer for application in accordance with paragraph (a) above or, at the Issuer's election, such excess may be used to make Restricted Payments to the extent permitted by the covenant described under 'Certain Covenants--Limitation on Restricted Payments' above.

     (c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Liens.  The Issuer will not create or permit to exist any

Lien (other than a Lien under the Indenture to secure certain of the Issuer's obligations to the Trustee and any other Lien substantively similar to such Lien arising in favor of trustees under other indentures of the Issuer) on any of its property or assets (including Capital Stock) whether owned on the date of the Indenture or thereafter acquired, securing any obligation of the Issuer or any Subsidiary of the Issuer, unless contemporaneously therewith, effective provision is made to secure the Notes equally and ratably with such obligation with a Lien on the assets securing such obligation for so long as such obligation is secured by such Lien; provided, however, that if such secured obligation of the Issuer is a Subordinated Obligation, the Lien securing such obligation will be subordinate and junior to the Lien securing the Notes with the same or lesser relative priority as such Subordinated Obligation will have with respect to the Notes.

     Amendment of Tax Sharing Agreement. (a) The Issuer will not permit any of its Subsidiaries to terminate, amend, modify or waive any provisions of the Tax Sharing Agreement if such termination, amendment, modification or waiver will adversely affect the Issuer.

     (b) Nothing in this covenant will prohibit the replacement of Mafco Holdings as 'Parent' under the Tax Sharing Agreement with any other corporation that becomes the 'common parent' (within the meaning of

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Section 1504 of the Code) of the affiliated group of corporations with respect to which a consolidated Federal income tax return is filed that includes FN Holdings and the Bank and the amendment of the Tax Sharing Agreement to reflect such replacement.

     Maintenance of Status of Subsidiaries as Insured Depository Institutions; Capital Maintenance. (a) The Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect the status of each of its Subsidiaries that is a Depository Institution as an insured depository institution and do all things necessary to ensure that savings accounts of each such Subsidiary are insured by the FDIC or any successor organization up to the maximum amount permitted by 12 U.S.C. Section 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to 'pass-through' insurance under 12 U.S.C. Section 1821(a)(1)(D).

     (b) The Issuer will cause the Bank to maintain or exceed the status of an 'adequately capitalized' institution as defined in the FDIA and OTS regulations.

     SEC Reports. Notwithstanding that the Issuer may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file or cause to be filed with the SEC and provide the Trustee and holders of the Notes with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also will comply with the other provisions of TIA
Section 314(a).


SUCCESSOR COMPANY

     The Issuer may not, and will not permit FN Holdings to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person (other than, in the case of FN Holdings, such a consolidation or merger with, or conveyance, transfer or lease to, a Wholly Owned Subsidiary of FN Holdings), unless: (i) the resulting, surviving or transferee Person (if not the Issuer or FN Holdings, as the case may be) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Indenture and the Notes; (ii) immediately after giving effect to such transaction (and treating any Debt or Liens which become an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued or created by such Person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing; (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person has a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction; and (iv) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture and such supplemental indenture (if any) complies with the Indenture and the TIA. The resulting, surviving or transferee Person will be the successor company and will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and thereafter, except in the case of a lease, the Issuer will be discharged from all obligations and covenants under the Indenture and the Notes.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) (1) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, or (2) a default in the payment of interest on any Note when due and payable and the continuance of such default for a period of 30 days, or (3) a failure to redeem or purchase Notes when required pursuant to the Indenture or the Notes, (ii) the failure by the Issuer to comply with its obligations described under 'Successor Company' above, (iii) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the provisions described under 'Change of Control Put Event' (other than a failure to purchase Notes), or under the covenants described under 'Limitation on Debt', 'Limitation on Restricted Payments', 'Limitation on Transactions with Affiliates', 'Limitation on Other Business Activities', 'Limitations on Restrictions on Distributions by Subsidiaries', 'Limitations on Liens', 'Amendment of Tax Sharing Agreement', 'Maintenance of Status of Subsidiaries as Insured Depository Institutions; Capital Maintenance', 'Limitation on Asset Dispositions' (other than a failure to purchase Notes) or 'SEC Reports' above, (iv) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture or the Notes (other than those referred to in clauses (i), (ii) and (iii) of this paragraph), (v) Debt of the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default

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and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 5 days after notice (the 'cross acceleration provision'),
(vi) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the 'bankruptcy provisions'), or (vii) any judgment or decree for the payment of money in excess of $25 million is entered against the Issuer or a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified in the next sentence (the 'judgment default provision'). However, a default under clauses (iii), (iv), (v) and (vii)(B) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than an Event of Default specified in clause
(vi) in the above paragraph with respect to the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued interest on all the Notes as of the date of such declaration to be immediately due and payable (collectively, the 'Default Amount'). If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the Default Amount on all the Notes as of the date of such Event of Default will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have made a written request of the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENT

     Subject to certain exceptions, the Indenture may be amended with the written consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or noncompliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of Notes whose holders must consent to an amendment,

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(ii) reduce the rate of or extend the time for payment of interest on any Note,
(iii) reduce the principal of or extend the Stated Maturity of any Note or reduce the Default Amount of any Note, (iv) reduce the price payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under 'Optional Redemption' above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change in the definition of Change of Control Put Event or in the dates by which the Issuer must purchase, or in the obligation of the Issuer to purchase, tendered Notes upon the occurrence of a Change of Control Put Event, or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of or notice to any holder of the Notes, the Issuer and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture if in compliance with the provisions described under 'Successor Company' above, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes or to secure (or provide additional security for) the Notes, to add to the covenants of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, to provide for the issuance of the Exchange Notes or Private Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Issuer is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

     A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

     The Issuer at any time may terminate all its obligations under the Notes and the Indenture ('legal defeasance'), except for certain obligations, including those respecting the defeasance trust (as herein defined) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under 'Certain Covenants' and 'Change of Control Put Event' above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision and the limitation contained in clause (iii) described under 'Successor Company' above ('covenant defeasance').

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii), (v), (vi) (with respect only to Significant Subsidiaries) or (vii) under 'Defaults' above, or because of the failure of the Issuer to comply with clause (iii) described under 'Successor Company' above.

     In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the 'defeasance trust') with the Trustee money or U.S. Government Obligations for the payment of principal on the Notes and interest thereon to maturity or redemption, as the case may be, and must comply with certain other conditions, including, but not limited to (unless the Notes will mature or be redeemed within 30 days), delivering to the

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Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     The following are certain definitions used in the Indenture and applicable to the description of the Indenture set forth herein.

     'Affiliate' of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing.

     'Asset Disposition' means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Issuer or FN Holdings, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a 'disposition'), of any shares of Capital Stock of FN Holdings (other than (i) the Issuance of Preferred Stock by FN Holdings permitted by the terms of the Indenture, (ii) the issuance of common stock of FN Holdings to the Issuer or (iii) any redemption of the class C common stock of FN Holdings); provided, however, any disposition that constitutes a Change of Control Put Event will be deemed not to be an Asset Disposition.

     'Average Life' means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     'Bank' means First Nationwide Bank, A Federal Savings Bank.

     'Bank Preferred Stock' means the 11 1/2% Noncumulative Perpetual Preferred Stock issued by the Bank or, at the Issuer's election, other Preferred Stock of the Bank issued to Refinance such stock in an aggregate liquidation value at no time exceeding the sum of the liquidation value of the Bank Preferred Stock on the Issue Date plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

     'Board of Directors' means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

     'Capital Lease Obligations' of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation will be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     'Capital Stock' of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

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     'Consolidated Common Shareholders' Equity' of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less any amounts included therein attributable to, without duplication,
(x) Redeemable Stock, (y) Exchangeable Stock and (z) Preferred Stock.


     'Consolidated Net Income' of any Person (the 'Relevant Person') means for any period the consolidated net income (or loss) of the Relevant Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, less, without duplication, the amount of dividends declared in respect of the Bank Preferred Stock and any Qualified Preferred Stock during such period (to the extent not deducted from Consolidated Net Income in accordance with GAAP); provided, however, that there will be excluded therefrom:

          (a) any net income (or loss) of any Person if such Person is not a Subsidiary of the Relevant Person, except that (A) the Relevant Person's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Relevant Person or one of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary of the Relevant Person to the limitations contained in clause (c) below) and (B) the Relevant Person's equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income;

          (b) any net income (but not loss) of any Person acquired by the Relevant Person or a Subsidiary of the Relevant Person in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income (or loss) of any Subsidiary of the Relevant Person (other than FN Holdings, the Bank or any of its Subsidiaries) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Relevant Person (other than restrictions contained in any Qualified Preferred Stock), except that (A) the Relevant Person's equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Relevant Person or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Relevant Person's equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income;

          (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Relevant Person or its consolidated Subsidiaries (other than in connection with the sale of insured deposits) (including pursuant to any sale-and-leaseback arrangement) and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person (provided, however, that there shall be deemed added to Consolidated Net Income an amount equal to the balance of the portion of Net Cash Proceeds from an Asset Disposition that are used to make an Offer to holders of Notes, if any, remaining after compliance with the procedures for making such Offer set forth in the covenant described under 'Certain Covenants--Limitations on Asset Dispositions');

          (e) the cumulative effect of a change in accounting principles; and


          (f) the gain (but not the loss) from the sale, transfer, conveyance or other disposition (other than to the Issuer, FN Holdings or any of its Subsidiaries) in a single transaction or in a series of related transactions, in either case occurring outside the ordinary course of business, of more than 75% of the assets of the Mortgage Bank shown on a balance sheet of the Mortgage Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to such transaction (or the first transaction in such related series of transactions).

     'Consolidated Net Worth' of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less any amounts included therein attributable to (x) Redeemable Stock and (y) Exchangeable Stock.

     'Debt' of any Person means, without duplication,

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capital Lease Obligations of such Person;

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          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock and in the case of any Subsidiary of the Issuer, any Preferred Stock (but excluding in each case any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and


          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     'Default' means any event which is, or after notice or passage of time or both would be, an Event of Default.

     'Depository Institution' will have the meaning attributed thereto in
Section 3(c)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(c)(1), or a similar definition under any successor statute.

     'Exchangeable Stock' means any Capital Stock of a Person which is exchangeable or convertible into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

     'FN Holdings' means First Nationwide Holdings Inc., a Delaware corporation, and its successors.

     'FN Holdings Senior Notes' means the 12 1/4% Senior Notes Due 2001 of FN Holdings and the 12 1/4% Senior Exchange Notes Due 2001 of FN Holdings issued pursuant to the Senior Indenture.

     'FN Holdings Senior Subordinated Notes' means the 9 1/8% Senior Subordinated Notes Due 2003 of FN Holdings and the 9 1/8% Senior Subordinated Exchange Notes Due 2003 of FN Holdings issued pursuant to the Senior Subordinated Indenture.

     'Generally Accepted Accounting Principles' or 'GAAP' means generally accepted accounting principles in the United States, as in effect from time to time, except that, for purposes of calculating Consolidated Net Income, Consolidated Net Worth and Consolidated Common Shareholders' Equity, it will mean generally accepted accounting principles in the United States as in effect on the Issue Date.

     'Guarantee' means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term 'Guarantee' will not include endorsements for collection or deposit in the ordinary course of business. The term 'Guarantee' used as a verb has a corresponding meaning.

     'Investment' in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

Investments will exclude loans or advances to customers and suppliers in the ordinary course of business. The term 'Invest' has a corresponding meaning.

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     'issue' means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) will be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

     'Issue Date' means the date of original issue of the Notes.

     'Lien' means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

     'Mafco Holdings' means Mafco Holdings Inc., a Delaware corporation, and its successors.

     'Minimum Common Equity Amount' means, as of the end of any fiscal quarter, an amount equal to the sum of (i) $400 million and (ii) the excess, if any, of amounts attributable to goodwill and core deposit intangible on the consolidated balance sheet of the Bank as at the end of such fiscal quarter, over $100 million.

     'Mortgage Bank' means any Subsidiary of FN Holdings, other than the Bank, that is engaged in the mortgage banking business, including the business of originating or carrying mortgage loans.

     'Net Cash Proceeds', with respect to any issuance or sale of Capital Stock, means the aggregate of cash proceeds of such issuance or sale, the amount of Temporary Cash Investments received in such issuance or sale and the fair market value on the date of receipt of readily marketable securities received by the Issuer in such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale or in connection with any conversion of such readily marketable securities into cash and net of taxes paid or estimated in good faith to be payable as a result thereof.

     'Non-Convertible Capital Stock' means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock will not include any Redeemable Stock or Exchangeable Stock.

     'Officer' means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Issuer.

     'Officers' Certificate' means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or a Vice President (regardless of Vice

Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to the requirement for a compliance certificate as described in the last paragraph under 'Defaults' above will be the principal executive, financial or accounting officer of the Issuer.

     'Opinion of Counsel' means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or Mafco Holdings or one of its Subsidiaries) or the Trustee.

     'Permitted Affiliate' means any individual that is a director or officer of the Issuer, of a Subsidiary of the Issuer or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings, any Person that controls Mafco Holdings or any successor to any of the foregoing.

     'Permitted Business Activities' means, with respect to any Person, (i) the annuities and mutual funds sales business, (ii) the asset and real estate management business and (iii) any other business activity permissible for Subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision); provided, however, that in connection with such business activities such Person may not have total liabilities of more than $1,000,000.

     'Permitted Holders' means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, 'heirs')) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

     'Permitted Investments' means (i) Temporary Cash Investments, and readily marketable securities received by the Issuer in accordance with the covenant described under '--Certain Covenants--Limitation on Asset Dispositions' above,
(ii) investments by the Bank consisting of loans to directors and executive officers (other than any such director or executive officer that is the beneficial owner of 10% or more of the Voting Stock

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

of the Issuer or FN Holdings) of any Subsidiary of FN Holdings made in the ordinary course of its business and in compliance with all regulatory restrictions on such loans, (iii) Investments by any Subsidiary of FN Holdings (to the extent that and for so long as such Subsidiary, if it were the Bank or a Subsidiary of the Bank, would be permitted under applicable laws and regulations to make such Investment) in any Person other than an Affiliate of the Issuer (other than an Unrestricted Affiliate of the Issuer, a Subsidiary of the Issuer or a Person that would become an Unrestricted Affiliate or a Subsidiary as a result of such Investment), (iv) Investments by the Issuer or FN Holdings consisting of loans to Affiliates of the Issuer or FN Holdings so long as (in the case of this clause (iv) only) the Consolidated Common Shareholders' Equity of the Bank as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Investment was at least equal to the Minimum Common Equity Amount as of the end of such fiscal quarter, (v) Investments by the Issuer or FN Holdings in FN Holdings or any Subsidiary of FN Holdings, (vi) Investments by FN Holdings in any Person which would become a Subsidiary of FN Holdings as a result of such Investment, but, in the case of this clause (vi), only if after giving effect to such Investment such Subsidiary is not engaged in any trade or business other than (x) activities permissible for subsidiaries of a multiple savings and loan holding company under Section 10 of the Home Owners' Loan Act (or any successor provision) and (y) the ownership of the Capital Stock of one or more other Subsidiaries engaged solely in such activities, (vii) Investments by a Subsidiary of the Issuer in FN Holdings or in the Issuer and
(viii) if an Investment is made by a Subsidiary of the Issuer in the Issuer (an 'Issuer Investment'), Investments by such Subsidiary in Persons (other than the Issuer) that hold common stock of FN Holdings (or such Persons' designees) in original principal amounts that, after giving effect to such Investments, equal in the aggregate no more than an amount that is proportionate to the original principal amount of such Issuer Investment (based on the common stock ownership interests of such Persons in FN Holdings relative to the common stock ownership interests of the Issuer in FN Holdings).

     'Person' means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     'Preferred Stock' as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     'Principal' of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     'Qualified Preferred Stock' means (x) any Preferred Stock of any Subsidiary of FN Holdings (other than the Bank Preferred Stock) which meets the requirements set forth in clauses (a), (b), (c) and (d) below, and (y) any Preferred Stock of any Subsidiary of FN Holdings (other than the Bank Preferred Stock) issued to Refinance any other Qualified Preferred Stock or, at the Issuer's election, to Refinance any Bank Preferred Stock, provided that the Preferred Stock issued in such Refinancing meets the requirements set forth in clauses (a), (b), (c) and (e) below:

          (a) Such Preferred Stock does not contain any mandatory redemption provisions which would require it to be redeemed prior to the first anniversary of the Stated Maturity of the Notes;

          (b) The terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof to pay dividends or make distributions on its common stock except in a manner that is no more restrictive in any material respect than the following, as determined in good faith by the Board of Directors of the Issuer and evidenced by a resolution adopted by such Board:


                (i) Dividends and distributions on common stock or other capital stock of the issuer may not be declared or paid or set apart for payment at any time when the issuer has not declared and paid any dividends or distributions on such Preferred Stock which are required to be declared and paid as a precondition to dividends or distributions on other capital stock of the issuer;

                (ii) Distributions upon the liquidation, dissolution or winding up of the issuer, whether voluntary or involuntary ('Liquidating Distributions'), may not be made on the common stock or other capital stock of the issuer at any time when such Preferred Stock is entitled to receive Liquidating Distributions which have not been paid; and

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                (iii) Dividends and distributions on common stock or other capital stock of the issuer may not be declared or paid or set apart for payment at any time when such Preferred Stock is required to be, but has not been, redeemed pursuant to redemption provisions which meet the requirements of clause (a) above;

          (c) The terms of such Preferred Stock do not impose any consensual encumbrance or restriction on the ability of the issuer thereof (i) to pay any Debt or other obligation owed to the Issuer or FN Holdings; (ii) to make loans or advances to the Issuer or FN Holdings; or (iii) to transfer any of its property or assets to the Issuer or FN Holdings, except, in any such case, any encumbrance or restriction permitted under '--Certain Covenants--Limitations on Restrictions on Distributions by Subsidiaries' (other than clause (i) thereof);

          (d) In the case of Preferred Stock issued pursuant to clause (x) above, Consolidated Net Income of FN Holdings for the Relevant Period (as defined in the next sentence) on a pro forma basis, after giving effect to
     (i) the issuance of such Preferred Stock (including fees and expenses incurred in connection with such issuance), (ii) the use of the proceeds thereof, if any, (iii) any acquisition of capital stock or assets of another Person occurring in connection with the issuance of such Preferred Stock (including the anticipated revenue and earnings relating thereto) and
     (iv) any dividend or other payment obligations with respect to such Preferred Stock, in each case as if such Preferred Stock had been issued and any such acquisition had been made on the first day of the Relevant Period, is no less than the actual Consolidated Net Income of FN Holdings for the Relevant Period. 'Relevant Period' means, with respect to any issuance of Preferred Stock, the four full fiscal quarters most recently ended at least 45 days prior to the date of such issuance. For purposes of this clause (d), whenever pro forma effect is to be given to an acquisition of capital stock or assets, the amount of revenue and earnings relating thereto, or any other circumstance, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of FN Holdings; and

          (e) In the case of Preferred Stock issued in a Refinancing pursuant to clause (y) above, the aggregate liquidation value of such Preferred Stock will not exceed the sum of the liquidation value of the Preferred Stock being Refinanced on the date it was originally issued plus reasonable fees and expenses incurred in connection with such Refinancing and accrued dividends and premium, if any.

     'Redeemable Stock' means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

     'Refinance' means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. 'Refinanced' and 'Refinancing' will have correlative meanings.

     'Restricted Payment' means, as to any Person making a Restricted Payment,
(i) the declaration or payment of any dividend or any distribution on or in respect of the Capital Stock of the Issuer (including any payment in connection with any merger or consolidation involving the Issuer) or to the holders of the Capital Stock of the Issuer (except dividends or distributions payable solely in the Non-Convertible Capital Stock of the Issuer or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of the Issuer), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer, (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) any Investment in any Person other than a Permitted Investment.

     'Senior Indenture' means the Indenture, dated as of July 15, 1994, between FN Holdings and The First National Bank of Boston, as Trustee, as such Indenture may be amended from time to time, pursuant to which the FN Holdings Senior Notes were issued.

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     'Senior Subordinated Indenture' means the Indenture, dated as of January
31, 1996, between FN Holdings, and The Bank of New York, as Trustee, as such Indenture may be amended from time to time, pursuant to which the FN Holdings Senior Subordinated Notes were issued.

     'Significant Subsidiary' means (i) any Subsidiary of the Issuer which at the time of determination either (A) had assets which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 5% of the Issuer's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Issuer's most recent quarterly consolidated statement of income which constituted at least 5% of the Issuer's total revenues on a consolidated basis for such period or (ii) any Subsidiary of the Issuer which, if merged with all Defaulting Subsidiaries (as defined below) of the Issuer, would at the time of determination either (A) have had assets which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Issuer's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Issuer's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Issuer's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). 'Defaulting Subsidiary' means any Subsidiary of the Issuer with respect to which an event described under clause
(v), (vi) or (vii) of 'Defaults' above has occurred and is continuing.

     'Stated Maturity' means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     'Subordinated Obligation' means any Debt of the Issuer (whether outstanding on the date hereof or hereafter issued) which is subordinate or junior in right of payment to the Notes.

     'Subsidiary' means as to any Person any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     'Tax Sharing Agreement' means (i) that certain agreement dated as of January 1, 1994 among FN Holdings, certain of its Subsidiaries and Mafco Holdings and (ii) any other tax allocation agreement between FN Holdings or any of its Subsidiaries with FN Holdings or any direct or indirect shareholder of FN Holdings with respect to consolidated or combined tax returns including FN Holdings or any of its Subsidiaries but only to the extent that amounts payable from time to time by FN Holdings or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that FN Holdings or such Subsidiary would have been required to make to any relevant taxing authority had FN Holdings or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only FN Holdings or its Subsidiaries (provided that any such agreement may provide that, if FN Holdings or any Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a 'Deconsolidation Event'), then FN Holdings or such Subsidiary will indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to FN Holdings, such Subsidiary or any predecessor business thereof (computed as if FN Holdings, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of FN Holdings or such Subsidiary with respect to any such period.

     'Temporary Cash Investments' means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having

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capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated 'A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined for purposes of Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of 'P-2' (or higher) according to Moody's Investors Service, Inc. or 'A-2' (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

     'TIA' means the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the Issue Date.

     'Trustee' means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     'Trust Officer' means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     'Unrestricted Affiliate' means a Person (other than a Subsidiary of the Issuer) controlled (as defined in the definition of 'Affiliate') by the Issuer, in which no Affiliate of the Issuer (other than (w) the Issuer or FN Holdings, (x) a Wholly Owned Subsidiary of FN Holdings, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.


     'U.S. Government Obligations' means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     'Voting Stock' of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     'Wholly Owned Subsidiary' of any Person means FN Holdings, the Bank and any Subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares or Qualified Preferred Stock) is owned by such Person or FN Holdings or another Wholly Owned Subsidiary of such Person.

REGISTRATION RIGHTS

     Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Agreement, holders of Old Notes are entitled to certain registration rights. Under the Registration Agreement, the Issuer has agreed, for the benefit of the holders of the Old Notes, that it will, at its cost, (i) by June 3, 1996, file a registration statement with the SEC with respect to the Exchange Offer and (ii) by August 15, 1996, use its best efforts to cause such registration statement to be declared effective under the Securities Act. The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offer.

     In the event that (i) applicable interpretations of the staff of the SEC do not permit the Issuer to effect the Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated by September 16, 1996, (iii) any Initial Purchaser so requests with respect to Notes held by it following consummation of the Exchange Offer, (iv) any holder of Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable Exchange Notes in exchange for exchanged Notes or (v) the Issuer so elects, then, the Issuer will, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes, (b) use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the shelf registration statement until three years after its effective date. The Issuer will, in the event the filing of such shelf registration statement becomes necessary, provide to each holder of the Old Notes copies of the prospectus, which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Old Notes who sells such Old Notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such a holder (including certain indemnification obligations). If by September 16, 1996, neither (i) the Exchange Offer is consummated nor (ii) a shelf registration statement with respect to the resale of the Old Notes is declared effective, the rate per annum at which the Notes bear interest will be 13% from and including September 16, 1996, until but excluding the earlier of (i) the consummation of the Exchange Offer and (ii) the effective date of such shelf registration statement.

     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

BOOK-ENTRY, DELIVERY AND FORM

     The New Notes may be issued in the form of one or more global securities (collectively, the 'Global Note'). The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     The Depository has advised the Issuer as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ('participants') and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in the accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Note, the Depository will credit, on its book-entry and transfer system, the principal amount of the Notes represented by the Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related New Notes for all purposes of such New Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the New Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Global Note. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any right of a holder of New Notes under the Global Note. The Issuer understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Notes desires to take any action that the Depository, as the Holder of the Global Note, is entitled to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on New Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility, of such participants. The Issuer will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any New Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the Depositor and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated New Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.


     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Issuer will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligation under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The New Notes represented by the Global Note are exchangeable for certificated New Notes in definitive form of like tenor as such New Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Issuer in its discretion at any time determines not to have any of the New Notes represented by the Global Note, (iii) a default entitling the holders of the New Notes to accelerate the maturity thereof has occurred and is continuing or (iv) the holder of the New Notes so requests. Any New Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated New Notes issuable in authorized denominations and registered in such names as the Depository will direct.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     Each of the following summaries of certain indebtedness of the Issuer's subsidiaries is subject to and qualified in its entirety by reference to the detailed provisions of the respective agreements and instruments to which each summary relates. Copies of such agreements and instruments are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. Capitalized terms used below and not defined have the meanings set forth in the respective agreements.

  FN Holdings Senior Notes

     On July 27, 1994 First Nationwide Holdings issued $200 million principal amount of 12 1/4% senior notes (the 'Original FN Holdings Senior Notes') pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. First Nationwide Holdings consummated an exchange offer registered under the Securities Act to exchange the Original FN Holdings Senior Notes for the FN Holdings Notes, which have terms substantially identical in all material respects to the Original FN Holdings Senior Notes. Interest is payable semiannually on each May 15 and November 15. The FN Holdings Senior Notes are unsecured obligations of First Nationwide Holdings and rank pari passu with all other existing and future senior debt of First Nationwide Holdings and are effectively subordinated in right of payment to all existing and future liabilities of First Nationwide Holdings' subsidiaries, and mature on May 15, 2001.

     The FN Holdings Senior Notes may be redeemed at the option of First Nationwide Holdings in whole or in part at any time during the twelve month period beginning May 15, 1999 at a redemption price of 106.125% plus accrued and unpaid interest, if any, to the date of redemption, and thereafter at a redemption price of 100% plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control Call Event (as defined in the FN Holdings Senior Notes Indenture) prior to May 15, 1999, First Nationwide Holdings will have the option to redeem the FN Holdings Senior Notes in whole at a redemption price equal to the principal amount thereof plus the Applicable Premium (as defined in the FN Holdings Senior Notes Indenture), plus accrued and unpaid interest, if any, to the date of redemption, and, subject to certain conditions, upon a Change of Control Put Event (as defined in the FN Holdings Senior Notes Indenture) each holder of FN Holdings Senior Notes will have the right to require First Nationwide Holdings to repurchase all or a portion of such holder's FN Holdings Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

     The FN Holdings Senior Notes Indenture contains various restrictive covenants that, among other things, limit (i) the issuance of additional indebtedness by First Nationwide Holdings and certain subsidiaries, (ii) the payment of dividends on capital stock of First Nationwide Holdings and its subsidiaries, and the redemption or repurchase of the capital stock of First Nationwide Holdings and its subsidiaries, including a requirement that no such payments, redemptions or repurchases may be made if at the time the Consolidated Common Shareholders' Equity (as defined in the FN Holdings Senior Notes Indenture) of First Nationwide Bank is less than the Minimum Common Equity Amount (as defined in the FN Holdings Senior Notes Indenture) (iii) the making of certain investments, (iv) transactions with affiliates, (v) the incurrence of liens on the assets of First Nationwide Holdings, (vi) the termination or amendment of the FN Tax Sharing Agreement, (vii) the ability of First Nationwide Holdings to restrict dividends or distributions from subsidiaries, (viii) consolidations, mergers and transfers of all or substantially all of First Nationwide Holdings' assets and (ix) other business activities of First Nationwide Holdings. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

     Events of default under the FN Holdings Senior Notes Indenture include, among other things, (i) a default continuing for 30 days in the payment of interest when due, (ii) a default in the payment of any principal when due,
(iii) the failure to redeem or purchase the FN Holdings Senior Notes when required pursuant to the FN Holdings Senior Notes Indenture, (iv) the failure to comply with the covenants in the FN Holdings Senior Notes Indenture, subject in certain instances to grace periods, (iv) failure to pay other indebtedness of First Nationwide Holdings or a Significant Subsidiary (as defined in the FN Holdings Senior Notes Indenture) in excess of $25 million upon final maturity or as a result of such indebtedness becoming accelerated and such default continues for a period of 5 days after notice thereof, (v) certain events of bankruptcy, insolvency or reorganization of First Nationwide Holdings or a Significant Subsidiary and (vi) the failure to pay any judgment in excess of $25 million.

  FN Holdings Subordinated Notes



     On January 31, 1996, First Nationwide Holdings issued and sold $140.0 million principal amount of 9 1/8% FN Holdings Subordinated Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. First Nationwide Holdings has filed a registration statement under the Securities Act for an exchange offer to exchange 9 1/8% senior subordinated notes having terms substantially identical in all material respects to the FN Holdings Subordinated Notes. If the exchange offer is not consummated by July 1, 1996, the FN Holdings Subordinated Notes will bear interest at 9 5/8% per annum from and including July 1, 1996 until but excluding the date of consummation of the exchange offer, at which time the interest on the FN Holdings Subordinated Notes will permanently decrease to 9 1/8% per annum. Interest is payable semiannually on each January 15 and July 15 and the FN Holdings Subordinated Notes mature on January 15, 2003. The FN Holdings Subordinated Notes are unsecured obligations of First Nationwide Holdings and are subordinated to all existing and future Senior Indebtedness (as defined in the FN Holdings Subordinated Notes Indenture) of First Nationwide Holdings, including the FN Holdings Senior Notes.


     The FN Holdings Subordinated Notes may be redeemed at the option of First Nationwide Holdings in whole or in part at any time during the twelve month period beginning January 1, 2001 at a redemption price of 104.5625% plus accrued and unpaid interest, if any, to the date of redemption, and thereafter at a redemption price of 100% plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control Call Event (as defined in the FN Holdings Subordinated Notes Indenture) prior to January 1, 2001, First Nationwide

Holdings will have the option to redeem the FN Holdings Subordinated Notes in whole at a redemption price equal to the principal amount thereof plus the Applicable Premium (as defined in the FN Holdings Subordinated Notes Indenture), plus accrued and unpaid interest, if any, to the date of redemption, and, subject to certain conditions, upon a Change of Control Put Event (as defined in the FN Holdings Subordinated Notes Indenture) each holder of FN Holdings Subordinated Notes will have the right to require First Nationwide Holdings to repurchase all or a portion of such holder's FN Holdings Subordinated Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

     The FN Holdings Subordinated Notes Indenture contains various restrictive covenants that, among other things, limit (i) the issuance of additional indebtedness by First Nationwide Holdings and certain subsidiaries, (ii) the payment of dividends on capital stock of First Nationwide Holdings and its subsidiaries, and the redemption or repurchase of the capital stock of First Nationwide Holdings and its subsidiaries, including a requirement that no such payments, redemptions or repurchases may be made if at the time the Consolidated Common Shareholders' Equity (as defined in the FN Holdings Subordinated Notes Indenture) of First Nationwide Bank is less than the Minimum Common Equity Amount (as defined in the FN Holdings Subordinated Notes Indenture) (iii) the

making of certain investments, (iv) transactions with affiliates, (v) the incurrence of liens on the assets of First Nationwide Holdings to secure pari passu or subordinated obligations which do not equally and ratably secure the FN Holdings Subordinated Notes, (vi) the termination or amendment of the FN Tax Sharing Agreement, (vii) the ability of First Nationwide Holdings to restrict dividends or distributions from subsidiaries, (viii) consolidations, mergers and transfers of all or substantially all of First Nationwide Holdings' assets and
(ix) other business activities of First Nationwide Holdings. All of these limitations and prohibitions, however, are subject to a number of important qualifications.

     Events of default under the FN Holdings Subordinated Notes Indenture include, among other things, (i) a default continuing for 30 days in the payment of interest when due, (ii) a default in the payment of any principal when due,
(iii) the failure to purchase the FN Holdings Subordinated Notes when required pursuant to the FN Holdings Subordinated Notes Indenture, (iv) the failure to comply with the covenants in the FN Holdings Subordinated Notes Indenture, subject in certain instances to grace periods, (iv) failure to pay other indebtedness of First Nationwide Holdings or a Significant Subsidiary (as defined in the FN Holdings Subordinated Notes Indenture) in excess of $25 million upon final maturity or as a result of such indebtedness becoming accelerated and such default continues for a period of 5 days after notice thereof, (v) certain events of bankruptcy, insolvency or reorganization of First Nationwide Holdings or a Significant Subsidiary and (vi) the failure to pay any judgment in excess of $25 million.

  First Nationwide Bank

     For a description of certain indebtedness of First Nationwide Bank, see 'Business--Source of Funds--Old FNB Debentures,' and 'Business--Source of Funds--SFFed Notes.'

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences associated with the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. The summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change. The discussion below does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions and tax-exempt organizations). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that holders of the New Notes will hold them as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code.

     For purposes of this discussion, a 'United States Holder' is an individual who is a citizen or resident of the United States, a corporation, a partnership or other entity created under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income taxation without regard to the source of income.


     PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF

THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAW.

EXCHANGE OF NOTES

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for U.S. federal income tax purposes because, under regulations proposed by the United States Treasury, the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder should have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

UNITED STATES HOLDERS

     Interest payable on the New Notes will be includible in the income of a United States Holder in accordance with such holder's regular method of accounting. If a New Note is redeemed, sold or otherwise disposed of, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss, assuming that the holder has held the New Note as a capital asset, and will be long-term if the holder has a holding period for the New Note (which would include the holding period of the Old Notes) of more than one year at the time of the disposition.

     Under the market discount rules of the Code, a holder (other than a holder who made the election described below) who purchased an Old Note with 'market discount' (generally defined as the amount by which the stated redemption price at maturity of the Old Note exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

NON-UNITED STATES HOLDERS


     An investment in the New Notes by a non-United States Holder generally will not give rise to any U.S. federal income tax consequences, unless the interest received or any gain recognized on the sale, redemption or other disposition of the New Notes by such holder is treated as effectively connected with the conduct by such holder of a trade or business in the United States, or, in the case of gains derived by an individual such individual is present in the United States for 183 days or more and certain other requirements are met.

     In order to avoid back-up withholding of 31% and withholding of 30% under
Section 1441 of the Code (to the extent such interest qualifies as portfolio interest for purposes of Section 1441) on payments of interest made by U.S. payors, a non-United States Holder of the New Notes generally must complete, and provide the payor with, an Internal Revenue Service Form W-8 ('Certificate of Foreign Status'), or other documentary evidence, certifying that such holder is exempt from back-up withholding.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 13, 1996, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Issuer will not receive any proceeds from any sale of New notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.


     For a period of 180 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that request such document in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the New Notes will be passed upon for the Issuer by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. Skadden, Arps, Slate, Meagher & Flom has acted as counsel for the Issuer in connection with the Exchange Offer. Skadden, Arps, Slate, Meagher & Flom and Paul, Weiss, Rifkind, Wharton & Garrison have from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including First Nationwide Holdings and First Nationwide Bank) in connection with certain legal matters. Joseph H. Flom, a partner in the firm of Skadden, Arps, Slate, Meagher & Flom, is a director of Revlon Group Incorporated, a wholly owned subsidiary of MacAndrews & Forbes.

                                    EXPERTS

     The Consolidated Financial Statements of the Issur as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in accounting for mortgage servicing rights in 1995, a change in accounting for certain investments in debt and equity securities in 1994 and a change in accounting for income taxes in 1993.

     The consolidated statements of financial condition of the FNB Acquired Business as of December 31, 1993, and the consolidated statements of operations, equity and cash flows for each of the two years in the period ended December 31, 1993, have been included in this Registration Statement in reliance upon the report of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. The report of Coopers & Lybrand LLP covering the December 31, 1992 consolidated financial statements refers to a change in accounting for income taxes and postretirement health benefits.

     The consolidated financial statements of SFFed as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Prospectus, which is part of this Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of SFFed), and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            INDEX OF DEFINED TERMS*

                                                PAGE
TERM                                           NUMBER
- --------------------------------------------   ------
Acquisitions................................      12
ACS.........................................      90
ALCO........................................      57
AMT.........................................      14
Andrews Group...............................     114
Applicable Premium..........................     113
ARM.........................................      55
ARMs........................................      55
Assistance Agreement........................       5
Assumed Liabilities.........................     104
BankAmerica.................................       5
bankruptcy provisions.......................     131
BIF.........................................      66
Bonuses.....................................     117
Book-Entry Confirmation.....................      67
Book-Entry Transfer Facility................      67
Branch Purchases............................       4
Branch Sales................................       4
Brokered Deposits...........................      94
Capital Loss Coverage.......................     100
Certificate of Foreign Status...............     146
Change of Control Put Event.................     124
Closing Adjustment Documents................     104
Closing Date................................      98
CMOs........................................      90
Code........................................      22
Coleman.....................................     114
Coleman Worldwide...........................     114
Consolidated Cigar..........................     114
Consolidated Common Shareholders' Equity....     134
Consolidated Net Worth......................     134
Consulting Agreement........................     120
covenant defeasance.........................     133
Covered Asset Recovery......................     100
Covered Assets..............................       5
cross acceleration provision................     131
CRA.........................................      78
Debt........................................     134
Default Amount..............................     131
defeasance trust............................     133
Eligible Institutions.......................      68
Event of Default............................     135
Excess Value................................     108

Exchange Act................................       2
Exchange Agent..............................       8
Exchange Agreement..........................     120
Exchange Notes..............................      10
Exchange Offer..............................       1
Fair Lending Laws...........................     112
FASB........................................      19

                                                PAGE
TERM                                           NUMBER
- --------------------------------------------   ------
FDI Act.....................................     126
FDIC........................................       3
FDIC Purchase...............................      47
FDICIA......................................      16
FGB Realty..................................      48
FGMH........................................      41
FHLB........................................      41
FHLBS.......................................       3
FHLMC.......................................      79
financial institution.......................     137
First Gibraltar.............................       5
First Gibraltar Holdings....................       5
First Gibraltar Oklahoma Sale...............       5
First Gibraltar Texas Sale..................       5
First Madison...............................       5
First Nationwide Bank.......................       1
First Nationwide Bank Preferred Stock.......       1
First Nationwide Holdings...................       1
First Nationwide Management.................     121
First United Bank Group.....................     113
FN Acquisition..............................       5
FN Holdings Book Value......................     126
FN Holdings Indentures......................      16
FN Holdings Notes...........................       6
FN Holdings Senior Notes....................       6
FN Holdings Senior Notes Indenture..........      16
FN Holdings Subordinated Notes..............       4
FN Holdings Subordinated Notes Indenture....      16
FN Holdings Subordinated Notes Offering.....       4
FN Tax Sharing Agreement....................      21
FNB Acquired Business.......................       5
FNB Asset Purchase Agreement................       5
FNIC........................................     101
FNMA........................................      79
FNMC........................................       4
Ford Bank Group.............................     114
Ford Motor..................................       5
Ford Obligation.............................     119
FRB.........................................     106
FSLIC.......................................       5
FSLIC/RF....................................       5

GNMA........................................      77
Global Note.................................     142
goodwill....................................      30
Granite.....................................       5
Guaranteed Yield............................     100
HFFC........................................       4
HOLA........................................       3
Home Federal................................       4
Home Federal Acquisition....................       4


- ------------------
*Does not include certain terms defined under 'Description of the Notes.'

                                                PAGE
TERM                                           NUMBER
- --------------------------------------------   ------
HUD.........................................      84
Hunter's Glen...............................     118
Illinois Sale...............................      25
Incentive Plan..............................     117
Indenture...................................       2
Initial Purchasers..........................       1
IRR.........................................     107
IRS.........................................      22
Issuer......................................       1
ITT Purchase................................       4
judgment default provision..................     131
Junior Stock................................      16
legal defeasance............................     133
leverage capital ratio......................      64
LMP.........................................      85
LMUSA.......................................       4
LMUSA 1995 Purchase.........................       4
LMUSA 1996 Purchase.........................       4
LMUSA Purchases.............................       4
LOC.........................................      98
LTV.........................................      21
MacAndrews & Forbes.........................       6
MacAndrews Holdings.........................       5
Madison Financial...........................     120
Madison Realty..............................     114
Mafco Consolidated..........................     114
Mafco Group.................................      21
Mafco Holdings..............................       6

Mafco Worldwide.............................     114
Marvel......................................     114
Marvel Holdings.............................     114
Marvel III..................................     114
Marvel Parent...............................     114
Maryland Acquisition........................       4
master servicing portfolio..................       4
Maximum Amount..............................      98
Meridian Sports.............................     114
Michigan Branch Sale........................      26
Minimum Common Equity Amount................     127
Mortgage Loan Sale Agreement................      98
MSRs........................................       4
NationsBank.................................     120
New Notes...................................       1
New World...................................     114
New World Television........................     114
Northeast Branch Sales......................      26
Note Purchase Agreement.....................      96
Notes.......................................       1
NWCG Holdings...............................     114
NYSE........................................      70
Offer.......................................     129
Offered Proceeds............................     129

                                                PAGE
TERM                                           NUMBER
- --------------------------------------------   ------
Offering....................................       1
Ohio Branch Sale............................      26
Old FNB.....................................       5
Old FNB Debentures..........................      96
Old FNB Indenture...........................      96
Old Notes...................................       1
Original FN Holdings Senior Notes...........     143
OTS.........................................       3
participants................................     142
Participants................................     117
PCT.........................................     114
Protective Advances.........................      98
Purchase Agreement..........................     137
Purchased Assets............................     104
Put Agreement...............................       5
Put Option..................................      98
Putable Assets..............................      20
QIBs........................................     121
Refinancing Costs...........................     125
Registration Agreement......................       1
Registration Statement......................       2
Restricted Payment..........................     129
Revlon......................................     114
Revlon Products.............................     114

Revlon Worldwide............................     114
SAIF........................................       3
San Francisco Federal.......................       4
SEC.........................................       1
Securities Act..............................       1
Services Agreement..........................     121
SFAS........................................      19
SFFed.......................................       4
SFFed Acquisition...........................       4
SFFed Notes.................................      25
Shared Gains................................      73
Sonoma Purchase.............................       4
Special Report..............................      19
StanFed.....................................      24
Stockholders' Agreement.....................     121
sub-servicing portfolio.....................      24
TCOF........................................      47
Texas Closed Banks..........................       5
TIA.........................................      71
Tiburon Purchase............................       4
Tier 1 association..........................     110
Tier 2 association..........................     110
Tier 3 association..........................     110
TNIS........................................     120
Toy Biz.....................................     114
Trustee.....................................       2

                          [Intentionally Left Blank]

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             -----
First Nationwide (Parent) Holdings Inc. and Subsidiaries

At December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993:
  Independent Auditors' Report............................................................................     F-2
  Consolidated Statements of Financial Condition..........................................................     F-3
  Consolidated Statements of Operations...................................................................     F-4
  Consolidated Statements of Stockholder's Equity.........................................................     F-5
  Consolidated Statements of Cash Flows...................................................................     F-6
  Notes to Consolidated Financial Statements..............................................................     F-8

The FNB Acquired Business

At December 31, 1993 and for the years ended December 31, 1993 and 1992:
  Report of Independent Accountants.......................................................................    F-46
  Consolidated Statements of Financial Condition..........................................................    F-47
  Consolidated Statements of Operations...................................................................    F-48
  Consolidated Statements of Equity.......................................................................    F-49
  Consolidated Statements of Cash Flows...................................................................    F-50
  Notes to Consolidated Financial Statements..............................................................    F-51

SFFed Corp. and Subsidiaries

At December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993:
  Independent Auditors' Report............................................................................    F-77
  Consolidated Statements of Financial Condition..........................................................    F-78
  Consolidated Statements of Operations...................................................................    F-79
  Consolidated Statements of Stockholders' Equity.........................................................    F-80
  Consolidated Statements of Cash Flows...................................................................    F-81
  Notes to Consolidated Financial Statements..............................................................    F-83

Unaudited Pro Forma Financial Data of First Nationwide (Parent) Holdings Inc. and Subsidiaries

Pro Forma Condensed Combined Statement of Financial Condition at December 31, 1995........................     P-2
  Notes to Pro Forma Condensed Combined Statement of Financial Condition..................................     P-4
  SFFed Acquisition and notes thereto.....................................................................     P-5
  LMUSA 1996 Purchase and notes thereto...................................................................     P-8

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995.................    P-10
  Notes to Pro Forma Condensed Combined Statement of Operations...........................................    P-11
  SFFed Acquisition and notes thereto.....................................................................    P-12
  LMUSA Purchases and notes thereto.......................................................................    P-15
  Branch Sales and notes thereto..........................................................................    P-17

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
First Nationwide (Parent) Holdings Inc.:

     We have audited the accompanying consolidated statements of financial condition of First Nationwide (Parent) Holdings Inc. and subsidiaries (the 'Company') as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Nationwide (Parent) Holdings Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 3 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 122, 'Accounting for Mortgage Servicing Rights' in 1995, No. 115, 'Accounting for Certain Investments in Debt and Equity Securities' in 1994, and No. 109, 'Accounting for Income Taxes' in 1993.

                                          KPMG Peat Marwick LLP

Dallas, Texas
March 8, 1996

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1995 AND 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         1995           1994
                                                                                      -----------    -----------
                                      ASSETS
Cash and amounts due from banks....................................................   $   154,758    $   149,564
Interest-bearing deposits in other banks...........................................        32,778         39,219
Short-term investment securities...................................................       125,035             --
                                                                                      -----------    -----------
  Cash and cash equivalents........................................................       312,571        188,783
Securities available for sale, at fair value.......................................     1,826,075         45,000
Securities held to maturity (fair value $1,455 in 1995 and $409,398 in 1994).......         1,455        411,859
Mortgage-backed securities held to maturity (fair value $1,567,197 in 1995 and
  $3,095,994 in 1994)..............................................................     1,524,488      3,153,812
Loans held for sale, net...........................................................     1,203,412         26,354
Loans receivable, net..............................................................     8,831,018      9,966,886
Covered assets, net................................................................        39,349        311,603
Investment in Federal Home Loan Bank System........................................       109,943        128,557
Office premises and equipment, net.................................................        93,509         76,523
Foreclosed real estate, net........................................................        48,535         37,369
Accrued interest receivable........................................................       100,604         87,706
Core deposit and other intangible assets...........................................        18,606         12,217
Mortgage servicing rights..........................................................       241,355         86,840
Other assets.......................................................................       295,325        150,050
                                                                                      -----------    -----------
     Total assets..................................................................   $14,646,245    $14,683,559
                                                                                      -----------    -----------
                                                                                      -----------    -----------
                       LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits...........................................................................   $10,241,628    $ 9,196,656
Securities sold under agreements to repurchase.....................................       969,510      1,883,490
Borrowings.........................................................................     2,392,862      2,808,979
Other liabilities..................................................................       279,099        140,832
                                                                                      -----------    -----------
  Total liabilities................................................................    13,883,099     14,029,957
                                                                                      -----------    -----------

Minority interest--preferred stock of First Nationwide Bank........................       300,730        300,730
Minority interest--Hunter's Glen...................................................        58,261         23,205

Stockholder's equity:
  Common stock, $1.00 par value, 1,000 shares authorized, issued and outstanding...             1              1
  Additional paid-in capital.......................................................       267,055        267,055
  Net unrealized holding gain on securities available for sale.....................        50,810          8,800
  Retained earnings................................................................        86,289         53,811

                                                                                      -----------    -----------
     Total stockholder's equity....................................................       404,155        329,667
                                                                                      -----------    -----------
     Total liabilities and stockholder's equity....................................   $14,646,245    $14,683,559
                                                                                      -----------    -----------
                                                                                      -----------    -----------


          See accompanying notes to consolidated financial statements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)


                                                                                 1995         1994        1993
                                                                              ----------    --------    --------
Interest income:
  Loans receivable.........................................................   $  799,607    $212,553    $ 15,766
  Mortgage-backed securities...............................................      212,880      43,015       6,028
  Covered assets...........................................................       10,705      29,991      49,128
  Loans held for sale......................................................       24,257         583          --
  Securities and interest-bearing deposits in other banks..................       28,396       6,997      24,342
                                                                              ----------    --------    --------
  Total interest income....................................................    1,075,845     293,139      95,264
                                                                              ----------    --------    --------
Interest expense:
  Deposits.................................................................      447,359     100,957      55,410
  Securities sold under agreements to repurchase...........................      104,957      18,863         805
  Borrowings...............................................................      182,499      80,025      18,513
                                                                              ----------    --------    --------
     Total interest expense................................................      734,815     199,845      74,728
                                                                              ----------    --------    --------
     Net interest income...................................................      341,030      93,294      20,536
Provision for loan losses..................................................       37,000       6,226       1,402
                                                                              ----------    --------    --------
     Net interest income after provision for loan losses...................      304,030      87,068      19,134
                                                                              ----------    --------    --------
Noninterest income:
  Loan servicing fees, net.................................................       70,265      10,042       8,868
  Customer banking fees and service charges................................       47,493      10,595       2,863
  Management fees..........................................................       15,141      13,121       7,855
  Gain (loss) on sale of assets............................................          147        (152)     24,188
  Gain on sales of branches................................................           --          --     140,877
  Other income.............................................................       17,927       7,552       6,225

                                                                              ----------    --------    --------
     Total noninterest income..............................................      150,973      41,158     190,876
                                                                              ----------    --------    --------
Noninterest expense:
  Compensation and employee benefits.......................................      154,288      48,846      24,951
  Occupancy and equipment..................................................       49,897      12,247       5,343
  Data processing..........................................................        9,787       2,888       3,739
  Savings Association Insurance Fund ('SAIF')
     deposit insurance premium.............................................       22,262       6,813       3,259
  Marketing................................................................       10,810       3,385         166
  Loan expense.............................................................       12,431       1,132         388
  Foreclosed real estate operations, net...................................         (927)       (528)       (726)
  Amortization of core deposit and other intangible assets.................        1,474         222         468
  Other....................................................................       72,531      21,293      25,804
                                                                              ----------    --------    --------
     Total noninterest expense.............................................      332,553      96,298      63,392
                                                                              ----------    --------    --------
Income before income taxes, extraordinary item and
  minority interest........................................................      122,450      31,928     146,618
Income taxes...............................................................      (57,185)      2,558       2,500
                                                                              ----------    --------    --------
Income before extraordinary item and minority interest.....................      179,635      29,370     144,118
Extraordinary item--gain on early extinguishment of FHLB advances, net.....        1,967       1,376          --
                                                                              ----------    --------    --------
Income before minority interest............................................      181,602      30,746     144,118
Minority interest--First Nationwide Bank preferred stock dividends.........       34,584          --          --
Minority interest--Hunter's Glen...........................................       24,554       4,259          --
                                                                              ----------    --------    --------
     Net income............................................................   $  122,464    $ 26,487    $144,118
                                                                              ----------    --------    --------
                                                                              ----------    --------    --------


          See accompanying notes to consolidated financial statements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                            NET UNREALIZED
                                                            ADDITIONAL     HOLDING GAIN ON                   TOTAL
                                                  COMMON     PAID-IN          SECURITIES        RETAINED    STOCKHOLDER'S
                                                  STOCK      CAPITAL      AVAILABLE FOR SALE    EARNINGS     EQUITY
                                                  ------    ----------    ------------------    --------    --------
Balance at January 1, 1993.....................     $1       $ 401,569         $     --         $ 71,206    $472,776

  Net income...................................     --              --               --          144,118     144,118
  Redemption of preferred stock................     --        (124,500)              --               --    (124,500)
  Dividends and distributions
     to stockholder............................     --        (191,500)              --         (188,000)   (379,500)
                                                    --      ----------       ----------         --------    --------

Balance at December 31, 1993...................      1          85,569               --           27,324     112,894
  Net income...................................     --              --               --           26,487      26,487
  Change in net unrealized holding gain on
     securities available for sale.............     --              --           11,000               --      11,000
  Capital contribution from First Gibraltar
     Holdings..................................     --         210,376               --               --     210,376
  Issuance of the Bank's preferred stock.......     --         (12,144)              --               --     (12,144)
  Issuance of Class B common stock of FN
     Holdings in exchange for Class A common
     stock of First Gibraltar Holdings.........     --         (16,746)          (2,200)              --     (18,946)
                                                    --      ----------       ----------         --------    --------

Balance at December 31, 1994...................      1         267,055            8,800           53,811     329,667
  Net income...................................     --              --               --          122,464     122,464
  Dividends and distributions
     to stockholder............................     --              --               --          (89,986)    (89,986)
  Change in net unrealized holding gain on
     securities available for sale.............     --              --           42,010               --      42,010
                                                    --      ----------       ----------         --------    --------

Balance at December 31, 1995...................     $1       $ 267,055         $ 50,810         $ 86,289    $404,155
                                                    --      ----------       ----------         --------    --------
                                                    --      ----------       ----------         --------    --------


          See accompanying notes to consolidated financial statements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                        1995           1994           1993
                                                                    -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income........................................................  $     122,464  $      26,487  $     144,118
Adjustments to reconcile net income to net cash used in operating activities:
  Adjustments related to the BAC Sale:
     Write-off of excess cost over fair value of net assets

       acquired...................................................             --             --         59,506
     Write-off of purchase premiums and discounts for assets and
       liabilities sold...........................................             --             --        (49,013)
     Net premium on liabilities sold..............................             --             --       (141,215)
     Net premium on assets sold...................................             --             --        (17,363)
     Other adjustments............................................             --             --          7,208
  Minority interest--Hunter's Glen................................         24,554          4,259             --
  Amortization of core deposit and other intangible assets........          1,474            222            468
  (Accretion) amortization of premiums and discounts, net.........         (5,491)         3,156          1,545
  Amortization of mortgage servicing rights.......................         33,892          3,604          2,259
  Provision for accrued termination and facilities costs..........         12,772             --             --
  Provision for loan losses.......................................         37,000          6,226          1,402
  Loss (gain) on sales of assets..................................         17,755            158        (24,373)
  Gain on sales of foreclosed real estate.........................         (3,010)          (728)        (1,864)
  Extraordinary gain on early extinguishment of FHLB advances.....         (1,967)        (1,376)            --
  Depreciation and amortization...................................          9,650          2,725          2,118
  FHLB stock dividend.............................................         (6,951)        (3,188)        (1,433)
  Capitalization of originated mortgage servicing rights and
     excess servicing fees receivable.............................        (17,902)            --             --
  Purchases and originations of loans held for sale...............     (1,773,437)       (40,284)            --
  Proceeds from the sale of loans held for sale...................      1,191,281         47,227             --
  Increase in other assets........................................        (75,273)       (64,217)       (65,242)
  (Increase) decrease in accrued interest receivable..............         (9,743)           759            752
  Increase (decrease) in other liabilities........................         12,619        (22,224)        38,640
                                                                    -------------  -------------  -------------
     Total adjustments............................................       (552,777)       (63,681)      (186,605)
                                                                    -------------  -------------  -------------
     Net cash flows used in operating activities                         (430,313)       (37,194)       (42,487)
                                                                    -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)


                                                                        1995           1994           1993
CASH FLOWS FROM INVESTING ACTIVITIES:                               -------------  -------------  -------------
  Acquisitions and divestitures:
     Maryland Acquisition and Lomas 1995 Purchase.................  $    (214,727)            --             --
     Branch Acquisitions..........................................        501,351             --             --
     FN Acquisition...............................................             --  $    (526,813)            --
     Illinois Branch Sale.........................................                        31,263             --

     BAC Sale.....................................................             --             --  $    (471,998)
  Purchases of securities available for sale......................             --         (5,939)            --
  Proceeds from sales of securities available for sale............             --          5,939             --
  Purchases of securities held to maturity........................       (157,962)      (152,068)    (3,473,977)
  Proceeds from maturities of securities held to maturity.........        344,475        108,754             --
  Purchases of mortgage-backed securities available for sale......             --         (5,758)            --
  Proceeds from sales of mortgage-backed securities available for
     sale.........................................................             --          5,758             --
  Purchases of mortgage-backed securities held to maturity........        (19,825)       (58,125)      (454,327)
  Principal payments on mortgage-backed securities held to
     maturity.....................................................        570,607        177,926        159,925
  Proceeds from sales of mortgage-backed securities held to
     maturity.....................................................             --             --         80,205
  Proceeds from sales of loans receivable.........................        431,247        154,638        300,156
  Net increase in loans receivable................................        (86,193)       (69,025)       (38,149)
  Decrease in covered assets......................................        272,254        279,930        243,355
  Redemptions of FHLB stock, net of purchases.....................         25,565         28,281             --
  Purchases of office premises and equipment......................        (15,331)        (2,555)        (1,251)
  Proceeds from the disposal of office premises
     and equipment................................................          1,667          1,427             --
  Proceeds from sales of foreclosed real estate...................         71,453         25,763          8,182
  Purchase of mortgage servicing rights...........................           (774)          (444)        (1,728)
                                                                    -------------  -------------  -------------
     Net cash flows provided by (used in) investing activities....      1,723,807         (1,048)    (3,649,607)
                                                                    -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in deposits.............................        542,633        (83,851)      (432,464)
  Proceeds from additional borrowings.............................      6,151,319      1,472,160        112,100
  Principal payments on borrowings................................     (6,860,569)    (2,239,248)      (138,874)
  Net (decrease) increase in securities sold under agreements to
     repurchase...................................................       (913,103)       534,998        119,144
  Capital contribution............................................             --        210,376             --
  Minority interest--issuance of First Nationwide Preferred
     Stock........................................................             --        288,586             --
  Redemption of Old Preferred Stock...............................             --             --       (124,500)
  Dividends.......................................................        (89,986)            --       (136,210)
  Net cash transferred through dividend of First Gibraltar
     Mortgage Holdings............................................             --             --         (4,295)
                                                                    -------------  -------------  -------------
  Net cash flows (used in) provided by financing activities.......     (1,169,706)       183,021       (605,099)
                                                                    -------------  -------------  -------------
Net change in cash and cash equivalents...........................        123,788        144,779     (4,297,193)
Cash and cash equivalents at beginning of year....................        188,783         44,004      4,341,197
                                                                    -------------  -------------  -------------
Cash and cash equivalents at end of year..........................  $     312,571  $     188,783  $      44,004
                                                                    -------------  -------------  -------------
                                                                    -------------  -------------  -------------


          See accompanying notes to consolidated financial statements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION

     First Nationwide (Parent) Holdings Inc. (the 'Company' or 'Parent Holdings') is a holding company with no business operations of its own. Parent Holdings' only significant asset is its indirect ownership of 80% of the common stock of First Nationwide Bank, A Federal Savings Bank, formerly First Madison Bank, FSB ('First Madison') ('First Nationwide' or the 'Bank'). Parent Holdings owns directly 80% of the common stock of First Nationwide Holdings Inc. ('FN Holdings'), a holding company which owns all of the common stock of First Nationwide. As such, Parent Holdings' principal business operations are conducted by First Nationwide and its subsidiaries. Parent Holdings is a subsidiary of First Gibraltar Holdings Inc. ('First Gibraltar Holdings'), an indirect subsidiary of MacAndrews & Forbes Holdings Inc. ('M&F Holdings').

     First Nationwide was organized and chartered as First Gibraltar Bank, FSB ('First Gibraltar'), a Federal stock savings bank, in December 1988 for the primary purpose of acquiring substantially all of the assets and assuming deposit, secured and certain other liabilities of five insolvent Texas savings and loan associations ('Closed Associations') from the Federal Savings and Loan Insurance Corporation ('FSLIC'), as receiver. On August 9, 1989, the FSLIC was abolished and its obligations and rights were assumed by the FSLIC Resolution Fund ('FSLIC/RF').

     Acquisition of the Closed Associations was made pursuant to five substantially similar acquisition agreements and an assistance agreement ('Assistance Agreement') among the FSLIC/RF, First Gibraltar, First Gibraltar Holdings, and M&F Holdings, and became effective on December 28, 1988. Both First Gibraltar Holdings and M&F Holdings are indirect parents of First Nationwide. Assets subject to the Assistance Agreement are known as 'Covered Assets.' The Assistance Agreement generally provides for guaranteed yield amounts to be paid on the book value of the Covered Assets, and pays First Nationwide for 90% of the losses incurred upon disposition of the Covered Assets ('Capital Loss Provision'). The remaining 10% not reimbursed, net of 10% of all asset recoveries and certain agreed-upon Covered Asset disposition fees ('Shared Gain'), is known as the 'FSLIC/RF Reimbursement.' In January 1992, certain provisions of the Assistance Agreement were renegotiated and amended or modified.

     On February 1, 1993, First Gibraltar sold to BankAmerica Corporation certain assets, liabilities and substantially all of the branch operations of First Gibraltar located in Texas, including $829 million of loans and 130 branches with approximately $6.9 billion in deposits (the 'BAC Sale'). A net gain of $141 million was recorded in connection with this sale. Subsequent to the BAC Sale, First Gibraltar changed its name to First Madison and its principal business consisted of funding the Covered Assets and the performance of its obligations under the Assistance Agreement.

     On April 14, 1994, First Madison entered into the Asset Purchase Agreement

(the 'Asset Purchase Agreement') with First Nationwide Bank, A Federal Savings Bank ('Old FN'), an indirect subsidiary of Ford Motor Company ('Ford Motor'). On October 3, 1994, effective immediately after the close of business on September 30, 1994, First Madison acquired substantially all of the assets and certain of the liabilities (the 'FN Acquired Business') of Old FN (the 'FN Acquisition') for approximately $715 million based on estimates prepared by Old FN. On March 2, 1995, an additional $11.5 million was paid to Old FN pursuant to certain settlement provisions of the Asset Purchase Agreement. Effective on October 1, 1994, First Madison changed its name to First Nationwide.

     Following the FN Acquisition, the Bank's principal business consists of operating retail deposit branches and originating and/or purchasing one-to four-family real estate mortgage loans and, to a lesser extent, certain consumer loans. First Nationwide actively manages its portfolio of commercial real estate loans acquired through acquisitions and is also active in mortgage banking and loan servicing. These operating activities are financed principally with customer deposits, secured short-term and long-term borrowings, collections on loans and mortgage-backed securities, asset sales and retained earnings.

     During 1995, the FSLIC/RF exercised its right under the Assistance Agreement to purchase substantially all of the remaining Covered Assets at the fair market value of such assets (the 'FDIC Purchase'). Under the Capital Loss Provision, losses sustained by First Nationwide from these actions are reimbursed by the FSLIC/RF

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1) ORGANIZATION--(CONTINUED)

and therefore no gain or loss was recorded on the sale of these assets to the Federal Deposit Insurance Corporation ('FDIC').

(2) ACQUISITIONS

     The following represent acquisitions consummated during 1995. In addition, the Bank has executed various contracts in 1995 for the acquisition of other thrift institutions and mortgage loan servicing operations, and for the sale of a significant portion of the retail deposit operations outside California, as further described in note 33.

  FN Acquisition

     The FN Acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to assets and liabilities based on estimates of fair values at October 3, 1994. Since October 3, 1994, the results of operations of the FN Acquired Business have been included in First Nationwide's consolidated statements of operations.

     The following is a summary of the assets acquired and liabilities assumed in connection with the FN Acquisition at October 3, 1994 (in thousands):

                                                                                                   ESTIMATED
                                                                                                   REMAINING
                                                                                                   LIVES AT
                                                  OLD FN          FAIR        FIRST NATIONWIDE    ACQUISTION
                                                 CARRYING         VALUE           CARRYING           DATE
                                                  VALUE        ADJUSTMENTS         VALUE          (IN YEARS)
                                               ------------    -----------    ----------------    -----------
Securities..................................   $    355,760     $  (3,989)      $    351,771          1 to 5
Mortgage-backed securities..................      1,615,183       (30,516)         1,584,667          6 to 9
Loans held for sale.........................         33,527           (72)            33,455              --
Loans receivable, net.......................     11,395,622         6,651         11,402,273         2 to 18
Investment in FHLB..........................        111,654            --            111,654              --
Offices premises and equipment..............         98,075       (13,166)            84,909         3 to 10
Foreclosed real estate, net.................         48,188        (4,032)            44,156              --
Accrued interest receivable.................         86,361            --             86,361          2 to 7
Cost of mortgage servicing rights, net......         50,718        39,282             90,000          2 to 4
Other assets................................         82,186        67,304            149,490          2 to 5
Deposits....................................    (10,047,911)      (25,607)       (10,073,518)         1 to 5
Securities sold under agreement to
  repurchase................................     (1,229,296)         (416)        (1,229,712)             --
Borrowings..................................     (2,012,574)       33,765         (1,978,809)        1 to 17
Other liabilities...........................       (106,073)      (36,250)          (142,323)         1 to 5
                                               ------------    -----------    ----------------
                                                    481,420        32,954            514,374
Cash and cash equivalents...................        188,109            --            188,109
                                               ------------    -----------    ----------------
                                               $    669,529     $  32,954            702,483
                                               ------------    -----------
                                               ------------    -----------

Purchase price paid at closing..............                                         714,922
                                                                              ----------------
Excess cost over fair value of net assets
  acquired..................................                                    $     12,439
                                                                              ----------------
                                                                              ----------------

     The amount paid at closing was based on an estimated purchase price prepared by Old FN. This estimate was subsequently adjusted, and an additional $11.5 million, plus interest, was paid to Old FN on March 2, 1995. As a result of this additional amount paid and other revisions to the original fair value estimates, the excess of cost over fair value of net assets acquired was reduced to $6.5 million.

     The Bank financed the FN Acquisition and paid related fees and expenses with (i) a capital contribution by FN Holdings, funded with the net proceeds of
(a) the issuance by FN Holdings of its 12 1/4% Senior Notes due 2001

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2) ACQUISITIONS--(CONTINUED)

('Senior Notes'), and (b) the issuance of FN Holdings' class C common stock to Parent Holdings, (ii) the net proceeds from the issuance of 3,007,300 shares of the Bank's 11 1/2% Noncumulative Perpetual Preferred Stock ('Preferred Stock'), and (iii) existing cash and proceeds from securities sold under agreements to repurchase.

     On October 7, 1994, First Nationwide sold the FN Acquired Business' branch network in Illinois, with approximately $1.2 billion in deposits, to Household Bank, f.s.b. (the 'Illinois Sale'). The Illinois Sale was funded with approximately $1.2 billion in borrowings and did not result in any gain or loss. The following is a summary of the Bank's carrying value of the assets and liabilities of the branch operations in the Illinois Sale at date of sale (in thousands):

Office premises and equipment...............................   $    10,293
Core deposit intangible (other assets)......................        89,726
Deposits....................................................    (1,218,758)
                                                               -----------
                                                               -----------

     The following pro forma financial information combines the historical results of the Company and the FN Acquired Business as if the FN Acquisition and the Illinois Sale had occurred as of the beginning of each year presented. The pro forma results are not necessarily indicative of the results which would have actually been obtained if the FN Acquisition and the Illinois Sale had been consummated in the past nor do they project the results of operations in any future period (in thousands) (unaudited):

                                             YEAR ENDED DECEMBER 31,
                                     -------------------------------------
                                          1994                      1993
                                          ----                      ----
Net interest income...........          $385,313                  $489,204
Net income....................            77,397                   150,946
                                     -----------               -----------
                                     -----------               -----------


  Maryland Acquisition

     On February 28, 1995, the Bank's wholly owned mortgage bank operating subsidiary, First Nationwide Mortgage Corporation ('FNMC') acquired the mortgage servicing operations of the former Standard Federal Savings Association in Frederick, Maryland for approximately $178 million (the 'Maryland Acquisition'). As a result of this transaction, the Bank acquired certain assets and liabilities and a loan servicing portfolio of approximately $11.4 billion (including a subservicing portfolio of $1.8 billion). The transaction was accounted for as a purchase. Accordingly, the accompanying consolidated statement of operations for the period ended December 31, 1995 includes the results of the acquired mortgage servicing operations for the period since March 1, 1995.

  Branch Acquisitions

     In April 1995, First Nationwide acquired approximately $13 million in deposits located in Tiburon, California, from East-West Federal Bank, a federal savings bank (the 'Tiburon Purchase'). In August 1995, the Bank acquired three retail branches located in Orange County, California with deposit accounts totalling approximately $356 million from ITT Federal Bank, fsb, ( the 'ITT Purchase'). On December 8, 1995, the Bank acquired four retail branches located in Sonoma County, California with deposit accounts of approximately $144 million from Citizens Federal Bank, a Federal Savings Bank (the 'Sonoma Purchase' and, collectively with the Tiburon Purchase and the ITT Purchase, the 'Branch Acquisitions'). The aggregate amounts received from the sellers in the Branch Acquisitions totalled $501 million.

  Lomas 1995 Purchase

     In September 1995, FNMC entered into an agreement to purchase a portion of Lomas Mortgage USA, Inc.'s ('LMUSA') loan servicing portfolio of approximately $11.1 billion (including a sub-servicing portfolio of $3.1 billion), a master servicing portfolio of $2.9 billion and other assets, principally existing loans, loan

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2) ACQUISITIONS--(CONTINUED)

production operations and ownership of Lomas Mortgage Services Inc. from LMUSA, a subsidiary of Lomas Financial Corporation, for $100 million, payable in installments, and the assumption of the certain indebtedness relating to the acquired loan portfolio totalling approximately $274 million (the 'Lomas 1995 Purchase'). This transaction closed on October 2, 1995, and FNMC made the first installment payment totalling $35 million from existing cash. At December 31, 1995, approximately $64.7 million remains payable to LMUSA and bears interest at the average federal funds rate plus 1%. The transaction was accounted for as a purchase. Accordingly, the accompanying consolidated financial statements of operations include the results of the acquired operations since October 2, 1995.

     Pro forma financial information for the Maryland and Branch Acquisitions and the Lomas 1995 Purchase has not been presented because such information is not considered material to the consolidated financial statements.

  Purchase Accounting Adjustments

     Premiums and discounts related to interest-earning assets acquired and interest-bearing liabilities assumed are amortized (accreted) to operations using the level yield method over the estimated remaining lives of the respective assets and liabilities. Premiums and discounts relative to noninterest-earning assets and noninterest-bearing liabilities are amortized (accreted) to operations using the straight-line method over the estimated useful lives.

     Income before income taxes, extraordinary item and minority interest for the years ended December 31, 1995 and 1994 included net amortization (accretion) of premiums (discounts) of $.9 million and $.6 million, respectively, which resulted from the application of purchase accounting relative to interest-earning assets and interest-bearing liabilities assumed in the FN, Maryland and Branch Acquisitions, and the Lomas 1995 Purchase.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Parent Holdings conform to generally accepted accounting principles and general practices within the savings and loan industry. The following summarizes the more significant of these policies.

     (a) Basis of Presentation

          The accompanying consolidated financial statements include the accounts of Parent Holdings, FN Holdings, the Bank and the Bank's wholly owned subsidiaries not subject to the Assistance Agreement. Earnings per share data is not presented due to the limited ownership of the Company. All significant intercompany accounts and transactions have been eliminated.

          Investments in and advances to directly-held subsidiaries at December 28, 1988 are Covered Assets under the provisions of the Assistance Agreement. Therefore, all significant activity regarding additional investments and dispositions is subject to FSLIC/RF approval. Because control over such subsidiaries does not rest solely with First Nationwide and ownership is temporary in management's view, the assets and liabilities and results of operations of these entities are not consolidated in the accompanying consolidated financial statements. The investments in these subsidiaries, including advances, are recorded as Covered Assets at their guaranteed values.

     (b) Cash and Cash Equivalents

          For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks, interest-bearing deposits in other banks, and other short-term investment securities with original maturities of three months or less. Savings and loans are required by the Federal Reserve Bank to maintain non-interest bearing cash reserves equal to a percentage of certain deposits. The reserve balance for First Nationwide at December 31, 1995 was $53.6 million.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     (c) Securities and Mortgage-backed Securities

          The Company's investment in securities consists primarily of U.S. government and agency securities and mortgage-backed securities. Parent Holdings adopted Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities' ('SFAS No. 115'), which specifies the accounting and reporting for all investments in debt securities and for investments in equity securities that have readily determinable fair values, effective January 1, 1994. There was no material impact on the consolidated financial statements as a result of the adoption of SFAS No. 115 at January 1, 1994. SFAS No. 115 requires classification of debt and equity securities, including mortgage-backed securities, into one of three categories: held to maturity, available for sale or trading securities. Securities expected to be held to maturity represent securities which management has the positive intent and ability to hold to maturity and are reported at amortized cost. Securities bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. All other securities are classified as available for sale and are carried at fair value, with unrealized holding gains and losses, net of tax, reported as a separate component of stockholders' equity until realized. Should an other than temporary decline in the fair value of a security classified as held to maturity or available for sale occur, the carrying value of such security would be written down to fair value by a charge to operations. Realized gains or losses on securities available for sale are computed on a specific identification basis and are accounted for on a trade-date basis.

          The Financial Accounting Standards Board ('FASB') issued a Special Report in November 1995, 'A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities' (the 'Special Report'). The Special Report provided all entities an opportunity to reassess their ability and intent to hold securities to maturity and allowed a one time reclassification of securities from held-to-maturity to available-for-sale without 'tainting' the remaining held-to-maturity securities. On December 29, 1995, the Company reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from the respective held-to-maturity categories to securities available for sale.


          Amortization and accretion of premiums and discounts relating to mortgage-backed securities is recognized using the interest method over the estimated lives of the underlying mortgages with adjustments based on prepayment experience.

     (d) Loans Held for Sale, Net

          One- to four-family residential mortgage loans originated and intended for sale in the secondary market and other loans which are expected to be sold in the near term are carried at the lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis. Net unrealized losses are recognized in a valuation allowance by charges to income.

     (e) Loans Receivable, Net

          Loans receivable, net, is stated at unpaid principal balances, less the allowance for loan losses, and net of deferred loan origination fees and purchase discounts.

          Discounts on one- to four-family residential mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts on consumer and other loans are recognized over the lives of the loans using the interest method.

          A significant portion of First Nationwide's real estate loan portfolio is comprised of adjustable-rate mortgages. The interest rate and payment terms of these mortgages adjust on a periodic basis in accordance with various published indices. The majority of these adjustable-rate mortgages have terms which limit the amount of interest rate adjustment that can occur each year and over the life of the mortgage. During periods

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     of limited payment increases, negative amortization may occur on certain adjustable-rate mortgages. See note 29.

          The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on such factors as the Bank's past loan loss experience, delinquency trends, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. As management utilizes information currently available to make such evaluation, the allowance for loan losses is subjective and may be adjusted in the future depending on changes in economic conditions or other factors. Additionally, regulatory authorities, as an integral part of their regular examination process, review the Bank's allowance for estimated losses on a periodic basis. These authorities may require the Bank to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

          Uncollectible interest on loans that are contractually ninety days or more past due is charged off, or an allowance is established, based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received. When, in management's judgment, the borrower's ability to make periodic interest and principal payments resumes, the loan is returned to accrual status.

     (f) Impaired Loans

          Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, 'Accounting by Creditors for Impairment of a Loan' ('SFAS No. 114'), as amended by Statement of Financial Accounting Standards No. 118, 'Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures' ('SFAS No. 118'). Under SFAS No. 114, a loan is impaired when it is 'probable' that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the observable market price of the impaired loan, or
     (iii) the fair value of the collateral of a collateral-dependent loan. SFAS No. 114 does not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. For FN Holdings, loans collectively reviewed for impairment include all single-family loans, and performing multi-family and commercial real estate loans under $500,000, excluding loans which have entered the workout process. The adoption of SFAS No. 114, as amended by SFAS No. 118, had no material impact on the Company's consolidated financial statements as the Company's existing policy of measuring loan impairment was consistent with methods prescribed in these standards.

          The Company considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Any insignificant delay (i.e., 60 days or less) or insignificant shortfall in amount of payments will not cause a loan to be considered impaired. In determining impairment, Parent Holdings considers large non-homogeneous loans including nonaccrual loans, troubled debt restructurings, and performing loans which exhibit, among other characteristics, high loan-to-value ratios, low debt-coverage ratios, or other indications that the borrowers are experiencing increased levels of financial difficulty. The Company bases the measurement of collateral-dependent impaired loans, which represent substantially all of the Company's loan portfolio, on the fair value of the loan's collateral. The amount, if any, by which the recorded investment of the loan exceeds the measure of the impaired loan's value is recognized by recording a valuation allowance.

          Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying value of the loan, unless the Company believes it will recover the remaining principal

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     balance of the loan. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses. Adjustments to impairment losses due to changes in the fair value of collateral of impaired loans are included in provision for loan losses. Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge-off to the allowance for loan losses.

     (g) Loan Origination and Commitment Fees and Related Costs

          Loan origination fees, net of direct underwriting closing and acquisition costs, are deferred and amortized to interest income using the interest method over the contractual term of the loans, adjusted for actual loan prepayment experience. Unamortized fees on loans sold or paid in full are recognized as income. Adjustable-rate loans with lower initial interest rates during the introductory period result in the amortization of a substantial portion of the net deferred fee during the introductory period.

          Commitment fees paid to investors, for the right to deliver permanent residential mortgages in the future to the investors at a specified yield, are deferred. Amounts are included in the recognition of gain (loss) on sale of loans as loans are delivered to the investor in proportion to the percentage relationship of loans delivered to the total commitment amount. Any unused fee is recognized as an expense at the expiration of the commitment date, or earlier, if it is determined that the commitment will not be filled.

          Fees received in connection with loan commitments are deferred and recognized as fee revenue on a straight-line basis over the term of the commitment. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the term of the loan as an adjustment to yield.

          Other loan fees and charges, which represent income from the prepayment of loans, delinquent payment charges, and miscellaneous loan services, are recognized as income when collected.

     (h) Office Premises and Equipment


          Land is carried at cost. Premises, equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Premises, equipment and leasehold improvements are depreciated or amortized on a straight-line basis over the lesser of the lease term or the estimated useful lives of the various classes of assets. Maintenance and repairs on premises and equipment are charged to expense in the period incurred.

          Closed facilities of the Company and its subsidiaries are carried at fair value. In the case of leased premises that are vacated by the Bank, a liability is established representing the difference between the net present value of future lease payments and the net present value of anticipated sublease income, if any, for the remaining term of the lease.

     (i) Foreclosed Real Estate

          Real estate acquired through foreclosure is carried at fair value less estimated disposal costs at the time of foreclosure. Subsequent to foreclosure, Parent Holdings charges current earnings with a provision for estimated losses when the carrying value of the collateral property exceeds its fair value.

     (j) Core Deposit and Other Intangible Assets

          The core deposit intangible asset is amortized over the estimated lives of existing deposit relationships. Other intangible assets, principally excess of cost over fair value of net assets acquired in business combinations accounted for as a purchase, are amortized on a straight-line basis over the expected period to be benefited of 15 years. The Company periodically reviews the operations of the businesses acquired to determine that income from operations continues to support the recoverability of its intangible assets and the amortization periods used.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     (k) Mortgage Servicing Rights

          The Company purchases mortgage servicing rights separately or it may acquire mortgage servicing rights by purchasing or originating mortgage loans and selling those loans with servicing rights retained. Generally, purchased mortgage servicing rights are capitalized at the cost to acquire the rights and are carried at the lower of cost, net of accumulated amortization, or fair value. Originated mortgage servicing rights are capitalized based on a relative fair value of the servicing right to the fair value of the loan and are recorded at the lower of the capitalized amount, net of accumulated amortization, or fair value.


          The Company records mortgage servicing rights at cost, net of accumulated amortization. The Company amortizes the mortgage servicing rights in proportion to, and over the period of, estimated net servicing income. The Company uses a cash flow model to calculate the amortization of mortgage servicing rights. The amortization of the mortgage servicing rights is analyzed periodically and is adjusted to reflect changes in prepayment rates and other estimates.

          On May 12, 1995, the FASB issued Statement of Financial Accounting Standards No. 122, 'Accounting for Mortgage Servicing Rights, an amendment to Statement No. 65' ('SFAS No. 122'). This statement provides guidance for the recognition of mortgage servicing rights as an asset when a mortgage loan is sold and servicing rights are retained. The Company elected to adopt this standard effective April 1, 1995. The result of such adoption was to capitalize approximately $17 million in mortgage servicing rights related to loans originated by the Company in 1995.

          SFAS No. 122 requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing rights based on its fair value. To determine the fair value of mortgage servicing rights created since April 1, 1995, the Company uses market prices for comparable mortgage servicing contracts, when available, or alternatively uses a valuation model that calculates the present value of future net servicing income. In using this valuation method, the Company incorporates assumptions that market participants would use in estimating future net servicing income, which include estimates of the cost of servicing, the discount rate, mortgage escrow earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.

          SFAS No. 122 requires enterprises to measure the impairment of servicing rights based on the difference between the carrying amount and current fair value of the servicing rights. In determining impairment, the Company aggregates all mortgage servicing rights and stratifies them based on the predominant risk characteristics of interest rate, loan type and investor type. Further, mortgage servicing rights capitalized prior to the adoption of SFAS No. 122 were stratified by acquisition to measure impairment. A valuation allowance is established for any excess of amortized book value over the current fair value, by risk stratification, by a charge to income.

          The carrying value of mortgage servicing rights is amortized over the life of the related loan portfolio. A decline in long-term interest rates generally results in an acceleration in mortgage loan prepayments. Higher levels of prepayments would result in an acceleration of the amortization of mortgage servicing rights, causing a reduction in the Bank's servicing fee income. Management has taken the current and projected interest rate environment into account in estimating the amount of amortization of mortgage servicing rights included in the accompanying statements of operations. However, further declines in long-term interest rates could cause the level of prepayments to exceed management's estimates.

     (l) Gains/Losses on Sale of Mortgage Loans

          Mortgage loans are generally sold with the mortgage servicing rights retained by the Company. Effective with the adoption of SFAS No. 122 on April 1, 1995, the carrying value of mortgage loans sold was reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold. Such gains and losses are increased or decreased by the amount of excess

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     servicing fees recorded. Deferred origination fees and expenses, net of commitment fees paid in connection with the sale of the loans, are recognized at the time of sale in the gain or loss determination.

     (m) Servicing Fee Income

          Servicing fee income represents the fees earned for servicing mortgage loans under servicing agreements with the Federal National Mortgage Association ('FNMA'), the Federal Home Loan Mortgage Corporation ('FHLMC'), the Government National Mortgage Association ('GNMA'), and certain private investors. The fees are based on a contractual percentage of the outstanding principal balance or a fixed amount per loan and are recorded as income when received. Amortization of capitalized excess servicing is netted against loan servicing fees to reflect a normal servicing fee. The amortization of mortgage servicing rights is included in servicing fee income.

     (n) Interest Rate Swap Agreements

          The Bank is a party to various interest rate swap agreements as a means of managing its interest rate exposure relative to the Bank's FHLB advances. Amounts receivable or payable under these derivative financial instruments are recognized as adjustments to interest expense of the hedged liability (FHLB advances). Gains and losses on early termination of these agreements are included in the carrying amount of the related liability and amortized over the remaining terms of the liability.

     (o) Income Taxes

          For Federal income tax purposes, Parent Holdings and FN Holdings and subsidiaries are members of the Mafco Holdings Inc. ('Mafco', the indirect parent of FN Holdings) affiliated group, and accordingly, its Federal taxable income or loss will be included in the consolidated Federal income tax return filed by Mafco. Parent Holdings may also be included in certain state and local income tax returns of Mafco or its subsidiaries. FN Holdings' tax sharing agreement with Mafco provides that income taxes will be based on the separate results of FN Holdings. The agreement generally provides that FN Holdings will pay to Mafco amounts equal to the taxes that FN Holdings would be required to pay if it were to file a return separately from the affiliated group. Furthermore, the agreement provides that FN Holdings shall be entitled to take into account any net operating loss carryovers attributable to taxable periods prior to January 1, 1994 in determining its tax liability. The agreement also provides that Mafco will pay FN Holdings amounts equal to tax refunds FN Holdings would be entitled to if it had always filed a separate company tax return.

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. FN Holdings adopted SFAS No. 109, 'Accounting for Income Taxes,' effective January 1, 1993 for which there was no cumulative effect of that change in the method of accounting for income taxes in the accompanying 1993 consolidated statement of operations. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (p) Extraordinary Gain from Extinguishment of Debt

          During 1995, First Nationwide prepaid $250 million on FHLB advances resulting in an extraordinary gain of approximately $2.0 million, net of income taxes, on the early extinguishment of debt. During 1994, First Nationwide prepaid $95.2 million in FHLB advances resulting in an extraordinary gain of approximately $1.4 million, net of income taxes, on the early extinguishment of debt.

     (q) Management's Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect (i) the reported amounts of assets and

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     liabilities, (ii) disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (iii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (r) Reclassification


          Certain amounts within the consolidated financial statements have been reclassified to conform to the current year presentation.

     (s) Newly Issued Accounting Pronouncements

          In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of' ('SFAS No. 121'). SFAS No. 121 provides guidance for recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill related both to assets to be held and used by an entity and assets to be disposed of. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995. Although the Company has not yet adopted SFAS No. 121, management does not expect such adoption to have a material impact on the Company's consolidated financial statements.

(4) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (IN THOUSANDS)

     Cash paid for interest for the years ended December 31, 1995, 1994 and 1993 was $702,254, $184,499, and $84,663 respectively.


     During the year ended December 31, 1995, noncash activity consisted of the reclassification of $1.5 billion and $231.8 million historical carrying value of mortgage-backed securities and U. S. government and agency securities, respectively, from the held-to-maturity portfolio to the available-for-sale portfolio (see note 5). In addition, $326.0 million of consumer loans were reclassified from loans receivable to loans held for sale, transfers from loans receivable to foreclosed real estate amounted to $79.6 million, and $376.3 million was transferred from loans receivable to mortgage-backed securities to be held to maturity representing the securitization of certain of the Bank's qualifying single-family loans.



     During the year ended December 31, 1994, noncash activity consisted of the transfer of $21.8 million from loans receivable to foreclosed real estate and the transfer of $1.3 billion from loans receivable to mortgage-backed securities to be held to maturity representing the securitization of certain of the Bank's qualifying single-family loans. The transfer to foreclosed real estate was net of a $4 million write-down, which was recorded as a receivable from the FSLIC/RF (other assets), resulting from the expiration of coverage of a multi-family residential commercial loan.


     During the year ended December 31, 1993, noncash activity consisted of the transfer of $50,950 from loans receivable to mortgage-backed securities, the transfer of $7,136 from loans held for sale to loans receivable, and the transfer of $9,604 from Covered Assets to loans receivable due to a commercial loan which expired from coverage. The Bank distributed the common stock of a subsidiary, First Gibraltar Mortgage Holdings Inc. ('FGMH'), to First Gibraltar Holdings at its carrying value of $99,781. Net cash and cash equivalents transferred amounted to $4,295. The Bank also dividended office premises and equipment totalling $943 and securities totalling $142,566 to First Gibraltar

Holdings. As discussed in note 1, the Bank sold substantially all of its branch operations to BAT during 1993. The excess of liabilities transferred over assets was $141,215. Net cash and cash equivalents transferred to BAT amounted to $471,998.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(5) SECURITIES AVAILABLE FOR SALE

     At December 31, 1995 and 1994, securities available for sale and the related unrealized gain or loss consisted of the following (in thousands):


                                                                  DECEMBER 31, 1995
                                          ------------------------------------------------------------------
                                                          GROSS         GROSS          NET
                                          AMORTIZED     UNREALIZED    UNREALIZED    UNREALIZED     CARRYING
                                             COST         GAINS         LOSSES         GAIN         VALUE
                                          ----------    ----------    ----------    ----------    ----------
Marketable equity securities...........   $   34,000     $  80,068     $     --      $ 80,068     $  114,068
Mortgage-backed securities:
  GNMA.................................       14,018           906           --           906         14,924
  FNMA.................................      294,070         5,643           --         5,643        299,713
  FHLMC................................      801,393        19,671           (1)       19,670        821,063
  Collateralized mortgage
     obligations.......................      345,699           793       (4,678)       (3,885)       341,814
U.S. government and agency
  obligations..........................      231,794         2,768          (69)        2,699        234,493
                                          ----------    ----------    ----------    ----------    ----------
     Total.............................   $1,720,974     $ 109,849     $ (4,748)      105,101     $1,826,075
                                          ----------    ----------    ----------                  ----------
                                          ----------    ----------    ----------                  ----------

FDIC portion of unrealized gain on
  marketable equity securities.........                                               (34,534)
Minority interest--Hunter's Glen                                                      (12,702)
Estimated tax effect...................                                                (7,055)
                                                                                    ----------
     Net unrealized holding gain in
       stockholders'equity.............                                              $ 50,810
                                                                                    ----------
                                                                                    ----------


                                                                  DECEMBER 31, 1994

                                          ------------------------------------------------------------------
                                                          GROSS         GROSS          NET
                                          AMORTIZED     UNREALIZED    UNREALIZED    UNREALIZED     CARRYING
                                             COST         GAINS         LOSSES         GAIN         VALUE
                                          ----------    ----------    ----------    ----------    ----------
Marketable equity securities...........   $   34,000     $  11,000     $     --      $ 11,000     $   45,000
                                          ----------    ----------    ----------                  ----------
                                          ----------    ----------    ----------                  ----------

Minority interest--Hunter's Glen.......                                                (2,200)
                                                                                    ----------
  Net unrealized holding gain in
     stockholder's equity..............                                              $  8,800
                                                                                    ----------
                                                                                    ----------


     The following represents a summary of the amortized cost, carrying value and weighted average yield of securities available for sale with related maturities (dollars in thousands):

                                                                             DECEMBER 31, 1995
                                                                    ------------------------------------
                                                                                                WEIGHTED
                                                                    AMORTIZED      CARRYING     AVERAGE
                                                                       COST         VALUE        YIELD
                                                                    ----------    ----------    --------
Marketable equity securities.....................................   $   34,000    $  114,068        --
Mortgage-backed securities.......................................    1,455,180     1,477,514      7.41%
U.S. government and agency obligations:
  Maturing within 1 year.........................................       62,054        62,093      5.70
  Maturing after 1 year but within 5 years.......................      169,676       172,336      6.98
  Maturing after 5 years through 10 years........................           64            64      7.25
                                                                    ----------    ----------    --------
     Total.......................................................   $1,720,974    $1,826,075      7.16%
                                                                    ----------    ----------    --------
                                                                    ----------    ----------    --------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(5) SECURITIES AVAILABLE FOR SALE--(CONTINUED)

     As discussed more fully in note 3, the FASB issued the Special Report which provided all entities an opportunity to reassess their ability and intent to hold securities to maturity and allowed a one-time reclassification of securities from held-to-maturity to available-for-sale without 'tainting' the remaining held-to-maturity securities. On December 29, 1995, the Bank reclassified $1.5 billion and $231.8 million in carrying value of mortgage-backed securities and U.S. government and agency securities, respectively, from held to maturity to securities available for sale. This reclassification resulted in a net after-tax increase in the unrealized gain account in stockholder's equity and minority interest--Hunter's Glen of $18 million and $4.5 million, respectively.

     Proceeds on sales of mortgage-backed securities available for sale during 1994 totalled $6 million. No realized gain or loss was recognized on such sales.

     At December 31, 1995, mortgage-backed securities available for sale included securities totalling $63.4 million which resulted from the securitization of certain qualifying mortgage loans from First Nationwide's loan portfolio.

     At December 31, 1995, mortgage-backed securities available for sale included $979.0 million of variable-rate securities.

     U.S. government and agency obligations and mortgage-backed securities available for sale of $50 million and $39 million, respectively, were pledged as collateral for various obligations as further discussed in note 29.

     Marketable equity securities available for sale represents approximately 25% of the outstanding common stock of Affiliated Computer Services ('ACS'), representing 5% of the voting power, with an original cost basis of $34 million. Pursuant to the terms of a settlement agreement dated June 17, 1991 between the Company, ACS, and the FDIC, the FDIC is entitled to share in a defined portion of the proceeds from the sale of the stock, which, at December 29, 1995 and 1994, approximated $34.5 million and $0, respectively, and which is recorded in other liabilities.

(6) SECURITIES HELD TO MATURITY

     At December 31, 1995 and 1994 securities held to maturity consist of the following (in thousands):

                                                                           DECEMBER 31, 1995
                                                          ---------------------------------------------------
                                                                         GROSS         GROSS
                                                          AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                            COST         GAINS         LOSSES      FAIR VALUE
                                                          ---------    ----------    ----------    ----------
Municipal securities...................................   $   1,455       $ --         $   --       $   1,455
                                                          ---------        ---       ----------    ----------
                                                          ---------        ---       ----------    ----------
                                                                           DECEMBER 31, 1994

                                                          ---------------------------------------------------
                                                                         GROSS         GROSS
                                                          AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                            COST         GAINS         LOSSES      FAIR VALUE
                                                          ---------    ----------    ----------    ----------
U. S. government and agency obligations................   $ 410,211       $ 51         $2,524       $ 407,738
Municipal securities...................................       1,648         12             --           1,660
                                                          ---------        ---       ----------    ----------
                                                          $ 411,859       $ 63         $2,524       $ 409,398
                                                          ---------        ---       ----------    ----------
                                                          ---------        ---       ----------    ----------

     As discussed in note 5 to the consolidated financial statements, securities with a carrying value of $231.8 million were reclassified from securities held to maturity to securities available for sale at December 29, 1995.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(6) SECURITIES HELD TO MATURITY--(CONTINUED)

     The weighted average stated interest rates on securities held to maturity were 8.25% and 5.79% at December 31, 1995 and 1994, respectively.

     The following represents a summary of the carrying values (amortized cost), estimated fair values, and weighted average yield of securities held to maturity with related maturities (dollars in thousands):

                                                                                 DECEMBER 31, 1995
                                                                         ----------------------------------
                                                                                      ESTIMATED    WEIGHTED
                                                                         AMORTIZED      FAIR       AVERAGE
                                                                           COST         VALUE       YIELD
                                                                         ---------    ---------    --------
Municipal securities:
     Maturing within 1 year...........................................    $ 1,250      $ 1,250       8.25%
     Maturing after 1 year but within 5 years.........................        205          205       8.25
                                                                         ---------    ---------    --------
     Total............................................................    $ 1,455      $ 1,455       8.25%
                                                                         ---------    ---------    --------
                                                                         ---------    ---------    --------

(7) MORTGAGE-BACKED SECURITIES HELD TO MATURITY


     At December 31, 1995 and 1994, mortgage-backed securities held to maturity consist of the following (in thousands):


                                                                       DECEMBER 31, 1995
                                                      ----------------------------------------------------
                                                                      GROSS         GROSS
                                                      AMORTIZED     UNREALIZED    UNREALIZED    ESTIMATED
                                                         COST         GAINS         LOSSES      FAIR VALUE
                                                      ----------    ----------    ----------    ----------
FHLMC..............................................   $  533,208     $ 15,285      $     --     $  548,493
FNMA...............................................      988,700       27,424            --      1,016,124
Other mortgage-backed securities...................        2,580           --            --          2,580
                                                      ----------    ----------    ----------    ----------
                                                      $1,524,488     $ 42,709      $     --     $1,567,197
                                                      ----------    ----------    ----------    ----------
                                                      ----------    ----------    ----------    ----------


                                                                       DECEMBER 31, 1994
                                                      ----------------------------------------------------
                                                                      GROSS         GROSS
                                                      AMORTIZED     UNREALIZED    UNREALIZED    ESTIMATED
                                                         COST         GAINS         LOSSES      FAIR VALUE
                                                      ----------    ----------    ----------    ----------
FHLMC..............................................   $1,659,912     $  4,865      $ 17,744     $1,647,033
FNMA...............................................    1,078,323        1,234        19,093      1,060,464
GNMA...............................................       15,712            4           203         15,513
Collateralized Mortgage Obligations................      396,820           13        26,894        369,939
Other mortgage-backed securities...................        3,045           --            --          3,045
                                                      ----------    ----------    ----------    ----------
                                                      $3,153,812     $  6,116      $ 63,934     $3,095,994
                                                      ----------    ----------    ----------    ----------
                                                      ----------    ----------    ----------    ----------


     As discussed in note 5 to the consolidated financial statements, mortgage-backed securities with a carrying value of $1.5 billion were reclassified from mortgage-backed securities held to maturity to securities available for sale at December 29, 1995.


     The weighted average stated interest rates on mortgage-backed securities to be held to maturity were 7.46% and 6.30% at December 31, 1995 and 1994, respectively.




     At December 31, 1995 and 1994, mortgage-backed securities held to maturity included securities totalling $1.5 billion and $1.4 billion, respectively, which resulted from the securitization of certain qualifying mortgage loans from First Nationwide's loan portfolio. At December 31, 1995 and 1994, these securities include $1.5 billion and $1.3 billion, respectively, which have been securitized with FNMA and FHLMC with full recourse to the Bank. At December 31, 1995 and 1994, mortgage-backed securities held to maturity included $1.5 billion and $2.5 billion, respectively, of variable-rate securities.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(8) LOANS RECEIVABLE, NET

      At December 31, 1995 and 1994, loans receivable, net, excluding Covered Assets, included the following (in thousands):


                                                                     1995           1994
                                                                  -----------    -----------
Real estate loans:
     1-4 unit residential......................................   $ 5,423,411    $ 5,612,150
     5+ unit residential.......................................     1,854,333      2,177,646
     Commercial................................................     1,716,121      2,015,808
     Construction..............................................            --          7,544
     Land......................................................         8,840         15,270
                                                                  -----------    -----------
                                                                    9,002,705      9,828,418
     Undisbursed loan funds....................................            --           (732)
                                                                  -----------    -----------
          Total real estate loans..............................     9,002,705      9,827,686
                                                                  -----------    -----------
Equity-line loans..............................................       110,830        408,964
Other consumer loans...........................................        60,106         82,996
Commercial loans...............................................         1,913            970
                                                                  -----------    -----------
          Total consumer and other loans.......................       172,849        492,930
                                                                  -----------    -----------
          Total loans receivable...............................     9,175,554     10,320,616
Deferred fees and unearned premiums (discounts)................        19,423           (255)
Allowance for loan losses......................................      (210,484)      (202,780)
Purchase accounting discounts, net.............................      (153,475)      (150,695)
                                                                  -----------    -----------
          Total loans receivable, net..........................   $ 8,831,018    $ 9,966,886
                                                                  -----------    -----------
                                                                  -----------    -----------



     The Bank's lending activities are principally conducted in California, New York and Florida.


     As a result of the FN Acquisition, the Bank assumed obligations for certain loans sold with recourse. The outstanding balances of loans sold with recourse at December 31, 1995 totalled $333.2 million. The Bank evaluates the credit risk of loans sold with recourse and, if necessary, records a liability (other liabilities) for estimated losses related to these potential obligations. No loans were sold with recourse during the years ended December 31, 1995, 1994 and 1993.


     The following table indicates the carrying value of loans which have been placed on nonaccrual status, excluding Covered Assets, as of the dates indicated (in thousands):

                                                AT DECEMBER 31,
                                              --------------------
                                                1995        1994
                                              --------    --------
Nonaccrual loans:
     Real estate:
          1-4 unit residential.............   $135,710    $133,439
          5+ unit residential..............     23,253      23,543
          Commercial and other.............      9,280      11,334
          Land.............................        136       6,850
          Construction.....................         --       2,036
                                              --------    --------
               Total real estate...........    168,379     177,202
     Non-real estate.......................      3,159       4,002
                                              --------    --------
               Total nonaccrual loans......   $171,538    $181,204
                                              --------    --------
                                              --------    --------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(8) LOANS RECEIVABLE, NET--(CONTINUED)

     The following table indicates the carrying value of loans classified as troubled debt restructurings, net of purchase accounting adjustments and excluding Covered Assets, as of December 31, 1995 and 1994 (in thousands):

                                                                            AT DECEMBER 31
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
1-4 unit residential real estate......................................   $  8,479    $ 19,026
5+ unit residential real estate.......................................    146,971     203,742
Commercial and other real estate......................................     79,000     110,123
                                                                         --------    --------
     Total restructured loans.........................................   $234,450    $332,891
                                                                         --------    --------
                                                                         --------    --------


     At December 31, 1995, the Bank's loan portfolio totalling $9.2 billion is concentrated in California. The financial condition of the Bank is subject to general economic conditions such as the volatility of interest rates and real estate market conditions and, in particular, to conditions in the California residential real estate market. Any downturn in the economy generally, and in California in particular, could further reduce real estate values. An increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, in the event interest rates rise or real estate market values decline, particularly in California, the Bank may find it difficult to maintain its asset quality and may require additional allowances for loss above the amounts currently estimated by management.


     For nonaccrual loans and loans classified as troubled debt restructurings, the following table summarizes the interest income recognized ('Recognized') and total interest income that would have been recognized had the borrowers performed under the original terms of the loans ('Contractual') for the years ended December 31, 1995 and 1994 (in thousands). There were no loans classified as troubled debt restructurings in 1993.

                                                           DECEMBER 31, 1995            DECEMBER 31, 1994
                                                       -------------------------    -------------------------
                                                       RECOGNIZED    CONTRACTUAL    RECOGNIZED    CONTRACTUAL
                                                       ----------    -----------    ----------    -----------
Restructured loans..................................    $ 22,098       $33,093        $6,976        $ 8,572
Nonaccrual loans....................................       6,136        15,329           544          3,806
                                                       ----------    -----------    ----------    -----------
                                                        $ 28,234       $48,422        $7,520        $12,378
                                                       ----------    -----------    ----------    -----------
                                                       ----------    -----------    ----------    -----------


     At December 31, 1995 and 1994, respectively, the Bank and its wholly owned subsidiary, FGB Realty Advisors, Inc., managed non-performing loan and asset portfolios totalling $1.3 billion and $1.6 billion, respectively, for investors. Revenues related to such activities are included in management fees in the accompanying statements of operations.

     Activity in the allowance for loan losses for the years ended December 31, 1995, 1994 and 1993 is summarized as follows (in thousands):

                                                                         1995        1994        1993
                                                                       --------    --------    --------
Balance--January 1..................................................   $202,780    $  2,250    $ 14,537
Purchases--FN Acquisition...........................................         --     201,927          --
Provision for loan losses...........................................     37,000       6,226       1,402
Allowance for losses assigned to loans sold.........................         --          --     (12,918)
Charge-offs.........................................................    (32,344)     (9,676)     (1,860)
Recoveries..........................................................      3,048       2,053       1,089
                                                                       --------    --------    --------
Balance--December 31................................................   $210,484    $202,780    $  2,250
                                                                       --------    --------    --------
                                                                       --------    --------    --------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(9) IMPAIRED LOANS

     The Company's adoption of SFAS No. 114, as amended by SFAS No. 118, effective January 1, 1995, had no material impact on the Company's consolidated financial statements as the Company's existing policy of measuring loan impairment was consistent with methods prescribed in these standards.

     At December 31, 1995, the carrying value of loans that are considered to be impaired under SFAS No. 114 totalled $125.4 million (of which $29.6 million were on nonaccrual status). The average recorded investment in impaired loans during the year ended December 31, 1995 was approximately $125.5 million. For the year ended December 31, 1995, the Company recognized interest income on those impaired loans of $12.9 million, which included $.2 million of interest income recognized using the cash basis method of income recognition.

     Generally, specific allowances for loan losses relative to impaired multi-family and commercial real estate loans, which comprised the majority of impaired loans at December 31, 1995, have not been established, because most would be eligible to be sold to Granite under the Put Agreement (see note 10). There have been no significant multi-family or commercial real estate loans originated since October 1, 1994.

(10) PUT AGREEMENT

     In connection with the FN Acquisition, the Bank assumed generally the same rights under an agreement ('Put Agreement') Old FN had with Granite Management and Disposition, Inc. ('Granite'), an indirect subsidiary of Ford Motor, whereby Old FN had the option to sell ('put') to Granite, on a quarterly basis, up to approximately $500 million of certain assets, primarily non-performing commercial real estate loans and residential mortgage loans with an original principal balance greater than $250,000. The Put Agreement will expire upon the earlier of (i) November 30, 1996; or (ii) the date on which the aggregate purchase price of assets which have been 'put' to Granite equals $500 million, including assets 'put' to Granite by Old FN under a similar agreement through October 3, 1994. The purchase price represents the outstanding principal balance, accrued interest and certain other expenses. The remaining balance of the Put Agreement at December 31, 1995 was $112.4 million.

(11) RECEIVABLES FROM THE FSLIC/RF--COVERED ASSETS

  Components and Coverage Periods

     Covered Assets represent guaranteed amounts to be received by First Nationwide either from the disposition of the underlying assets or from the FSLIC/RF. During the coverage period, which varies based on the underlying asset, First Nationwide is not subject to any loss from the disposition of such assets other than the 10% FSLIC/RF Reimbursement.

     During the coverage period, the FSLIC/RF guarantees to First Nationwide an agreed-upon yield on Covered Assets ('Guaranteed Yield'). The Guaranteed Yield is based on a spread that began at 2.25% over the Texas cost of funds (the average cost of funds of all previous FSLIC-insured institutions whose main offices are located in Texas as most recently reported by the Office of Thrift Supervision ('TCOF')) declining to 1.50% over the TCOF over the term of the Assistance Agreement. The TCOF was 5.63%, 4.46% and 4.07% at December 31, 1995, 1994, and 1993, respectively. The spread over the TCOF was 1.90%, 2.00% and 2.05% at December 31, 1995, 1994, and 1993, respectively.

     Certain provisions of the Assistance Agreement were amended and/or modified in January 1992. The Bank recorded a FSLIC/RF Reimbursement reserve in 1992 based on the present value of the FSLIC/RF Reimbursement amount (net of Shared Gains) to be paid. At December 31, 1994, this reserve was reflected as a reduction of the related Covered Assets and is evaluated periodically and adjusted for any change in the expected amounts. The FSLIC/RF Reimbursement reserve was fully utilized in 1995 as a result of the FDIC Purchase.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(11) RECEIVABLES FROM THE FSLIC/RF--COVERED ASSETS--(CONTINUED)


     In June 1995, the FDIC, as manager of the FSLIC/RF, as successor to the FSLIC, exercised its rights under the Assistance Agreement to purchase substantially all of the remaining Covered Assets as of June 1, 1995 at the fair market value of such assets and further purchased additional assets from the remaining Covered Asset portfolio in September 1995 as part of the FDIC Purchase. Under the terms of the Capital Loss Coverage provisions of the Assistance Agreement, losses sustained by First Nationwide from the FDIC Purchase were reimbursed by the FSLIC/RF. At December 31, 1995, the Covered Asset balance of $39.3 million represents amounts which remain unpaid by the FDIC in connection with the FDIC Purchase. The FDIC has elected to treat this amount as a Covered Asset, earning Guaranteed Yield, until such time as it is paid to the Bank.

(12) INVESTMENT IN FHLB

     The Bank's investment in FHLB stock is carried at cost. The FHLB provides a central credit facility for member institutions. As a member of the FHLB system, the Bank is required to own capital stock in the FHLB in an amount equal to the greater of (i) 1% of the aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each calendar year, (ii) .3% of total assets, or (iii) 5% of its advances (borrowings) from the FHLB. The Bank was in compliance with this requirement at December 31, 1995 and 1994.

(13) OFFICE PREMISES AND EQUIPMENT, NET

     Office premises and equipment, net at December 31, 1995 and 1994 is summarized as follows (in thousands):

                                                                                           ESTIMATED
                                                                                          DEPRECIABLE
                                                                                           LIVES AT
                                                                  1995       1994      DECEMBER 31, 1995
                                                                --------    -------    -----------------
                                                                                          (IN YEARS)
  Land.......................................................   $ 17,952    $14,857            --
  Buildings and leasehold improvements.......................     46,652     38,240            25
  Furniture and equipment....................................     37,697     25,348            10
  Capitalized equipment leases...............................         --        819            --
  Construction in progress...................................      2,471      2,882            --
                                                                --------    -------
                                                                 104,772     82,146
  Accumulated depreciation and amortization..................    (11,263)    (5,623)
                                                                --------    -------
          Total office premises and equipment, net...........   $ 93,509    $76,523
                                                                --------    -------
                                                                --------    -------

     Depreciation and amortization expense of office premises and equipment for the years ended December 31, 1995, 1994 and 1993 totalled $8.8 million, $2.5 million and $2.0 million, respectively.

     Certain of the office premises and equipment included in the above table are included in the Branch Sale Agreements, as defined and more fully described in note 33.

     First Nationwide rents certain office premises and equipment under long-term, noncancelable operating leases expiring at various dates through 2015. Rental expense under such operating leases, included in occupancy and equipment expense, for the years ended December 31, 1995, 1994 and 1993 totalled $22.6 million, $4.2 million and $1.1 million, respectively. Rental income from subleasing agreements for the years ended December 31, 1995 and 1994 totalled $2.2 and $.4 million, respectively. At December 31, 1995, the projected

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(13) OFFICE PREMISES AND EQUIPMENT, NET--(CONTINUED)

minimum rental commitments, net of sublease agreements, under terms of the leases were as follows (in thousands):

                         YEAR ENDED
- -------------------------------------------------------------
1996.........................................................    $ 12,852
1997.........................................................      11,399
1998.........................................................      10,488
1999.........................................................       8,188
2000.........................................................       6,896
2001 and thereafter                                                11,096
                                                                ----------
     Total                                                       $ 60,919
                                                                ----------
                                                                ----------

     During 1995, the Bank established reserves for certain of these rental expenses as further discussed in note 21.

     The above table includes projected minimum rental commitments, net of sublease agreements, of $2.5 million, $2.2 million, $2.0 million, $1.4 million, $1.1 million, and $5.8 million for the years ended 1996 through 2000, and 2001 and thereafter, respectively, related to facilities included in the Branch Sale Agreements, as defined and further described in note 33.

(14) FORECLOSED REAL ESTATE, NET


     Foreclosed real estate, net, at December 31, 1995 and 1994 consisted of the following (in thousands):

                                                                            1995       1994
                                                                           -------    -------
1-4 unit residential real estate........................................   $33,694    $37,396
Multifamily real estate.................................................    14,368         --
Commercial real estate..................................................       506         --
Less allowance for losses...............................................       (33)       (27)
                                                                           -------    -------
     Total foreclosed real estate, net..................................   $48,535    $37,369
                                                                           -------    -------
                                                                           -------    -------

     Activity in the allowance for losses on foreclosed real estate for the years ended December 31, 1995, 1994 and 1993 is summarized as follows (in thousands):

                                                                               1995    1994    1993
                                                                               ----    ----    ----
Balance--January 1..........................................................   $27     $223    $358
Charge-offs.................................................................   (53)    (248)   (135)
Recoveries..................................................................    59       52      --
                                                                               ----    ----    ----
Balance--December 31........................................................   $33     $ 27    $223
                                                                               ----    ----    ----
                                                                               ----    ----    ----

(15) ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable at December 31, 1995 and 1994 is summarized as follows (in thousands):


                                                                            1995       1994
                                                                          --------    -------
Cash and cash equivalents and securities...............................   $  4,387    $ 4,062
Mortgage-backed securities.............................................     21,200     19,268
Loans receivable, including loans held for sale........................     75,017     64,376
                                                                          --------    -------
     Total accrued interest receivable.................................   $100,604    $87,706
                                                                          --------    -------

                                                                          --------    -------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(16) MORTGAGE SERVICING RIGHTS

     The following is a summary of activity for mortgage servicing rights purchased ('Purchased'), originated ('Originated'), and excess servicing fees receivable ('Excess') for the years ended December 31, 1995, 1994 and 1993 (in thousands):

                                                             PURCHASED   ORIGINATED    EXCESS     TOTAL
                                                             --------    ----------    ------    --------
Balance at January 1, 1993................................   $ 71,951           --     $2,718    $ 74,669
  Additions...............................................      1,191           --        537       1,728
  Amortization............................................     (2,123)          --       (136)     (2,259)
  Distribution of stock of FGMH to First Gibraltar
     Holdings.............................................    (71,019)          --     (3,119)    (74,138)
                                                             --------    ----------    ------    --------
Balance at December 31, 1993..............................         --           --         --          --
  Additions from FN Acquisition...........................     90,000           --         --      90,000
  Additions--other........................................        168           --        276         444
  Amortization............................................     (3,600)          --         (4)     (3,604)
                                                             --------    ----------    ------    --------
Balance at December 31, 1994..............................     86,568           --        272      86,840
  Additions from Maryland Acquisition.....................     76,369           --         --      76,369
  Additions from Lomas 1995 Purchase......................     93,362           --         --      93,362
  Additions--other........................................        774     $ 16,824      1,078      18,676
  Amortization............................................    (33,324)        (454)      (114)    (33,892)
                                                             --------    ----------    ------    --------
Balance at December 31, 1995..............................   $223,749     $ 16,370     $1,236    $241,355
                                                             --------    ----------    ------    --------
                                                             --------    ----------    ------    --------

     At December 31, 1995, 1994 and 1993, the outstanding balances of single-family residential mortgage loan participations, whole loans and mortgage pass-through securities serviced for other investors by FNMC totalled $27.1 billion, $7.5 billion and $0.3 billion, respectively. In addition, the loan servicing portfolio included $3.0 billion of master servicing at December 31, 1995.

     SFAS No. 122 requires enterprises to measure the impairment of servicing rights based on the difference between the carrying amount of the servicing rights and their current fair value. At December 31, 1995, no allowance for impairment of the mortgage servicing rights was necessary. The estimated fair value of the mortgage servicing rights was $307 million and $91 million at December 31, 1995 and 1994, respectively.

     At December 31, 1995 and 1994, servicing advances and other receivables related to single-family residential mortgage loan servicing, net of valuation allowances of $6 million and $9 million in 1995 and 1994, respectively, (included in other assets) consisted of the following (in thousands):

                                                                            1995       1994
                                                                          --------    -------
Servicing advances.....................................................   $ 57,359    $16,485
Corporate advances due from banks......................................     73,566     21,111
Other..................................................................     35,042      1,729
                                                                          --------    -------
                                                                          $165,967    $39,325
                                                                          --------    -------
                                                                          --------    -------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(17) DEPOSITS

     A summary of deposits and weighted average contractual interest rates at December 31, 1995 and 1994 follows (dollars in thousands):

                                                                   1995                     1994
                                                          ----------------------    ---------------------
                                                          AVERAGE     CARRYING      AVERAGE     CARRYING
                                                           RATE         VALUE        RATE        VALUE
                                                          -------    -----------    -------    ----------
Passbook accounts......................................     2.17%    $   663,880      2.14%    $  685,049
Demand deposits:
  Interest-bearing.....................................      .98         684,079      1.04        666,957
  Noninterest-bearing..................................       --         696,918        --        351,824
Money market deposit accounts..........................     3.14       1,443,465      3.11      1,926,851
Term accounts:
   3.00% or less.......................................     2.82           2,882      2.91         45,055
   3.01- 4.00%.........................................     3.68         112,564      3.57      1,050,648
   4.01- 5.00..........................................     4.65         367,247      4.52      1,596,827
   5.01- 6.00..........................................     5.49       3,053,770      5.46      1,113,486
   6.01- 7.00..........................................     6.52       1,944,418      6.42        703,933
   7.01- 8.00..........................................     7.34         935,780      7.56        371,446
   8.01- 9.00..........................................     8.47         123,293      8.45        404,859
   9.01-10.00..........................................     9.29         149,434      9.31        173,694
  10.01-11.00..........................................    10.57           3,696     10.92         49,434
  11.01-12.00..........................................    11.52             788     11.12          8,206

  12.01-13.00..........................................    12.27           1,587     12.27          1,641
                                                          -------    -----------    -------    ----------
                                                            4.67%     10,183,801      4.19%     9,149,910
  Accrued interest payable.............................                   50,755                   25,848
  Purchase accounting adjustments......................                    7,072                   20,898
                                                                     -----------               ----------
     Total deposits....................................              $10,241,628               $9,196,656
                                                                     -----------               ----------
                                                                     -----------               ----------

     The aggregate amount of jumbo certificates of deposit (term deposits) with a minimum denomination of $100,000 was approximately $690 million and $523 million at December 31, 1995 and 1994, respectively. Brokered certificates of deposit totalling $965 million and $824 million were included in deposits at December 31, 1995 and 1994, respectively.

     A summary of interest expense by deposit category for the years ended December 31, 1995, 1994 and 1993 follows (in thousands):

                                                                          1995        1994       1993
                                                                        --------    --------    -------
Passbook accounts....................................................   $ 14,668    $  3,843    $   768
Interest-bearing demand deposits.....................................      6,953       1,809        879
Money market deposit accounts........................................     50,847      16,137      5,498
Term accounts........................................................    374,891      79,168     48,265
                                                                        --------    --------    -------
                                                                        $447,359    $100,957    $55,410
                                                                        --------    --------    -------
                                                                        --------    --------    -------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(17) DEPOSITS--(CONTINUED)

     At December 31, 1995, term accounts had scheduled maturities as follows (in thousands):

1996........................................................   $4,928,828
1997........................................................    1,071,908
1998........................................................      157,438
1999........................................................      180,424
2000........................................................      310,302

2001 and thereafter.........................................       46,559
                                                               ----------
                                                               $6,695,459
                                                               ----------
                                                               ----------

     Certain of these deposits are the subject of the Branch Sale Agreements, as defined and more fully described in note 33.

(18) SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     A summary of information regarding securities sold under agreements to repurchase collateralized with mortgage-backed securities as of December 31, 1995 and 1994 follows (dollars in thousands):

                                                                       DECEMBER 31, 1995
                                                       --------------------------------------------------
                                                        UNDERLYING COLLATERAL       REPURCHASE LIABILITY
                                                       ------------------------    ----------------------
                                                        RECORDED       MARKET                    INTEREST
                                                       VALUE (I)       VALUE         AMOUNT        RATE
                                                       ----------    ----------    ----------    --------
Maturing within 30 days.............................   $  501,647    $  511,513    $  487,528      5.82%
Maturing 30 days to 90 days.........................      236,483       240,152       210,057      6.64
Maturing over 1 year................................      253,363       254,502       250,000      7.63
                                                       ----------    ----------    ----------
     Total (ii).....................................      991,493     1,006,167       947,585
Purchase accounting adjustment......................          554           554            --
Accrued interest payable............................           --            --        21,925
                                                       ----------    ----------    ----------
                                                       $  992,047    $1,006,721    $  969,510
                                                       ----------    ----------    ----------
                                                       ----------    ----------    ----------

                                                                       DECEMBER 31, 1994
                                                       --------------------------------------------------
                                                        UNDERLYING COLLATERAL       REPURCHASE LIABILITY
                                                       ------------------------    ----------------------
                                                        RECORDED       MARKET                    INTEREST
                                                       VALUE (I)       VALUE         AMOUNT        RATE
                                                       ----------    ----------    ----------    --------
Maturing within 30 days.............................   $  321,965    $  319,249    $  306,659      6.07%
Maturing 30 days to 90 days.........................    1,231,871     1,226,579     1,168,738      6.22
Maturing 90 days to 1 year..........................      438,362       433,454       404,286      7.70
                                                       ----------    ----------    ----------
     Total (ii).....................................    1,992,198     1,979,282     1,879,683
Purchase accounting adjustment......................        3,078         3,078            53
Accrued interest payable............................           --            --         3,754
                                                       ----------    ----------    ----------

                                                       $1,995,276    $1,982,360    $1,883,490
                                                       ----------    ----------    ----------
                                                       ----------    ----------    ----------

- ------------------
 (i) Recorded value includes accrued interest at December 31, 1995 and 1994. In addition, the recorded value at December 31, 1995 includes adjustments for the unrealized gain or loss on securities available for sale pursuant to SFAS No. 115.

(ii) Total mortgage-backed securities collateral at December 31, 1995 and 1994 includes $585 million and $876 million, respectively, in recorded value of loans securitized with full recourse to the Bank. The market value of such collateral was $600 million and $876 million at December 31, 1995 and 1994, respectively.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(18) SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE--(CONTINUED)

     At December 31, 1995 and 1994, these agreements had weighted average stated interest rates of 6.48% and 6.51%, respectively. The underlying securities were delivered to, and are being held under the control of, third party securities dealers. These dealers may have loaned the securities to other parties in the normal course of their operations, but all agreements require the dealers to resell to First Nationwide the identical securities at the maturities of the agreements. Securities sold under agreements to repurchase averaged $1.6 billion and $499 million during 1995 and 1994, respectively, and the maximum amount outstanding at any month-end during these periods was $2.2 billion and $1.9 billion, respectively.

(19) BORROWINGS

     Borrowings at December 31, 1995 and 1994 are summarized as follows (dollars in thousands):

                                                                   1995                     1994
                                                           ---------------------    ---------------------
                                                            CARRYING     AVERAGE     CARRYING     AVERAGE
                                                             VALUE        RATE        VALUE        RATE
                                                           ----------    -------    ----------    -------
Fixed-rate borrowings from the FHLB.....................   $1,789,811      6.68%    $2,242,323      7.61%
Variable-rate borrowings from the FHLB..................      250,000      6.02        275,000      5.93
Senior Notes............................................      200,000     12.25        200,000     12.25
Subordinated debentures due October 2006................       92,100     10.00         92,100     10.00

Federal funds purchased.................................       55,000      6.00             --        --
Other borrowings........................................        3,755      7.91          4,416      7.94
                                                           ----------    -------    ----------    -------
     Total borrowings...................................    2,390,666      7.19      2,813,839      7.85
Accrued interest payable................................       11,555        --         18,635        --
Purchase accounting adjustments, net....................       (9,359)       --        (23,495)       --
                                                           ----------    -------    ----------    -------
                                                           $2,392,862      7.19%    $2,808,979      7.85%
                                                           ----------    -------    ----------    -------
                                                           ----------    -------    ----------    -------

     Maturities and weighted average stated interest rates of borrowings at December 31, 1995, not including accrued interest payable or purchase accounting adjustments, are as follows (dollars in thousands):

                                                                                            WEIGHTED
                                                                  BALANCES MATURING       AVERAGE RATES
                 MATURITIES DURING THE YEARS                    ----------------------    -------------
                     ENDING DECEMBER 31                            FHLB        OTHER      FHLB    OTHER
- -------------------------------------------------------------   ----------    --------    ----    -----
1996.........................................................   $1,487,166    $ 55,236    6.12%    6.01%
1997.........................................................      240,000         213    8.61     8.10
1998.........................................................      310,000         200    7.34     8.20
1999.........................................................          250         171    7.75     8.19
2000.........................................................           --         121     --      8.27
2001 and thereafter..........................................        2,395     294,914    7.71    11.51
                                                                ----------    --------    ----    -----
     Total...................................................   $2,039,811    $350,855    6.60%   10.65%
                                                                ----------    --------    ----    -----
                                                                ----------    --------    ----    -----

     Interest expense on borrowings for the years ended December 31, 1995, 1994 and 1993, is summarized as follows (in thousands):

                                                                           1995       1994       1993
                                                                         --------    -------    -------
FHLB advances.........................................................   $139,051    $71,662    $15,895
Interest rate swap agreements.........................................    (15,177)    (8,797)        --
Subordinated debentures...............................................      9,210      2,303         --
Senior Notes..........................................................     24,500      6,150         --
Federal funds purchased...............................................      2,268        438         --
Revolving warehouse line..............................................         --         --      1,924
Other.................................................................      1,403        332        694
Purchase accounting adjustments.......................................     21,244      7,937         --
                                                                         --------    -------    -------
     Total............................................................   $182,499    $80,025    $18,513

                                                                         --------    -------    -------
                                                                         --------    -------    -------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(19) BORROWINGS--(CONTINUED)

     The following is a summary of the carrying value of assets pledged as collateral for FHLB advances at December 31, 1995 (in thousands):

Real estate loans (primarily residential)...................   $1,643,971
Mortgage-backed securities..................................      905,823
FHLB stock..................................................      109,943
                                                               ----------
     Total..................................................   $2,659,737
                                                               ----------
                                                               ----------

     In connection with the FN Acquisition, FN Holdings issued $200 million principal amount of 12-1/4% Senior Notes, including $5.5 million principal amount of Senior Notes to certain directors and officers of the Bank. The notes will mature on May 15, 2001 with interest payable semiannually on May 15 and November 15. Deferred issuance costs associated with the Senior Notes' issuance totalling $9.6 million were recorded in other assets in the 1994 consolidated statement of financial condition and are being amortized over the term of the Senior Notes.

     The notes are redeemable at the option of the FN Holdings, in whole or in part, during the 12-month period beginning May 15, 1999, at a redemption price of 106.125% plus accrued interest to the date of redemption, and thereafter at 100% plus accrued interest. The notes are subordinated to all existing and future liabilities, including deposits and other borrowings of the Bank, and to the Preferred Stock. The terms and conditions of the Senior Notes indenture impose restrictions that affect, among other things, the ability of FN Holdings to incur debt, pay dividends, make acquisitions, create liens, sell assets and make certain investments. FN Holdings was in compliance with these covenants at December 31, 1995.

(20) INTEREST RATE SWAP AGREEMENTS

     Interest rate swap agreements outstanding and their weighted average rates at December 31, 1995 are as follows (dollars in thousands):


                                                              WEIGHTED
                                              NOTIONAL      AVERAGE RATE      ESTIMATED
                                             PRINCIPAL     ---------------    MATURITY        VARIABLE
              MATURITY DATE                    AMOUNT      PAY     RECEIVE    IN YEARS       RATE INDEX
- ------------------------------------------   ----------    ----    -------    ---------    --------------
April 1996................................   $  500,000    6.04%     8.19%        .26       3 month LIBOR
September 1996............................      250,000    5.96      4.19         .71       1 month LIBOR
April 1998................................      400,000    6.00      8.38        2.26       3 month LIBOR
                                             ----------
     Total................................   $1,150,000
                                             ----------
                                             ----------

     Interest rate swap agreements outstanding and their weighted average rates at December 31, 1994 are as follows (dollars in thousands):

                                                              WEIGHTED
                                              NOTIONAL      AVERAGE RATE      ESTIMATED
                                             PRINCIPAL     ---------------    MATURITY        VARIABLE
              MATURITY DATE                    AMOUNT      PAY     RECEIVE    IN YEARS       RATE INDEX
- ------------------------------------------   ----------    ----    -------    ---------    --------------
April 1995................................   $  500,000    5.06%     7.97%         .3       3 month LIBOR
April 1996................................      500,000    5.64      8.19         1.3       3 month LIBOR
September 1996............................      250,000    6.14      4.19         1.8       1 month LIBOR
April 1998................................      400,000    5.56      8.38         3.3       3 month LIBOR
                                             ----------
     Total................................   $1,650,000
                                             ----------
                                             ----------

     The Bank uses interest rate swap agreements to hedge against interest rate risk inherent in its FHLB advances. Under the agreements, the Bank receives or makes payments based on the differential between fixed-rate and variable-rate interest amounts on the notional amount of the agreement. The notional amounts of these derivatives do not represent amounts exchanged by the parties and thus, are not a measure of the Bank's exposure through its use of derivatives. The Bank pays the variable-rate and receives the fixed-rate under these agreements. The variable interest rates presented in the tables above are based on LIBOR. The current LIBOR rates have been assumed implicitly, in the aforementioned weighted average receive rate, to remain constant throughout the term

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(20) INTEREST RATE SWAP AGREEMENTS--(CONTINUED)

of the respective swaps. Any changes in LIBOR interest rates would affect the variable-rate information disclosed above.

     The Bank is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements but does not expect any counterparties to fail their obligations. The Bank deals only with highly rated counterparties.

(21) ACCRUED TERMINATION AND FACILITIES COSTS

     During the year ended December 31, 1995, the Bank recognized liabilities for certain employee severance and termination costs and facilities costs as a result of: (i) the relocation of the Bank's mortgage loan servicing operations to Maryland, (ii) the closure of substantially all the Bank's retail mortgage loan production offices, (iii) a Bank-wide cost reduction project, and (iv) branch consolidations due to duplicate facilities resulting from certain Branch Acquisitions. These accruals have been charged to noninterest expense in the accompanying consolidated statement of operations for the year ended December 31, 1995 as follows (in thousands):

                                                                  COMPENSATION
                                                                   & EMPLOYEE     OCCUPANCY &
                                                                    BENEFITS       EQUIPMENT      TOTAL
                                                                  ------------    -----------    -------
Servicing relocation...........................................      $1,800         $ 3,913      $ 5,713
Closing loan production offices................................         787           1,294        2,081
Cost reduction project.........................................       4,000             446        4,446
Branch consolidations..........................................          --             532          532
                                                                  ------------    -----------    -------
     Total liability established...............................       6,587           6,185       12,772
Charges to liability account...................................       4,374           2,239        6,613
                                                                  ------------    -----------    -------
     Balance, December 31, 1995................................      $2,213         $ 3,946      $ 6,159
                                                                  ------------    -----------    -------
                                                                  ------------    -----------    -------

     As a result of the relocation of the servicing operation to Frederick, Maryland from Sacramento, California, virtually all California-based loan servicing employees were terminated. Termination benefits totalling approximately $1.8 million have been charged against the liability established. In addition, the relocation resulted in the vacancy of approximately 108,000 square feet of leased office space in Sacramento. A $3.9 million liability was established in 1995 representing the estimated present value of future occupancy expenses, offset by estimates of sub-lease income over the remaining six-year term of the lease. At December 31, 1995 approximately $.9 million had been charged against this liability.

     In connection with the Bank's closure of substantially all of its retail mortgage loan production offices, certain employees were terminated. Termination benefits totalling approximately $.8 million have been charged against the liability established. In addition, such closure resulted in the vacancy of 18 leased offices. The $1.3 million liability established in April 1995 represents the estimated present value of future occupancy expenses, offset by estimates of sub-lease income over the applicable remaining lease terms. At December 31, 1995, costs totalling approximately $.8 million had been charged against the liability.

     In connection with a project to identify opportunities for reducing operating costs and enhancing the efficiency of its operations, management has identified certain employees whose positions would be eliminated. These positions span all areas and business units of the Bank. An initial liability for termination benefits totalling $4 million was established, of which $1.8 million had been charged at December 31, 1995 relating to this plan. In connection with the elimination of these positions, the Bank has identified opportunities for office space consolidation and has established additional liabilities totalling $.4 million for lease termination payments, none of which had been charged at December 31, 1995.

     The Bank has identified certain of its retail banking facilities that will be closed and marketed for sale, with the related operations consolidated into other retail banking facilities acquired in the Branch Acquisitions. Accordingly, a liability of $.5 million was established during the year ended December 31, 1995 to record such facilities at fair value, which amount had been charged at December 31, 1995.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(22) MINORITY INTEREST AND STOCKHOLDER'S EQUITY

     In connection with the FN Acquisition, the Bank issued 3,007,300 shares of its Preferred Stock with a par value of $.01 per share, having a liquidation preference of $300.7 million. Such minority interest has been reflected as 'minority interest--preferred stock of First Nationwide Bank' in the accompanying consolidated statements of financial condition. This stock has a stated liquidation value of $100 per share. Costs related to the Preferred Stock issuance were deducted from additional paid-in capital. At or after September 1, 1999, the Preferred Stock is redeemable at the option of the Bank, in whole or in part, at $105.75 per share prior to September 1, 2000, and at prices which will decrease annually thereafter to the stated liquidation value of $100 per share on or after September 1, 2004, plus declared but unpaid dividends. Dividends are payable quarterly at an annual rate of 11.5% per share when declared by the Bank's Board of Directors.

     'Minority interest--Hunter's Glen' represents that portion of stockholder's equity of Parent Holdings attributable to its class B common stock, which is owned by a limited partnership controlled by the Bank's Chairman of the Board and Chief Executive Officer.


     In connection with the FN Acquisition and the offering of the FN Holdings Senior Notes, First Gibraltar Holdings incorporated Parent Holdings and FN Holdings to hold 100% of the common stock of First Nationwide Bank. First Gibraltar Holdings contributed all of its shares of capital stock of First Nationwide Bank to Parent Holdings, which contributed such shares to FN Holdings in exchange for 1,000 shares of common stock of FN Holdings.

     In 1994, FN Holdings amended its certificate of incorporation to create 800 shares of class A common stock, having one vote per share, 200 shares of class B common stock, having .75 votes per share, and 230.3 shares of nonvoting class C common stock. Parent Holdings exchanged its 1,000 shares of common stock of FN Holdings for 800 shares of class A common stock.

     Pursuant to the terms of an exchange agreement between FN Holdings, the Bank's Chairman and Parent Holdings (the 'Exchange Agreement'), and in connection with the consummation of the FN Acquisition, FN Holdings issued 100% of its class C common stock to Parent Holdings for approximately $210.4 million, and the Bank's Chairman acquired 100% of the class B common stock of FN Holdings, in exchange for his 6.25% of the class A common stock of First Gibraltar Holdings.

     As a result of the consummation of the transactions contemplated by the Exchange Agreement, the Bank's Chairman owned 100% of the class B common stock of FN Holdings, representing 20% of its voting common stock (representing approximately 15% of the voting power of its common stock), and Parent Holdings owns (i) 100% of the class A common stock of FN Holdings, representing 80% of its voting common stock (representing approximately 85% of the voting power of its common stock) and (ii) 100% of the class C common stock of FN Holdings. On December 29, 1995. The Bank's Chairman transferred his shares of class B common stock to Hunter's Glen.


     No dividend will be payable on the class A common stock or the class B common stock of FN Holdings as long as any shares of the class C common stock remain outstanding. The portion of FN Holdings' net income that is attributable to the class C common stock for a given period equals dividends accrued on the class C common stock for such period. The remaining portion of such earnings are allocated 80% to the class A common stock and 20% to the class B common stock. Dividends accrued on FN Holdings' class C common stock for 1995 approximated $24.2 million.


(23) REGULATORY CAPITAL

     As a savings institution which is regulated by the OTS, the Bank is required to comply with capital requirements of the OTS. These regulations require savings institutions to maintain minimum regulatory tangible capital equal to 1.5% of adjusted total assets and minimum core capital equal to 3.0% of adjusted total assets. Additionally, savings institutions are required to meet a risk-based total capital requirement of 8.0%. At December 31, 1995, the Bank's regulatory capital levels exceeds the minimum regulatory capital requirements.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(24) FINANCIAL ASSISTANCE PROVIDED BY FSLIC/RF

     Financial assistance provided pursuant to the Assistance Agreement for the years ended December 31, 1995, 1994 and 1993 follows:

                                                                       ACTUAL     FSLIC/RF    GUARANTEED
                                1995                                    YIELD     ASSISTANCE    YIELD
- --------------------------------------------------------------------   -------    --------    ----------
Yield maintenance on Covered Assets:
  Loans and accounts receivable.....................................   $ 7,572    $   (213)    $  7,359
  Investments in and advances to subsidiaries.......................       (63)        283          220
  Real estate owned.................................................    (1,890)      5,016        3,126
                                                                       -------    --------    ----------
                                                                       $ 5,619       5,086     $ 10,705
                                                                       -------                ----------
                                                                       -------                ----------

FSLIC/RF Reimbursement..............................................                    --
                                                                                  --------
Total effect of FSLIC/RF assistance on the consolidated statement of
  operations........................................................              $  5,086
                                                                                  --------
                                                                                  --------
FDIC Purchase proceeds, write-downs, losses on Covered Assets and
  other claims......................................................              $236,378
                                                                                  --------
                                                                                  --------


                                                                       ACTUAL     FSLIC/RF    GUARANTEED
                                1994                                    YIELD     ASSISTANCE    YIELD
- --------------------------------------------------------------------   -------    --------    ----------
Yield maintenance on Covered Assets:
  Loans and accounts receivable.....................................   $21,573    $ (5,543)    $ 16,030
  Investments in and advances to subsidiaries.......................      (473)      1,178          705
  Real estate owned.................................................    (1,561)     14,817       13,256
                                                                       -------    --------    ----------
                                                                       $19,539      10,452     $ 29,991
                                                                       -------                ----------
                                                                       -------                ----------

FSLIC/RF Reimbursement..............................................                (1,060)
                                                                                  --------
Total effect of FSLIC/RF assistance on the consolidated statement of
  operations........................................................              $  9,392

                                                                                  --------
                                                                                  --------
Write-downs and losses on Covered Assets and other claims...........              $ 71,220
                                                                                  --------
                                                                                  --------

                                                                       ACTUAL     FSLIC/RF    GUARANTEED
                                1993                                    YIELD     ASSISTANCE    YIELD
- --------------------------------------------------------------------   -------    --------    ----------
Yield maintenance on Covered Assets:
  Loans and accounts receivable.....................................   $27,458    $(4,884)     $ 22,574
  Investments in and advances to subsidiaries.......................    (4,488)     6,029         1,541
  Real estate owned.................................................     4,953     19,897        24,850
  Other.............................................................        35        128           163
                                                                       -------    --------    ----------
                                                                       $27,958     21,170      $ 49,128
                                                                       -------                ----------
                                                                       -------                ----------

FSLIC/RF Reimbursement..............................................               (5,694)
                                                                                  --------
Total effect of FSLIC/RF assistance on the consolidated statement of
  operations........................................................              $15,476
                                                                                  --------
                                                                                  --------
Write-downs and losses on Covered Assets and other claims...........              $28,076
                                                                                  --------
                                                                                  --------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(25) OTHER NONINTEREST INCOME AND EXPENSE

     Other noninterest income and expense amounts are summarized as follows for the years ended December 31, 1995, 1994 and 1993 (in thousands):

                                                                           1995       1994       1993
                                                                          -------    -------    -------
Other noninterest income:
  Dividends on FHLB stock..............................................   $ 6,546    $ 3,186    $ 1,438
  Disbursement float...................................................     2,622        943        149

  Other................................................................     8,759      3,423      4,638
                                                                          -------    -------    -------
                                                                          $17,927    $ 7,552    $ 6,225
                                                                          -------    -------    -------
                                                                          -------    -------    -------
Other noninterest expense:
  Professional fees....................................................   $11,802    $ 2,622    $ 5,906
  Telephone............................................................     7,652      2,134        737
  Insurance and surety bonds...........................................     4,005      2,321      2,370
  Postage..............................................................     6,856      1,535        801
  Printing, copying and office supplies................................     6,096      2,057      1,103
  Employee travel......................................................     5,244      1,249        449
  Other................................................................    30,876      9,375     14,438
                                                                          -------    -------    -------
                                                                          $72,531    $21,293    $25,804
                                                                          -------    -------    -------
                                                                          -------    -------    -------

(26) INCOME TAXES

     Total income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 was allocated as follows (in thousands):

                                                                              1995       1994      1993
                                                                            --------    ------    ------
Income before income taxes, extraordinary item and minority interest.....   $(57,185)   $2,558    $2,500
Extraordinary item.......................................................        221       119        --
Net unrealized holding gain on securities available for sale.............      7,055        --        --
                                                                            --------    ------    ------
                                                                            $(49,909)   $2,677    $2,500
                                                                            --------    ------    ------
                                                                            --------    ------    ------

     Income tax expense (benefit) attributable to income before income taxes, extraordinary item and minority interest for the years ended December 31, 1995, 1994 and 1993, consisted of (in thousands):

                               1995       1994      1993
                             --------    ------    ------
Federal
  Current.................   $    285    $   --    $2,500
  Deferred................    (69,000)       --        --
                             --------    ------    ------
                              (68,715)              2,500
                             --------    ------    ------
State and local

  Current.................     11,530        --        --
  Deferred................         --     2,558        --
                             --------    ------    ------
                               11,530     2,558        --
                             --------    ------    ------
                             $(57,185)   $2,558    $2,500
                             --------    ------    ------
                             --------    ------    ------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(26) INCOME TAXES--(CONTINUED)

     The consolidated income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 differs from the amounts computed by applying the statutory U.S. Federal corporate tax rate of 35% for 1995, 1994 and 1993 to income before income taxes, extraordinary item and minority interest (in thousands):

                                                                           1995       1994       1993
                                                                         --------    -------    -------
Computed 'expected' income tax expense................................   $ 42,858    $11,175    $51,316
Increase (decrease) in taxes resulting from:
  State income taxes, net of Federal income tax benefit...............      7,495      1,740         --
  Tax exempt income...................................................     (2,636)    (3,493)    (5,679)
  Amortization of excess cost over fair value of net assets
     acquired.........................................................         --         --        164
  Earnings from nonconsolidated subsidiaries..........................         --         --    (11,825)
  Loss on sales of real estate owned, net of income earned............         --         --     (2,193)
  Gain on sales of assets and deposits due to goodwill................         --         --     19,152
  Reduction of net operating losses related to subsidiary.............         --         --     12,214
  Adjustment to prior year's tax expense..............................     (1,675)        --         --
  Adjustment to deferred tax asset....................................      7,644         --         --
  Unrealized holding gain on securities available for sale recognized
     for tax purposes.................................................     15,937         --         --
  Other...............................................................     (1,747)       306        390
  Change in the beginning-of-the-year balance of the valuation allowance for deferred tax assets allocated to income tax
     expense..........................................................   (125,061)    (7,170)   (61,039)
                                                                         --------    -------    -------
                                                                         $(57,185)   $ 2,558    $ 2,500
                                                                         --------    -------    -------
                                                                         --------    -------    -------


     The significant components of deferred income tax expense (benefit) attributable to income before income taxes, extraordinary item and minority interest for the years ended December 31, 1995, 1994 and 1993 are as follows (in thousands):

                                                                            1995       1994      1993
                                                                          --------    ------    -------
Deferred tax expense (exclusive of the effects of other components
  listed below)........................................................   $ 56,061    $9,728    $61,039
Decrease in beginning-of-the-year balance of the valuation allowance
  for deferred tax assets..............................................   (125,061)   (7,170)   (61,039)
                                                                          --------    ------    -------
                                                                          $(69,000)   $2,558    $    --
                                                                          --------    ------    -------
                                                                          --------    ------    -------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(26) INCOME TAXES--(CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                                        1995          1994
                                                                     ----------    ----------
Deferred tax assets:
  Net operating loss carryforwards................................   $  920,300    $  938,153
  Foreclosed real estate..........................................           --         8,209
  Loans receivable................................................        6,868        62,833
  Securities......................................................           --         3,850
  Miscellaneous reserves..........................................       11,842         5,538
  Accrued liabilities.............................................       12,675         1,354
  Deferred interest...............................................        4,552            --
  State taxes.....................................................        4,243         1,101
  Other intangible assets.........................................       47,169        27,498
  Alternative minimum tax credit and investment tax credit
     carryforwards................................................        2,932         3,290
  Other...........................................................        8,174         4,116
                                                                     ----------    ----------
     Total gross deferred tax assets..............................    1,018,755     1,055,942
     Less valuation allowance.....................................     (810,459)     (936,242)

                                                                     ----------    ----------
     Net deferred tax assets......................................      208,296       119,700
                                                                     ----------    ----------
Deferred tax liabilities:
  Change in accounting method.....................................       35,043        46,725
  Other intangible assets.........................................       41,651            --
  Purchase accounting adjustments.................................       56,319        64,684
  FHLB stock......................................................        2,610         3,297
  Unrealized gains on securities available for sale...............        2,503            --
  Other...........................................................        3,673         4,994
                                                                     ----------    ----------
     Net deferred tax liabilities.................................      141,799       119,700
                                                                     ----------    ----------
     Net deferred tax assets and liabilities......................   $   66,497    $       --
                                                                     ----------    ----------
                                                                     ----------    ----------

     The net change in the total valuation allowance for the year ended December 31, 1995 was a decrease of $125.8 million, of which $125.1 million is attributable to income before income taxes, extraordinary item, and minority interest and $.7 million is attributable to the extraordinary item. The decrease of $125.1 million attributable to income before income taxes, extraordinary item and minority interest consists of $69 million relating to the favorable reassessment, in the fourth quarter of 1995, of future earnings expectations and $56.1 million relating to the current year. The valuation allowance for deferred tax assets at January 1, 1994 was approximately $943.8 million. The net change in the total valuation allowance for the year ended December 31, 1994 was a decrease of $7.6 million.

     During the fourth quarter of 1995, FN Holdings recognized a deferred tax benefit of $69 million. Realization of the resulting net deferred tax asset is dependent upon generating sufficient taxable income prior to expiration of the net operating loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     At December 31, 1995, if Parent Holdings had filed a consolidated Federal income tax return with its subsidiaries, it would have had regular and alternative minimum tax net operating loss carryforwards of approximately $2.6 billion and $992 million, respectively, which expire in 2002 through 2007.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(27) EMPLOYEE BENEFIT PLANS

  Postretirement Benefits Plan


     In connection with the FN Acquisition, the Bank assumed unfunded plans to provide postretirement medical benefits to certain eligible employees and their dependents through age 64. In general, early retirement is age 55 with 10 years of service. Retirees participating in the plans pay Consolidated Omnibus Budget Reduction Act ('COBRA') premiums for the period of time they participate.

     The estimated cost for postretirement health care benefits has been accrued on an actuarial net present value basis, in accordance with the requirements of Statement of Financial Accounting Standards No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions.'

     The following table sets forth the plans' combined liabilities included in the Bank's consolidated statement of financial condition at December 31, 1995 and 1994 (in thousands):

                                                           1995      1994
                                                          ------    ------
Accumulated postretirement benefit obligation:
  Retirees.............................................   $   --    $   --
  Eligible active plan participants....................    1,177       713
  Ineligible active plan participants..................    1,719     1,164
                                                          ------    ------
     Accumulated postretirement benefit
       obligation (other liabilities)..................   $2,896    $1,877
                                                          ------    ------
                                                          ------    ------

     The projected benefit obligation at December 31, 1995 and 1994 was determined using a discount rate of 8.00% and 8.75%, respectively. At December 31, 1995, an increase of 1% in the health care cost trend rate would cause the accumulated postretirement benefit obligation to increase by $.1 million, and the service and interest costs to increase by less than $.1 million.

     Net periodic postretirement benefits cost for the years ended December 31, 1995 and 1994 included the following components (in thousands):

                                                             1995    1994
                                                             ----    ----
Service cost--benefits attributable to service during
  the current period......................................   $340    $ 78
Interest cost on the accumulated postretirement
  benefit obligation......................................    163      37
                                                             ----    ----
     Periodic postretirement benefit cost.................   $503    $115
                                                             ----    ----
                                                             ----    ----


     The initial health care cost trend rate for medical benefits in 1995 was 9.50%, and the average trend rate was 7.32% and the ultimate trend rate was 5.50% which will be reached in seven years. In 1994, the initial health care cost trend rate for medical and dental benefits were 10% and 8%, respectively, and the average trend rate used was 7.5%, with an ultimate trend rate of 6.0%, to be achieved in ten years.

  Investment Plan

     In connection with the FN Acquisition, the Bank assumed Old FN's defined contribution plan. Effective December 31, 1994, the Bank resolved to merge these plans. The merger was completed in February 1995 upon completion of the transfer of all funds to the surviving plan. Both plans are qualified plans under Section 401(a) of the Internal Revenue Code. The plan is available to substantially all employees with at least one year of employment. Employee contributions are voluntary. The plan provides for deferral of up to 12% of qualifying compensation of plan participants. The Bank's matching contribution was a maximum of 100% of up to the first 3% of employee deferrals. The annual discretionary employer profit sharing contribution is a

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(27) EMPLOYEE BENEFIT PLANS--(CONTINUED)

maximum of 3% of eligible compensation. It can be declared at any level in the range from 0% to 3%. Employees vest immediately in their own deferrals and any employer profit sharing contributions and vest in employer matching contributions based on completed years of service. The Bank's contributions to such plan totalled $2.8 million, $1.5 million, and $.65 million for the years ended December 31, 1995, 1994 and 1993, respectively.

(28) INCENTIVE PLAN

     Effective October 1, 1995, FN Holdings entered into a management incentive plan ('Plan') with certain executive officers of the Bank ('Participants'). Awards under the Plan will be made in the form of performance units. Each performance unit entitles Plan Participants to receive cash and/or stock options ('Bonuses') based upon the Participants' vested interest in a bonus pool. Generally, the Plan provides for the payment of Bonuses, on a quarterly basis, to the Participants upon the occurrence of certain events. Bonuses vest at 20% per year beginning October 1, 1995 and are subject to a cap of $50 million.

     In accordance with generally accepted accounting principles, Bonuses are recorded by a charge to compensation and employee benefits and an increase to other liabilities. During 1995, a liability of $2 million was recorded relative to the Plan.


(29) COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Bank has various commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. Loan commitments have off-balance sheet credit risk because only origination fees and accruals for possible losses are recognized in the consolidated statement of financial condition until the commitments are fulfilled. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming the amounts are fully advanced and that, in accordance with Statement of Financial Accounting Standards No. 105, 'Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk,' collateral or other security is of no value. The Bank does not anticipate any material loss as a result of these commitments. The Bank applies the same credit standards used in the lending process to extending these commitments, and periodically reassesses the customers' credit worthiness through ongoing credit reviews.

     The following is a summary of outstanding firm commitments to originate, purchase and sell loans at December 31, 1995 and 1994 (in thousands):

                                                        1995       1994
                                                      --------    -------
Commitments to originate and purchase loans:
  Variable-rate....................................   $101,355    $81,230
  Fixed-rate.......................................    325,199     29,583
Forward commitments to sell loans..................    572,363     33,255
                                                      --------    -------
                                                      --------    -------

     On September 28, 1994, First Nationwide entered into an agreement with FNMA pursuant to which FNMA provided credit enhancements for certain bond-financed real estate projects originated by Old FN. The agreement requires that First Nationwide pledge to FNMA collateral in the form of certain eligible securities which are held by a third party trustee. The collateral requirement varies based on the balance of the bonds outstanding, losses incurred (if any), as well as other factors. At December 31, 1995, First Nationwide had pledged as collateral certain securities available for sale and short-term investment securities with a carrying value of $98.6 million.

     At December 31, 1995, certain mortgage-backed securities available for sale with a carrying value of $39.0 million were pledged to FNMA associated with the sales of certain securitized multi-family loans.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES

     At December 31, 1995, loans receivable included approximately $2.0 billion of loans that had the potential to experience negative amortization.

     Proposed budget reconciliation legislation that contains provisions to recapitalize the SAIF has been passed by Congress. The legislation includes provisions for a special assessment, as determined by the FDIC, on SAIF-assessable deposits of insured depository institutions in an amount adequate to cause the SAIF to achieve a specified designated reserve ratio. Under the proposed legislation, the assessment would have been due January 1, 1996. The FDIC has publicly estimated that the amount of the special assessment needed to recapitalize the SAIF ranges between 85 to 90 basis points.


     The legislation provides that the assessment would be applied to SAIF deposits held as of March 31, 1995. The SAIF-assessable deposits of the Bank as of this date, adjusted for the deposit acquisitions and sales discussed in notes 2 and 33, totalled approximately $8.9 billion. If the assessment is made at a rate within the estimated range of 85 to 90 basis points, after giving effect to the deposit acquisitions and sales discussed in notes 2 and 33, the effect on the Bank would be a pre-tax charge in the range of $75 to $80 million ($68 to $72 million on an after-tax basis), and an increase in core deposit and other intangible assets of $29 to $31 million (unaudited). It is expected that in the event that the SAIF is recapitalized pursuant to this legislation, the assessment rates applicable to SAIF-assessable deposits will be reduced substantially from the Bank's current rate of 23 cents. The proposed legislation includes additional provisions that, among other things, would require BIF member institutions to share pro rata in the obligations of SAIF members for certain obligations issued by the Financing Corporation, a corporation established by the federal government in 1987 to finance the recapitalization of FSLIC. The President has vetoed this budget reconciliation bill. Such veto, however, was based on issues unrelated to the provisions dealing with recapitalization of the SAIF. Congress and the President are in negotiations that will affect the outcome of the legislation. The Bank is unable to predict whether such legislation will be enacted.


     First Nationwide is involved in various claims and lawsuits arising from the December 28, 1988 acquisition of five savings associations located in Texas. Under the terms of the Assistance Agreement, FSLIC/RF will indemnify First Nationwide for any amounts incurred in connection with the satisfaction, settlement or compromise of such previous claims and lawsuits, including costs and expenses.

     With respect to the FN Acquisition, First Nationwide and Old FN disagree on two components of the purchase price paid for the FN Acquired Business, which total approximately $28 million. This $28 million is carried in other assets in the Bank's consolidated statement of financial condition. The more significant of the two issues in dispute arises from Old FN's change in net book value from January 1, 1994, to the close of business on September 30, 1994. In arriving at the cash purchase price, Old FN added back to the book value of the purchased assets an amount of approximately $24 million which had been amortized from intangible assets and goodwill for the period from January 1, 1994 through September 30, 1994, thereby increasing the estimated cash purchase price by $24 million. First Nationwide believes that the exclusion of the amortization of intangible assets and goodwill from the closing net book value is contrary to the express provisions of the Asset Purchase Agreement. As a result, First Nationwide does not believe that the addition by Old FN of $24 million to the cash purchase price was proper under the terms of the Asset Purchase Agreement. First Nationwide and Old FN commenced the arbitration in December 1995. Although management of First Nationwide believes that it will prevail on this issue, in the event that First Nationwide does not so prevail, the result would not be material to the consolidated financial statements of First Nationwide.

     The other remaining issue in dispute relates to an outstanding receivable account, which the Bank maintains was overstated by approximately $4 million by Old FN at September 30, 1994. Resolution of this issue remains outstanding. Although management of the Bank believes that it will prevail on this issue, in the event that it does not do so, the result would not be material to the consolidated financial statements of First Nationwide.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(29) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     In addition, First Nationwide is involved in various claims and lawsuits arising in the ordinary course of business. Management is of the opinion that the effect, if any, of these claims and lawsuits is not material to the Bank's consolidated financial statements.

(30) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and fair values of the Company's financial instruments at December 31, 1995 and 1994 (in thousands). Statement of Financial Accounting Standards No. 107, 'Disclosures of Financial Instruments,' defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.


                                                                  1995                          1994
                                                       --------------------------    --------------------------
                                                        CARRYING         FAIR         CARRYING         FAIR
                                                          VALUE          VALUE          VALUE          VALUE
                                                       -----------    -----------    -----------    -----------
Financial Assets:
  Cash and cash equivalents.........................   $   312,571    $   312,571    $   184,982    $   184,982

  Securities available for sale.....................     1,826,075      1,826,075         45,000         45,000
  Securities held to maturity.......................         1,455          1,455        411,859        409,398
  Mortgage-backed securities held to maturity.......     1,524,488      1,567,197      3,153,812      3,095,994
  Loans held for sale...............................     1,203,412      1,209,302         26,354         26,354
  Loans receivable, net.............................     8,831,018      8,971,983      9,966,886      9,832,003
  Covered assets....................................        39,349         39,349        311,603        311,603
  Investment in FHLB................................       109,943        109,943        128,557        128,557
  Accrued interest receivable.......................       100,604        100,604         87,706         87,706

Financial Liabilities:
  Deposits..........................................    10,241,628     10,283,600      9,196,656      9,140,000
  Securities sold under agreements to
     repurchase.....................................       969,510        978,700      1,883,490      1,883,490
  Borrowings:
     Gross..........................................     2,409,166      2,464,431      2,853,369      2,624,000
     Interest rate swap agreements(1)...............       (16,304)       (32,000)       (44,390)       (27,000)
                                                       -----------    -----------    -----------    -----------
       Total borrowings.............................   $ 2,392,862    $ 2,432,431    $ 2,808,979    $ 2,597,000
                                                       -----------    -----------    -----------    -----------
                                                       -----------    -----------    -----------    -----------
Off-balance-sheet net unrealized gains (losses):
  Commitments to originate loans....................                  $     1,691                   $        --
  Forward commitments to sell loans.................                       (2,757)                           56


- ------------------
(1) Designated as a hedge against FHLB advances.

     The carrying amounts in the table are included in the accompanying consolidated statement of financial position under the indicated captions, except for off-balance sheet net unrealized gains (losses).

     The following summary presents a description of the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. Much of the information used to determine fair value is highly subjective. When applicable, readily available market information has been utilized. However, for a significant portion of the Company's financial instruments, active markets do not exist. Therefore, considerable judgement was required in estimating fair value for certain items. The subjective factors include, among other things, the estimated timing and amount of cash flows, risk characteristics, and interest rates, all of which are subject to changes.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(30) FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

     Cash and cash equivalents: Cash and cash equivalents are valued at their carrying amounts included in the consolidated statement of financial condition,

which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments.

     Securities and mortgage-backed securities: Securities and mortgage-backed securities are valued at quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans held for sale: Loans held for sale are valued based on quoted market prices for mortgage-backed securities backed by similar loans.

     Loans receivable, net: Fair values are estimated for loans in groups with similar financial and risk characteristics. Loans are segregated by type including residential, multi-family and commercial. Each loan type is further segmented into fixed and variable interest rate terms and by performing and non-performing categories in order to estimate fair values.

     For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources. The fair value of performing commercial and multi-family loans is calculated by discounting scheduled principal and interest cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan type.

     Fair value for non-performing loans is based on discounting estimated cash flows using a rate commensurate with the risk associated with the estimated cash flows, or underlying collateral values, where appropriate.

     Covered Assets: Since the carrying value of Covered Assets is fully guaranteed by the FSLIC Resolution Fund, fair value of these financial instruments approximates the carrying value.

     Investment in FHLB: Since no secondary market exists for FHLB stock and the stock is bought and sold at par by FHLB, fair value of these financial instruments approximates the carrying value.

     Accrued interest: The carrying amounts of accrued interest approximate their fair values.

     Deposits: The fair values of demand deposits, passbook accounts, money market accounts, and other deposits immediately withdrawable, by definition, approximate carrying values for the respective financial instruments. For fixed maturity deposits, the fair value was estimated by discounting expected cash flows by the current offering rates of deposits with similar terms and maturities.

     Securities sold under agreements to repurchase: The fair value of securities sold under agreements to repurchase is estimated using a discounted cash flow analysis based on interest rates currently offered on such repurchase agreements with similar maturities.

     Borrowings: The fair value of borrowings, other than FHLB advances, is estimated using discounted cash flow analyses based on current incremental rates for similar borrowing arrangements. The fair values of FHLB advances are estimated using a discounted cash flow analysis based on interest rates currently offered on advances with similar maturities. Fair values of the Bank's interest rate swap agreements, which effectively hedge certain of the Bank's FHLB advances, are based on the net present value of the estimated interest due to the Bank as compared to the estimated interest due to the counterparties of the agreements.

     Off-balance sheet financial instruments: Fair values of the Bank's commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate commitments, fair value also considers the difference between current levels of interest rates and the committed rates. Fair value of forward commitments to sell loans are determined using current estimated replacement costs.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(31) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table presents selected quarterly financial data for the years ended December 31, 1995 and 1994 (in thousands) (unaudited):

                                                                   QUARTER ENDED
                                              -------------------------------------------------------
                                              DECEMBER 31,    SEPTEMBER 30,    JUNE 30,     MARCH 31,
                                                  1995            1995           1995         1995          TOTAL
                                              ------------    -------------    ---------    ---------    -----------
Total interest income......................    $  277,679       $ 270,583      $ 268,127    $ 259,456    $ 1,075,845
Total interest expense.....................      (185,619)       (184,751)      (185,237)    (179,208)      (734,815)
                                              ------------    -------------    ---------    ---------    -----------
  Net interest income......................        92,060          85,832         82,890       80,248        341,030
Provision for loan losses..................       (19,000)         (6,000)        (5,799)      (6,201)       (37,000)
                                              ------------    -------------    ---------    ---------    -----------
  Net interest income after provision for
     loan losses...........................        73,060          79,832         77,091       74,047        304,030

Total noninterest income...................        45,717          35,636         38,595       31,025        150,973
Total noninterest expense..................       (82,725)        (76,973)       (92,520)     (80,335)      (332,553)
                                              ------------    -------------    ---------    ---------    -----------
  Income before income taxes, extraordinary
     item and minority interest............        36,052          38,495         23,166       24,737        122,450
Income taxes (See note 26).................        64,614          (4,005)        (2,743)        (681)        57,185
                                              ------------    -------------    ---------    ---------    -----------
  Income before extraordinary item and

     minority interest.....................       100,666          34,490         20,423       24,056        179,635
Extraordinary item.........................            --              --             --        1,967          1,967
                                              ------------    -------------    ---------    ---------    -----------
  Income before minority interest..........       100,666          34,490         20,423       26,023        181,602
Minority interest--First Nationwide Bank
  preferred stock dividend.................        (8,646)         (8,646)        (8,646)      (8,646)       (34,584)
Minority interest--Hunter's Glen...........       (17,335)         (4,016)        (1,089)      (2,114)       (24,554)
                                              ------------    -------------    ---------    ---------    -----------
  Net income (loss)........................    $   74,685       $  21,828      $  10,688    $  15,263    $   122,464
                                              ------------    -------------    ---------    ---------    -----------
                                              ------------    -------------    ---------    ---------    -----------

                                                                   QUARTER ENDED
                                              -------------------------------------------------------
                                              DECEMBER 31,    SEPTEMBER 30,    JUNE 30,     MARCH 31,
                                                  1994            1994           1994         1994          TOTAL
                                              ------------    -------------    ---------    ---------    -----------
Total interest income......................    $  252,220       $  12,856      $  13,307    $  14,756    $   293,139
Total interest expense.....................      (169,434)         (9,385)       (10,325)     (10,701)      (199,845)
                                              ------------    -------------    ---------    ---------    -----------
  Net interest income......................        82,786           3,471          2,982        4,055         93,294
Provision for loan losses..................        (6,226)             --             --           --         (6,226)
                                              ------------    -------------    ---------    ---------    -----------
Net interest income after provision for
  loan losses..............................        76,560           3,471          2,982        4,055         87,068
Total noninterest income...................        28,651           4,174          4,634        3,699         41,158
Total noninterest expense..................       (74,401)         (7,059)        (7,279)      (7,559)       (96,298)
                                              ------------    -------------    ---------    ---------    -----------
  Income before income taxes, extraordinary
     item and minority interest............        30,810             586            337          195         31,928
Income taxes...............................        (2,558)             --             --           --         (2,558)
                                              ------------    -------------    ---------    ---------    -----------
  Income before extraordinary item and
     minority interest.....................        28,252             586            337          195         29,370
Extraordinary item.........................          (119)             --          1,495           --          1,376
                                              ------------    -------------    ---------    ---------    -----------
  Income before minority interest..........        28,133             586          1,832          195         30,746
Minority interest--Hunter's Glen...........        (4,259)             --             --           --         (4,259)
                                              ------------    -------------    ---------    ---------    -----------
  Net income...............................    $   23,874       $     586      $   1,832    $     195    $    26,487
                                              ------------    -------------    ---------    ---------    -----------
                                              ------------    -------------    ---------    ---------    -----------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(32) CONDENSED PARENT COMPANY FINANCIAL INFORMATION

     The following represents condensed statements of financial condition of the Company (parent company only) at December 31, 1995 and 1994 (in thousands):

                                                                                     1995        1994
                                                                                   --------    --------
                                     ASSETS
Investment in FN Holdings.......................................................   $462,416    $352,872
                                                                                   --------    --------
  Total assets..................................................................   $462,416    $352,872
                                                                                   --------    --------
                                                                                   --------    --------
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Minority interest--Hunter's Glen................................................   $ 58,261    $ 23,205
Stockholder's equity............................................................    404,155     329,667
                                                                                   --------    --------
  Total liabilities and stockholder's equity....................................   $462,416    $352,872
                                                                                   --------    --------
                                                                                   --------    --------

     The following represents parent company only condensed statements of operations for the years ended December 31, 1995, 1994, and 1993 (in thousands):

                                                                          1995       1994        1993
                                                                        --------    -------    --------
Dividends received from FN Holdings..................................   $ 89,986    $    --    $136,210
                                                                        --------    -------    --------
Income before equity in undistributed net income
  of FN Holdings.....................................................     89,986         --     136,210
Equity in undistributed net income of FN Holdings....................     57,032     30,746       7,908
                                                                        --------    -------    --------
Income before minority interest......................................    147,018     30,746     144,118
Minority interest--Hunter's Glen.....................................     24,554      4,259          --
                                                                        --------    -------    --------
     Net income......................................................   $122,464    $26,487    $144,118
                                                                        --------    -------    --------
                                                                        --------    -------    --------

     The following represents parent company only statements of cash flows for the years ended December 31, 1995, 1994, and 1993 (in thousands):

                                                                        1995        1994         1993

                                                                      --------    ---------    --------
Cash flows from operating activities:
  Net income.......................................................   $122,464    $  26,487    $144,118
  Adjustments to reconcile net income to net cash provided by (used
     in) operating activities:
  Minority interest--Hunter's Glen.................................     24,554        4,259          --
  Equity in undistributed net income of FN Holdings................    (57,032)     (30,746)     (7,908)
                                                                      --------    ---------    --------
     Net cash flows provided by (used in) operating activities.....     89,986           --     136,210
                                                                      --------    ---------    --------
Cash flows from investing activities:
  Acquisition of FN Holdings' class C common stock.................         --     (210,376)         --
                                                                      --------    ---------    --------
     Net cash flows used in investing activities...................         --     (210,376)         --
                                                                      --------    ---------    --------
Cash flows from financing activities:
  Capital contribution.............................................         --      210,376          --
  Dividends........................................................    (89,986)          --    (136,210)
                                                                      --------    ---------    --------
     Net cash flows (used in) provided by financial activities.....    (89,986)     210,376    (136,210)
                                                                      --------    ---------    --------
Net change in cash and cash equivalents............................         --           --          --
Cash and cash equivalents at beginning of year.....................         --           --          --
                                                                      --------    ---------    --------
Cash and cash equivalents at end of year...........................   $     --    $      --    $     --
                                                                      --------    ---------    --------
                                                                      --------    ---------    --------

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(33) SUBSEQUENT EVENTS (UNAUDITED)

  Lomas 1996 Purchase

     On January 31, 1996, FNMC consummated an agreement to purchase LMUSA's remaining $14.1 billion loan servicing portfolio (including a sub-servicing portfolio of $2.4 billion), a master servicing portfolio of $2.7 billion, $5.9 million in foreclosed real estate, $45.3 million in net other servicing receivables, $5.8 million in mortgage loans, $6.2 million in net other assets for a purchase price of approximately $160.8 million payable in installments (the 'Lomas 1996 Purchase'). The initial installment of $49.8 million was paid with existing cash.

  SFFed Acquisition

     On August 27, 1995 the Bank entered into an Agreement and Plan of Merger (the 'Merger Agreement') with SFFed Corp. ('SFFed'), a savings and loan holding company, pursuant to which the Bank acquired (the 'SFFed Acquisition') SFFed and its wholly owned federal savings association, San Francisco Federal Savings and Loan Association ('San Francisco Federal'). San Francisco Federal operated 35 branches in the Northern California area. At December 31, 1995, San Francisco Federal had approximately $4.0 billion in assets and approximately $2.7 billion in deposits.

     The SFFed Acquisition was consummated on February 1, 1996. Under the Merger Agreement, holders of SFFed common stock outstanding at the effective time of the merger (other than shares for which dissenter's rights were perfected, shares held by First Nationwide and shares held as treasury stock) received $32 per share. The holders of options on the common stock of SFFed received for each share subject to an option the difference between $32 and the applicable per share option price. The aggregate consideration paid under the Merger Agreement was approximately $264 million. Following completion of the SFFed Acquisition, SFFed was liquidated and San Francisco Federal was merged into First Nationwide. The Bank financed the SFFed Acquisition with existing cash and other borrowings which may ultimately be replaced by proceeds from the sale of certain mortgage-backed securities or other assets.

  Issuance of Senior Subordinated Notes

     On January 31, 1996, FN Holdings issued $140 million of its 9-1/8% Senior Subordinated Notes Due 2003. On February 1, 1996, FN Holdings contributed the net proceeds of such offering totalling $133 million in cash as additional paid-in capital to the Bank to ensure that the Bank retains its 'well-capitalized' status upon consummation of the SFFed Acquisition and Lomas 1996 Purchase described in the preceding paragraphs.

  Pending Acquisition--Home Federal

     On December 19, 1995, the Bank entered into a merger agreement with Home Federal Financial Corporation ('HFFC'), pursuant to which the Bank will acquire (the 'Home Federal Acquisition') HFFC and its wholly owned federally chartered savings association subsidiary, Home Federal Savings and Loan Association of San Francisco ('Home Federal'). At December 31, 1995, HFFC had approximately $718 million in assets and $625 million in deposits and operated 15 branches in the Northern California area. The aggregate consideration to be paid in connection with the Home Federal Acquisition is estimated to approximate $70.6 million. The Home Federal Acquisition is subject to approval by HFFC's shareholders and regulatory approval by the Office of Thrift Supervision, and is expected to close in the second quarter of 1996.

            FIRST NATIONWIDE (PARENT) HOLDINGS INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(33) SUBSEQUENT EVENTS (UNAUDITED)--(CONTINUED)

  Branch Sales


     From September through December of 1995, the Bank entered into the following agreements (the 'Branch Sale Agreements') to sell retail deposits ('Deposits') and the related retail banking assets comprised of cash on hand, loans on deposits and facilities ('Related Assets') in Ohio, New York, New Jersey and Michigan as follows:

                                                                                     CARRYING VALUE AT
                                                                                     DECEMBER 31, 1995
                                     DATE OF     NUMBER OF        GENERAL       ----------------------------
            PURCHASER               AGREEMENT    BRANCHES        LOCATION        DEPOSITS     RELATED ASSETS
- ---------------------------------   ---------    ---------    ---------------   ----------    --------------
                                                                                       (IN THOUSANDS)
Fifth Third Bank of Northeastern
  Ohio...........................    9/22/95         28       Ohio              $1,414,695       $ 18,480

North Fork Bank..................    9/28/95         10       Long Island,         602,014          8,222
                                                              New York

Middletown Savings Bank..........    9/29/95          8       Upstate              485,975          5,594
                                                              New York

Independence Savings Bank........   10/11/95          3       Brooklyn,            330,073          3,308
                                                              New York

Republic National Bank...........   10/31/95          3       Manhattan,           282,580          1,795
                                                              New York

Midlantic Bank...................    11/3/95          4       New Jersey           509,597          5,556

Independence Savings Bank........   11/15/95          2       Staten Island,       286,723          3,718
                                                              New York

Charter One Bank.................   12/14/95         21       Michigan             783,965         12,667
                                                                                ----------    --------------
     Total.......................                                               $4,695,622       $ 59,340
                                                                                ----------    --------------
                                                                                ----------    --------------

     The premiums to be paid by the purchasers in these transactions total approximately $367 million. These sales are subject to regulatory approval and are expected to close during the first half of 1996.

     As of March 8, 1996, the Bank has consummated the sale of 43 branches pursuant to the Branch Sale Agreements, totalling $2.1 billion and $28.1 million in carrying value of Deposits and Related Assets at their respective sale dates, respectively. The Bank financed these sales through additional borrowings from the FHLB and reverse repurchase agreements. Through March 8, 1996, pre-tax gains totalling $181 million have been recognized in connection with these transactions.


  Loans to Affiliate

     On March 1, 1996, the Company extended a loan to an affiliate in the amount of $46.8 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
First Nationwide Bank, A Federal Savings Bank and
First Madison Bank, FSB

We have audited the accompanying consolidated statements of financial condition of the acquired business of First Nationwide Bank ('the Acquired Business'), as of December 31, 1993, and the related consolidated statements of operations, equity, and cash flows for each of the two years in the period ended December 31, 1993. The historical financial statements of First Nationwide Bank ('Old FNB') are the responsibility of the management of Old FNB. The assumptions discussed in Note 1 under 'Basis of Presentation' (to the extent related to the Asset Purchase Agreement, as defined therein, and the transactions contemplated thereby) used in preparing the accompanying consolidated financial statements of the Acquired Business are the responsibility of the management of First Madison Bank. Our responsibility is to express an opinion on the financial statements of the Acquired Business based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Acquired Business, at December 31, 1993, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles and the basis of presentation discussed in Note 1.

As discussed in Notes 16 and 18 to the consolidated financial statements, the Acquired Business changed its method of accounting for income taxes and postretirement health benefits in 1992.

                                          COOPERS & LYBRAND LLP

San Francisco, California
May 10, 1994

                             THE ACQUIRED BUSINESS
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                                      DECEMBER 31,
                                                                                                          1993
                                                                                                      ------------
                                              ASSETS

Cash and amounts due from depository institutions                                                     $    230,624
Other short-term investment securities.............................................................         40,000
                                                                                                      ------------
     Total cash and cash equivalents...............................................................        270,624
Investment securities, net (approximate market value $377 million in 1993).........................        376,429
Mortgage-backed securities, net (approximate market value $1.8 billion in 1993)....................      1,776,140
Loans receivable, net..............................................................................     11,408,852
Loans and investment securities held for sale, net                                                         155,316
Accrued interest receivable........................................................................         84,835
Property acquired in settlement of loans, net                                                               63,851
Investment in Federal Home Loan Bank system, at cost                                                       152,629
Office premises and equipment, net.................................................................        108,711
Real estate held for investment and sale, net......................................................          9,691
Goodwill...........................................................................................        216,777
Other assets.......................................................................................        282,632
                                                                                                      ------------
     Total Assets..................................................................................   $ 14,906,487
                                                                                                      ------------
                                                                                                      ------------

                                      LIABILITIES AND EQUITY

Liabilities:
  Customer deposit.................................................................................   $ 10,561,620
  Securities sold under agreements to repurchase...................................................        835,341
  Other borrowings.................................................................................      2,477,615
  Advance payments by borrowers....................................................................         45,056
  Accounts payable and accrued liabilities.........................................................         82,196
                                                                                                      ------------
     Total Liabilities.............................................................................     14,001,828
Contingent Liabilities.............................................................................             --
Equity.............................................................................................        904,659
                                                                                                      ------------
     Total Liabilities and Equity..................................................................   $ 14,906,487
                                                                                                      ------------
                                                                                                      ------------


                See Notes to Consolidated Financial Statements.

                             THE ACQUIRED BUSINESS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                            1993          1992
                                                                                         ----------    ----------
Interest and Dividend Income:
  Real estate loans...................................................................   $  891,588    $1,179,468
  Mortgage-backed securities..........................................................       80,458        64,059
  Consumer and other loans............................................................       42,437        51,230
  FSLIC/RF notes and investment securities............................................       32,395       105,226
  Short-term investment securities....................................................       20,101        36,387
  Receivable/Transferred Asset........................................................       18,062        65,050
  FSLIC/RF yield maintenance and net earnings on unconsolidated subsidiaries..........           --         7,742
                                                                                         ----------    ----------
     Total interest and dividend income...............................................    1,085,041     1,509,162
Interest Expense:
  Customer deposits...................................................................      482,431       755,480
  Securities sold under agreements to repurchase......................................       12,730         5,370
  Short-term borrowings...............................................................          370         3,396
  Other borrowings....................................................................      133,125       176,547
                                                                                         ----------    ----------
     Total interest expense...........................................................      628,656       940,793
                                                                                         ----------    ----------
Net interest income...................................................................      456,385       568,369
Provision for loan losses.............................................................       81,506        85,228
                                                                                         ----------    ----------
Net interest income after provision for loan losses...................................      374,879       483,141
Other Income:
  Mortgage banking operations, net....................................................       14,795        40,941
  Customer banking fees...............................................................       52,104        37,558
  Other loan fees and charges.........................................................       14,044        13,307
  Net gain (loss) on sales of:
     Customer deposits................................................................       22,281           527
     Investment securities............................................................          109         7,921
     Consumer loans...................................................................        1,105        (3,094)
     Other assets.....................................................................       (1,547)      (18,959)
Real estate operations, net...........................................................       (3,578)       (1,330)
Provision for losses on foreclosed property...........................................      (45,110)      (80,654)
Other.................................................................................       90,389        50,635
                                                                                         ----------    ----------
     Total other income...............................................................      144,592        46,852

Other Expense:
  Compensation and benefits...........................................................      142,568       158,857
  Premises and equipment..............................................................       73,242        92,967
  SAIF insurance premiums.............................................................       31,820        36,036
  Communications......................................................................       15,327        18,919
  Marketing and advertising...........................................................        8,928        14,949
  Goodwill amortization...............................................................       16,945        20,496
  Other general and administrative....................................................       43,033        79,377
                                                                                         ----------    ----------
     Total other expense..............................................................      331,863       421,601
                                                                                         ----------    ----------
Earnings (loss) before income taxes and cumulative effect of accounting changes.......      187,608       108,392
Federal and state income tax expense (benefit)........................................       40,408       (27,451)
                                                                                         ----------    ----------
Earnings before cumulative effect of accounting changes...............................      147,200       135,843
Cumulative effect of accounting changes, net of income taxes..........................           --        10,128
                                                                                         ----------    ----------
Net Earnings..........................................................................   $  147,200    $  145,971
                                                                                         ----------    ----------
                                                                                         ----------    ----------

                See Notes to Consolidated Financial Statements.

                             THE ACQUIRED BUSINESS
                       CONSOLIDATED STATEMENTS OF EQUITY
                             (DOLLARS IN THOUSANDS)

                                                        EQUITY OF
                                                    ACQUIRED BUSINESS
                                                    -----------------
Balance--December 31, 1991.......................         960,863
Capital contribution.............................          40,625
Cash dividends paid..............................        (240,000)
Net earnings.....................................         145,971
                                                    -----------------

Balance--December 31, 1992.......................         907,459
Cash dividends paid..............................        (150,000)
Net earnings.....................................         147,200
                                                    -----------------

Balance--December 31, 1993.......................       $ 904,659
                                                    -----------------
                                                    -----------------


                See Notes to Consolidated Financial Statements.

                             THE ACQUIRED BUSINESS
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                          --------------------------
                                                                                             1993           1992
                                                                                          -----------    -----------
CASH AND CASH EQUIVALENTS AT JANUARY 1.................................................   $ 2,142,498    $   596,993
Cash Flows From Operating Activities:
  Net earnings.........................................................................       147,200        145,971
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Cumulative effect of accounting changes............................................            --        (10,128)
    Provisions for losses..............................................................       126,616        168,083
    Depreciation and amortization......................................................        99,886        105,831
    Accretion of fees and discounts and amortization of premiums.......................       (14,718)       (60,006)
    Gain on sales of loans, mortgage-backed securities and investment securities.......        (5,917)       (22,872)
    Provision for deferred income taxes................................................       (14,156)       (50,747)
    Mortgage banking activities:
      Loans originated or purchased for resale.........................................    (2,129,216)    (2,588,452)
      Proceeds from sales of loans held for sale.......................................     2,189,480      2,665,227
    Changes in assets and liabilities:
      Decrease in accounts payable and accrued liabilities.............................      (178,637)      (232,050)
      Decrease in accrued interest receivable..........................................        17,089         44,262
      Increase (decrease) in accrued interest payable..................................        17,134        (48,688)
      Decrease (increase) in accounts receivable.......................................         3,796        (53,873)
      Other............................................................................       157,803        295,100
                                                                                          -----------    -----------
      Net cash provided by operating activities........................................       416,360        357,658
Cash Flows From Investing Activities:
  Principal payments, net of originated loans..........................................       480,730        806,826
  Proceeds from sales of loans and mortgage-backed securities..........................        71,485        321,164
  Principal payments on mortgage-backed securities.....................................       318,965        203,224
  Purchases of loans and mortgage-backed securities....................................      (985,881)      (583,925)
  Decrease (increase) in receivable/transferred assets.................................       330,011        778,239
  Changes in real estate held for investment and sale and property acquired in settlement of loans:
    Acquisitions and improvements......................................................           (93)            --
    Sales and disposals, net...........................................................       238,884        407,903
  Proceeds from FDIC settlement:
    FSLIC/RF notes and accrued interest................................................            --      2,177,708
    Repurchase of assets and other settlement proceeds.................................       357,480        933,848
  Changes in investment securities:
    Purchases..........................................................................       (66,654)    (1,329,820)
    Maturities and sales...............................................................       234,432      1,332,671

  Purchases and sales of premises and equipment, net...................................        27,115          8,505
  Other................................................................................         7,590         50,182
                                                                                          -----------    -----------
  Net cash provided by investing activities............................................     1,014,064      5,106,525
                                                                                          -----------    -----------
Cash Flows From Financing Activities:
  Change in customer deposits, net.....................................................    (1,576,627)    (2,834,312)
  Sale of customer deposits............................................................    (2,180,768)       (24,599)
  Purchase of customer deposits........................................................       233,111             --
  Principal payments on borrowings.....................................................      (929,231)    (1,110,777)
  Net increase (decrease) in short-term borrowings.....................................       785,432        (15,000)
  Proceeds from issuance of borrowings.................................................       524,708        284,045
  Capital contributions................................................................            --         40,625
  Cash dividends paid..................................................................      (150,000)      (240,000)
  Other................................................................................        (8,923)       (18,660)
                                                                                          -----------    -----------
  Net cash used by financing activities................................................    (3,302,298)    (3,918,678)
                                                                                          -----------    -----------
  Net (decrease) increase in cash and cash equivalents.................................    (1,871,874)     1,545,505
                                                                                          -----------    -----------
  CASH AND CASH EQUIVALENTS AT DECEMBER 31.............................................   $   270,624    $ 2,142,498
                                                                                          -----------    -----------
                                                                                          -----------    -----------

                See Notes to Consolidated Financial Statements.

                             THE ACQUIRED BUSINESS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--STATEMENT OF ACCOUNTING POLICIES

  Basis of Presentation:

     First Nationwide Bank, A Federal Savings Bank ('Old FNB') is a federally chartered capital stock savings bank. Old FNB is a wholly-owned subsidiary of First Nationwide Financial Corporation ('FNFC') which, in turn, is a wholly-owned subsidiary of Ford Motor Company ('Ford'). On April 14, 1994, the 'Asset Purchase Agreement' between First Madison Bank, FSB ('First Madison') and Old FNB was executed. Pursuant to this agreement, Old FNB agreed to sell substantially all of its assets and liabilities to First Madison with the exception of certain excluded asset and liability amounts as defined in the agreement. The excluded assets include, principally, certain commercial and other mortgages, investments in certain subsidiaries, foreclosed commercial real estate, and real estate held for development. Certain liabilities, principally amounts due to affiliated companies and income taxes payable as of December 31, 1993, were also excluded.

     The excess of assets over liabilities acquired by First Madison from Old FNB represents only a portion of the assets and liabilities of Old FNB. Accordingly, the stockholder's equity section of Old FNB has been eliminated and replaced with 'equity of the Acquired Business.'

     These financial statements have been prepared in connection with this Asset Purchase Agreement. They represent the historical financial statements of Old FNB adjusted to eliminate the impact of the excluded assets and liabilities on the financial position and the results of operations and cash flows for all years presented. In addition, certain assets (including their impact on the results of operations and cash flows which were transferred to FNFC in contemplation of this sale, principally real estate held for development, non-performing commercial and multi-family mortgages, and a portfolio of mortgage derivative securities, have been eliminated for all periods presented. The adjustments to 1992 financial statements also reflect a reduction in long-term debt (to the extent such debt was eventually paid down when such assets were transferred) and an increase in an interest bearing Receivable/Transferred Asset corresponding to the amount transferred. Interest income (based on the interest rate of investments maturing within one year) and interest expense (based on the actual rates associated with the debt reduced) also reflect this adjustment. The resulting entity is referred to herein as the Acquired Business.

     Below is a discussion of the various assets transferred to FNFC and its subsidiaries.

     On June 30, 1993, Old FNB sold approximately $34 million of foreclosed real estate assets to FN Development Company, Delta ('FND-Delta'), a wholly-owned subsidiary of FNFC, at net book value.

     On December 30, 1993, Old FNB sold approximately $466 million of commercial and multi-family real estate loans, foreclosed real estate assets and real estate development assets to Granite Management and Disposition, Inc. ('GMD'), a subsidiary of FNFC, Epsilon Properties Inc., a wholly-owned subsidiary of GMD, and FND-Delta, a subsidiary of FNFC, at net book value.

     On October 31, 1992, Old FNB sold approximately $453 million of real estate development assets to FNFC at their net book value.

     In September 1992, Old FNB sold approximately $318 million of mortgage derivative securities to FNFC at a sales price equal to book value of the securities.

     Below is a summary of the impact on the net earnings of Old FNB for the years ending December 31, 1993 and 1992 related to both the excluded net assets and transferred assets.

                                                                  ADJUSTMENTS     ADJUSTMENTS    NET EARNINGS
                                                                   RELATED TO     RELATED TO       FOR THE
                                               NET EARNINGS       EXCLUDED NET    TRANSFERRED      ACQUIRED
FOR THE YEAR ENDED                           (LOSS) OF OLD FNB       ASSETS         ASSETS         BUSINESS
- ------------------------------------------   -----------------    ------------    -----------    ------------
1993......................................        $82,563           $ 30,542       $  34,095       $147,200
1992......................................        $(7,928)          $ 43,167       $ 110,732       $145,971

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--STATEMENT OF ACCOUNTING POLICIES--(CONTINUED)

  Regulatory Requirements:

     FNB is subject to regulation by the Federal Deposit Insurance Corporation ('FDIC') and the OTS, an office of the Department of the Treasury.

     As a member of the Federal Home Loan Bank System ('FHLB'), savings and loans are required to maintain an investment in the capital stock of the Federal Home Loan Banks. The investment is carried at cost. Savings and loans also maintain insurance on customer deposit accounts with the Savings Association Insurance Fund ('SAIF'), which requires semi-annual payments of deposit insurance premiums. Savings and loans are required by the Federal Reserve Bank to maintain non-interest bearing cash reserves equal to a percentage of certain deposits. The average reserve balance for the Acquired Business was $54 million in 1993.

  Principles of Consolidation:

     The consolidated financial statements of the Acquired Business include the accounts of its wholly-owned subsidiaries, FNB Mortgage Corp. ('FNBMC'), FN Projects, Inc., FN Investment Center, Trans Network Insurance Services, D.L. Equity Corporation and Master Mortgage Company. All material intercompany accounts and transactions have been eliminated in consolidation.

  Cash, Cash Equivalents and Statement of Cash Flows:

     For purposes of reporting cash flows, cash and cash equivalents include cash due from depository institutions, U.S. Government and agency securities, federal funds sold, securities purchased under agreements to resell, and highly liquid short-term debt securities. At December 31, 1993, other short-term investment securities included $40 million of federal funds sold with a weighted average interest rate of 2.75%. Cash equivalents include short-term investments with remaining terms to maturity of three months or less from the date of acquisition. Other short-term investment securities include substantially all cash balances held in other financial institutions which exceed existing deposit insurance coverage.

     For purposes of reporting cash flows, short-term investments have an original term to maturity of three months or less. Cash flows from financial instruments that are accounted for as hedges of identifiable transactions are classified in the same category as the cash flows from the items being hedged.

  Disclosures About Fair Value of Financial Instruments:

     Statement of Financial Accounting Standards No. 107 ('SFAS No.107'), 'Disclosures about Fair Value of Financial Instruments', requires the disclosure in the financial statements, or notes thereto, of fair value information for financial instruments, as defined, whether or not recognized in the balance sheet, for which it is practical to estimate fair value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent and should not be construed to represent, the full underlying value of the Acquired Business.

  Investment Securities:

     Investment securities are stated at cost, net of any unamortized premiums or discounts. The Acquired Business has the ability to hold these assets to maturity. Premiums and discounts on these securities are amortized over the expected life of the underlying securities using methods approximating the interest method.

                             THE ACQUIRED BUSINESS

Investment securities identified as being held for sale are stated at the lower of amortized cost or market value. Gains or losses on the sale of such securities are based on the specific identification method.

     Fair value of investment securities is determined by reference to quoted market prices, if available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar securities. For short-term investments, the carrying amount is a reasonable estimate of fair value.

  Mortgage-backed Securities:

     Mortgage-backed securities are stated at cost, net of any unamortized premiums and discounts. The Acquired Business has the ability to hold these assets to maturity. Premiums and discounts on these securities are amortized over the expected life of the underlying mortgages using methods approximating the interest method. A portion of the mortgage-backed securities portfolio resulted from the securitization of certain qualifying mortgage loans in the Acquired Business' portfolio. Gains or losses on the sale of mortgage-backed securities are based on the specific identification method.

     For mortgage-backed securities, fair value is determined by reference to quoted market prices, if available. If quoted market prices are not available, fair value is estimated using quoted market prices for similar securities.

  Loans Receivable:

     Loans receivable are recorded at cost, net of discounts and premiums, undisbursed loan funds, advances to borrowers for taxes and insurance, net deferred fees and allowance for loan losses. The Acquired Business holds loans receivable primarily for investment purposes and has both the intent and ability to hold these loans until maturity. Unforeseen circumstances may arise in the future that would cause the sale of loans prior to their maturity. The Acquired Business' real estate loan portfolio consists primarily of long-term loans (15-30 years) secured by first trust deeds on 1 to 4 unit residences, multi-family property, commercial property, and land. The Acquired Business also makes first and second trust deed loans with shorter terms.

     A significant portion of the Acquired Business' real estate loan portfolio is comprised of adjustable-rate mortgages. The interest rate and payment terms of these mortgages adjust on a periodic basis in accordance with various published indices. The majority of these adjustable-rate mortgages have terms which limit the amount of interest rate adjustment that can occur each year and over the life of the mortgage. During periods of limited payment increases, negative amortization may occur on certain adjustable-rate mortgages.

     The Acquired Business' loan portfolio also includes consumer and commercial loans that are collateralized by passbook accounts, mobile homes, recreational vehicles, motor vehicles and other non-real estate commercial assets. Finance charges included in consumer loans receivable are deferred and amortized into income over the term of the loan except in the case of delinquent installments for which collection is not reasonably assured.

     The fair value of performing loans has been estimated by discounting future cash flows using interest rates that consider the current credit and interest rate risk inherent in the loans, and current economic and lending conditions. In general, the fair value of nonperforming loans has been estimated using management's current estimate of future cash flows from the underlying collateral discounted at a rate commensurate with the risks of the specific property identified.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the customer. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Interest income is accrued based on the outstanding principal amount of loans and their contractual terms. Loans are generally placed on non-accrual status when the borrowers are contractually past due 90 days and

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--STATEMENT OF ACCOUNTING POLICIES--(CONTINUED)

when payment in full of principal or interest is not expected. The accrual of interest is discontinued and any accrued and unpaid interest is reversed out of current income when the loans are placed on non-accrual status. Such interest, if ultimately collected, is credited to interest income in the period of recovery.

  Loan Fees:

     The Acquired Business charges fees for originating loans. Loan origination fees, net of direct underwriting and closing costs, are deferred and amortized to interest income using the interest method over the contractual term of the loans, adjusted for actual loan prepayment experience. Unamortized fees on loans sold or paid in full are recognized as income. Adjustable-rate loans with lower initial interest rates during the introductory period result in the amortization of a substantial portion of the net deferred fee during the introductory period.

     Other loan fees and charges, which represent income from the prepayment of loans, delinquent payment charges, and miscellaneous loan services are recognized as income when collected.

  Allowance for Loan Losses:

     The Acquired Business charges current earnings with a provision for estimated credit losses on loans receivable. The provision considers both specifically identified problem loans and credit risks not specifically identified in the loan portfolio. The allowance for loan losses takes into consideration numerous factors including the financial condition of the borrowers, the fair value of collateral, recourse to guarantors, the estimated net cost of holding and maintaining properties and collateral prior to the anticipated date of sale, analysis of delinquency trends, geographic and collateral-type concentrations and past loss experience. The allowance also considers the ability of the Acquired Business to 'put' $500 million of non-performing and classified assets to an affiliate of FNB (also, see Note 10). Losses are charged to the allowance when the loan is considered uncollectible or at the time of foreclosure. Recoveries on receivables and loans previously charged-off as uncollectible are credited to the allowance for loan losses.

  Mortgage Banking Activities:

     The Acquired Business sells whole loans and participating interests in whole loans. The Acquired Business is also active in the creation of mortgage-backed securities through the securitization of the loans it originates. Mortgage banking activities are undertaken to generate fee income, to effectively manage the Acquired Business' interest rate risk levels, overall funding requirements and to meet certain regulatory requirements and limitations.

     During the loan origination process, loans and unfunded loan commitments identified as held for investment are recorded at cost; loans and commitments to fund loans identified for sale are carried at the lower of aggregate cost or market value on an aggregate basis. Commitments to purchase or sell loans are included in determining aggregate cost or market value. In general, the Acquired Business originates fixed rate loans and fixed rate mortgage-backed securities for sale in the secondary market. Adjustable rate loans and mortgage-backed securities are originated primarily for investment purposes and the Acquired Business has both the intent and ability to hold them until maturity. In certain instances, fixed rate loans are held for investment purposes and adjustable rate loans and mortgage-backed securities originated are identified as being held for sale.

     Forward loan sale commitments are contracts for delayed delivery of mortgage-backed securities in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. The Acquired Business uses forward loan sale commitments in its mortgage banking operations to reduce the interest rate risk on unfunded fixed rate loan commitments before they are sold in the secondary market. This action is taken to effectively manage the total interest rate risk levels of the Acquired Business' asset/liability structure.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--STATEMENT OF ACCOUNTING POLICIES--(CONTINUED)


     Gains or losses resulting from loan and mortgage-backed securities sales are recognized at time of sale based on the difference between the net sales proceeds and the net carrying value of the loans or interests sold. When the rights to service the underlying loans are retained, the cash gain or loss is adjusted based on the net present value of the expected amounts to be received or paid. The Acquired Business calculates these amounts by comparing the contractual interest rates to be paid by the borrowers and the interest rates to be paid to the investors, less an amount equal to the present value of a normal servicing fee. The resulting deferred premium is amortized to income over the estimated remaining servicing lives of the loans sold using the interest method, adjusted for actual and anticipated prepayments.

     Loans and mortgage-backed securities may be sold with limited recourse obligations. The credit risk associated with these limited recourse obligations is generally less than the credit risk the Acquired Business would have had if it held the loans in its own portfolio.

  Real Estate Held for Investment and Sale:

     Real estate held for investment and sale consists of partnership investments which are accounted for by the equity method. Valuation allowances for estimated losses on real estate are provided when the cost exceeds net realizable value. Net realizable value is based on current market conditions and estimated sales values of similar properties, less estimated holding costs to anticipated date of sale. Net income from real estate operations includes net gains from the sale of real estate partnerships, equity in net earnings or losses from real estate partnerships, and provisions for estimated losses. FNFC has guaranteed First Madison collection on $5.5 million of the December 31, 1993, balance in real estate held for investment and sale.

  Property Acquired in Settlement of Loans:

     Property acquired in settlement of loans is recorded at the lower of cost or fair value less estimated disposal costs at the time of foreclosure. Subsequent to foreclosure, the Acquired Business charges current earnings with a provision for estimated losses when the carrying value of the collateral property exceeds its estimated fair value. Net operating income or loss from the properties is recorded in other income.

  Interest Rate Exchange Agreements:

     The Acquired Business enters into interest rate exchange agreements to assist in matching interest expense on specific interest-bearing liabilities with the interest rate adjustments of specific interest-earning assets. These agreements may consist of interest rate swaps, interest rate caps and interest rate options. Interest rate swaps are agreements in which the Acquired Business and third parties agree to exchange interest payments (one at a variable rate, the other at a fixed rate) on notional principal amounts. Interest rate caps are agreements under which the Acquired Business will receive interest payments from third parties if interest rates exceed certain agreed upon rates on notional amounts. Interest rate options are contracts that allow the holder of the option to purchase or sell a financial instrument at a specified price within a specified period of time from the seller or 'writer' of the option.


     The effect on interest expense relating to payments or receipts from interest rate exchange agreements is recognized currently. Gains or losses at early termination of these agreements are deferred and amortized to income or expense over the shorter of the original maturity of the agreement or the maturity of the hedged assets or liabilities. Fees paid, if any, are amortized on a straight-line basis over the term of the agreement.

     For purposes of calculating fair values under FASB 107, the fair value of interest rate exchange agreements is the estimated amounts that the Acquired Business would receive or pay to terminate the agreements at the reporting date, taking into consideration current interest rates and the current creditworthiness of the exchange agreement counterparties.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--STATEMENT OF ACCOUNTING POLICIES--(CONTINUED)

  Office Premises and Equipment:

     Premises, equipment, leasehold improvements and capitalized software are stated at cost, less accumulated depreciation and amortization. Premises, equipment, leasehold improvements and capitalized software are depreciated or amortized on a straight-line basis over the lesser of the lease term or the estimated useful lives of the various classes of assets. Maintenance and repairs on premises and equipment are charged to expense in the period incurred.

     From time to time, the Acquired Business designates certain owned and leased office facilities as surplus facilities no longer needed to support ongoing business operations. Valuation allowances are established to adjust the net carrying value of surplus office facilities to the lower of aggregate cost or market value.

  Financial Instruments with Off-Balance-Sheet Risk:

     The Acquired Business is a party to financial instruments with off-balance-sheet risk in the normal course of business and to meet the financial needs of its customers. These financial instruments include commitments to extend credit, options written, regular and standby letters of credit, interest rate exchange agreements, and forward commitments to purchase or sell loans, investment securities or mortgage-backed securities. These instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Acquired Business has in particular classes of financial instruments.

     The Acquired Business generally uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments, which may require that it obtain collateral that will reduce its exposure to credit loss. The Acquired Business' exposure to credit loss, in the event of nonperformance by the other party to the financial instrument, for commitments to extend credit, and regular and standby letters of credit is represented by the difference between the contractual commitment amount of those instruments and the fair value of the collateral. If there is no collateral, or if the underlying collateral is determined to have little or no value, or the Acquired Business is not able to obtain possession of the collateral, the maximum exposure to credit loss is represented by the contractual commitment. For interest rate exchange transactions, forward commitments, and options written, the risk associated with these instruments arises from movements in interest rates and dealing with counterparties and their ability to meet the terms of the contracts. The notional principal amounts often are used to express the volume of these transactions, but the amounts subject to credit risk are much smaller. The Acquired Business controls the credit risk of its interest rate exchange agreements and forward commitments through credit approvals, limits, and monitoring procedures.

     The market risk associated with the forward sale of unfunded loan commitments used in the Acquired Business' mortgage banking operations occurs when the estimated amount of the unfunded loan commitments is not the same as the outstanding forward commitments to sell loans and mortgage-backed securities and from the possible inability of counterparties to meet the terms of their contracts. An increase in interest rates may cause greater than expected fundings on loan commitments. This could result in a loss since the unsold loans not covered by forward sale commitments would be required to be adjusted to the lower of aggregate cost or market value. A decrease in interest rates may cause lower than expected fundings on loan commitments. This could result in a loss equal to the fee paid to satisfy the unfulfilled forward sale commitment. The fair value of commitments to originate, purchase or sell loans and mortgage-backed securities is estimated using the difference between current levels of interest rates and the committed rates.

  Goodwill and Intangible Assets:

     Goodwill resulting from acquisitions is $217 million at December 31, 1993. A portion of this amount totalling $176 million, is amortized on the straight-line method over a period of approximately 25 years. The remaining goodwill of $41 million is amortized using the interest method over the estimated composite remaining

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--STATEMENT OF ACCOUNTING POLICIES--(CONTINUED)

life of the long-term, interest-earning assets acquired, which is approximately 7 years. The Acquired Business periodically evaluates its goodwill for possible impairment based on expected net earnings, on an undiscounted basis, over the remaining life of the goodwill.


     Identified intangible assets totalling $75 million at December 31, 1993 resulting from certain acquisitions are amortized using the straight-line method over an estimated remaining composite life of approximately 5 years. Core deposit intangible assets totalling $8 million at December 31, 1993 are amortized using the interest method over an estimated remaining composite life of approximately 7 years.

  Securities Sold Under Agreements of Repurchase:

     The Acquired Business enters into sales of securities under agreements to repurchase ('reverse repurchase agreements'). Reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as liabilities in the statements of financial condition. The securities underlying the reverse repurchase agreements are carried as assets.

  Income Taxes:

     Old FNB and its subsidiaries are included with FNFC and Ford in filing consolidated income tax returns. Income taxes have been computed on the separate results of the Acquired Business and its subsidiaries based on the provisions of Old FNB's tax sharing agreements with FNFC and Ford. The federal tax sharing agreements generally provide that the Acquired Business will be charged or reimbursed based on the tax effects of its earnings or losses in the consolidated returns. The state tax sharing agreements provide that charges or reimbursements will be allocated as if Old FNB and its subsidiaries filed state taxes on a separate return basis. Deferred income taxes reflect the estimated future tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The recoverability of deferred tax assets is evaluated on a consolidated basis with FNFC and Ford.

  New Accounting Standards:

     In May 1993, the Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standards No. 114 ('SFAS No. 114'), 'Accounting by Creditors for Impairment of a Loan'. The standard requires that impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate. The Acquired Business does not plan to adopt this standard until January 1, 1995.

     In May 1993, the FASB issued Statement of Financial Accounting Standards No. 115 ('SFAS No. 115'), 'Accounting for Certain Investments in Debt and Equity Securities'. The standard establishes financial accounting and reporting requirements for investments in equity securities (excluding those accounted for under the equity method and investments in consolidated subsidiaries) that have readily determinable fair values and for all investments in debt securities. The Acquired Business adopted SFAS No. 115 in 1994. The impact of adoption was not material.

NOTE 2--RECEIVABLES FROM THE FSLIC/RF

     In 1988, FNFC and Old FNB acquired several financial institutions in federally assisted acquisitions. All of the acquired institutions were either immediately or subsequently merged with and into the Acquired Business. In connection with the acquisitions, FNFC and Old FNB entered into various assistance agreements with the FSLIC Resolution Fund ('FSLIC/RF'), a special fund administered by the FDIC. Under the terms of the assistance agreements, the FSLIC/RF provided Old FNB with assistance payments consisting primarily of interest payments on FSLIC/RF notes, and yield maintenance and loss protection on certain underperforming and other assets including investments in unconsolidated subsidiaries of the acquired savings and loan institutions. This revenue

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--RECEIVABLES FROM THE FSLIC/RF--(CONTINUED)

provided reimbursement for interim losses without which the assets could not have been acquired economically. The FSLIC/RF notes were issued to FNFC and Old FNB at the time of the acquisitions in an amount generally equal to the tangible negative net worth of the acquired institutions' assets after reflecting the fair value or mark to market adjustments on certain assets and liabilities.

     Effective June 30, 1992, FNFC and Old FNB entered into a settlement agreement with the FDIC Manager ('FDIC') which covered the remaining active assistance agreements with the FSLIC/RF. In accordance with the terms of the settlement agreement, the FDIC prepaid approximately $2.2 billion in FSLIC/RF notes and related accrued interest. In addition, the FDIC paid $0.9 billion primarily for the repurchase of certain covered assets. The FDIC and Old FNB also reached agreement on certain federal and state tax issues associated with the covered assets and related assistance payments. There was no gain or loss recognized on the settlement. The agreement also provided for various options related to the treatment of approximately $490 million of covered assets.

     Effective January 31, 1993, FNFC and Old FNB reached a final settlement with the FDIC concerning these remaining covered assets. As part of the final settlement, Old FNB received the book value of these remaining covered assets.

     With the exception of certain indemnity and audit provisions, the 1992 and 1993 settlement agreements with the FDIC effectively terminate the remaining active assistance agreements with the FSLIC/RF. Management believes there will be no adjustments material to the financial statements from the resolution of the final audit. Future assistance payments from the FSLIC/RF are curtailed. Certain previously received assistance payments may be recognized as revenue when the final audits of the assistance agreements and associated payments are completed and remaining issues resolved.

     During 1993, approximately $72 million of FSLIC/RF assistance was recognized in other income. The amount of FSLIC/RF assistance recognized as revenue by the Acquired Business in 1992 is reflected in the statement of operations as follows:


                                                              YEAR ENDED
                                                          DECEMBER 31, 1992
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Interest and Dividend Income:
  FSLIC/RF notes and investment securities...........          $ 63,417
  Real estate loans..................................            36,873
  Mortgage-backed securities.........................            (1,439)
  Consumer and other loans...........................              (327)
FSLIC/RF yield maintenance on unconsolidated
  subsidiaries.......................................            25,518
                                                            -----------
                                                                124,042

Other Income:
  Net gain on sales of investment securities.........            44,812
  Other..............................................            40,585
                                                            -----------
                                                                 85,397
                                                            -----------
     Total...........................................          $209,439
                                                            -----------
                                                            -----------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--INVESTMENT SECURITIES

     Investment securities consist of the following:

                                                                         DECEMBER 31, 1993
                                                       -----------------------------------------------------
                                                       AMORTIZED    UNREALIZED    UNREALIZED     ESTIMATED
                                                         COST         GAINS         LOSSES      MARKET VALUE
                                                       ---------    ----------    ----------    ------------
                                                                      (DOLLARS IN THOUSANDS)
U.S. Government and agency obligations..............   $ 191,166      $  698         $ 15         $191,849
Collateralized mortgage obligations.................     182,947         440          852          182,535
Municipal securities................................       2,316          --           --            2,316
                                                       ---------    ----------    ----------    ------------
     Total investment securities....................   $ 376,429      $1,138         $867         $376,700
                                                       ---------    ----------    ----------    ------------
                                                       ---------    ----------    ----------    ------------


     The weighted average interest rate on investment securities was 5.11% at December 31, 1993. Non-taxable interest recognized on municipal securities during 1993 and 1992 was $0.7 million and $1 million, respectively.

     At December 31, 1993 investment securities at amortized cost and estimated market value, have scheduled maturities as follows:

                                                                                 DECEMBER 31, 1993
                                                                         ----------------------------------
                                                                                      ESTIMATED    WEIGHTED
                                                                         AMORTIZED     MARKET      AVERAGE
                                                                           COST         VALUE       YIELD
                                                                         ---------    ---------    --------
                                                                               (DOLLARS IN MILLIONS)
U.S. Government and agency securities:
  Maturing within 1 year..............................................        --           --           --
  Maturing after 1 year but within 5 years............................     $ 191        $ 191         4.17%
  Maturing after 5 years but within 10 years..........................        --           --           --
  Maturing after 10 years.............................................        --            1        14.00
                                                                         ---------    ---------
                                                                             191          192         4.19
                                                                         ---------    ---------
Collateralized mortgage obligations:
  Maturing within 1 year..............................................         1            2         8.92
  Maturing after 1 year but within 5 years............................       174          173         5.38
  Maturing after 10 years.............................................         8            8         7.00
                                                                         ---------    ---------
                                                                             183          183         5.48
                                                                         ---------    ---------
Municipal securities:
  Maturing after 1 year but within 5 years............................         1            1         8.25
  Maturing after 5 years but within 10 years..........................        --           --           --
  Maturing after 10 years.............................................         1            1         8.25
                                                                         ---------    ---------
                                                                               2            2         8.25
All other securities maturing within 1 year...........................        --           --           --
                                                                         ---------    ---------
     Total............................................................     $ 376        $ 377         4.83
                                                                         ---------    ---------
                                                                         ---------    ---------

     Proceeds from sales of investments in debt securities during 1993 were $41 million, of which $32 million, were related to the sales of investments in debt securities covered for loss by the FSLIC/RF. There were no material gains or losses on the sale of investment debt securities in 1993. Gains on the sale of investments in debt securities not covered for loss were $4 million in 1992. Losses on the sale of investments in debt securities not covered for loss were $5 million in 1992. Gains on the sale of investments in debt securities covered for loss were $8 million in 1992. No material losses were recognized in the sales of investments in debt securities covered for loss in 1992.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities consist of the following:

                                                                       DECEMBER 31, 1993
                                                     ------------------------------------------------------
                                                     AMORTIZED     UNREALIZED    UNREALIZED     ESTIMATED
                                                        COST         GAINS         LOSSES      MARKET VALUE
                                                     ----------    ----------    ----------    ------------
                                                                     (DOLLARS IN THOUSANDS)
Federal Home Loan Mortgage Corporation............   $1,236,993     $ 20,483       $  946       $1,256,530
Federal National Mortgage Association.............      514,915        5,391          348          519,958
Government National Mortgage Association..........       18,609        1,193            1           19,801
Other.............................................        5,623           --           --            5,623
                                                     ----------    ----------    ----------    ------------
Total mortgage-backed securities, net.............   $1,776,140     $ 27,067       $1,295       $1,801,912
                                                     ----------    ----------    ----------    ------------
                                                     ----------    ----------    ----------    ------------

     The weighted average interest rate on mortgage-backed securities was 5.52% at December 31, 1993. Proceeds from sales of mortgage-backed securities during 1993 were $96 million, of which $90 million were related to the sales of mortgage-backed securities covered for loss by the FSLIC/RF. During 1993 and 1992, there were no gains or losses realized on sales of mortgage-backed securities.

     At December 31, 1993, $94 million of mortgage-backed securities held resulted from the securitization of certain qualifying mortgage loans from the Acquired Business' loan portfolio. At December 31, 1993 the Acquired Business had $1.5 billion of variable rate mortgage-backed securities. At December 31, 1993, other mortgage-backed securities contained approximately $5 million in securities which represent subordinated interests in mortgage pool securities.

NOTE 5--LOANS RECEIVABLE

     Loans receivable consists of the following:

                                                          DECEMBER 31, 1993

                                                          -----------------
                                                        (DOLLARS IN THOUSANDS)
Real estate loans:
  1-4 unit residential...............................        $  6,533,809
  5+ unit residential................................           2,396,385
  Commercial.........................................           2,303,182
  Construction.......................................              24,921
  Land...............................................              10,101
                                                             ------------
                                                               11,268,398
  Undisbursed loan funds.............................              (7,373)
                                                             ------------
     Total real estate loans.........................          11,261,025
Equity-line loans....................................             403,694
Other consumer loans.................................              78,027
Commercial loans.....................................               3,623
                                                             ------------
     Total consumer and other loans..................             485,344
Amounts advanced to borrowers for taxes and
  insurance..........................................              24,732
Unearned fees, unearned income, discounts and
  premiums, net......................................            (105,007)
Allowance for loan losses............................            (257,242)
                                                             ------------
     Total loans receivable, net.....................        $ 11,408,852
                                                             ------------
                                                             ------------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--LOANS RECEIVABLE--(CONTINUED)

     The weighted average stated interest rate on loans receivable was 6.43% at December 31, 1993. At December 31, 1993, the Acquired Business had $8.7 billion of variable rate real estate loans. During 1993 the Acquired Business sold $10 million of various consumer loans and credit card receivables recognizing a net gain of $1 million and a net loss of $3 million, respectively. Loans receivable, net, had a fair value of approximately $11.7 billion at December 31, 1993.

     The following table indicates the gross amount of loans which have been placed on nonaccrual status as of the dates indicated:

                                                           DECEMBER 31, 1993
                                                         ---------------------
                                                         (DOLLARS IN MILLIONS)

Nonaccrual loans:
  Real Estate:
     1-4 unit residential.............................           $ 313
     5+ unit residential..............................              18
     Commercial and other.............................              15
     Construction.....................................              --
                                                                ------
       Total real estate..............................             346
Non-mortgage..........................................               2
                                                                ------
  Total nonaccrual loans..............................           $ 348
                                                                ------
                                                                ------

     The following table indicates the remaining principal balances of loans classified as troubled debt restructurings, excluding loans subject to FSLIC/RF loss coverage, as of the dates indicated:

                                                           DECEMBER 31, 1993
                                                         ---------------------
                                                         (DOLLARS IN MILLIONS)
Modified and restructured loans:
  Real estate:
     5+ unit residential..............................           $ 255
     Commercial and other.............................             111
     Construction.....................................              14
     1-4 unit residential.............................              15
                                                                ------
       Total restructured loans.......................           $ 395
                                                                ------
                                                                ------

     At December 31, 1993, there were no commitments to lend additional funds to borrowers whose loans were on nonaccrual or were restructured.

     The following table reflects the amount of nonaccrual, past due and troubled debt restructured loans including the interest income recognized and total interest income that would have been recognized had the borrowers performed under the original terms of the loans.

                                                                               DECEMBER 31, 1993
                                                                  --------------------------------------------
                                                                                                TOTAL INTEREST
                                                                             INTEREST INCOME      INCOME IF
                                                                  BALANCE      RECOGNIZED         PERFORMING
                                                                  -------    ---------------    --------------

                                                                             (DOLLARS IN MILLIONS)
Troubled debt restructured loans...............................    $ 395           $33               $ 36
Nonaccrual loans...............................................      348             7                 26
Accruing loans contractually past due 91 days or more..........       --            --                 --
                                                                  -------          ---                ---
                                                                   $ 743           $40               $ 62
                                                                  -------          ---                ---
                                                                  -------          ---                ---

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--LOANS RECEIVABLE--(CONTINUED)

     The following table summarizes real estate loans net of undisbursed loan funds by collateral type, interest rate type and state concentration as of December 31, 1993.

                                       1-4 UNIT            5+ UNIT         COMMERCIAL AND                    TOTAL
                                      RESIDENTIAL        RESIDENTIAL           OTHER                          REAL
                                   -----------------   ----------------   ----------------   CONSTRUCTION    ESTATE
STATE                              VARIABLE   FIXED    VARIABLE   FIXED   VARIABLE   FIXED     VARIABLE     LOANS(2)   % OF TOTAL
- ---------------------------------  --------   ------   --------   -----   --------   -----   ------------   --------   ----------
                                                                       (DOLLARS IN MILLIONS)
California.......................   $3,151    $  439    $  932    $ 159    $1,336    $ 298       $  3       $  6,318        55%
New York.........................      538       119       194      210        47       49         --          1,157        10
Florida..........................      138        67        50       72        75       37         --            439         4
Illinois.........................      125       105        55       16        51       30         --            382         3
Hawaii...........................      311        41        --       --         4       --         --            356         3
Ohio.............................      145       125        29       12        31       10         --            352         3
New Jersey.......................      170        47        58       28        16       11         --            330         3
Colorado.........................       35       155         2        3        --       --         --            195         2
Texas............................       68        57         3       40         1        5         --            174         2
Nevada...........................       14         4        79       26        37        1         --            161         1
Other states(1)..................      565       260       243      186       163      110         15          1,542        14
                                   --------   ------   --------   -----   --------   -----        ---       --------       ---
Total............................   $5,260    $1,419    $1,645    $ 752    $1,761    $ 551       $ 18       $ 11,406       100%
                                   --------   ------   --------   -----   --------   -----        ---       --------       ---
                                   --------   ------   --------   -----   --------   -----        ---       --------       ---

- ------------------
(1) There are 40 states, of which no one state has real estate loans in excess of 1.3% of the total.


(2) The table balances exclude accrued interest receivable, amounts advanced to borrowers for taxes and insurance, discounts and premiums, and loss reserves, and include $145 million of loans held for sale.

NOTE 6--LOANS AND INVESTMENT SECURITIES HELD FOR SALE

     Assets held for sale at the lower of aggregate amortized cost or estimated market value, are summarized as follows:

                                                                          DECEMBER 31, 1993
                                                                      -------------------------
                                                                      AMORTIZED     ESTIMATED
                                                                        COST       MARKET VALUE
                                                                      ---------    ------------
                                                                       (DOLLARS IN THOUSANDS)
1-4 unit residential real estate loans.............................   $ 145,316      $145,316
Investment securities..............................................      10,000        10,000
Consumer loans.....................................................          --            --
                                                                      ---------    ------------
Total loans and investment securities held for sale................   $ 155,316      $155,316
                                                                      ---------    ------------
                                                                      ---------    ------------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7--MORTGAGE BANKING OPERATIONS

     Income from mortgage banking operations is comprised of the following:

                                                                                 YEAR ENDED DECEMBER 31,
                                                                    --------------------------------------------------
                                                                             1993                       1992
                                                                    -----------------------    -----------------------
                                                                                  (DOLLARS IN THOUSANDS)
Net gains on loans and mortgage-backed securities sales:
  Cash gain (loss)...............................................           $(3,440)                   $ 3,720
  Present value of retained yield on loans sold..................            12,978                     14,325
Loan servicing fee revenue.......................................            47,306                     59,189
Net amortization and write downs of:
  Present value of retained yield on loans sold..................           (30,036)                   (32,358)
  Purchased servicing rights.....................................           (12,013)                    (3,935)
                                                                         ----------                 ----------

     Income from mortgage banking operations, net................           $14,795                    $40,941
                                                                         ----------                 ----------
                                                                         ----------                 ----------

     Details of certain other mortgage banking activities are as follows:

                                                          DECEMBER 31, 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Unamortized balances of:
  Purchased servicing rights.........................         $    5,052
  Present value of excess servicing
     on loans sold...................................             45,701
  Loans serviced for others..........................          7,903,767
  Remaining balance of loans sold with limited
     recourse provisions.............................            456,711

     The fair value of the purchased servicing rights and excess servicing on loans sold was approximately $116 million at December 31, 1993. The cash flow valuation model used to calculate this amount utilizes assumptions regarding future net servicing income and current market discount rates. Future net servicing income is based on many factors including independent investment banker prepayment rate projections. At December 31, 1993, included in non-interest bearing demand deposit accounts are approximately $229 million of unremitted principal and interest due investors and funds held for payment of taxes and insurance on investor-owned loans.

NOTE 8--ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows:

                                                          DECEMBER 31, 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Investment securities................................          $  2,184
Mortgage-backed securities...........................            12,738
Loans receivable.....................................            69,913
                                                             ----------
     Total accrued interest receivable...............          $ 84,835
                                                             ----------
                                                             ----------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9--PROPERTY ACQUIRED IN SETTLEMENT OF LOANS

     Property acquired in settlement of loans consists of the following:

                                                          DECEMBER 31, 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Real estate
  1-4 unit residential...............................          $ 65,712
  5+ unit residential................................            13,186
  Commercial and other...............................                --
Mobile homes and automobiles.........................               433
                                                             ----------
                                                                 79,331
Less allowance for losses............................           (15,480)
                                                             ----------
     Total property acquired in settlement of loans,
       net...........................................          $ 63,851
                                                             ----------
                                                             ----------

     The above balance in 5+ unit residential real estate represents an amount for which, upon consummation of the purchase by First Madison of the Acquired Business, FNFC has partially guaranteed First Madison collection of such balance.

NOTE 10--LOSS RESERVES

     Analysis of the allowance for losses on loans, investment real estate and foreclosed property is as follows:

                                                     LOANS
                                      ------------------------------------
                                                    CONSUMER                            INVESTMENT    FORECLOSED
                                      REAL ESTATE   AND OTHER   COMMERCIAL    TOTAL     REAL ESTATE    PROPERTY     TOTAL
                                      -----------   ---------   ----------   --------   -----------   ----------   --------
                                                                     (DOLLARS IN THOUSANDS)
Balance--December 31, 1991..........   $ 361,728     $10,317      $7,173     $379,218     $10,608      $  71,513   $461,339
Additions charged to expense........      78,552       2,725       3,951       85,228       2,120         80,654    168,002
Charge-offs.........................    (131,469)     (4,682)     (6,240)    (142,391)     (9,922)      (116,801)  (269,114)
Recoveries..........................       2,372       1,159         740        4,271           5         18,835     23,111
                                      -----------   ---------   ----------   --------   -----------   ----------   --------


Balance--December 31, 1992..........     311,183       9,519       5,624      326,326       2,811         54,201    383,338
Additions charged to expense........      78,550       2,946          10       81,506       2,690         45,110    129,306
Charge-offs.........................    (153,637)     (5,150)     (5,011)    (163,798)         --        (94,922)  (258,720)
Recoveries..........................      12,023         808         377       13,208         772         11,091     25,071
                                      -----------   ---------   ----------   --------   -----------   ----------   --------

Balance--December 31, 1993..........   $ 248,119     $ 8,123      $1,000     $257,242     $ 6,273      $  15,480   $278,995
                                      -----------   ---------   ----------   --------   -----------   ----------   --------
                                      -----------   ---------   ----------   --------   -----------   ----------   --------

     On December 30, 1993, Old FNB entered into an agreement with GMD, pursuant to which Old FNB would sell to GMD approximately $500 million in non-performing and/or classified commercial and multi-family real estate loans at Old FNB's gross book value, over a period not exceeding approximately three years. The obligations of GMD under this arrangement are guaranteed by Ford Motor Company.

     Generally, under this agreement, Old FNB will sell to GMD, on a quarterly basis, all non-performing commercial and multi-family real estate loans, up to the aggregate $500 million limit. If that limit is not reached by the end of the three year term, the remaining portion of the $500 million commitment will be satisfied by Old FNB selling to GMD performing classified commercial and multi-family real estate loans. The assets that may be sold under this agreement are limited to commercial and multi-family real estate loans held by Old FNB as of November 30, 1993. $17 million of such loans were sold to GMD in the first quarter of 1994.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--OFFICE PREMISES AND EQUIPMENT

     The components of office premises and equipment are as follows:

                                                          DECEMBER 31, 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Land.................................................          $ 21,425
Buildings and leasehold improvements.................            91,629
Furniture and equipment..............................           146,335
Capitalized equipment leases.........................             1,310
Construction in progress.............................             2,891
                                                            -----------
                                                                263,590
Accumulated depreciation and amortization............          (154,879)
                                                            -----------
     Total office premises and equipment, net........          $108,711

                                                            -----------
                                                            -----------

     The estimated cost to complete projects included in construction in progress was $4 million at December 31, 1993. Depreciation and amortization expense on office premises and equipment for the years ended December 31, 1993 and 1992 was $25 million and $36 million, respectively.

     The Acquired Business and its subsidiaries rent premises under long-term, noncancelable operating leases expiring at various dates through 2064. Rental expense for the years ended December 31, 1993 and 1992 was $23 million and $27 million, respectively. Rental income from subleasing agreements was $5 million in each of the years ended December 31, 1993 and 1992. At December 31, 1993, minimum rental commitments, net of sublease agreements, under all noncancelable operating leases were as follows:

YEAR ENDED                                              (DOLLARS IN THOUSANDS)
- -----------------------------------------------------   ----------------------
1994.................................................          $ 14,834
1995.................................................            12,058
1996.................................................            10,541
1997.................................................             9,872
1998.................................................             8,744
1999 and thereafter..................................            26,025
                                                             ----------
     Total...........................................          $ 82,074
                                                             ----------
                                                             ----------

     At December 31, 1993, future minimum lease payments under all capital leases together with the present value of the minimum lease payments were as follows:

YEAR ENDED                                              (DOLLARS IN THOUSANDS)
- -----------------------------------------------------   ----------------------
1994.................................................           $  937
1995.................................................              894
1996.................................................              894
1997.................................................              223
     Total minimum lease payments....................            2,948
Less interest portion................................           (1,777)
                                                               -------
     Total capitalized lease obligations.............           $1,171
                                                               -------
                                                               -------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CUSTOMER DEPOSITS

     A summary of deposit accounts by category is presented below:

                                                                        DECEMBER 31, 1993
                                                                   ---------------------------
                                                                   AVERAGE RATE      BALANCE
                                                                   ------------    -----------
                                                                     (DOLLARS IN THOUSANDS)
TYPE OF ACCOUNT
Passbook accounts...............................................        2.14%      $   838,922
NOW accounts:
  Interest bearing..............................................        1.04           761,433
  Non-interest bearing..........................................          --           788,309
Money market deposit accounts...................................        2.51         2,786,381
Term accounts:
 3.0% or less...................................................        2.78         1,078,875
 3.01- 4.00%....................................................        3.45         1,739,313
 4.01- 5.00.....................................................        4.63           506,427
 5.01- 6.00.....................................................        5.31           261,512
 6.01- 7.00.....................................................        6.57           258,522
 7.01- 8.00.....................................................        7.51           524,059
 8.01- 9.00.....................................................        8.47           525,305
 9.01-10.00.....................................................        9.34           283,160
10.01-11.00.....................................................       10.64            13,358
11.01-12.00.....................................................       11.36            89,455
12.01-13.00.....................................................       12.28            91,452
13.01-14.00.....................................................       13.43               188
                                                                                   -----------
                                                                                    10,546,671
Accrued interest payable........................................                        12,479
Purchase accounting adjustments.................................                         2,470
                                                                                   -----------
     Total customer deposits....................................                   $10,561,620
                                                                                   -----------
                                                                                   -----------

     The weighted average stated interest rates on deposits at December 31, 1993 was 3.54%. Brokered certificates of deposits included above totalled $230 million at December 31, 1993. Deposit month-end balances averaged $12.1 billion during 1993 with a weighted average rate of interest of 4.00%. At December 31, 1993, deposit liabilities include $283 million of deposits from affiliated companies and entities. At December 31, 1993, the Acquired Business had committed to sell customer deposits held in two branches totalling approximately $35 million.

     The fair value of customer deposits at December 31, 1993 is $10.6 billion. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity term accounts is estimated using the interest rates currently offered for deposits of similar remaining maturities.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--CUSTOMER DEPOSITS--(CONTINUED)

     A summary of deposit interest expense by category is presented below:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1993        1992
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
TYPE OF ACCOUNT
  Passbook accounts...................................................   $ 32,493    $ 28,856
  NOW accounts........................................................     11,584      25,154
  Money market deposit accounts.......................................     78,149     141,917
  Term accounts.......................................................    361,331     561,124
                                                                         --------    --------
                                                                          483,557     757,051
  Interest forfeitures................................................     (1,126)     (1,571)
                                                                         --------    --------
     Total customer deposit interest expense..........................   $482,431    $755,480
                                                                         --------    --------
                                                                         --------    --------

     At December 31, 1993, term accounts have scheduled maturities as follows:

                                                    TERM ACCOUNTS MATURING
                                                        WITH BALANCES
                    MATURITY                        ----------------------      TOTAL
             DURING THE YEAR ENDING                   OVER       $100,000      BALANCES       WEIGHTED
                  DECEMBER 31,                      $100,000    AND UNDER      MATURING     AVERAGE RATE
- -------------------------------------------------   --------    ----------    ----------    ------------

                                                                   (DOLLARS IN THOUSANDS)
1994.............................................   $360,710    $3,458,494    $3,819,204        4.36%
1995.............................................     84,698       494,553       579,251        7.42
1996.............................................     66,343       528,031       594,374        7.55
1997.............................................     17,181       196,622       213,803        6.21
1998.............................................     11,184       133,780       144,964        5.60
1999 and thereafter..............................      5,859        14,171        20,030        9.53
                                                    --------    ----------    ----------
                                                    $545,975    $4,825,651    $5,371,626        5.17%
                                                    --------    ----------    ----------
                                                    --------    ----------    ----------

NOTE 13--SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase are summarized as follows:

                                                                                        DECEMBER 31, 1993
                                                                                      ----------------------
                                                                                      (DOLLARS IN THOUSANDS)
Mortgage-backed securities:
  Maturing within 30 days..........................................................          $554,057
  Maturing 30-90 days..............................................................           236,291
  Maturing 90 days to 1 year.......................................................            30,500
  Maturing 1-2 years...............................................................            13,051
  Accrued interest payable.........................................................             1,442
                                                                                          -----------
     Total securities sold under agreements to repurchase..........................          $835,341
                                                                                          -----------
                                                                                          -----------

     At December 31, 1993, these agreements had a weighted average interest rate of 3.73%. The market value of these agreements at December 31, 1993 was $836 million. The underlying securities were delivered to, and are being held by securities dealers. These dealers may have loaned the securities to other parties in the normal course of their operations, but all agreements require the dealers to resell to the Acquired Business the identical securities at the maturities of the agreements. Securities sold under agreements to repurchase averaged $309 million during 1993 and the maximum amount outstanding at any month-end was $983 million for 1993.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 13--SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE--(CONTINUED)


     At December 31, 1993 the amortized cost of the mortgage-backed securities subject to the terms of the reverse repurchase agreements was $855 million. The market value of these securities at December 31, 1993 was $907 million.

     The following is a summary by dealer of securities sold under agreements to repurchase, excluding accrued interest, at December 31, 1993:


                                                                                   WEIGHTED AVERAGE
                                                               AMOUNT DUE          MATURITY (DAYS)
                                                         ----------------------    ----------------
                                                         (DOLLARS IN THOUSANDS)
First Boston..........................................          $250,035                   27
Goldman Sachs.........................................           205,877                    8
Merrill Lynch.........................................            98,145                   10
Morgan Stanley........................................           279,842                  125
                                                             -----------                  ---
     Total............................................          $833,899                   53
                                                             -----------                  ---
                                                             -----------                  ---

NOTE 14--OTHER BORROWINGS

     Other borrowings consist of the following:

                                                                        DECEMBER 31, 1993
                                                                    --------------------------
                                                                     BALANCE      AVERAGE RATE
                                                                    ----------    ------------
                                                                      (DOLLARS IN THOUSANDS)
Fixed rate borrowings from the FHLB..............................   $2,350,110         8.52%
Subordinated debentures:
  10.00%, due October, 2006......................................       92,100        10.00
  Multi-family housing revenue bonds.............................       20,099         3.79
  Capitalized lease obligations..................................        1,171        15.77
  Other borrowings...............................................        5,665         8.14
                                                                    ----------       ------
                                                                     2,469,145         8.54%
Accrued interest payable.........................................       19,024
Net discount.....................................................      (10,554)
                                                                    ----------
Total long-term borrowings.......................................   $2,477,615
                                                                    ----------
                                                                    ----------


     Maturities of other borrowings at December 31, 1993 are as follows:

                                                                                  WEIGHTED
                                                        BALANCES MATURING       AVERAGE RATES
                                                      ----------------------    -------------
  MATURITIES DURING THE YEARS ENDING DECEMBER 31         FHLB        OTHER      FHLB    OTHER
- ---------------------------------------------------   ----------    --------    ----    -----
                                                              (DOLLARS IN THOUSANDS)
1994...............................................   $  680,787    $  1,258    9.60%    6.63%
1995...............................................      485,710          81    8.74     8.20
1996...............................................      865,968         321    7.30     8.38
1997...............................................      215,000       8,325    8.92    13.49
1998...............................................      100,000          --    9.85       --
1999 and thereafter................................        2,645     109,050    7.71     8.96
                                                      ----------    --------    ----    -----
     Total.........................................   $2,350,110    $119,035    8.52%    9.25%
                                                      ----------    --------    ----    -----
                                                      ----------    --------    ----    -----

     Short-term borrowings averaged $12 million during 1993, with a weighted average rate of 3.09%. There were no outstanding short-term borrowings as of December 31, 1993. Long-term borrowings averaged $2.7 billion during 1993 with a weighted average rate, adjusted for interest income recognized on interest rate

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--OTHER BORROWINGS--(CONTINUED)

exchange agreements, of 5.59%. Included in discounts at December 31, 1993 are deferred gains on sale of interest rate exchange agreements totalling $4 million.

     At December 31, 1993, advances from Federal Home Loan Banks and other borrowings had a fair value of approximately $2.6 billion. Fair value of borrowings is estimated using rates currently offered for liabilities of similar remaining maturities.

     The following is a summary of the carrying value of real estate loans, mortgage-backed securities, investment securities, and FHLB stock pledged as collateral for FHLB borrowings:

                                                          DECEMBER 31, 1993
                                                        ----------------------

                                                        (DOLLARS IN THOUSANDS)
Real estate loans....................................         $4,643,239
Mortgage-backed securities...........................          1,008,222
FHLB stock...........................................            152,629
                                                              ----------
     Total...........................................         $5,804,090
                                                              ----------
                                                              ----------

NOTE 15--INTEREST RATE EXCHANGE AGREEMENTS

     Interest rate exchange agreements outstanding at December 31, 1993 are as follows:

                                                                       YEAR END INTEREST RATE
                                                        -----------------------------------------------------
                                                        NOTIONAL
                                                        PRINCIPAL
                                                         AMOUNT      PAID    RECEIVED    VARIABLE RATE INDEX
                                                        ---------    ----    --------    --------------------
                                                                       (DOLLARS IN THOUSANDS)
Maturity Date
Paid Variable/Received Fixed:
  April 1994.........................................   $ 500,000    3.38%     7.73%        3 Month LIBOR
  April 1995.........................................     500,000    3.38      7.97         3 Month LIBOR
  April 1996.........................................     500,000    3.38      8.19         3 Month LIBOR
  September 1996.....................................     250,000    3.33      4.19         1 Month LIBOR
  April 1998.........................................     400,000    3.38      8.38         3 Month LIBOR

     As of December 31, 1993, interest rate exchange agreements totalling $1.35 billion of notional principal are collateralized by a $30 million third party letter of credit issued. If terminated at December 31, 1993, the interest rate exchange agreements would generate a pre-tax gain of approximately $133 million. There were no interest rate cap, collar and floor agreements outstanding at December 31, 1993.

     The net decrease in interest expense on customer deposits and borrowings from interest rate exchange agreements is as follows:

                                                                                 YEAR ENDED DECEMBER 31,
                                                                             -------------------------------
                                                                             1993                       1992
                                                                             ----                       ----
                                                                                  (DOLLARS IN THOUSANDS)
Interest rate exchanges..........................................           $87,369                    $76,280

Amortization of deferred gains and fees..........................             1,985                      2,934
Interest rate caps, collars and floors...........................                --                       (750)
                                                                         ----------                 ----------
                                                                            $89,354                    $78,464
                                                                         ----------                 ----------
                                                                         ----------                 ----------

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--INTEREST RATE EXCHANGE AGREEMENTS--(CONTINUED)

     Below is a roll forward of deferred gains associated with interest rate swaps. These gains resulted from the termination of interest rate swaps in 1990 and are being amortized over the original life of the swap terminated.

Balance as of December 31, 1991..................................   $8,740
Amortization.....................................................    2,934
                                                                    ------
Balance as of December 31, 1992..................................    5,806
Amortization.....................................................    1,985
                                                                    ------
Balance as of December 31, 1993..................................   $3,821
                                                                    ------
                                                                    ------

NOTE 16--FEDERAL AND STATE TAXES ON INCOME

     The components for the provision (recovery) for federal and state income taxes are as follows:

                                                                                 YEAR ENDED DECEMBER 31,
                                                                             ---------------------------------
                                                                             1993                      1992(*)
                                                                             ----                      -------
                                                                                  (DOLLARS IN THOUSANDS)
Federal and state tax expense (benefit):
  Current:
     Federal.....................................................           $46,730                   $  21,296
     State.......................................................             7,834                       2,000
                                                                         ----------                  ----------
                                                                             54,564                      23,296
  Deferred:

     Federal.....................................................           (14,156)                    (50,747)
     State.......................................................                --                          --
                                                                            (14,156)                    (50,747)
                                                                         ----------                  ----------
          Expense (benefit) for the period.......................           $40,408                   $ (27,451)
                                                                         ----------                  ----------
                                                                         ----------                  ----------

- ------------------
(*) Excludes cumulative effect of changes in accounting principles.

     The Acquired Business adopted Statement of Financial Accounting Standards No. 109 ('SFAS No. 109'), 'Accounting for Income Taxes,' as of January 1, 1992. The cumulative effect of this change in accounting principle increased 1992 net income by $13 million. Financial statements for prior years were not restated to apply the provisions of SFAS No.109. The adoption of SFAS No. 109 changes the method of accounting for income taxes from the deferred method using Accounting Principles Board Opinion No. 11 ('APB No. 11') to an asset and liability approach.

     Under SFAS No. 109, deferred income taxes reflect the estimated tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. These temporary differences include purchase accounting valuation adjustments and other items not previously included in the determination of deferred income taxes under APB No. 11. Accordingly, certain purchase accounting valuation adjustments and related amortization have been modified as a result of the adoption of SFAS No. 109. The impact from the adoption of SFAS No. 109 as it relates to purchase accounting valuation adjustments was to increase pre-tax income by $14 million and increase income tax expense by $14 million for the year ended December 31, 1992.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--FEDERAL AND STATE TAXES ON INCOME--(CONTINUED)

     The components of deferred income tax assets and liabilities as of December 31, 1993 are as follows:

                                                                                         1993 DEFERRED TAX
                                                                                     -------------------------
                                                                                 ASSETS                  LIABILITIES
                                                                                 ------                  -----------
                                                                                       (DOLLARS IN MILLIONS)
Loss reserves..........................................................           $  76                        --

Deferred intercompany transactions.....................................              47                        --
Purchase accounting....................................................              23                        --
Deferred loan servicing................................................              --                     $ (16)
Deferred loan fees.....................................................              --                       (11)
Employee benefit plans.................................................               2                        --
All other..............................................................              15                       (38)
                                                                                 ------                     -----
                                                                                    163                       (65)
Valuation allowances...................................................             (16)                       --
                                                                                 ------                     -----
     Total.............................................................           $ 147                     $ (65)
                                                                                 ------                     -----
                                                                                 ------                     -----

     The valuation allowances established relate primarily to state deferred tax assets. The Acquired Business' net deferred federal tax assets, including alternative minimum taxes, are expected to be realized in the consolidated income tax return, in accordance with the terms of its tax sharing agreement.

     A reconciliation of statutory tax rates to effective tax rates is as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                            ------------------------------
                                                                                1993             1992
                                                                            -------------    -------------
                                                                                (DOLLARS IN MILLIONS)
Tax at statutory federal rate............................................   $66      35.0%   $ 37     34.0%
Effect of:
  Payments from the FSLIC/RF.............................................   (25)    (12.8)    (75)   (69.6)
  Municipal bond interest................................................    (1)     (0.5)     (1)    (0.9)
  Amortization of purchase accounting adjustments, goodwill and
     intangible assets...................................................     6       3.2       6      5.5
Qualifying loan loss reserve liquidation.................................     8       4.3      --       --
  Change in tax rate.....................................................    (5)     (2.7)     --       --
     Other, net..........................................................   (14)     (7.5)      5      4.6
                                                                            ----    -----    ----    -----
                                                                             35      19.0     (28)   (26.4)
State tax, net of federal income tax effect..............................     5       2.7       1      0.9
                                                                            ----    -----    ----    -----
Income tax expense (recovery)............................................   $40      21.7%   $(27)   (25.5)%
                                                                            ----    -----    ----    -----
                                                                            ----    -----    ----    -----

     During 1993, the Acquired Business recognized $8 million of federal income tax charges resulting from the partial liquidation of its qualifying loan loss reserves for which deferred income taxes have not previously been provided. The liquidation of the qualifying loan loss reserves resulted from a decline in the balance of qualifying loans and real estate owned. Included in retained earnings at December 31, 1993 is $187 million which represents the accumulation of qualifying loan loss reserve deductions and supplemental reserve deductions for which no provision for federal income taxes has been made. If in the future these amounts are used for any purpose other than to absorb losses on bad debts, or if further reductions in qualifying loans and real estate owned occur, a tax liability will be imposed on Old FNB for these amounts at the then-current tax rates.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 17--REGULATION

     The OTS has established capital regulations requiring all savings institutions to maintain: (a) tangible capital equal to 1.5% of adjusted total assets, as defined; (b) core capital equal to 3.0% of adjusted total assets, as defined; and (c) risk-based capital, equal to 8.0% on December 31, 1993, of risk-weighted assets, as defined.

     The following table sets forth the regulatory capital positions as reported to the OTS by Old FNB at December 31, 1993:

                                                                              REGULATORY CAPITAL
                                                                   -----------------------------------------
                                                                   TANGIBLE    CORE (LEVERAGE)    RISK-BASED
                                                                   --------    ---------------    ----------
Regulatory capital ratios, as filed with the OTS................     6.3%            6.5%            11.1%
                                                                   --------        ------         ----------
                                                                   --------        ------         ----------

     The above ratios were calculated using amounts reported to the OTS prior to the preparation of the Acquired Business' financial statements. The new management of the Acquired Business intends to continue to comply with all required capital ratios.

     The FDIC Improvement Act of 1992 ('FDICIA') requires each federal banking agency to implement prompt corrective actions for institutions that it regulates. In response to this requirement, the OTS adopted final rules, effective December 19, 1993, based upon FDICIA's five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under FDICIA, the OTS is required to take supervisory action against institutions that are not deemed either 'well capitalized' or 'adequately capitalized.' The rules generally provide that a savings association is 'well capitalized' if its total risk-based capital ratio is 10% or greater, its ratio of core capital to risk-based assets is 6% or greater, its core capital (leverage) ratio is 5% or greater, and the institution is not subject to a capital directive.

NOTE 18--EMPLOYEE BENEFIT PLANS

  Retirement Plans:

     The FNFC Retirement Plan ('Plan') is the primary retirement plan covering the employees of FNFC, the Acquired Business and their subsidiaries. The Plan covers substantially all permanent employees who have completed one year of service. In addition, an unfunded, nonqualified, discretionary plan is maintained to provide supplemental retirement benefits to certain present and former senior officers.

     During 1991, the Plan benefit formula was modified retroactively to an effective date of July 1, 1989. Under the Plan's previous benefit formulas, participants accrued a monthly benefit amount under a defined benefit formula. Upon revision of the Plan's benefit formulas, the monthly benefit amount was converted to a lump-sum equivalent value representing the participant's beginning account balance under the amended plan. Thereafter, 4% of the participant's quarterly eligible compensation is allocated to each participant's account. Plan net earnings are allocated based on the participant's account balance. The periodic pension expense for 1993 and 1992 has been calculated using the revised benefit formula and reflects all adjustments necessary to adopt the provisions of the new Plan.

     The Acquired Business' funding policy is to contribute amounts sufficient to meet funding requirements set forth in U.S. employee benefit and tax laws plus such additional amounts as the Acquired Business may determine to be appropriate. A contribution of $0.1 million was made in 1992. No contributions were required in 1993. All assets are invested with the Ford Retirement Plan Master Trust. Master Trust assets are principally U.S. Government and Agency obligations, corporate bonds and notes, and common stocks.

     The Plan was previously qualified under 401(a) of the Internal Revenue Code. The Plan intends to file an application with the IRS for a determination that the Plan, as amended, satisfies the qualification requirements of Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. The Plan intends to file the determination letter application before the required filing due date and to make all such amendments to the

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 18--EMPLOYEE BENEFIT PLANS--(CONTINUED)

Plan as may be necessary or appropriate to ensure that it will obtain a favorable determination letter. Pension costs include the following components:


                                                                                        ENDED DECEMBER 31,
                                                                                    --------------------------
                                                                                  1993                      1992
                                                                                  ----                      ----
                                                                                      (DOLLARS IN THOUSANDS)
Benefits credited for service during the year.........................          $  2,099                  $  1,565
Interest cost on projected benefit obligation.........................             2,567                     2,690
Actual return on assets...............................................            (4,134)                   (4,470)
Net amortization and deferral.........................................              (782)                     (782)
Curtailment (loss) gain...............................................              (587)                   (1,137)
                                                                                --------                  --------
Net periodic pension cost (credit)....................................          $   (837)                 $ (2,134)
                                                                                --------                  --------
                                                                                --------                  --------

     Net periodic pension costs at December 31, 1993 and 1992 were computed using a weighted average discount rate of 8.0%, 8.5% and an expected rate of return on plan assets of 9.5% for 1993 and 1992.

     The projected benefit obligations at December 31, 1993 were determined using a discount rate of 8%.

     The status of the retirement plans is as follows:

                                                                         DECEMBER 31, 1993
                                                                   ------------------------------
                                                                   ASSETS EXCEED     ACCUMULATED
                                                                    ACCUMULATED       BENEFITS
                                                                     BENEFITS       EXCEED ASSETS
                                                                   -------------    -------------
                                                                       (DOLLARS IN THOUSANDS)
Present value of accumulated retirement benefits:
  Vested........................................................     $ (34,542)        $(2,258)
  Non-vested....................................................        (2,320)            (53)
                                                                     -----------       ----------
Accumulated benefits obligation.................................     $ (36,862)        $(2,311)
                                                                     -----------       ----------
                                                                     -----------       ----------
Projected benefit obligation....................................     $ (36,862)        $(2,311)
Plan assets at fair value.......................................        48,500              --
                                                                     -----------       ----------
Projected benefit obligation less than (in excess of) Plan
  assets........................................................        11,638          (2,311)
Unrecognized net (asset) obligation at January 1, 1987 (date of
  adoption).....................................................        (4,582)            153
Unamortized amendments..........................................        (3,475)            760
Unrecognized net amount resulting from Plan investment
  experience....................................................        (9,592)           (913)
                                                                     -----------       ----------

     Total accrued pension cost.................................     $  (6,011)        $(2,311)
                                                                     -----------       ----------
                                                                     -----------       ----------

     Since the plan will not be retained by First Madison upon completion of its acquisition of the Acquired Business, any plan over funding amount will remain with FNFC.

  Postretirement Benefits Plan:

     FNB and certain of its subsidiaries sponsor unfunded plans to provide medical, dental and vision benefits to certain eligible employees and their dependents from the date of early retirement to a maximum age of 65. In general, early retirement is age 55 with 10 years of service. Certain retirees contribute nothing for their coverage; however, all new retirees participating in the Plan contribute a portion of the premiums until age 65.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 18--EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The estimated cost for postretirement health care benefits has been accrued on an actuarially-determined basis, in accordance with the requirements of Statement of Financial Accounting Standards No. 106, ('SFAS No. 106'), 'Employers' Accounting for Postretirement Benefits Other Than Pensions'. In 1992, Old FNB elected to recognize immediately the full amount of the accumulated postretirement benefit obligation of this accounting change, resulting in an adverse effect on income of $3 million in the first quarter of 1992. The change reflected an unaccrued retiree benefit obligation liability of approximately $4 million, partially offset by projected tax benefits of $1 million.

     The status of the postretirement plan is as follows:

                                                          DECEMBER 31, 1993
                                                        ----------------------
                                                        (DOLLARS IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees...........................................           $2,202
  Active employees eligible to retire................            1,818
  Other active employees.............................            1,754
                                                               -------
     Total accrued benefit liability.................           $5,774
                                                               -------
                                                               -------


     The projected benefit obligation at December 31, 1993 was determined using a discount rate of 7.5%. An increase of 1% in the health care cost trend rate would cause service and interest costs and the accumulated postretirement benefit obligation to increase by less than $2 million.

     Postretirement benefits costs for the years ended December 31, 1993 and 1992 include the following components:

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                  1993                      1992
                                                                                  ----                      ----
                                                                                      (DOLLARS IN THOUSANDS)
Current service cost..................................................            $288                      $249
Interest cost on benefit obligation...................................             389                       360
                                                                                ------                    ------
Net periodic benefit cost.............................................            $677                      $609
                                                                                ------                    ------
                                                                                ------                    ------

     Net periodic benefit cost at December 31, 1993 was computed using a weighted average discount rate of 7.5%. The initial health care cost trend rate used was 11.5%, the average trend rate used was 8.7% and the ultimate trend rate used was 5.5%, with the ultimate rate being achieved in 10 years.

  Investment Plan:

     At December 31, 1993, FNFC, the Acquired Business and substantially all of their subsidiaries had a defined contribution plan that is a qualified plan under Section 401(k) of the Internal Revenue Code ('401(k) Plan'). The 401(k) Plan has received a favorable determination letter from the IRS. The 401(k) Plan is available to substantially all employees with at least one year of employment. Employee contributions are voluntary. Effective January 1, 1993, the 401(k) Plan has been amended to provide for deferrals of up to twelve percent of qualifying compensation with a corresponding dollar for dollar matched employer contribution of the first four percent of eligible employee contributions. Employees vest immediately in their own contributions, and vest in the Acquired Business' contributions based on years of service. For the years ended December 31, 1993 and 1992, the Acquired Business' pre-tax 401(k) Plan contributions were $3 million and $3 million, respectively.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 19--COMMITMENTS AND CONTINGENCIES

  Lending and Investment Commitments:

     Outstanding written commitments relating to loans, mortgage-backed securities and investment securities are as follows:

                                                                              DECEMBER 31, 1993
                                                                            ----------------------
                                                                            (DOLLARS IN THOUSANDS)
Commitments to originate loans:
  Variable rate..........................................................          $123,725
  Fixed rate.............................................................           148,983
  Unused lines of credit provided to consumers...........................           327,671
Commitments to purchase loans
  and mortgage-backed securities:
  Variable rate..........................................................                --
  Fixed rate.............................................................             8,912
Forward commitments to sell loans
  and mortgage-backed securities.........................................           280,187

  Letters of Credit Commitments:

     Through year-end 1985, FNBMC entered into partnership agreements with developers to acquire and develop multi-family rental projects. The projects are partially funded through tax-exempt mortgage revenue bond programs. Commencing in 1984, the Acquired Business began issuing its letters of credit to guarantee the payment of principal and interest on bonds issued by various housing authorities, and concurrently originated and serviced the mortgage loans made by the bond issuers. Should the Acquired Business be obligated under its letter of credit to redeem the bonds because of default of a project, the bond trustee is required to assign the mortgage loan to the Acquired Business. At December 31, 1993, the Acquired Business had a total of $375 million of such letters of credit outstanding with remaining terms of 2 to 26 years. Given the uncertainty of the interaction of these letters of credit with the underlying mortgage loans and cash flows of collateral properties under future economic conditions, it is not practicable to estimate the fair value of these letters of credit.

  Litigation:

     The Acquired Business and its subsidiaries are involved in litigation and may be subject to claims arising from its operations. The Acquired Business does not believe that the outcome of these actions, individually or in the aggregate, will have a material adverse effect on the consolidated financial position of the Acquired Business.

                             THE ACQUIRED BUSINESS
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 20--SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

     Interest and Income Taxes Paid:

                                                                        YEAR ENDED DECEMBER
                                                                                31,
                                                                       ----------------------
                                                                         1993         1992
                                                                       --------    ----------
                                                                       (DOLLARS IN THOUSANDS)
Interest paid.......................................................   $612,397    $1,008,821
Income taxes paid...................................................      1,956         2,413
Income tax refunds..................................................     17,708       114,573

     Non-Cash Investing and Financing Activities:

                                                                         YEAR ENDED DECEMBER
                                                                                 31,
                                                                         --------------------
                                                                           1993        1992
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Additions to property acquired in settlement of loans.................   $135,251    $226,320
Loans securitized into mortgage-backed securities.....................         --      17,827

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
and Stockholders of SFFed Corp.:

We have audited the accompanying consolidated statements of financial condition of SFFed Corp. and subsidiaries ('SFFed') as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows, for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of SFFed's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SFFed Corp. and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


As discussed in Note 2 to the consolidated financial statements, on February 1, 1996, SFFed was acquired by and merged into First Nationwide Bank, A Federal Savings Bank.


DELOITTE & TOUCHE LLP

San Francisco, California
April 15, 1996

                          SFFED CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1995          1994
                                                                                        ------------  ------------
                                        ASSETS
Cash and cash equivalents (Note 3):
  Cash on hand and amounts due from depository institutions...........................  $     26,251  $     18,306
  Federal funds sold..................................................................         4,000        34,900
  Securities purchased under agreements to resell.....................................       165,000       112,000
                                                                                        ------------  ------------
     Total............................................................................       195,251       165,206
Mortgage-backed securities available for sale, at market (Note 4).....................        72,844        77,458
Mortgage-backed securities held for investment, net (approximate market value
  --1995: $872,475; and 1994: $323,257 (Note 4).......................................       859,554       330,578
Loans held for sale, net (Note 6).....................................................         4,393         3,627
Loans receivable held for investment, net (Note 5)....................................     2,714,988     3,011,504
Accrued interest receivable (Notes 4 and 5)...........................................        23,600        18,798
Federal Home Loan Bank stock, at cost (Note 3)........................................        31,579        30,049
Premises and equipment, net (Note 7)..................................................        21,899        22,946
Real estate owned, net (Note 8).......................................................        32,404        25,784
Other assets..........................................................................        26,923        23,986
Excess of cost over fair value of net assets acquired (net of accumulated amortization
  of 1995: $8,967; and 1994: $8,298...................................................         8,053         8,722
                                                                                        ------------  ------------
                                                                                        $  3,991,488  $  3,718,658
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                         LIABILITIES AND STOCKHOLDERS' EQUITY

Customer deposits (Note 9)............................................................  $  2,693,243  $  2,481,988
Federal funds purchased...............................................................         4,000        35,000
Securities sold under agreements to repurchase (Note 10)..............................       713,362       347,679
Advances from Federal Home Loan Bank of San Francisco (Note 10).......................       274,952       580,983
Senior notes (Note 10)................................................................        49,245        49,158
Advance payments by borrowers for taxes and insurance.................................         2,138         3,425
Taxes on income (Note 11).............................................................         3,671           602
Other liabilities and accrued expenses................................................        54,186        23,636
Unearned income.......................................................................         1,301         1,643
                                                                                        ------------  ------------
     Total............................................................................     3,796,098     3,524,114
                                                                                        ------------  ------------
Commitments and contingencies (Note 17)


Stockholders' equity (Notes 4, 10, 11, 12, 14 and 15):
     Serial preferred stock--par value $.01 per share; 4,000,000 shares
       authorized and unissued........................................................            --            --
     Common stock--par value $.01 per share; 20,000,000 shares authorized;
       issued and outstanding--1995: 7,883,247 and 1994: 7,833,282...................             79            78
  Additional paid-in capital..........................................................        70,497        69,912
  Retained earnings--substantially restricted.........................................       126,270       128,512
  Unrealized loss on securities available for sale, net of tax........................        (1,128)       (3,449)
  Minimum pension liability adjustment, net of tax....................................          (328)         (509)
                                                                                        ------------  ------------
     Total stockholders' equity.......................................................       195,390       194,544
                                                                                        ------------  ------------
       Total..........................................................................  $  3,991,488  $  3,718,658
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See Notes to Consolidated Financial Statements.

                          SFFED CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1995        1994        1993
                                                                                   --------    --------    --------
Interest income:
  Interest on loans.............................................................   $215,147    $189,984    $191,532
  Interest on mortgage-backed securities........................................     60,024      22,729      21,963
  Interest and dividends on investments and FHLB stock..........................     10,685       6,735       4,850
                                                                                   --------    --------    --------
    Total.......................................................................    285,856     219,448     218,345
                                                                                   --------    --------    --------
Interest expense:
  Interest on customer deposits (Note 9)........................................    135,299     101,411      94,803
  Interest on Federal Home Loan Bank advances...................................     23,958      24,915      28,303
  Interest on senior notes......................................................      5,703       1,756          --
  Interest on other borrowings..................................................     41,882      12,277       8,026
                                                                                   --------    --------    --------
    Total.......................................................................    206,842     140,943     132,180
                                                                                   --------    --------    --------
  Net interest income...........................................................     79,014      78,505      86,165
Provision for loan losses (Note 5)..............................................     11,094      17,205       6,583
                                                                                   --------    --------    --------
  Net interest income after provision for loan losses...........................     67,920      61,300      79,582
                                                                                   --------    --------    --------

Noninterest income:
  Mortgage banking activities (Note 6):
    Gain (loss) on sale of real estate loans....................................       (205)        491       4,898
    Loan servicing income.......................................................      5,460       4,080       2,621
                                                                                   --------    --------    --------
    Total.......................................................................      5,255       4,571       7,519
  Loan, deposit and other fees..................................................      5,291       5,853       6,773
  Income from real estate partnerships..........................................        267          79         953
  Other income..................................................................      1,410         171         858
                                                                                   --------    --------    --------
    Total.......................................................................     12,223      10,674      16,103
                                                                                   --------    --------    --------
Noninterest expense:
  Compensation and benefits (Notes 2, 14 and 15)................................     35,518      35,979      36,616
  Occupancy and equipment (Note 17).............................................     13,865      12,953      13,252
  Advertising and promotion.....................................................      2,094       2,446       1,859
  Outside data processing.......................................................      4,540       4,065       3,849
  Deposit insurance premiums and regulatory assessments.........................      6,811       6,178       5,867
  Provision for losses on real estate owned and other (Note 5)..................      4,874       8,524       7,067
  Real estate owned operations, net.............................................      2,138       5,897       6,353
  Deferred loan origination costs...............................................     (4,497)     (7,016)     (8,077)
  Amortization of excess of cost over fair value of net assets acquired.........        669         708         709
  Other expense (Note 2)........................................................     12,763      10,368      10,391
                                                                                   --------    --------    --------
    Total.......................................................................     78,775      80,102      77,886
                                                                                   --------    --------    --------
  Income (loss) before income taxes.............................................      1,368      (8,128)     17,799
Income tax expense (benefit) (Note 11)..........................................      1,568      (3,400)      7,905
                                                                                   --------    --------    --------
  Net income (loss).............................................................   $   (200)   $ (4,728)   $  9,894
                                                                                   --------    --------    --------
                                                                                   --------    --------    --------
  Earnings (loss) per share (Note 1)............................................   $  (0.03)   $  (0.60)   $   1.24
                                                                                   --------    --------    --------
                                                                                   --------    --------    --------
Dividends per share.............................................................   $   0.26    $   0.28    $   0.15
                                                                                   --------    --------    --------
                                                                                   --------    --------    --------

                See Notes to Consolidated Financial Statements.

                          SFFED CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)


                                                               YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                           ------------------------------------------------------------------------------------
                                                                                            UNREALIZED
                                                                              RETAINED       LOSS ON       MINIMUM
                                                                              EARNINGS      SECURITIES     PENSION
                                                                           SUBSTANTIALLY    AVAILABLE     LIABILITY
                                                              ADDITIONAL     RESTRICTED     FOR SALE.    ADJUSTMENT.
                                                               PAID-IN       (NOTES 11,     NET OF TAX   NET OF TAX
                                             COMMON STOCK      CAPITAL       12 AND 15)      (NOTE 4)     (NOTE 14)     TOTAL
                                           ----------------   ----------   --------------   ----------   -----------   --------
Balances, December 31, 1992..............        $ 77          $ 68,824       $126,704                                 $195,605
  Stock option and restricted stock
     activity............................           1               568             --                                      569
  Cash dividends.........................          --                --         (1,166)                                  (1,166)
  Unrealized gain on securities available
     for sale, net of tax................          --                --             --       $  3,149                     3,149
  Net income.............................          --                --          9,894                                    9,894
                                                  ---         ----------   --------------   ----------   -----------   --------
Balances, December 31, 1993..............          78            69,392        135,432          3,149                   208,051
  Stock option and restricted stock
     activity............................                           520             --             --                       520
  Cash dividends.........................          --                --         (2,192)            --                    (2,192)
  Net change in unrealized loss on
     securities available for sale, net
     of tax..............................          --                --             --         (6,598)                   (6,598)
  Minimum pension liability adjustment,
     net of tax..........................                                                                  $  (509)        (509)
  Net loss...............................          --                --         (4,728)            --                    (4,728)
                                                  ---         ----------   --------------   ----------   -----------   --------
Balances, December 31, 1994..............          78            69,912        128,512         (3,449)        (509)     194,544
  Stock option and restricted stock
     activity............................           1               585                                                     586
  Cash dividends.........................                                       (2,042)                                  (2,042)
  Net change in unrealized loss on
     securities available for sale, net
     of tax..............................                                                       2,321                     2,321
  Net change in minimum pension liability
     adjustment, net of tax..............                                                                      181          181
  Net loss...............................                                         (200)                                    (200)
                                                  ---         ----------   --------------   ----------   -----------   --------
Balances, December 31, 1995..............        $ 79          $ 70,497       $126,270       $ (1,128)     $  (328)    $195,390
                                                  ---         ----------   --------------   ----------   -----------   --------
                                                  ---         ----------   --------------   ----------   -----------   --------


                See Notes to Consolidated Financial Statements.

                          SFFED CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                                 1995         1994         1993
                                                                              ----------    ---------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..........................................................   $     (200)   $  (4,728)   $  9,894
Adjustments to reconcile net income (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization of premises and equipment..................        3,206        3,226       3,043
  Amortization of excess of cost over fair value of net assets
     acquired..............................................................          669          708         709
  Provision for losses, net................................................       15,968       25,729      13,650
  Change in deferred income taxes..........................................        4,195       (2,660)     (5,050)
  Increase in interest payable.............................................       16,872        5,356       1,293
  Increase in interest receivable..........................................       (4,802)      (1,996)       (142)
  Dividend income on FHLB stock............................................       (1,530)      (1,322)       (737)
  (Gain) loss on sale of real estate loans, net............................          205         (491)     (4,898)
  Amortization of deferred loan fees.......................................       (1,778)      (2,667)     (3,271)
  Proceeds from sales of loans originated for sale.........................       46,623      130,824     434,242
  Originations of loans held for sale......................................      (58,402)    (153,709)   (472,847)
  Net change in other assets/liabilities...................................        8,587      (21,137)      2,226
  Increase (decrease) in income taxes payable..............................       (1,126)      (1,040)      4,476
                                                                              ----------    ---------    --------
Net cash provided by (used in) operating activities........................       28,487      (23,907)    (17,412)
                                                                              ----------    ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Principal payments received on mortgage-backed securities available
  for sale.................................................................        8,467       37,233          --
Principal payments received on mortgage-backed securities held for
  investment...............................................................       73,668       31,669      77,610
Purchases of mortgage-backed securities held for investment................     (104,472)      (4,074)    (10,053)
Maturities of investment securities........................................           --           --      13,270
Purchases of investment securities.........................................           --           --      (6,040)
Principal payments received on loans receivable held for investment........      245,990      367,463     385,560
Originations of loans receivable held for investment.......................     (469,761)    (795,217)   (693,488)
Loans purchased............................................................      (12,386)      (1,307)       (542)
Proceeds from redemption of FHLB stock.....................................           --           --       2,103
Purchases of FHLB stock....................................................           --         (622)     (1,118)
Sales of premises and equipment............................................          214           43          92
Purchases of premises and equipment........................................       (2,373)      (2,791)     (2,924)
Sales of real estate.......................................................       24,900       44,923      58,536
Investment in and acquisition of real estate...............................       (1,771)      (1,738)     (3,512)
Other, net.................................................................          754       (3,861)        254
                                                                              ----------    ---------    --------
Net cash used in investing activities......................................     (236,770)    (328,279)   (180,252)
                                                                              ----------    ---------    --------

                See Notes to Consolidated Financial Statements.

                          SFFED CORP. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)
                                 (IN THOUSANDS)


                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                                 1995         1994         1993
                                                                              ----------    ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in demand deposits.................................   $  286,369    $(169,676)   $(92,625)
Certificate account deposits...............................................      458,162      896,549     538,089
Certificate account withdrawals............................................     (533,276)    (544,995)   (416,881)
Increase (decrease) in borrowings with maturities of three months
  or less..................................................................      (20,848)      53,397      57,941
Proceeds from long-term borrowings.........................................    1,047,876      809,710     624,368
Principal payments on long-term borrowings.................................     (998,289)    (688,979)   (494,194)
Proceeds from issuance of common stock.....................................          376          404         488
Payment of dividends.......................................................       (2,042)      (2,192)     (1,166)
                                                                              ----------    ---------    --------
Net cash provided by financing activities..................................      238,328      354,218     216,020
                                                                              ----------    ---------    --------
NET INCREASE IN CASH AND CASH EQUIVALENTS..................................       30,045        2,032      18,356

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............................      165,206      163,174     144,818
                                                                              ----------    ---------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................................   $  195,251    $ 165,206    $163,174
                                                                              ----------    ---------    --------
                                                                              ----------    ---------    --------

Supplemental disclosures of cash flow information
  Cash paid for:
     Interest on customer deposits.........................................   $  135,557    $ 100,626    $ 95,663
     Interest on borrowings................................................       54,542       32,402      34,061
     Income taxes..........................................................           --          466       8,479
  Non-cash investing activities:
     Transfers of loans to real estate owned...............................       39,242       58,295      43,809
     Loans converted to mortgage-backed securities.........................      499,657       91,958     142,136
     Mortgage-backed securities transferred to available-for-sale
       portfolio...........................................................           --           --     379,135
     Mortgage-backed securities transferred from available-for-sale
       portfolio to held-for-investment portfolio..........................           --      258,344          --
     Loans transferred from held-for-sale portfolio to held-for-investment
       portfolio...........................................................       11,013       77,195          --

                See Notes to Consolidated Financial Statements.

                          SFFED CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Consolidation

     The accompanying consolidated financial statements include the accounts of SFFed Corp. (SFFed) and its wholly owned subsidiary; San Francisco Federal Savings and Loan Association (the Association) and its subsidiaries; Franciscan Financial Corporation, Development Credit Corporation, Capital Conveyance Company and Capital CMO Services and the subsidiary of Franciscan Financial Corporation; San Francisco Auxiliary Corporation. All significant intercompany transactions have been eliminated.

  Primary Business Activities

     SFFed's principal business is attracting deposits from the general public and using such funds, along with borrowings from various other sources, to originate real estate loans secured by deeds of trust, other loans and to make short-term investments. The Company's revenues are primarily interest received from its loan portfolio, investment securities and mortgage-backed securities and fees related to originating and servicing loans.

  Cash Equivalents

     For purposes of the statements of cash flows, SFFed considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

  Securities Purchased Under Agreements to Resell

     SFFed enters into purchases of securities under agreements to resell (repurchase agreements). The amounts advanced under these agreements represent short-term loans.

  Mortgage-Backed Securities (MBS)

     SFFed has converted certain qualifying real estate loans in its portfolio to Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) MBS. Additionally, SFFed has purchased MBS through established securities dealers. Effective December 31, 1993 SFFed adopted Statement of Financial Accounting Standards No. 115 (FAS 115), Accounting for Certain Investments in Debt and Equity Securities. In accordance with the provision of FAS 115, SFFed has identified MBS as either held for investment or available for sale. SFFed does not have any trading securities. Premiums and discounts on purchased MBS are amortized or accreted over the expected life of the underlying mortgages using the interest method.

  MBS Held for Investment


     SFFed has the positive intent and ability to hold these MBS to maturity. These MBS are reported at cost net of any applicable premium or discount. Transfers of MBS available-for-sale to MBS held-for-investment portfolio are recorded at fair value. The related net unrealized holding gains or losses, net of applicable income taxes, at the date of transfer are reported as a separate component of stockholders' equity and amortized over the remaining contractual life of these securities using the interest method.

  MBS Available for Sale

     These MBS are reported at their aggregate fair value. Net unrealized gains and losses are excluded from earnings and reported, net of applicable income taxes, as a separate component of stockholders' equity until realized. Gains and losses on the sale of these MBS are determined using the specific identification method. Any permanent decline in the fair value of individual securities held-for-investment and available-for-sale below their cost would be recognized through a write-down of the securities to their fair value by a charge to earnings as a realized loss.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Loans Held For Sale

     During the period of origination, real estate loans are designated as held either for sale or investment purposes. Loans held for sale are carried at the lower of cost or estimated market value, determined on an aggregate basis. Transfers of loans held for sale to the held-for-investment portfolio are recorded at the lower of cost or market value on the transfer date.

     Net unrealized losses are recognized through a valuation allowance by charges to income.

  Impaired and Non-Performing Loans

     The Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ('SFAS 114'), in May 1993 and Statement of Financial Standards No. 118, Accounting for Creditors for Impairment of a Loan-Income Recognition and Disclosures ('SFAS 118') (an amendment of SFAS 114), in October 1994. SFFed adopted SFAS 114 and SFAS 118 effective January 1, 1993. SFFed, in accordance with the methods prescribed under SFAS 114, considers a loan impaired when it is 'probable' that a creditor will be unable to collect all amounts due (i.e., both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The amount by which the recorded investment of the loan exceeds the measure of the impaired loan is recognized by recording a valuation allowance with a corresponding charge to the provision for loan losses. SFFed has defined residential 1-4 loans and consumer loans as homogenous loans. Homogenous loans that have had a modification of terms are individually reviewed to determine if they meet the definition of a troubled debt restructuring. SFFed's loans are secured primarily by real estate and therefore, measurement of impairment is based upon the fair value of the property collateralizing the loan. Where impairment is determined to be permanent, a charge-off is recorded; where impairment may be temporary, an allowance is established. SFFed, before the adoption of SFAS 114, measured loan impairment with the methods prescribed in this pronouncement. As a result, no additional loss provisions were required by adoption of SFAS 114.

     All loans designated by SFFed as 'impaired' are either placed on non-accrual status or are designated as restructured and are included with those loans reported as non-performing. SFFed's non-performing loans consist of loans on which SFFed has ceased the accrual of interest ('non-accrual loans') and loans on which various concessions have been made with respect to the interest rate or other terms due to the inability of the borrower to service the obligation under the original terms of the agreement ('restructured loans'). It is SFFed's policy to place a loan on non-accrual status in the event that the borrower is 90 days or more delinquent or earlier if the timely collection of interest and/or principal appears doubtful or the risk of default is probable.

  Allowance for Loan Losses

     SFFed maintains a loan monitoring system which provides a means for the timely identification of impaired loans and to permit the evaluation of the adequacy of the allowance for losses. SFFed has established valuation allowances for estimated losses on specific loans ('specific allowances') and for the inherent risk in the loan portfolio which has yet to be specifically identified ('general allowances'). Specific allowances are provided when a decline in the value of an impaired loan is identified, based upon the excess of the outstanding loan amount over the fair value of the related collateral plus holding and selling costs. General allowances are established based upon the inherent risk in the loan portfolio that has not been specifically identified. In conjunction with a review of the loan portfolio, the allowance for loan losses is evaluated quarterly and maintained at a level believed adequate by management to absorb estimated probable losses. In evaluating the general allowance for loan losses, management considers various factors including historical loss experience, the

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

level and trend of delinquent real estate conditions, and the composition of the loan portfolio. Losses incurred upon initial acquisition of real estate owned through foreclosure are charged to the allowance for loan losses.

     While management uses currently available information in evaluating and adjusting the allowance for loan losses, additions to the allowance may be required because of changes in future economic, real estate and other conditions beyond SFFed's control.

  Interest on Loans

     Interest on loans is credited to income when earned. Interest is not recognized on loans that are considered to be uncollectible or in the process of foreclosure. In general, loans are placed on a non-accrual status when they become 90 days delinquent and a reserve is established for previously accrued but uncollected interest on such loans. Interest income received on non-accrual loans is recognized during the year using the cash basis method of income recognition.

  Loan Origination Fees

     SFFed charges fees for originating loans. These fees, net of certain related direct loan origination costs, are recognized as an adjustment of the loan's yield over the contractual life of the loan using the interest method, which results in a constant rate of return. When a loan is paid-off or sold, the unamortized balance of any related fees and costs is recognized as income. Other loan fees and charges representing service costs are reported in income when collected or earned.

  Sales of Loans

     Gains or losses resulting from sales of loans or interests in loans are recorded at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the assets sold. When the right to service the loans is retained, a gain or loss is recognized based upon the net present value of expected amounts to be received or paid resulting from the difference between the contractual interest rates received from the borrowers and the rate paid to the buyer, taking into account estimated prepayments on such loans. Excluded from the net present value portion of the gain or loss is an amount equal to the present value of a normal servicing fee. The net asset resulting from the present value computation, representing deferred revenue or expense, is amortized to operations over the estimated remaining life of the loan using a method that approximates the interest method. The balance of deferred revenue and expense has been adjusted as necessary for loan prepayments in excess of, or below, estimated prepayments (See Note 6). Any loans held for sale by SFFed are carried at the lower of cost or market.

  Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of office property and equipment is computed using the straight-line method over the estimated useful lives of the various classes of assets. Amortization of leasehold improvements is provided for using the straight-line method over the remaining term of the lease or the estimated useful life of the asset, whichever is less. Maintenance and repairs are charged to expense and improvements are capitalized.

  Real Estate Owned

     Real estate acquired in settlement of loans is initially recorded at the lower of the unpaid loan balance or fair value at the date acquired. Subsequent adjustments, if any, are made when the carrying value exceeds estimated fair value. Costs related to the development of such properties are capitalized and costs related to holding are charged to expense. Real estate acquired for sale or development is carried at the lower of cost or estimated net realizable value. The carrying value of this real estate includes capitalized development and construction costs.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

The carrying value is reviewed periodically and adjusted when it exceeds net realizable value. Interest is capitalized on funds disbursed during the development and construction period for real estate projects.

  Excess of Cost Over Fair Value of Net Assets Acquired (Goodwill)

     Goodwill is stated net of accumulated amortization and is being amortized using the straight-line method over periods ranging from 5 to 25 years.

  Securities Sold Under Agreements to Repurchase

     SFFed enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financing arrangements, and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of financial condition. The securities underlying the agreements remain in the asset accounts.

  Taxes on Income

     SFFed accounts for income taxes in accordance with the provisions of the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ('SFAS 109'). SFAS 109 requires the use of an asset and liability approach whereby deferred income taxes are computed by applying enacted tax laws and rates applicable to future periods to the temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Future tax benefits attributable to temporary differences are recognized to the extent the realization of such benefits is more likely than not.

  Earnings Per Share


     Earnings per share is based on the weighted average number of shares outstanding (including the dilutive effect of unexercised stock options):
7,855,919, 7,827,665, and 7,956,090 for 1995, 1994 and 1993, respectively.

  Recently Issued Accounting Pronouncements

     During 1995, the Financial Accounting Standards Board issued several Statements of Financial Accounting Standards, ('SFAS's') which are described below. SFFed has not assessed the impact of these statements on its financial position or its results of operations because of SFFed's acquisition by First Nationwide Bank, A Federal Savings Bank (see Note 2).

     Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ('SFAS 121'), was issued in March 1995. The Statement addresses the accounting for the impairment of long-lived assets, such as premises, furniture and equipment, certain identifiable intangibles and goodwill related to those assets. Long-lived assets and certain identifiable intangibles are to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the sum of the future cash flows (undiscounted and without interest charges expected from the use of the asset and its eventual disposition) is less than the carrying amount of the asset. The Statement also requires that long-lived assets and identifiable intangibles, except for assets of a discontinued operation held for disposal, be accounted for at the lower of cost or fair value less cost to sell. SFAS 121 is effective for financial statements for periods beginning after December 15, 1995.

     In May 1995, the Financial Accounting Standards Board issued SFAS No. 122, Accounting for Mortgage Servicing Rights ('SFAS 122'). SFAS 122 requires that an enterprise that acquires servicing rights through either the purchase or origination of mortgage loans and sells or securitizes these mortgage loans with servicing

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. SFAS 122 is effective for financial statements for periods beginning after December 15, 1995.

     SFAS No. 123, Accounting for Stock-Based Compensation ('SFAS 123'), was issued in October 1995. This Statement prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock and stock appreciation rights. The Statement defines a 'fair value based method' of accounting for employee stock options and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation for those plans using the 'intrinsic value based method' under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ('Opinion No. 25').

     Under the fair value based method, compensation cost is measured at the grant date of the option based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Under Opinion No. 25, no compensation cost is recognized.

     SFAS 123 requires that an employer's financial statements include certain disclosures about stock-based compensation arrangements regardless of the method used to account for them. An employer that continues to apply the accounting provisions of Opinion No. 25 will disclose pro forma amounts that reflect the difference between compensation cost, if any, included in results of operations and the related cost measured by the fair value based method, including tax effects, that would have been recognized in the statement of operations if the fair value based method had been used. SFAS 123 is effective for transactions entered into after December 15, 1995.

  Use of Financial Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain of the 1994 and 1993 consolidated financial statement amounts have been reclassified to conform to the 1995 presentation.

NOTE 2--ACQUISITION BY FIRST NATIONWIDE BANK

     On August 27, 1995, SFFed entered into an Agreement and Plan of Merger (the 'Merger Agreement') with First Nationwide Bank, A Federal Savings Bank ('First Nationwide'), pursuant to which SFFed was acquired.

     The acquisition by and merger into First Nationwide was consummated on February 1, 1996. Under the Merger Agreement, holders of SFFed common stock outstanding at the effective time of the merger (other than shares for which dissenter's rights were perfected, shares held by First Nationwide and shares held as treasury stock) received $32 per share. The holders of options on the common stock of SFFed received for each share subject to an option the difference between $32 and the applicable per share option price. The aggregate consideration paid by First Nationwide under the Merger Agreement was approximately $264,000,000. In connection with the acquisition by First Nationwide, at December 31, 1995, SFFed accrued approximately $9,600,000 of investment banker and legal fees, contract termination costs, severance and other employee related costs.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--CASH AND INVESTMENTS

     SFFed's banking depositories apply an imputed interest credit to balances left on deposit which is used as an offset to charges for banking services rendered. The Association is required by the Federal Reserve System to maintain noninterest-bearing cash balances against some of its customer certificate and transaction deposit accounts. The required reserves averaged $3,016,000 during the year ended December 31, 1995. SFFed does not maintain compensating balances with banks.

  Securities Purchased Under Agreements to Resell

     The following is a summary of these securities:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Balance at end of period,
  comprised of mortgage-backed securities.............................   $165,000    $112,000
                                                                         --------    --------
                                                                         --------    --------
Average balance during each year......................................   $149,412    $102,983
Maximum balance at any month end......................................    175,000     138,000
Weighted average interest rate........................................       6.12%       6.12%
Weighted average days to maturity.....................................          4           4

     These agreements are collateralized by mortgage-backed securities and loans. At December 31, 1995 and 1994, all agreements to resell securities were for securities identical to those purchased and were executed with five primary dealers. The related collateral was held by the dealers arranging the transactions.

  Federal Home Loan Bank Stock

     At December 31, 1995 and 1994, this investment consisted of 315,795 and 300,492 shares, respectively, of Federal Home Loan Bank of San Francisco (FHLB) $100 par value capital stock at cost. The amount of stock owned meets the last annual regulatory determination. The FHLB capital stock is pledged to secure borrowings from the FHLB.


NOTE 4--MORTGAGE-BACKED SECURITIES [MBS]

     SFFed has classified a portion of its MBS portfolio as 'available for sale' as of year-end 1995 and 1994. At December 31, 1995 and 1994 the available-for-sale MBS portfolio is reported in the Consolidated Statements of Financial Condition at fair value. The held-for-investment MBS portfolio is reported at amortized cost. At December 31, 1995 SFFed reflected an unrealized loss on the MBS available for sale portfolio, net of tax, of $1,128,000 as a decrease to stockholders' equity. At December 31, 1994, the unrealized loss on the MBS portfolio amounted to $3,449,000, net of tax.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--MORTGAGE-BACKED SECURITIES [MBS]--(CONTINUED)

     The carrying amount of MBS and their approximate fair values at December 31, 1995 and 1994 were as follows:

     MBS available for sale:


                                                                           GROSS         GROSS
                                                            AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                              COST         GAINS         LOSSES       VALUE
                                                            ---------    ----------    ----------    -------
                                                                         (DOLLARS IN THOUSANDS)
December 31, 1995
  Adjustable rate........................................    $46,668       $  533             --     $47,201
  Fixed rate.............................................     25,328          539       $   (224)     25,643
                                                            ---------    ----------    ----------    -------
     Total                                                   $71,996       $1,072       $   (224)    $72,844
                                                            ---------    ----------    ----------    -------
                                                            ---------    ----------    ----------    -------
  Weighted average interest rate.........................       6.53%
                                                            ---------
                                                            ---------
December 31, 1994
  Adjustable rate........................................    $50,242           --       $ (1,662)    $48,580
  Fixed rate.............................................     30,218       $  127         (1,467)     28,878
                                                            ---------    ----------    ----------    -------
                                                             $80,460       $  127       $ (3,129)    $77,458
                                                            ---------    ----------    ----------    -------
                                                            ---------    ----------    ----------    -------
  Weighted average interest rate.........................       6.17%
                                                            ---------
                                                            ---------



     MBS held for investment are summarized as follows:


                                                                         GROSS         GROSS
                                                          AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                            COST         GAINS         LOSSES       VALUE
                                                          ---------    ----------    ----------    --------
                                                                       (DOLLARS IN THOUSANDS)
December 31, 1995
  Adjustable rate......................................   $ 776,397     $  9,220      $    (79)    $785,538
  Fixed rate...........................................      83,157        3,780            --       86,937
                                                          ---------    ----------    ----------    --------
     Total.............................................   $ 859,554     $ 13,000      $    (79)    $872,475
                                                          ---------    ----------    ----------    --------
                                                          ---------    ----------    ----------    --------
  Weighted average interest rate.......................        7.32%
                                                          ---------
                                                          ---------
December 31, 1994
  Adjustable rate......................................   $ 324,757           --      $ (7,136)    $317,621
  Fixed rate...........................................       5,821     $     23          (208)       5,636
                                                          ---------    ----------    ----------    --------
                                                          $ 330,578     $     23      $ (7,344)    $323,257
                                                          ---------    ----------    ----------    --------
                                                          ---------    ----------    ----------    --------
  Weighted average interest rate.......................        5.92%
                                                          ---------
                                                          ---------


     The scheduled maturities of MBS available for sale and MBS held for investment at December 31, 1995, were as follows:

                                                             AVAILABLE FOR SALE       HELD FOR INVESTMENT
                                                           ----------------------    ----------------------
                                                           AMORTIZED      FAIR       AMORTIZED      FAIR
                                                             COST         VALUE        COST         VALUE
                                                           ---------    ---------    ---------    ---------
                                                                        (DOLLARS IN THOUSANDS)
Due from one year to five years.........................    $12,158      $11,934            --           --
Due from five years to ten years........................        894          937            --           --
Due after ten years.....................................     58,944       59,973     $ 859,554    $ 872,475
                                                           ---------    ---------    ---------    ---------
     Total..............................................    $71,996      $72,844     $ 859,554    $ 872,475
                                                           ---------    ---------    ---------    ---------
                                                           ---------    ---------    ---------    ---------

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4--MORTGAGE-BACKED SECURITIES [MBS]--(CONTINUED)

     The amortized cost SFFed's MBS portfolio, pledged as collateral in conjunction with various borrowings and transactions, is as follows:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Collateral for:
  Local government agency deposits....................................   $    550    $    545
  Securities sold under agreements to repurchase (Note 10)............    791,665     371,679
  FNMA servicing......................................................      4,638      18,599
                                                                         --------    --------
                                                                         $796,853    $390,823
                                                                         --------    --------
                                                                         --------    --------

     At December 31, 1995 and 1994, accrued interest receivable on MBS amounted to $5,836,000 and $2,160,000, respectively.

     MBS converted from SFFed originated loans included in the amortized cost of MBS available for sale and held for investment at December 31, 1995 totalled $36,056,000 and $740,158,000, respectively (December 31, 1994, $41,285,000 and
$284,087,000).


     In accordance with the provisions of SFAS 115, the MBS portfolio has been classified in the Consolidated Statements of Financial Condition according to management's intent. At June 30, 1994, as a result of a revision of its long-term business plans, SFFed transferred $258,344,000 of its MBS from the available-for-sale portfolio to its held-for-investment portfolio. The unrealized holding loss at the date of transfer, in the amount of $3,055,000, is being amortized as a yield adjustment over the remaining life of these MBS. At December 31, 1995, the unrealized holding loss related to this transfer is reflected as a $1,620,000, net of tax, reduction in stockholders' equity.

NOTE 5--LOANS RECEIVABLE HELD FOR INVESTMENT

     Loans receivable held for investment are summarized as follows:

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1995          1994
                                                                     ----------    ----------
                                                                      (DOLLARS IN THOUSANDS)
One-to-four family residential loans..............................   $1,535,791    $1,764,572
Multi-family residential loans....................................      628,410       648,491
Commercial property loans.........................................      465,466       500,106
Construction and improved land loans..............................       40,230        54,489
                                                                     ----------    ----------
     Total                                                            2,669,897     2,967,658
Consumer loans....................................................       94,749        91,928
Loans secured by savings accounts.................................        7,528         6,689
                                                                     ----------    ----------
     Total                                                            2,772,174     3,066,275
Less:
  Undisbursed loan funds..........................................      (16,468)      (12,557)
  Deferred loan fees, net.........................................       (1,160)       (4,292)
  Discounts and premiums, net.....................................         (955)       (1,093)
  Allowance for losses............................................      (38,603)      (36,829)
                                                                     ----------    ----------
Loans receivable held for investment, net.........................   $2,714,988    $3,011,504
                                                                     ----------    ----------
                                                                     ----------    ----------
Weighted average interest rate....................................         7.88%         6.90%

     The above classifications are net of participation interests in loans sold and loans serviced for others.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--LOANS RECEIVABLE HELD FOR INVESTMENT--(CONTINUED)


     The following is an analysis, by property type, of commercial real estate loans included above:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Office buildings......................................................   $225,130    $233,234
Warehouses............................................................     93,628     100,813
Shopping centers......................................................     17,610      53,970
Motels................................................................     20,098      15,958
General purpose.......................................................     53,709      24,281
Mobile home parts.....................................................      9,007      10,449
Other.................................................................     46,284      61,401
                                                                         --------    --------
     Total                                                               $465,466    $500,106
                                                                         --------    --------
                                                                         --------    --------

     Certain of SFFed's real estate loans are pledged as collateral for borrowings from various sources, as summarized below:

                                                                           DECEMBER 31,
                                                                     ------------------------
                                                                        1995          1994
                                                                     ----------    ----------
                                                                      (DOLLARS IN THOUSANDS)
Collateral for:
  FHLB advances (Note 10).........................................   $1,016,450    $1,109,092
  Deposits of state and local government agencies.................        3,502         4,887
                                                                     ----------    ----------
     Total                                                           $1,019,952    $1,113,979
                                                                     ----------    ----------
                                                                     ----------    ----------

     At December 31, 1995 and 1994, accrued interest receivable on loans amounted to $17,389,000 and $16,184,000, respectively.

     Over 99% of SFFed's loan portfolio is secured by property within the state of California. Additionally, 61% of SFFed's loan portfolio is secured by property located within the greater San Francisco Bay Area. Accordingly, the ultimate collectibility of SFFed's loan portfolio is susceptible to changes in the regional economics and real estate markets within Northern California and, to a lesser extent, in Southern California.

     On occasion, SFFed restructures major loans, generally because of a borrower's financial difficulties. Interest rate and cash payment concessions and an extension of a loan's maturity may be granted in such restructurings.

     Information concerning impaired loans that were past due for three months or more or in the process of foreclosure, (nonaccrual loans), and restructured loans, is summarized as follows:

                                                                            AT OR FOR THE YEAR ENDED
                                                                                  DECEMBER 31,
                                                                          -----------------------------
                                                                           1995       1994       1993
                                                                          -------    -------    -------
                                                                             (DOLLARS IN THOUSANDS)
Nonaccrual loans:
  Balance at year end..................................................   $40,976    $44,809    $81,067
  Interest foregone....................................................     3,259      3,829      4,362
Restructured loans:
  Balance at year end (1)..............................................     4,304     29,639     33,044
  Actual interest income recognized....................................     1,123      2,305      2,284
  Pro-forma interest income using original loan terms..................     1,119      2,358      2,387

                                                        (Footnote on next page)

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--LOANS RECEIVABLE HELD FOR INVESTMENT--(CONTINUED)


(Footnote from previous page)

- ------------------
(1) Ending balances are shown of net of nonaccrual loans. During the second quarter of 1995, SFFed re-evaluated its policies on restructured loans and determined that several loans that had been restructured were current for several years. As such, the December 31, 1995 balance does not include these loans.

     At December 31, 1995, the aggregate investment in loans considered to be impaired under SFAS 114 was $45,280,000. Included in this amount is $12,463,000 of impaired loans for which the related allowance for loan losses was $3,665,000 and $32,817,000 of loans for which no allowance was considered necessary. The average recorded investment in impaired loans during the year ended December 31, 1995 was approximately $61,225,000. For the year ended December 31, 1995, SFFed recognized interest income on those impaired loans of $1,123,000. Interest income recognized during the year using the cash basis method of income recognition cannot be practicably determined.

     At December 31, 1994, SFFed's aggregate investment in loans considered impaired under SFAS 114 was $74,448,000. Included in this amount is $18,069,000 of impaired loans for which the related allowance for loan losses was $2,430,000 and $56,379,000 of loans for which no allowance was considered necessary. SFFed recognized approximately $2,305,000 of interest income on these loans in 1994.

     Activity in the allowance for losses on loans, real estate owned and other transactions is summarized as follows:

                                               REAL ESTATE    CONSUMER     TOTAL      REAL ESTATE
                                                  LOANS        LOANS       LOANS         OWNED       OTHER(1)     TOTAL
                                               -----------    --------    --------    -----------    --------    --------
                                                                         (DOLLARS IN THOUSANDS)
Balance at December 31, 1992................     $33,194       $  717     $ 33,911      $ 6,645       $  838     $ 41,394
  Provision for losses (recoveries).........       6,279          304        6,583        7,134          (90)      13,627
  Charge-offs...............................      (3,290)        (603)      (3,893)      (5,975)          --       (9,868)
  Recoveries................................          25          171          196           --           --          196
                                               -----------    --------    --------    -----------    --------    --------
Balance at December 31, 1993................      36,208          589       36,797        7,804          748       45,349
  Provision for losses......................      16,828          377       17,205        8,336          188       25,729
  Charge-offs...............................     (16,830)        (605)     (17,435)      (4,980)        (200)     (22,615)
  Recoveries................................          59          203          262           --           --          262
                                               -----------    --------    --------    -----------    --------    --------
Balance at December 31, 1994................      36,265          564       36,829       11,160          736       48,725
  Provision for losses......................      10,169          925       11,094        3,832        1,042       15,968
  Charge-offs...............................      (8,895)        (945)      (9,840)      (1,902)         (28)     (11,770)
  Recoveries................................         262          258          520           --           --          520
                                               -----------    --------    --------    -----------    --------    --------
Balance at December 31, 1995................     $37,801       $  802     $ 38,603      $13,090       $1,750     $ 53,443
                                               -----------    --------    --------    -----------    --------    --------
                                               -----------    --------    --------    -----------    --------    --------

- ------------------
(1) The 1995, 1994 and 1993 provision for losses (recoveries) included $1,042,000, $188,000 and $(90,000), respectively, related to real estate development projects.

NOTE 6--MORTGAGE BANKING

     Loans held for sale are summarized as follows:

                                                                              DECEMBER 31,
                                                                -----------------------------------------
                                                                       1995                  1994
                                                                ------------------    -------------------
                                                                CARRYING    MARKET    CARRYING    MARKET
                                                                 VALUE      VALUE      VALUE       VALUE
                                                                --------    ------    --------    -------
                                                                             (IN THOUSANDS)
Adjustable-rate single-family loans..........................        --         --    $  3,627    $ 3,627
Fixed-rate single-family loans...............................    $4,393     $4,393          --         --
                                                                --------    ------    --------    -------
     Total                                                       $4,393     $4,393    $  3,627    $ 3,627
                                                                --------    ------    --------    -------
                                                                --------    ------    --------    -------

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6--MORTGAGE BANKING--(CONTINUED)

     SFFed services loans for others amounting to $1,829,863,000, $1,454,344,000 and $1,518,546,000 at December 31, 1995, 1994 and 1993, respectively, and are not included in the accompanying Consolidated Statements of Financial Condition. Income from loan servicing amounted to $5,460,000, $4,080,000 and $2,621,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Custodial balances maintained in connection with loans serviced for others were approximately $12,399,000, $8,310,000 and $31,902,000 at December 31, 1995, 1994
and 1993, respectively.

     Activity in the net deferred premiums resulting from sales of loans, participation interests in loans and securitization of loans when servicing rights are retained for the three years ended December 31, is summarized as follows:

                                                                             1995       1994      1993
                                                                            -------    ------    -------
                                                                                   (IN THOUSANDS)
Balance at beginning of year.............................................   $ 2,803    $3,424    $ 5,361
Additions to gain on sale of loans.......................................        12       175        364
Amortization charged to loan servicing income:
  Regular................................................................    (1,447)   (1,696)    (1,826)
(Increase) decrease due to changes in actual and estimated prepayments...       980       900       (475)
                                                                            -------    ------    -------
Balance at end of year...................................................   $ 2,348    $2,803    $ 3,424
                                                                            -------    ------    -------
                                                                            -------    ------    -------


NOTE 7--PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:

                                                                        DECEMBER 31,
                                                                     ------------------      ESTIMATED
                                                                      1995       1994       USEFUL LIVES
                                                                     -------    -------    --------------
                                                                       (IN THOUSANDS)
Land..............................................................   $ 4,811    $ 4,811                --
Buildings.........................................................    10,170     10,064          40 years
Leasehold improvements............................................    14,717     13,754     Life of lease
Furniture and equipment...........................................    22,347     23,447        5-20 years
Construction in progress..........................................        57        131                --
                                                                     -------    -------
          Total...................................................    52,102     52,207
Less accumulated depreciation and amortization....................   (30,203)   (29,261)
                                                                     -------    -------
Net...............................................................   $21,899    $22,946
                                                                     -------    -------
                                                                     -------    -------

     Depreciation and amortization expense amounted to $3,206,000, $3,226,000 and $3,043,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--REAL ESTATE OWNED

     Real estate owned is comprised of the following:

                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1995       1994
                                                                           -------    -------
                                                                             (IN THOUSANDS)
Real estate acquired through foreclosure and held for sale or
  development...........................................................   $45,494    $36,944
Less allowance for losses (Note 5)......................................   (13,090)   (11,160)
                                                                           -------    -------
                                                                           $32,404    $25,784

                                                                           -------    -------
                                                                           -------    -------

     Real estate acquired by foreclosure during 1995 and 1994, as adjusted to the lower of cost or fair value, amounted to $34,580,000 and $47,436,000, respectively.

NOTE 9--CUSTOMER DEPOSITS

     Customer deposits consist of the following:

                                                                   DECEMBER 31,
                                                    ------------------------------------------
                                                           1995                   1994
                                                    -------------------    -------------------
                                                      AMOUNT        %        AMOUNT        %
                                                    ----------    -----    ----------    -----
                                                              (DOLLARS IN THOUSANDS)
Passbook accounts:
  0.01 to 4.50%..................................   $  572,848     21.3%   $   76,250      3.1%
NOW and money market deposit accounts:
  0.01 to 6.00%..................................      279,867     10.4       490,153     19.7
                                                    ----------    -----    ----------    -----
Demand deposits..................................      852,715     31.7       566,403     22.8
                                                    ----------    -----    ----------    -----
Certificate accounts:
  Less than 3.00%................................       15,022      0.6        33,858      1.4
  3.00 to 4.99%..................................      132,192      4.9       863,911     34.8
  5.00 to 6.99%..................................    1,548,151     57.4       921,283     37.1
  7.00 to 8.99%..................................      144,910      5.4        95,133      3.8
  9.00 to 10.99%.................................          196       --         1,350      0.1
  11.00% and above...............................           57       --            50       --
                                                    ----------    -----    ----------    -----
Total certificate accounts.......................    1,840,528     68.3     1,915,585     77.2
                                                    ----------    -----    ----------    -----
Total customer deposits..........................   $2,693,243    100.0%   $2,481,988    100.0%
                                                    ----------    -----    ----------    -----
                                                    ----------    -----    ----------    -----
Weighted average interest rate...................                  5.13%                  4.61%
                                                                  -----                  -----
                                                                  -----                  -----

     Noninterest bearing deposits were $29,061,000 and $23,335,000 at December 31, 1995 and 1994, respectively.

     A summary of certificate accounts by maturity is as follows:


                                                                   DECEMBER 31,
                                                    ------------------------------------------
                                                           1995                   1994
                                                    -------------------    -------------------
                                                      AMOUNT        %        AMOUNT        %
                                                    ----------    -----    ----------    -----
                                                              (DOLLARS IN THOUSANDS)
Maturity within one year.........................   $1,108,847     60.3%   $1,316,580     68.7%
One to two years.................................      243,006     13.2       334,842     17.5
Two to three years...............................      127,333      6.9       156,595      8.2
Three or more years..............................      361,342     19.6       107,568      5.6
                                                    ----------    -----    ----------    -----
                                                    $1,840,528    100.0%   $1,915,585    100.0%
                                                    ----------    -----    ----------    -----
                                                    ----------    -----    ----------    -----

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 9--CUSTOMER DEPOSITS--(CONTINUED)

     Customer deposits include approximately $387,385,000 and $373,347,000 of accounts with balances in excess of $100,000 at December 31, 1995 and 1994, respectively.

     At December 31, 1995 and 1994, accrued interest payable on customer deposits, included in other liabilities in the accompanying Statements of Financial Condition, was $363,000 and $491,000, respectively.

     A tabulation of interest expense on customer deposits follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                                      --------------------------------
                                                                        1995        1994        1993
                                                                      --------    --------    --------
                                                                           (DOLLARS IN THOUSANDS)
Demand deposits....................................................   $ 29,580    $ 14,592    $ 19,590
Certificate accounts...............................................    105,719      86,819      75,213
                                                                      --------    --------    --------
                                                                      $135,299    $101,411    $ 94,803
                                                                      --------    --------    --------
                                                                      --------    --------    --------

NOTE 10--BORROWINGS

  Securities Sold Under Agreements to Repurchase


     SFFed enters into agreements with broker-dealers and other financial institutions to repurchase securities previously sold. These agreements are effectively short-term borrowings secured by MBS (see Note 4). Securities sold under the terms of these agreements are held by the securities dealers who arrange the transactions.

     Information related to securities sold under agreements to repurchase is summarized as follows:

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
                                                                             (DOLLARS IN
                                                                              THOUSANDS)
Balance at end of period..............................................   $713,362    $347,679
                                                                         --------    --------
                                                                         --------    --------
Average balance during each year......................................   $658,953    $261,368
Maximum balance at any month end......................................    871,722     347,679
Weighted average interest rate........................................       6.14%       5.74%

     At December 31, 1995, $659,442,000 of SFFed's agreements mature in one year or less, and $53,920,000 mature in 1998.

  Advances from the Federal Home Loan Bank of San Francisco

     Each Federal Home Loan Bank (FHLB) is authorized to make advances to its member associations, subject to such regulations and limitations that the Federal Housing Finance Board may prescribe. SFFed's borrowings from the FHLB consist of notes payable with interest rates ranging from 4.11% to 9.10%. The maturity and weighted average interest rate of the advances outstanding at December 31, 1995 are as follows:

YEAR ENDING
DECEMBER 31:                      (DOLLARS IN THOUSANDS)
- ------------                      ----------------------
1996...........................          $266,969
1997...........................             7,500
1998...........................                --
1999...........................                --
2000...........................                --
Thereafter.....................               483
                                      -----------
                                         $274,952
                                      -----------
                                      -----------

Weighted average interest
  rate.........................              6.90%
                                      -----------
                                      -----------

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--BORROWINGS--(CONTINUED)

     At December 31, 1995 and 1994, SFFed had pledged certain real estate loans (see Note 5), mortgage-backed securities (see Note 4) and SFFed's investment in stock of the FHLB of San Francisco (see Note 3) to secure FHLB advances.

  Mortgage-Backed Bonds

      In September 1994, SFFed retired the collateralized mortgage obligation at face value and incurred a loss of $347,000.

  Senior Notes

     In September 1994, SFFed issued $50,000,000 of its senior notes due September 1, 2004. The notes are reported net of unamortized issuance costs. The notes bear interest at the rate of 11.20% payable semi-annually on March 1 and September 1. Under the terms of the notes, SFFed may not make any prepayments of principal, except that in the event of a change in control of SFFed, SFFed shall offer to prepay the notes in full. SFFed may contribute up to $34,000,000 from the proceeds of the note sale to the Association in the form of equity capital and by December 31, 1995 SFFed had so contributed $30,000,000.

     The note agreement contains certain restrictive covenants which, among other things, (1) require SFFed to maintain certain capital levels, (2) restrict the amount of funds available for payment of dividends on SFFed's stock or for the repurchase of its stock and (3) establish a maximum ratio of non-performing assets (as defined) to consolidated total assets. If an event of default occurs, including failure to comply with any restrictive covenant, the notes may become immediately payable in full. SFFed was in compliance with all terms of the note agreement at December 31, 1995.

NOTE 11--TAXES ON INCOME

     The provision (benefit) for taxes on income in the Consolidated Statements of Operations is comprised of the following items:

                                                                              YEAR ENDED DECEMBER 31,
                                                                           -----------------------------
                                                                            1995       1994       1993
                                                                           -------    -------    -------
                                                                                  (IN THOUSANDS)

Current:
  Federal income tax....................................................   $  (760)   $  (357)   $ 9,338
  California franchise tax..............................................       (15)      (383)     3,617
                                                                           -------    -------    -------
     Total..............................................................      (775)      (740)    12,955
                                                                           -------    -------    -------
Deferred:
  Federal income tax....................................................       873     (1,748)    (3,453)
  California franchise tax..............................................     1,470       (912)    (1,597)
                                                                           -------    -------    -------
     Total..............................................................     2,343     (2,660)    (5,050)
                                                                           -------    -------    -------
Total:
  Federal income tax....................................................       113     (2,105)     5,885
  California franchise tax..............................................     1,455     (1,295)     2,020
                                                                           -------    -------    -------
     Total..............................................................   $ 1,568    $(3,400)   $ 7,905
                                                                           -------    -------    -------
                                                                           -------    -------    -------

     The liability for taxes on income at December 31, 1995 and 1994 in the Consolidated Statements of Financial Condition includes a deferred tax liability totalling $1.9 million for 1995 and a deferred tax asset totalling $2.3 million for 1994, that have been provided for the temporary differences between the tax bases and financial statement carrying amounts of assets and liabilities. Tax benefits attributable to temporary differences are recognized to the extent that realization of such benefits is more likely than not. The major sources of these

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--TAXES ON INCOME--(CONTINUED)

temporary differences comprising SFFed's net deferred tax liability and net deferred tax (asset) at December 31, 1995 and 1994, respectively, are as follows:

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1995        1994
                                                                                    --------    --------
                                                                                       (IN THOUSANDS)
                            DEFERRED TAX LIABILITIES:
Loan fee income and discounts deferred for tax purposes..........................   $ 18,508    $ 17,243
FHLB stock dividends.............................................................      3,244       2,311
Deferred servicing-related premiums on loans.....................................        933         999
Tax basis versus financial statement basis depreciation expense..................      2,701       2,846

Investments in partnerships......................................................         54         179
Other............................................................................         --         682
                                                                                    --------    --------
Gross deferred tax liabilities...................................................     25,440      24,260
                                                                                    --------    --------
                              DEFERRED TAX ASSETS:
Federal tax basis loss carryovers................................................        (12)       (648)
Deferred interest on restructured loans..........................................       (605)       (692)
Accrued pension plan contributions...............................................     (6,160)     (4,380)
Book basis loss reserves.........................................................    (13,349)    (17,052)
Minimum pension liability adjustment.............................................       (241)       (376)
CMO investment trust.............................................................       (972)       (887)
Unrealized loss on securities available for sale.................................       (709)     (2,507)
Contract accruals................................................................     (1,373)         --
Other............................................................................       (106)         --
                                                                                    --------    --------
Gross deferred tax assets........................................................    (23,257)    (26,542)
                                                                                    --------    --------
Net deferred tax liability (asset)...............................................   $  1,913    $ (2,282)
                                                                                    --------    --------
                                                                                    --------    --------

     The differences between the federal statutory income tax rate and the effective rate of SFFed's tax provision (benefit) are as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                            ----------------------------
                                                                             1995        1994       1993
                                                                            ------      ------      ----
Federal statutory tax rate.............................................       35.0%      (35.0)%    35.0%
Increase (reduction) in tax rate resulting from:
  California franchise tax, net of federal benefit.....................        7.5        (7.5)      7.4
  Amortization and write-down of intangible asset......................       20.9         3.1       1.4
  Change in base year tax bad debt reserve.............................         --        (5.0)     (3.4)
  Deferred tax adjustment resulting from tax rate change...............         --          --       1.1
  Capitalized merger costs.............................................       84.9          --        --
  Interest on officer's life insurance.................................      (14.6)         --        --
  California enterprise zone deduction.................................       (9.0)         --        --
  Other................................................................      (10.1)        2.6       2.9
                                                                            ------      ------      ----
Effective tax rate.....................................................      114.6%      (41.8)%    44.4%
                                                                            ------      ------      ----
                                                                            ------      ------      ----

     Under the Internal Revenue Code, the Association in determining taxable income is allowed a special bad debt deduction based on a percentage of taxable income (8% for 1995, 1994 and 1993) or on specified experience formulas. The Association used the experience method in 1995, 1994 and 1993 in determining the federal income tax bad debt deduction for tax return purposes for each respective year.

     A deferred tax liability has not been recognized for the amount of the Association's tax bad debt reserves that arose in tax years beginning before December 31, 1987. These reserves amounted to approximately $15.9 million at both December 31, 1995 and 1994, respectively. The amount of the unrecognized deferred tax

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 11--TAXES ON INCOME--(CONTINUED)

liability on such reserves at both December 31, 1995 and 1994 was approximately $5.6 million. This deferred tax liability could be recognized if, in the future,
(1) that portion of the Association's retained earnings represented by these reserves is used for purposes other than to absorb losses from bad debts, including dividends or distributions in liquidation, (2) the Association fails to meet the definition of a 'qualified savings institution,' or (3) there is a change in the federal tax law.

     During 1994 the Internal Revenue Service (IRS) completed its examination of SFFed's tax returns for the years 1989 and 1990. The IRS had previously completed its examination of SFFed's tax returns for 1987 and 1988. As a result of these examinations the IRS has proposed adjustments, primarily related to timing differences as to the recognition of income and expense for tax return purposes. The most significant proposed adjustment relates to deferred loan fee income. SFFed filed a formal protest with the IRS in 1994 contesting the results of the audit of 1989 and 1990 (SFFed had previously filed a protest with regards to the results of 1987 and 1988 examinations). Taxes associated with the proposed adjustments which are being protested amount to approximately $23.5 million. SFFed believes that the income tax returns are substantially correct as originally filed. SFFed has established a deferred tax liability in prior periods for substantially all the items included in the IRS proposed adjustments. Accordingly, SFFed's exposure is limited to interest on any tax deficiency that may finally be assessed. SFFed believes that any additional tax and interest thereon which may be due will not have a materially adverse effect on the consolidated financial position or results of operations of SFFed.

NOTE 12--STOCKHOLDERS' EQUITY AND REGULATORY
CAPITAL REQUIREMENTS

     Office of Thrift Supervision (OTS) regulations issued pursuant to the Financial Institutions Reform Recovery and Enforcement Act of 1989 (FIRREA) specify minimum tangible, core and risk-based capital requirements for thrift institutions. The amount of the Association's net worth included in its minimum regulatory capital requirements is not available for the payment of dividends and may only be used to cover any future losses. Various adjustments are required to be made to stockholder's equity and total assets for computing these capital ratios, depending on an institution's capital and asset structure. For purposes of computing the risk-based capital requirement, the regulations assign a degree of credit risk to each of a thrift's assets and off-balance sheet liabilities, ranging from zero to 100%.


     Under Section 38 of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA), federal banking authorities are required to take prompt corrective action against undercapitalized financial institutions, imposing a series of increasing constraints on the operations of such institutions, depending on the level of their undercapitalization. There are five capital levels specified by FDICIA, ranging from well capitalized to critically undercapitalized. OTS regulations set forth the minimum capital ratios for each of these levels. Based upon qualitative judgments made during its most recent examination of an institution, the OTS may downgrade an institution's capital level by one step (e.g., a well capitalized institution can be reclassified as adequately capitalized). Under these regulations, the Association is deemed to be well capitalized at December 31, 1995.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--STOCKHOLDERS' EQUITY AND REGULATORY
CAPITAL REQUIREMENTS--(CONTINUED)

     The Association's regulatory capital position at December 31, 1995 and 1994 is summarized as follows:

                                                            DECEMBER 31, 1995           DECEMBER 31, 1994
                                                         ------------------------    ------------------------
                                                         TANGIBLE,                   TANGIBLE,
                                                           CORE,                       CORE,
                                                           TIER 1                      TIER 1
                                                         RISK-BASED      TOTAL       RISK-BASED      TOTAL
                                                          CAPITAL      RISK-BASED     CAPITAL      RISK-BASED
                                                            (1)         CAPITAL         (1)         CAPITAL
                                                         ----------    ----------    ----------    ----------
                                                                            (IN THOUSANDS)
  Capital per Association financial statements........    $231,966      $231,966      $219,225      $219,225
  Adjustments for regulatory capital purposes:
     Goodwill (2).....................................      (8,054)       (8,054)       (8,722)       (8,722)
     Investment in nonincludable subsidiaries (2).....      (8,924)       (8,924)       (8,205)       (8,205)
     Unrealized loss on securities available for sale,
       net of tax.....................................       1,128         1,128         3,449         3,449
  General valuation allowances........................          --        27,829            --        26,771
                                                         ----------    ----------    ----------    ----------
       Regulatory capital.............................    $216,116      $243,945      $205,747      $232,518
                                                         ----------    ----------    ----------    ----------
                                                         ----------    ----------    ----------    ----------

- ------------------

(1) For the Association, there are no differences in these regulatory capital computations.

(2) Also deducted from total assets for regulatory test purposes.


                                                                      ACTUAL               MINIMUM
                                                                 DECEMBER 31, 1995       REQUIREMENT
                                                                 -----------------    -----------------
                                                                 CAPITAL     RATIO    CAPITAL     RATIO
                                                                 --------    -----    --------    -----
                                                                         (DOLLARS IN THOUSANDS)
FIRREA Capital Standards:
  Tangible....................................................   $216,116     5.43%   $ 59,717     1.50%
  Core (leverage).............................................    216,116     5.43     199,433     3.00
  Risk-based..................................................    243,945    10.92     178,720     8.00
FDICIA Capital Standards (well capitalized):
  Leverage....................................................    216,116     5.43     199,056     5.00
  Tier 1 risk-based...........................................    216,116     9.67     134,041     6.00
  Total risk-based............................................    243,945    10.92     223,401    10.00



                                                                      ACTUAL               MINIMUM
                                                                 DECEMBER 31, 1994       REQUIREMENT
                                                                 -----------------    -----------------
                                                                 CAPITAL     RATIO    CAPITAL     RATIO
                                                                 --------    -----    --------    -----
                                                                         (DOLLARS IN THOUSANDS)
FIRREA Capital Standards:
  Tangible....................................................   $205,747     5.54%   $ 55,666     1.50%
  Core (leverage).............................................    205,747     5.54     111,332     3.00
  Risk-based..................................................    232,518    10.84     171,662     8.00
FDICIA Capital Standards (well capitalized):
  Leverage....................................................   $205,747     5.54    $185,552     5.00
  Tier 1 risk-based...........................................    205,747     9.59     128,746     6.00
  Total risk-based............................................    232,518    10.84     214,577    10.00

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--STOCKHOLDERS' EQUITY AND REGULATORY
CAPITAL REQUIREMENTS--(CONTINUED)


     During 1995, SFFed contributed $5,000,000 from the senior note proceeds to the Association as equity capital. During 1994, SFFed contributed $30,000,000 to the Association as equity capital, including $25.0 million of the proceeds from the sale of its senior notes. See Note 10 concerning certain covenants included in the senior note agreement.

     In August 1994, the OTS issued a regulation, adding an interest rate risk component to the risk-based capital requirement for thrifts. Those thrifts that have an above normal interest rate risk exposure will be subject to a deduction from the total capital available in computing their risk-based capital requirement. The regulation, which was to become effective as of December 31, 1994, has been postponed indefinitely pending the testing of an OTS appeals process at certain institutions and the impositions of similar requirements by federal banking agencies. Based upon its December 31, 1995 computations, SFFed does not currently have an above normal interest rate risk.

     At periodic intervals, both the OTS and the FDIC routinely examine the Association's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Association's financial statements be adjusted in accordance with their findings. No such adjustments were required by the regulators as a result of their most recent examination of the Association which was completed in March 1995.

     Pursuant to a quarterly dividend policy initiated in 1993, SFFed paid cash dividends totalling $2,042,000 or $0.26 per share on its common stock during 1995 compared with $0.28 per share in 1994 and $0.15 per share in 1993.

NOTE 13--PARENT COMPANY FINANCIAL INFORMATION

     SFFed and its subsidiary file a consolidated federal income tax return in which the taxable income or loss of SFFed is combined with that of its subsidiary. SFFed's share of income tax expense is based on the amount which would be payable if separate returns were filed. Accordingly, SFFed's equity in the net income or loss of its subsidiary is excluded from the computation of the provision for income taxes for financial statement purposes.

     SFFed's statements of financial condition and related statements of operations and cash flows are as follows:

  Statements of Financial Condition

                                                                             DECEMBER 31,
                                                                         --------------------
                                                                           1995        1994
                                                                         --------    --------
                                                                            (IN THOUSANDS)
                                ASSETS
Cash..................................................................   $    234    $    169
Note receivable from subsidiary.......................................     11,770      24,170
Tax benefit...........................................................      3,613         893

Other assets..........................................................      2,022       1,018
Investment in subsidiary..............................................    231,966     219,225
                                                                         --------    --------
     Total............................................................   $249,605    $245,475
                                                                         --------    --------
                                                                         --------    --------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses......................................................   $  4,970    $  1,773
Senior notes (Note 10)................................................     49,245      49,158
Stockholders' equity (see Consolidated Statements of Financial
  Condition)..........................................................    195,390     194,544
                                                                         --------    --------
                                                                         $249,605    $245,475
                                                                         --------    --------
                                                                         --------    --------

                                     F-100

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 13--PARENT COMPANY FINANCIAL INFORMATION--(CONTINUED)

  Statements of Operations

                                                                              YEAR ENDED DECEMBER 31,
                                                                           -----------------------------
                                                                            1995       1994       1993
                                                                           -------    -------    -------
                                                                                  (IN THOUSANDS)
INCOME
Dividend from subsidiary................................................                         $ 1,000
Interest on investments.................................................   $ 1,151    $   835        238
                                                                           -------    -------    -------
                                                                             1,151        835      1,238
                                                                           -------    -------    -------
EXPENSES
General and administrative..............................................     3,464        576        395
Interest on senior notes................................................     5,703      1,756         --
Federal and state income tax benefit....................................    (2,577)      (605)       (79)
                                                                           -------    -------    -------
                                                                             6,590      1,727        316
                                                                           -------    -------    -------
Income (loss) before undistributed net income (loss) of subsidiary......    (5,439)      (892)       922
Undistributed net income (loss) of subsidiary...........................     5,239     (3,836)     8,972
                                                                           -------    -------    -------
Net income (loss).......................................................   $  (200)   $(4,728)   $ 9,894
                                                                           -------    -------    -------
                                                                           -------    -------    -------

  Statements of Cash Flows

                                                                            YEAR ENDED DECEMBER 31,
                                                                        --------------------------------
                                                                          1995        1994        1993
                                                                        --------    --------    --------
                                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss)..................................................   $   (200)   $ (4,728)   $  9,894
  Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
     Undistributed net (income) loss of subsidiary...................     (5,239)      3,836      (8,972)
     Amortization of organization expense............................         --          --          42

     Income tax benefit..............................................     (2,577)       (605)        (79)
     Net change in other assets/liabilities..........................      2,401         705         378
                                                                        --------    --------    --------
Net cash provided by (used in) operating activities..................     (5,615)       (792)      1,263
                                                                        --------    --------    --------
Cash flows from investing activities:
  Maturities of investment securities................................         --          --      13,270
  Purchases of investment securities.................................         --          --      (6,040)
  Decrease (increase) in note receivable from subsidiary.............     12,400     (16,800)     (7,370)
  Capital contributions to subsidiary................................     (5,000)    (30,000)         --
  Other, net.........................................................        (54)         --        (106)
                                                                        --------    --------    --------
Net cash provided by (used in) investing activities..................      7,346     (46,800)       (246)
                                                                        --------    --------    --------
Cash flows from financing activities:
  Proceeds from issuance of common stock.............................        376         404         488
  Proceeds from issuance of senior notes.............................         --      49,158          --
  Payment of dividends...............................................     (2,042)     (2,192)     (1,166)
                                                                        --------    --------    --------
Net cash provided by (used in) financing activities..................     (1,666)     47,370        (678)
                                                                        --------    --------    --------
Net increase (decrease) in cash and cash equivalents.................         65        (222)        339
Cash and cash equivalents at beginning of year.......................        169         391          52
                                                                        --------    --------    --------
Cash and cash equivalents at end of year.............................   $    234    $    169    $    391
                                                                        --------    --------    --------
                                                                        --------    --------    --------

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--PENSION PLANS AND OTHER RETIREMENT BENEFITS

  Pension Plans

     The Association has five noncontributory pension plans: A qualifying defined benefit plan covering substantially all employees over the age of 21 who meet minimum service requirements, and four nonqualifying supplemental plans to provide eligible plan members benefits, based on compensation and length of service, greater than permitted by the terms of the qualified plan. Assets of the qualified plan are maintained by a trustee and administered by the Association's advisory committee. Such assets consist primarily of money market funds, government securities, corporate bonds and common stocks. The nonqualifying plans have no assets. The Association has voluntarily agreed to make contributions to each Plan sufficient to provide for the payment of pension benefits to Plan participants.

     During the third quarter of 1995, SFFed recorded an approximate $1.7 million reduction of retirement plan expenses reflecting a net curtailment gain arising from the suspension of SFFed's defined benefit retirement plan. The gain is net of the costs of enhancing certain retirement benefits under that plan immediately before it was suspended and net of certain other costs associated primarily with enhancing benefits provided under SFFed's defined contribution (401(k)) plan. During the fourth quarter of 1995, SFFed recorded an approximate $1.4 million increase in retirement plan expenses arising from the suspension of SFFed's nonqualified supplemental retirement plans related to the anticipated acquisition of SFFed as discussed in Note 2.

     Net periodic pension cost and its components are as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                           -----------------------------
                                                                            1995       1994       1993
                                                                           -------    -------    -------
                                                                                  (IN THOUSANDS)
Service cost--benefits earned...........................................   $   875    $ 1,897    $ 1,810
Interest on projected benefit obligation................................     2,814      2,756      2,410
Return on plan assets...................................................    (1,887)    (1,531)    (1,640)
Other components--net...................................................       280        819        602
Curtailment gain--qualified plan........................................    (1,689)        --
Curtailment loss--unqualified plans.....................................     1,406         --
                                                                           -------    -------    -------
Net periodic pension cost...............................................   $ 1,799    $ 3,941    $ 3,182
                                                                           -------    -------    -------
                                                                           -------    -------    -------
Assumptions used were as follows:
Discount rate...........................................................      7.25%      8.00%      6.50%
Rate of increase in compensation levels.................................      5.00       5.00       5.00
Expected long-term rate of return on assets.............................      8.00       8.00       8.50

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--PENSION PLANS AND OTHER RETIREMENT BENEFITS--(CONTINUED)

     The following table shows the funded status and amounts recognized in the Consolidated Statements of Financial Condition:

                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1995        1994
                                                                                    --------    --------
                                                                                       (IN THOUSANDS)

QUALIFIED PLAN--ASSETS LESS THAN ACCUMULATED BENEFITS
Actuarial present value of benefit obligations:
  Vested benefits................................................................   $ 31,022    $ 23,257
  Nonvested benefits.............................................................        543         734
                                                                                    --------    --------
     Accumulated benefit obligation..............................................   $ 31,565    $ 23,991
                                                                                    --------    --------
                                                                                    --------    --------
Projected benefit obligation for service rendered to date........................   $ 31,565    $ 28,627
Plan assets at fair value........................................................    (28,098)    (21,787)
                                                                                    --------    --------
Plan assets less than projected benefit obligation...............................      3,467       6,840
Unrecognized net loss from past experience different from that assumed...........       (928)     (1,520)
Unrecognized net asset being recognized over 13 years............................        437         546
Unrecognized prior service cost..................................................         --        (680)
Adjustment required to recognize minimum liability...............................        491          --
                                                                                    --------    --------
Accrued pension cost (included in 'Other Liabilities')...........................   $  3,467    $  5,186
                                                                                    --------    --------
                                                                                    --------    --------
NONQUALIFIED PLANS--ACCUMULATED BENEFITS EXCEED ASSETS
Actuarial present value of benefit obligations:
  Vested benefits................................................................   $  7,171    $  5,847
  Nonvested benefits.............................................................         --           7
                                                                                    --------    --------
     Accumulated benefit obligation..............................................   $  7,171    $  5,854
                                                                                    --------    --------
                                                                                    --------    --------
Projected benefit obligation for service rendered to date........................   $  7,171    $  7,678
Plan assets at fair value........................................................         --          --
                                                                                    --------    --------
Plan assets less than projected benefit obligation...............................      7,171       7,678
Unrecognized net loss from past experience different from that assumed...........     (1,069)     (1,668)
Unrecognized net obligation being recognized over 15 years.......................                   (202)
Unrecognized prior service cost..................................................                   (667)
Adjustment required to recognize minimum liability...............................      1,069         916
                                                                                    --------    --------
Accrued pension cost (included in 'Other Liabilities')...........................   $  7,171    $  6,057
                                                                                    --------    --------
                                                                                    --------    --------

     In accordance with the provisions of Statement of Financial Accounting Standards No. 87 (SFAS 87), Employer's Accounting for Pensions, SFFed has recognized an additional pension liability of $570,000 and $885,000 in 1995 and 1994, respectively, representing the excess of the accumulated benefit obligation over the fair value of pension plan assets and accrued pension liability. As required by SFAS 87, in 1995, this liability, net of an income tax benefit of $242,000, has been reflected as a $328,000 reduction of stockholders' equity and in 1994, this liability, net of an income tax benefit of $376,000, was established by a $509,000 reduction of stockholders' equity. This additional liability is a result of a change in the discount rate used in the measurement of pension plan benefits and a reduction in the expected long-term rate of return on pension plan assets.

  Other Post-retirement Benefits

     Effective January 1, 1993, SFFed adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106 (SFAS 106) Employers' Accounting for Postretirement Benefits Other than Pensions. Under SFAS 106, the cost of postretirement benefits other than pensions (e.g. health care) must be recognized on an accrual basis as employees perform services to earn the benefits. Many of the provisions and concepts of SFAS 106 are similar to current standards on accounting for pensions. Based on the transition

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 14--PENSION PLANS AND OTHER RETIREMENT BENEFITS--(CONTINUED)

provisions of SFAS 106, the accumulated postretirement benefit obligation at the date of adoption (the transition obligation) may be recognized in income as the cumulative effect of an accounting change in the period of adoption or delayed and amortized over future periods as a component of net periodic postretirement cost. The transition obligation at January 1, 1993 was estimated at $4.0 million, which SFFed is amortizing to expense over 20 years as permitted by SFAS
106. SFFed estimated that accounting for covered benefits on an accrual basis, as required by SFAS 106, rather than the pay-as-you-go method previously used by SFFed, increased expense for 1993 by approximately $0.4 million. During the fourth quarter of 1995, SFFed recorded an approximate $1.9 million increase in retirement medical benefits expenses resulting from the curtailment of the plan due to the anticipated acquisition of SFFed, as discussed in Note 2.

NOTE 15--EMPLOYEE INCENTIVE AND COMPENSATION PLANS

     SFFed's Stock Incentive Plan, which was amended in 1994 to increase the number of shares reserved thereunder for issuance by 500,000 shares, provides for up to 1,271,500 shares of common stock to be issued to directors and key employees of SFFed and its subsidiaries. Directors of SFFed are granted options for 10,000 shares of common stock upon their initial election to the Board of Directors. The Plan provides that stock options may be either incentive stock options (ISO), as defined by Section 422 of the Internal Revenue Code, or nonstatutory options which do not satisfy the provisions of Code Section 422. The Plan also provides for the issuance of stock appreciation rights (SAR) and restricted stock.

     ISOs may be granted at an option price not less than fair market value as of the date of grant and nonstatutory options at a price determined by the Stock Option Committee provided for in the Plan. Stock options may be exercised with cash, shares of SFFed's common stock, or a combination of cash and common stock equal to the option price.

     In 1990 a stock option plan for non-employee directors (Directors' Plan)

was established to allow those directors the choice of receiving nonstatutory options in lieu of their annual retainer fees. In 1994 the Directors' Plan was amended permitting participants to elect to receive nonstatutory options in lieu of their attendance fees as well as retainer fees. In addition, the Directors' Plan was further amended to provide an option pricing model generally accepted by the financial community as reflective of the fair market value of the interest received by the Directors in exchange for the cash compensation. The exercise price of options granted under this plan is $1.00 per share. The maximum number of shares of common stock which may be issued under the Directors' Plan is 200,000 shares, provided that the aggregate number of shares of common stock issuable under this plan and SFFed's Stock Incentive Plan shall not exceed 1,271,500 shares.

     SARs are only granted in conjunction with all or any part of any stock option granted under the Plan. A SAR entitles the holder to receive cash, shares of SFFed's common stock or a combination thereof, at the discretion of SFFed, equal to the excess of the fair market value at the date of exercise over the option price of the related stock option. Exercise of a SAR cancels the related stock option.

     During 1992 certain key employees agreed to convert their existing SARs for limited stock appreciation rights (LSAR). LSARs are subject to the same terms and conditions as SARs but are exercisable only if there is a change of control of SFFed.

     Restricted stock is subject to such restrictions against sale, transfer or other disposition, as may be determined at the time of making the award. Employees forfeit all shares of restricted stock if they leave the employ of SFFed and its subsidiaries prior to the lapse of restrictions.

     All nonstatutory options and related SARs granted may be exercised prior to a dissolution or liquidation of SFFed or a sale of substantially all the assets of SFFed or a merger or consolidation in which SFFed is not the surviving entity.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--EMPLOYEE INCENTIVE AND COMPENSATION PLANS--(CONTINUED)

     No ISOs have been granted through December 31, 1995. Nonstatutory options, restricted stock, SARs and LSARs granted, exercised or terminated are summarized as follows:

                                   TOTAL     RESTRICTED                                         PRICE
                                  SHARES       STOCK       OPTIONS    SARS (1)     LSARS      PER SHARE
                                  -------    ----------    -------    --------    -------    ------------

Outstanding at December 31,
  1992.........................   594,453       6,603      587,850      61,143    272,536
  Granted......................     6,096          --        6,096          --         --    $   1.00
  Exercised....................   (49,915)         --      (49,915)    (24,826)        --      6.38-17.00
  Restrictions lapsed..........    (2,996)     (2,996)          --          --         --     11.25-14.13
  Terminated/cancelled.........   (44,780)         --      (44,780)    (18,037)        --      6.38-17.00
                                  -------    ----------    -------    --------    -------

Outstanding at December 31,
  1993.........................   502,858       3,607      499,251      18,280    272,536
  Granted......................   103,146          --      103,146          --     86,550      1.00-18.88
  Exercised....................   (33,379)         --      (33,379)     (5,918)        --      6.38-17.00
  Restrictions lapsed..........    (2,691)     (2,691)          --          --         --     11.25-14.13
  Terminated/cancelled.........    (6,118)         --       (6,118)     (1,124)   (20,682)     6.38-17.00
                                  -------    ----------    -------    --------    -------

Outstanding at December 31,
  1994.........................   563,816         916      562,900      11,238    338,404
  Granted......................   117,508      20,000       97,508          --     87,600      1.00-20.25
  Exercised....................   (29,965)         --      (29,965)     (1,264)        --      6.38-17.00
  Restrictions lapsed..........      (916)       (916)          --          --         --        11.25
  Terminated/cancelled.........    (1,264)         --       (1,264)       (511)    (9,000)     6.38-17.00
                                  -------    ----------    -------    --------    -------
Outstanding at December 31,
  1995(2)......................   649,179      20,000      629,179       9,463    417,004
                                  -------    ----------    -------    --------    -------
                                  -------    ----------    -------    --------    -------

- ------------------
(1) All SARs are related to options. The exercise of SARs results in a surrender of the related option.

(2) Options and SARs exercisable at December 31, 1995 were 444,177 and 9,463, respectively.

      The number of shares available for future options was 393,045 and 510,553 at December 31, 1995 and 1994, respectively. See Note 2 regarding the treatment of options in connection with the acquisition of SFFed by First Nationwide.

     Incentive Plans are maintained to provide a means of awarding incentive compensation to most officers and employees, including loan agents. The Plans are nonqualified plans and all disbursements are paid from the general assets of SFFed. For the years ended December 31, 1995, 1994 and 1993 SFFed's expense under these plans amounted to approximately $183,000, $422,000 and $1,726,000, respectively. SFFed maintains a savings plan for its employees and the employees of its subsidiaries. The plan allows participants to make contributions by salary deductions equal to 15% or less of their salary pursuant to Section 401(k) of the Internal Revenue Code. Employee contributions are matched by SFFed at the rate of 50% of such contributions up to 2% of the employee's salary. SFFed's matching contributions, under the terms of the plan, must be used to purchase SFFed's common stock. SFFed contributions to the plan amounted to $413,000, $347,000 and $316,000 for the years ended December 31, 1995, 1994 and
1993, respectively.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of SFFed's financial instruments is in accordance with the provisions of Statement of Financial Accounting Standards No. 107 (SFAS 107). Disclosures about Fair Value of Financial Instruments. The valuation methods used by SFFed are set forth below.

     The accuracy and usefulness of the fair value information disclosed herein is limited by the following factors.

     o Because no market exists for a significant portion of SFFed's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in these assumptions could significantly affect the estimates.

     o These estimates do not reflect any premium or discount that could result from offering for sale at one time SFFed's entire holding of a particular financial asset.

     o SFAS 107 excludes from its disclosure requirements certain financial instruments and various significant assets and liabilities that are not considered to be financial instruments.

     Because of these and other limitations, the aggregate fair value amounts presented in the following table do not represent the underlying value of SFFed.

     The carrying amounts and the estimated fair values of SFFed's financial instruments at December 31, 1995 and 1994 are as follows:

                                                     DECEMBER 31, 1995           DECEMBER 31, 1994
                                                  ------------------------    ------------------------
                                                   CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                                    AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                  ----------    ----------    ----------    ----------
                                                                     (IN THOUSANDS)
ASSETS
Cash and cash equivalents......................   $  195,251    $  195,251    $  165,206    $  165,206
Federal Home Loan Bank stock...................       31,579        31,579        30,049        30,049
Mortgage-backed securities.....................      932,398       945,319       408,036       400,715

Loans held for sale............................        4,393         4,393         3,627         3,627
Loans receivable held for investment...........    2,714,988     2,708,195     3,011,504     2,942,263
Excess servicing...............................        2,348        25,825         2,803        14,175
LIABILITIES
Demand deposits................................      852,715       852,715       566,403       566,403
Certificate accounts...........................    1,840,528     1,852,308     1,915,585     1,899,119
Borrowings.....................................    1,041,559     1,049,860     1,012,820     1,006,902
OFF BALANCE SHEET FINANCIAL INSTRUMENTS
Commitments to originate loans and related
  hedging program (unrealized gain)............           --            46            --           371

     The following methods and assumptions were used by SFFed in computing the estimated fair values in the above table:

     Cash and Cash Equivalents and Federal Home Loan Bank Stock and Demand
Deposits: The carrying amounts of these financial instruments approximate their fair values.

     Mortgage-Backed Securities: Fair values of these securities are based on year-end quoted market prices.

     Loans Held for Sale: The fair value of these loans has been based on market prices of similar loans traded in the secondary market.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS--(CONTINUED)

     Loans Receivable Held for Investment: For fair value estimation purposes, these loans have been categorized by type of loan (e.g., one-to-four unit residential) and then further segmented between adjustable or fixed rates and performing or nonperforming. Where possible, the fair value of these groups of loans has been based on secondary market prices for loans with similar characteristics. The fair value of the remaining loans has been estimated by discounting the future cash flows using current interest rates being offered for loans with similar terms to borrowers of similar credit quality.

     Excess Servicing (Deferred Premium on Sales and Securitization of
Loans): Fair value of this asset has been estimated by reference to market loan prepayment assumptions and interest rates for similar pools of loans.

     Certificate Accounts and Borrowings: Fair values have been estimated using projected cash flows discounted at replacement rates offered at each year end for instruments of similar remaining maturities.

     Commitments to Originate Loans and Related Hedging Program: The fair value of the amount of commitments to originate loans considered likely to fund has been estimated on current secondary market prices for similar loans. No loans were being originated for sale at December 31, 1995 and 1994.

     The fair value estimates disclosed above were based on market prices and other available information at year-end 1995 and 1994, respectively. No detailed valuation has been performed since December 31, 1995 and, although SFFed is not aware of any changes that could significantly impact these estimates, current fair value estimates could be materially different from the year-end 1995 amounts presented above.

NOTE 17--COMMITMENTS AND CONTINGENCIES

Outstanding commitments relating to loans and MBS are as follows:

                                                                             DECEMBER 31,
                                                                          -------------------
                                                                           1995        1994
                                                                          -------    --------
                                                                            (IN THOUSANDS)
Commitments to originate loans.........................................   $31,341    $ 76,928
Commitments to sell loans..............................................     1,014       1,423
Commitments to convert loans to MBS....................................        --     199,784
Commitments to purchase MBS............................................        --     100,000
Forward commitments to sell loans......................................     4,500          --

     At December 31, 1995 SFFed's commitments to originate loans included $10,977,000 of fixed-rate loans at interest rates ranging from 6.38% to 7.88%, and were outstanding for no more than 30 days.

     SFFed on occasion has securitized (received MBS for loans) and sold loans with recourse provisions. In 1995, SFFed did not have any sales of loans or MBS with recourse. The principal balance of loans that have been securitized or sold with recourse at December 31, 1995 and 1994 were $478,348,000 and $11,796,000 respectively.

     As part of the normal course of business, SFFed has entered into forward transactions in order to reduce its exposure to fluctuations in interest rates associated with originating loans for sale. At December 31, 1995 forward commitments to sell was $4,500,000.

LITIGATION

     SFFed is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultations with counsel, the ultimate disposition of these matters will not have a materially adverse effect on SFFed's consolidated financial position or results of operations.

                          SFFED CORP. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 17--COMMITMENTS AND CONTINGENCIES--(CONTINUED)

LEASE COMMITMENTS

     Certain branches and offices are leased by SFFed under the terms of operating leases expiring at various dates through the year 2029. Lease rental expense amounted to $7,223,000, $7,173,000 and $8,009,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Future approximate minimum lease payments under the terms of the existing operating leases are as follows:

                                                                                                  OFFICE
                                                                                                    AND
                                                                           NET      SUBLEASES    EQUIPMENT
                                                                         -------    ---------    ---------
                                                                                  (IN THOUSANDS)
1996..................................................................   $ 6,966     $   514      $ 7,480
1997..................................................................     6,778         414        7,192
1998..................................................................     5,677         382        6,059
1999..................................................................     5,287         240        5,527
2000..................................................................     5,032          99        5,131
Thereafter............................................................     6,067         297        6,364
                                                                         -------    ---------    ---------
                                                                         $35,807     $ 1,946      $37,753
                                                                         -------    ---------    ---------
                                                                         -------    ---------    ---------

     Legislation is currently pending in Congress which would recapitalize the Savings Association Insurance Fund ('SAIF') in order to bring it into parity with the FDIC's other insurance fund, the Bank Insurance Fund ('BIF'). The legislation would require an assessment of all SAIF-insured institutions of approximately 0.85% to 0.90% of their March 31, 1995 customer deposit balances. If such legislation had been enacted by law by December 31, 1995, the Association would have been assessed approximately $23,100,000 to $24,400,000, on a pre-tax basis. After paying the one-time assessment, it would be expected that SFFed would pay significantly reduced insurance premiums on its customer deposits. SFFed is unable to predict whether such legislation will be enacted.

                       UNAUDITED PRO FORMA FINANCIAL DATA


     The following unaudited pro forma financial data gives effect to the Acquisitions, the Branch Sales, the FN Holdings Subordinated Notes Offering and the Offering (together with the FN Holdings Subordinated Notes Offering, 'the Offerings'). The Branch Purchases consummated in 1995 and the proposed Home Federal Acquisition have not been reflected in the pro forma financial data because such transactions are not material either individually or in the aggregate.


     The following pro forma condensed combined statement of financial condition at December 31, 1995 is based on the historical consolidated statement of financial condition of the Issuer giving pro forma effect to the SFFed Acquisition, the LMUSA 1996 Purchase, the Branch Sales and the Offerings as if such transactions had occurred on December 31, 1995. The pro forma condensed combined statement of operations for the year ended December 31, 1995, is based on the historical consolidated statement of operations for the year ended December 31, 1995 giving pro forma effect to the Acquisitions, the Branch Sales and the Offerings as if such transactions had occurred on January 1, 1995. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances. The Acquisitions are accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets and liabilities acquired based on preliminary estimates of fair value. The actual fair value is determined as of the consummation of each of the Acquisitions. The unaudited pro forma financial data do not necessarily reflect the results of operations or the financial position of the Issuer that actually would have resulted had the Acquisitions, the Branch Sales and the Offerings occurred at the dates indicated, or project the results of operations or financial position of the Issuer for any future date or period.

     The pro forma financial data does not give effect to the redemption of the class C common stock of First Nationwide Holdings which, at December 31, 1995, had a redemption value of $171.1 million. The Issuer expects that such class C common stock will be redeemed in full on or before June 1, 1996.

     The following unaudited pro forma financial data should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto, the Consolidated Financial Statements of the FNB Acquired Business and the notes thereto, and the Consolidated Financial Statements of SFFed and the notes thereto, included elsewhere in this Prospectus. Capitalized terms used and not defined herein have the meanings set forth in the Prospectus.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                   PRO FORMA CONDENSED COMBINED STATEMENT OF
                              FINANCIAL CONDITION


                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)


                                                                                      FN HOLDINGS
                                                        LMUSA 1996                    SUBORDINATED
                            ISSUER         SFFED         PURCHASE        BRANCH          NOTES                        PRO FORMA
                          HISTORICAL    PRO FORMA(A)   PRO FORMA(B)     SALES(C)      OFFERING(D)     OFFERING(E)     COMBINED
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
         ASSETS
Cash and cash
  equivalents...........  $   312,571    $  (76,881)    $       --    $    (22,649)(1)   $133,000 (4)  $      --     $   346,041
Securities..............      350,016            --             --              --             --             --         350,016
Mortgage-backed
  securities............    3,002,002       942,313             --              --             --             --       3,944,315
Loans receivable, net...   10,034,430     2,695,966            176          (5,785)(1)         --             --      12,724,787
Covered assets, net.....       39,349            --             --              --             --             --          39,349
Office premises and
  equipment, net........       93,509        13,055             --         (30,906)(1)         --             --          75,658
Mortgage servicing
  rights, net...........      241,355        16,000        105,859              --             --             --         363,214
Core deposit and other
  intangible assets.....       18,606       116,742             --          (1,029)(1)         --             --         134,319
Other assets............      554,407       112,323         62,367              --          7,000(4)      18,077 (5)     754,174
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
Total assets............  $14,646,245    $3,819,518     $  168,402    $    (60,369)      $140,000      $  18,077     $18,731,873
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
    LIABILITIES AND
  STOCKHOLDER'S EQUITY
Deposits................  $10,241,628    $2,704,193     $  341,360    $ (4,695,622)(1)   $     --      $      --     $ 8,591,559
Borrowings..............    3,362,372     1,054,028       (291,610)      4,268,978 (2)    140,000(4)     449,827(5)    8,983,595
Other liabilities.......      279,099        61,297        118,652          29,302 (3)        --              --         488,350
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
Total liabilities.......   13,883,099     3,819,518        168,402        (397,342)       140,000        449,827      18,063,504
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
Minority
  interest--preferred
  stock of First
  Nationwide Bank.......      300,730            --             --              --             --             --         300,730
Minority interest--
  Hunter's Glen.........       58,261            --             --          67,395 (3)         --             --         125,656
Stockholder's equity....      404,155            --             --         269,578 (3)         --       (431,750)(5)     241,983
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
Total liabilities and
  stockholder's
  equity................  $14,646,245    $3,819,518     $  168,402    $    (60,369)      $140,000      $  18,077     $18,731,873
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------
                          -----------   ------------   ------------   ------------    ------------    -----------    -----------



- ------------------
(a) Represents the pro forma effect of the SFFed Acquisition. See details on P-5.
(b) Represents the pro forma effect of the LMUSA 1996 Purchase. See details on P-8.
(c) Represents adjustments to record the impact of the Branch Sales.
(d) Represents adjustments to record the issuance of the FN Holdings Subordinated Notes in the FN Holdings Subordinated Notes Offering.
(e) Represents adjustments to record the issuance of the Notes in the Offering and the distribution of net proceeds to First Gibraltar Holdings.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                   PRO FORMA CONDENSED COMBINED STATEMENT OF
                        FINANCIAL CONDITION--(CONTINUED)

                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                                DOLLAR
                                                                                                AMOUNT      PERCENT
                                                                                              -----------   -------
Pro Forma Regulatory Capital Ratios of First Nationwide Bank:
    Tangible capital.......................................................................    $1,186,474     6.30%
    Core capital...........................................................................     1,186,474     6.30
    Risk-based capital:
         Core capital......................................................................     1,186,474    10.16
         Total capital.....................................................................     1,419,810    12.15

     The amount of adjusted total assets used for the tangible and core capital ratios was $18.8 million. Risk-weighted assets used for the risk-based core and total capital ratios amounted to $11.7 million.


     Under proposed congressional legislation relative to the recapitalization of the SAIF, a special assessment could be levied against SAIF-insured deposits, which is currently estimated to range from 85 to 90 basis points. The impact of such assessment (at 90 basis points) on the pro forma condensed combined statement of financial condition as of December 31, 1995 would be to (i) increase other liabilities by approximately $69 million and (ii) reduce stockholder's equity by approximately $69 million. See 'Regulation--Regulation of Federal Savings Banks--FDIC Assessments.'




     First Nationwide Bank intends to maintain its 'well capitalized' status (generally, core capital of at least 5% and total risk-based capital of at least 10%) and to distribute amounts in excess of such levels as dividends to First Nationwide Holdings, subject to regulatory limitations and the terms of the FN Holdings Indentures. While maintaining First Nationwide Bank's regulatory capital at the 'well capitalized' level and considering the aforementioned impact of the SAIF assessment, the amount of First Nationwide Bank's capital that would be available for distribution as common dividends to First Nationwide Holdings in the first quarter of 1996 would approximate $177 million. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources.'

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT
                             OF FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

(1) The following represents adjustments necessary to record the Branch Sales:

                                                           CARRYING VALUE AS OF DECEMBER 31, 1995
                                                   ------------------------------------------------------
                                                      OHIO        MICHIGAN      NORTHEAST        TOTAL
                                                   -----------    ---------    -----------    -----------
  Cash and cash equivalents.....................   $     9,195    $   4,355    $     9,099    $    22,649
  Loans receivable..............................         1,045          597          4,143          5,785
  Office premises and equipment.................         8,240        7,715         14,951         30,906
  Deposits......................................    (1,414,695)    (783,965)    (2,496,962)    (4,695,622)
  Core deposit intangible asset.................          (865)       1,229            665          1,029
                                                   -----------    ---------    -----------    -----------
    Net carrying value of assets and liabilities
       sold.....................................   $(1,397,080)   $(770,069)   $(2,468,104)   $(4,635,253)
                                                   -----------    ---------    -----------    -----------
                                                   -----------    ---------    -----------    -----------

(2) Represents borrowings necessary to fund the Branch Sales, computed as follows:

                                                      OHIO        MICHIGAN      NORTHEAST        TOTAL
                                                   -----------    ---------    -----------    -----------
  Net carrying value of assets and liabilities
    sold........................................   $ 1,397,080    $ 770,069    $ 2,468,104    $ 4,635,253

  Gain on sale--see note 3......................       129,602       55,060        181,613        366,275
                                                   -----------    ---------    -----------    -----------
    Borrowings..................................   $ 1,267,478    $ 715,009    $ 2,286,491    $ 4,268,978
                                                   -----------    ---------    -----------    -----------
                                                   -----------    ---------    -----------    -----------

(3) Represents pro forma gain on the Branch Sales, computed as follows:

                                                      OHIO        MICHIGAN      NORTHEAST        TOTAL
                                                   -----------    ---------    -----------    -----------
  Deposit totals at December 31, 1995...........   $ 1,414,695    $ 783,965    $ 2,496,962    $ 4,695,622
  Premium per contract..........................          9.10%        7.18%          7.30%          7.82%
                                                   -----------    ---------    -----------    -----------
    Total premium...............................       128,737       56,289        182,278        367,304
    Core deposit intangible asset...............           865       (1,229)          (665)        (1,029)
                                                   -----------    ---------    -----------    -----------
    Gain on sale of deposits(a).................       129,602       55,060        181,613        366,275
    Tax effect (other liabilities)..............       (10,368)      (4,405)       (14,529)       (29,302)
                                                   -----------    ---------    -----------    -----------
       Total net gain...........................       119,234       50,655        167,084        336,973
       Minority interest--Hunter's Glen.........        23,847       10,131         33,417         67,395
                                                   -----------    ---------    -----------    -----------
       Net gain to common stockholder...........   $    95,387    $  40,524    $   133,667    $   269,578
                                                   -----------    ---------    -----------    -----------
                                                   -----------    ---------    -----------    -----------

     (a) The remaining assets and liabilities will be sold at their respective carrying values, resulting in no gain or loss.

(4) Represents the issuance of the FN Holdings Subordinated Notes:

  Proceeds from the issuance of the FN Holdings Subordinated Notes............................   $ 140,000
  Less: deferred issuance costs...............................................................       7,000
                                                                                                 ---------
       Net proceeds...........................................................................   $ 133,000
                                                                                                 ---------
                                                                                                 ---------

(5) Represents the issuance of the Notes:

  Proceeds from the issuance of the Notes.....................................................   $ 449,827
  Less: deferred issuance costs...............................................................      18,077
                                                                                                 ---------
       Net proceeds...........................................................................   $ 431,750

                                                                                                 ---------
                                                                                               ---------

     Net proceeds from the Offering will be distributed to First Gibraltar Holdings.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                     PRO FORMA CONDENSED COMBINED STATEMENT
                             OF FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

SFFED ACQUISITION

                                                             SFFED          VALUATION         PRO FORMA         SFFED
                                                         HISTORICAL(A)    ADJUSTMENTS(B)    ADJUSTMENTS(C)    PRO FORMA
                                                         -------------    --------------    --------------    ----------
ASSETS
Cash and cash equivalents.............................    $    195,251       $     --         $ (272,132)(2)  $  (76,881)
Securities............................................              --             --                 --              --
Mortgage-backed securities............................         932,398          9,915 (1)             --         942,313
Loans receivable, net.................................       2,719,381        (23,415)(1)             --       2,695,966
Covered assets, net...................................              --             --                 --              --
Office premises and equipment, net....................          21,899         (8,844)(1)             --          13,055
Mortgage servicing rights, net........................           2,183         13,817 (1)             --          16,000
Core deposit and other intangible assets..............           8,053         (8,054)(1)         91,043 (1)     116,742
                                                                               25,700 (1)
Other assets..........................................         112,323             --                 --         112,323
                                                         -------------    --------------    --------------    ----------
     Total assets.....................................    $  3,991,488       $  9,119         $ (181,089)     $3,819,518
                                                         -------------    --------------    --------------    ----------
                                                         -------------    --------------    --------------    ----------

LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits..............................................    $  2,693,243       $ 10,950 (1)     $       --      $2,704,193
Borrowings............................................       1,041,558         12,470 (1)             --       1,054,028
Other liabilities.....................................          61,297             --                 --          61,297
                                                         -------------    --------------    --------------    ----------
Total liabilities.....................................       3,796,098         23,420                 --       3,819,518
                                                         -------------    --------------    --------------    ----------
Minority interest.....................................              --             --                 --              --
Stockholder's equity..................................         195,390        (14,301)(1)       (181,089)(3)          --
                                                         -------------    --------------    --------------    ----------
     Total liabilities and stockholder's equity.......    $  3,991,488       $  9,119         $ (181,089)     $3,819,518
                                                         -------------    --------------    --------------    ----------
                                                         -------------    --------------    --------------    ----------


- ------------------
(a) Represents historical amounts obtained from SFFed's records (unaudited).

(b) Represents adjustments to record (i) SFFed's assets and liabilities at preliminary estimates of their respective fair values and (ii) the elimination of historical goodwill.

(c) Represents adjustments to record (i) the purchase price of the SFFed Acquisition and (ii) the elimination of the equity of SFFed.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT
                             OF FINANCIAL CONDITION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

SFFED ACQUISITION

(1) The SFFed Acquisition will be accounted for using the purchase method of accounting. The total purchase cost will be allocated first to the tangible and identifiable intangible assets and liabilities of SFFed based on their respective fair values and the remainder will be allocated to goodwill. The aggregate purchase price was determined as follows:

  Purchase price, as defined:
    Shares outstanding at December 31, 1995.......................................    7,883,247
    Options outstanding at December 31, 1995......................................      553,304
                                                                                     ----------
       Total......................................................................    8,436,551
    Purchase price per share......................................................   $    32.00
                                                                                     ----------
                                                                                     $  269,969
    Exercise of options outstanding(a)............................................       (7,425)
                                                                                     ----------
    Purchase price................................................................      262,544
    Acquisition fees and expenses.................................................       15,000
    Acquisition fees and expenses included in equity of SFFed.....................       (5,412)
                                                                                     ----------
       Total......................................................................   $  272,132
                                                                                     ----------
                                                                                     ----------

     The following is a reconciliation of the equity of SFFed to the fair value of the net assets to be acquired by First Nationwide Bank:


  Equity of SFFed at December 31, 1995...................................              $195,390
  Fair value adjustments(b):
    Mortgage-backed securities...........................................   $ 9,915
    Loans receivable, net................................................   (23,415)
    Office premises and equipment, net...................................    (8,844)
    Mortgage servicing rights............................................    13,817
    Core deposit intangible asset........................................    25,700
    Deposit accounts.....................................................   (10,950)
    Borrowings...........................................................   (12,470)
    Historical goodwill..................................................    (8,054)
                                                                            -------
                                                                            (14,301)    (14,301)
                                                                                       --------
    Fair value of net assets acquired....................................               181,089
    Purchase cost........................................................               272,132
                                                                                       --------
    Excess of purchase cost over net assets acquired ('goodwill')........              $ 91,043
                                                                                       --------
                                                                                       --------

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT
                      OF FINANCIAL CONDITION--(CONTINUED)
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

SFFED ACQUISITION--(CONTINUED)

     (a) Represents cash to be received by SFFed in settlement of stock options and stock appreciation rights outstanding as of December 31, 1995 (553,304 options outstanding at an average price of $13.42 per share).

     (b) Fair value adjustments are amortized against (accreted to) net income as follows:

                                                          METHOD OF AMORTIZATION               PERIOD OF AMORTIZATION
ITEM                                                            (ACCRETION)                          (ACCRETION)
- ---------------------------------------------  ---------------------------------------------   -----------------------
Mortgage-backed securities                     Level yield method over effective terms of           6 to 9 years
                                                 such assets, considering estimated
                                                 prepayments
Loans receivable                               Level yield method over effective terms of           2 to 12 years
                                                 such assets, considering estimated
                                                 prepayments

Mortgage servicing rights                      Level yield method over effective terms of           2 to 7 years
                                                 such assets, considering estimated
                                                 prepayments
Core deposit intangible asset                  Method based on the estimated lives of               7 to 10 years
                                                 existing depositor relationships
Deposit accounts                               Level yield method over stated terms of such         1 to 5 years
                                                 liabilities
Borrowings                                     Level yield method over stated terms of such         1 to 5 years
                                                 liabilities

(2) Represents payment by First Nationwide Bank in connection with the SFFed Acquisition. The purchase price will be paid from existing cash of SFFed and the Issuer.

(3) Represents the elimination of the equity of SFFed of $181,089.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
                   PRO FORMA CONDENSED COMBINED STATEMENT OF
                    ASSETS ACQUIRED AND LIABILITIES ASSUMED
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

LMUSA 1996 PURCHASE

                                                      LMUSA 1996                                        LMUSA 1996
                                                       PURCHASE       VALUATION         PRO FORMA        PURCHASE
                                                      HISTORICAL(A) ADJUSTMENTS(B)    ADJUSTMENTS(C)    PRO FORMA
                                                      ----------    --------------    --------------    ----------
ASSETS ACQUIRED
Cash and cash equivalents..........................    $     --        $     --         $  341,360 (2)   $     --
                                                                                          (291,610)(2)
                                                                                           (49,750)(3)
Securities.........................................          --              --                 --             --
Mortgage-backed securities.........................          --              --                 --             --
Loans receivable, net..............................         176              --                 --            176
Covered assets, net................................          --              --                 --             --
Office premises and equipment, net.................          --              --                 --             --
Mortgage servicing rights, net.....................      89,902          15,957(1)              --        105,859
Core deposit and other intangible assets...........          --              --                 --             --
Other assets.......................................      62,367              --                 --         62,367
                                                      ----------    --------------    --------------    ----------
Total assets.......................................    $152,445        $ 15,957         $       --       $168,402
                                                      ----------    --------------    --------------    ----------
                                                      ----------    --------------    --------------    ----------

LIABILITIES ASSUMED

Deposits...........................................    $     --        $     --         $  341,360 (2)   $341,360
Borrowings.........................................          --              --           (291,610)(2)   (291,610)
Other liabilities..................................       2,874              --            107,778 (3)    118,652
                                                                                             8,000 (3)
                                                      ----------    --------------    --------------    ----------
Total liabilities assumed..........................       2,874              --            165,528        168,402
                                                      ----------    --------------    --------------    ----------
Minority interest..................................          --              --                 --             --
Excess of assets acquired over
  liabilities assumed..............................     149,571          15,957(1)        (165,528)(4)         --
                                                      ----------    --------------    --------------    ----------
Total liabilities and excess of assets acquired
  over liabilities assumed.........................    $152,445        $ 15,957         $       --       $168,402
                                                      ----------    --------------    --------------    ----------
                                                      ----------    --------------    --------------    ----------

- ------------------
(a) Represents historical balances of the assets acquired and liabilities assumed obtained from LMUSA's records (unaudited).

(b) Represents adjustments to record (i) the assets acquired and liabilities assumed at preliminary estimates of their respective fair values and (ii) acquisition fees and expenses.

(c) Represents adjustment to record (i) the cash paid at closing for the LMUSA 1996 Purchase, (ii) the impact of the transfer of custodial accounts to First Nationwide Bank and (iii) the elimination of the excess of assets acquired over the liabilities assumed in the LMUSA 1996 Purchase.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
               NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF
                    ASSETS ACQUIRED AND LIABILITIES ASSUMED
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

LMUSA 1996 PURCHASE

(1) The LMUSA 1996 Purchase will be accounted for using the purchase method of accounting. The total purchase cost will be allocated first to the tangible and identifiable intangible assets based on their respective fair values and the remainder, if any, will be allocated to goodwill. The aggregate purchase price was determined as follows:

    Gross purchase price............................................................  $  178,260
       Adjustments to gross purchase price, net (i).................................     (20,732)
                                                                                      ----------
       Purchase cost as of December 31, 1995........................................     157,528

       Acquisition fees and expenses................................................       8,000
                                                                                      ----------
         Total......................................................................  $  165,528
                                                                                      ----------
                                                                                      ----------

   (i) The gross purchase price amount in the agreement is based on account and loan portfolio balances as of July 31, 1995 and is adjusted based on subsequent changes in the balances.

   The following is a reconciliation of the excess of the assets acquired over the liabilities assumed (at LMUSA's historical carrying value) to the recorded value of the net assets to be acquired by First Nationwide Bank:

  Excess of assets acquired over liabilities assumed at December 31, 1995, at
    LMUSA's historical carrying value...............................................  $  149,571
  Fair value adjustments-mortgage servicing rights..................................      15,957
                                                                                      ----------
    Recorded value of net assets acquired...........................................  $  165,528
                                                                                      ----------
                                                                                      ----------

(2) Represents the balance of funds in custodial accounts maintained by LMUSA at other banks related to the servicing acquired in the LMUSA 1996 Purchase. For pro forma purposes, it is assumed that such funds will be transferred to First Nationwide Bank and used to pay the amount due at closing and to liquidate borrowings as follows:

  Total amount of custodial funds transferred.......................................  $  341,360
  Less: Cash paid at closing........................................................      49,750
                                                                                      ----------
    Amount applied to reduce borrowings.............................................  $  291,610
                                                                                      ----------
                                                                                      ----------

(3) Represents payment by First Nationwide Bank in connection with the LMUSA 1996 Purchase. The agreement for the LMUSA 1996 Purchase includes an initial cash payment with deferred payments of the remainder of the contractual purchase price.

  Total purchase price..............................................................  $  165,528
  Less: Acquisition fees and expenses...............................................       8,000
                                                                                      ----------
  Purchase cost.....................................................................  $  157,528
                                                                                      ----------

                                                                                      ----------
  Deferred payment amount...........................................................  $  107,778
  Cash paid at closing..............................................................      49,750
                                                                                      ----------
                                                                                      $  157,528
                                                                                      ----------
                                                                                      ----------

(4) Represents the elimination of the excess of assets acquired over liabilities assumed totalling $165,528.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                 SFFED        LMUSA
                                                                              ACQUISITION   PURCHASES   BRANCH SALES
                                                                   ISSUER      PRO FORMA    PRO FORMA    PRO FORMA
                                                                 HISTORICAL    TOTALS(A)    TOTALS(B)    TOTALS(C)
                                                                 ----------   -----------   ---------   ------------
INTEREST INCOME:
Loans receivable...............................................  $  823,864    $ 230,713     $22,477     $     (623)
Securities.....................................................      28,396       10,685          --             --
Mortgage-backed securities.....................................     212,880       62,403          --             --
Other interest income..........................................      10,705           --          --             --
                                                                 ----------   -----------   ---------   ------------
    Total interest income......................................   1,075,845      303,801      22,477           (623)
INTEREST EXPENSE:
Deposits.......................................................     447,359      143,797          --       (211,530)
Borrowings.....................................................     287,456       74,587       2,018        280,671
                                                                 ----------   -----------   ---------   ------------
    Total interest expense.....................................     734,815      218,384       2,018         69,141
                                                                 ----------   -----------   ---------   ------------
Net interest income............................................     341,030       85,417      20,459        (69,764)
Provision for loan losses......................................      37,000       11,094          --             --
                                                                 ----------   -----------   ---------   ------------
Net interest income after provision for loan losses............     304,030       74,323      20,459        (69,764)
NONINTEREST INCOME:
Customer banking fees..........................................      47,493        5,291          --        (22,228)
Mortgage banking operations....................................      70,265          860      76,445             --
Net gain (loss) on sales of assets.............................         147           --      (1,851)            --
Other..........................................................      33,068        1,677       2,690           (789)
                                                                 ----------   -----------   ---------   ------------
    Total noninterest income...................................     150,973        7,828      77,284        (23,017)
NONINTEREST EXPENSE:

Compensation and benefits......................................     154,288       11,141      19,500        (19,476)
Other..........................................................     178,265       34,896      38,081        (25,823)
                                                                 ----------   -----------   ---------   ------------
    Total noninterest expense..................................     332,553       46,037      57,581        (45,299)
                                                                 ----------   -----------   ---------   ------------
Income (loss) before income taxes, extraordinary item and
  minority interest............................................     122,450       36,114      40,162        (47,482)
Federal and state income taxes.................................     (57,185)       3,554       3,952         (4,671)
                                                                 ----------   -----------   ---------   ------------
Income (loss) before extraordinary item and minority
  interest.....................................................     179,635       32,560      36,210        (42,811)
Extraordinary item-gain on early extinguishment of FHLB
  advances, net................................................       1,967           --          --             --
                                                                 ----------   -----------   ---------   ------------
Net income (loss) before minority
  interest.....................................................     181,602       32,560      36,210        (42,811)
Minority interest--First Nationwide Bank preferred stock
  dividends....................................................      34,584           --          --             --
Minority interest--Hunter's Glen...............................      24,554        6,512       7,242         (8,562)
                                                                 ----------   -----------   ---------   ------------
Net income (loss)..............................................  $  122,464    $  26,048     $28,968     $  (34,249)
                                                                 ----------   -----------   ---------   ------------
                                                                 ----------   -----------   ---------   ------------


                                                                   PRO FORMA      PRO FORMA
                                                                 ADJUSTMENTS(D)    COMBINED
                                                                 --------------   ----------
INTEREST INCOME:
Loans receivable...............................................     $     --      $1,076,431
Securities.....................................................           --          39,081
Mortgage-backed securities.....................................           --         275,283
Other interest income..........................................           --          10,705
                                                                 --------------   ----------
    Total interest income......................................           --       1,401,500
INTEREST EXPENSE:
Deposits.......................................................           --         379,626
Borrowings.....................................................       70,143 (1)     714,875
                                                                 --------------   ----------
    Total interest expense.....................................       70,143       1,094,501
                                                                 --------------   ----------
Net interest income............................................      (70,143)        306,999
Provision for loan losses......................................           --          48,094
                                                                 --------------   ----------
Net interest income after provision for loan losses............      (70,143)        258,905
NONINTEREST INCOME:
Customer banking fees..........................................           --          30,556
Mortgage banking operations....................................           --         147,570
Net gain (loss) on sales of assets.............................           --          (1,704)
Other..........................................................           --          36,646
                                                                 --------------   ----------
    Total noninterest income...................................           --         213,068

NONINTEREST EXPENSE:
Compensation and benefits......................................           --         165,453
Other..........................................................        3,582 (2)     229,001
                                                                 --------------   ----------
    Total noninterest expense..................................        3,582         394,454
                                                                 --------------   ----------
Income (loss) before income taxes, extraordinary item and
  minority interest............................................      (73,725)         77,519
Federal and state income taxes.................................       (7,255)(3)     (61,605)
                                                                 --------------   ----------
Income (loss) before extraordinary item and minority
  interest.....................................................      (66,470)        139,124
Extraordinary item-gain on early extinguishment of FHLB
  advances, net................................................           --           1,967
                                                                 --------------   ----------
Net income (loss) before minority
  interest.....................................................      (66,470)        141,091
Minority interest--First Nationwide Bank preferred stock
  dividends....................................................           --          34,584
Minority interest--Hunter's Glen...............................       (2,484)(4)      27,262
                                                                 --------------   ----------
Net income (loss)..............................................     $(63,986)     $   79,245
                                                                 --------------   ----------
                                                                 --------------   ----------


- ------------------
(a) Represents pro forma results of operations related to the SFFed Acquisition. See details on P-12.

(b) Represents pro forma results of operations related to the LMUSA Purchases. See details on P-14.

(c) Represents pro forma results of operations related to the Branch Sales. See details on P-16.

(d) Represents adjustments to reflect (i) interest expense and amortization of debt issuance costs associated with the FN Holdings Subordinated Notes and the Notes; (ii) the impact on income taxes from (i); and (iii) minority interest relative to the FN Holdings Subordinated Notes.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

(1) Represents interest expense as follows:


  $140 million FN Holdings Subordinated Notes at 9 1/8% per annum....................   $12,775

  $455 million Notes at 12 1/2% per annum............................................    56,875

  Amortization of original issue discount on the Notes...............................       493
                                                                                        -------

                                                                                        $70,143
                                                                                        -------
                                                                                        -------

(2) Represents the amortization of:

  $7,000 in deferred debt issuance costs over the seven year term of FN Holdings
    Subordinated Notes.................................................................   $1,000

  $18,077 in deferred debt issuance costs over the seven year term of the Notes........    2,582
                                                                                          ------

                                                                                          $3,582
                                                                                          ------
                                                                                          ------

(3) Represents amounts necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the issuance of the FN Holdings Subordinated Notes and the Notes was computed as follows:

  Federal AMT, reduced, to the extent of 90%, by
    net operating loss carryovers.....................................................   $(1,357)

  State, at an assumed rate of 8%.....................................................    (5,898)
                                                                                         -------

                                                                                         $(7,255)
                                                                                         -------
                                                                                         -------

(4) Represents 20% minority interest relative to $12,420, net of tax, in pro forma expenses relating to the FN Holdings Subordinated Notes.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

SFFED ACQUISITION

                                                                                                                 SFFED
                                                                                                              ACQUISITION
                                                                            VALUATION         PRO FORMA        PRO FORMA
                                                            HISTORICAL    ADJUSTMENTS(A)    ADJUSTMENTS(B)      TOTALS
                                                            ----------    --------------    --------------    -----------
INTEREST INCOME:
Loans receivable.........................................    $ 215,147       $ 15,566 (1)      $     --        $ 230,713
Securities...............................................       10,685             --                --           10,685
Mortgage-backed securities...............................       60,024          2,379 (1)            --           62,403
Other interest income....................................           --             --                --               --
                                                            ----------    --------------    --------------    -----------
     Total interest income...............................      285,856         17,945                --          303,801
INTEREST EXPENSE:
Deposits.................................................      135,299          8,498 (1)            --          143,797
Borrowings...............................................       71,543          3,044 (1)            --           74,587
                                                            ----------    --------------    --------------    -----------
     Total interest expense..............................      206,842         11,542                --          218,384
                                                            ----------    --------------    --------------    -----------
Net interest income......................................       79,014          6,403                --           85,417
Provision for loan losses................................       11,094             --                --           11,094
                                                            ----------    --------------    --------------    -----------
Net interest income after provision for loan losses......       67,920          6,403                --           74,323
NONINTEREST INCOME:
Customer banking fees....................................        5,291             --                --            5,291
Mortgage banking operations..............................        5,255         (4,395)(1)            --              860
Net loss on sales of assets..............................           --             --                --               --
Other....................................................        1,677             --                --            1,677
                                                            ----------    --------------    --------------    -----------
     Total noninterest income............................       12,223         (4,395)               --            7,828
NONINTEREST EXPENSE:
Compensation and benefits................................       35,518             --           (24,377)(3)       11,141
Other....................................................       43,257         12,905 (2)       (21,266)(4)       34,896
                                                            ----------    --------------    --------------    -----------
     Total noninterest expense...........................       78,775         12,905           (45,643)          46,037
                                                            ----------    --------------    --------------    -----------
Income (loss) before income taxes, extraordinary item and
  minority interest......................................        1,368        (10,897)           45,643           36,114
Federal and state income taxes...........................        1,568             --             1,986 (5)        3,554
                                                            ----------    --------------    --------------    -----------
Income (loss) before extraordinary item and minority
  interest...............................................         (200)       (10,897)           43,657           32,560
Extraordinary item-gain on early extinguishment of FHLB
  advances, net..........................................           --             --                --               --
                                                            ----------    --------------    --------------    -----------
Net income (loss) before minority interest...............         (200)       (10,897)           43,657           32,560

Minority interest--Hunter's Glen.........................           --             --             6,512 (6)        6,512
                                                            ----------    --------------    --------------    -----------
Net income (loss)........................................    $    (200)      $(10,897)         $ 37,145        $  26,048
                                                            ----------    --------------    --------------    -----------
                                                            ----------    --------------    --------------    -----------

- ------------------
(a) Represents adjustments to reflect (i) the amortization/accretion of fair value adjustments and (ii) the elimination of amortization of historical goodwill.

(b) Represents adjustments to reflect (i) the elimination of certain noninterest expenses due to consolidation of SFFed operations with First Nationwide Bank, (ii) the elimination of certain historical noninterest expenses recorded by SFFed as a result of the acquisition by the Bank, (iii) income taxes relative to the SFFed Acquisition and (iv) 20% minority interest relative to the SFFed Acquisition.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

SFFED ACQUISITION

(1) REPRESENTS AMORTIZATION/ACCRETION OF FAIR VALUE ADJUSTMENTS AS FOLLOWS:

                                                                                IMPACT ON INCOME
                                                                              BEFORE INCOME TAXES,
                                                                               EXTRAORDINARY ITEM
                                                                              AND MINORITY INTEREST
                                                                               INCREASE/(DECREASE)
                                                                              ---------------------
  Loans receivable, net....................................................          $15,566
  Mortgage-backed securities...............................................            2,379
  Deposits.................................................................           (8,498)
  Borrowings...............................................................           (3,044)
  Mortgage servicing rights................................................           (4,395)

(2) Represents adjustments consisting of the following:

                                                                                IMPACT ON INCOME
                                                                              BEFORE INCOME TAXES,

                                                                               EXTRAORDINARY ITEM
                                                                              AND MINORITY INTEREST
                                                                               INCREASE/(DECREASE)
                                                                              ---------------------
  Amortization of fair value adjustments:
    Amortization of core deposit intangible asset..........................         $  (3,368)
    Amortization of goodwill...............................................           (10,206)
  Elimination of amortization of SFFed's historical goodwill...............               669
                                                                                   ----------
                                                                                    $ (12,905)
                                                                                   ----------
                                                                                   ----------

(3) Represents adjustments to compensation and benefits expense relating to the consolidation of SFFed's operations into those of First Nationwide Bank and the elimination of nonrecurring historical expenses related to the SFFed
    Acquisition:

  Decrease in compensation and benefits due to the reduction in headcount from 620 at January 1, 1995 to approximately 260 after the consummation of the SFFed Acquisition. Substantially all retained employees
    represent retail branch personnel......................................          $19,037

  Elimination of certain nonrecurring expenses recorded by SFFed related to the acquisition by First Nationwide Bank:

       Payments under employment contracts.................................            2,080

       Accruals for benefit plans frozen by First Nationwide Bank..........            3,260
                                                                                  ----------


                                                                                     $24,377
                                                                                  ----------
                                                                                  ----------

(4) Represents adjustments to other noninterest expense relating to the consolidation of SFFed's operations into those of First Nationwide Bank and the elimination of nonrecurring historical expenses of SFFed. Substantially all of SFFed's operations will be consolidated into the existing operations of First Nationwide Bank, resulting in a reduction in headcount of approximately 58% with the remaining personnel primarily consisting of retail branch personnel. In addition, ten retail branches will be closed.




                                                                                               COST OF      ADJUSTMENT-
                                                                                HISTORICAL     ONGOING        EXPENSE
                                                                                  COSTS       OPERATIONS     REDUCTION
                                                                                ----------    ----------    -----------
Expense decreases due to consolidation:
  Mortgage banking operations:
     Occupancy expenses, including insurance.................................    $  1,329      $    588       $   741
     Travel, automobile and employee dues....................................         282            67           215
     Telecommunications, postage and supplies................................         900           214           686
     Other, net..............................................................       1,047           460           587
                                                                                ----------    ----------    -----------
       Subtotal mortgage banking operations..................................    $  3,558      $  1,329       $ 2,229
                                                                                ----------    ----------    -----------
  Retail Banking operations--reductions due to consolidation of ten retail branches and retail operations center:
     Occupancy expenses, including insurance.................................    $ 11,220      $  3,405       $ 7,815
     SAIF assessment reduction based on lower historical assessment
       rate for First Nationwide Bank........................................       6,811         6,011           800
     Travel, automobile and employee dues....................................         410            60           350
     Telecommunications and data processing..................................       1,766           364         1,402
     Postage and message costs...............................................         666           473           193
     Other costs, net........................................................         216           108           108
                                                                                ----------    ----------    -----------
       Subtotal retail banking operations....................................    $ 21,089      $ 10,421       $10,668
                                                                                ----------    ----------    -----------
  Overhead areas, including executive offices, legal, human resources, information services, accounting, and strategic planning areas:
     Occupancy costs.........................................................    $  1,316      $      0       $ 1,316
     Data processing costs...................................................       2,848         1,000         1,848
     Marketing and advertising expenses......................................       2,094           500         1,594
     Other overhead costs....................................................       8,072         8,072             0
                                                                                ----------    ----------    -----------
       Subtotal overhead areas...............................................    $ 14,330      $  9,572       $ 4,758
                                                                                ----------    ----------    -----------
          Total decreases due to consolidation...............................    $ 38,977      $ 21,322       $17,655
Elimination of certain nonrecurring expense recorded by SFFed related to the acquisition by First Nationwide Bank:
     Data processing termination fees........................................         875            --           875
     Investment banker fees related to the SFFed Acquisition.................       2,311            --         2,311
     Legal fees related to the SFFed Acquisition.............................         425            --           425
                                                                                ----------    ----------    -----------
          Total expense reduction............................................    $ 42,588(i)   $ 21,322       $21,266
                                                                                ----------    ----------    -----------
                                                                                ----------    ----------    -----------


- ------------------


(i) Balance represents total historical noninterest expense of $43,257 less historical amortization of goodwill already adjusted in note 2 on page P-13.


(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the SFFed Acquisition was computed as follows:

  Federal AMT, reduced, to the extent of 90%, by net operating loss
    carryovers.............................................................          $   665
  State, at an assumed rate of 8%..........................................            2,889
                                                                                  ----------
                                                                                     $ 3,554
                                                                                  ----------
                                                                                  ----------

(6) Represents 20% minority interest relative to $32,560 in pro forma net income relating to the SFFed Acquisition.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

LMUSA PURCHASES

                                                                                                         LMUSA PURCHASES
                                                                                         PRO FORMA          PRO FORMA
                                                    HISTORICAL(A)    ADJUSTMENTS(B)    ADJUSTMENTS(C)        TOTALS
                                                    -------------    --------------    --------------    ---------------
INTEREST INCOME:
Loans receivable.................................     $  22,477         $     --         $       --          $22,477
Securities.......................................            --               --                 --               --
Mortgage-backed securities.......................            --               --                 --               --
Other interest income............................            --               --                 --               --
                                                    -------------    --------------    --------------    ---------------
     Total interest income.......................        22,477               --                 --           22,477
INTEREST EXPENSE:
Deposits.........................................            --               --                 --               --
Borrowings.......................................        38,358               --            (36,340)(2)        2,018
                                                    -------------    --------------    --------------    ---------------
     Total interest expense......................        38,358               --            (36,340)           2,018
                                                    -------------    --------------    --------------    ---------------
Net interest income..............................       (15,881)              --             36,340           20,459

Provision for loan losses........................            --               --                 --               --
                                                    -------------    --------------    --------------    ---------------
Net interest income after provision for loan
  losses.........................................       (15,881)              --             36,340           20,459
NONINTEREST INCOME:
Customer banking fees............................            --               --                 --               --
Mortgage banking operations......................        77,887           (1,442)(1)             --           76,445
Net loss on sales of assets......................        (1,851)              --                 --           (1,851)
Other............................................         2,690               --                 --            2,690
                                                    -------------    --------------    --------------    ---------------
     Total noninterest income....................        78,726           (1,442)                --           77,284
NONINTEREST EXPENSE:
Compensation and benefits........................        38,426               --            (18,926)(3)       19,500
Other............................................       300,091               --           (262,010)(4)       38,081
                                                    -------------    --------------    --------------    ---------------
     Total noninterest expense...................       338,517               --           (280,936)          57,581
                                                    -------------    --------------    --------------    ---------------
Income (loss) before income taxes, extraordinary
  item and minority interest.....................      (275,672)          (1,442)           317,276           40,162
Federal and state income taxes...................            --               --              3,952 (5)        3,952
                                                    -------------    --------------    --------------    ---------------
Income (loss) before extraordinary item and
  minority interest..............................      (275,672)          (1,442)           313,324           36,210
Extraordinary item--gain on early extinguishment
  of FHLB advances, net..........................            --               --                 --               --
                                                    -------------    --------------    --------------    ---------------
Net income (loss) before minority interest.......      (275,672)          (1,442)           313,324           36,210
Minority interest--Hunter's Glen.................            --               --              7,242 (6)        7,242
                                                    -------------    --------------    --------------    ---------------
Net income (loss)................................     $(275,672)        $ (1,442)        $  306,082          $28,968
                                                    -------------    --------------    --------------    ---------------
                                                    -------------    --------------    --------------    ---------------

- ------------------
(a) The LMUSA 1995 Purchase was consummated on October 2, 1995. Accordingly, historical financial data relating to operations acquired in the LMUSA 1995 Purchase is presented for the nine months ended September 30, 1995 (unaudited). Historical financial data relating to operations acquired in the LMUSA 1996 Purchase is presented for the year ended December 31, 1995 (unaudited). Historical financial statements were not available; accordingly, historical data presented reflects best estimates of the management of First Nationwide Bank.

(b) Represents adjustments to reflect (i) the amortization of the fair value of mortgage servicing rights and (ii) the elimination of amortization of historical mortgage servicing rights.

(c) Represents adjustments to reflect (i) the decrease in interest expense resulting from the transfer of custodial accounts acquired to First Nationwide Bank, (ii) decreases in compensation and benefits expense due to reduction in staffing, (iii) elimination of certain other noninterest expense due to consolidation with First Nationwide Bank's existing mortgage banking operations, (iv) income taxes relative to the LMUSA Purchases and

    (v) 20% minority interest relative to the LMUSA Purchases.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

LMUSA PURCHASES
(1) Represents the difference between the amortization of pro forma recorded balance of mortgage servicing rights and the historical amortization of mortgage servicing rights as follows:

                                                                         IMPACT ON INCOME BEFORE
                                                                       INCOME TAXES, EXTRAORDINARY
                                                                       ITEM AND MINORITY INTEREST
                                                                           INCREASE/(DECREASE)
                                                                       ---------------------------
  Pro forma amortization............................................            $ (48,941)
  Historical amortization (i).......................................               47,499
                                                                               ----------
                                                                                $  (1,442)
                                                                               ----------
                                                                               ----------

  (i) Represents elimination of amortization of mortgage servicing rights of $47,499 included in
      LMUSA's historical consolidated statement of operations for the year ended December 31,
      1995.

(2) Represents a decrease in interest expense resulting from a reduction in funding costs due to the transfer of custodial accounts acquired to First Nationwide Bank.
(3) Represents the adjustment necessary to reduce compensation and benefits expense to the level necessary for the incremental number (approximately
    650) of LMUSA employees retained by the Issuer as a result of the LMUSA Purchases, with average annual compensation and benefits per employee of $30,000.
(4) Represents the impact on other noninterest expense of (i) the elimination of historical amounts related to LMUSA operations not included in the LMUSA Purchases and (ii) the consolidation of the LMUSA Purchases into First Nationwide Bank's existing mortgage banking operations, as follows:

                                                                                                  DECREASE
                                                                                   ESTIMATED      IN OTHER
                                                                     HISTORICAL     FUTURE       NONINTEREST

                                                                       COSTS         COSTS         EXPENSE
                                                                     ----------    ---------     -----------
  COMPONENTS OF HISTORICAL NONINTEREST EXPENSE:
  Interest rate swap agreements...................................    $   6,615     $     0(ii)   $   (6,615)
  Facilities charge-offs..........................................       38,559           0(ii)      (38,559)
  Facilities depreciation.........................................        1,797           0(ii)       (1,797)
  Provision for losses on assets held for sale....................      180,255           0(ii)     (180,255)
  Reorganization items............................................       16,892           0(ii)      (16,892)
  Data processing, document storage, administrative services and
    management fees...............................................       20,896       3,004(iii)     (17,892)
  Other miscellaneous costs.......................................       35,077      35,077                0
                                                                     ----------    ---------     -----------
                                                                      $ 300,091     $38,081       $ (262,010)
                                                                     ----------    ---------     -----------
                                                                     ----------    ---------     -----------

     (ii) Represents historical amounts related to operations not included in the LMUSA Purchases.
     (iii) Represents amounts necessary to replace these services based on the Issuer's historical annual cost per loan based on the average number of loans serviced.
(5) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the LMUSA Purchases was computed as follows:

  Federal AMT, reduced, to the extent of 90%, by net operating loss
    carryovers.........................................................................   $  739
  State, at an assumed rate of 8%......................................................    3,213
                                                                                          ------
                                                                                          $3,952
                                                                                          ------
                                                                                          ------

(6) Represents 20% minority interest relative to $36,210 in pro forma net earnings relating to the LMUSA Purchases.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

BRANCH SALES


                                                                                                            BRANCH SALES
                                                            OHIO SALE    MICHIGAN SALE    NORTHEAST SALE     PRO FORMA
                                                            PRO FORMA      PRO FORMA        PRO FORMA          TOTALS
                                                            ---------    -------------    --------------    ------------
INTEREST INCOME:
Loans receivable..........................................  $   (119)(a)    $    (64)(a)   $      (440)(a)   $     (623)
Securities................................................        --              --                --               --
Mortgage-backed securities................................        --              --                --               --
Other interest income.....................................        --              --                --               --
                                                            ---------    -------------    --------------    ------------
     Total interest income................................      (119)            (64)             (440)            (623)
INTEREST EXPENSE:
Deposits..................................................   (65,588)(a)     (32,677)(a)      (113,265)(a)     (211,530)
Borrowings................................................    86,565 (1)      45,869 (1)       148,237 (1)      280,671
                                                            ---------    -------------    --------------    ------------
     Total interest expense...............................    20,977          13,192            34,972           69,141
                                                            ---------    -------------    --------------    ------------
Net interest income.......................................   (21,096)        (13,256)          (35,412)         (69,764)
Provision for loan losses.................................        --              --                --               --
                                                            ---------    -------------    --------------    ------------
Net interest income after provision for loan losses.......   (21,096)        (13,256)          (35,412)         (69,764)
NONINTEREST INCOME:
Customer banking fees.....................................    (7,076)(a)      (5,673)(a)        (9,479)(a)      (22,228)
Mortgage banking operations...............................        --              --                --               --
Net loss on sales of assets...............................        --              --                --               --
Other.....................................................      (240)(a)        (139)(a)          (410)(a)         (789)
                                                            ---------    -------------    --------------    ------------
     Total noninterest income.............................    (7,316)         (5,812)           (9,889)         (23,017)
NONINTEREST EXPENSE:
Compensation and benefits.................................    (6,771)(a)      (4,154)(a)        (8,551)(a)      (19,476)
Other.....................................................    (7,436)(a)      (4,348)(a)       (14,039)(a)      (25,823)
                                                            ---------    -------------    --------------    ------------
     Total noninterest expense............................   (14,207)         (8,502)          (22,590)         (45,299)
                                                            ---------    -------------    --------------    ------------
Income (loss) before income taxes, extraordinary item and
  minority interest.......................................   (14,205)        (10,566)          (22,711)         (47,482)
Federal and state income taxes............................    (1,397)         (1,039)           (2,235)          (4,671)(2)
                                                            ---------    -------------    --------------    ------------
Income (loss) before extraordinary item and minority
  interest................................................   (12,808)         (9,527)          (20,476)         (42,811)
Extraordinary item-gain on early extinguishment of FHLB
  advances, net...........................................        --              --                --               --
                                                            ---------    -------------    --------------    ------------
Net income (loss) before minority interest................   (12,808)         (9,527)          (20,476)         (42,811)
Minority interest--Hunter's Glen..........................    (2,561)         (1,905)           (4,096)          (8,562)(3)
                                                            ---------    -------------    --------------    ------------
Net income (loss).........................................  $(10,247)      $  (7,622)       $  (16,380)      $  (34,249)
                                                            ---------    -------------    --------------    ------------
                                                            ---------    -------------    --------------    ------------

- ------------------
(a) Represents historical information related to the retail banking facilities in Ohio, Michigan and the Northeast. Other noninterest expense includes occupancy, SAIF insurance premiums, marketing, OTS assessments, data processing and telecommunications directly attributable to the Ohio, Michigan and Northeast retail branch operations.

                    FIRST NATIONWIDE (PARENT) HOLDINGS INC.
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

BRANCH SALES

(1) Represents increase in interest expense on borrowings necessary to fund the Branch Sales, as follows:

          FUNDING                                                       ADDITIONAL              INTEREST
           SOURCE                            PERIOD                     BORROWINGS    RATE      EXPENSE
  ------------------------  -----------------------------------------   ----------    ----      --------
  FHLB Advances...........  January 1, 1995 - December 31, 1995         $2,000,000    7.72%(i)  $154,400
  Reverse Repos...........  January 1, 1995 - December 31, 1995         $2,132,967    5.92%(ii)  126,271
                                                                        ----------              --------
                                                                        $4,132,967              $280,671(iii)
                                                                        ----------              --------
                                                                        ----------              --------

   The sales are assumed to be funded by a combination of a one-year FHLB advance of $2 billion and reverse repurchase agreements, as these instruments most closely meet the Issuer's current interest rate risk management objectives in conjunction with the borrowing capacities for the respective debt instruments. Additional pro forma borrowings are computed as follows:

                                                         OHIO       MICHIGAN    NORTHEAST       TOTAL
                                                      ----------    --------    ----------    ----------
  Deposit totals at January 1, 1995................   $1,431,872    $749,788    $2,369,728    $4,551,388

  Less:
    Carrying value of office premises and
       equipment...................................        8,591       6,510        13,397        28,498
    Carrying value of loans receivable.............        2,836       3,333         6,353        12,522
    Carrying value of cash and cash equivalents....        9,395       3,830         8,150        21,375
    Gain on sale (iv)..............................      131,233      52,510       172,283       356,026
                                                      ----------    --------    ----------    ----------
  Additional pro forma borrowings..................   $1,279,817    $683,605    $2,169,545    $4,132,967

                                                      ----------    --------    ----------    ----------
                                                      ----------    --------    ----------    ----------

   (i)  Represents rate for a one-year fixed rate FHLB advance as of January 1, 1995.
   (ii) Represents average reverse repurchase rate for 1995.
  (iii) Branch Sales consummated through March 31, 1996 have been funded with a mix of FHLB advances and reverse repos at a weighted average rate of 5.45%, compared to 6.79% used in the pro forma data which is based on blended borrowing rates during 1995, as reflected in (i) and (ii) above.
        Applying the actual average rate to the additional borrowings used to fund the Branch Sales has the effect of decreasing the pro forma interest expense on borrowings by $49,882 on an after tax basis.
   (iv) Represents pro forma gain on Branch Sales, computed as follows:

                                               OHIO       MICHIGAN    NORTHEAST       TOTAL
                                            ----------    --------    ----------    ----------
  Deposit totals at January 1, 1995......   $1,431,872    $749,788    $2,369,728    $4,551,388
  Premium percentage per contract........         9.10%       7.18%         7.30%         7.86%
                                            ----------    --------    ----------    ----------
    Total pro forma premium..............      130,300      53,835       172,990       357,125
    Write-off of core deposit
       intangible........................          933      (1,325)         (707)       (1,099)
                                            ----------    --------    ----------    ----------
    Gain on sale of deposits (a).........   $  131,233    $ 52,510    $  172,283    $  356,026
                                            ----------    --------    ----------    ----------
                                            ----------    --------    ----------    ----------

  (a) The remaining assets and liabilities will be sold at their respective carrying values, resulting in no gain or loss.

(2) Represents amount necessary to adjust historical tax expense to the pro forma computation. Pro forma tax expense for the year ended December 31, 1995 related to the Branch Sales was computed as follows:

  Federal AMT, reduced, to the extent of 90%, by net operating
    loss carryovers...............................................   $  (873)
  State, at an assumed rate of 8%.................................    (3,798)
                                                                     -------
                                                                     $(4,671)
                                                                     -------
                                                                     -------


(3) Represents 20% minority interest relative to $42,811 in pro forma losses relating to the Branch Sales.

================================================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE OF THE ISSUER SINCE SUCH DATE.

                  ------------------

                  TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Available Information..........................     2
Summary........................................     3
Risk Factors...................................    15
Strategic Acquisitions and
  Dispositions.................................    24
Use of Proceeds................................    26
Consolidated Capitalization....................    27
Pro Forma Financial Data.......................    28
Selected Historical Financial Data.............    37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    40
The Exchange Offer.............................    67
Business.......................................    73
Regulation.....................................   105
Management.....................................   113
Ownership of Common Stock......................   118
Certain Transactions...........................   119
Description of the Notes.......................   123
Description of Other Indebtedness..............   143
Certain U.S. Federal Income Tax
  Considerations...............................   145
Plan of Distribution...........................   146
Legal Matters..................................   147
Experts........................................   147
Index to Financial Statements..................   F-1


UNTIL AUGUST 13, 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE

EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

================================================================================

================================================================================


                                  $455,000,000


                           FIRST NATIONWIDE (PARENT)
                                 HOLDINGS INC.
                         12 1/2% SENIOR EXCHANGE NOTES
                                   DUE 2003





                             ----------------------
                                   PROSPECTUS
                             ----------------------





                                 May 15, 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is a table of the SEC registration fee and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement:


  SEC registration fee..........................................   $ 156,897
  Exchange Agent fees and expenses..............................      15,000
  Printing and engraving expenses...............................     250,000
  Legal fees and expenses.......................................     225,000
  Accounting fees and expenses..................................     200,000
  Miscellaneous.................................................       3,103
                                                                   ---------
       Total....................................................   $ 850,000
                                                                   ---------
                                                                   ---------



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the General Corporation Law of the State of Delaware (the 'Delaware Corporation Law') empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Article VIII of the By-laws of the Registrant, a copy of which is filed as
Exhibit 3.2 to this Registration Statement, allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Registrant or such person who serves or served as a director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of the Registrant. Article VIII of the Registrant's By-Laws provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Fifth of the Certificate of Incorporation of the Registrant, a copy of which is filed as Exhibit 3.1 to this Registration Statement, provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     In connection with the organization of the Registrant, on July 27, 1994, the Registrant sold 1,000 shares of common stock to First Gibraltar Holdings Inc. for $1,000. The transaction was exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act on the basis that such transaction did not involve a public offering.

     On April 17, 1996, the Registrant sold $455,000,000 aggregate principal amount of the Old Notes to Bear, Stearns & Co. Inc., Smith Barney Inc., Chase Securities Inc. and Citicorp Securities, Inc. (the 'Initial Purchasers') for $449,826,650 less the aggregate discount to Initial Purchasers of $15,743,933. The transaction was exempt from the registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act on the basis that such transaction did not involve a public offering. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, such Initial Purchasers agreed to offer and sell the Old Notes only to 'qualified instituted buyers' (as defined in Rule 144A under the Securities Act), a limited number of institutional 'accredited investors' (as defined in Rule 501(A)(1), (2), (3) or
(7) under the Securities Act) and pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:



 EXHIBIT
   NO.       DESCRIPTION
- ----------   ------------------------------------------------------------------------------------------------------
   *1.3      Third Restated Certificate of Incorporation of the Registrant.
   *3.2      By-laws of the Registrant.
   *4.1      Indenture, dated as of April 15, 1996, between the Registrant and The Bank of New York, as trustee, relating to the New Notes.
   *4.2      Indenture, dated as of January 31, 1996, between First Nationwide Holdings Inc. ('Holdings') and The
             Bank of New York, as trustee, relating to the 9 1/8% Senior Subordinated Notes Due 2003 (incorporated by reference to Exhibit No. 4.1 to Holdings' Registration Statement on Form S-1 (File No. 333-00854)).
   *4.3      Indenture, dated as of July 15, 1994, between Holdings and The First National Bank of Boston, as trustee, relating to the 12 1/4% Senior Exchange Notes Due 2001 (incorporated by reference to Exhibit
             4.1 to Holdings' Registration Statement on Form S-1 (File No. 33-82654)).
   *4.4      Indenture, dated as of October 1, 1996, between First Nationwide Bank, A Federal Savings Bank, and
             Bank of America National Trust and Savings Association Re: $100,000,000 10% Subordinated Debentures
             due 2006 (incorporated by reference to Exhibit 4.5 to Holdings' filing on Form 10-K for the year ended
             December 31, 1994).
   *4.5      First Supplemental Indenture, dated as of September 30, 1994, among First Madison Bank, FSB, First
             Nationwide Bank, A Federal Savings Bank, and Bank of America National Trust and Savings Association,
             supplementing the Indenture, dated as of October 1, 1986, between First Nationwide Bank, A Federal
             Savings Bank, and Bank of America National Trust and Savings Association Re: $100,000,000 10%
             Subordinated Debentures due 2006 (incorporated by reference to Exhibit 4.6 to Holdings' filing on Form
             10-K for the year ended December 31, 1994).
   *4.6      Note Purchase Agreement, dated as of September 1, 1994, between SFFed Corp. and each of the purchasers
             (incorporated by reference to Exhibit 4.5 to Holdings' Registration Statement on Form S-1 (File No.
             333-00854)).
   *4.7      First Amendment and Waiver Agreement, dated as of December 11, 1995, between SFFed Corp. and each of the purchasers, supplementing the Note Purchase Agreement, dated as of September 1, 1994, between
             SFFed Corp. and each of the purchasers (incorporated by reference to Exhibit 4.6 to Holdings'
             Registration Statement on Form S-1 (File No. 333-00854)).

 EXHIBIT
   NO.       DESCRIPTION
- ----------   ------------------------------------------------------------------------------------------------------
   *4.8      Registration Agreement, dated April 12, 1996, by and among the Registrant and Bear, Stearns & Co.
             Inc., Smith Barney Inc., Chase Securities Inc. and Citicorp Securities, Inc.
   *4.9      Registration Agreement, dated January 23, 1996, by and among Holdings, Smith Barney Inc. and Keefe,
             Bruyette & Woods, Inc. (incorporated by reference to Exhibit 4.7 to Holdings' Registration Statement on Form S-1 (File No. 333-00854)).
   *5.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Registrant, regarding the legality of the New Notes.
  *10.1      Tax Sharing Agreement, effective as of January 1, 1994, by and among First Madison Bank, FSB, Holdings and Mafco Holdings, Inc. (incorporated by reference to Exhibit 10.10 to Holdings' Registration
             Statement on Form S-1 (File No. 33-82654)).
  *10.2      Asset Purchase Agreement, dated as of April 14, 1994, between First Madison Bank, FSB, and First
             Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.1 to Holdings' filing on Form 8-K dated October 3, 1995).
  *10.3      Assistance Agreement, dated as of December 28, 1988, among the Federal Savings and Loan Insurance
             Corporation, First Madison Bank, FSB (formerly named First Texas Bank, FSB) and MacAndrews & Forbes
             Holdings Inc. (incorporated by reference to Exhibit 10.2 to Holdings' Registration Statement on Form
             S-1 (File No. 33-82654)).
  *10.4      Modification Agreement, dated January 31, 1992, among the Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund, Resolution Trust Corporation, First Madison Bank, FSB (formerly named First Gibraltar Bank, FSB), First Gibraltar Holdings Inc. and MacAndrews & Forbes Holdings Inc.
             (incorporated by reference to Exhibit 10.3 to Holdings' Registration Statement on Form S-1 (File No.
             33-82654)).
  *10.5      Amendment No. 1 to the Asset Purchase Agreement, dated as of September 30, 1994, between First Madison
             Bank, FSB, and First Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.3 to Holdings' filing on Form 8-K dated October 3, 1994).
  *10.6      Amendment No. 2 to the Asset Purchase Agreement, dated as of September 30, 1994, between First Madison
             Bank, FSB, and First Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.4 to Holdings' filing on Form 8-K dated October 3, 1994).
  *10.7      Non-Performing Asset Sale Agreement, dated September 30, 1994, between First Madison Bank, FSB, and
             Granite Management and Disposition, Inc. (incorporated by reference to Exhibit 10.1 to Holdings'
             filing on Form 8-K dated October 3, 1994).
  *10.8      Settlement Agreement, dated July 17, 1991, by and among First Gibraltar Bank, FSB, Affiliated Computer
             Services, Inc. and the Federal Deposit Insurance Corporation, in its corporate capacity, the Federal
             Deposit Insurance Corporation, as receiver for Gibraltar Savings Association, and the Federal Deposit
             Insurance Corporation, as receiver for First Texas Savings Association (incorporated by reference to
             Exhibit 10.2 to Holdings' filing on Form 8-K dated October 3, 1994).
  *10.9      Office Lease dated as of November 15, 1990, between Webb/San Francisco Ventures, Ltd. and First
             Nationwide Bank, A Federal Savings Bank. Confidential treatment has been granted for portions of this document (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to Holdings' Registration
             Statement on Form S-1 (File No. 33-82654)).
  *10.10     Exchange Agreement dated September 26, 1994 by and among Gerald J. Ford, Holdings and NationsBank of
             Texas, N.A. (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to Holdings' Registration
             Statement on Form S-1 (File No. 33-82654)).
  *10.11     Exchange Agreement dated October 20, 1994 between Carl B. Webb and Holdings (incorporated by reference to Exhibit 10.11 to Holdings' Registration Statement on Form S-1 (File No. 333-00854)).

 EXHIBIT
   NO.       DESCRIPTION
- ----------   ------------------------------------------------------------------------------------------------------
  *10.12     Stockholders Agreement dated October 3, 1994 by and among Gerald J. Ford, Holdings and First

             Nationwide (Parent) Holdings Inc. (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).
  *10.13     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Gerald J. Ford, dated as of October 1, 1994 (incorporated by reference to Exhibit 10.13 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.14     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Carl B. Webb, II,
             dated as of February 1, 1995 (incorporated by reference to Exhibit 10.14 to Holdings' filing on Form
             l0-K for the year ended December 31, 1994).
  *10.15     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Christie S. Flanagan,
             dated as of October 1, 1994 (incorporated by reference to Exhibit 10.15 to Holdings' filing on Form
             10-K for the year ended December 31, 1994).
  *10.16     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and James R. Staff, dated as of February 1, 1995 (incorporated by reference to Exhibit 10.16 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.17     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Lacy Newman, dated as of February 1, 1995 (incorporated by reference to Exhibit 10.17 to Holdings' Registration Statement on
             Form S-1 (File No. 333-00854)).
  *10.18     Mortgage Company Asset Sale Agreement by and among Resolution Trust Corporation as conservator for
             Standard Federal Savings Association, America's Mortgage Servicing, Inc., A Mortgage Company,
             America's Lending Network, Inc. and StanFed Financial Services, Inc., and First Nationwide Mortgage
             Corporation, dated as of December 1, 1994 (incorporated by reference to Exhibit 10.18 to Holdings'
             filing on Form 10-K for the year ended December 31, 1994).
  *10.19     Receivables Sale Agreement by and among Resolution Trust Corporation as conservator for Standard
             Federal Savings Association, America's Mortgage Servicing, Inc., A Mortgage Company, and America's
             Lending Network, Inc., and First Nationwide Mortgage Corporation, dated as of December 1, 1994
             (incorporated by reference to Exhibit 10.19 to Holdings' filing on Form 10K for the year ended
             December 31, 1994).
  *10.20     Purchase and Sale Agreement by and between Resolution Trust Corporation in its corporate capacity and
             First Nationwide Mortgage Corporation, dated as of December 1, 1994 (incorporated by reference to
             Exhibit 10.20 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.21     Purchase and Sale Agreement by and among Resolution Trust Corporation as receiver of or conservator for certain associations and First Nationwide Mortgage Corporation, dated as of December 1, 1994
             (incorporated by reference to Exhibit 10.21 to Holdings' filing on Form 10-K for the year ended
             December 31, 1994).
  *10.22     Letter agreement between the Resolution Trust Corporation, as conservator for Standard Federal Savings
             Association, et al., and First Nationwide Mortgage Corporation, dated December 2, 1994, regarding the
             Mortgage Company Asset Sale Agreement, Receivable Sales Agreement, and two Purchase and Sales
             Agreements among such parties, as of December 1, 1994 (incorporated by reference to Exhibit 10.22 to
             Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.23     Letter agreement between the Resolution Trust Corporation, as conservator for Standard Federal Savings
             Association, et al., and First Nationwide Mortgage Corporation, dated February 23, 1995, regarding the
             Mortgage Company Asset Sale Agreement, Receivable Sales Agreement, and two Purchase and Sales
             Agreements among such parties, as of December 1, 1994 (incorporated by reference to Exhibit 10.23 to
             Holdings' filing on Form 10-K for the year ended December 31, 1994).


 EXHIBIT
   NO.       DESCRIPTION
- ----------   ------------------------------------------------------------------------------------------------------
  *10.24     Letter agreement between the Resolution Trust Corporation, as conservator for Standard Federal Savings
             Association, et al., and First Nationwide Mortgage Corporation, dated February 24, 1995, regarding the
             Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (incorporated by reference to Exhibit 10.24 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.25     Letter agreement between the Resolution Trust Corporation, as conservator for Standard Federal Savings
             Association, et al., and First Nationwide Mortgage Corporation, dated February 28, 1995, regarding the
             Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (power of attorney matters) (incorporated by reference to Exhibit 10.25 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.26     Letter agreement between the Resolution Trust Corporation, as conservator for Standard Federal Savings
             Association, et al., and First Nationwide Mortgage Corporation, dated February 28, 1995, regarding the
             Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (amendments to schedules) (incorporated by reference to Exhibit 10.26 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.27     Agreement for Provision of Services between First Nationwide Bank, A Federal Savings Bank, and Trans
             Network Insurance Services Inc. (then named 'First Gibraltar (Parent) Holdings Inc.'), dated effective
             December 1, 1994 (incorporated by reference to Exhibit 10.27 to Holdings' filing on Form 10-K for the year ended December 31, 1994).
  *10.28     Assignment from Trans Network Insurance Services Inc. to First Nationwide Management Corp. of
             Agreement for Provision of Services (incorporated by reference to Exhibit 10.37 to Holdings' filing on
             Form 10-K for the year ended December 31, 1995).
  *10.29     Asset Purchase Agreement between Trans Network Insurance Services Inc. and FNC Insurance Agency, Inc.
             dated effective June 1, 1995 (incorporated by reference to Exhibit 10.24 to Post-Effective Amendment
             No. 1 to Holdings' Registration Statement on Form S-1 (File No. 33-82654)).
  *10.30     Trans Network Marketing and Support Services Agreement between First Nationwide Bank, A Federal
             Savings Bank, and Trans Network Insurance Services Inc. dated effective June 1, 1995 (incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 1 to Holdings' Registration Statement on
             Form S-1 (File No. 33-82654)).
  *10.31     Amendment No. 2 to Lease between First Nationwide Bank, A Federal Savings Bank, and RNM 135 Main, L.P.
             dated April 6, 1995 (incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 1 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).
  *10.32     Consulting Agreement between First Nationwide Management Corp. and Gerald J. Ford dated as of October
             1, 1994 (incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 1 to Holdings'
             Registration Statement on Form S-1 (File No. 33-82654)).
  *10.33     First Amendment, dated as of January 1, 1995, by and among First Nationwide Management Corp., Diamond
             A-Ford Corporation, Trans Network Insurance Services, Inc. and Gerald J. Ford, supplementing the
             Consulting Agreement between First Nationwide Management Corp. and Gerald J. Ford dated as of October
             1, 1994 (incorporated by reference to Exhibit 10.33 to Holdings' Registration Statement on Form S-1
             (File No. 333-00854)).
  *10.34     Management Incentive Plan for Certain Employees of First Nationwide Bank, A Federal Savings Bank
             (incorporated by reference to Exhibit 10.34 to Holdings' Registration Statement on Form S-1 (File No.
             333-00854)).
  *10.35     Reimbursement and Expense Allocation Agreement, dated as of January 1, 1996, by and between First
             Nationwide Management Corp. and Holdings (incorporated by reference to Exhibit 10.35 to Holdings'
             Registration Statement on Form S-1 (File No. 333-00854)).

 EXHIBIT
   NO.       DESCRIPTION
- ----------   ------------------------------------------------------------------------------------------------------
  *10.36     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Roger L. Gordon, dated as of January 30, 1996 (incorporated by reference to Exhibit 10.15 to Holdings' filing on Form 10-K for the year ended December 31, 1995).
  *10.37     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Richard P. Hodge
             (incorporated by reference to Exhibit 10.16 to Holdings' filing on Form 10-K for the year ended
             December 31, 1995).
  *12.1      Statement regarding the computation of ratio of earnings to fixed charges for the Registrant.
  *21.1      Subsidiaries of the Registrant.
   23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors.
   23.2      Consent of Coopers & Lybrand LLP, Independent Auditors.
  *23.3      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
   23.4      Consent of Deloitte & Touche LLP, Independent Auditors.
  *24.1      Power of Attorney executed by Ronald O. Perelman.
  *24.2      Power of Attorney executed by Gerald J. Ford.
  *24.3      Power of Attorney executed by Howard Gittis.
  *24.4      Power of Attorney executed by Irwin Engelman.
  *24.5      Power of Attorney executed by Laurence Winoker.
  *25.1      Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee under the
             Indenture relating to the Notes (bound separately).
  *99.1      Form of Letter of Transmittal.
  *99.2      Form of Notice of Guaranteed Delivery.
  *99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
  *99.4      Form of Letter to Clients.


- ------------------

* Previously filed.


     (b) Financial Statement Schedules: None

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 15, 1996.


                                          FIRST NATIONWIDE (PARENT) HOLDINGS
                                          INC.

                                          By:         /s/ GLENN P. DICKES
                                              ----------------------------------
                                                       Glenn P. Dickes
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      TITLE                             DATE
- ------------------------------------------  -------------------------------------------   -------------------
                    *                       Chairman of the Board, Chief Executive              May 15, 1996
- ------------------------------------------  Officer and Director (Principal Executive
            Ronald O. Perelman              Officer)

                    *                       President and Director                              May 15, 1996
- ------------------------------------------
              Gerald J. Ford

                    *                       Vice Chairman and Director                          May 15, 1996
- ------------------------------------------
              Howard Gittis

                    *                       Executive Vice President and Chief                  May 15, 1996
- ------------------------------------------  Financial Officer (Principal Financial
              Irwin Engelman                Officer)

                    *                       Vice President and Controller (Principal            May 15, 1996
- ------------------------------------------  Accounting Officer)
             Laurence Winoker




     *Joram C. Salig, by signing his name hereto, does hereby execute this Amendment No. 2 to the Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement.


                                          By:         /s/ JORAM C. SALIG
                                          --------------------------------------
                                                        Joram C. Salig
                                                       Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                   PAGE NO.
- ----------   ------------------------------------------------------------------------------------------   -----------
   *3.1      Third Restated Certificate of Incorporation of the Registrant.

   *3.2      By-laws of the Registrant.

   *4.1      Indenture, dated as of April 15, 1996, between the Registrant and The Bank of New York, as trustee, relating to the New Notes.

   *4.2      Indenture, dated as of January 31, 1996, between First Nationwide Holdings Inc.
             ('Holdings') and The Bank of New York, as trustee, relating to the 9 1/8% Senior
             Subordinated Notes Due 2003 (incorporated by reference to Exhibit No. 4.1 to Holdings'
             Registration Statement on Form S-1 (File No. 333-00854)).

   *4.3      Indenture, dated as of July 15, 1994, between Holdings and The First National Bank of
             Boston, as trustee, relating to the 12 1/4% Senior Exchange Notes Due 2001 (incorporated by reference to Exhibit 4.1 to Holdings' Registration Statement on Form S-1 (File No.
             33-82654)).

   *4.4      Indenture, dated as of October 1, 1996, between First Nationwide Bank, A Federal Savings
             Bank, and Bank of America National Trust and Savings Association Re: $100,000,000 10%
             Subordinated Debentures due 2006 (incorporated by reference to Exhibit 4.5 to Holdings'
             filing on Form 10-K for the year ended December 31, 1994).

   *4.5      First Supplemental Indenture, dated as of September 30, 1994, among First Madison Bank,
             FSB, First Nationwide Bank, A Federal Savings Bank, and Bank of America National Trust and
             Savings Association, supplementing the Indenture, dated as of October 1, 1986, between
             First Nationwide Bank, A Federal Savings Bank, and Bank of America National Trust and
             Savings Association Re: $100,000,000 10% Subordinated Debentures due 2006 (incorporated by reference to Exhibit 4.6 to Holdings' filing on Form 10-K for the year ended December 31,
             1994).

   *4.6      Note Purchase Agreement, dated as of September 1, 1994, between SFFed Corp. and each of the purchasers (incorporated by reference to Exhibit 4.5 to Holdings' Registration
             Statement on Form S-1 (File No. 333-00854)).

   *4.7      First Amendment and Waiver Agreement, dated as of December 11, 1995, between SFFed Corp.
             and each of the purchasers, supplementing the Note Purchase Agreement, dated as of
             September 1, 1994, between SFFed Corp. and each of the purchasers (incorporated by reference to Exhibit 4.6 to Holdings' Registration Statement on Form S-1 (File No.
             333-00854)).

   *4.8      Registration Agreement, dated April 12, 1996, by and among the Registrant and Bear,
             Stearns & Co. Inc., Smith Barney Inc., Chase Securities Inc. and Citicorp Securities, Inc.

   *4.9      Registration Agreement, dated January 23, 1996, by and among Holdings, Smith Barney Inc.

             and Keefe, Bruyette & Woods, Inc. (incorporated by reference to Exhibit 4.7 to Holdings'
             Registration Statement on Form S-1 (File No. 333-00854)).

   *5.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Registrant, regarding the legality of the New Notes.

  *10.1      Tax Sharing Agreement, effective as of January 1, 1994, by and among First Madison Bank,
             FSB, Holdings and Mafco Holdings, Inc. (incorporated by reference to Exhibit 10.10 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.2      Asset Purchase Agreement, dated as of April 14, 1994, between First Madison Bank, FSB, and
             First Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.1 to
             Holdings' filing on Form 8-K dated October 3, 1995).

 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                   PAGE NO.
- ----------   ------------------------------------------------------------------------------------------   -----------
  *10.3      Assistance Agreement, dated as of December 28, 1988, among the Federal Savings and Loan
             Insurance Corporation, First Madison Bank, FSB (formerly named First Texas Bank, FSB) and
             MacAndrews & Forbes Holdings Inc. (incorporated by reference to Exhibit 10.2 to Holdings'
             Registration Statement on Form S-1 (File No. 33-82654)).

  *10.4      Modification Agreement, dated January 31, 1992, among the Federal Deposit Insurance
             Corporation, as manager of the FSLIC Resolution Fund, Resolution Trust Corporation, First
             Madison Bank, FSB (formerly named First Gibraltar Bank, FSB), First Gibraltar Holdings
             Inc. and MacAndrews & Forbes Holdings Inc. (incorporated by reference to Exhibit 10.3 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.5      Amendment No. 1 to the Asset Purchase Agreement, dated as of September 30, 1994, between
             First Madison Bank, FSB, and First Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.3 to Holdings' filing on Form 8-K dated October 3, 1994).

  *10.6      Amendment No. 2 to the Asset Purchase Agreement, dated as of September 30, 1994, between
             First Madison Bank, FSB, and First Nationwide Bank, A Federal Savings Bank (incorporated by reference to Exhibit 2.4 to Holdings' filing on Form 8-K dated October 3, 1994).

  *10.7      Non-Performing Asset Sale Agreement, dated September 30, 1994, between First Madison Bank,
             FSB, and Granite Management and Disposition, Inc. (incorporated by reference to Exhibit
             10.1 to Holdings' filing on Form 8-K dated October 3, 1994).

  *10.8      Settlement Agreement, dated July 17, 1991, by and among First Gibraltar Bank, FSB,
             Affiliated Computer Services, Inc. and the Federal Deposit Insurance Corporation, in its
             corporate capacity, the Federal Deposit Insurance Corporation, as receiver for Gibraltar
             Savings Association, and the Federal Deposit Insurance Corporation, as receiver for First
             Texas Savings Association (incorporated by reference to Exhibit 10.2 to Holdings' filing on Form 8-K dated October 3, 1994).


  *10.9      Office Lease dated as of November 15, 1990, between Webb/San Francisco Ventures, Ltd. and
             First Nationwide Bank, A Federal Savings Bank. Confidential treatment has been granted for portions of this document (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.10     Exchange Agreement dated September 26, 1994 by and among Gerald J. Ford, Holdings and
             NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.11     Exchange Agreement dated October 20, 1994 between Carl B. Webb and Holdings (incorporated by reference to Exhibit 10.11 to Holdings' Registration Statement on Form S-1 (File No.
             333-00854)).

  *10.12     Stockholders Agreement dated October 3, 1994 by and among Gerald J. Ford, Holdings and
             First Nationwide (Parent) Holdings Inc. (incorporated by reference to Exhibit 10.16 to
             Amendment No. 2 to Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.13     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Gerald J.
             Ford, dated as of October 1, 1994 (incorporated by reference to Exhibit 10.13 to Holdings'
             filing on Form 10-K for the year ended December 31, 1994).

 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                   PAGE NO.
- ----------   ------------------------------------------------------------------------------------------   -----------
  *10.14     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Carl B.
             Webb, II, dated as of February 1, 1995 (incorporated by reference to Exhibit 10.14 to
             Holdings' filing on Form l0-K for the year ended December 31, 1994).

  *10.15     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Christie
             S. Flanagan, dated as of October 1, 1994 (incorporated by reference to Exhibit 10.15 to
             Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.16     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and James R.
             Staff, dated as of February 1, 1995 (incorporated by reference to Exhibit 10.16 to
             Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.17     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Lacy
             Newman, dated as of February 1, 1995 (incorporated by reference to Exhibit 10.17 to
             Holdings' Registration Statement on Form S-1 (File No. 333-00854)).

  *10.18     Mortgage Company Asset Sale Agreement by and among Resolution Trust Corporation as conservator for Standard Federal Savings Association, America's Mortgage Servicing, Inc.,
             A Mortgage Company, America's Lending Network, Inc. and StanFed Financial Services, Inc.,
             and First Nationwide Mortgage Corporation, dated as of December 1, 1994 (incorporated by reference to Exhibit 10.18 to Holdings' filing on Form 10-K for the year ended December

             31, 1994).

  *10.19     Receivables Sale Agreement by and among Resolution Trust Corporation as conservator for
             Standard Federal Savings Association, America's Mortgage Servicing, Inc., A Mortgage
             Company, and America's Lending Network, Inc., and First Nationwide Mortgage Corporation,
             dated as of December 1, 1994 (incorporated by reference to Exhibit 10.19 to Holdings'
             filing on Form 10K for the year ended December 31, 1994).

  *10.20     Purchase and Sale Agreement by and between Resolution Trust Corporation in its corporate capacity and First Nationwide Mortgage Corporation, dated as of December 1, 1994
             (incorporated by reference to Exhibit 10.20 to Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.21     Purchase and Sale Agreement by and among Resolution Trust Corporation as receiver of or conservator for certain associations and First Nationwide Mortgage Corporation, dated as of December 1, 1994 (incorporated by reference to Exhibit 10.21 to Holdings' filing on
             Form 10-K for the year ended December 31, 1994).

  *10.22     Letter agreement between the Resolution Trust Corporation, as conservator for Standard
             Federal Savings Association, et al., and First Nationwide Mortgage Corporation, dated
             December 2, 1994, regarding the Mortgage Company Asset Sale Agreement, Receivable Sales
             Agreement, and two Purchase and Sales Agreements among such parties, as of December 1,
             1994 (incorporated by reference to Exhibit 10.22 to Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.23     Letter agreement between the Resolution Trust Corporation, as conservator for Standard
             Federal Savings Association, et al., and First Nationwide Mortgage Corporation, dated
             February 23, 1995, regarding the Mortgage Company Asset Sale Agreement, Receivable Sales
             Agreement, and two Purchase and Sales Agreements among such parties, as of December 1,
             1994 (incorporated by reference to Exhibit 10.23 to Holdings' filing on Form 10-K for the year ended December 31, 1994).

 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                   PAGE NO.
- ----------   ------------------------------------------------------------------------------------------   -----------
  *10.24     Letter agreement between the Resolution Trust Corporation, as conservator for Standard
             Federal Savings Association, et al., and First Nationwide Mortgage Corporation, dated
             February 24, 1995, regarding the Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (incorporated by reference to Exhibit 10.24 to Holdings' filing on
             Form 10-K for the year ended December 31, 1994).

  *10.25     Letter agreement between the Resolution Trust Corporation, as conservator for Standard
             Federal Savings Association, et al., and First Nationwide Mortgage Corporation, dated
             February 28, 1995, regarding the Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (power of attorney matters) (incorporated by reference to Exhibit
             10.25 to Holdings' filing on Form 10-K for the year ended December 31, 1994).


  *10.26     Letter agreement between the Resolution Trust Corporation, as conservator for Standard
             Federal Savings Association, et al., and First Nationwide Mortgage Corporation, dated
             February 28, 1995, regarding the Mortgage Company Asset Sale Agreement among such parties, as of December 1, 1994 (amendments to schedules) (incorporated by reference to Exhibit
             10.26 to Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.27     Agreement for Provision of Services between First Nationwide Bank, A Federal Savings Bank, and Trans Network Insurance Services Inc. (then named 'First Gibraltar (Parent) Holdings
             Inc.'), dated effective December 1, 1994 (incorporated by reference to Exhibit 10.27 to
             Holdings' filing on Form 10-K for the year ended December 31, 1994).

  *10.28     Assignment from Trans Network Insurance Services Inc. to First Nationwide Management Corp.
             of Agreement for Provision of Services (incorporated by reference to Exhibit 10.37 to
             Holdings' filing on Form 10-K for the year ended December 31, 1995).

  *10.29     Asset Purchase Agreement between Trans Network Insurance Services Inc. and FNC Insurance
             Agency, Inc. dated effective June 1, 1995 (incorporated by reference to Exhibit 10.24 to
             Post-Effective Amendment No. 1 to Holdings' Registration Statement on Form S-1 (File No.
             33-82654)).

  *10.30     Trans Network Marketing and Support Services Agreement between First Nationwide Bank, A
             Federal Savings Bank, and Trans Network Insurance Services Inc. dated effective June 1,
             1995 (incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 1 to
             Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.31     Amendment No. 2 to Lease between First Nationwide Bank, A Federal Savings Bank, and RNM
             135 Main, L.P. dated April 6, 1995 (incorporated by reference to Exhibit 10.26 to
             Post-Effective Amendment No. 1 to Holdings' Registration Statement on Form S-1 (File No.
             33-82654)).

  *10.32     Consulting Agreement between First Nationwide Management Corp. and Gerald J. Ford dated as of October 1, 1994 (incorporated by reference to Exhibit 10.27 to Post-Effective Amendment
             No. 1 to Holdings' Registration Statement on Form S-1 (File No. 33-82654)).

  *10.33     First Amendment, dated as of January 1, 1995, by and among First Nationwide Management
             Corp., Diamond A-Ford Corporation, Trans Network Insurance Services, Inc. and Gerald J.
             Ford, supplementing the Consulting Agreement between First Nationwide Management Corp. and
             Gerald J. Ford dated as of October 1, 1994 (incorporated by reference to Exhibit 10.33 to
             Holdings' Registration Statement on Form S-1 (File No. 333-00854)).

 EXHIBIT                                                                                                  SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                   PAGE NO.
- ----------   ------------------------------------------------------------------------------------------   -----------
  *10.34     Management Incentive Plan for Certain Employees of First Nationwide Bank, A Federal
             Savings Bank (incorporated by reference to Exhibit 10.34 to Holdings' Registration

             Statement on Form S-1 (File No. 333-00854)).

  *10.35     Reimbursement and Expense Allocation Agreement, dated as of January 1, 1996, by and between First Nationwide Management Corp. and Holdings (incorporated by reference to
             Exhibit 10.35 to Holdings' Registration Statement on Form S-1 (File No. 333-00854)).

  *10.36     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Roger L.
             Gordon, dated as of January 30, 1996 (incorporated by reference to Exhibit 10.15 to
             Holdings' filing on Form 10-K for the year ended December 31, 1995).

  *10.37     Employment Agreement between First Nationwide Bank, A Federal Savings Bank, and Richard P.
             Hodge (incorporated by reference to Exhibit 10.16 to Holdings' filing on Form 10-K for the year ended December 31, 1995).

  *12.1      Statement regarding the computation of ratio of earnings to fixed charges for the
             Registrant.

  *21.1      Subsidiaries of the Registrant.

   23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors.

   23.2      Consent of Coopers & Lybrand LLP, Independent Auditors.

  *23.3      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

   23.4      Consent of Deloitte & Touche LLP, Independent Auditors.

  *24.1      Power of Attorney executed by Ronald O. Perelman.

  *24.2      Power of Attorney executed by Gerald J. Ford.

  *24.3      Power of Attorney executed by Howard Gittis.

  *24.4      Power of Attorney executed by Irwin Engelman.

  *24.5      Power of Attorney executed by Laurence Winoker.

  *25.1      Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee under the Indenture relating to the Notes (bound separately).

  *99.1      Form of Letter of Transmittal.

  *99.2      Form of Notice of Guaranteed Delivery.

  *99.3      Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

  *99.4      Form of Letter to Clients.

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* Previously filed.